                                            Filed Pursuant to Rule 424(b)(5)
                                            Registration File No.: 333-08328-01


PROSPECTUS SUPPLEMENT (TO PROSPECTUS DATED MARCH 16, 1998)

                                $1,580,388,000
                                (APPROXIMATE)

               DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION,
                                  DEPOSITOR

        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-C1

       CONTITRADE SERVICES L.L.C., GERMAN AMERICAN CAPITAL CORPORATION, MORGAN STANLEY MORTGAGE CAPITAL INC., RED MOUNTAIN FUNDING, L.L.C.,
           AND BOSTON CAPITAL MORTGAGE COMPANY LIMITED PARTNERSHIP,
                            MORTGAGE LOAN SELLERS

   The Commercial Mortgage Pass-Through Certificates, Series 1998-C1 (the "Certificates") will represent beneficial ownership interests in a trust fund (the "Trust Fund") to be created by Deutsche Mortgage & Asset Receiving Corporation (the "Depositor"). The Trust Fund will consist primarily of a pool (the "Mortgage Pool") of 371 fixed-rate mortgage loans (which will include six participations) with original terms to maturity of generally

                                            (cover page continued on page S-3)

                                ---------------------

                                                       ASSUMED FINAL
             INITIAL CERTIFICATE                     DISTRIBUTION DATE    FITCH/MOODY'S
CLASS            BALANCE (1)      PASS-THROUGH RATE         (2)              RATINGS
-----------  ------------------- -----------------  ------------------- ---------------
Class X         $1,816,541,155(3)    1.2545%        February 15, 2023        AAA/Aaa
Class A-1       $  382,886,000       6.2200%        September 15, 2007       AAA/Aaa
Class A-2       $  852,361,000       6.5380%        February 15, 2008        AAA/Aaa
Class B         $  108,992,000       6.6640%        February 15, 2008        AA/Aa2
Class C         $  108,992,000       6.8610%        March 15, 2008            A/A2
Class D         $   99,909,000       7.2310%        July 15, 2012           BBB/Baa2
Class E         $   27,248,000       7.5000%(4)     November 15, 2012       BBB-/Baa3

                                                       (footnotes on page S-3)

                              ------------------

   THE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, DEUTSCHE BANK AG, THE MORTGAGE LOAN SELLERS, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTIONS "RISK FACTORS" HEREIN COMMENCING ON PAGE S-21 AND "RISK FACTORS" IN THE PROSPECTUS COMMENCING ON PAGE 9.

   The Offered Certificates will be purchased from the Depositor by Deutsche Morgan Grenfell Inc., Morgan Stanley & Co. Incorporated and Llama Company, L.P. (the "Underwriters" with Deutsche Morgan Grenfell Inc. and Morgan Stanley & Co. Incorporated as co-bookrunners and co-lead managers) and will be offered by the Underwriters from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates will be approximately 109.1% of the initial aggregate principal balance thereof as of the date on which the Certificates are issued plus accrued interest from March 1, 1998 as described herein before deducting expenses payable by the Depositor.

   The Offered Certificates are offered by the Underwriters subject to prior sale, when, as and if issued, delivered to and accepted by the Underwriters. It is expected that delivery of the Offered Certificates will be made through the facilities of The Depository Trust Company ("DTC") in the United States and Cedel Bank, societe anonyme ("CEDEL") and The Euroclear System ("Euroclear") in Europe, on or about March 30, 1998.

DEUTSCHE MORGAN GRENFELL                            MORGAN STANLEY DEAN WITTER

                             LLAMA COMPANY, L.P.
                  and solely as members of the selling group

CONTIFINANCIAL SERVICES CORPORATION                SOUTHTRUST SECURITIES, INC.

The date of this Prospectus Supplement is March 24, 1998

            DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION
            -----------------------------------------------
       Commercial Mortgage Pass-Through Certificates Series 1998-C1
                  Geographic Overview of Mortgage Pool


WASHINGTON        IDAHO             UTAH             MISSOURI
10 properties     2 properties      6 properties     15 properties
$38,871,873       $3,787,298        $5,095,155       $26,583,313
2.14% of total    0.21% of total    0.28% of total   1.46% of total

IOWA              MINNESOTA         ILLINOIS         WISCONSIN
3 properties      2 properties      8 properties     5 properties
$6,851,663        $3,698,139        $29,830,907      $16,734,678
0.38% of total    0.20% of total    1.64% of total   0.92% of total

VERMONT           NEW HAMPSHIRE     OREGON
2 properties      9 properties      7 properties
$10,281,722       $25,823,694       $15,416,719
0.57% of total    1.42% of total    0.85% of total

MICHIGAN          INDIANA           NEW YORK         MASSACHUSETTS
22 properties     1 property        49 properties    19 properties
$29,978,582       $1,939,366        $189,911,727     $153,316,040
1.65% of total    0.11% of total    10.45% of total  8.44% of total


OHIO              CONNECTICUT       RHODE ISLAND     PENNSYLVANIA
6 properties      6 properties      2 properties     27 properties
$18,639,717       $19,018,060       $2,442,810       $85,106,381
1.03% of total    1.05% of total    0.13% of total   4.69% of total

NEW JERSEY        WEST VIRGINIA     MARYLAND         VIRGINIA
5 properties      1 property        10 properties    11 properties
$11,631,289       $6,400,000        $44,698,713      $48,752,389
0.64% of total    0.35% of total    2.46% of total   2.68% of total

CALIFORNIA        NEVADA            ARIZONA          TENNESSEE
56 properties     3 properties      9 properties     13 properties
$303,807,858      $31,744,969       $25,451,684      $64,720,707
16.72% of total   1.75% of total    1.40% of total   3.56% of total

NORTH CAROLINA    GEORGIA           SOUTH CAROLINA   NEW MEXICO
13 properties     34 properties     2 properties     4 properties
$21,077,871       $97,658,251       $1,487,462       $7,315,019
1.16% of total    5.38% of total    0.08% of total   0.40% of total

COLORADO          OKLAHOMA          ARKANSAS         MISSISSIPPI
14 properties     5 properties      19 properties    2 properties
$74,848,481       $9,843,750        $14,474,667      $1,367,666
4.12% of total    0.54% of total    0.80% of total   0.08% of total

KENTUCKY          ALABAMA           FLORIDA          TEXAS
2 properties      4 properties      34 properties    67 properties
$10,029,153       $34,543,983       $143,255,877     $117,276,326
0.55% of total    1.90% of total    7.89% of total   6.46% of total

KANSAS            LOUISIANA         HAWAII           PUERTO RICO
2 properties      8 properties      1 property       1 property
$2,891,305        $30,491,484       $1,488,442       $27,955,965
0.16% of total    1.68% of total    0.08% of total   1.54% of total

(The footnotes to the table on the cover page are as follows)
------------
(1)    Approximate, subject to adjustment as described herein.
(2) The "Assumed Final Distribution Date" with respect to any Class of Offered Certificates is the Distribution Date on which the final distribution would occur for such Class of Certificates based upon the assumption that no Mortgage Loan is prepaid prior to its stated maturity and otherwise based on the Modeling Assumptions (as described herein). The actual performance and experience of the Mortgage Loans will likely differ from such assumptions. The Rated Final Distribution Date (as defined herein) for each Class of Offered Certificates (other than the Class X Certificates) is the Distribution Date in June 2031. See "Prepayment and Yield -- Rated Final Distribution Date" and "Rating" herein.
(3) The Class X Certificates will not have a Certificate Balance and will not be entitled to receive distributions of principal. Interest will accrue on such Class of Certificates at the Pass-Through Rate thereof on the Notional Balance thereof. The Notional Balance of the Class X Certificates is initially $1,816,541,155, which is equal to the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date. See "Description of the Offered Certificates" herein.
(4) The Pass-Through Rate on the Class E Certificates will equal the lesser of 7.500% and the Weighted Average Net Mortgage Pass-Through Rate.

(continuation of cover page)

not more than thirty years (the "Mortgage Loans") secured by first liens on 521 commercial and multifamily properties (the "Mortgaged Properties"). The Mortgaged Properties consist primarily of anchored and unanchored retail properties, multifamily housing, office buildings, healthcare facilities, full and limited service hotels, industrial properties, self-storage facilities and mobile home parks. As of March 1, 1998 (the "Cut-Off Date"), the Mortgage Loans are expected to have an aggregate principal balance of approximately $1,816,541,155 (the "Initial Pool Balance") after application of all payments of principal due on or before such date, whether or not received. The characteristics of the Mortgage Loans and the Mortgaged Properties are more fully described herein under "Description of the Mortgage Pool" and in Annex A hereto. Each of the Mortgage Loans was either purchased or originated by the Mortgage Loan Sellers and will be sold to the Depositor on or prior to the date of initial issuance of the Certificates.

   The Certificates will consist of 18 classes (each, a "Class"), designated as the Class X Certificates, Class A-1 Certificates, Class A-2 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class Q-1 Certificates, Class Q-2 Certificates, Class R Certificates and Class LR Certificates. Only the Class X, Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates (collectively, the "Offered Certificates") are offered hereby.

   Distributions on the Offered Certificates will be made, to the extent of Available Funds, on the 15th day of each month, or, if any such 15th day is not a business day, on the next succeeding business day, beginning in April 1998 (each, a "Distribution Date"). Distributions allocable to interest on the Offered Certificates on each Distribution Date will be based on the pass-through rate for the respective Class as described herein (the "Pass-Through Rate") and the aggregate principal balance (the "Certificate Balance") or notional balance (the "Notional Balance"), as applicable, of such Class outstanding immediately prior to such Distribution Date. Distributions in respect of principal of the Offered Certificates will be made as described herein under "Description of the Offered Certificates -- Distributions -- Payment Priorities."

   The rights of the holders of the Class B, Class C, Class D and Class E Certificates to receive distributions with respect to the Mortgage Loans will be subordinate to the rights of the holders of the Class X, Class A-1 and Class A-2 Certificates and, further, in the case of any of the Class B, Class C, Class D and Class E Certificates, to the rights of the holders of each such other Class of Offered Certificates, if any, with an earlier alphabetical Class designation, in each case to the extent described herein. See "Description of the Offered Certificates -- Realized Losses" and "--Subordination" herein.

    THE YIELD TO INVESTORS, IN PARTICULAR INVESTORS IN SUBORDINATE CLASSES, WILL BE SENSITIVE TO THE TIMING OF PREPAYMENTS, REPURCHASES OR PURCHASES OF MORTGAGE LOANS, AND THE MAGNITUDE OF LOSSES ON THE MORTGAGE LOANS DUE TO LIQUIDATIONS. NO REPRESENTATION IS MADE AS TO THE RATE OF PREPAYMENTS ON, OR RATE OR AMOUNT OF LIQUIDATIONS OF, THE MORTGAGE LOANS OR AS TO THE ANTICIPATED YIELD TO MATURITY OF ANY OFFERED CERTIFICATE. THE YIELD TO MATURITY ON EACH CLASS OF THE OFFERED CERTIFICATES WILL BE SENSITIVE TO, AND THE YIELD TO MATURITY OF THE CLASS X CERTIFICATES WILL BE EXTREMELY SENSITIVE TO, THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING BOTH VOLUNTARY AND INVOLUNTARY PREPAYMENTS, DEFAULTS AND LIQUIDATIONS) ON THE MORTGAGE LOANS AND PAYMENTS WITH RESPECT TO PURCHASES OR REPURCHASES THEREOF THAT ARE APPLIED IN REDUCTION OF THE CERTIFICATE BALANCE OR NOTIONAL BALANCE OF SUCH CLASS. A RAPID RATE OF SUCH PRINCIPAL PAYMENTS COULD RESULT IN THE FAILURE OF INVESTORS IN THE CLASS X CERTIFICATES TO RECOVER THEIR INITIAL INVESTMENT. SEE "RISK FACTORS" AND "PREPAYMENT AND YIELD CONSIDERATIONS" HEREIN AND "YIELD AND MATURITY CONSIDERATIONS" IN THE PROSPECTUS.

   Banc One Mortgage Capital Markets, LLC will act as servicer of the Mortgage Loans (the "Servicer"). The obligations of the Servicer with respect to the Certificates will be limited to its contractual servicing obligations and the obligation under certain circumstances to make Advances in respect of the Mortgage Loans. With respect to Specially Serviced Mortgage Loans, Banc One Mortgage Capital Markets, LLC, in its capacity as the initial special servicer (the "Special Servicer"), may be required to make Property Advances. If the Special Servicer fails to make the required Property Advance, the Servicer, subject to a recoverability determination, will be required to make the Property Advance. Neither the Servicer nor the Special Servicer will act as an insurer or credit enhancer of the Mortgage Pool. If the Servicer fails to make a required Advance, LaSalle National Bank (the "Trustee"), subject to a recoverability determination, will be required to make such Advance. If the Trustee fails to make a required Advance, ABN AMRO Bank N.V., as the fiscal agent of the Trustee (the "Fiscal Agent"), subject to a recoverability determination, will be required to make the Advance. See "The Pooling and Servicing Agreement -- Advances" herein.

   It is a condition to the issuance of the Offered Certificates that such Certificates be rated as indicated on the cover by each of Fitch IBCA, Inc. ("Fitch") and Moody's Investors Service, Inc. ("Moody's," and together with Fitch, the "Rating Agencies").

   Elections will be made to treat designated portions of the Trust Fund (other than Excess Interest and Default Interest) (such portions of the Trust Fund, the "Trust REMICs" as two separate "real estate mortgage investment conduits" (each a "REMIC" and the "Upper-Tier REMIC" and the "Lower-Tier REMIC," respectively) for federal income tax purposes. The Offered Certificates will constitute "regular interests" in the Upper-Tier REMIC. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

   There is currently no secondary market for the Offered Certificates. The Underwriters currently expect to make a secondary market in the Offered Certificates, but have no obligation to do so. There can be no assurance that such a market will develop or, if it does develop, that it will continue. See "Method of Distribution" herein.

   THE OFFERED CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE PART OF A SEPARATE SERIES OF CERTIFICATES ISSUED BY THE DEPOSITOR AND ARE BEING OFFERED PURSUANT TO ITS PROSPECTUS DATED MARCH 16, 1998, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE OFFERED CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

   UNTIL NINETY DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPAT-

ING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                          FORWARD-LOOKING STATEMENTS

   IF AND WHEN INCLUDED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS OR IN DOCUMENTS INCORPORATED HEREIN OR THEREIN BY REFERENCE, THE WORDS "EXPECTS," "INTENDS," "ANTICIPATES," "ESTIMATES" AND ANALOGOUS EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. ANY SUCH STATEMENTS, WHICH MAY INCLUDE STATEMENTS CONTAINED IN "RISK FACTORS," INHERENTLY ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED. SUCH RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, GENERAL ECONOMIC AND BUSINESS CONDITIONS, COMPETITION, CHANGES IN FOREIGN POLITICAL, SOCIAL AND ECONOMIC CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, CUSTOMER PREFERENCES AND VARIOUS OTHER MATTERS, MANY OF WHICH ARE BEYOND THE DEPOSITOR'S CONTROL. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE OF THIS PROSPECTUS SUPPLEMENT. THE DEPOSITOR EXPRESSLY DISCLAIMS ANY OBLIGATION OR UNDERTAKING TO RELEASE PUBLICLY ANY UPDATES OR REVISIONS TO ANY FORWARD-LOOKING STATEMENT CONTAINED HEREIN TO REFLECT ANY CHANGE IN THE DEPOSITOR'S EXPECTATIONS WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENT IS BASED.

                              EXECUTIVE SUMMARY

   Prospective investors are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this Prospectus Supplement and the Prospectus relating to the Offered Certificates in making their investment decision. The following Executive Summary does not include all relevant information relating to the securities and assets described herein, particularly with respect to the risks involved with an investment in such securities, and is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the Prospectus. Capitalized terms used and not otherwise defined herein have the respective meanings assigned to them in this Prospectus Supplement and the Prospectus. See "Index of Significant Definitions" in this Prospectus Supplement and "Index of Principal Definitions" in the Prospectus.

The Offered Certificates ......  The following table sets forth certain summary information regarding the Offered
                                 Certificates. See "Description of the
                                 Offered Certificates" herein.

                           INITIAL
                       CERTIFICATE OR    APPROXIMATE
                          NOTIONAL        PERCENT OF
CLASS     RATINGS(1)     BALANCE(2)         TOTAL
-------  ----------- -----------------  -------------
Offered Certificates (Investment Grade Certificates)
X ......   AAA/Aaa     $1,816,541,155(4)
A-1.....   AAA/Aaa        382,886,000        21.1%
A-2.....   AAA/Aaa        852,361,000        46.9
B.......    AA/Aa2        108,992,000         6.0
C.......     A/A2         108,992,000         6.0
D.......   BBB/Baa2        99,909,000         5.5
E.......  BBB-/Baa3        27,248,000         1.5

Non-Offered Certificates (Non-Investment Grade
 Certificates)
F.......               $   45,413,000         2.5%
G ......                   45,413,000         2.5
H.......                   18,165,000         1.0
J.......                   22,706,000        1.25
K.......                   22,706,000        1.25
L.......                   40,872,000        2.25
M.......                   40,878,155        2.25

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                           PASS-THROUGH
          APPROXIMATE    DESCRIPTION OF     RATE AS OF     WEIGHTED
             CREDIT       PASS-THROUGH        CUT-OFF      AVG. LIFE    PRINCIPAL
CLASS       SUPPORT           RATE             DATE        (YRS.)(3)    WINDOW(3)
-------  ------------- -----------------  -------------- -----------  -------------
Offered Certificates (Investment Grade Certificates)
X ......                 Variable Rate I/O    1.2545%
A-1..... 32%                Fixed Rate        6.2200         5.492    4/98-9/07
A-2..... 32                 Fixed Rate        6.5380         9.708    9/07-2/08
B....... 26                 Fixed Rate        6.6640         9.875    2/08-2/08
C....... 20                 Fixed Rate        6.8610         9.946    2/08-3/08
D....... 14.5               Fixed Rate        7.2310        11.874    3/08-7/12
E....... 13                    (5)            7.5000        14.515    7/12-11/12
Non-Offered Certificates (Non-Investment Grade Certificates)
F....... 10.5%                 (5)            7.5000%       14.625    11/12-11/12
G ...... 8                     (5)            7.5000        14.672    11/12-12/12
H....... 7                     (5)            7.5000        14.708    12/12-12/12
J....... 5.75                  (5)            6.2200        14.761    12/12-01/13
K....... 4.50                  (5)            6.2200        14.867    01/13-08/13
L....... 2.25                  (5)            6.2200        17.417    08/13-10/17
M....... 0.00                  (5)            6.2200        21.279    10/17-02/23

------------

   The Class Q-1, Class Q-2, Class R and Class LR Certificates are not represented in this table.
(1)    Rating Agencies (Fitch/Moody's)
(2)    Approximate, subject to adjustment as described herein.
(3) The weighted average life ("Weighted Avg. Life") and period during which distributions of principal (or cash flow in the case of the Class X Certificates) would be received (the "Principal Window") set forth in the foregoing table with respect to each Class of Certificates is based on the Modeling Assumptions and on the Prepayment Assumptions and on the assumptions that there are no prepayments (other than on the Anticipated Repayment Date, if any) or losses on the Mortgage Loans and no extensions of maturity dates of Mortgage Loans that do not have Anticipated Repayment Dates.
(4)    Notional Balance
(5)    Lesser of fixed rate or Weighted Average Net Mortgage Pass-Through
       Rate.

 The Mortgage Pool ............  The following table sets forth certain summary information regarding the Mortgage
                                 Loans. See "Description of the Mortgage Pool
                                 -- Changes in Mortgage Pool Characteristics" herein and see Annex A hereto for additional information.

Initial Pool Balance (1) ......................... $1,816,541,155
Number of Mortgage Loans .........................            371
Number of Mortgaged Properties ...................            521
Average Mortgage Loan Balance .................... $    4,896,337
Weighted Average Mortgage Rate ...................           7.78%
Weighted Average Remaining Term to the Earlier of
 Maturity or Anticipated Repayment Date ..........      135 months
Weighted Average DSCR (2) ........................           1.40x
Weighted Average LTV .............................           72.6%
ARD Loans (3) ....................................           49.6%
Fully Amortizing Loans (other than ARD Loans)  ...            7.1%
Balloon Loans ....................................           43.4%

------------
(1)    Subject to a permitted variance of plus or minus 5%.
(2) Debt Service Coverage Ratio ("DSCR") means, with respect to any Mortgage Loan, or with respect to a Mortgage Loan evidenced by one Note but secured by multiple Mortgaged Properties, (a) the Underwritten Cash Flow for the Mortgaged Property or Properties divided by (b) the Annual Debt Service for such Mortgage Loan. With respect to Cross-Collateralized Loans, the Underwritten DSCR and Loan-to-Value Ratio set forth in Annex A is based upon the combined Underwritten DSCR and Annual Debt Service or Loan-to-Value Ratio, respectively, for the Cross-Collateralized Loan on an aggregate basis (as such terms are defined under "Definitions" in Annex A hereto).
(3) An "ARD Loan" is a Mortgage Loan which provides that, commencing on a specified date prior to maturity (the "Anticipated Repayment Date"), all Excess Cash Flow (as defined herein) is diverted to repay principal. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Excess Interest" herein.

                            PROSPECTUS SUPPLEMENT

                              TABLE OF CONTENTS

                                                                                      PAGE
                                                                                   ---------
EXECUTIVE SUMMARY.................................................................     S-6
SUMMARY OF PROSPECTUS SUPPLEMENT..................................................    S-10
RISK FACTORS......................................................................    S-21
 The Mortgage Loans...............................................................    S-21
 The Certificates.................................................................    S-31
DESCRIPTION OF THE MORTGAGE POOL..................................................    S-33
 General..........................................................................    S-33
 Security for the Mortgage Loans..................................................    S-34
 The Mortgage Loan Sellers........................................................    S-35
 Certain Underwriting Matters.....................................................    S-36
 Certain Terms and Conditions of the Mortgage Loans...............................    S-38
 Changes in Mortgage Pool Characteristics.........................................    S-42
DESCRIPTION OF THE OFFERED CERTIFICATES...........................................    S-42
 General..........................................................................    S-42
 Distributions....................................................................    S-43
 Realized Losses..................................................................    S-52
 Prepayment Interest Shortfall....................................................    S-53
 Subordination....................................................................    S-54
 Appraisal Reductions.............................................................    S-54
 Delivery, Form and Denomination..................................................    S-56
 Book-Entry Registration..........................................................    S-57
 Definitive Certificates..........................................................    S-58
 Transfer Restrictions............................................................    S-59
PREPAYMENT AND YIELD CONSIDERATIONS...............................................    S-60
 Yield............................................................................    S-60
 Yield on the Class X Certificates................................................    S-62
 Rated Final Distribution Date....................................................    S-63
 Weighted Average Life of Offered Certificates....................................    S-63
THE POOLING AND SERVICING AGREEMENT...............................................    S-68
 General..........................................................................    S-68
 Assignment of the Mortgage Loans.................................................    S-68
 Representations and Warranties; Repurchase; Substitution.........................    S-68
 Servicing of the Mortgage Loans; Collection of Payments..........................    S-70
 Advances.........................................................................    S-71
 Accounts.........................................................................    S-73
 Withdrawals from the Collection Account..........................................    S-74
 Enforcement of "Due-on-Sale" and "Due-on-Encumbrance" Clauses....................    S-74
 Inspections......................................................................    S-75
 Insurance Policies...............................................................    S-75
 Evidence as to Compliance........................................................    S-77
 Certain Matters Regarding the Depositor, the Servicer and the Special Servicer ..    S-77
 Events of Default................................................................    S-79
 Rights Upon Event of Default.....................................................    S-79
 Amendment........................................................................    S-80
 Voting Rights....................................................................    S-81
 Realization Upon Mortgage Loans..................................................    S-81

                                                S-8

                                                                                      PAGE
                                                                                   ---------
 Modifications....................................................................    S-83
 Optional Termination.............................................................    S-84
 The Trustee......................................................................    S-85
 Duties of the Trustee............................................................    S-86
 The Fiscal Agent.................................................................    S-87
 Duties of the Fiscal Agent.......................................................    S-87
 The Servicer.....................................................................    S-87
 Servicing Compensation and Payment of Expenses...................................    S-87
 Special Servicing................................................................    S-88
 The Healthcare Adviser...........................................................    S-91
 Servicer and Special Servicer Permitted to Buy Certificates......................    S-93
 Reports to Certificateholders; Available Information.............................    S-93
  Trustee Reports.................................................................    S-93
  Servicer Reports................................................................    S-94
  Other Information...............................................................    S-96
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS ......................................    S-97
USE OF PROCEEDS...................................................................    S-98
CERTAIN FEDERAL INCOME TAX CONSEQUENCES...........................................    S-98
 General..........................................................................    S-98
ERISA CONSIDERATIONS..............................................................   S-100
LEGAL INVESTMENT..................................................................   S-103
METHOD OF DISTRIBUTION............................................................   S-103
LEGAL MATTERS.....................................................................   S-104
RATING............................................................................   S-104
INDEX OF PRINCIPAL TERMS .........................................................   S-106
Annex A Certain Characteristics of the Mortgage Loans ............................     A-1
Annex B Form of Trustee Reports ..................................................     B-1
Annex C Structural and Collateral Term Sheet......................................     C-1

                       SUMMARY OF PROSPECTUS SUPPLEMENT

   Prospective investors are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. The following Summary of Prospectus Supplement does not include all relevant information relating to the securities and assets described herein, particularly with respect to the risks and special considerations involved with an investment in such securities, and is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the Prospectus. Prior to making an investment decision, a prospective investor should carefully review this Prospectus Supplement and the Prospectus. Capitalized terms used and not otherwise defined herein have the respective meanings assigned to them in this Prospectus Supplement and in the Prospectus. See "Index of Significant Definitions" in this Prospectus Supplement and "Index of Principal Definitions" in the Prospectus.

Title of Certificates .........  Deutsche Mortgage & Asset Receiving
                                 Corporation, Commercial Mortgage
                                 Pass-Through Certificates, Series 1998-C1
                                 (the "Certificates"). The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of March 1, 1998 (the "Pooling and Servicing Agreement") among the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent.

Depositor .....................  Deutsche Mortgage & Asset Receiving
                                 Corporation, a Delaware corporation. See
                                 "The Depositor" in the Prospectus.

Servicer ......................  Banc One Mortgage Capital Markets, LLC, a
                                 Delaware limited liability company (the
                                 "Servicer"). See "The Pooling and Servicing
                                 Agreement -- The Servicer" herein and
                                 "Description of the Pooling Agreements --
                                 Subservicers" in the Prospectus. See "Risk
                                 Factors -- The Certificates --Servicer or
                                 Special Servicer May Purchase Certificates" herein.

Special Servicer ..............  Banc One Mortgage Capital Markets, LLC, a
                                 Delaware limited liability company (in such capacity, the "Special Servicer"). See "The Pooling and Servicing Agreement --Special Servicing" and "Risk Factors -- The Certificates --Servicer or Special Servicer May Purchase Certificates" herein.

Trustee .......................  LaSalle National Bank, a national banking association (the "Trustee"). See "The
                                 Pooling and Servicing Agreement -- The
                                 Trustee" herein.

Fiscal Agent ..................  ABN AMRO Bank N.V., a Netherlands banking corporation (the "Fiscal Agent") and the corporate parent of the Trustee.

Mortgage Loan Sellers .........  ContiTrade Services L.L.C. ("ContiTrade");
                                 German American Capital Corporation
                                 ("GACC"), an affiliate of Deutsche Morgan
                                 Grenfell Inc., an Underwriter; Morgan
                                 Stanley Mortgage Capital Inc. ("MSMC"), an affiliate of Morgan Stanley & Co. Incorporated, an Underwriter; Red Mountain

                                 Funding, L.L.C. ("RMF"); and Boston Capital
                                 Mortgage Company Limited Partnership ("BCMC" and together with ContiTrade, GACC, MSMC and RMF, the "Mortgage Loan Sellers"), an affiliate of Llama Company, L.P. ("LCLP"), an Underwriter. ContiTrade and Survey LLC, the initial Healthcare Adviser, hold ownership interests in RMF. The Mortgage Loan Sellers will sell the Mortgage Loans to the Depositor and, in connection therewith, will each make certain representations and warranties, as more fully described herein. The Depositor will assign the Mortgage Loans, together with its rights and remedies in respect of breaches of each of the Mortgage Loan Sellers' representations and warranties to the Trustee for the benefit of Certificateholders. See "The Pooling and Servicing Agreement -- Representations and Warranties; Repurchase; Substitution" herein.

                                 The Mortgage Loans were originated or
                                 purchased by the Mortgage Loan Sellers as follows:

                                    % OF       CUT-OFF
                                  INITIAL        DATE
                                    POOL      PRINCIPAL
MORTGAGE LOAN SELLER              BALANCE      BALANCE
-------------------------------  --------- --------------
ContiTrade Services L.L.C.  ....    37.6%    $682,577,438
German American Capital
 Corporation ...................    24.9      452,581,252
Morgan Stanley Mortgage Capital
 Inc. ..........................    16.5      299,073,774
Red Mountain Funding, L.L.C.  ..    12.2      221,744,773
Boston Capital Mortgage Company
 Limited Partnership ...........     8.8      160,563,918


Cut-Off Date ..................  March 1, 1998.

Closing Date ..................  On or about March 30, 1998.

Distribution Date .............  The 15th day of each month, or if such 15th day is not a business day, the business day immediately following such 15th day, commencing in April 1998.

Record Date ...................  With respect to any Distribution Date, the last business day of the calendar month
                                 immediately preceding the month in which such Distribution Date occurs.

Interest Accrual Period .......  With respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

Rated Final Distribution Date .  June 15, 2031. See "Prepayment and Yield
                                 Considerations -- Rated Final Distribution
                                 Date" herein.

 Denominations;
 Clearance and Settlement .....  The Offered Certificates will be issuable in registered form, in minimum denominations of Certificate Balance of $50,000 and multiples of $1 in excess thereof and, in the case of the Class X Certificates, in minimum denominations of Notional Balance of $1,000,000 and multiples of $1 in excess thereof. Holders of Offered Certificates may elect to hold their Certificates through any of The Depository Trust Company ("DTC") (in the United States) or Cedel Bank, societe anonyme ("CEDEL") or The Euroclear System ("Euroclear") (in Europe). Transfers within DTC, CEDEL or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. See "Description of the Offered Certificates -- Delivery, Form and Denomination," "--Book-Entry Registration" and "--Definitive Certificates" herein and "Description of the Certificates -- Book-Entry Registration and Definitive Certificates" in the Prospectus.

The Mortgage Loans ............  The Mortgage Pool will consist of 371
                                 Mortgage Loans, with an Initial Pool Balance of $1,816,541,155, subject to a variance of plus or minus 5%. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. The principal balances of the Mortgage Loans as of the Cut-Off Date (each, a "Cut-Off Date Principal Balance") will range from $149,134 to $63,109,462 and the average
                                 Cut-Off Date Principal Balance will be
                                 $4,896,337.

                                 Security for the Mortgage Loans

                                 Each Mortgage Loan is secured by one or more first priority mortgages, deeds of trust, or other similar security instruments on the borrower's interest in certain land used for commercial or multifamily residential purposes, all buildings and improvements thereon and certain personal property located thereon (each a "Mortgaged Property"). Mortgage Loans representing 96.5% of the Initial Pool Balance were secured by liens encumbering a fee simple interest of the related borrowers and Mortgage Loans representing 3.5% of the Initial Pool Balance were secured by liens encumbering a leasehold interest of the related borrower.

                                 Payment Terms

                                 Each Mortgage Loan accrues interest at the per annum rate set forth for such Mortgage Loan on Annex A (the "Mortgage Rate") that is fixed for the entire term of such Mortgage Loan, except that most of the ARD Loans accrue interest at a higher rate after the related Anticipated Repayment Date. An "ARD Loan" is a Mortgage Loan which provides that, commencing on a specified date prior to maturity (the "Anticipated Repayment Date"), all Excess

                                 Cash Flow is diverted to repay principal.
                                 See "Description of the Mortgage Pool --
                                 Certain Terms and Conditions of the Mortgage
                                 Loans -- Excess Interest" herein.

                                 As used herein, the term "Mortgage Rate" does not include the portion of the interest rate attributable to any such rate increase; with respect to each ARD Loan, the excess, if any, of interest at such higher rate over interest at the Mortgage Rate (together with interest thereon) is referred to herein as "Excess Interest". As described below, all of the ARD Loans permit the related borrower to prepay such ARD Loan without payment of a Prepayment Premium for a period beginning on or, in the case of certain of these Mortgage Loans, generally one to six months prior to, the Anticipated Repayment Date and ending on the related maturity date. The Anticipated Repayment Date for each ARD Loan is set forth on Annex A. If the related borrower elects to prepay an ARD Loan in full on the related Anticipated Repayment Date, a substantial amount of principal will be due. With respect to any ARD Loan, payment of Excess Interest, if any, will be deferred until the principal of such Mortgage Loan has been paid in full. All of the ARD Loans for which a lock box is not already established provide that a lock box be established generally on, or prior to, the applicable Anticipated Repayment Date. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Excess Interest" herein.

                                 Certain of the Mortgage Loans provide for Monthly Payments based on amortization schedules longer than the remaining stated terms of such Mortgage Loans (such Mortgage Loans, the "Balloon Loans"), such that substantial amounts of principal are due and payable on the respective maturity dates (each such amount, after application of all constant Monthly Payments due on or prior to the respective maturity date, a "Balloon Payment"), unless prepaid prior thereto.

                                 Call Protection Characteristics of the
                                 Mortgage Loans

                                 All of the Mortgage Loans impose some
                                 restriction on voluntary Principal
                                 Prepayments during certain periods of time, whether in the form of an absolute prohibition or a requirement that any voluntary principal prepayment be accompanied by a prepayment premium. The prepayment terms of each of the Mortgage Loans are described herein. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Prepayment Provisions" and "--Property Releases" herein and on Annex A hereto.

                                 The following table sets forth certain
                                 information regarding prepayment
                                 restrictions contained in the Mortgage
                                 Loans.

          OVERVIEW OF PREPAYMENT RESTRICTIONS

                                                   % OF
                                                 INITIAL
                                                   POOL
PREPAYMENT RESTRICTION                           BALANCE
----------------------------------------------  ---------
Lock-Out Period with yield maintenance  .......   43.06%
Lock-Out Period with defeasance ...............   35.13
Lock-Out Period with yield maintenance and
 prepayment premium............................    7.79
Lock-Out Period with defeasance and prepayment
 premium.......................................    4.24
Lock-Out Period with prepayment premium  ......    3.76
Yield maintenance with prepayment premium .....    2.28
Yield maintenance only.........................    1.70
Lock-Out Period only...........................    1.52
Other (1) .....................................    0.52

---------------
(1) Includes Mortgage Loans with other types and combinations of prepayment restrictions.


Certificate Balances and
 Notional Balances ............  Each Class of Offered Certificates has the
                                 approximate aggregate initial Certificate
                                 Balance or Notional Balance set forth on the cover page of this Prospectus Supplement, subject to a permitted variance of plus or minus 5%.

                                 The Private Certificates will have the
                                 initial aggregate Certificate Balances, if any, as set forth under "Executive Summary" herein.

                                 See "Description of the Offered Certificates
                                 -- General" and "--Distributions" herein.

Pass-Through Rates ............  The per annum rate at which interest accrues on the Regular Certificates is herein
                                 referred to as the "Pass-Through Rate." The
                                 Pass-Through Rate applicable to the Class X
                                 Certificates for the initial Distribution
                                 Date will equal approximately 1.25% per
                                 annum. The Pass-Through Rate applicable to the Class X Certificates for each Distribution Date subsequent to the initial Distribution Date will be equal to the Weighted Average Net Mortgage Pass-Through Rate minus the Weighted Average Pass-Through Rate.

                                 The Pass-Through Rates applicable to the Class A-1, Class A-2, Class B, Class C and Class D Certificates will be fixed and at all times will be equal to the respective Pass-Through Rates specified for each such Class on the cover page hereof.

                                 The Pass-Through Rates applicable to the Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates will, at all times, be equal to the lesser of a specified fixed rate and the Weighted Average Net Mortgage Pass-Through Rate, each with the initial Pass-Through Rate described in the "Executive Summary" herein. The Class Q-1, Class Q-2, Class R and Class LR Certificates will not have Pass-Through Rates. See "Description of the Offered Certificates -- Distributions -- Method, Timing and Amount" and "--Payment Priorities" herein.

Distributions .................  On each Distribution Date, each Class of
                                 Offered Certificates will be entitled to receive interest distributions in an amount equal to the Interest Accrual Amount for such Class and Distribution Date, together with any Interest Shortfalls remaining from prior Distribution Dates, in each case to the extent of Available Funds, if any, remaining after (i) payment of the Interest Accrual Amounts and Interest Shortfalls for each outstanding Class of Regular Certificates, if any, bearing an earlier alphabetical designation than such Class (except in respect of the distribution of interest among the Class X, Class A-1 and Class A-2 Certificates, which will have the same priority), and (ii), if applicable, payment of the Principal Distribution Amount for such Distribution Date and an amount equal to the aggregate unreimbursed Realized Losses previously allocated to any such outstanding Classes of Regular Certificates having an earlier alphabetical designation. See "Description of the Offered Certificates -- Distributions -- Method, Timing and Amount," "--Payment Priorities" and "--Distribution of Available Funds" herein.

                                 The Principal Distribution Amount for each
                                 Distribution Date (prior to the Crossover
                                 Date) will be distributed to the Offered
                                 Certificates (other than the Class X
                                 Certificates) in alphabetical order (and, among Classes with the same alphabetical designation, numerical order), until the Certificate Balance of such Class is reduced to zero, and then to the Private Certificates in accordance with the Pooling and Servicing Agreement, in each case to the extent of Available Funds remaining after required distributions of interest to such Class and after making interest and principal distributions to any more senior Class of Certificates. See "Description of the Offered Certificates -- Distributions --Method, Timing and Amount," "--Payment Priorities" and "--Distribution of Available Funds" herein.

                                 The Class X Certificates will not be
                                 entitled to any distributions of principal.

                                 For more information, see "Description of the Offered Certificates -- Distributions" herein.

Prepayment and Yield
 Considerations ...............  The yield to investors, in particular investors in subordinate Classes, will be sensitive to the timing of prepayments, repurchases or purchases of Mortgage Loans, and the magnitude of losses on the Mortgage Loans due to liquidations. The yield to maturity on each Class of the Offered Certificates will be sensitive to, and the yield to maturity of the Class X Certificates will be extremely sensitive to, the rate and timing of principal payments (including both voluntary and involuntary prepayments, defaults and liquidations) on the Mortgage Loans and payments with respect to repurchases thereof that are applied in reduction of the Certificate Balance or Notional Balance of such Class. A rapid rate of such principal payments could result in the failure of investors in the Class X Certificates to recover their initial investment. See "Risk Factors -- Special Prepayment and Yield Considerations" and "Prepayment and Yield Considerations" herein and "Yield and Maturity Considerations" in the Prospectus.

Subordination; Allocation of
 Losses and Certain Expenses ..  The rights of the holders of the Class B,
                                 Class C, Class D, Class E, Class F, Class G,
                                 Class H, Class J, Class K, Class L and Class
                                 M Certificates to receive distributions with respect to the Mortgage Loans will be subordinate to the rights of the holders of the Class X, Class A-1 and Class A-2 Certificates and, further, in the case of any of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates, to the rights of the holders of each such other Class of Certificates, if any, with an earlier alphabetical Class designation, in each case to the extent described herein and in the Prospectus. This subordination will be effected in two ways: (i) by the preferential right of holders of a Class of Certificates to receive on any Distribution Date the amounts of interest and principal distributable in respect of such Certificates on such date prior to any distribution being made in respect of any Classes of Certificates subordinate thereto and (ii) by the allocation of Realized Losses in the priority set forth in the prior sentence and among the Class A-1 and Class A-2 Certificates, pro rata, based on their respective outstanding Certificate Balances. No other form of credit enhancement will be available for the benefit of the holders of the Offered Certificates. See "Description of the Offered Certificates" herein. See "Description of the Offered Certificates -- Realized Losses" and "--Subordination" herein.

                                 Prepayment Interest Shortfalls in excess of the sum of (x) the Master Servicing Fee and
                                 (y) Prepayment Interest Excess (such excess,
                                 "Excess Prepayment Interest Shortfall"), will be allocated to, and be deemed distributed to, each Class of Certificates, pro rata, based upon amounts distributable in respect of interest to each such Class. See "Description of the Offered Certificates -- Prepayment Interest Shortfalls" herein.

P&I Advances ..................  The Servicer is required to make advances
                                 ("P&I Advances") with respect to delinquent
                                 Monthly Payments on the Mortgage Loans,
                                 subject to the limitations described herein and to a determination of recoverability. P&I Advances will generally equal the delinquent portion of the Monthly Payment as specified in the related Note. If a borrower defaults on its obligation to pay amounts due on the maturity date of the related Mortgage Loan, the Servicer will be required on such date and thereafter until final liquidation thereof, to advance only an amount equal to the interest and principal portion of the constant Monthly Payment due immediately prior to the maturity date, with interest adjusted to the Mortgage Pass-Through Rate (less the Master Servicing
                                 Fee) to the extent not received. The
                                 Servicer will not be required or permitted to advance Default Interest or Excess Interest. See "The Pooling and Servicing Agreement -- Advances" herein. P&I Advances are intended to maintain a regular flow of scheduled interest and principal payments to the Certificateholders and are not intended to guarantee or insure against losses. Advances which cannot be reimbursed out of collections on, or in respect of, the related Mortgage Loans will be reimbursable directly from any other collections on the Mortgage Loans as provided herein and this will cause losses to be borne by Certificateholders in the priority specified herein.

                                 The Servicer, the Trustee and the Fiscal
                                 Agent, as the case may be, will be entitled to interest on any Advances made, such interest accruing at the rate and payable under the circumstances described herein. Interest accrued on outstanding Advances may result in reductions in amounts otherwise payable on the Certificates. See "The Offered Certificates -- Realized Losses", "--Subordination" and "The Pooling and Servicing Agreement -- Advances" herein and "Description of the Certificates -- Advances in Respect of Delinquencies" and "Description of the Pooling Agreements -- Certificate Account" in the Prospectus.

Optional Termination ..........  At its option, on any Distribution Date on which the remaining aggregate Stated
                                 Principal Balance of the Mortgage Loans is less than 1% of the Initial Pool Balance, the Servicer may purchase, and if the Servicer does not exer-cise the option, the holder of the Class LR Certificates representing greater than a 50% Percentage Interest of the Class LR Certificates may purchase, all of the Mortgage Loans and REO Properties, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates. See "The Pooling and Servicing Agreement -- Optional Termination" herein and "Description of the Certificates -- Termination" in the Prospectus.

Certain Federal Income Tax
 Consequences .................  Elections will be made to treat the Trust
                                 REMICs, and the Trust REMICs will qualify, as two separate real estate mortgage investment conduits (each, a "REMIC" or, in the alternative, the "Upper-Tier REMIC" and the "Lower-Tier REMIC," respectively) for federal income tax purposes. The Class X, Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates (collectively, the "Regular Certificates") will constitute "regular interests" in the Upper-Tier REMIC, and the Class R and Class LR Certificates (collectively the "Residual Certificates") will be designated as the sole Classes of "residual interests" in the Upper-Tier REMIC and Lower-Tier REMIC, respectively. The Class Q-1 Certificates will represent the right to receive Default Interest, subject to the obligation to reimburse the Servicer, the Trustee or the Fiscal Agent, as applicable, for interest on Advances, and the Class Q-2 Certificates will represent the right to receive Excess Interest, which portions of the Trust Fund will be treated as a grantor trust for federal income tax purposes.

                                 The Offered Certificates will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the Offered Certificates will be required to report income thereon in accordance with the accrual method of accounting. It is anticipated that the Class X Certificates will be treated as issued with original issue discount in an amount equal to all distributions of interest expected to be received thereon over their issue price (including accrued interest). It is also anticipated that the Class A-1, Class A-2, Class B, Class C and Class D Certificates will be issued at a premium and that the Class E Certificates will be issued with de minimis original issue discount for federal income tax purposes. See "Certain Federal Income Tax Consequences" herein and "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates" in the Prospectus. Although not free from doubt, it is anticipated that any Prepayment Premiums allocable to the Offered Certificates will be ordinary income to a Certificateholder as such amounts accrue. See "Description of the Offered Certificates -- Distributions" herein.

ERISA Considerations .........   A fiduciary of a Plan should review with its
                                 legal advisors whether the purchase or
                                 holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. The United
                                 States Department of Labor has granted to each of the Co-Lead Managers an administrative exemption (Deutsche Morgan
                                 Grenfell Inc. as Department Final
                                 Authorization Number 97-03E, as amended by Prohibited Transaction Exemption ("PTE")
                                 97-34 (the "DMG Exemption") and Morgan
                                 Stanley & Co. Incorporated as PTE 90-24, as amended by PTE 92-34, (the "MSCI Exemption" and, collectively with the DMG Exemption, the "Exemption") which generally exempts from the application of certain of the prohibited transaction provisions of Section
                                 406 of ERISA and the excise taxes imposed on such prohibited transactions by Sections
                                 4975(a) and (b) of the Code, transactions relating to the purchase, sale and holding of pass-through certificates underwritten by the Co-Lead Managers and the servicing and operation of related asset pools, provided that certain conditions are satisfied.

                                 The Depositor expects that the Exemption will generally apply to the Class A-1, Class A-2 and Class X Certificates but they will not apply to the other Classes of Offered Certificates. ACCORDINGLY, THE CLASS B, CLASS C, CLASS D AND CLASS E CERTIFICATES SHOULD NOT BE ACQUIRED BY, ON BEHALF OF OR WITH ASSETS OF A PLAN, UNLESS THE PURCHASE AND HOLDING OF SUCH CERTIFICATE OR INTEREST THEREIN IS EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA AND THE RELATED EXCISE TAX PROVISIONS OF SECTION 4975 OF THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, WHICH PROVIDES AN EXEMPTION FROM THE PROHIBITED TRANSACTION RULES FOR CERTAIN TRANSACTIONS INVOLVING AN INSURANCE COMPANY GENERAL ACCOUNT. See "ERISA Considerations" herein and in the Prospectus.

Ratings .......................  It is a condition to their issuance that the
                                 Offered Certificates receive from Fitch
                                 IBCA, Inc. ("Fitch") and Moody's Investors
                                 Service, Inc. ("Moody's", and together with Fitch the "Rating Agencies") the credit ratings indicated herein. The ratings of the Offered Certificates address the timely payment thereon of interest and, to the extent applicable, the ultimate payment thereon of principal on or before the Rated Final Distribution Date. The ratings of the Offered Certificates do not, however, represent any assessment of (i) the likelihood or frequency of principal prepayments (whether voluntary or involuntary) on the Mortgage Loans, (ii) the corresponding effect on yield to investors or (iii) the possibility that, as a result of prepayments, investors in the Class X Certificates may realize a lower than anticipated yield or may not fully recover their initial investment. In general, the ratings address credit risk and not prepayment risk. The ratings of the Offered Certificates also do not address certain other matters as described under "Ratings" herein. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "Risk Factors" and "Rating" herein and "Yield Considerations" in the Prospectus.

Legal Investment ..............  The appropriate characterization of the
                                 Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, may be subject to significant interpretative uncertainties. NONE OF THE CERTIFICATES WILL CONSTITUTE "MORTGAGE RELATED SECURITIES" WITHIN THE MEANING OF THE SECONDARY MORTGAGE MARKET ENHANCEMENT ACT OF 1984, AS AMENDED. Investors should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the Prospectus.

                                 RISK FACTORS

   Prospective holders of Offered Certificates should consider, among other things, the following factors (as well as the risk factors set forth under "Risk Factors" in the Prospectus) in connection with the purchase of the Offered Certificates.

THE MORTGAGE LOANS

   Risks Associated with Commercial and Multifamily Lending Generally. The Mortgage Loans are primarily secured by multifamily residential housing, anchored and unanchored retail properties, office buildings, nursing homes and healthcare facilities, full and limited service hotels, industrial properties, self-storage facilities and mobile home parks. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of the related real estate project, the businesses operated by the tenants and the creditworthiness of such tenants. Even the liquidation value of a commercial or multifamily residential property is determined more by capitalization of the property's cash flow than any absolute value of buildings and improvements thereon. Lenders typically look to the debt service coverage ratio (that is the ratio of net cash flow to debt service) of a loan secured by income-producing property as an important measure of the risk of default on such a loan. Commercial and multifamily lending also typically involves larger loans to a single obligor than one-to-four-family residential lending.

   Volatility. Cash flows on commercial and multifamily properties are subject to volatility and may be sufficient or insufficient to cover debt service on the related Mortgage Loan at any given time. The volatility of cash flows available to cover debt service and the property values depend upon a number of factors, including (i) the volatility of property revenue, and (ii) the property's "operating leverage," which generally refers to (a) the percentage of total property operating expenses in relation to property revenue, (b) the breakdown of property operating expenses between those that are fixed and those that vary with revenue and (c) the level of capital expenditures required to maintain the property and retain or replace tenants. The net operating income and value of the Mortgaged Properties may be adversely affected by a number of factors, including but not limited to, national, regional and local economic conditions; local real estate conditions (such as an oversupply of housing, retail space, office space or hotel rooms); changes or continued weakness in specific industry segments; changes in applicable healthcare regulations, including reimbursement requirements; perceptions by prospective tenants and, in the case of retail properties, retailers and shoppers, of the safety, convenience, services and attractiveness of the property; the willingness and ability of the property's owner to provide capable management and adequate maintenance; demographic factors; retroactive changes to building or similar codes; increases in operating expenses (such as energy costs); the number of tenants or, if applicable, the diversity of types of business operated by such tenants; and laws regulating the maximum rental rates permitted to be charged to a residential tenant. Properties with short-term, less creditworthy revenue sources and/or relatively high operating leverage, such as health care related facilities, hotels and motels can be expected to have more volatile cash flows than properties with medium to long-term tenant commitments from creditworthy tenants and/or relatively low operating leverage. A decline in the real estate market, in the financial condition of a major tenant or a general decline in the local or national economy will tend to have a more immediate effect on the net operating income of such properties and may lead to higher rates of delinquency or defaults. Historical operating results of the Mortgaged Properties may not be comparable to future operating results.

   The age, construction quality and design of a particular property may affect the occupancy level as well as the rents that may be charged for individual leases. If, during the terms of the Mortgage Loans, competing properties of a similar type are built in the areas where the Mortgaged Properties are located or similar properties in the vicinity of the Mortgaged Properties are substantially updated and refurbished, the value and net operating income of such Mortgaged Properties could be reduced. Increased competition frequently leads to lowering of rents in a market and could adversely affect income from and market value of the Mortgaged Properties. There is no assurance that the value of any Mortgaged Property during the term of the related Mortgage Loan will equal or exceed the appraised value determined in connection with the origination of such Mortgage Loan.

   Additionally, some of the Mortgaged Properties may not readily be converted to alternative uses if such Mortgaged Properties were to become unprofitable due to competition, age of the improvements, decreased demand or other factors. The conversion of healthcare facilities or hotels to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any such Mortgaged Properties becomes unprofitable such that the borrower becomes unable to meet its obligations on the related loan, the liquidation value of any such property may be substantially less, relative to the amount owing on the related loan, than would be the case if such property were readily adaptable to other uses.

   Borrower Default; Nonrecourse Mortgage Loans. The Mortgage Loans are not insured or guaranteed by any governmental entity, by any private mortgage insurer, or by the Depositor, the Mortgage Loan Sellers, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent or any of their respective affiliates.

   Except with respect to the Conti Small Loans (as defined herein), each Mortgage Loan is generally a non-recourse loan as to which, in the event of a default under such Mortgage Loan, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the Mortgage Loan. See "Description of the Mortgage Pool" herein. Consequently, payment on each Mortgage Loan prior to maturity is dependent primarily on the sufficiency of the net operating income of the related Mortgaged Property, and at maturity (whether at scheduled maturity or, in the event of a default under the related Mortgage Loan, upon the acceleration of such maturity), upon the then market value of the related Mortgaged Property (taking into account any adverse effect of a foreclosure proceeding on the market value of the Mortgaged Property) or the ability of the related borrower to refinance the Mortgaged Property. All of the Mortgage Loans were originated within 16 months prior to the Cut-Off Date. Consequently, the Mortgage Loans do not have as long standing a payment history as mortgage loans originated on earlier dates.

   Property Management. The successful operation of a real estate project is also dependent on the performance and viability of the property manager of such project. Different property types vary in the extent to which the property manager is involved in property marketing, leasing and operations on a daily basis. Properties deriving revenues primarily from short-term sources (such as hotels) are generally more management intensive than properties leased to creditworthy tenants under long-term leases. The property manager is responsible for responding to changes in the local market, planning and implementing the rental structure, including establishing levels of rent payments, operating the properties and providing building services, managing operating expenses and advising the borrowers so that maintenance and capital improvements can be carried out in a timely fashion. There can be no assurance that the property managers will at all times be in a financial condition to continue to fulfill their management responsibilities under the related management agreements throughout the terms thereof. The property managers are operating companies and unlike limited purpose entities, may not be restricted from incurring debt and other liabilities in the ordinary course of business or otherwise.

   Retail Properties. 24.0% of the Mortgage Loans, based on Initial Pool Balance and, in the case of Mortgage Loans secured by multiple properties, on Allocated Loan Amount, are secured by Retail Properties. See Annex A hereto for additional information. Significant factors determining the value of Retail Properties are the quality of the tenants as well as fundamental aspects of real estate such as location and market demographics. The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Whether a retail property is "anchored" or

"unanchored" is also an important distinction. Retail properties that are anchored have traditionally been perceived to be less risky. While there is no strict definition of an anchor, it is generally understood that a retail anchor tenant is proportionately large in size and is vital in attracting customers to the property. 16.3% of the Mortgage Loans, based on Initial Pool Balance and, in the case of Mortgage Loans secured by multiple properties, on Allocated Loan Amount, are "anchored" Retail Loans and 7.7% are "unanchored" Retail Loans. Furthermore, there is a greater correlation between the success of tenant businesses and property value when the property is a single tenant Retail Property. Certain of the Mortgage Loans are secured by single tenant properties.

   Unlike Office or Hotel Properties, Retail Properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, shopping through electronic media, telemarketing and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at the Retail Properties included in the Mortgage Pool.

   Multifamily Properties. 23.0% of the Mortgage Loans, based on Initial Pool Balance and, in the case of Mortgage Loans secured by multiple properties, on Allocated Loan Amount, are secured by Multifamily Properties. See Annex A hereto for additional information.

   Significant factors determining the value and successful operation of a Multifamily Property are the location of the property, the number of competing residential developments in the local market (such as apartment buildings, manufactured housing communities and site-built single family homes), the physical attributes of the Multifamily Property (such as its age and appearance) and state and local regulations affecting such property. In addition, the successful operation of a Multifamily Property will depend upon other factors, such as its reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides. Adverse economic conditions, either local or national, may limit the amount of rent that can be charged and may result in a reduction in timely rent payments or a reduction in occupancy levels.

   Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

   In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not permit vacancy decontrol. Local authority to impose rent control is pre-empted by state law in certain states, and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its Multifamily Loan from its net operating income or the proceeds of a sale or refinancing of the related Multifamily Property.

   The rent limitations imposed on Section 42 Properties (as defined herein) may adversely affect the ability of the applicable borrowers to increase rents to maintain such Multifamily

Properties in proper condition during periods of rapid inflation or declining market value of such Multifamily Properties. In addition, the income restrictions on tenants imposed by Section 42 of the Code may reduce the number of eligible tenants in such Multifamily Properties and result in a reduction in occupancy rates applicable thereto.

   In addition, six of the Mortgage Loans, representing 2.3% of the Initial Pool Balance and, in the case of Mortgage Loans secured by multiple properties, on Allocated Loan Amount, secured by Multifamily Properties, are eligible under the Section 8 program administered by HUD. This low income rent subsidy program authorizes the payment by the federal government of rental subsidies to owners of qualified housing. There may be differing default and prepayment rate experiences between loans receiving Section 8 rent subsidies and mortgage loans secured by multifamily properties but not receiving Section 8 rent subsidies. In addition, upon expiration of coverage under the Section 8 program, the related Mortgaged Properties are subject to market influences that may bear upon the ability of such Mortgaged Properties to produce sufficient income to service the Mortgage Loan and maintain the property. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- HUD Section 8 Loans" herein.

   Office Properties. 13.1% of the Mortgage Loans, based on Initial Pool Balance and, in the case of Mortgage Loans secured by multiple properties, on Allocated Loan Amount, are secured by Office Properties. See Annex A hereto for additional information. Significant factors determining the value of office properties are the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings (such as age, condition, size and access to transportation) and the strength and stability of the market area as a desirable business location. Office Properties may be adversely affected if there is an economic decline in the business operated by the tenants. The risk of such an adverse effect is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry. Certain of the Mortgage Loans are secured by single tenant Office Properties.

   Healthcare Properties. 9.5% of the Mortgage Loans, based on Initial Pool Balance and, in the case of Mortgage Loans secured by multiple properties, on Allocated Loan Amount, are secured by Healthcare Properties. See Annex A hereto for additional information. Significant factors determining the value of Healthcare Properties include federal and state laws, competition with similar properties on a local and regional basis and the continued availability of revenue from government reimbursement programs, primarily Medicaid and Medicare.

   The successful operation of a Healthcare Property will generally depend upon the number of competing facilities in the local market, as well as upon other factors such as its age, appearance, reputation and management, the types of services it provides and the quality of care and the cost of that care.

   Providers of long-term nursing care and other medical services are subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services and, to the extent dependent on patients whose fees are reimbursed by private insurers, to the reimbursement policies of such insurers. The failure of any of such borrowers to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a Healthcare Property (in which case no revenues would be received from such property or portion thereof requiring licensing) or, if applicable, bar it from participation in government reimbursement programs (such as Medicaid and Medicare). Furthermore, in the event of foreclosure, there can be no assurance that the Trustee (or Servicer or Special Servicer) or purchaser in a foreclosure sale would be entitled to the rights under such licenses and such party may have to apply in its own right for such a license. There can be no assurance that a new license could be obtained.

    Under applicable federal and state laws and regulations, Medicare, and Medicaid, only the provider who actually furnished the related medical goods and services generally may sue for or enforce its rights to reimbursement. Accordingly, in the event of foreclosure, none of the Trustee, the Servicer, the Special Servicer or a subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the respective properties prior to such foreclosure.

   Healthcare Properties may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers, and there are currently under consideration various proposals for national health care reform that could further limit those payments. Accordingly, there can be no assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. Nursing homes also receive a substantial portion of their revenues from other third-party payors such as private health insurance plans. There can be no assurance that third-party reimbursement will continue to be available for nursing home services, or at what such rate it will be available.

   Hotel Properties. 14.2% of the Mortgage Loans, based on Initial Pool Balance and, in the case of Mortgage Loans secured by multiple properties, on Allocated Loan Amount, are secured by Hotel Properties. See Annex A hereto for additional information. These Hotel Properties are comprised of hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity.

   Various factors, including location, quality and franchise affiliation affect the economic performance of a Hotel Property. Adverse economic conditions, either local, regional or national, may limit the amount that can be charged for a hotel room and may result in a reduction in occupancy levels. The construction of competing hotels can have similar effects. Because hotel rooms generally are rented for short periods of time, Hotel Properties tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a Hotel Property is likely to have a substantial impact on such hotel's quality of service and economic performance. Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses.

   Certain of the Hotel Properties are franchisees of national or regional hotel chains. The viability of any such Hotel Property depends in large part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise license agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on any such Hotel Property, the mortgagee may not have the right to use the franchise license without the franchisor's consent. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure.

   Certain of the Hotel Properties have liquor licenses. In the event of a foreclosure of a Hotel Property, it is unlikely that the Trustee (or Servicer or Special Servicer) or purchaser in any such sale would be entitled to the rights under the liquor license for such hotel property and such party would be required to apply in its own right for such a license. There can be no assurance that a new liquor license could be obtained.

   Industrial Properties. 5.3% of the Mortgage Loans, based on Initial Pool Balance and, in the case of Mortgage Loans secured by multiple properties, on Allocated Loan Amount, are secured by Industrial Properties. See Annex A hereto for additional information. Significant factors determining the value of industrial properties are the quality of tenants, building design and adaptability and the location of the property. Concerns about the quality of tenants, particularly major tenants, are similar in both Office Properties and Industrial Properties, although Industrial Properties are more frequently dependent on a single tenant.

   Building site design and adaptability affect the value of an Industrial Property. Site characteristics which are valuable to an industrial property include clear heights, column spacing, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility. Location is also important because an Industrial Property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

   Self-Storage Property. 5.3% of the Mortgage Loans, based on Initial Pool Balance and, in the case of Mortgage Loans secured by multiple properties, on Allocated Loan Amount, are secured by Self-Storage Properties. See Annex A hereto for additional information. Self-Storage Properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of a Self-Storage Property to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the Self-Storage Properties becomes unprofitable due to decreased demand, competition, age of improvements or other factors such that the borrower becomes unable to meet its obligations on the related Self-Storage Loan, the liquidation value of that Self-Storage Property may be substantially less, relative to the amount owing on the Self-Storage Loan, than would be the case if the Self-Storage Property were readily adaptable to other uses.

   Tenant privacy, anonymity and efficient access may heighten environmental risks. No environmental assessment of a Self-Storage Property included an inspection of the contents of the self-storage units included in the Self-Storage Properties and there is no assurance that all of the units included in the Self-Storage Properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

   Lessee Credit Risk. Income from and the market value of the Retail Properties, the Office Properties and the Industrial Properties would be adversely affected if space in such Mortgaged Properties could not be leased, if lessees were unable to meet their lease obligations, if a significant lessee were to become a debtor in a bankruptcy case under the United States Bankruptcy Code or if for any other reason rental payments could not be collected. If lessee sales in the Mortgaged Properties that contain retail space were to decline, rents based upon such sales would decline and lessees may be unable to pay their rent or other occupancy costs. Upon the occurrence of an event of default by a lessee, delays and costs in enforcing the lessor's rights could be experienced. Repayment of the Mortgage Loans will be affected by the expiration of space leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including lessee improvements, leasing commissions and free rent, could be substantial and could reduce cash flow from the Mortgaged Properties.

   In the case of Retail Properties, the failure of an anchor lessee to renew its lease, the termination of an anchor lessee's lease, the bankruptcy or economic decline of an anchor lessee, or the cessation of the business of an anchor (notwithstanding its continued payment of rent) can have a particularly negative effect on the economic performance of a shopping center property given the importance of anchor lessees in attracting traffic to other stores. In addition, the failure of any anchor lessee to operate from its premises may give certain lessees the right to terminate or reduce rents under their leases.

   Limitations on Enforceability of Cross-Collateralization. 40 of the Mortgage Loans, representing 11.1% of the Initial Pool Balance, are secured by more than one Mortgaged Property. See Annex A hereto for additional information. These arrangements seek to reduce the risk that the inability of a Mortgaged Property securing each such Mortgage Loan to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses. See "Risk Factors -- The Mortgage Loans -- Healthcare Properties."

    Cross-collateralization arrangements involving more than one borrower could be challenged as a fraudulent conveyance by creditors of a borrower or by the representative of the bankruptcy estate of a borrower, if a borrower were to become a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and
(i) was insolvent or was rendered insolvent by such obligation or transfer,
(ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was an unreasonably small capital or (iii) intended to, or believed that it would, incur debts that would be beyond the person's ability to pay as such debts matured. Accordingly, a lien granted by a borrower to secure repayment of another borrower's Mortgage Loan could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its Mortgaged Property to be encumbered by a lien securing the entire indebtedness represented by the other Mortgage Loan, receive fair consideration or reasonably equivalent value for pledging such Mortgaged Property for the equal benefit of the other borrower.

   Other Financing. The Mortgage Loans generally prohibit incurring any debt that is secured by the related Mortgaged Property. Most of the Mortgage Loans do, however, permit the related borrower to incur secured indebtedness in limited circumstances for the purchase of certain items used in the ordinary course of business, such as equipment, and in the case of certain of the Mortgage Loans, limited amounts of unsecured debt, or debt secured by other assets of the borrower, is permitted for other purposes. The existence of such other indebtedness could adversely affect the financial viability of the related borrowers or the security interest of the lender in the equipment or other assets acquired through such financings or could complicate bankruptcy proceedings and delay foreclosure on the Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans -- Subordinate Financing" in the Prospectus. With respect to certain of the Mortgage Loans, the related borrower does not currently owe additional debt, but the terms of such Mortgage Loans would allow the related borrowers to incur additional financing under certain circumstances. See Annex A hereto for additional information regarding additional financing.

   Tax Considerations Related to Foreclosure. If the Trust Fund were to acquire a Mortgaged Property subsequent to a default on the related Mortgage Loan pursuant to a foreclosure or deed in lieu of foreclosure, the Special Servicer would be required to retain an independent contractor to operate and manage the Mortgaged Property. Any net income from such operation and management, other than qualifying "rents from real property," or any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will subject the Lower-Tier REMIC to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to Certificateholders. See "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Taxes That May Be Imposed on the REMIC Pool -- Net Income From Foreclosure Property" in the Prospectus and "The Pooling and Servicing Agreement -- Realization Upon Mortgage Loans."

   Geographic Concentration. The Mortgaged Properties are located in 42 states and Puerto Rico. Mortgaged Properties securing Mortgage Loans representing 16.7% of the Initial Pool Balance are located in California and Mortgaged Properties securing Mortgage Loans representing 10.5% of the Initial Pool Balance are located in New York. See the table entitled "Geographic Distribution of the Mortgaged Properties" on Annex A hereto for a description of geographic location of the Mortgaged Properties. Except as set forth above, no state contains more than 10% of the Mortgaged Properties (based on the principal balance as of the Cut-Off Date (the "Cut-Off Date Principal Balance") of the related Mortgage Loans or in the case of Mortgage Loans secured by multiple Mortgaged Properties, on the portion of principal amount of the related Mortgage Loan allocated to such Mortgaged Property (such amount, the "Allocated Loan Amount")). The Allocated Loan Amount for each such Mortgage Loan has been determined as provided in the related Mortgage Loan, or, if such Mortgage Loan does not provide for any such allocation, the Allocated Loan Amount for each related Mortgaged Property has been allocated pro rata based on Underwritten Cash Flow, except with respect to one Mortgage Loan where the Allocated Loan Amount has been allocated based upon Appraised Value.

   The economy of any state or region in which a Mortgaged Property is located may be adversely affected to a greater degree than that of other areas of the country by certain developments affecting industries concentrated in such state or region conditions in the real estate markets where the Mortgaged Properties are located, changes in governmental rules and fiscal policies, acts of nature (which may result in uninsured losses), and other factors which are beyond the control of the borrowers. For example, improvements on Mortgaged Properties located in California may be more susceptible to certain types of special hazards not fully covered by insurance (such as earthquakes) than properties located in other parts of the country. To the extent that general economic or other relevant conditions in states or regions in which concentrations of Mortgaged Properties securing significant portions of the aggregate principal balance of the Mortgage Loans are located decline and result in a decrease in commercial property, housing or consumer demand in the region, the income from and market value of the Mortgaged Properties and repayment by borrowers may be adversely affected.

   Environmental Law Considerations. The Mortgage Loan Sellers have represented to the Depositor that all of the Mortgaged Properties have been subject to environmental site assessments or an update of a previously conducted assessment or an update of an assessment based upon information in an established database or studies within the 24 months preceding the Cut-Off Date, except with respect to certain of the Conti Small Loans for which a more limited environmental review was performed. See "Description of the Mortgage Pool -- Certain Underwriting Matters -- Environmental Assessments" herein. There can be no assurance that any such assessment, study or review revealed all possible environmental hazards. Each Mortgage Loan Seller has informed the Depositor that no assessment, study or review revealed any environmental condition or circumstance that such Mortgage Loan Seller believes will have a material adverse impact on the value of the related Mortgaged Property or the borrower's ability to pay its debt. In the cases where the environmental assessments revealed the existence of friable or non-friable asbestos containing materials ("ACMs"), or of lead-based paint, the borrowers agreed to establish and maintain operations and maintenance or abatement programs and/or environmental reserves. The environmental studies and assessments revealed that a large portion of the Mortgaged Properties, based on Initial Pool Balance, contained ACMs. Other material identified conditions were addressed through monitoring, escrows for abatement or remediation, environmental insurance, or agreements of third parties to indemnify, guaranty or otherwise cover the cost of abatement or remediation. For more information regarding environmental considerations, see "Certain Legal Aspects of the Mortgage Loans -- Environmental Considerations" in the Prospectus.

   Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any condition on the property that causes exposure to lead-based paint. In addition, every contract for the purchase and sale of any interest in residential housing constructed prior to 1978 must contain a "Lead Warning Statement" that informs the purchaser of the potential hazards to pregnant women and young children associated with exposure to lead-based paint. The ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure. Property owners can be held liable for injuries to their tenants resulting from exposure to lead-based paint under various state and local laws and regulations that impose affirmative obligations on property owners of residential housing containing lead-based paint.

The environmental assessments revealed the existence of lead-based paint at certain of the multifamily residential properties. In these cases the borrowers have either implemented operations and maintenance programs or are in the process of removing the lead-based paint.

   The Pooling and Servicing Agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property prior to acquiring title thereto on behalf of the Trust Fund or assuming its operation. Such requirement may effectively preclude enforcement of the security for the related Note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the Trust Fund will become liable under any environmental law. However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Trust Fund from potential liability under environmental laws. See "The Pooling and Servicing Agreement -- Realization Upon Mortgage Loans" herein and "Certain Legal Aspects of Mortgage Loans -- Environmental Considerations" in the Prospectus.

   Balloon Payments. Mortgage Loans representing 43.4% of the Initial Pool Balance, are Balloon Loans which will have substantial payments of principal ("Balloon Payments") due at their stated maturities unless previously prepaid. Mortgage Loans representing 49.6% of the Initial Pool Balance have Anticipated Repayment Dates, and have substantial scheduled principal balances as of such date. Loans that require Balloon Payments involve a greater risk to the lender than fully amortizing loans because the ability of a borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property at a price sufficient to permit the borrower to make the Balloon Payment. Similarly, the ability of a borrower to repay a loan on the Anticipated Repayment Date will depend on its ability to either refinance the Mortgage Loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by all of the factors described above affecting property value and cash flow, as well as a number of other factors at the time of attempted sale or refinancing, including the level of available mortgage rates, prevailing economic conditions and the availability of credit for multifamily or commercial properties (as the case may be) generally.

   One Action Considerations. Several states (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the Pooling and Servicing Agreement will require the Servicer to obtain advice of counsel prior to enforcing any of the Trust Fund's rights under any of the Mortgage Loans that include properties where the rule could be applicable. In addition, in the case of a Pool Loan secured by Mortgaged Properties located in multiple states, the Servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See "Certain Legal Aspects of Mortgage Loans -- Foreclosure" in the Prospectus.

   Limitations of Appraisals and Market Studies. In general, appraisals represent the analysis and opinion of the respective appraisers at or before the time made and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and same method of appraising the property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. Information regarding the values of the Mortgaged Properties as of the Cut-Off Date is presented under "Description of the Mortgage Pool" herein and on Annex A hereto for illustrative purposes only.

   Conflicts of Interest. A substantial number of the Mortgaged Properties are managed by property managers affiliated with the respective borrowers. Such relationship could raise additional difficulties in connection with a Mortgage Loan in default or undergoing special servicing and a dispute between the partners or members of a borrower could disrupt the management of the underlying property which may cause an adverse effect on cash flow. These property managers may also manage and/or franchise additional properties, including properties that may compete with the Mortgaged Properties. Moreover, affiliates of the managers, or the managers themselves, may also own other properties, including competing properties. Accordingly, the managers of the Mortgaged Properties may experience conflicts of interest in the management of such properties. However, many of the Mortgage Loans permit the lender to remove the manager upon the occurrence of an event of default, a decline in cash flow below specified levels or other specified triggers. The principal of the borrowers under a group of 8 Healthcare Loans (the "Health Care Capital Loans"), representing 3.0% of the Initial Pool Balance, is an indirect owner of approximately a 1% interest in RMF. Such individual is not an officer or manager of RMF.

   Ground Leases. Mortgage Loans representing 3.5% of the Initial Pool Balance are secured by leasehold interests where a material portion of the Mortgaged Property contains a ground lease and the ground lessor is not a party to the Mortgage. For any Mortgaged Property where the ground lessee and ground lessor are both parties to the Mortgage, the Mortgaged Property has been categorized as a fee simple estate. Each of the Mortgage Loans secured by mortgages on leasehold estates were underwritten taking into account payment of the ground lease rent, except in cases where the Mortgage Loan has a lien on both the ground lessor's and ground lessee's interest in the Mortgaged Property. See "The Pooling and Servicing Agreement -- Representations and Warranties; Repurchase; Substitution."

   Generally, on the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume (continue) or reject (terminate) the ground lease. Pursuant to Section 365(h) of the Bankruptcy Code, as it is presently in effect, a ground lessee whose ground lease is rejected by a debtor ground lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term (including renewals) of the ground lease but is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. In the event a ground lessee/borrower in bankruptcy rejects any or all of its ground leases, the leasehold mortgagee may have the right to succeed to the ground lessee/ borrower's position under the lease only if the ground lessor had specifically granted the mortgagee such right. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the Trustee may be unable to enforce the bankrupt ground lessee/borrower's obligation to refuse to treat a ground lease rejected by a bankrupt ground lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

   Clipper Loan Participation. Six of the Mortgage Loans (collectively, the "Clipper Loan Participation"), representing 1.1% of the Initial Pool Balance in the aggregate, constitute 50% pari passu participation interests in six mortgage loans (collectively, the "Clipper Loan") which mortgage loans are not included in the Trust Fund. The Clipper Loan, subject to the Clipper Loan Participation Interest, was conveyed to a trust fund (the "RMF Trust") in connection with the securitization of the Clipper Loan, subject to the Clipper Loan Participation Interest. As a result of such securitization, the Clipper Loan is serviced and will be specially serviced, subject to its customary servicing discretion, by SouthTrust Capital Funding Corporation, or its successors or assigns (the "RMF Servicer"). There can be no assurance that the RMF Servicer will exercise its servicing discretion in a manner which does not conflict with the interests of the Certificateholders. In addition, the RMF Servicer is not required to advance delinquent payments with respect to the Clipper Loan Participation. Pursuant to the terms of the Pooling and Servicing Agreement, the Servicer will be obligated to make P&I Advances with respect to the Clipper Loan Participation.

   Zoning Compliance. Due to changes in applicable building and zoning ordinances and codes ("Zoning Laws") affecting certain of the Mortgaged Properties which have come into effect after the construction of improvements on such Mortgaged Properties and to other reasons, certain improvements may not comply fully with current Zoning Laws, including density, use, parking and set back requirements, but qualify as permitted non-conforming uses. Such changes may limit the ability of the borrower to rebuild the premises "as is" in the event of a substantial casualty loss with respect thereto and may adversely affect the ability of the borrower to meet its Mortgage Loan obligations from cash flow. While it is expected that insurance proceeds would be available for application to the related Mortgage Loan if a substantial casualty were to occur, no assurance can be given that such proceeds would be sufficient to pay off such Mortgage Loan in full or that, if the Mortgaged Property were to be repaired or restored in conformity with current law, what its value would be relative to the remaining balance on the related Mortgage Loan, whether the property would have a value equal to that before the casualty, or what its revenue-producing potential would be.

   Costs of Compliance with Americans with Disabilities Act. Under the Americans with Disabilities Act of 1990 (the "ADA"), all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent the Mortgaged Properties do not comply with the ADA, the borrowers may have to incur costs of complying with the ADA. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

   Litigation. There may be legal proceedings pending and, from time to time, threatened against the borrowers and their affiliates relating to the business of or arising out of the ordinary course of business of the borrowers and their affiliates. There can be no assurance that such litigation will not have a material adverse effect on the distributions to Certificateholders.

THE CERTIFICATES

   Special Prepayment and Yield Considerations. The yield to maturity on the Offered Certificates will depend on, among other things, the rate and timing of principal payments (including both voluntary prepayments, in the case of the Mortgage Loans that permit voluntary prepayment, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations) on the Mortgage Loans and the allocation thereof to reduce the Certificate Balances of the Offered Certificates entitled to distributions of principal. In general, if an Offered Certificate is purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, to the extent that the required Prepayment Premiums are not received, the investor's actual yield to maturity may be lower than that assumed at the time of purchase. Conversely, if an Offered Certificate is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity may be lower than assumed at the time of purchase. No representation is made as to the anticipated rate of prepayments (voluntary or involuntary) on the Mortgage Loans or as to the anticipated yield to maturity of any Certificate. See "Prepayment and Yield Considerations" herein.

   Servicer or Special Servicer May Purchase Certificates. It is anticipated that Banc One Mortgage Capital Markets, LLC, which is the initial Servicer and the initial Special Servicer, will purchase all of the Class K, Class L and Class M Certificates. Following any such purchase of Certificates, the Servicer or Special Servicer will have rights as a holder of Certificates, including certain Voting Rights, which are in addition to such entity's rights as Servicer or Special Servicer under the Pooling and Servicing Agreement. Consequently, any purchase of Certificates by the Servicer or Special Servicer, as the case may be, could cause a conflict between such entity's duties pursuant to the Pooling and Servicing Agreement and its interest as a holder of a Certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more Classes of Certificates.

   Limited Liquidity and Market Value. There is currently no secondary market for the Offered Certificates. While the Underwriters have advised that they currently intend to make a secondary market in the Offered Certificates, they are under no obligation to do so. Accordingly, there can be no assurance that a secondary market for the Offered Certificates will develop. Moreover, if a secondary market does develop, there can be no assurance that it will provide holders of Offered

Certificates with liquidity of investment or that it will continue for the life of the Offered Certificates. The Offered Certificates will not be listed on any securities exchange. Lack of liquidity could result in a precipitous drop in the market value of the Offered Certificates. In addition, the market value of the Offered Certificates at any time may be affected by many factors, including then prevailing interest rates, and no representation is made by any person or entity as to the market value of any Offered Certificate at any time.

   Controlling Class. The holders of greater than 50% of the Controlling Class will be entitled, at their option, to remove the Special Servicer with or without cause, and appoint a successor Special Servicer, provided that each Rating Agency confirms in writing that such removal and appointment, in and of itself, would not cause a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates. The Controlling Class will initially be the Class M Certificates. It is anticipated that the initial Holder of the Class M Certificates will be Banc One Mortgage Capital Markets, LLC, the initial Servicer and initial Special Servicer. The Controlling Class may have interests in conflict with those of the holders of the other Classes of Certificates. In connection with the servicing of the Mortgage Loans that become Specially Serviced Mortgage Loans, the Special Servicer may, pursuant to the Asset Status Report, as approved by the Directing Certificateholder of the Controlling Class, take actions with respect to such Specially Serviced Mortgage Loans that could adversely affect the holders of some or all of the Classes of Offered Certificates. As a result, it is possible that the Asset Status Report, as approved by the Directing Certificateholder of the Controlling Class may provide that the Special Servicer take actions which conflict with the interests of certain Classes of the Offered Certificates; provided, however, that any such actions taken by the Special Servicer must be consistent with the Servicing Standard. In addition, the Controlling Class will have the right to appoint and to remove the Healthcare Adviser. Survey LLC, the initial Healthcare Adviser, holds an ownership interest in RMF, one of the Mortgage Loan Sellers which is conveying Healthcare Loans to the Depositor. See "The Pooling and Servicing Agreement -- Realization Upon Mortgage Loans" and "--The Healthcare Adviser" herein.

   Pass-Through Rate Considerations. The Pass-Through Rate on the Class X Certificates will be based upon the Weighted Average Net Mortgage Pass-Through Rate, and the Pass-Through Rate on the Class E Certificates will be partially based upon the Weighted Average Net Mortgage Pass-Through Rate, and such Classes will be affected by disproportionate principal payments on the Mortgage Loans. Because certain Mortgage Loans will amortize their principal more quickly than others, such rate will fluctuate over the life of such Classes of Certificates. See "Prepayment and Yield Considerations -- Yield" herein.

                       DESCRIPTION OF THE MORTGAGE POOL

GENERAL

   The Mortgage Pool will consist of 371 fixed-rate mortgage loans (which will include six participation interests) (the "Mortgage Loans") secured by first liens on 521 multifamily and commercial properties (the "Mortgaged Properties"). The Mortgage Pool has an aggregate principal balance as of the Cut-Off Date of approximately $1,816,541,155 (the "Initial Pool Balance"), subject to a variance of plus or minus 5%. As used herein with respect to the participation interests that are assets of the Trust Fund, "Mortgage Loan" means the percentage interest in the underlying mortgage loans. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. All percentages of the Mortgage Pool, or of any specified sub-group thereof, referred to herein without further description are approximate percentages of the Initial Pool Balance. Descriptions of the terms and provisions of the Mortgage Loans are generalized descriptions of the terms and provisions of the Mortgage Loans in the aggregate. Many of the individual Mortgage Loans have specific terms and provisions that deviate from the general description.

   Each Mortgage Loan is evidenced by one or more promissory notes (each, a "Note") and secured by one or more mortgages, deeds of trust or other similar security instruments (a "Mortgage"). Each of the Mortgages creates a first lien on the interests of the related borrower in the related Mortgaged Property, as set forth on the following table:

                       SECURITY FOR THE MORTGAGE LOANS

                                     % OF
      INTEREST OF BORROWER       INITIAL POOL
ENCUMBERED                        BALANCE (1)
------------------------------  --------------
Fee Simple Estate (2)..........       96.5%
Leasehold (3)..................        3.5
                                --------------
  Total .......................      100.0%
                                ==============

------------
(1)    Based on the Allocated Loan Amount of the related Mortgaged Property.
(2) For any Mortgaged Property where the ground lessee and ground lessor are both parties to the Mortgage, the Mortgaged Property was categorized as a fee simple estate.
(3) Includes any Mortgaged Property where a material portion of such property is subject to a ground lease and the ground lessor is not a party to the Mortgage.

   Each Mortgaged Property consists of land improved by (i) a retail property (a "Retail Property," and any Mortgage Loan secured thereby, a "Retail Loan"), (ii) an apartment building or complex consisting of five or more rental units (a "Multifamily Property," and any Mortgage Loan secured thereby, a "Multifamily Loan"), (iii) an office building (an "Office Property," and any Mortgage Loan secured thereby, an "Office Loan"), (iv) a nursing home, assisted living or a congregate care facility (each, a "Healthcare Property," and any Mortgage Loan secured thereby, a "Healthcare Loan"), (v) a full or limited service or extended stay hotel or other hospitality facility (a "Hotel Property," and any Mortgage Loan secured thereby, a "Hotel Loan"), (vi) an industrial property (an "Industrial Property," and any Mortgage Loan secured thereby, an "Industrial Loan"),
(vii) a mini-warehouse or self-storage facility (a "Self-Storage Property" and any Mortgage Loan secured thereby, a "Self-Storage Loan", (viii) a mobile home community (a "Mobile Home Property," and any Mortgage Loan secured thereby, a "Mobile Home Loan") or (ix) other commercial properties). Certain statistical information relating to the various types of Mortgaged Properties is set forth at Annex A hereto.

    Certain of the Mortgage Loans are secured by two or more Mortgaged Properties, either pursuant to cross-collateralization with other Mortgage Loans in the Mortgage Pool or pursuant to a single Note by a single borrower secured by multiple Mortgaged Properties, or both. See Annex A hereto for additional information.

   The Clipper Loan Participation, representing 1.1% of the Initial Pool Balance, constitutes six 50% pari passu participation interests in six mortgage loans (collectively, the "Clipper Loan") which are not included in the Trust Fund. The Clipper Loan, subject to the Clipper Loan Participation, was conveyed to a trust fund (the "RMF Trust") in connection with the securitization of the Clipper Loan, subject to the Clipper Loan Participation. As a result, the Clipper Loan is serviced and will be specially serviced by the RMF Servicer. Payments by the related borrower are made to the RMF Servicer for the entire Clipper Loan, 50% of which will be remitted to the RMF Trust as holder of the RMF Participation and 50% of which are remitted to the holder of the Clipper Loan Participation. Under the pooling and servicing agreement relating to the RMF Trust, the RMF Servicer has customary discretion regarding the servicing of the Clipper Loan and is subject only to provisions governing the RMF Trust. However, pursuant to a remittance agreement between the RMF Servicer and the Trustee, the RMF Servicer is required to timely remit payment received by it and referable to the Servicer, on behalf of the Trust Fund, with respect to the Clipper Loan Participation. In addition, under the pooling and servicing agreement governing the RMF Trust, the RMF Servicer is required to advance delinquent payments only with respect to the RMF Participation but not with respect to the Clipper Loan Participation. Pursuant to the terms of the Pooling and Servicing Agreement, the Servicer will be required to make P&I Advances with respect to the Clipper Loan Participation. See "Risk Factors -- The Mortgage Loans -- The Clipper Loan Participation".

SECURITY FOR THE MORTGAGE LOANS

   None of the Mortgage Loans is insured or guaranteed by the United States, any governmental agency or instrumentality, any private mortgage insurer or by the Depositor, any of the Mortgage Loan Sellers, the Servicer, the Special Servicer, the Trustee or the Fiscal Agent or any of their respective affiliates. Except for certain of the Conti Small Loans, each Mortgage Loan is generally non-recourse and is secured by one or more Mortgages encumbering the related borrower's interest in the applicable Mortgaged Property or Properties so that, in the event of a borrower default on any Mortgage Loan, recourse may generally be had only against the specific Mortgaged Property or Mortgaged Properties securing such Mortgage Loan and such limited other assets as have been pledged to secure such Mortgage Loan, and not against the borrower's other assets. However, generally, the Mortgage Loans may become recourse (full or limited) upon the occurrence of certain events of default under the Mortgage Loans, including, in most cases, the transfer or voluntary encumbrance of the Mortgaged Property without the consent of the mortgagee. Each Mortgage Loan is also secured by an assignment of the related borrower's interest in the leases, rents, issues and profits of the related Mortgaged Properties. In certain instances, additional collateral exists in the nature of partial indemnities or guaranties, or the establishment and pledge of one or more reserve or escrow accounts for, among other things, necessary repairs, replacements and environmental remediation, real estate taxes and insurance premiums, deferred maintenance and/or scheduled capital improvements, re-leasing reserves and seasonal working capital reserves (such accounts, "Reserve Accounts"). The Mortgage Loans generally provide for the indemnification of the mortgagee by the borrower for the presence of any hazardous substances affecting the Mortgaged Property. Each Mortgage constitutes a first lien on a Mortgaged Property, subject generally only to
(i) liens for real estate and other taxes and special assessments not yet due and payable, (ii) covenants, conditions, restrictions, rights of way, easements and other encumbrances whether or not of public record as of the date of recording of the related Mortgage, such exceptions having been acceptable to the related Mortgage Loan Seller in connection with the purchase or origination of the related Mortgage

Loan, and (iii) such other exceptions and encumbrances on Mortgaged Properties as are reflected in the related title insurance policies. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Escrows", herein.

THE MORTGAGE LOAN SELLERS

   The Depositor will purchase the Mortgage Loans to be included in the Mortgage Pool on or before the Closing Date from the Mortgage Loan Sellers pursuant to certain Mortgage Loan Purchase Agreements (collectively, the "Mortgage Loan Purchase Agreements"), each to be dated as of the Cut-Off Date, and each between the related Mortgage Loan Seller and the Depositor.

   ContiTrade. 191 of the Mortgage Loans, representing 37.6% of the Initial Pool Balance, were sold to the Depositor by ContiTrade. ContiTrade was organized in the State of Delaware on June 1, 1995 and is a wholly-owned indirect subsidiary of ContiFinancial Corporation, a Delaware corporation. ContiFinancial Corporation is a majority-owned subsidiary of Continental Grain Company. ContiTrade is also an affiliate of ContiFinancial Services Corporation, a member of the selling group. ContiFinancial Corporation engages in the consumer and commercial finance business by originating and servicing home equity mortgage loans, providing financing and asset securitization expertise to originators of a broad range of loans, leases and receivables and acquiring and selling commercial and home equity mortgage loans. ContiTrade was organized, among other things, for the purposes of acquiring and selling mortgage assets. Through its commercial and multifamily mortgage conduit program, ContiMAP(Registered Trademark), ContiTrade purchases commercial mortgage loans from its select correspondent network, then pools loans for securitization. Each of the Mortgage Loans sold to the Depositor by ContiTrade was originated by one of the participants in ContiTrade's ContiMAP(Registered Trademark) conduit program. The principal executive offices of ContiTrade are located at 277 Park Avenue, New York, New York 10172. Its telephone number is (212) 207-2800.

   German American Capital Corporation. 57 of the Mortgage Loans, representing 24.9% of the Initial Pool Balance, were sold to the Depositor by GACC. GACC is a wholly-owned subsidiary of Deutsche Bank North America Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is also an affiliate of Deutsche Morgan Grenfell Inc., one of the Underwriters. GACC engages primarily in the business of purchasing and holding mortgage loans pending securitization, repackaging or other disposition. GACC also acts from time to time as the originator of mortgage loans. Although GACC purchases and sells mortgage loans for its own account, it does not act as a broker or dealer in connection with any such loans. The principal offices of GACC are located at 31 West 52nd Street, New York, New York 10019. Its telephone number is (212) 469-7280.

   Morgan Stanley Mortgage Capital Inc. 39 of the Mortgage Loans, representing 16.5% of the Initial Pool Balance, were sold to the Depositor by MSMC. MSMC is a subsidiary of Morgan Stanley & Co., Inc. formed as a New York corporation to originate and acquire loans secured by mortgages on commercial and multifamily real estate. Each of the Mortgage Loans sold by MSMC to the Depositor was originated by one of the participants in MSMC's commercial and multifamily mortgage loan conduit program, was originated directly by MSMC or was purchased in the secondary market. All loans were underwritten by MSMC underwriters. The principal office of MSMC are located at 1585 Broadway, New York, New York 10036. Its telephone number is (212) 761-4700.

   Red Mountain Funding, L.L.C. 47 of the Mortgage Loans, representing 12.2% of the Initial Pool Balance, were sold to the Depositor by RMF. RMF is a limited liability company organized under the laws of the State of Delaware in 1997. It is owned by ContiTrade, Health Care Capital Finance, L.L.C. ("HCCF"), based in Atlanta, Georgia, and Survey, L.L.C. ("Survey LLC"). RMF was created to originate and/or purchase, aggregate and warehouse commercial mortgage loans for eventual securitization. As a vehicle that exists only to fund loans, RMF works in conjunction with PRN Mortgage Capital, L.L.C. ("PRN"), which operates as RMF's exclusive underwriting agent for healthcare loans. PRN is an Alabama limited liability company, which operates as a commercial

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mortgage bank specializing in lending to the long-term care and senior housing industry by placing loans with various outside funding sources. It is owned by HCCF, Survey LLC, ContiTrade and SouthTrust Corporation, a publicly held bank holding company based in Birmingham, Alabama. SouthTrust Capital Funding Corporation, a Delaware corporation ("SouthTrust Capital Funding"), an affiliate of SouthTrust Corporation, provides various administrative services under contract with PRN and RMF, including loan closing services for RMF. It presently acts as the RMF Servicer for the Clipper Loan. Administrative services are also provided to PRN by HCCF and by PRN to RMF. In 1995, SouthTrust Capital Funding, ContiTrade, Survey LLC and HCCF formulated a business plan to develop a network through which mortgage loans related to long-term care facilities could be underwritten, originated, funded and serviced. These loans were then to be placed with appropriate funding sources and a number of them have been or are to be securitized, including the Mortgage Loans hereunder for which RMF was the Mortgage Loan Seller. Under the business plan, PRN was formed in 1996 to facilitate (i) a comprehensive range of mortgage products to long-term care and senior housing borrowers, (ii) underwriting, processing and delivering loan commitments, and
(iii) effectively reaching a large, nationwide borrower base. RMF has also purchased multi-family and commercial mortgage loans from SouthTrust Capital Funding, some of which are being conveyed to the Depositor for inclusion in the Trust Fund. The principal offices of RMF are located at 420 North 20th Street, 9th floor, Birmingham, Alabama 35203. Its telephone number is (205) 254-5771.

   Boston Capital Mortgage Company Limited Partnership. 37 of the Mortgage Loans, representing 8.8% of the Initial Pool Balance, were sold to the Depositor by BCMC. BCMC is a joint venture between Boston Capital Mortgage Corporation, an affiliate of Boston Capital Partners, Inc., and Llama Mortgage Services Corporation, a wholly owned subsidiary of Llama Capital Services LLC, which is an affiliate of Llama Company, LP, one of the Underwriters. BCMC originates and purchases mortgages for its own account, holding the mortgage loans until securitization or other disposition. Loans are primarily sourced through a network of mortgage bankers, and fully underwritten by BCMC. Certain of the Mortgage Loans being sold by BCMC were underwritten by Llama Capital Services, LLC and purchased by BCMC. The principal offices of BCMC are located at One Boston Place, 22nd Floor, Boston, Massachusetts 02108. Its telephone number is (800) 719-2262.

   The information set forth herein concerning the Mortgage Loan Sellers and the underwriting conducted by each of the Mortgage Loan Sellers with respect to the related Mortgage Loans has been provided by the respective Mortgage Loan Sellers, and none of the Depositor, the Underwriters or the other Mortgage Loan Sellers make any representation or warranty as to the accuracy or completeness of such information.

CERTAIN UNDERWRITING MATTERS

   Environmental Assessments. Each of the Mortgage Loan Sellers has represented to the Depositor that each of the related Mortgaged Properties was subject to a "Phase I" environmental site assessment or similar study (or an update of a previously conducted assessment or an update of an assessment based upon information in an established database), which was performed on behalf of the related Mortgage Loan Seller, or as to which the related report was delivered to the related Mortgage Loan Seller in connection with its origination or acquisition of the related Mortgage Loan. In the case of the Conti Small Loans, a more limited environmental review was performed. Such environmental assessments, updates or reviews were conducted within the 24-month period prior to the Cut-Off Date. The Mortgage Loan Sellers have informed the Depositor that no such environmental assessment revealed any material adverse environmental condition or circumstance with respect to any Mortgaged Property, except for: (i) those cases in which an operations and maintenance plan or periodic monitoring of such Mortgaged Property or nearby properties was recommended or an escrow reserve to cover the estimated cost of remediation was established; (ii) those cases involving a leaking underground storage tank or groundwater contamination at a nearby property, which condition has not yet affected such Mortgaged Property and as to which a responsible party has been identified under applicable law;

(iii) those cases where such conditions were either (x) remediated or abated prior to the Closing Date or as to which the property is the subject of an administrative consent order with a party that has established a remediation fund pursuant to such order or as to which the responsible party has provided an indemnity or guaranty, or (y) the borrower has otherwise agreed to bear the costs of such abatement or remediation; and (iv) those cases in which groundwater or soil contamination was identified or suspected, and either environmental insurance was obtained or a letter of credit was provided to cover estimated costs of continued monitoring or remediation.

   The information contained herein is based on the environmental assessments or similar studies and has not been independently verified by the Depositor, the Mortgage Loan Sellers, the Underwriters, or any of their respective affiliates.

   Property Condition Assessments. The Mortgage Loan Sellers have informed the Depositor that (except with respect to the Healthcare Loans sold to the Depositor by RMF) inspections of the Mortgaged Properties (or updates of previously conducted inspections) were conducted by independent licensed engineers or other representatives or designees of the related Mortgage Loan Seller within 19 months of the Cut-Off Date. Such inspections were commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems (in most cases) and general condition of the site, buildings and other improvements located at a Mortgaged Property. With respect to certain of the Mortgage Loans, the resulting reports indicated a variety of deferred maintenance items and recommended capital expenditures. The estimated cost of the necessary repairs or replacements at a Mortgaged Property was included in the related property condition assessment. In some (but not all) instances, cash reserves were established to fund such deferred maintenance and/or replacement items.

   Appraisals and Market Analysis. The Mortgage Loan Sellers have informed the Depositor that an appraisal or market analysis for most of the Mortgaged Properties was performed (or an existing appraisal updated) on behalf of the related Mortgage Loan Seller within 18 months of the Cut-Off Date. See Annex A hereto. Each such appraisal was conducted by an independent appraiser that is state certified and/or designated as a Member of the Appraisal Institute ("MAI"), in order to establish that the appraised value of the related Mortgaged Property or Properties exceeded the original principal balance of the Mortgage Loan (or, in the case of a set of related Pool Loans (as defined herein), the aggregate original principal balance of such set). In general, such appraisals represent the analysis and opinions of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and same method of appraising the property. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. Furthermore, not all of the above-described appraisals of the Mortgaged Properties conformed to the appraisal guidelines set forth in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. See "Risk Factors -- The Mortgage Loans -- Limitations of Appraisals and Market Studies" herein.

   Hazard, Liability and Other Insurance. The Mortgage Loans require that either: (i) in most cases, the Mortgaged Property be insured by a hazard insurance policy in an amount (subject to a customary deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan, 100% of the full insurable replacement cost of the improvements located on the related Mortgaged Property or, with respect to certain Mortgage Loans, the full insurable actual cash value of the Mortgaged Property; or (ii) in certain cases, the Mortgaged Property be insured by hazard insurance in such other amounts as was required by the related originators and if applicable, the related hazard insurance policy contains appropriate endorsements to avoid the application of co-insurance and does not permit reduction in insurance proceeds for depreciation. In addition, if any portion of a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the "Federal Register" by the

Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of such Mortgage Loan, (2) the full insurable actual cash value of such Mortgaged Property, (3) the maximum amount of insurance required by the terms of the related Mortgage and available for the related Mortgaged Property under the National Flood Insurance Act of 1968, as amended and (4) 100% of the replacement cost of the improvements located in the special flood hazard area on the related Mortgaged Property except in certain cases where self insurance was permitted. In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

   Each Mortgage generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount customarily required by institutional lenders. Each Mortgage generally further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related Mortgaged Property for not less than six months. In general, the Mortgaged Properties are not insured for earthquake risk, floods and other water-related causes, landslides and mudflow, vermin, nuclear reaction or war.

   ContiTrade Small Loan Program. 36 Mortgage Loans representing 1.2% of the Initial Pool Balance were originated for the ContiTrade Small Loan Program (the "Conti Small Loans"). Mortgage Loans made under the ContiTrade Small Loan Program are often with full recourse to the borrower or guarantor, and borrowers under the program are not required to be single purpose entities or bankruptcy remote and may be revocable trusts. In addition, some of the Mortgaged Properties are borrower-occupied.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

   Calculation of Interest. 47.6% of the Mortgage Loans, based on the Initial Pool Balance, accrue interest on the basis of a 360 day year consisting of twelve 30-day months, 52.0% of the Mortgage Loans, based on the Initial Pool Balance, accrue interest on the basis of the actual number of days elapsed and a 360 day year and 0.5% of the Mortgage Loans, based on Initial Pool Balance accrue interest on the basis of the actual number of days elapsed and a 365 day year.

   Excess Interest. 122 of the Mortgage Loans, representing approximately 49.6% of the Initial Pool Balance, are ARD Loans. Commencing on or within three months of the respective Anticipated Repayment Date, each such Mortgage Loan generally will bear interest at a fixed rate (the "Revised Rate") per annum, equal to the Mortgage Rate plus a percentage ranging from 0% to 5%. However, notwithstanding the foregoing, each Mortgage Loan Seller, pursuant to its related Mortgage Loan Purchase Agreement, has modified such Mortgage Loans to waive any provision that would increase the interest rate by more than 2% per annum for so long as such Mortgage Loan is included in the Mortgage Pool. Until the principal balance of each such Mortgage Loan has been reduced to zero, such Mortgage Loan will only be required to pay interest at the Mortgage Rate and the interest accrued at the excess, if any, of the related Revised Rate over the related Mortgage Rate will be deferred (such accrued and deferred interest and interest thereon, if any, the "Excess Interest"). Except where limited by applicable law, Excess Interest so accrued will generally earn interest at the Revised Rate. On or prior to the Anticipated Repayment Date, borrowers under ARD Loans will be required to enter into an agreement establishing an account in the name of the Lender (a "Lock Box Account") whereby all revenue will be deposited directly into the Lock Box Account which will be controlled by the Servicer. From and after the Anticipated Repayment Date, in addition to paying interest (at the Mortgage
Rate) and principal (based on the amortization schedule) (together, the "Monthly Debt Service

Payment"), the related borrower generally will be required to apply all monthly cash flow from the related Mortgaged Property or Properties to pay the following amounts, generally, in the following order of priority: (i) required payments to the tax and insurance escrow fund and any ground lease escrow fund, (ii) payments to any other required escrow funds, (iii) payments of any amounts due under the Note or other documents securing the related Mortgage Loan, (iv) payment of operating expenses pursuant to the terms of an annual budget approved by the Servicer, (v) payment of approved extraordinary operating expenses or capital expenses not set forth in the approved annual budget or allotted for in any escrow fund, (vi) principal on the Mortgage Loan until such principal is paid in full and (vii) to Excess Interest. The cash flow from the Mortgaged Property or Properties securing an ARD Loan after payments of the Monthly Debt Service Payment and items (i) through (v) above is referred to herein as "Excess Cash Flow". As described below, ARD Loans generally provide that the related borrower is prohibited from prepaying the Mortgage Loan without penalties until generally one to six months prior to the Anticipated Repayment Date but, upon the commencement of such period, may prepay the loan, in whole or in part, without payment of a Prepayment Premium. The Anticipated Repayment Date for each ARD Loan is listed in Annex A.

   Amortization of Principal. Certain of the Mortgage Loans, representing 8.4% of the Initial Pool Balance, provide for payment of interest only for initial periods of 12 to 24 months after the origination date of such Mortgage Loans. Certain Mortgage Loans (the "Balloon Loans"), representing 43.4% of the Initial Pool Balance, provide for monthly payments of principal based on amortization schedules longer than their original terms thereby leaving substantial principal amounts due and payable (each such payment, a "Balloon Payment") on their respective maturity dates, unless previously prepaid. The remaining Mortgage Loans have remaining amortization terms that are generally the same as their respective remaining terms to maturity. See Annex A hereto for additional information regarding the amortization characteristics of the Mortgage Loans.

   Prepayment Provisions. All of the Mortgage Loans either (i) prohibit voluntary prepayment for a specified period (each, a "Lock-Out Period") and/or (ii) require the payment of a premium or fee (a "Prepayment Premium") upon the voluntary prepayment of such Mortgage Loans during a specified period described on Annex A hereto. The weighted average Lock-Out Period remaining from the Cut-Off Date for the Mortgage Loans is approximately 46 months.

   In the case of most of the Mortgage Loans, if an award or loss resulting from an event of condemnation or casualty is less than a specified percentage of the original principal balance of the Mortgage Loan and if in the reasonable judgment of the mortgagee (i) the Mortgaged Property can be restored within six months prior to the maturity of the related Note to a property no less valuable or useful than it was prior to the condemnation or casualty, (ii) after a restoration the Mortgaged Property would adequately secure the outstanding balance of the Note and (iii) no event of default has occurred or is continuing, the proceeds or award may be applied by the borrower to the costs of repairing or replacing the Mortgaged Property. In all other circumstances, the Mortgage Loans provide generally that in the event of a condemnation or casualty, the mortgagee may apply the condemnation award or insurance proceeds to the repayment of debt, without payment of a Prepayment Premium. In general, in the event that a condemnation award or insurance proceeds are used to prepay a Specially Serviced Mortgage Loan, the constant monthly payment due under the related note shall be reamortized based on the remaining amortization term and the applicable interest rate.

   Certain Mortgage Loans provide that if casualty or condemnation proceeds are above a specified amount, the borrower will be permitted to supplement such proceeds with an amount sufficient to prepay the entire principal balance of the Mortgage Loan. In such event, no Prepayment Premium would be required to be paid.

   Neither the Depositor nor any of the Mortgage Loan Sellers makes any representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment

Premium, or of the collectability of any Prepayment Premium. See "Risk Factors -- The Certificates -- Special Prepayment and Yield Considerations" herein and "Certain Legal Aspects of Mortgage Loans -- Default Interest and Limitations on Prepayments" in the Prospectus.

   Property Releases. Certain of the Mortgage Loans contain provisions which permit the related borrower to release some or all of the Mortgaged Properties securing such Mortgage Loans.

   Mortgage Loans representing 39.4% of the Initial Pool Balance permit the applicable borrower at any time after a specified period (the "Defeasance Lock-Out Period"), which is generally the greater of approximately three years from the date of origination and two years from the Closing Date, provided no event of default exists, to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a "Defeasance Option"), provided that, among other conditions, the borrower (a) pays on any Due Date (the "Release Date") (i) all interest accrued and unpaid on the principal balance of the Note to and including the Release Date, (ii) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all other loan documents executed in connection therewith, (iii) an amount (the "Collateral Substitution Deposit") that will be sufficient to purchase direct non-callable obligations of the United States of America providing payments (1) on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date, assuming, in the case of an ARD Loan, that such loan prepays on the related Anticipated Repayment Date and (2) in amounts equal to the scheduled payments due on such dates under the Mortgage Loan or the defeased amount thereof in the case of a partial defeasance, and (3) any costs and expenses incurred in connection with the purchase of such U.S. government obligations and (b) delivers a security agreement granting the Trust Fund a first priority lien on the Collateral Substitution Deposit and the U.S. government obligations purchased with the Collateral Substitution Deposit and an opinion of counsel to such effect. The Pool Loans generally require that
(i) in the case of a partial defeasance, prior to the release of a related Mortgaged Property, a specified percentage (generally 125%) of the Allocated Loan Amount for such Mortgaged Property be defeased and (ii) that the DSCR with respect to the remaining Mortgaged Properties after the defeasance be no less than the greater of (x) the DSCR at origination and (y) the DSCR immediately prior to such defeasance. Any amount in excess of the amount necessary to purchase such U.S. government obligations will be returned to the borrower. Simultaneously with such actions, the related Mortgaged Property will be released from the lien of the Mortgage Loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan.

   In general, a successor borrower established or designated by the related Mortgage Loan Seller will assume all of the defeased obligations of a borrower exercising a Defeasance Option under a Mortgage Loan and the borrower will be relieved of all of the defeased obligations thereunder. If a Mortgage Loan is partially defeased, the related Note will be split and only the defeased portion of the borrower's obligations will be transferred to the successor borrower.

   The Depositor makes no representation as to the enforceability of the defeasance provisions of any Mortgage Loan. See "Risk Factors -- The Certificates -- Special Prepayment and Yield Considerations" herein.

   Mortgage Loans representing 11.5% of the Initial Pool Balance are secured, pursuant to one or more notes executed by a single borrower, by multiple Mortgaged Properties. Such Mortgage Loans permit the borrower at any time after a specified period from the date of origination, to obtain a partial release of a Mortgaged Property from the lien of the related Mortgage (a "Partial Release"), provided that (i) no event of default exists and (ii) among other conditions, (a) the borrower pays a partial release payment (the "Release Payment") in an amount equal to at least 125% of the Allocated Loan Amount (as reduced by amortization of the related Mortgage Loan as of the date of the Release Payment, except in the cases of the Mortgage Loans sold to the Depositor by BCMC which do not provide for such reduction), and (b) satisfaction of certain tests regarding DSCR and/or LTV.

    Escrows. Certain of the Mortgage Loans provide for monthly escrows to cover property taxes. Certain of the Mortgage Loans provide for monthly escrows to cover insurance premiums on the Mortgaged Properties and in certain cases from three months to one year of insurance premiums are required to be escrowed. Certain of the Mortgage Loans secured by leasehold interests also provide for escrows to make ground lease payments. Certain of the Mortgage Loans require monthly escrows to cover ongoing replacements and capital repairs. Certain of the Mortgage Loans have debt service escrows funded with an amount equal to one or more months of debt service payments.

   "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The Mortgage Loans generally contain "due-on-sale" and "due-on-encumbrance" clauses that, in each case, permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the mortgagee. The Servicer or the Special Servicer, as applicable, will determine, in a manner consistent with the Servicing Standard, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property. Certain of the Mortgage Loans provide that the mortgagee may condition an assumption of the loan on the receipt of an assumption fee, which is in some cases equal to one percent of the then unpaid principal balance of the applicable Note, in addition to the payment of all costs and expenses incurred in connection with such assumption. Certain of the Mortgage Loans permit either: (i) a one-time transfer of the related Mortgaged Property if certain specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the lender; or (ii) transfers to parties related to the borrower. See "Description of the Pooling Agreements --Due-on-Sale and Due-on-Encumbrance Provisions" and "Certain Legal Aspects of Mortgage Loans -- Due-on-Sale and Due-on-Encumbrance Provisions" in the Prospectus. Certain of the Mortgage Loans provide that such consent may not be unreasonably withheld provided that (i) no event of default has occurred, (ii) the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property, (iii) with respect to Mortgage Loans that represent more than 2% of the then-current aggregate Stated Principal Balance of the Mortgage Pool, Moody's and Fitch, have confirmed in writing that such transfer or further encumbrance will not result in a qualification, reduction or withdrawal of the then current ratings of the Certificates, (iv) the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements and (v) the assumption fee has been received (which assumption fee will be paid to the Servicer and the Special Servicer, as provided in the Pooling and Servicing Agreement, and will not be paid to the Certificateholders). See "Risk Factors -- The Mortgage Loans -- Exercise of Remedies" herein and "Certain Legal Aspects of Mortgage Loans -- Due-on-Sale and Due-on-Encumbrance Provisions" in the Prospectus. The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

   Cross-Collateralization and Cross-Default of Certain Mortgage Loans. 40 of the Mortgage Loans (the "Pool Loans") representing 11.1% of the Initial Pool Balance, are secured by more than one Mortgaged Property. However, because certain states require the payment of a mortgage recording or documentary stamp tax based upon the principal amount of debt secured by a mortgage, the Mortgages recorded with respect to certain Mortgaged Properties do not secure the full amount of the related Mortgage Loan, but rather secure only 150% of the Allocated Loan Amount of each Mortgaged Property located in such states. See "Risk Factors -- The Mortgage Loans -- Limitations on Enforceability of Cross-Collateralization" herein and "Loan Characteristics" in Annex A.

   Low Income Housing Tax Credits. Certain of the Multifamily Properties are eligible to receive low-income housing tax credits ("Tax Credits") pursuant to Section 42 of the Code (such

Multifamily Properties, the "Section 42 Properties"). Section 42 of the Code provides a Tax Credit for owners of residential rental property meeting the definition of low-income housing who have received a tax credit allocation from the state or local allocating agency.

   In the event a Section 42 Property does not maintain compliance with the Tax Credit restrictions on tenant income or rental rates, the owners of the
Section 42 Property project may lose the Tax Credits related to the period of the noncompliance and face the partial recapture of previously taken Tax Credits.

   HUD Section 8 Loans. Six of the Multifamily Loans, representing 2.3% of the Initial Pool Balance, are secured by Mortgaged Properties that are eligible for low income rent subsidies under the United States Department of Housing and Urban Development ("HUD") "Section 8" program ("Section 8").
Section 8 rent subsidies provide for the direct or indirect payment of rental subsidies by HUD to owners of certain types of low income multifamily housing properties on behalf of eligible tenants. Tenant eligibility is determined based upon family income and size, as well as the median income for the area. The subsidy paid by HUD is based on the difference between the rent charged to the tenant (which rent is established by HUD) and the tenant's ability to pay. The payment of subsidies to a particular project owner is made pursuant to a Housing Assistance Payment contract (a "HAP Contract") between HUD and the owner of the project or a local public housing authority. Upon expiration of a HAP Contract, the rental subsidies terminate.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

   The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-Off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-Off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described herein.

   A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates and will be filed by the Depositor, together with the Pooling and Servicing Agreement with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from the Mortgage Pool as set forth in the preceding paragraph, such removal will be noted in the Form 8-K. Such Form 8-K will be available to purchasers and potential purchasers of the Offered Certificates.

                   DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

   The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of 18 Classes to be designated as the Class X Certificates, Class A-1 Certificates, Class A-2 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class Q-1 Certificates, Class Q-2 Certificates, Class R Certificates and Class LR Certificates. Only the Class X, Class A-1, Class A-2, Class B , Class C , Class D and Class E Certificates (the "Offered Certificates") are offered hereby. The Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class Q-1, Class Q-2, Class R and Class LR Certificates (the "Private Certificates") are not offered hereby.

   The Certificates represent in the aggregate the entire beneficial ownership interest in a Trust Fund consisting of: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-Off Date; (ii) any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure (upon acquisition, an "REO Property"); (iii) such funds or assets as from time to time are deposited in the Collection Account, the Distribution

Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Default Interest Distribution Account and any account established in connection with REO Properties (an "REO Account");
(iv) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans; (iv) the Depositor's rights and remedies under each Mortgage Loan Purchase Agreement; and (v) all of the mortgagee's right, title and interest in the Reserve Accounts and Lock Box Accounts.

   The Class A-1, Class A-2, Class B, Class C Class D and Class E Certificates will have initial Certificate Balances of $382,886,000, $852,361,000, $108,992,000, $108,992,000, $99,909,000 and $27,248,000,
respectively. The Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates will have initial Certificate Balances of $45,413,000, $45,413,000, $18,165,000, $22,706,000, $22,706,000, $40,872,000 and
$40,878,155, respectively. The Class X Certificates will have an initial Notional Balance equal to $1,816,541,155, which is equal to the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date.

   The Class Q-1, Class Q-2, Class R and Class LR Certificates will not have Certificate Balances or Notional Balances.

   The Certificate Balance of any Class of Certificates outstanding at any time represents the maximum amount which the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund; provided, however, that in the event that Realized Losses previously allocated to a Class of Certificates in reduction of the Certificate Balance thereof are recovered subsequent to the reduction of the Certificate Balance of such Class to zero, such Class may receive distributions in respect of such recoveries in accordance with the priorities set forth under "--Distributions -- Priorities" herein.

   The respective Certificate Balance of each Class of Certificates (other than the Class Q-1, Class Q-2, Class X, Class R and Class LR Certificates) will in each case be reduced by amounts actually distributed thereon that are allocable to principal and by any Realized Losses allocated to such Class of Certificates. The Notional Balance of the Class X Certificates will for purposes of distributions on each Distribution Date equal the aggregate Stated Principal Balance of the Mortgage Loans immediately prior to such Distribution Date. The Notional Balance of the Class X Certificates will be reduced to the extent of all reductions in the aggregate Stated Principal Balance of such Mortgage Loans.

DISTRIBUTIONS

   Method, Timing and Amount. Distributions on the Certificates will be made on the 15th day of each month or, if such 15th day is not a business day, then on the next succeeding business day, commencing in April 1998 (each, a "Distribution Date"). All distributions (other than the final distribution on any Certificate) will be made by the Trustee to the persons in whose names the Certificates are registered at the close of business on the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs (the "Record Date"). Such distributions will be made
(a) by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five business days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on any Offered Certificates will be made in like manner, but only upon presentment or surrender (for notation that the Certificate Balance thereof has been reduced to zero) of such Certificate at the location specified in the notice to the holder thereof of such final distribution. All distributions made with respect to a Class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests. The "Percentage Interest" evidenced by any Offered Certificate is equal to the initial denomination thereof as of the Closing Date divided by the initial Certificate Balance or Notional Balance, as applicable, of the related Class.

    The aggregate distribution to be made with respect to the Certificates on any Distribution Date will equal the Available Funds. The "Available Funds" for any Distribution Date will be the sum of (i) all previously undistributed Monthly Payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including Unscheduled Payments and Net REO Proceeds, if any) received by the Servicer in the related Collection Period,
(ii) all P&I Advances made by the Servicer, the Trustee or the Fiscal Agent, as applicable, in respect of such Distribution Date, (iii) all other amounts required to be deposited in the Collection Account by the Servicer pursuant to the Pooling and Servicing Agreement allocable to the Mortgage Loans, (iv) any late payments of Monthly Payments received after the end of the Collection Period relating to such Distribution Date but prior to the related Servicer Remittance Date and (v) any amounts representing Prepayment Interest Shortfalls remitted by the Servicer to the Collection Account (as described under "--Prepayment Interest Shortfalls"), but excluding the following:

     (a) amounts permitted to be used to reimburse the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, for previously unreimbursed Advances and interest thereon as described herein under "The Pooling and Servicing Agreement -- Advances";

     (b) the aggregate amount of the Servicing Fee (which includes the fees for the Servicer, the Trustee, the Healthcare Adviser and fees for primary servicing functions), and the other Servicing Compensation (e.g., Net Prepayment Interest Excess, late fees, assumption fees, loan modification fees, extension fees, loan service transaction fees, demand fees, beneficiary statement charges, and similar fees) payable to the Servicer and the Special Servicing Fee, (and other amounts payable to the Special Servicer described under "The Pooling and Servicing Agreement -- Special Servicing" herein), and reinvestment earnings on payments received with respect to the Mortgage Loans which the Servicer or Special Servicer is entitled to receive as additional servicing compensation, in each case in respect of such Distribution Date;

     (c) all amounts representing scheduled Monthly Payments due after the related Due Date;

     (d) to the extent permitted by the Pooling and Servicing Agreement, that portion of liquidation proceeds, insurance proceeds and condemnation proceeds with respect to a Mortgage Loan which represents any unpaid Servicing Fee and special servicing compensation together with interest thereon as described herein, to which the Servicer, the Special Servicer, the Healthcare Adviser, any subservicer and the Trustee are entitled;

     (e) all amounts representing certain expenses reimbursable or payable to the Servicer, the Special Servicer, the Trustee or the Fiscal Agent and other amounts permitted to be retained by the Servicer or withdrawn pursuant to the Pooling and Servicing Agreement in respect of various items, including interest thereon as provided in the Pooling and Servicing Agreement;

     (f) Prepayment Premiums;

     (g) Default Interest;

     (h) Excess Interest;

     (i) all amounts received with respect to each Mortgage Loan previously purchased or repurchased from the Trust Fund pursuant to the Pooling and Servicing Agreement or any Mortgage Loan Purchase Agreement during the related Collection Period and subsequent to the date as of which such Mortgage Loan was purchased or repurchased; and

     (j) the amount reasonably determined by the Trustee to be necessary to pay any applicable federal, state or local taxes imposed on the Upper-Tier REMIC or the Lower-Tier REMIC under the circumstances and to the extent described in the Pooling and Servicing Agreement.

    The "Monthly Payment" with respect to any Mortgage Loan (other than any REO Mortgage Loan) and any Due Date is the scheduled monthly payment of principal (if any) and interest at the Mortgage Rate, excluding any Balloon Payment (but not excluding any constant Monthly Payment due on a Balloon
Loan), which is payable by the related borrower on the related Due Date. The Monthly Payment with respect to an REO Mortgage Loan for any Distribution Date is the monthly payment that would otherwise have been payable on the related Due Date had the related Note not been discharged, determined as set forth in the Pooling and Servicing Agreement.

   "Unscheduled Payments" are all net liquidation proceeds, net insurance proceeds and net condemnation proceeds payable under the Mortgage Loans, the repurchase price of any Mortgage Loan repurchased by any of the Mortgage Loan Sellers due to a breach of a representation or warranty made by them or the purchase price paid by the parties described under "The Pooling and Servicing Agreement -- Optional Termination" and "--Realization Upon Mortgage Loans", and any other payments under or with respect to the Mortgage Loans not scheduled to be made, including Principal Prepayments, but excluding Prepayment Premiums.

   "Net REO Proceeds" with respect to any REO Property and any related REO Mortgage Loan are all revenues received by the Special Servicer with respect to such REO Property or REO Mortgage Loan net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid therefrom pursuant to the Pooling and Servicing Agreement.

   "Principal Prepayments" are payments of principal made by a borrower on a Mortgage Loan which are received in advance of the scheduled Due Date for such payments and which are not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, other than any amount paid in connection with the release of the related Mortgaged Property through defeasance.

   The "Collection Period" with respect to a Distribution Date, is the period that begins immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, immediately following the Cut-Off
Date) and ends on the Determination Date in the calendar month in which such Distribution Date occurs. The "Determination Date" will be the 6th business day preceding each Distribution Date.

   "Net Default Interest" with respect to any Mortgage Loan is any Default Interest accrued on such Mortgage Loan less amounts required to pay the Servicer, the Trustee or Fiscal Agent, as applicable, interest on Advances at the Advance Rate.

   "Default Interest" with respect to any Mortgage Loan is interest accrued on such Mortgage Loan at the excess of (i) the related Default Rate over (ii) the sum of the related Mortgage Rate and, if applicable, the related Excess Rate.

   The "Default Rate" with respect to any Mortgage Loan is the per annum rate at which interest accrues on such Mortgage Loan following any event of default on such Mortgage Loan including a default in the payment of a Monthly Payment or a Balloon Payment.

   "Excess Interest" with respect to each of the Mortgage Loans that has a Revised Rate, interest accrued on such Mortgage Loan allocable to the Excess Rate.

   "Excess Rate" with respect to each of the Mortgage Loans that has a Revised Rate, the difference between (a) the applicable Revised Rate and (b) the applicable Mortgage Rate.

   Payment Priorities. As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings.

   The "Interest Accrual Amount" with respect to any Distribution Date and any Class of Certificates (other than the Class Q-1, Class Q-2, Class R and Class LR Certificates), is equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class on the related Certificate Balance or Notional Balance (provided, that for interest accrual purposes any distributions in reduction of Certificate Balance or reductions in Notional Balance as a result of allocations of Realized Losses on the Distribution Date occurring in an Interest Accrual Period will be deemed to have been made on the first day of such Interest Accrual Period), as applicable, minus the amount of any Excess Prepayment Interest Shortfall allocated to such Class with respect to such Distribution Date. Calculations of interest due in respect of the Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

   "Appraisal Reduction Amount" is the amount described under "--Appraisal Reductions."

   "Delinquency" means any failure of the borrower to make a scheduled payment on a Due Date.

   The "Interest Accrual Period" with respect to any Distribution Date is the calendar month immediately preceding the month in which such Distribution Date occurs.

   An "Interest Shortfall" with respect to any Distribution Date for any Class of Offered Certificates is any shortfall in the amount of interest required to be distributed on such Class on such Distribution Date. No interest accrues on Interest Shortfalls.

   The "Pass-Through Rate" for any Class of Offered Certificates is the per annum rate at which interest accrues on the Certificates of such Class during any Interest Accrual Period. The Pass-Through Rate on the Class A-1, Class A-2, Class B, Class C and Class D Certificates is a per annum rate equal to 6.220%, 6.538%, 6.664%, 6.861%, and 7.231%, respectively. The Pass-Through
Rate on the Class E Certificates will, at all times, be equal to the lesser of 7.500% and the Weighted Average Net Mortgage Pass-Through Rate. The Pass-Through Rates applicable to the Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates will, at all times, be equal to the lesser of a fixed rate specified in the Pooling and Servicing Agreement and the Weighted Average Net Mortgage Pass-Through Rate. The Pass-Through Rate on the Class X Certificates is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus the Weighted Average Pass-Through Rate. Each of the Class Q-1, Class Q-2, Class R and Class LR Certificates will not have a Pass-Through Rate.

   The "Weighted Average Pass-Through Rate" for purposes of calculating the Pass-Through Rate on the Class X Certificates, with respect to any Interest Accrual Period, is the amount (expressed as a percentage), the numerator of which is the sum of the products of (A) the Pass-Through Rate with respect to each Class of Certificates having a Pass-Through Rate (other than the Class X Certificates) and (B) the Certificate Balance of such Class as of the first day of such Interest Accrual Period and the denominator of which is the sum of the Certificate Balances of each Class included in (A) above as of such date (provided in each case, any reductions in Certificate Balance as a result of distributions or allocations of Realized Losses to such Class or the related Class, respectively, occurring in an Interest Accrual Period will be deemed to have been made on the first day of such Interest Accrual Period).

   The "Weighted Average Net Mortgage Pass-Through Rate" for any Distribution Date is the amount (expressed as a percentage) the numerator of which is the sum for all Mortgage Loans of the products of (i) the Net Mortgage Pass-Through Rate of each such Mortgage Loan as of the immediately preceding Distribution Date and (ii) the Stated Principal Balance of each such Mortgage Loan and the denominator of which is the sum of the Stated Principal Balances of all such Mortgage Loans as of the immediately preceding Distribution Date.

   The "Due Date" with respect to any Distribution Date and/or any Mortgage Loan, as the case may be, the first day (360 Mortgage Loans representing 97.4% of the Initial Pool Balance) or the fifteenth day (2 Mortgage Loans representing 0.9% of the Initial Pool Balance) or the twentieth day (9 Mortgage Loans representing 1.6% of the Initial Pool Balance) of the month in the related Collection Period.

    The "Net Mortgage Pass-Through Rate" with respect to any Mortgage Loan and any Distribution Date is the Mortgage Pass-Through Rate for such Mortgage Loan for the related Interest Accrual Period minus the Servicing Fee Rate.

   The "Mortgage Pass-Through Rate" with respect to any Mortgage Loan is the Mortgage Rate in each case without giving effect to any default rate. Notwithstanding the foregoing, if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, then the Mortgage Pass-Through Rate of such Mortgage Loan for any Mortgage Loan interest accrual period will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such Mortgage Loan during such Mortgage Loan interest accrual period at the related Mortgage Rate.

   The "Mortgage Rate" with respect to each Mortgage Loan and any Interest Accrual Period is the annual rate, not including any Excess Rate, at which interest accrues on such Mortgage Loan during such period (in the absence of a default), as set forth in the related Note and on Annex A. The Mortgage Rate for purposes of calculating the Weighted Average Net Mortgage Pass-Through Rate will be the Mortgage Rate of such Mortgage Loan without taking into account any reduction in the interest rate by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or a reduction of interest or principal due to a modification as described under "The Pooling and Servicing Agreement -- Modifications."

   The "Principal Distribution Amount" for any Distribution Date will be equal to the sum of the following items without duplication:

     (i) the principal component of all scheduled Monthly Payments (other than Balloon Payments) due on the Mortgage Loans on or before the related Due Date (if received or advanced);

     (ii) the principal component of all Assumed Scheduled Payments due on or before the related Due Date (if received or advanced) with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment;

     (iii) the Stated Principal Balance of each Mortgage Loan that was, during the related Collection Period, repurchased from the Trust Fund in connection with the breach of a representation or warranty or purchased from the Trust Fund as described herein under "The Pooling and Servicing Agreement -- Optional Termination";

     (iv) the portion of Unscheduled Payments allocable to principal of any Mortgage Loan which was liquidated during the related Collection Period;

     (v) all Balloon Payments and, to the extent not included in the preceding clauses, any other principal payment on any Mortgage Loan received on or after the Maturity Date thereof, to the extent received during the related Collection Period;

     (vi) to the extent not included in the preceding clause (iii) or (iv), all other Principal Prepayments received in the related Collection Period; and

     (vii) to the extent not included in the preceding clauses, any other full or partial recoveries in respect of principal, including net insurance proceeds, net liquidation proceeds and Net REO Proceeds received in the related Collection Period (in the case of clauses (i) through (vii) net of any related outstanding P&I Advances allocable to principal).

   The "Assumed Scheduled Payment" with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment (including any REO Mortgage Loan as to which the Balloon Payment would have been past due) is an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant payment required by the related Note or the original amortization schedule thereof (as calculated with interest at the related Mortgage Rate), if applicable, assuming such Balloon Payment has not become due after giving effect to any modification, and (b) interest at the applicable Net Mortgage Pass-Through Rate.

   An "REO Mortgage Loan" is any Mortgage Loan as to which the related Mortgaged Property has become an REO Property.

   Distribution of Available Funds. On each Distribution Date, prior to the Crossover Date, the Available Funds for such Distribution Date will be distributed in the following amounts and order of priority:

     (i) First, pro rata, in respect of interest, to the Class A-1, Class A-2 and Class X Certificates, up to an amount equal to the aggregate Interest Accrual Amounts of such Classes;

     (ii) Second, pro rata, to the Class A-1, Class A-2 and Class X Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Classes;

     (iii) Third, to the Class A-1 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount until the Certificate Balance thereof is reduced to zero;

     (iv) Fourth, to the Class A-2 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance thereof is reduced to zero;

     (v) Fifth, to the Class B Certificates in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

     (vi) Sixth, to the Class B Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

     (vii) Seventh, to the Class B Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     (viii) Eigth, to the Class B Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     (ix) Ninth, to the Class C Certificates in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

     (x) Tenth, to the Class C Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

     (xi) Eleventh, to the Class C Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     (xii) Twelfth, to the Class C Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     (xiii) Thirteenth, to the Class D Certificates in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

     (xiv) Fourteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

      (xv) Fifteenth, to the Class D Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     (xvi) Sixteenth, to the Class D Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     (xvii) Seventeenth, to the Class E Certificates in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

     (xviii) Eighteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

     (xix) Nineteenth, to the Class E Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     (xx) Twentieth, to the Class E Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     (xxi) Twenty-first, to the Class F Certificates in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

     (xxii) Twenty-second, to the Class F Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

     (xxiii) Twenty-third, to the Class F Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     (xxiv) Twenty-fourth, to the Class F Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     (xxv) Twenty-fifth, to the Class G Certificates in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

     (xxvi) Twenty-sixth, to the Class G Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

     (xxvii) Twenty-seventh, to the Class G Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     (xxviii) Twenty-eighth, to the Class G Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     (xxix) Twenth-ninth, to the Class H Certificates in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

     (xxx) Thirtieth, to the Class H Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

     (xxxi) Thirty-first, to the Class H Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

      (xxxii) Thirty-second, to the Class H Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     (xxxiii) Thirty-third, to the Class J Certificates in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

     (xxxiv) Thirty-fourth, to the Class J Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

     (xxxv) Thirty-fifth, to the Class J Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     (xxxvi) Thirty-sixth, to the Class J Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     (xxxvii) Thirty-seventh, to the Class K Certificates in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

     (xxxviii) Thirty-eighth, to the Class K Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

     (xxxix) Thirty-ninth, to the Class K Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     (xl) Fortieth, to the Class K Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class; and

     (xli) Forty-first, to the Class L Certificates in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

     (xlii) Forty-second, to the Class L Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

     (xliii) Forty-third, to the Class L Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     (xliv) Forty-fourth, to the Class L Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     (xlv) Forty-fifth, to the Class M Certificates in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

     (xlvi) Forty-sixth, to the Class M Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

     (xlvii) Forty-seventh, to the Class M Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     (xlviii) Forty-eighth, to the Class M Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class; and

      (xlix) Forty-ninth, to the Class R and Class LR Certificates as specified in the Pooling and Servicing Agreement.

   All references to "pro rata" in the preceding clauses unless otherwise specified mean pro rata based upon the amount distributable pursuant to such clause.

   Notwithstanding the foregoing, on each Distribution Date occurring on or after the Crossover Date, the Principal Distribution Amount will be distributed to the Class A-1 and Class A-2 Certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such Class is reduced to zero, and any unreimbursed amounts of Realized Losses previously allocated to such classes, if available, will be distributed pro rata based on their respective Certificate Balances. The "Crossover Date" is the Distribution Date on which the Certificate Balance of each Class of Certificates other than the Class A-1 and Class A-2 Certificates have been reduced to zero. The Class X Certificates will not be entitled to any distribution of principal.

   Prepayment Premiums. In the event a borrower is required to pay any Prepayment Premium (which shall include any yield maintenance premium or any other fees paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan which are calculated based upon a specified percentage (which may decline over time) of the amount prepaid) the amount of such payments actually collected will be distributed in respect of the Offered Certificates as set forth below.

   On each Distribution Date, any Prepayment Premium collected on a Mortgage Loan during the related Collection Period will be distributed as follows: first, to the holders of the Class X Certificates and the holders of the Class A-1 and Class A-2 Certificates then entitled to distributions of principal, pro rata, in accordance with their corresponding respective PV Yield Loss Amount, in an amount up to the corresponding PV Yield Loss Amount for each such Class of Certificates; second, sequentially, to the holders of the remaining Classes of Offered Certificates in an amount up to the corresponding PV Yield Loss Amount for each such Class of Certificates; and third, to the holders of the Class X Certificates any remaining amount so collected.

   The "PV Yield Loss Amount" with respect to any Distribution Date and any prepayment of principal of a Mortgage Loan that is distributable to Certificateholders on such Distribution Date, means: (a) with respect to any Class of Offered Certificates (other than the Class X Certificates) as to which such prepayment is payable, in whole or in part, in reduction of the Certificate Balance thereof on such Distribution Date, an amount equal to the present value of a series of monthly payments, each equal to the related Fixed Interest Payment Adjustment deemed payable on each subsequent Distribution Date to and including the applicable Final Adjustment Distribution Date, and each discounted at the applicable Reinvestment Yield (compounding monthly) for the number of months remaining from the then current Distribution Date to the applicable subsequent Distribution Date; and
(b) with respect to the Class X Certificates, an amount equal to the present value of a series of monthly payments, which may vary over time, each equal to the applicable related Variable Interest Payment Adjustment deemed payable on each subsequent Distribution Date to and including the applicable Final Adjustment Distribution Date, and each discounted at the applicable Reinvestment Yield (compounding monthly) for the number of months remaining from the then current Distribution Date to the applicable subsequent Distribution Date.

   For purposes of computing the PV Yield Loss Amount for any Class of Offered Certificates, the following definitions shall apply:

   The "Final Adjustment Distribution Date" for such Class of Certificates in respect of any prepayment means, the Assumed Final Distribution Date for such Class. The "Assumed Final Distribution Date" with respect to a Class of Certificates is the last Distribution Date on which such Class of Certificates would receive a payment of principal based on the assumption that there are no prepayments on the Mortgage Loans (other than the ARD Loans) and otherwise on the Modeling Assumptions (as defined herein).

    With respect to any Class of Offered Certificates (other than the Class X Certificates) and any prepayment of principal that is applied, in whole or in part, in reduction of the Certificate Balance of such Class on any Distribution Date, the "Fixed Interest Payment Adjustment" shall equal one-twelfth of the product of (a) the amount, if any, by which the Pass-Through Rate for such Class exceeds the applicable Reinvestment Yield (compounding monthly), multiplied by (b) the applicable Prepayment Amount.

   With respect to the Class X Certificates and any particular prepayment of principal distributable on any Distribution Date, the "Variable Interest Payment Adjustment" deemed payable on any particular subsequent Distribution Date through and including the related Final Adjustment Distribution Date shall vary with the occurrence of each Assumed Final Distribution Date that occurs prior to such Final Adjustment Distribution Date, and shall equal one-twelfth of (a) the applicable Adjustment Rate, multiplied by (b) the amount of such prepayment of principal. The "Adjustment Rate" applicable to any subsequent Distribution Date shall be a percentage equal to the excess of the Weighted Average Net Mortgage Pass-Through Rate for the current Distribution Date over the Pass-Through Rate for the Class A-1 Certificates if such subsequent Distribution Date occurs on or before the Assumed Final Distribution Date for the Class A-1 Certificates, the Pass-Through Rate for the Class A-2 Certificates if such subsequent Distribution Date occurs after the Assumed Final Distribution Date for the Class A-1 Certificates and on or before the Assumed Final Distribution Date for the Class A-2 Certificates and, if such subsequent Distribution Date occurs thereafter, the Pass-Through Rate for the most senior class of Regular Certificates (other than the Class X Certificates) for which the Assumed Final Distribution Date coincides with or follows such subsequent Distribution Date.

   The "Reinvestment Yield" applicable to any Class of Regular Certificates will be the yield for "This Week" as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) as of the Determination Date for such prepayment for the constant maturity treasury having a maturity coterminous with the applicable Final Adjustment Distribution Date. If there is no Reinvestment Yield for instruments having a maturity coterminous with the remaining term (to maturity or Anticipated Repayment Date, where applicable) of the applicable Mortgage Loan, then the Reinvestment Yield will be equal to the interpolation of the yields of the constant maturity treasuries with maturities next longer and shorter than such remaining term to maturity or Anticipated Repayment Date.

   With respect to any Class of Regular Certificates (other than the Class X Certificates) for any Distribution Date and any prepayment of principal distributable to Certificateholders on such Distribution Date, the "Prepayment Amount" shall be the product of (x) the full amount of such prepayment of principal, multiplied by (y) a fraction, the numerator of which is the portion of the Principal Distribution Amount for such Distribution Date that is payable in respect of such Class, and the denominator of which is the entire Principal Distribution Amount for such Distribution Date. For purposes of the calculation of the Prepayment Amount, in respect of an ARD Loan any principal payment amount on or after the ARD Date will not be considered a prepayment of principal.

   Default Interest and Excess Interest. On each Distribution Date, Net Default Interest and Excess Interest received in the related Collection Period with respect to a default on a Mortgage Loan will be distributed solely to the Class Q-1 and Class Q-2 Certificates, respectively, to the extent set forth in the Pooling and Servicing Agreement, and will not be available for distribution to holders of the Offered Certificates. The Class Q-1 and Class Q-2 Certificates are not entitled to any other distributions of interest, principal or Prepayment Premiums.

REALIZED LOSSES

   The Certificate Balance of the Certificates will be reduced without distribution on any Distribution Date as a write-off to the extent of any Realized Loss allocated to the applicable Class of Certificates with respect to such Distribution Date. As referred to herein, the "Realized Loss" with respect to any Distribution Date shall mean the amount, if any, by which the aggregate

Certificate Balance of the Regular Certificates (other than the Class X Certificates) after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans immediately following the Servicer Remittance Date preceding such Distribution Date. Any such Realized Losses will be applied to the Classes of Certificates in the following order, until the Certificate Balance of each is reduced to zero: first, to the Class M Certificates, second to the Class L Certificates, third, to the Class K Certificates, fourth, to the Class J Certificates, fifth, to the Class H Certificates, sixth, to the Class G Certificates, seventh, to the Class F Certificates, eighth, to the Class E Certificates, ninth, to the Class D Certificates, tenth, to the Class C Certificates, eleventh, to the Class B Certificates, and finally, pro rata, to the Class A-1 and Class A-2 Certificates based on their respective Certificate Balances. Any amounts recovered in respect of any such amounts previously written-off as Realized Losses will be distributed to the Classes of Regular Certificates in reverse order of allocation of such Realized Losses thereto. Shortfalls in Available Funds resulting from interest on Advances to the extent not covered by Default Interest, extraordinary expenses of the Trust Fund, a reduction of the interest rate of a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers, a reduction in interest rate or a forgiveness of principal of a Mortgage Loan as described under "The Pooling and Servicing Agreement -- Modifications," herein or otherwise, will be allocated in the same manner as Realized Losses. Excess Prepayment Interest Shortfalls, as described under "--Prepayment Interest Shortfalls" herein, will be allocated to, and be deemed distributed to, each Class of Certificates, pro rata, based upon amounts distributable in respect of interest to each such Class (without giving effect to any such allocation of Excess Prepayment Interest Shortfall). The Notional Balance of the Class X Certificates will be reduced to reflect reductions in the Stated Principal Balances of the Mortgage Loans as a result of write-offs in respect of final recovery determinations in respect of liquidation of defaulted Mortgage Loans.

   The "Stated Principal Balance" of each Mortgage Loan will generally equal the Cut-Off Date Principal Balance thereof (or in the case of a Replacement Mortgage Loan, the outstanding principal balance as of the related date of substitution), reduced (to not less than zero) on each Distribution Date by
(i) any payments or other collections (or Advances in lieu thereof) of principal of such Mortgage Loan that have been distributed on the Certificates on such date and (ii) the principal portion of any Realized Loss incurred in respect of or allocable to such Mortgage Loan during the related Collection Period.

PREPAYMENT INTEREST SHORTFALL

   For any Distribution Date, a "Prepayment Interest Shortfall" will arise with respect to any Mortgage Loan if a mortgagor makes a full Principal Prepayment or a Balloon Payment during the related Collection Period, and the date such payment was made (or, in the case of a Balloon Payment, the date through which interest thereon accrues) occurred prior to the Due Date for such Mortgage Loan in the related Collection Period. Such a shortfall arises because the amount of interest which accrues on the amount of such Principal Prepayment or the principal portion of a Balloon Payment, as the case may be, will be less than the corresponding amount of interest accruing on the Certificates and fees payable to the Trustee and the Servicer. In such case, the Prepayment Interest Shortfall will generally equal the excess of (a) the aggregate amount of interest which would have accrued on the Stated Principal Balance of such Mortgage Loan for the one month period ending on such Due Date if such Principal Prepayment or Balloon Payment had not been made over
(b) the aggregate interest that did so accrue through the date such payment was made.

   In any case in which a Principal Prepayment in full or in part or a Balloon Payment is made during any Collection Period after the Due Date for a Mortgage Loan in the related Collection Period, "Prepayment Interest Excess" will arise since the amount of interest which accrues on the amount of such Principal Prepayment or the principal portion of a Balloon Payment will exceed the corresponding amount of interest accruing on the Certificates and fees payable to the Trustee and the Servicer.

    To the extent that the aggregate of such Prepayment Interest Shortfalls for all Mortgage Loans exceed such Prepayment Interest Excess for such Mortgage Loans as of any Distribution Date ("Net Prepayment Interest Shortfall"), such amount will reduce the aggregate Master Servicing Fee (but not the fees payable to the Special Servicer in the case of Specially Serviced Mortgage Loans) in an amount necessary to offset such Net Prepayment Interest Shortfalls. See "The Pooling and Servicing Agreement -- Servicing Compensation and Payment of Expenses" herein. With respect to the Mortgage Loans, the aggregate Prepayment Interest Shortfalls in excess of the sum of
(i) the Prepayment Interest Excess and (ii) the aggregate Master Servicing Fee ("Excess Prepayment Interest Shortfall") will generally be allocated to each Class of Certificates , pro rata, based on interest amounts distributable (without giving effect to any such allocation of Excess Prepayment Interest Shortfall) to each such Class.

   To the extent that such Prepayment Interest Excess for all Mortgage Loans exceeds such Prepayment Interest Shortfalls for all Mortgage Loans as of any Distribution Date, such excess amount (the "Net Prepayment Interest Excess") will be payable to the Servicer as additional compensation.

SUBORDINATION

   As a means of providing a certain amount of protection to the holders of the Class A-1, Class A-2 and Class X Certificates (except as set forth below) against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates to receive distributions of interest and principal with respect to the Mortgage Loans, as applicable, will be subordinated to such rights of the holders of the Class A-1, Class A-2 and Class X Certificates. The Class B Certificates will be likewise protected by the subordination of the Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates. The Class C Certificates will be likewise protected by the subordination of the Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates. The Class D Certificates will be likewise protected by the subordination of the Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates. The Class E Certificates will be likewise protected by the subordination of the Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates. This subordination will be effected in two ways: (i) by the preferential right of the holders of a Class of Regular Certificates to receive on any Distribution Date the amounts of interest and principal, distributable in respect of such Regular Certificates on such date prior to any distribution being made on such Distribution Date in respect of any Classes of Regular Certificates subordinate thereto, and (ii) by the allocation of Realized Losses (as defined herein), first, to the Class M Certificates, second, to the Class L Certificates, third, to the Class K Certificates, fourth, to the Class J Certificates, fifth, to the Class H Certificates, sixth, to the Class G Certificates, seventh, to the Class F Certificates, eighth, to the Class E Certificates, ninth, to the Class D Certificates, tenth, to the Class C Certificates, eleventh, to the Class B Certificates, and finally, pro rata, to the Class A-1 and Class A-2 Certificates based on their respective Certificate Balances. No other form of credit enhancement will be available for the benefit of the holders of the Offered Certificates.

APPRAISAL REDUCTIONS

   With respect to the first Distribution Date following the earliest of (i) the first anniversary of the date on which an extension of the maturity date of a Mortgage Loan becomes effective as a result of a modification of such Mortgage Loan which extension does not change the Mortgage Rate, principal balance or amortization terms of any Mortgage Loan or the amount of Monthly Payments on the Mortgage Loan, (ii) 30 days after an uncured delinquency occurs in respect of a Mortgage Loan, (iii) immediately after the date on which a reduction in the amount of Monthly Payments on a Mortgage Loan, or a change in the Mortgage Rate, principal balance or amortization terms of any Mortgage Loan or the amount of the Monthly Payment of the Mortgage Loan, becomes effective as a result of a modification of such Mortgage Loan by the Special

Servicer, (iv) immediately after a receiver has been appointed, (v) immediately after a borrower declares bankruptcy, (vi) immediately after a Mortgage Loan becomes an REO Mortgage Loan, (vii) upon a default in the payment of a Balloon Payment, (viii) immediately after an occurrence of an event for which a Property Advance would be required to be made by the Servicer or the Special Servicer, as applicable, or (ix) any other event which, in the discretion of the Servicer or the Special Servicer, as applicable, and of which the Servicer or the Special Servicer, as applicable, becomes aware in performing its obligations in accordance with the Servicing Standard would materially and adversely impair the value of the Mortgaged Property and security for the related Mortgage Loan (any of (i), (ii), (iii),
(iv), (v), (vi), (vii), (viii) and (ix), an "Appraisal Reduction Event"), an Appraisal Reduction Amount will be calculated. The "Appraisal Reduction Amount" for any Distribution Date and for any Mortgage Loan as to which any Appraisal Reduction Event has occurred will be an amount equal to the excess of (a) the outstanding Stated Principal Balance of such Mortgage Loan over
(b) the excess of (i) 90% of the sum of the appraised values of the related Mortgaged Properties as determined by independent MAI appraisals (the costs of which shall be paid by the Servicer as an Advance) over (ii) the sum of
(A) all unpaid interest on such Mortgage Loan at a per annum rate equal to the Mortgage Rate, (B) all unreimbursed Property Advances, the principal portion of all unreimbursed P&I Advances and all unpaid interest on Advances at the Advance Rate in respect of such Mortgage Loan and (C) all currently due and unpaid real estate taxes, ground rents and assessments and insurance premiums and all other amounts due and unpaid under the Mortgage Loan (which tax, premiums and other amounts have not been the subject of an Advance by the Servicer). If no independent MAI appraisal has been obtained within twelve months prior to the first Distribution Date on or after an Appraisal Reduction Event has occurred, the Servicer will be required to estimate the value of the related Mortgaged Properties (the "Servicer's Appraisal Estimate") and such estimate will be used for purposes of the Appraisal Reduction Amount. Within 30 days after the Appraisal Reduction Event, the Servicer will be required to obtain an independent MAI appraisal. On the first Distribution Date occurring on or after the delivery of such independent MAI appraisal, the Servicer will be required to adjust the Appraisal Reduction Amount to take into account such appraisal (regardless of whether the independent MAI appraisal is higher or lower than the Servicer's Appraisal Estimate). Appraisal Reduction Amounts will be recalculated annually based on Updated Appraisals.

   Contemporaneously with the earliest of (i) the effective date of any modification of the stated maturity, Mortgage Rate, principal balance or amortization terms of any Mortgage Loan, any extension of the Maturity Date of a Mortgage Loan or consent to the release of any Mortgaged Property or REO Property from the lien of the related Mortgage, (ii) the occurrence of an Appraisal Reduction Event, or (iii) the date on which the Special Servicer, consistent with the Servicing Standard, requests an Updated Appraisal, the Servicer (after consultation with the Special Servicer) will obtain an appraisal (or a letter update for an existing appraisal which is less than two years old) of the Mortgaged Property, or REO Property, as the case may be, from an independent appraiser who is a member of the Appraiser Institute (an "Updated Appraisal") provided, that, the Servicer will not be required to obtain an Updated Appraisal of any Mortgaged Property with respect to which there exists an appraisal which is less than twelve months old.

   In the event that an Appraisal Reduction Event occurs with respect to a Mortgage Loan, the amount advanced by the Servicer with respect to delinquent payments of interest for such Mortgage Loan will be reduced as described under "The Pooling Agreement -- Advances" herein. In addition, the Certificate Balance of each of the Regular Certificates will be notionally reduced (solely for purposes of determining the Voting Rights of the related Classes) on any Distribution Date to the extent of any Appraisal Reduction Amounts allocated to such Class on such Distribution Date. Any such reductions will be applied in the following order of priority: first, to the Class M Certificates; second to the Class L Certificates; third, to the Class K Certificates; fourth, to the Class J Certificates; fifth, to the Class H Certificates; sixth, to the Class G Certificates; seventh, to the Class F Certificates; eighth, to the Class E Certificates; ninth, to the Class D Certificates; tenth, to the Class C Certificates; and finally, to the Class B Certificates (provided in each case that no Certificate Balance in respect of any such Class may be notionally reduced below zero).

 DELIVERY, FORM AND DENOMINATION

   The Offered Certificates will be issuable in registered form, in minimum denominations of Certificate Balance of $50,000 and multiples of $1 in excess thereof and, in the case of the Class X Certificates, in minimum denominations of Notional Balance of $1,000,000 and multiples of $1 in excess thereof.

   The Offered Certificates will initially be represented by one or more global Certificates for each such Class registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a "Definitive Certificate") representing its interest in such Class, except under the limited circumstances described in the Prospectus under "Description of the Certificates -- Book Entry Registration and Definitive Certificates." Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with CEDEL and Euroclear participating organizations, the "Participants", and all references herein to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party responsible for distributing any report, statement or other information has been provided with the name of the beneficial owner of a Certificate (or the prospective transferee of such beneficial owner), such report, statement or other information will be provided to such beneficial owner (or prospective transferee).

   Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The Trustee will initially serve as certificate registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the Offered Certificates.

   A "Certificateholder" under the Pooling and Servicing Agreement will be the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement, except that solely for the purpose of giving any consent or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate registered in the name of the Depositor, the Servicer, the Special Servicer, the Trustee (in its individual capacity), a manager of a Mortgaged Property, a mortgagor or any person affiliated with the Depositor, the Servicer, the Special Servicer, the Trustee, such manager or a mortgagor will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained; provided, however, that for purposes of obtaining the consent of Certificateholders to an amendment to the Pooling and Servicing Agreement, any Certificates beneficially owned by the Servicer or Special Servicer or an affiliate will be deemed to be outstanding, provided that such amendment does not relate to compensation of the Servicer or Special Servicer or otherwise benefit the Servicer or the Special Servicer in any material respect; provided, further, that for purposes of obtaining the consent of Certificateholders to any action proposed to be taken by the Special Servicer with respect to a Specially Serviced Mortgage Loan, any Certificates beneficially owned by the Servicer or an affiliate will be deemed to be outstanding, provided that, the Special Servicer is not the Servicer, provided further, however, that such restrictions will not apply to the exercise of the Special Servicer's rights, if any, as a member of the Controlling Class. Notwithstanding the foregoing, solely for purposes of providing or distributing any reports, statements or other information pursuant to the Pooling and Servicing Agreement, a Certificateholder will include any beneficial owner (or prospective transferee of a beneficial owner) to the extent that the party required or permitted to provide or distribute such report, statement or other information has been provided with the name of such beneficial owner (or prospective transferee). The Percentage Interest of any Class of Offered Certificate will be equal to the percentage obtained by dividing the denomination of such Certificate by the aggregate initial Certificate Balance of such Class of Certificates. See "Description of the Certificates -- Book-Entry Registration and Definitive Certificates" in the Prospectus.

BOOK-ENTRY REGISTRATION

   Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. CEDEL and Euroclear will hold omnibus positions on behalf of the CEDEL Participants and the Euroclear Participants, respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

   Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

   Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or CEDEL, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

   Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

   The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Trustee through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of Offered Certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the Trustee to Cede & Co., as nominee for DTC. DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, CEDEL, Euroclear or holders of Offered Certificates.

    Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and Indirect Participants with which the holders of Offered Certificates have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Offered Certificates. Accordingly, although the holders of Offered Certificates will not possess the Offered Certificates, the Rules provide a mechanism by which Participants will receive payments on Offered Certificates and will be able to transfer their interest.

   Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

   DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

   CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates.

   Euroclear was created in 1968 to hold securities for participants of the Euroclear system ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment.

   Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.

   Although DTC, Euroclear and CEDEL have implemented the foregoing procedures in order to facilitate transfers of interests in Global Certificates among Participants of DTC, Euroclear and CEDEL, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the Depositor, the Trustee, the Servicer, the Special Servicer or the Underwriters will have any responsibility for the performance by DTC, Euroclear or CEDEL or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

   The information herein concerning DTC, CEDEL and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness thereof.

DEFINITIVE CERTIFICATES

   Definitive Certificates will be delivered to beneficial owners of the Offered Certificates ("Certificate Owners") (or their nominees) only if (i) DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the Book-Entry Certificates, and the Trustee is unable to locate a qualified successor, (ii) the Depositor, at its sole option, elects to terminate the book-entry system through DTC with respect to some or all of any Class or Classes of Certificates, or (iii) after the occurrence of an Event of Default under the Pooling and Servicing

Agreement, Certificate Owners representing a majority in principal amount of the Book-Entry Certificates then outstanding advise the Trustee and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of Certificate Owners.

   Upon the occurrence of any of the events described in clauses (i) through
(iii) in the immediately preceding paragraph, the Trustee is required to notify all affected Certificateholders (through DTC and related DTC Participants) of the availability through DTC of Definitive Certificates. Upon delivery of Definitive Certificates, the Trustee, Certificate Registrar, and Servicer will recognize the holders of such Definitive Certificates as holders under the Pooling and Servicing Agreement ("Holders"). Distributions of principal and interest on the Definitive Certificates will be made by the Trustee directly to Holders of Definitive Certificates in accordance with the procedures set forth in the Prospectus and the Pooling and Servicing Agreement.

   Upon the occurrence of any of the events described in clauses (i) through
(iii) of the second preceding paragraph, requests for transfer of Definitive Certificates will be required to be submitted directly to the Certificate Registrar in a form acceptable to the Certificate Registrar (such as the forms which will appear on the back of the certificate representing a Definitive Certificate), signed by the Holder or such Holder's legal representative and accompanied by the Definitive Certificate or Certificates for which transfer is being requested. The Trustee will be appointed as the initial Certificate Registrar.

TRANSFER RESTRICTIONS

   In the event that holders of the Class B, Class C, Class D or Class E Certificates (the "Subordinated Offered Certificates") become entitled to receive Definitive Certificates under the circumstances described under "--Definitive Certificates", each prospective transferee of a Subordinated Offered Certificate that is a Definitive Certificate will be required to (i) deliver to the Certificate Registrar and the Trustee a representation letter substantially in the form set forth as an exhibit to the Pooling and Servicing Agreement stating that such transferee is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan"), or a person acting on behalf of or investing the assets of a Plan, other than an insurance company investing the assets of its general account under circumstances whereby the purchase and subsequent holding of a Subordinated Offered Certificate would be exempt from the prohibited transaction restrictions of ERISA and the Code under Sections I and III of PTE 95-60, or
(ii) provide an opinion of counsel and such other documentation as described under "ERISA Considerations" herein. The purchaser or transferee of any interest in a Subordinated Offered Certificate that is not a Definitive Certificate shall be deemed to represent that it is not a person described in clause (i) above.

   The Subordinated Offered Certificates will contain a legend describing such restrictions on transfer and the Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void.

                      PREPAYMENT AND YIELD CONSIDERATIONS

YIELD

   The yield to maturity on the Offered Certificates will depend upon the price paid by the Certificateholder, the rate and timing of the distributions in reduction of Certificate Balance or Notional Balance of such Certificates, the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance of such Certificates, and the extent to which Prepayment Premiums are received in connection with voluntary prepayments, liquidations on default, or other early returns of principal, as well as prevailing interest rates at the time of prepayment or default.

   The rate of distributions in reduction of the Certificate Balance of any Class of Offered Certificates, the aggregate amount of distributions on any Class of Offered Certificates and the yield to maturity of any Class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans and the amount and timing of borrower defaults. In addition, such distributions in reduction of Certificate Balance may result from repurchases by a Mortgage Loan Seller due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described herein under "The Pooling and Servicing Agreement -- Representations and Warranties; Repurchase," or purchases of the Mortgage Loans in the manner described under "The Pooling and Servicing Agreement -- Optional Termination".

   Disproportionate principal payments (whether resulting from differences in amortization terms, prepayments following expirations of the respective Lock-Out Periods or otherwise) on the Mortgage Loans having Net Mortgage Pass-Through Rates that are higher or lower than the Weighted Average Net Mortgage Pass-Through Rate will affect the Weighted Average Net Mortgage Pass-Through Rate and accordingly the Pass-Through Rate of the Class X Certificates and, to a certain degree, the Pass-Through Rate on the Class E Certificates, for future periods and therefore the yield on such Classes.

   The Certificate Balance of any Class of Offered Certificates may be reduced without distributions thereon as a result of the allocation of Realized Losses to such Class, reducing the maximum amount distributable to such Class in respect of Certificate Balance, as well as the amount of interest from that which would have accrued thereon in the absence of such reduction. In general, a Realized Loss occurs when the aggregate principal balance of a Mortgage Loan is reduced without an equal distribution to Certificateholders in reduction of the Certificate Balances of the Certificates. Realized Losses are likely to occur in connection with a default on a Mortgage Loan and the liquidation of the related Mortgaged Properties or a reduction in the principal balance of a Mortgage Loan by a bankruptcy court.

   Because the ability of a borrower to make a Balloon Payment will depend upon its ability either to refinance the Mortgage Loan or to sell the related Mortgaged Property, there is a risk that a borrower may default at the maturity date. In connection with a default on the Balloon Payment, the Special Servicer may agree to extend the maturity date thereof as described under "The Pooling and Servicing Agreement -- Modifications". In the case of any such default, recovery of proceeds may be delayed by and until, among other things, work-outs are negotiated, foreclosures are completed or bankruptcy proceedings are resolved. Certificateholders are not entitled to receive distributions of Monthly Payments or the Balloon Payment when due except to the extent they are either covered by an Advance or actually received. Consequently, any defaulted Monthly Payment for which no such Advance is made and a defaulted Balloon Payment will tend to extend the weighted average lives of the Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been effected.

   The rate of payments (including voluntary and involuntary prepayments) on pools of Mortgage Loans is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors, including the level of mortgage interest rates and the rate at which borrowers default on their mortgage loans.

    The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor even if the average rate of principal payments experienced over time is consistent with such investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans is applied in reduction of the Certificate Balance of a Class of Offered Certificates, the greater the effect on such investor's yield to maturity.

   All of the Mortgage Loans either (i) prohibit voluntary prepayment during a Lock-Out Period and/or (ii) require the payment of a Prepayment Premium upon the voluntary prepayment of such Mortgage Loans during a certain period. The weighted average remaining Lock-Out Period for the Mortgage Loans is approximately 46 months. See Annex A hereto for additional information on prepayment restrictions of the Mortgage Loans. Nevertheless, any such Mortgage Loan may be prepaid prior to the expiration of any such Lock-Out Period in connection with certain events of casualty or condemnation. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Prepayment Provisions" herein. In addition, investors may receive early return of principal in connection with defaults, repurchases for breach of representations and warranties, and optional redemption.

   No representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Class of Offered Certificates. In addition, although Excess Cash Flow is applied to reduce the principal of the ARD Loans after their respective Anticipated Repayment Dates, there can be no assurance that any of such Mortgage Loans will be prepaid on that date or any date prior to maturity. The failure of the related borrower to prepay an ARD Loan on the Anticipated Repayment Date will not be an event of default under the terms of such Mortgage Loan, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to the related borrower's failure to pay Excess Interest or principal in excess of the principal component of the constant Monthly Payment, other than requests for collection, until the scheduled maturity of the related Mortgage Loan, provided that the Servicer or the Special Servicer, as the case may be, may take action to enforce the Trust Fund's right to apply excess cash flow to principal in accordance with the terms of the related Mortgage Loan documents. An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class of Offered Certificates resulting from its purchase price and such investor's own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios. The extent to which any Class of Offered Certificates is purchased at a discount or a premium and the degree to which the timing of payments on such Class of Offered Certificates is sensitive to prepayments will determine the extent to which the yield to maturity of such Class of Offered Certificates may vary from the anticipated yield. An investor should carefully consider the associated risks, including, in the case of any Offered Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

   An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the principal balance of the Offered Certificates entitled to distributions of principal may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest amounts distributed in reduction of the principal balance of such investor's Offered Certificate may be lower than the Pass-Through Rate. Conversely, slower rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of principal balance of the Offered Certificates entitled to distributions of principal, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions resulting from prepayments available to an investor in such Certificates for reinvestment at such high prevailing interest rates may be relatively small.

    The effective yield to holders of Offered Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase prices because while interest is required to be paid by the mortgagor on the applicable Due Date of each month, the distribution of such interest will not be made until the Distribution Date following such Due Date, and principal paid on any Distribution Date will not bear interest during the period after the related Due Date and before the Distribution Date occurs. Additionally, as described under "Description of the Offered Certificates -- Distributions" herein, if the portion of the Available Funds distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the amount of interest required to be paid to the holders of such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of Available Funds on such Distribution Dates. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

YIELD ON THE CLASS X CERTIFICATES

   Because distributions on the Class X Certificates consist only of a portion of the interest received on the Mortgage Loans, the yield to maturity of such Certificates will be extremely sensitive to the rate and timing of principal payments (including voluntary and involuntary prepayments), any repurchase of a Mortgage Loan by a Mortgage Loan Seller, delinquencies and liquidations on such Mortgage Loans. As the principal amount of each Mortgage Loan is reduced, the interest accruing on such Mortgage Loans shall also be reduced. Investors should fully consider the associated risks, including the risk that a rapid rate of principal payments on and liquidations or repurchases of the Mortgage Loans could result in the failure of investors in the Class X Certificates to fully recoup their initial investments.

   Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in the following table, the column headed "0% CPR" assumes that none of the Mortgage Loans is prepaid before the related Anticipated Repayment Date or maturity date, as applicable. The columns headed "4% CPR", "8% CPR" and "12% CPR" assume that prepayments on the Mortgage Loans are made at those levels of CPR following the expiration of any Lock-Out Period, Defeasance Lock-Out Period or yield maintenance period until the related Anticipated Repayment Date or maturity date, as applicable. All columns in the following table assume that all of the ARD Loans are fully prepaid on their related Anticipated Repayment Date and all of the other Mortgage Loans are paid in full on their maturity date. There is no assurance, however, that prepayments of the Mortgage Loans will conform to any level of CPR, and no representation is made that the Mortgage Loans will prepay at the levels of CPR shown or at any other prepayment rate. The foregoing assumptions are referred to herein as the "Prepayment Assumptions."

   The following tables indicate the assumed purchase price as a percentage of the Notional Balance (not including accrued interest) and the pre-tax yield on the Class X Certificates to maturity, stated on a corporate bond equivalent basis. The tables have been prepared based on the information set forth on Annex A, the Prepayment Assumptions and the following additional assumptions: (i) each Mortgage Loan will pay principal and interest in accordance with its terms and scheduled payments will be timely received on the 1st day of each month; (ii) each Mortgage Loan Seller does not repurchase any of its respective Mortgage Loans as described under "The Pooling and Servicing Agreement -- Representations and Warranties -- Repurchase"; (iii) there are no delinquencies or losses in respect of the Mortgage Loans, there are no extensions of maturity in respect of the Mortgage Loans, there are no Appraisal Reduction Amounts with respect to the Mortgage Loans and there are no casualties or condemnations affecting the Mortgaged Properties; (iv) the ARD Loans are paid in full on the Anticipated Repayment Date; (v) all Mortgage Loans accrue interest under the applicable Accrual Method as specified in Annex A;

(vi) the Trust Fund is not terminated pursuant to an optional termination described herein; (vii) no Prepayment Interest Shortfalls are incurred and no Prepayment Premiums are collected; (viii) there are no additional Trust Fund expenses; (ix) distributions on the Certificates are made on the 15th day of each month, commencing in April 1998; (x) the prepayment provisions for each Mortgage Loan as set forth on Annex A are assumed to begin on the first due date of such Mortgage Loan; (xi) the Certificates are issued on March 30, 1998; (xii) for Loans #1006-I, II, III, IV, the Borrower does not exercise its option to partially prepay 25% of the loan amount after the lockout period; (xiii) for Loan MSMFO1, its prepayment provision where the penalty was the lesser of yield maintenance or a fixed percentage, it was assumed the that penalty will be calculated as a fixed percentage; and (xiv) for Loan TSA301, no partial prepayment due to an earn out occurs. These assumptions are collectively referred to as the "Modeling Assumptions".

    SENSITIVITY TO PRINCIPAL PREPAYMENTS OF THE PRE-TAX YIELD TO MATURITY

                                   CLASS X

ASSUMED PURCHASE PRICE (%)   0% CPR   4% CPR    8% CPR   12% CPR
--------------------------  -------- --------  -------- ---------
7.000....................     9.299    9.067     8.862     8.678


   The pre-tax yields to maturity set forth in the preceding tables were calculated by determining the monthly discount rate that, when applied to the assumed stream of cash flows to be paid on the Class X Certificates, would cause the discounted present value of such assumed cash flows to equal the assumed purchase price thereof, and by converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X Certificates and consequently do not purport to reflect the return on any investment in the Class X Certificates when such reinvestment rates are considered.

   There can be no assurance that the Mortgage Loans will prepay at any of the times assumed for purposes of calculating the yields shown in the tables or at any other particular time, that the pre-tax yields on the Class X Certificates will correspond to any of the pre-tax yields shown herein or that the aggregate purchase prices of the Class X Certificates will be as assumed. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class X Certificates.

RATED FINAL DISTRIBUTION DATE

   The "Rated Final Distribution Date," June 15, 2031, is the Distribution Date occurring two years after the latest Assumed Maturity Date of any of the Mortgage Loans. Because certain of the Mortgage Loans have maturity dates that occur earlier than the latest Assumed Maturity Date, and because certain of the Mortgage Loans may be prepaid prior to maturity, it is possible that the Certificate Balance of each Class of Offered Certificates will be reduced to zero significantly earlier than the Rated Final Distribution Date. The "Assumed Maturity Date" of (a) any Mortgage Loan that is not a Balloon Loan is the maturity date of such Mortgage Loan and (b) any Balloon Loan is the date on which such Mortgage Loan would be deemed to mature in accordance with its original amortization schedule absent its Balloon Payment.

WEIGHTED AVERAGE LIFE OF OFFERED CERTIFICATES

   Weighted average life refers to the average amount of time that will elapse from the date of determination to the date of distribution or allocation to the investor of each dollar in reduction of Certificate Balance that is distributed or allocated, respectively. For purposes of this Prospectus Supplement, the weighted average life of an Offered Certificate (other than the Class X

Certificates) is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the Closing Date to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate. The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may occur as a result of scheduled amortization, Balloon Payments, voluntary or involuntary prepayments or liquidations.

   The weighted average lives of the Offered Certificates may also be affected to the extent that additional distributions in reduction of the Certificate Balance of such Certificates occur as a result of the repurchase or purchase of Mortgage Loans from the Trust Fund as described under "The Pooling and Servicing Agreement -- Representations and Warranties; Repurchase" or "--Optional Termination" herein. Such a repurchase or purchase from the Trust Fund will have the same effect on distributions to the holders of Certificates as if the related Mortgage Loans had prepaid in full, except that no Prepayment Premiums are made in respect thereof.

   The tables of "Percentages of Initial Certificate Balance Outstanding for the Offered Certificates" set forth below indicate the weighted average life of each Class of Offered Certificates and set forth the percentage of the initial Certificate Balance of such Offered Certificates that would be outstanding after each of the dates shown at the various CPRs and based on the Prepayment Assumptions. The tables have also been prepared on the basis of the Modeling Assumptions. The Modeling Assumptions made in preparing the previous and following tables are expected to vary from the actual performance of the Mortgage Loans. It is highly unlikely that principal of the Mortgage Loans will be repaid consistent with assumptions underlying any one of the scenarios. Investors are urged to conduct their own analysis concerning the likelihood that the Mortgage Loans may pay or prepay on any particular date.

   Based on the Modeling Assumptions, the Prepayment Assumptions and the various CPRs, the tables indicate the weighted average life of the Offered Certificates (other than Class X Certificates) and set forth the percentages of the initial Certificate Balance of the Offered Certificates that would be outstanding after the Distribution Date in March of each of the years indicated, at the indicated CPRs.

                  PERCENTAGE OF INITIAL CERTIFICATE BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW

                                       CLASS A-1
                         -------------------------------------
DISTRIBUTION DATE           0%        4%       8%       12%
-----------------------  -------- --------  -------- --------
Initial Percentage  ....    100%     100%      100%     100%
3/15/99.................     95       95        95       94
3/15/00.................     84       83        83       83
3/15/01.................     77       76        76       75
3/15/02.................     70       69        68       67
3/15/03.................     56       55        53       52
3/15/04.................     48       44        41       39
3/15/05.................     33       28        24       20
3/15/06.................     24       17        11        6
3/15/07.................     10        1         0        0
3/15/08.................      0        0         0        0
Weighted Average Life
 (years) ...............    5.5      5.2       5.0      4.9

                  PERCENTAGE OF INITIAL CERTIFICATE BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW

                               CLASS A-2
                     -----------------------------
DISTRIBUTION DATE      0%      4%     8%     12%
-------------------  ------ ------  ------ ------
Initial Percentage     100%   100%    100%   100%
3/15/99.............   100    100     100    100
3/15/00.............   100    100     100    100
3/15/01.............   100    100     100    100
3/15/02.............   100    100     100    100
3/15/03.............   100    100     100    100
3/15/04.............   100    100     100    100
3/15/05.............   100    100     100    100
3/15/06.............   100    100     100    100
3/15/07.............   100    100      97     94
3/15/08.............     0      0       0      0
Weighted Average
 Life (years) ......   9.7    9.7     9.7    9.6

                  PERCENTAGE OF INITIAL CERTIFICATE BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW

                                CLASS B
                     -----------------------------
DISTRIBUTION DATE      0%      4%     8%     12%
-------------------  ------ ------  ------ ------
Initial Percentage     100%   100%    100%   100%
3/15/99.............   100    100     100    100
3/15/00.............   100    100     100    100
3/15/01.............   100    100     100    100
3/15/02.............   100    100     100    100
3/15/03.............   100    100     100    100
3/15/04.............   100    100     100    100
3/15/05.............   100    100     100    100
3/15/06.............   100    100     100    100
3/15/07.............   100    100     100    100
3/15/08.............     0      0       0      0
Weighted Average
 Life (years) ......   9.9    9.9     9.9    9.8

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW

                                CLASS C
                     -----------------------------
DISTRIBUTION DATE      0%      4%     8%     12%
-------------------  ------ ------  ------ ------
Initial Percentage     100%   100%    100%   100%
3/15/99.............   100    100     100    100
3/15/00.............   100    100     100    100
3/15/01.............   100    100     100    100
3/15/02.............   100    100     100    100
3/15/03.............   100    100     100    100
3/15/04.............   100    100     100    100
3/15/05.............   100    100     100    100
3/15/06.............   100    100     100    100
3/15/07.............   100    100     100    100
3/15/08.............     0      0       0      0
Weighted Average
 Life (years) ......   9.9    9.9     9.9    9.9

                  PERCENTAGE OF INITIAL CERTIFICATE BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW

                                CLASS D
                     -----------------------------
DISTRIBUTION DATE      0%      4%     8%     12%
-------------------  ------ ------  ------ ------
Initial Percentage     100%    100%   100%    100%
3/15/99.............   100     100    100     100
3/15/00.............   100     100    100     100
3/15/01.............   100     100    100     100
3/15/02.............   100     100    100     100
3/15/03.............   100     100    100     100
3/15/04.............   100     100    100     100
3/15/05.............   100     100    100     100
3/15/06.............   100     100    100     100
3/15/07.............   100     100    100     100
3/15/08.............    85      73     63      55
3/15/09.............    71      56     44      34
3/15/10.............    40      23      9       0
3/15/11.............    25       5      0       0
3/15/12.............     8       0      0       0
3/15/13.............     0       0      0       0
Weighted Average
 Life (years) ......  11.9    11.2   10.8    10.6

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW

                                CLASS E
                     -----------------------------
DISTRIBUTION DATE      0%      4%     8%     12%
-------------------  ------ ------  ------ ------
Initial Percentage     100%    100%   100%    100%
3/15/99.............   100     100    100     100
3/15/00.............   100     100    100     100
3/15/01.............   100     100    100     100
3/15/02.............   100     100    100     100
3/15/03.............   100     100    100     100
3/15/04.............   100     100    100     100
3/15/05.............   100     100    100     100
3/15/06.............   100     100    100     100
3/15/07.............   100     100    100     100
3/15/08.............   100     100    100     100
3/15/09.............   100     100    100     100
3/15/10.............   100     100    100      91
3/15/11.............   100     100     62      18
3/15/12.............   100      49      0       0
3/15/13.............     0       0      0       0
Weighted Average
 Life (years) ......  14.5    13.9   13.2    12.6

                      THE POOLING AND SERVICING AGREEMENT

GENERAL

   The Certificates will be issued pursuant to a Pooling and Servicing Agreement, to be dated as of March 1, 1998 (the "Pooling and Servicing Agreement"), by and among the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent.

   Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms of the Pooling and Servicing Agreement and terms and conditions of the Offered Certificates. The Trustee has informed the Depositor that it will provide to a prospective or actual holder of an Offered Certificate without charge, upon written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to LaSalle National Bank, 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60674-4107, Attention: Asset Backed Securities Trust, DMARC 1998-C1.

ASSIGNMENT OF THE MORTGAGE LOANS

   The Depositor will purchase the Mortgage Loans to be included in the Mortgage Pool on or before the Closing Date from the Mortgage Loan Sellers pursuant to the related Mortgage Loan Purchase Agreement. See "Description of the Mortgage Loan Pool -- The Mortgage Loan Sellers" herein.

   On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the Depositor's rights and remedies against the related Mortgage Loan Seller in respect of breaches of representations and warranties regarding the related Mortgage Loans to the Trustee for the benefit of the holders of Certificates. On or prior to the Closing Date, the Depositor will deliver to the Trustee, with respect to each Mortgage Loan, certain documents and instruments including, among other things, the following: (i) the original Note endorsed in blank and delivered to the Trustee, (ii) the original mortgage or counterpart thereof; (iii) the assignment of the mortgage in recordable form in favor of the Trustee; (iv) if applicable, preceding assignments of mortgages; (v) the related security agreement, if applicable, (vi) to the extent not contained in the Mortgages, the original assignments of leases and rents or counterpart thereof; (vii) if applicable, the original assignments of assignments of leases and rents to the Trustee; (viii) if applicable, preceding assignments of assignments of leases and rents; (ix) where applicable, a "filed"-marked copy of the UCC-1 financing statements, if any, including UCC-3 continuation statements and UCC-3 assignments; (x) if any, the original loan agreements; and (xi) the original lender's title insurance policy (or marked commitments to insure). The Trustee will hold such documents in trust for the benefit of the holders of Certificates. The Trustee is obligated to review such documents for each Mortgage Loan within 90 days after the later of delivery or the Closing Date and report any missing documents or certain types of defects therein to the Depositor and the related Morgage Loan Seller.

REPRESENTATIONS AND WARRANTIES; REPURCHASE; SUBSTITUTION

   In the Pooling and Servicing Agreement, the Depositor will assign the representations and warranties made by each of the Mortgage Loan Sellers to the Depositor in the related Mortgage Loan Purchase Agreement to the Trustee for the benefit of Certificateholders.

   In each Mortgage Loan Purchase Agreement, the related Mortgage Loan Seller will represent and warrant with respect to each of its Mortgage Loans subject to certain exceptions set forth in the related Mortgage Loan Purchase Agreement, as of the Closing Date, or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that: (i) such Mortgage Loan Seller owns such Mortgage Loan free and clear of any and all liens, encumbrances and other encumbrances; (ii) such Mortgage Loan Seller has full right and authority to sell, assign and transfer such Mortgage Loan; (iii) the information set forth in the

Mortgage Loan Schedule attached to the related Mortgage Loan Purchase Agreement was true and correct in all material respects as of the Cut-Off Date; (iv) Such Mortgage Loan was not delinquent (giving effect to any applicable grace period) as of the Cut-Off Date, and has not been during the twelve-month period prior thereto, 30 days or more delinquent in respect of any debt service payment required thereunder (without giving effect to any applicable grace period); (v) the lien of the related Mortgage is insured by an American Land Title Association, or an equivalent form of, lender's title insurance policy, insuring the first priority lien of the Mortgage, subject only to the exceptions stated therein; (vi) such Mortgage Loan Seller has not waived any material default, breach, violation or event of acceleration existing under the related Mortgage or Note; (vii) there is no valid offset, defense or counterclaim to such Mortgage Loan; (viii) such Mortgage Loan Seller has not received actual notice that there is any proceeding pending or threatened for the total or partial condemnation of the related Mortgaged Property and, to the Mortgage Loan Seller's knowledge, the related Mortgaged Property is free and clear of any damage that would materially and adversely affect the value of such Mortgaged Property as security for the related Mortgage Loan; (ix) at origination, such Mortgage Loan complied with all applicable usury laws except for provisions relating to default interest, yield maintenance charges or prepayment premiums; (x) the proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder; (xi) the Note and Mortgage for such Mortgage Loan and all other documents and instruments evidencing or securing such Mortgage Loan is the legal, valid and binding obligation of the maker thereof (subject to certain creditors' rights exceptions and other exceptions of general application) except with respect to provisions relating to default interest, yield maintenance charges or prepayment premiums; (xii) the Mortgage requires the mortgagor to maintain in respect of each Mortgaged Property insurance against loss by hazards and comprehensive general liability insurance in amounts generally required by the related Mortgaged Loan Seller, and at least six months' rental or business interruption insurance, and all of such insurance required under the Mortgage for such Mortgage Loan is in full force and effect and names the originator, the related Mortgage Loan Seller, or their respective successors or assigns as an additional insured; (xiii) each related Mortgaged Property was subject to an environmental site assessment or similar review (or an update of a previously conducted assessment or review) as to which the related report was delivered to such Mortgage Loan Seller in connection with its origination or acquisition of such Mortgage Loan (in the case of the Conti Small Loans, a more limited environmental review was performed); and such Mortgage Loan Seller has no knowledge of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in the related report(s); (xiv) except in the case of the Clipper Loan Participation, such Mortgage Loan is not cross-collateralized with any mortgage loan that is not included in the Trust Fund; (xv) all escrow deposits relating to such Mortgage Loan that as of the Closing Date were required to be deposited with the mortgagee or its agent under the terms of the related loan documents, have been so deposited; (xvi) as of the date of origination of such Mortgage Loan and, to the actual knowledge of the related Mortgage Loan Seller, as of the Closing Date, each related Mortgaged Property was and is free and clear of any mechanics' and materialmen's liens or liens in the nature thereof which create a lien prior to that created by the related Mortgage; (xvii) no holder of the Mortgage Loan has, to the Mortgage Loan Seller's knowledge, advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner or, in the case of certain Healthcare Loans, of the tenant, of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by the Mortgage Loan; (xviii) to such Mortgage Loan Seller's knowledge, based on due diligence customarily performed in the origination of comparable mortgage loans by such Mortgage Loan Seller, as of the date of origination of the Mortgage Loan, the related mortgagor or operator (with respect to certain healthcare properties) was in possession of all material licenses, permits and authorizations required by applicable laws for the ownership and operation of each related Mortgaged Property as it was then operated; and (xix) the related Mortgage or Note, together with applicable state law, contains customary and enforceable provisions such as to render the rights and remedies of the holders thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

    The Pooling and Servicing Agreement requires that the Servicer, the Special Servicer or the Trustee notify the related Mortgage Loan Seller and the Depositor upon its becoming aware of any breach of any representation or warranty contained in the above clauses that materially and adversely affects the value of such Mortgage Loan or the interests of the holders of the Certificates therein. Each Mortgage Loan Purchase Agreement provides that, with respect to any such Mortgage Loan, within 90 days after notice from the Servicer, the Special Servicer or the Trustee, the related Mortgage Loan Seller shall either (a) repurchase such Mortgage Loan at an amount equal to
(i) the outstanding principal balance of the Mortgage Loan as of the Due Date as to which a payment was last made by the borrower (less any Advances previously made on account of principal), (ii) accrued interest up to the Due Date in the month following the month in which such repurchase occurs (less P&I Advances previously made on account of interest), (iii) the amount of any unreimbursed Advances (with interest thereon) and any unreimbursed servicing compensation relating to such Mortgage Loan and (iv) any expenses reasonably incurred or to be incurred by the Servicer, the Special Servicer or the Trustee in respect of the breach or defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation (such price the "Repurchase Price"); (b) substitute a new mortgage loan (a "Replacement Mortgage Loan") for the affected Mortgage Loan (the "Removed Mortgage Loan"); provided that the following criteria are met: (i) the Replacement Mortgage Loan has certain financial terms substantially similar to the Removed Mortgage Loan, (ii) the Replacement Mortgage Loan is a Qualifying Substitute Mortgage Loan, (iii) the Replacement Mortgage Loan is a "qualified replacement mortgage" within the meaning of 860G(a)(4) of the Code and (iv) the respective Mortgage Loan Seller deposits in the Distribution Account the amount, if any, by which the Stated Principal Balance of the Removed Mortgage Loan exceeds the Stated Principal Balance of the Replacement Mortgage Loan (the "Substitution Shortfall Amount"); or (c) promptly cure such breach in all material respects. In addition, under the Pooling and Servicing Agreement, the Depositor has agreed to cure, repurchase or substitute such Mortgage Loans to the extent that the related Mortgage Loan Seller fails to cure, repurchase or substitute as described in this paragraph.

   A "Qualifying Substitute Mortgage Loan" is a Mortgage Loan that, among other things: (i) has a Stated Principal Balance of not more than the Stated Principal Balance of the related Removed Mortgage Loan, (ii) accrues interest at a rate of interest at least equal to that of the related Removed Mortgage Loan, (iii) is a fixed-rate Mortgage Loan, (iv) has a remaining term to stated maturity of not greater than, and not more than two years less than, the related Removed Mortgage Loan.

   The obligations of the Mortgage Loan Sellers to repurchase, substitute or cure constitute the sole remedies available to holders of Certificates or the Trustee for a breach of a representation or warranty by the related Mortgage Loan Seller with respect to a Mortgage Loan. None of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent will be obligated to purchase or substitute a Mortgage Loan if the Depositor or the related Mortgage Loan Seller defaults on its obligation to repurchase, substitute or cure, and no assurance can be given that the Depositor or the Mortgage Loan Sellers will fulfill such obligations. No assurance can be given that the Depositor or the related Mortgage Loan Seller will perform any obligation to cure or repurchase a Mortgage Loan for a breach of any representation referred to in the second preceding paragraph. If such obligation is not met, as to a Mortgage Loan that is not a "qualified mortgage," the Upper-Tier REMIC and Lower-Tier REMIC may be disqualified.

SERVICING OF THE MORTGAGE LOANS; COLLECTION OF PAYMENTS

   The Pooling and Servicing Agreement requires the Servicer and Special Servicer to service and administer the Mortgage Loans on behalf of the Trust Fund solely in the best interests of and for the benefit of all of the holders of Certificates (as determined by the Servicer or Special Servicer in the exercise of its reasonable judgment) in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the Mortgage Loans and to the extent not inconsistent with the foregoing, in the same manner in which, and with the same care, skill, prudence and diligence with which, it (a) services and administers similar mortgage loans comparable to the Mortgage Loans and held for other third party portfolios or (b) administers mortgage loans for its own account, whichever standard is higher, but without regard to (i) any known relationship that the Servicer or Special Servicer, or an affiliate of the Servicer or Special Servicer, may have with the borrowers or any other party to the Pooling and Servicing Agreement; (ii) the ownership of any Certificate by the Servicer or Special Servicer or any affiliate of the Servicer or Special Servicer, as applicable; (iii) the Servicer's or Special Servicer's obligation to make Advances or to incur servicing expenses with respect to the Mortgage Loans; (iv) the Servicer's or Special Servicer's right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction; or (v) the ownership, or servicing or management for others, by the Servicer or Special Servicer of any other mortgage loans or property (the "Servicing Standard"). The Servicer and the Special Servicer are permitted, at their own expense, to employ subservicers, agents or attorneys in performing any of their respective obligations under the Pooling and Servicing Agreement, but will not thereby be relieved of any such obligation, and will be responsible for the acts and omissions of any such subservicers, agents or attorneys. The Pooling and Servicing Agreement provides, however, that neither the Servicer, the Special Servicer nor any of their respective directors, officers, employees or agents shall have any liability to the Trust Fund or the Certificateholders for taking any action or refraining from taking an action in good faith, or for errors in judgment. The foregoing provision would not protect the Servicer or the Special Servicer for the breach of its representations or warranties in the Pooling and Servicing Agreement, the breach of certain specified covenants therein or any liability by reason of willful misconduct, bad faith, fraud or negligence in the performance of its duties or by reason of its reckless disregard of obligations or duties under the Pooling and Servicing Agreement.

   The Pooling and Servicing Agreement requires the Servicer or the Special Servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and to the extent such procedures shall be consistent with the Servicing Standard. Consistent with the above, the Servicer or Special Servicer may, in its discretion, waive any late payment charge in connection with any delinquent Monthly Payment or Balloon Payment with respect to any Mortgage Loan. With respect to the ARD Loans, the Servicer and Special Servicer will be directed in the Pooling and Servicing Agreement not to take any enforcement action with respect to payment of Excess Interest or principal in excess of the principal component of the constant Monthly Payment prior to the final maturity date.

ADVANCES

   The Servicer will be obligated to advance, on the business day immediately preceding a Distribution Date (the "Servicer Remittance Date") an amount (each such amount, a "P&I Advance") equal to the amount not received in respect of the Monthly Payment or Assumed Monthly Payment on a Mortgage Loan (with interest at the Mortgage Pass-Through Rate minus the Master Servicing Fee Rate) that was delinquent as of the close of business on the immediately preceding Due Date (and which delinquent payment has not been cured as of the Servicer Remittance Date), or, in the event of a default in the payment of amounts due on the maturity date of a Mortgage Loan, the amount equal to the Monthly Payment or portion thereof not received that was due prior to the maturity date provided, however, the Servicer will not be required to make an Advance to the extent it determines that such advance would not be ultimately recoverable from late payments, condemnation proceeds, net insurance proceeds, net liquidation proceeds and other collections with respect to the related Mortgage Loan. P&I Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the Certificates entitled thereto, rather than to guarantee or insure against losses. The Servicer will not be required or permitted to make a P&I Advance for Excess Interest or Default Interest. The amount required to be advanced in respect of delinquent Monthly Payments or Assumed Scheduled Payments on a Mortgage Loan that has been subject to an Appraisal Reduction Event will equal the product of (a) the amount that would be required to be advanced by the Servicer without giving effect to such Appraisal Reduction Event and (b) a fraction, the numerator of which is the Stated Principal Balance of the Mortgage Loan (as of the last day of the related Collection Period) less any Appraisal Reduction Amounts thereof and the denominator of which is the Stated Principal Balance (as of the last day of the related Collection Period).

   In addition to P&I Advances, the Servicer (and with respect to Specially Serviced Mortgage Loans, the Special Servicer) will also be obligated (subject to the limitations described herein) to make cash advances ("Property Advances," and together with P&I Advances, "Advances") to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of the related Mortgage, enforce the terms of any Mortgage Loan or to maintain each related Mortgaged Property.

   To the extent the Servicer fails to make an Advance it is required to make under the Pooling and Servicing Agreement, the Trustee, subject to a determination of recoverability, will make such required Advance or, in the event the Trustee fails to make such Advance, the Fiscal Agent, subject to a determination of recoverability, will make such Advance, in each case pursuant to the terms of the Pooling and Servicing Agreement. To the extent the Special Servicer fails to make an Advance it is required to make under the Pooling and Servicing Agreement, the Servicer, subject to a determination of recoverability, will make such an Advance. Both the Trustee and the Fiscal Agent will be entitled to rely conclusively on any non-recoverability determination of the Servicer or the Special Servicer, as the case may be. See "--Trustee" and "--Fiscal Agent" below.

   The Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to reimbursement for any Advance made by it in an amount equal to the amount of such Advance and interest accrued thereon at the Advance Rate (i) from Default Interest and late payments on the Mortgage Loan by the mortgagor, (ii) from insurance proceeds, condemnation proceeds, liquidation proceeds from the sale of the Specially Serviced Mortgage Loan or the related Mortgaged Property or other collections relating to the Mortgage Loan or (iii) upon determining in good faith that such Advance or interest is not recoverable in the manner described in the preceding two clauses, from any other amounts from time to time on deposit in the Collection Account.

   The Servicer, the Special Servicer, the Trustee and the Fiscal Agent will each be entitled to receive interest on Advances at a per annum rate equal to the Prime Rate (the "Advance Rate"), compounded monthly, as of each Servicer Remittance Date and the Servicer will be authorized to pay itself, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, such interest monthly from general collections with respect to all of the Mortgage Loans prior to any payment to holders of Certificates. To the extent that the payment of such interest at the Advance Rate results in a shortfall in amounts otherwise payable on one or more Classes of Certificates on the next Distribution Date, the Servicer, the Trustee or the Fiscal Agent, as applicable, will be obligated to make a cash advance to cover such shortfall, but only to the extent the Servicer, the Trustee or the Fiscal Agent, as applicable, concludes that, with respect to each such Advance, such Advance can be recovered from amounts payable on or in respect of the Mortgage Loan to which the Advance is related. If the interest on such Advance is not recovered from Default Interest on such Mortgage Loan, a shortfall will result which will have the same effect as a Realized Loss. The "Prime Rate" is the rate, for any day, set forth as such in the "Money Rates" section of The Wall Street Journal, Eastern Edition.

   The obligation of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling and Servicing Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of the Mortgage Loan or related Mortgaged Properties. P&I Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses. None of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent will be required to make any Advance that it determines in its good faith business judgment will not be recoverable by the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, out of related late payments, insurance proceeds, liquidation proceeds and other collections with respect to the Mortgage Loan as to which such Advances were made. In addition, if the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, determines in its good faith business judgment that any Advance previously made will not be recoverable from the foregoing sources, then the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to reimburse itself for such Advance, plus interest thereon, out of amounts payable on or in respect of all of the Mortgage Loans prior to distributions on the Certificates. Any such judgment or determination with respect to the recoverability of Advances must be evidenced by an officers' certificate delivered to the Trustee and the Fiscal Agent in the case of the Servicer, the Servicer, in the case of the Special Servicer, the Trustee, in the case of the Trustee or the Fiscal Agent, and the Trustee in the case of the Fiscal Agent, setting forth such judgment or determination of nonrecoverability and the considerations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, forming the basis of such determination (including but not limited to information selected by the person making such determination in its good faith discretion such as related income and expense statements, rent rolls, occupancy status, property inspections, inquiries by the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, and an independent appraisal performed in accordance with Appraiser Institute standards conducted within the past twelve months on the applicable Mortgaged Property).

ACCOUNTS

   Collection Account. The Servicer will establish and maintain one or more segregated accounts (the "Collection Account") pursuant to the Pooling and Servicing Agreement, and will be required to deposit into the Collection Account all payments in respect of the Mortgage Loans, other than amounts permitted to be withheld by the Servicer or amounts to be deposited into any Reserve Account.

   Distribution Accounts. The Trustee will establish and maintain one or more segregated accounts (the "Distribution Account") in the name of the Trustee for the benefit of the holders of Certificates. With respect to each Distribution Date, the Servicer will deposit in the Distribution Account, to the extent of funds on deposit in the Collection Account, on the Servicer Remittance Date an aggregate amount of immediately available funds equal to the sum of (i) the Available Funds and (ii) the Trustee Fee. The Servicer will deposit all P&I Advances into the Distribution Account on the related Servicer Remittance Date. To the extent the Servicer fails to do so, the Trustee or the Fiscal Agent will deposit all P&I Advances into the Distribution Account as described herein. See "Description of the Offered Certificates -- Distributions" herein.

   The Trustee will also establish and maintain one or more segregated accounts for the "Upper-Tier Distribution Account," the "Excess Interest Distribution Account" and the "Default Interest Distribution Account" each in the name of the Trustee for the benefit of the holders of the Certificates.

   The Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account and the Default Interest Distribution Account will be held in the name of the Trustee (or the Servicer on behalf of the Trustee) on behalf of the holders of Certificates and the Servicer will be authorized to make withdrawals from the Collection Account. Each of the Collection Account, any REO Account, the Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account and the Default Interest Distribution Account will be either (i) (A) an account or accounts maintained with a depository institution or trust company the short term unsecured debt obligations or commercial paper of which are rated at least P-1 by Moody's and F-1+ by Fitch (if rated by Fitch) in the case of accounts in which deposits have a maturity of 30 days or less (or, in the case of accounts in which deposits have a maturity of more than 30 days, the long term unsecured debt obligations of which are rated at least "AA" by Fitch (if rated by Fitch) and "Aa2" by Moody's) or (B) as to which the Trustee has received written confirmation from each of the Rating Agencies that holding funds in such account would not cause any Rating Agency to qualify, withdraw or downgrade any of its ratings on the Certificates or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution, is subject to regulations substantially similar to 12 C.F.R. Section 9.10(b), having in either case a combined capital surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority, or any other account that, as evidenced by a written confirmation from each Rating Agency that such account would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates, which may be an account maintained with the Trustee or the Servicer (an "Eligible Bank"). Amounts on deposit in the Collection Account and any REO Account may be invested in certain United States government securities and other high-quality investments specified in the Pooling and Servicing Agreement ("Permitted Investments"). Interest or other income earned on funds in the Collection Account will be paid to the Servicer (except to the extent required to be paid to the related borrower) as additional servicing compensation and interest or other income earned on funds in any REO Account will be payable to the Special Servicer.

WITHDRAWALS FROM THE COLLECTION ACCOUNT

   The Servicer may make withdrawals from the Collection Account for the following purposes, to the extent permitted and in the priorities provided in the Pooling and Servicing Agreement: (i) to remit on or before each Servicer Remittance Date (A) to the Distribution Account an amount equal to the sum of
(I) Available Funds and any Prepayment Premiums and (II) the Trustee Fee for such Distribution Date and (B) to the Default Interest Distribution Account an amount equal to the Net Default Interest received in the related Collection Period and (C) to the Excess Interest Distribution Account an amount equal to the Excess Interest received in the related Collection Period, if any; (ii) to pay or reimburse the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, for Advances made by any of them and, if applicable, interest on Advances (provided, that the Trustee and Fiscal Agent will have priority with respect to such payment or reimbursement), the Servicer's right to reimbursement for items described in this clause (ii) being limited as described herein under "--Advances"; (iii) to pay on or before each Servicer Remittance Date to the Servicer and the Special Servicer as compensation, the aggregate unpaid Servicing Compensation, Special Servicing Fee, Workout Fee, Liquidation Fee, and any other servicing or special servicing compensation in respect of the immediately preceding calendar month; (iv) to pay on or before each Distribution Date to the related Mortgage Loan Seller with respect to each Mortgage Loan or REO Property that has previously been purchased or repurchased by it pursuant to the Pooling and Servicing Agreement, all amounts received thereon during the related Collection Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined; (v) to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the Servicer, the Special Servicer, the Trustee, the Fiscal Agent and/or the Depositor for unpaid servicing compensation (in the case of the Servicer, the Special Servicer or the Trustee) and certain other unreimbursed expenses incurred by such persons pursuant to and to the extent reimbursable under the Pooling and Servicing Agreement and to satisfy any indemnification obligations of the Trust Fund under the Pooling and Servicing Agreement; (vi) to pay to the Trustee amounts requested by it to pay taxes on certain net income with respect to REO Properties; (vii) to withdraw any amount deposited into the Collection Account that was not required to be deposited therein; and (viii) to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the Trust Fund.

ENFORCEMENT OF "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" CLAUSES

   In general, the Mortgage Loans contain provisions in the nature of "due-on-sale" clauses, which by their terms (a) provide that the Mortgage Loans shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or (b) provide that the Mortgage Loans may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer. The Servicer or the Special

Servicer, as applicable, will not be required to enforce any such due-on-sale clauses and in connection therewith will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such an assumption if (x) such provision is not exercisable under applicable law or such provision is reasonably likely to result in meritorious legal action by the borrower or
(y) the Servicer or the Special Servicer, as applicable, determines, in accordance with the Servicing Standard, that granting such consent would be likely to result in a greater recovery, on a present value basis (discounting at the related Mortgage Rate), than would enforcement of such clause. If the Servicer or the Special Servicer, as applicable, determines that granting such consent would be likely to result in a greater recovery, the Servicer or the Special Servicer, as applicable, is authorized to take or enter into an assumption agreement from or with the proposed transferee as obligor thereon provided that (a) the credit status of the prospective transferee is in compliance with the Servicer's or Special Servicer's, as applicable, regular commercial mortgage origination or servicing standards and criteria and the terms of the related Mortgage and (b) the Servicer or the Special Servicer, as applicable, with respect to Mortgage Loans that represent more than 2% of the then-current aggregate Stated Principal of the Mortgage Loans, has received written confirmation from Moody's and Fitch that such assumption or substitution would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates. No assumption agreement may contain any terms that are different from any term of any Mortgage or related Note, except pursuant to the provisions described under "--Realization Upon Mortgage Loans" and "--Modifications," herein.

   The Mortgage Loans contain provisions in the nature of a "due-on-encumbrance" clause which by their terms (a) provide that the Mortgage Loans shall (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property, or (b) require the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property. The Servicer or the Special Servicer, as applicable, will not be required to enforce such due-on-encumbrance clauses and in connection therewith will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance if the Servicer or the Special Servicer, as applicable, (x) determines, in accordance with the Servicing Standard, that such enforcement would not be in the best interests of the Trust Fund and (y) with respect to Mortgage Loans that represent more than 2% of the then current aggregate Stated Principal of the Mortgage Loans, receives prior written confirmation from Moody's and Fitch that granting such consent would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates. See "Certain Legal Aspects of the Mortgage Loans -- Due-on-Sale and Due-on-Encumbrance Provisions" in the Prospectus.

INSPECTIONS

   The Servicer (or with respect to any Specially Serviced Mortgage Loan, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property at such times and in such manner as are consistent with the Servicing Standards described herein, but in any event (i) is required to inspect each Mortgaged Property securing a Note, with a Stated Principal Balance (or in the case of a Note secured by more than one Mortgaged Property, having an Allocated Loan Amount) of (a) $2,000,000 or more at least once every twelve months and (b) less than $2,000,000 at least once every 24 months, in each case commencing in December 1998 (or at such lesser frequency, provided each Rating Agency has confirmed in writing to the Servicer that such schedule will not result in the withdrawal, downgrading or qualification of the then-current ratings assigned to the Certificates) and
(ii) if the Mortgage Loan (a) becomes a "Specially Serviced Mortgage Loan,"
(b) is delinquent for 60 days or (c) has a debt service coverage ratio of less than 1.0, the Special Servicer is required to inspect the related Mortgaged Properties as soon as practicable and thereafter at least every twelve months.

INSURANCE POLICIES

   The Pooling and Servicing Agreement requires the Servicer, to the extent provided in the related Mortgage Loan (or the Special Servicer in the case of an REO Property) to obtain or cause the mortgagor on each Mortgage Loan to maintain fire and hazard insurance with extended coverage on each related Mortgaged Property in an amount which is at least equal to the lesser of (A) one hundred percent (100%) of the then "full insurable replacement cost" of the improvements, and (B) the outstanding principal balance of the related Mortgage Loan, or such greater amount or such endorsement as is necessary to prevent any reduction, by reason of the application of co-insurance and to prevent the Trustee thereunder from being deemed a co-insurer. The Pooling and Servicing Agreement also requires the Servicer (or the Special Servicer in the case of an REO Property) to obtain or cause the mortgagor on each Mortgaged Property to maintain insurance providing coverage against at least six months of rent interruptions (24 months with respect to an REO Property) and any other insurance as is required in the related Mortgage Loan and customarily obtained at commercially reasonable rates. In the case of an REO Property, if the Special Servicer fails to maintain fire and hazard insurance as described above or flood insurance as described below, the Servicer shall maintain such insurance, and if the Servicer does not maintain such insurance, the Trustee shall maintain such insurance and if the Trustee does not maintain such insurance, the Fiscal Agent shall do so, subject to the provisions concerning nonrecoverable Advances. Any cost incurred by the Servicer, Special Servicer, Trustee or Fiscal Agent in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

   In general, the standard form of fire and hazard extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to certain conditions and exclusions in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers in different states and therefore will not contain identical terms and conditions, most such policies will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks. When improvements on a Mortgaged Property are located in a federally designated flood area, the Pooling and Servicing Agreement requires the Servicer to use its best efforts to cause the related borrower to maintain, or if not maintained, to itself obtain (subject to the provisions concerning nonrecoverable Advances) flood insurance, to the extent required by such Mortgage Loan. Such flood insurance shall be in an amount equal to the lesser of (i) the outstanding principal balance of the related Mortgage Loan, (ii) the maximum amount of such insurance required by the terms of the related Mortgage and available for the related property under the National Flood Insurance Act of 1968, as amended, and (iii) 100% of the replacement cost of the improvements located in the special flood hazard area on the related Mortgaged Property, except to the extent self-insurance is permitted under the related Mortgage Loan. If an REO Property (i) is located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards or (ii) is related to a Mortgage Loan pursuant to which earthquake insurance was in place at the time of origination and continues to be available at commercially reasonable rates, the Pooling and Servicing Agreement requires that the Special Servicer obtain (subject to the issues concerning nonrecoverable Advances) flood insurance and/or earthquake insurance. If a recovery due to a flood or earthquake is not available for an REO Property but would have been available if such insurance were maintained, the Special Servicer will be required (subject to the provisions concerning nonrecoverable Advances) to (i) immediately deposit into the Collection Account from its own funds the amount that would have been recovered or (ii) apply to the restoration and repair of the property from its own funds the amount that would have been recovered, if such application is consistent with the Servicing Standard; provided, however, that the Special Servicer shall not be responsible for any shortfall in insurance proceeds resulting from an insurer's refusal or inability to pay a claim.

   The Servicer or the Special Servicer may obtain and maintain a blanket or mortgage impairment insurance policy insuring against fire and hazard losses on all of the Mortgaged

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Properties (other than REO Properties) as to which the related borrower has not maintained insurance to satisfy its obligations concerning the maintenance of insurance coverage. Any such blanket insurance policy shall be maintained with an insurer qualified under the terms of the Pooling and Servicing Agreement. Additionally, the Servicer or the Special Servicer may obtain a master force placed insurance policy, as long as such policy is issued by an insurer qualified under the terms of the Pooling and Servicing Agreement and provides no less coverage in scope and amount than otherwise required to be maintained as described in the preceding paragraphs.

   The ability of the Servicer to assure that fire and hazard, flood or earthquake insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under such policy, or upon the extent to which information in this regard is furnished by mortgagors.

   Under the terms of the Mortgage Loans, the borrowers will be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Servicer or Special Servicer, as applicable, on behalf of itself, the Trustee and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Mortgage Loans. However, the ability of the Servicer or Special Servicer, as applicable, to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Servicer or Special Servicer, as applicable, by the borrowers.

   All insurance policies required shall name the Trustee or the Servicer or the Special Servicer, on behalf of the Trustee as the mortgagee, as loss payee.

EVIDENCE AS TO COMPLIANCE

   The Pooling and Servicing Agreement requires the Servicer to cause a nationally recognized firm of independent public accountants, which is a member of the American Institute of Certified Public Accountants, to furnish to the Trustee, the Depositor and the Rating Agencies on or before March 15 of each year, beginning March 15, 1999, a statement to the effect that such firm has examined certain documents and records relating to the servicing of similar mortgage loans for the preceding twelve months and that on the basis of their examination, conducted substantially in compliance with generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, such servicing has been conducted in compliance with similar agreements except for such significant exceptions or errors in records that, in the opinion of such firm, generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC require it to report, in which case such exceptions and errors shall be so reported.

   The Pooling and Servicing Agreement also requires the Servicer to deliver to the Trustee, the Depositor and the Rating Agencies on or before March 15 of each year, beginning March 15, 1999, an officer's certificate of the Servicer stating that, to the best of such officer's knowledge, the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a default, specifying each default known to such officer and the action proposed to be taken with respect thereto.

CERTAIN MATTERS REGARDING THE DEPOSITOR, THE SERVICER AND THE SPECIAL
SERVICER

   Each of the Servicer and Special Servicer may assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement in connection with the sale or transfer of a substantial portion of its mortgage servicing or asset management portfolio, provided that certain conditions are satisfied including obtaining the consent of the Trustee and written confirmation of each Rating Agency that such assignment or delegation will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates. The Pooling and Servicing Agreement provides that the Servicer or Special Servicer may not otherwise resign from its obligations and duties as Servicer or Special Servicer thereunder, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee. No such resignation may become effective until the Trustee or a successor Servicer or Special Servicer has assumed the obligations of the Servicer or Special Servicer under the Pooling and Servicing Agreement. The Trustee or any other successor Servicer or Special Servicer assuming the obligations of the Servicer or Special Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Servicer or Special Servicer would have been entitled. If no successor Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Servicer or Special Servicer will be treated as Realized Losses. In addition, the Pooling and Servicing Agreement provides that the Trustee is permitted to remove the Servicer upon receipt of notice from any Rating Agency that if such Servicer is not removed there is the risk of a downgrade, qualification or withdrawal of the then current rating of any Class of Certificates.

   The Pooling and Servicing Agreement also provides that neither the Depositor, the Servicer, the Special Servicer, the Healthcare Adviser nor any director, officer, employee or agent (including subservicers) of the Depositor, the Servicer, the Special Servicer or the Healthcare Adviser will be under any liability to the Trust Fund, or the holders of Certificates for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement (including actions take at the direction of the Controlling Class), or for errors in judgment; provided, however, that neither the Depositor, the Servicer, the Special Servicer, the Healthcare Adviser nor any director, officer, employee or agent (including subservicers) of the Depositor, the Servicer, the Special Servicer or the Healthcare Adviser will be protected against any breach of its representations and warranties made in the Pooling and Servicing Agreement or any liability which would otherwise be imposed by reason of willful misconduct, bad faith, fraud or negligence (or in the case of the Servicer, by reason of any specific liability imposed for a breach of the Servicing Standard) in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Pooling and Servicing Agreement further provides that the Depositor, the Servicer, the Special Servicer, the Healthcare Adviser and any director, officer, employee or agent (including subservicers) of the Depositor, the Servicer, the Special Servicer and the Healthcare Adviser will be entitled to indemnification by the Trust Fund for any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense (i) incurred by reason of willful misconduct, bad faith, fraud or negligence (or in the case of the Servicer, by reason of any specific liability imposed for a breach of the Servicing Standard) in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder or (ii) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the Pooling and Servicing Agreement.

   In addition, the Pooling and Servicing Agreement provides that neither the Depositor, the Servicer, the Special Servicer nor the Healthcare Adviser will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability. The Depositor, the Servicer or the Special Servicer may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the holders of Certificates thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Servicer and the Special Servicer will be entitled to be reimbursed therefor and to charge the Collection Account.

   The Depositor is not obligated to monitor or supervise the performance of the Servicer, the Special Servicer or the Trustee under the Pooling and Servicing Agreement. The Depositor may, but is not obligated to, enforce the obligations of the Servicer or the Special Servicer under the

Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Servicer or the Special Servicer or exercise any right of the Servicer or the Special Servicer under the Pooling and Servicing Agreement. In the event the Depositor undertakes any such action, it will be reimbursed by the Trust Fund from the Collection Account to the extent not recoverable from the Servicer or Special Servicer as applicable. Any such action by the Depositor will not relieve the Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

   Any person into which the Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Servicer is a party, or any person succeeding to the business of the Servicer, will be the successor of the Servicer under the Pooling and Servicing Agreement, and shall be deemed to have assumed all of the liabilities and obligations of the Servicer under the Pooling and Servicing Agreement if each of the Rating Agencies has confirmed in writing that such merger or consolidation or transfer of assets or succession, in and of itself, will not cause a downgrade, qualification or withdrawal of the then current ratings assigned by such Rating Agency for any Class of Certificates.

EVENTS OF DEFAULT

   Events of default of the Servicer (each, an "Event of Default") under the Pooling and Servicing Agreement consist, among other things, of (i) any failure by the Servicer to remit to the Collection Account or any failure by the Servicer to remit to the Trustee for deposit into the Upper-Tier Distribution Account, Distribution Account, Excess Interest Distribution Account or Default Interest Distribution Account any amount required to be so remitted pursuant to the Pooling and Servicing Agreement or (ii) any failure by the Servicer duly to observe or perform in any material respect any of its other covenants or agreements or the breach of its representations or warranties under the Pooling and Servicing Agreement which continues unremedied for thirty days after the giving of written notice of such failure to the Servicer by the Depositor or the Trustee, or to the Servicer and to the Depositor and the Trustee by the holders of Certificates evidencing Percentage Interests of at least 25% of any affected Class; or (iii) any failure by the Servicer to make any Advances as required pursuant to the Pooling and Servicing Agreement; or (iv) confirmation in writing by any Rating Agency that not terminating the Servicer would, in and of itself, cause the then-current rating assigned to any Class of Certificates to be qualified, withdrawn or downgraded; (v) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by, on behalf of or against the Servicer indicating its insolvency or inability to pay its obligations or (vi) the Servicer shall no longer be an "approved" servicer by each of the Rating Agencies for mortgage pools similar to the Trust Fund.

   Events of Default of the Special Servicer under the Pooling and Servicing Agreement include the items specified in clauses (i) through (vi) above with respect to, and to the extent applicable to, the Special Servicer.

RIGHTS UPON EVENT OF DEFAULT

   If an Event of Default with respect to the Servicer occurs, then the Trustee may, and at the direction of the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders, the Trustee will, terminate all of the rights and obligations of the Servicer as servicer under the Pooling and Servicing Agreement and in and to the Trust Fund. Notwithstanding the foregoing, upon any termination of the Servicer under the Pooling and Servicing Agreement the Servicer will continue to be entitled to receive all accrued and unpaid servicing compensation through the date of termination plus all Advances and interest thereon as provided in the Pooling and Servicing Agreement. In the event that the Servicer is also the Special Servicer and the Servicer is terminated, the Servicer will also be terminated as Special Servicer. Notwithstanding any of the above, with respect to the Mortgage Loans conveyed to the Depositor by ContiTrade (the "ContiTrade Mortgage Loans"), Banc One shall continue to service the

ContiTrade Mortgage Loans unless such Event of Default has occurred with respect to the servicing of any ContiTrade Mortgage Loan or the Rating Agencies have confirmed in writing that not terminating Banc One as subservicer would, in and of itself, cause the then-current rating assigned to any Class of Certificates to be qualified, withdrawn or downgraded.

   On and after the date of termination following an Event of Default by the Servicer, the Trustee will succeed to all authority and power of the Servicer (and the Special Servicer if the Special Servicer is also the Servicer) under the Pooling and Servicing Agreement and will be entitled to the compensation arrangements to which the Servicer (and the Special Servicer if the Servicer is also the Special Servicer) would have been entitled. If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders so request, or if the long-term unsecured debt rating of the Trustee or the Fiscal Agent is not at least "AA" by Fitch and "Aa2" by Moody's or if the Rating Agencies do not provide written confirmation that the succession of the Trustee as Servicer, will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution the appointment of which will not result in the downgrading, qualification or withdrawal of the rating or ratings then assigned to any Class of Certificates as evidenced in writing by each Rating Agency to act as successor to the Servicer under the Pooling and Servicing Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid.

   If the Special Servicer is not the Servicer and an Event of Default with respect to the Special Servicer occurs, the Trustee will terminate the Special Servicer and the Servicer will succeed to all the power and authority of the Special Servicer under the Pooling and Servicing Agreement (provided that such termination would not result in the downgrading, qualification or withdrawal of the rating or ratings assigned to any Class of Certificates as evidenced in writing by each Rating Agency) and will be entitled to the compensation to which the Special Servicer would have been entitled.

   No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such holder previously shall have given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance thereof, and unless also the holders of Certificates of any Class affected thereby evidencing Percentage Interests of at least 25% of such Class shall have made written request of the Trustee to institute such proceeding in its own name as Trustee under the Pooling and Servicing Agreement and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute such proceeding.

   The Trustee will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

   The Pooling and Servicing Agreement may be amended at any time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent without the consent of any of the holders of Certificates (i) to cure any ambiguity; (ii) to correct or supplement any provisions therein which may be defective or inconsistent with any other provisions therein; (iii) to amend any provision thereof to the extent necessary or desirable to maintain the rating or ratings assigned to each Class of Certificates; (iv) to amend or supplement a provision which will not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an opinion of counsel or confirmation in writing from each Rating Agency that such amendment will not result in a qualification, withdrawal or downgrading of the then current ratings assigned to the Certificates; and (v) to amend or supplement any provisions therein to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates as confirmed in writing by each Rating Agency. The Pooling and Servicing Agreement requires that no such amendment shall cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the holders of Certificates evidencing at least 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the holders of Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate; (ii) alter the obligations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance or alter the servicing standards set forth in the Pooling and Servicing Agreement; (iii) change the percentages of Voting Rights of holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement; or (iv) amend the section in the Pooling and Servicing Agreement relating to the amendment of the Pooling and Servicing Agreement, in each case, without the consent of the holders of all Certificates representing all the Percentage Interests of the Class or Classes affected thereby.

VOTING RIGHTS

   At all times during the term of the Pooling and Servicing Agreement, 98% of the voting rights for the Certificates (the "Voting Rights") shall be allocated among the holders of the respective Classes of Regular Certificates (other than the Class X Certificates) in proportion to the Certificate Balances of their Certificates, 2% of the Voting Rights shall be allocated among the holders of the Class X Certificates. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests in such Class evidenced by their respective Certificates. Appraisal Reduction Amounts will be allocated in reduction of the respective Certificate Balances as described under "Description of the Offered Certificates -- Appraisal Reductions" herein for the purpose of calculating Voting Rights.

REALIZATION UPON MORTGAGE LOANS

   The Pooling and Servicing Agreement grants to the Servicer, the Special Servicer and the holder or holders of Certificates evidencing a majority interest in the Controlling Class a right to purchase from the Trust Fund certain defaulted Mortgage Loans. If the Special Servicer has determined, in its good faith and reasonable judgment, that any defaulted Mortgage Loan will become the subject of a foreclosure, the Special Servicer will be required to promptly so notify in writing the Trustee, and the Trustee will be required, within 10 days after receipt of such notice, to notify the holders of the Controlling Class.

   Any holder or holders of Certificates evidencing a majority interest in the Controlling Class may, at its or their option, purchase from the Trust Fund, at a price at least equal to the unpaid principal balance of such Mortgage Loan, together with any accrued but unpaid interest thereon to but not including the Due Date in the Collection Period of the purchase and any related unreimbursed Advances (the "Purchase Price") any such defaulted Mortgage Loan. If such Certificateholders have not purchased such defaulted Mortgage Loan within 15 days of their having received notice in respect thereof, either the Servicer or the Special Servicer may, at its option, purchase such defaulted Mortgage Loan from the Trust Fund, at a price equal to the applicable Purchase Price.

    Pursuant to the terms of the Pooling and Servicing Agreement, the Special Servicer may, to the extent consistent with the related Asset Status Report, offer to sell any such defaulted Mortgage Loan not otherwise purchased pursuant to the prior paragraph, if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would be in the best economic interests of the Trust Fund. Such offer is required to be made in a commercially reasonable manner for a period of not less than 10 days. Unless the Special Servicer determines, in its good faith and reasonable judgment, that acceptance of any offer would not be in the best economic interests of the Trust Fund, the Special Servicer, to the extent consistent with the related Asset Status Report, is required to accept the highest cash offer received from any person that constitutes a fair price (which may be less than the Purchase Price) for such Mortgage Loan; provided that none of the Servicer, the Special Servicer, the Depositor, the holder of any Certificate or an affiliate of any such party may purchase such Mortgage Loan for less than the Purchase Price unless at least two other offers are received from independent third parties.

   If a default on a Mortgage Loan has occurred or, in the Special Servicer's judgment, a payment default is imminent, then, pursuant to the Pooling and Servicing Agreement, the Special Servicer, on behalf of the Trustee, may, to the extent consistent with the related Asset Status Report, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise (except with respect to the Clipper Loan Participation for which only the RMF Servicer may commence such proceedings in its discretion and in accordance with the servicing standards and other terms of the pooling and servicing agreement governing the RMF Trust). The Special Servicer is not permitted, however, to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the related series of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund) and either:

     (i) such report indicates that (a) the Mortgaged Property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

     (ii) the Special Servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions.

   If title to any Mortgaged Property is acquired by a Trust Fund, the Special Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year in which the Trust Fund acquires such Mortgaged Property, unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund beyond such period will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. If title to any Mortgaged Property is acquired by the Trust Fund, the Special Servicer will also be required to ensure that the Mortgaged Property is administered so that it constitutes "foreclosure

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property" within the meaning of Code Section 860G(a)(8) at all times that the sale of such property does not result in the receipt by the Trust Fund of any income from non-permitted assets as described in Code Section 860F(a)(2)(B) with respect to such property. If the Trust Fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust Fund, may be required to retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage such Mortgaged Property as required under the Pooling and Servicing Agreement.

   In general, the Special Servicer will be obligated to (or may contract with a third party to) operate and manage any Mortgaged Property acquired as REO Property in a manner that would, in its good faith and reasonable judgment and to the extent commercially feasible, maximize the Trust Fund's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the Trustee to determine the Trust Fund's federal income tax reporting position with respect to income it is anticipated that the Trust Fund would derive from such property, the Special Servicer could determine, pursuant to the Pooling and Servicing Agreement, that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of the REMIC Regulations (such tax referred to herein as the "REO Tax"). To the extent that income the Trust Fund receives from an REO Property is subject to a tax on "net income from foreclosure property", such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%). The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the Trust Fund's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their own tax advisors regarding the possible imposition of the REO Tax in connection with the operation of commercial REO Properties by REMICs. The Special Servicer will be required to sell any REO Property acquired on behalf of the Trust Fund within the time period and in the manner described above.

   Under the Pooling and Servicing Agreement, the Special Servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues, Liquidation Proceeds (net of related liquidation expenses) and insurance proceeds derived from each REO Property. The Special Servicer is required to use the funds in the REO Account to pay for the proper operation, management, maintenance, disposition and liquidation of any REO Property, but only to the extent of amounts on deposit in the REO Account relate to such REO Property. To the extent that amounts in the REO Account in respect of any REO Property are insufficient to make such payments, the Special Servicer is required to make a Property Advance, unless it determines such Property Advance would be nonrecoverable. Within one business day following the end of each Collection Period, the Special Servicer is required to deposit all amounts received in respect of each REO Property during such Collection Period, net of any amounts withdrawn to make any permitted disbursements, to the Collection Account, provided that the Special Servicer may retain in the REO Account permitted reserves.

MODIFICATIONS

   The Servicer, or, with respect to Specially Serviced Mortgage Loans, the Special Servicer may agree to any modification, waiver or amendment of any term of, forgive interest on and principal of, capitalize interest on, permit the release, addition or substitution of collateral securing, and/or permit the release of the borrower on or any guarantor of any Mortgage Loan without the consent of the Trustee or any Certificateholder, subject, however, to each of the following limitations, conditions and restrictions:

     (i) other than with respect to the waiver of late payment charges or waivers in connection with "due-on-sale" or "due-on-encumbrance" clauses in the Mortgage Loans, as described under the heading "--Enforcement of "Due-on-Sale" and "Due-on-Encumbrance Clauses"

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    above, the Servicer or the Special Servicer, as applicable, may not agree to any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the Servicer's or the Special Servicer's, as applicable, good faith and reasonable judgment, would materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon or materially alter, substitute or increase the security for such Mortgage Loan (other than the alteration or construction of improvements thereon) or any guarantee or other credit enhancement with respect thereto (other than the substitution of a similar commercially available credit enhancement contract), unless, with respect to Specially Serviced Mortgage Loans in the Special Servicer's judgment, a material default on such Mortgage Loan has occurred or a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders on a present value basis than would liquidation;

     (ii) the Servicer or the Special Servicer, as applicable, may not extend the maturity of any Mortgage Loan beyond the date that is two years prior to the Rated Final Distribution Date;

     (iii) neither the Servicer or the Special Servicer, as applicable, shall make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would (A) be a "significant modification" of such Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) or (B) cause any Mortgage Loan to cease to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (provided that the Servicer or the Special Servicer, as applicable, shall not be liable for judgments as regards decisions made under this subsection which were made in good faith and, unless it would constitute bad faith or negligence to do so, the Servicer or the Special Servicer, as applicable, may rely on opinions of counsel in making such decisions);

     (iv) neither the Servicer or the Special Servicer, as applicable, shall permit any borrower to add or substitute any collateral for an outstanding Mortgage Loan, which collateral constitutes real property, unless the Servicer or the Special Servicer, as applicable, shall have first determined in its good faith and reasonable judgment, based upon a Phase I environmental assessment (and such additional environmental testing as the Servicer or the Special Servicer, as applicable, deems necessary and appropriate), that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations; and

     (v) with limited exceptions, the Servicer or the Special Servicer, as applicable, shall not release any collateral securing an outstanding Mortgage Loan;

provided that (x) the limitations, conditions and restrictions set forth in clauses (i) through (v) above will not apply to any modification of any term of any Mortgage Loan that either occurs automatically, or results from the exercise of a unilateral option by the Mortgagor within the meaning of Treasury Regulations Section 1.1001-3(c)(2)(ii), in any event under the terms of such Mortgage Loan in effect on the Closing Date, and (y) notwithstanding clauses (i) through (v) above, neither the Servicer or the Special Servicer, as applicable, will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if in its reasonable and good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

OPTIONAL TERMINATION

   The Servicer, and, if the Servicer does not exercise its option, any holder of the Class LR Certificates representing greater than 50% of the Percentage Interest of the Class LR Certificates

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will have the option to purchase all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust Fund is less than 1% of the aggregate principal balance of such Mortgage Loans as of the Cut-Off Date. The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to the greater of (i) the sum of (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest); (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an independent appraiser as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date; (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including any Mortgage Loans as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest), and (D) unreimbursed Advances (with interest thereon) and unpaid Trust Fund expenses and (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an independent appraiser acceptable to the Servicer, together with one month's interest thereon at the Mortgage Rate. Notwithstanding the foregoing, such Mortgage Loan may not be purchased if the fair market value of the Mortgage Loan is greater than 100% of the outstanding principal balance of such Mortgage Loan.

THE TRUSTEE

   LaSalle National Bank, a national banking association with its principal offices in Chicago, Illinois, will act as Trustee pursuant to the Pooling and Servicing Agreement. The Trustee's corporate trust office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60674-4107, Attention:
Asset Backed Securities Trust Services Group, DMARC 1998-C1.

   The Trustee may resign at any time by giving written notice to the Depositor, the Servicer, Special Servicer and the Rating Agencies, provided that no such resignation shall be effective until a successor has been appointed. Upon such notice, the Servicer will appoint a successor trustee. If no successor trustee is appointed within one month after the giving of such notice of resignation, the resigning Trustee may petition the court for appointment of a successor trustee.

   The Servicer or the Depositor may remove the Trustee and the Fiscal Agent if, among other things, the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if at any time the Trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or its property is appointed or any public officer takes charge or control of the Trustee or of its property. The holders of Certificates evidencing aggregate Voting Rights of at least 50% of all Certificateholders may remove the Trustee and the Fiscal Agent upon written notice to the Depositor, the Servicer, the Trustee and the Fiscal Agent. Any resignation or removal of the Trustee and the Fiscal Agent and appointment of a successor trustee and, if such trustee is not rated at least "AA" or the equivalent by each Rating Agency, fiscal agent, will not become effective until acceptance of the appointment by the successor trustee and, if necessary, fiscal agent. Notwithstanding the foregoing, upon any termination of the Trustee and Fiscal Agent under the Pooling and Servicing Agreement, the Trustee and Fiscal Agent will continue to be entitled to receive from the Trust Fund all accrued and unpaid compensation and expenses through the date of termination plus all Advances and interest thereon as provided in the Pooling and Servicing Agreement. In addition, if the Trustee is terminated without cause, the terminating party is required to pay all of the expenses of the Trustee necessary to effect the transfer of its responsibilities to the successor Trustee. Any successor trustee must have a combined capital and surplus of at least $50,000,000 and such appointment must not result in the downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates, as evidenced in writing by the Rating Agencies.

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    Pursuant to the Pooling and Servicing Agreement, the Trustee will be entitled to withdraw from the Distribution Account a monthly fee (the "Trustee Fee"), which constitutes a portion of the Servicing Fee.

   The Trust Fund will indemnify the Trustee and the Fiscal Agent against any and all losses, liabilities, damages, claims or unanticipated expenses (including reasonable attorneys' fees) arising in respect of the Pooling and Servicing Agreement or the Certificates other than those resulting from the negligence, bad faith or willful misconduct of the Trustee or the Fiscal Agent, as applicable. Neither the Trustee nor the Fiscal Agent will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if in the Trustee's or the Fiscal Agent's opinion, as applicable, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Each of the Servicer, the Special Servicer, the Depositor, the Paying Agent, the Certificate Registrar and the Custodian will indemnify the Trustee, the Fiscal Agent, and certain related parties for similar losses incurred related to the willful misconduct, bad faith, fraud and/or negligence in the performance of each such party's respective duties under the Pooling and Servicing Agreement or by reason of reckless disregard of its obligations and duties under the Pooling and Servicing Agreement.

   At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same is located, the Trustee will have the power to appoint one or more persons or entities approved by the Trustee to act (at the expense of the Trustee) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. Except as required by applicable law, the appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement to the extent set forth therein.

DUTIES OF THE TRUSTEE

   The Trustee (except for the information under the first paragraph of "--The Trustee") will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates or the Mortgage Loans, this Prospectus or related documents. The Trustee will not be accountable for the use or application by the Depositor, the Servicer or the Special Servicer of any Certificates issued to it or of the proceeds of such Certificates, or for the use of or application of any funds paid to the Depositor, the Servicer or the Special Servicer in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from the Lock Box Accounts, Reserve Accounts, Collection Account, Excess Interest Distribution Account and Default Interest Distribution Account or any other account maintained by or on behalf of the Servicer or Special Servicer, nor will the Trustee be required to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer or Special Servicer under the Pooling and Servicing Agreement.

   In the event that the Servicer fails to make a required Advance, the Trustee will make such Advance, provided that the Trustee shall not be obligated to make any Advance it deems to be nonrecoverable. The Trustee shall be entitled to rely conclusively on any determination by the Servicer or the Special Servicer that an Advance, if made, would not be recoverable. The Trustee will be entitled to reimbursement for each Advance, with interest, made by it in the same manner and to same extent as the Servicer or the Special Servicer.

   If no Event of Default has occurred, and after the curing of all Events of Default which may have occurred, the Trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement. Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement to the extent set forth therein.

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    The Trustee will be the REMIC Administrator, as described in the
Prospectus. See "Description of the Pooling Agreements -- Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor."

THE FISCAL AGENT

   ABN AMRO Bank N.V., a banking corporation organized under the laws of The Netherlands, will act as Fiscal Agent pursuant to the Pooling and Servicing Agreement. The Fiscal Agent's office is located at 135 South LaSalle Street, Chicago, Illinois 60674-4107. The Fiscal Agent will be deemed to have been removed in the event of the resignation or removal of the Trustee.

DUTIES OF THE FISCAL AGENT

   The Fiscal Agent will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, the Mortgage Loan, this Prospectus Supplement (except for the information above, see "--The Fiscal Agent") or related documents. The duties and obligations of the Fiscal Agent consist only of making Advances as described below and in "--Advances" above; the Fiscal Agent shall not be liable except for the performance of such duties and obligations.

   In the event that the Servicer and the Trustee fail to make a required Advance, the Fiscal Agent will make such Advance, provided that the Fiscal Agent will not be obligated to make any Advance that it deems to be nonrecoverable. The Fiscal Agent shall be entitled to rely conclusively on any determination by the Servicer or the Trustee, as applicable, that an Advance, if made, would not be recoverable. The Fiscal Agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as the Trustee and the Servicer.

THE SERVICER

   Banc One Mortgage Capital Markets, LLC ("Banc One"), a Delaware limited liability company, will be the Servicer and in such capacity will be responsible for servicing the Mortgage Loans. The principal offices of Banc One Mortgage Capital Markets, LLC are located at 1717 Main Street, Dallas, Texas 75201.

   As of December 31, 1997, Banc One and its affiliates were responsible for servicing approximately 5,829 commercial and multifamily loans with an aggregate principal balance of approximately $7.38 billion, the collateral for which is located in 49 states, Puerto Rico and the District of Columbia. With respect to such loans, approximately 4,441 loans with an aggregate principal balance of approximately $4.34 billion pertain to commercial and multifamily mortgage-backed securities.

   The information concerning the Servicer set forth herein has been provided by the Servicer, and none of the Mortgage Loan Sellers, the Special Servicer, the Depositor, the Trustee, the Fiscal Agent or the Underwriters makes any representation or warranty as to the accuracy thereof. The Servicer (except for the information under this heading) will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates or the Mortgage Loans, this Prospectus or related documents.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

   Pursuant to the Pooling and Servicing Agreement, the Servicer will be entitled to withdraw the Master Servicing Fee monthly from the Collection Account. The "Master Servicing Fee" will be payable monthly and will accrue at a percentage rate per annum equal to .015% (the "Master Servicing Fee Rate."). The "Servicing Fee" will be payable monthly on a loan-by-loan basis and will accrue at a percentage rate per annum (the "Servicing Fee Rate") set forth on Annex A for each Mortgage Loan and will include the Master Servicing Fee, the Trustee Fee, the Healthcare Adviser Fee, if any, and any fee for primary servicing functions. The Master Servicing Fee will be

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retained by the Servicer from payments and collections (including insurance proceeds, condemnation proceeds and liquidation proceeds) in respect of such Mortgage Loan. The Servicer will also be entitled to retain as additional servicing compensation (together with the Master Servicing Fee, "Servicing Compensation") (i) all investment income earned on amounts on deposit in the Collection Account and certain Reserve Accounts (to the extent consistent with the related Mortgage Loan), (ii) to the extent permitted by applicable law and the related Mortgage Loans, and loan modification, extension and assumption fees (for as long as the Mortgage Loan is not a Specially Serviced Mortgage Loan), late payment charges, loan service transaction fees, beneficiary statement changes, or similar items (but not including Prepayment Premiums) and (iii) Net Prepayment Interest Excess, if any. If the Mortgage Loan is a Specially Serviced Mortgage Loan, the Special Servicer will be entitled to the full amount of any modification, extension or assumption fees, as described below under "--Special Servicing." The Master Servicing Fee and the Servicing Fee will accrue on a basis of twelve months of 30 days each.

   In connection with any Net Prepayment Interest Shortfall, the Servicer will be obligated to reduce its Servicing Compensation as provided above under "Description of the Offered Certificates -- Distributions -- Prepayment Interest Shortfalls."

   The Servicer will pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described herein). The Trustee will withdraw monthly from the Distribution Account the portion of the Servicing Fee representing the Trustee Fee.

SPECIAL SERVICING

   Banc One Mortgage Capital Markets, LLC will initially be appointed as special servicer (the "Special Servicer") to, among other things, oversee the resolution of non-performing Mortgage Loans and act as disposition manager of REO Properties. The Pooling and Servicing Agreement will provide that more than one Special Servicer may be appointed, but only one Special Servicer may specially service any Mortgage Loan.

   In addition to its loan servicing capabilities, Banc One Mortgage Capital Markets, LLC has expertise in all areas of asset management including loan workouts, asset valuation, environmental reviews, and REO management and disposition and is an active purchaser of unrated and sub-investment grade interests in commercial mortgage backed securities. The principal task of Banc One Mortgage Capital Markets, LLC's asset management division is the management, turnaround, and capital recovery of distressed and underperforming real estate loans and foreclosed real estate assets. The asset management division of Banc One Mortgage Capital Markets, LLC is also responsible for the valuation of portfolios in connection with the purchase of commercial mortgage backed securities.

   The holder or holders of Certificates entitled to more than 50% of the Voting Rights allocated to the Controlling Class may at any time terminate substantially all of the rights and duties of the Special Servicer and appoint a replacement to perform such duties under substantially the same terms and conditions as applicable to the Special Servicer. Such holder(s) shall designate a replacement to so serve by the delivery to the Trustee of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, so notify the Rating Agencies. If the designated replacement is acceptable to the Trustee, which approval may not be unreasonably withheld, the designated replacement shall become the Replacement Special Servicer as of the date the Trustee shall have received:
(i) written confirmation from each Rating Agency stating that if the designated replacement were to serve as Special Servicer under the Pooling and Servicing Agreement, none of the then-current rating of all outstanding Classes of the Certificates would be qualified, downgraded or withdrawn as a result thereof; (ii) a written acceptance of all obligations of such replacement Special Servicer, executed by the designated replacement; and
(iii) an opinion of counsel to the effect that the designation of such replacement to serve as Special Servicer is in compliance with the Pooling and Servicing Agreement, that the designated replacement will be bound by the terms of the Pooling and Servicing Agreement and that the

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Pooling and Servicing Agreement will be enforceable against such designated replacement in accordance with its terms. The prior Special Servicer shall be deemed to have resigned from its duties under the Pooling and Servicing Agreement in respect of Specially Serviced Mortgage Loans and REO Properties simultaneously with such designated replacement's becoming the Special Servicer under the Pooling and Servicing Agreement. Any replacement Special Servicer may be similarly so replaced by the holder or holders of Certificates entitled to more than 50% of the Voting Rights allocated to the Controlling Class.

   The "Controlling Class" will be, as of any date of determination, the Class of Regular Certificates (other than the Class X Certificates) with the latest alphabetical Class designation that has a then aggregate Certificate Balance (net of any Appraisal Reduction Amount) at least equal to the lesser of (i) 25% of the initial aggregate Certificate Balance of such Class of Regular Certificates as of the Closing Date and (ii) 2% of the aggregate Certificate Balance (net of any Appraisal Reduction Amount) of all the Regular Certificates (other than the Class X Certificates) as of such date of determination. As of the Closing Date, the Controlling Class will be the Class M Certificates. For purposes of determining the Controlling Class, the Class A-1 and Class A-2 Certificates collectively will be treated as one Class.

   DMG and the Special Servicer currently contemplate entering into an arrangement pursuant to which, during a period of 60 to 180 days following the Closing Date, DMG may, at its option, purchase from the Special Servicer, and on the 180th day following the Closing Date, the Special Servicer may, at its option, sell to DMG, the Class K, Class L and Class M Certificates if purchased on the Closing Date, in each case based on a price calculated at a predetermined formula. If such purchase or sale were to occur, it is likely that a replacement special servicer would be appointed by DMG or the successor holder of such Certificates, subject to confirmation by the Rating Agencies, as described above.

   The duties of the Special Servicer relate to Specially Serviced Mortgage Loans and to any REO Property. The Pooling and Servicing Agreement will define a "Specially Serviced Mortgage Loan" to include any Mortgage Loan with respect to which: (i) the related borrower has not made two consecutive Monthly Payments (and has not cured at least one such delinquency by the next due date under the related Mortgage Loan) or (ii) the Servicer, the Trustee and/or the Fiscal Agent has made four consecutive P&I Advances (regardless of whether such P&I Advances have been reimbursed); (iii) the borrower has expressed to the Servicer a hardship that will cause an inability to pay the Mortgage Loan in accordance with its terms and therefore, in the reasonable judgment of the Servicer, the borrower is in imminent risk of being in default of the terms of the Mortgage Loan; (iv) the Servicer has received notice that the borrower has become the subject of any bankruptcy, insolvency or similar proceeding, admitted in writing the inability to pay its debts as they come due or made an assignment for the benefit of creditors; (v) the Servicer has received notice of a foreclosure or threatened foreclosure of any lien on the Mortgaged Property securing the Mortgage Loan; (vi) a default of which the Servicer has notice (other than a failure by the borrower to pay principal or interest) and which materially and adversely affects the interests of the Certificateholders has occurred and remained unremedied for the applicable grace period specified in the Mortgage Loan (or, if no grace period is specified, 60 days); provided, that a default requiring a Property Advance will be deemed to materially and adversely affect the interests of Certificateholders; (vii) (A) in the case of a Healthcare Loan in which the related Healthcare Property is a nursing facility (1) the license or certificate of need to operate the related Mortgaged Property as a Healthcare Property, (2) the certification of the related Healthcare Property to participate as a nursing home provider in Medicare or Medicaid (and their successor programs), or (3) the right to admit residents and/or receive payments under Medicare or Medicaid (and their successor programs) has been terminated, revoked, surrendered or suspended; or (B) in the case of Healthcare Loan in which the related Healthcare Property is an assisted living facility, the right to admit residents or the license to operate as an assisted living facility has been terminated, revoked, surrendered or suspended; (C) in the case of any Healthcare Loan, the related Healthcare Property has been cited for a material deficiency for which its license

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or certification can be revoked and which is not cured within the earlier of the time permitted by the applicable regulatory authority or 180 days; (D) in the case of any Healthcare Loan, more than ten percent (10%) of the licensed beds of the related Healthcare Property becomes unavailable for use either
(1) through a taking by condemnation or eminent domain, or (2) through a casualty loss; provided, however, that the Servicer has determined that as a result of (1) or (2) above the related mortgagor's ability to pay the debt service on such Healthcare Loan has been impaired; or (viii) the related mortgagor has failed to make a Balloon Payment as and when due; provided, however, that a Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (each, a "Corrected Mortgage Loan") (i) with respect to the circumstances described in clauses (i), (ii), and (viii) above, when the borrower thereunder has brought the Mortgage Loan current and thereafter made three consecutive full and timely monthly payments, including pursuant to any workout of the Mortgage Loan, (ii) with respect to the circumstances described in clause (iii), (iv) and (v) above, when such circumstances cease to exist in the good faith judgment of the Servicer or with respect to the circumstances described in clause (vi) or (vii) above, when such default is cured; provided, in each case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan.

   The Special Servicer will prepare a report (an "Asset Status Report") for each Mortgage Loan which becomes a Specially Serviced Mortgage Loan not later than 30 days after the servicing of such Mortgage Loan is transferred to the Special Servicer. Each Asset Status Report will be delivered to the Directing Certificateholder (and, with respect to any Healthcare Loan, the Healthcare Adviser) and the Rating Agencies. If the Directing Certificateholder does not disapprove an Asset Status Report within 5 business days, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report. The Directing Certificateholder may object to any Asset Status Report within 5 business days of receipt; provided, however, that the Special Servicer shall implement the recommended action as outlined in such Asset Status Report if it makes an affirmative determination, consistent with the Servicing Standard, that such objection is not in the best interest of all the Certificateholders. If the Directing Certificateholder disapproves such Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 5 days after such disapproval. In any event, if the Directing Certificateholder does not approve an Asset Status Report within 15 days from the first submission of an Asset Status Report, the Special Servicer may act upon the form of Asset Status Report that it deems appropriate and in compliance with the Servicing Standard. The Directing Certificateholder is required to act as promptly as possible in order to finalize the Asset Status Report. The Special Servicer will revise such Asset Status Report until the Directing Certificateholder fails to disapprove such revised Asset Status Report as described above or until the Special Servicer makes a determination, consistent with the Servicing Standard, that such objection is not in the best interests of the Certificateholders.

   The "Directing Certificateholder" will be the Controlling Class Certificateholder selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Trustee from time to time; provided, however, that (i) absent such selection, or (ii) until a Directing Certificateholder is so selected or (iii) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder.

   A "Controlling Class Certificateholder" is each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Trustee from time to time by such holder (or Certificate Owner).

   The Special Servicer will not be required to take or refrain from taking any action pursuant to instructions from the Directing Certificateholder that would cause it to violate applicable law, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC Regulations.

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    Pursuant to the Pooling and Servicing Agreement, the Special Servicer
will be entitled to certain fees including a special servicing fee, payable with respect to each Interest Accrual Period, equal to 0.25% of the Stated Principal Balance of each related Specially Serviced Mortgage Loan (the "Special Servicing Fee"). A "Workout Fee" will in general be payable to the Special Servicer with respect to each Mortgage Loan that ceases to be a Specially Serviced Mortgage Loan pursuant to the definition thereof. As to each such Mortgage Loan, the Workout Fee will be payable out of, and will be calculated by application of a "Workout Fee Rate" of 1.0% to, each collection of interest and principal (including scheduled payments, prepayments, Balloon Payments and payments at maturity) received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any such Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan again ceases to be a Specially Serviced Mortgage Loan. If the Special Servicer is terminated (other than for cause) or resigns with respect to any or all of its servicing duties, it shall retain the right to receive any and all Workout Fees payable with respect to Mortgage Loans that ceases to be a Specially Serviced Mortgage Loans during the period that it had responsibility for servicing Specially Serviced Mortgage Loans and that had ceased being Specially Serviced Mortgage Loans at the time of such termination or resignation (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence. A "Liquidation Fee" will be payable to the Special Servicer with respect to each Specially Serviced Mortgage Loan as to which the Servicer obtains a full or discounted payoff from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer recovered any proceeds ("Liquidation Proceeds" ). As to each such Specially Serviced Mortgage Loan and REO Property, the Liquidation Fee will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1.0% to, the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with the purchase of any Specially Serviced Mortgage Loan or REO Property by the Servicer, the Special Servicer, any Mortgage Loan Seller or any holder of Certificates evidencing a majority interest in the Controlling Class or the purchase of all of the Mortgage Loans and REO Properties by the Servicer or the holder of the Class LR Certificates in connection with the termination of the Trust Fund. If, however, Liquidation Proceeds are received with respect to any Specially Serviced Mortgage Loan to which the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest. In addition, the Special Servicer will be entitled to receive (i) any loan modification, extension and assumption fees related to the Specially Serviced Mortgage Loans, (ii) Net Default Interest and (iii) any income earned on deposits in the REO Accounts.

THE HEALTHCARE ADVISER

   Election of the Healthcare Adviser. On the Closing Date and as otherwise provided, the Controlling Class will be entitled to elect a consultant with respect to the Healthcare Loans and the Healthcare Properties (the "Healthcare Adviser"), who shall be appointed by the Trust to provide the Servicer, the Special Servicer and the Controlling Class with advice with respect to Healthcare Loans and Healthcare Properties using the same care, skill, prudence, and diligence with which, it (a) advises and administers similar health care loans and health care properties comparable to the Healthcare Loans and Healthcare Properties and held for other third-party portfolios or (b) advises and administers health care loans or health care properties for its own account, whichever standard is higher, but without regard to (i) any known relationship that the Healthcare Adviser, or an affiliate of the Healthcare Adviser may have with the borrowers or any other party to the Pooling and Servicing Agreement; (ii) the ownership of any Certificate by the Healthcare Adviser or any affiliate of the Healthcare Adviser, as applicable; (iii) the Healthcare Adviser's right to receive compensation for its services under the Pooling and Servicing Agreement or with

                              S-91
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respect to any particular transaction; or (iv) the ownership or advising or management for others, by the Healthcare Adviser of other health care loans or health care properties (the "Healthcare Adviser Standard"). Upon (i) the receipt by the Trustee of written requests for an election of a Healthcare Adviser from the Controlling Class, (ii) the resignation or removal of the person acting as Healthcare Adviser or (iii) a determination by the Trustee that the Controlling Class has changed, an election of a successor Healthcare Adviser will be held commencing as soon as practicable thereafter. The Healthcare Adviser may be removed at any time by the written vote of the Controlling Class.

   The initial Healthcare Adviser will be Survey, LLC, an Alabama limited liability company, formed in 1995. Survey, LLC is an entity specializing in providing oversight management services and consulting services to lenders to long-term care facilities in areas of regulatory compliance and program effectiveness.

   Pursuant to the terms of the Pooling and Servicing Agreement, the Healthcare Adviser is required to be an entity that regularly provides consultation and advice with respect to healthcare properties and healthcare loans similar to the Healthcare Properties and the Healthcare Loans and is responsible for providing such advice in connection with loans totalling in excess of $100,000,000.

   In the event that after the Closing Date an Healthcare Adviser shall have resigned or been removed and a successor Healthcare Adviser shall not have been elected within 90 days, the Servicer shall appoint a new Healthcare Adviser.

   Duties of the Healthcare Adviser. The Trustee, the Servicer and the Special Servicer will be required to deliver to the Healthcare Adviser all reports and other information they receive with respect to any Healthcare Property and Healthcare Loan. The Healthcare Adviser will monitor such Healthcare Loans and Healthcare Properties and will provide advice to the Servicer, the Special Servicer and the Controlling Class with respect thereto, such advice to be given in accordance with the Healthcare Adviser Standard. The Special Servicer is required to consult with the Healthcare Adviser with respect to the preparation of each Asset Status Report pertaining to any Healthcare Loan or Healthcare Property. The Servicer and the Special Servicer will be restricted from taking any material actions with respect to Healthcare Loans and the Healthcare Properties without first providing notice to, and consulting with, the Healthcare Adviser. The Healthcare Adviser in turn will recommend to the Servicer or Special Servicer, as the case may be, an action that should be taken (which recommendation the Servicer or the Special Servicer, as applicable, may or may not adopt) with respect to such Healthcare Loan or Healthcare Property, such advice to be given in accordance with the Healthcare Adviser Standard.

   Pursuant to the Pooling and Servicing Agreement, the Healthcare Adviser will be entitled to receive from the Distribution Account a monthly fee with respect to each Healthcare Loan (the "Healthcare Adviser Fee"), which constitutes a portion of the Servicing Fee.

 Limitation on Liability of Healthcare Adviser. The Healthcare Adviser will have no responsibility or liability to the Trust or any Class of Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided that the Healthcare Adviser will not be protected against any liability which would otherwise be imposed by reason of willful misconduct, bad faith, fraud or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Healthcare Adviser may advise actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Healthcare Adviser may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates and, absent willful misconduct, bad faith, fraud or negligence on the part of the Healthcare Adviser, agree to take no action against the Healthcare Adviser or any of its officers, directors, employees, principals or agents as a result of such special relationship or conflict.

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 SERVICER AND SPECIAL SERVICER PERMITTED TO BUY CERTIFICATES

   It is anticipated that Banc One Mortgage Capital Markets LLC, the initial Servicer and the initial Special Servicer, will purchase the Class K, Class L and Class M Certificates. Such a purchase by the Servicer or Special Servicer could cause a conflict relating to the Servicer's or Special Servicer's duties pursuant to the Pooling and Servicing Agreement and the Servicer's or Special Servicer's interest as a holder of Certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more Classes of Certificates. The Pooling and Servicing Agreement provides that the Servicer or Special Servicer shall administer the Mortgage Loans in accordance with the servicing standard set forth therein without regard to ownership of any Certificate by the Servicer or Special Servicer or any affiliate thereof.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

 Trustee Reports

   Based on information provided in monthly reports prepared by the Servicer and the Special Servicer and delivered to the Trustee, the Trustee will prepare and forward on each Distribution Date to each Certificateholder, the Depositor, the Servicer, the Special Servicer, each Underwriter, each Rating Agency, the Healthcare Adviser, the Directing Certificateholder and, if requested, any potential investors in the Certificates:

     1. A statement (a "Distribution Date Statement") setting forth, among other things: (i) the amount of distributions, if any, made on such Distribution Date to the holders of each Class of Certificates applied to reduce the respective Certificate Balances thereof; (ii) the amount of distributions, if any, made on such Distribution Date to holders of each Class of Certificates allocable to (A) the Interest Accrual Amount less any Excess Prepayment Interest Shortfalls and/or (B) Prepayment Premiums;
    (iii) the number of outstanding Mortgage Loans, the aggregate unpaid principal balance of the Mortgage Loans at the close of business on the related Determination Date; (iv) the number and aggregate unpaid principal balance of Mortgage Loans (A) delinquent 30 days, (B) delinquent 60 days,
    (C) delinquent 90 days or more, (D) that are Specially Serviced Mortgage Loans that are not delinquent, or (E) as to which foreclosure proceedings have been commenced; (v) with respect to any Mortgage Loan as to which the related Mortgaged Property became a REO Property during the preceding calendar month, the Stated Principal Balance and unpaid principal balance of such Mortgage Loan as of the date such Mortgaged Property became an REO Property; (vi) as to any Mortgage Loan repurchased by its respective Mortgage Loan Seller or otherwise liquidated or disposed of during the related Collection Period, the loan number thereof and the amount of proceeds of any repurchase of a Mortgage Loan, Liquidation Proceeds and/or other amounts, if any, received thereon during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date; (vii) with respect to any REO Property included in the Trust Fund as of the close of business on the related Determination Date, the loan number of the related Mortgage Loan, the value of such REO Property based on the most recent appraisal or valuation and the amount of any other income collected with respect to any REO Property net of related expenses and other amounts, if any, received on such REO Property during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date; (viii) with respect to any REO Property sold or otherwise disposed of during the related Collection Period, (A) the loan number of the related Mortgage Loan and the amount of sale proceeds and other amounts, if any, received in respect of such REO Property during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date and (B) the date of the related determination by the Special Servicer that it has recovered all payments which it expects to be finally recoverable (the "Final Recovery Determination"); (ix) the aggregate Certificate Balance of each Class of Certificates before and after giving effect to the distributions made on such Distribution Date, separately identifying any reduction in the aggregate Certificate Balance of each such Class due to Realized Losses and/or Trust Fund

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    expenses; (x) the aggregate amount of Principal Prepayments made during the related Collection Period and the aggregate amount of any Excess Prepayment Interest Shortfalls for such Distribution Date; (xi) the Pass-Through Rate applicable to each Class of Certificates for such Distribution Date; (xii) the aggregate amount of the Master Servicing Fee, the Servicing Fee, Special Servicing Fee, Workout Fee, Liquidation Fee and any other servicing or special servicing compensation retained by or paid to the Servicer, the Special Servicer or the Healthcare Adviser during the related Collection Period; (xiii) the amount of Realized Losses, Trust Fund expenses and Interest Shortfalls, if any, incurred with respect to the Mortgage Loans during the related Collection Period and in the aggregate for all prior Collection Periods (except to the extent reimbursed or paid); (xiv) the aggregate amount of Property Advances and P&I Advances outstanding which have been made by the Servicer, the Special Servicer, the Trustee and the Fiscal Agent; (xv) the amount of any Appraisal Reduction Amounts allocated during the related Collection Period on a loan-by-loan basis and the total Appraisal Reduction Amounts as of such Distribution Date on a loan-by-loan basis. In the case of information furnished pursuant to subclauses (i), (ii) and (ix) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per single Certificate of a specified minimum denomination.

     2. A report containing information regarding the Mortgage Loans as of the end of the related Collection Period, which report shall contain substantially the categories of information regarding the Mortgage Loans set forth in this Prospectus Supplement in the tables under the caption "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans" (calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Servicer or the Special Servicer and by the Servicer or the Special Servicer, as the case may be, to the Trustee) and such information shall be presented in a tabular format substantially similar to the format utilized in this Prospectus Supplement under such caption and a loan-by-loan listing (in descending balance order) showing loan number, property type, location, unpaid principal balance, Mortgage Rate, paid through date, maturity date, net interest portion of the Monthly Payment, principal portion of the Monthly Payment and any Prepayment Premiums received. Such loan-by-loan listing will be made available electronically; provided, however, the Trustee will provide Certificateholder with a written copy of such report upon request.

   Certain information made available in the Distribution Date Statements referred to in item (1) above may be obtained by calling LaSalle National Bank's ASAP System at (312) 904-2200 and requesting statement number 321. Additionally, certain information regarding the Mortgage Loans will be made accessible at the website maintained by LaSalle National Bank at www.lnbabs.com or their electronic bulletin board service at 714-282-3990 or such other mechanism as the Trustee may have in place from time-to-time.

   After all of the Certificates have been sold by the Underwriters, certain information will be made accessible at the website maintained by the Servicer at www.bomcm.com.

 Servicer Reports

   Commencing in May, 1998, the Servicer is required to deliver to the Trustee prior to each Distribution Date, and the Trustee is to deliver to each Certificateholder, the Depositor, each Underwriter, each Rating Agency, the Healthcare Adviser, the Directing Certificateholder and, if requested, any potential investor in the Certificates, on each Distribution Date, the following six reports:

     (a) A "Comparative Financial Status Report" setting forth, to the extent such information is provided by the related borrowers, among other things, the occupancy, revenue, underwritten cash flow and DSCR for the Mortgage Loans as of the current Determination Date for each of the following three periods; (i) the most current available year-to-date, (ii) the previous two full fiscal years (if made available to the Servicer), and (iii) the "base year" (representing the original underwriting information used as of the Cut-Off Date).

      (b) A "Delinquent Loan Status Report" setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the respective Distribution Date, were delinquent 30 days, 60 days, 90 days or more, current but specially serviced, or in foreclosure but not REO Property.

     (c) An "Historical Loan Modification Report" setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the respective Distribution Date, have been modified pursuant to the Pooling and Servicing Agreement (i) during the related Collection Period and (ii) since the Cut-Off Date, showing the original and the revised terms thereof.

     (d) An "Historical Loss Estimate Report" setting forth, among other things, as of the close of business on the Determination Date immediately preceding the respective Distribution Date, (i) the aggregate amount of liquidation proceeds and liquidation expenses, both for the current period and historically, and (ii) the amount of Realized Losses occurring during the related Collection Period, set forth on a Mortgage Loan-by-Mortgage Loan basis.

     (e) An "REO Status Report" setting forth, among other things, with respect to each REO Property that was included in the Trust Fund as of the close of business on the Determination Date immediately preceding the respective Distribution Date, (i) the acquisition date of such REO Property, (ii) the amount of income collected with respect to any REO Property net of related expenses and other amounts, if any, received on such REO Property during the related Collection Period and (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Servicer as of such date of determination (including any prepared internally by the Special Servicer).

     (f) A "Watch List" as of the close of business on the Determination Date immediately preceding the respective Distribution Date setting forth, among other things, any Mortgage Loan that is in jeopardy of becoming a Specially Serviced Mortgage Loan.

   Commencing in May 1998, subject to the receipt of necessary information from any subservicer, such loan-by-loan listing will be made available electronically in the form of the standard CSSA Reports; provided, however, the Trustee will provide Certificateholders with a written copy of such report upon request. The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Servicer at least one business day after the Determination Date. Absent manifest error, none of the Servicer, the Special Servicer or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Servicer, the Special Servicer or the Trustee, as applicable.

   The Trustee, the Servicer, the Special Servicer and the Healthcare Adviser will be indemnified by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to any statement or omission based upon information supplied by a borrower or third party under a Mortgage Loan and reasonably relied upon by such party.

   The Servicer is also required to deliver to the Trustee the following materials:

     (a) Annually, on or before June 30 of each year, commencing with June, 1998, with respect to each Mortgaged Property and REO Property, an "Operating Statement Analysis" together with copies of the operating statements and rent rolls (but only to the extent the related borrower is required by the Mortgage to deliver, or otherwise agrees to provide such information) for such Mortgaged Property or REO Property as of the end of the preceding calendar year. The Servicer (or the Special Servicer in the case of Specially Serviced Mortgage Loans and REO Properties) is required to use its best reasonable efforts to obtain said annual operating statements and rent rolls.

     (b) Within thirty days of receipt by the Servicer (or within ten days of receipt by the Special Servicer with respect to any Specially Serviced Mortgage Loan or REO Property) of annual operating statements, if any, with respect to any Mortgaged Property or REO Property, an "Underwritten Cash Flow Adjustment Worksheet" for such Mortgaged Property (with the annual operating statements attached thereto as an exhibit), presenting the computations made in accordance with the methodology described in the Pooling and Servicing Agreement to "normalize" the full year net operating income and debt service coverage numbers used by the Servicer in the other reports referenced above.

   The Trustee is to deliver a copy of each Operating Statement Analysis report and Underwritten Cash Flow Adjustment Worksheet that it receives from the Servicer to the Depositor, each Underwriter, the Healthcare Adviser, the Directing Certificateholder and each Rating Agency promptly after its receipt thereof. Upon request, the Trustee will make such reports available to the Certificateholders and the Special Servicer. Any Certificateholder and any potential investor in the Certificates may obtain a copy of any Underwritten Cash Flow Adjustment Worksheet for a Mortgaged Property or REO Property in the possession of the Trustee upon request.

   In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) certain items provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be reasonably required to enable such Certificateholders to prepare their federal income tax returns. Such information is to include the amount of original issue discount accrued on each Class of Certificate held by persons other than holders exempted from the reporting requirements and information regarding the expenses of the Trust Fund.

  Other Information

   The Pooling and Servicing Agreement requires that the Trustee make available at its offices, during normal business hours, for review by any Holder of a Certificate, the Depositor, the Special Servicer, the Servicer, any Rating Agency, any potential investor in the Certificates or any other Person to whom the Trustee believes such disclosure is appropriate, originals or copies of, among other things, the following items (except to the extent not permitted by applicable law or under any of the Mortgage Loan documents):
(i) the Pooling and Servicing Agreement and any amendments thereto, (ii) all Distribution Date Statements delivered to holders of the relevant Class of Offered Certificates since the Closing Date, (iii) all annual officers' certificates and accountants' reports delivered by the Servicer and Special Servicer to the Trustee since the Closing Date regarding compliance with the relevant agreements, (iv) the most recent property inspection report prepared by or on behalf of the Servicer or the Special Servicer with respect to each Mortgaged Property and delivered to the Trustee, (v) the most recent annual operating statements, rent rolls (to the extent such rent rolls have been made available by the related borrower) and retail "sales information", if any, collected by or on behalf of the Servicer or the Special Servicer with respect to each Mortgaged Property and delivered to the Trustee, (vi) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Servicer and/or the Special Servicer and delivered to the Trustee, and (vii) any and all officers' certificates and other evidence delivered to or by the Trustee to support the Servicer's, the Trustee's or the Fiscal Agent's, as the case may be, determination that any Advance, if made, would not be recoverable. Copies of any and all of the foregoing items will be available from the Trustee upon request; however, the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies.

                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

   The following discussion contains summaries of certain legal aspects of mortgage loans in California (approximately 16.7% of the Mortgage Loans by Allocated Loan Amount) and New York (approximately 10.5% of the Mortgage Loans by Allocated Loan Amount). The summaries do not purport to be complete and are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

   California, New York and various other states have imposed statutory prohibitions or limitations that limit the remedies of a mortgagee under a mortgage or a beneficiary under a deed of trust. Generally all of the Mortgage Loans are nonrecourse loans as to which, in the event of default by a borrower, recourse may be had only against the specific property pledged to secure the Mortgage Loan and not against the borrower's other assets. Even if recourse is available pursuant to the terms of the Mortgage Loan, certain states have adopted statutes which impose prohibitions against or limitations on such recourse. The limitations described below and similar or other restrictions in other jurisdictions where Mortgaged Properties are located may restrict the ability of the Servicer or the Special Servicer, as applicable, to realize on the Mortgage Loans and may adversely affect the amount and timing of receipts on the Mortgage Loans.

   California statutes limit the right of the beneficiary to obtain a deficiency judgment against the trustor (i.e., obligor) following a non-judicial foreclosure sale under a deed of trust. A deficiency judgment is a personal judgment against obligor in most cases equal to the difference between the amount due to the beneficiary and the fair market value of collateral. No deficiency judgment is permitted under California law following a nonjudicial sale under the power of a provision in a deed of trust. Other California statutes require the beneficiary to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the obligor for recovery of the debt except in certain cases involving environmentally impaired real property. California case law has held that acts such as an offset of an unpledged account of the application of rents from secured property prior to foreclosure, under some circumstances, constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Finally, other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the former trustor following a judicial sale to the excess of the outstanding debt over the greater of (i) the fair market value of the property at the time of the public sale or (ii) the amount of the winning bid in foreclosure, and give the borrower a one-year period within which to redeem the property. California statutes also provide priority to certain tax liens over the lien of previously recorded deeds of trust.

   Under New York law, while a foreclosure may proceed either judicially or non-judicially, nonjudicial foreclosures are virtually unused today. Under New York law, upon default of a mortgage, a mortgagee is generally presented with the choice of either proceeding in equity to foreclose upon the mortgaged property or to proceed at law and sue on the note. New York law does not require that the mortgagee bring a foreclosure action before being entitled to sue on the note. However, once having begun a foreclosure action or an action to sue on the note or guaranty, a mortgagee is generally not permitted to initiate the other without leave of court. New York does not restrict a mortgagee from seeking a deficiency judgment. In order to obtain a deficiency judgment, a series of procedural and substantive requirements must be satisfied. In New York liens for unpaid real estate taxes take priority over the lien of a previously recorded mortgage.

   In some states, foreclosure may result in automatic termination of subordinate leases in the absence of either (i) an agreement to the contrary between the foreclosing lender and the tenant or (ii) circumstances in which it would be equitable to permit such termination. In addition, in all states, real property taxes have priority over the lien of previously recorded mortgages or deeds of trust and in some states and under certain circumstances, mechanics' liens and materialmen's liens may also take priority over the lien of previously recorded mortgages or deeds of trust.

    Foreclosure under either a mortgage or a deed of trust or the sale by the referee or other designated official or by trustee is often a public sale. However, because of the difficulty a potential buyer at the sale might have in determining the exact status of title to the property subject to the lien of the mortgage or deed of trust and the redemption rights that may exist, and because the physical condition and financial performance of the property may have deteriorated during foreclosure proceedings and/or for a variety of other reasons, a third party may be unwilling to purchase the property at foreclosure sale. Some states require that the lender disclose to potential bidders at a trustee's sale all known facts materially affecting the value of the property. Such disclosure may have an adverse effect on the trustee's or mortgagee's ability to sell the property or upon the sale price.

                               USE OF PROCEEDS

   The net proceeds from the sale of Offered Certificates will be used by the Depositor to pay part of the purchase price of the Mortgage Loans.

                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

   The following summary and the discussion in the Prospectus under the heading "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates" are a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates and constitute the opinion of Cadwalader, Wickersham & Taft as to the accuracy of matters discussed herein and therein. The summary below and such discussion in the Prospectus do not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. In addition, such summary and such discussion do not address state, local or foreign tax issues with respect to the acquisition, ownership or disposition of the Offered Certificates. The authorities on which such summary and such discussion are based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. Such summary and such discussion reflect the applicable provisions of the Code, as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of the Treasury. Investors should consult their own tax advisors in determining the federal, state, local, foreign or any other tax consequences to them of the purchase, ownership and disposition of Certificates.

   Elections will be made to treat the Trust Fund, exclusive of the Reserve Accounts, the Lock Box Accounts, the Excess Interest and the Default Interest in respect of the Mortgage Loans (such portion of the Trust Fund, the "Trust REMICs"), as two separate REMICs (the "Upper-Tier REMIC" and the "Lower-Tier REMIC," respectively) within the meaning of Code Section 860D. The Reserve Accounts and the Lock Box Accounts will be beneficially owned by the respective borrowers for federal income tax purposes. The Lower-Tier REMIC will hold the Mortgage Loans (exclusive of the Excess Interest and the Default Interest), proceeds therefrom, the Collection Account, the Distribution Account and any REO Property, and will issue (i) certain uncertificated classes of regular interests (the "Lower-Tier Regular Interests") to the Upper-Tier REMIC and (ii) the Class LR Certificates, which will represent the sole class of residual interests in the Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and the Upper-Tier Distribution Account in which distributions thereon will be deposited, and will issue the Class X, Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates (the "Regular Certificates") as classes of regular interests and the Class R Certificates as the sole class of residual interests in the Upper-Tier REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the Pooling and Servicing Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable temporary or final regulations of the United States Department of the Treasury ("Treasury Regulations") thereunder, in the opinion of Cadwalader, Wickersham & Taft, the Trust Fund (exclusive of Excess Interest and Default Interest) will qualify as two separate REMICs. References in this discussion to the "REMIC" will, unless the context dictates otherwise, refer to each of the Upper-Tier REMIC and the Lower-Tier REMIC. The Class Q-1 and Class Q-2 Certificates will represent pro rata undivided beneficial interests in the portion of the Trust Fund consisting of Excess Interest and Default Interest (subject to the obligation to pay interest on Advances) in respect of the Mortgage Loans, respectively, and such portions will be treated as a grantor trust for federal income tax purposes.

   The Offered Certificates will be treated as "loans . . . secured by an interest in real property which is . . . residential real property" or "loans secured by an interest in . . . health . . . institutions or facilities, including structures designed or used primarily for residential purposes for
 . . . persons under care," within the meaning of Section 7701(a)(19)(C) of the Code, for domestic building and loan associations (but only to the extent of the allocable portion of the Mortgage Loans secured by Multifamily Properties and Mobile Home Properties, or Healthcare Properties, respectively). As of the Cut-Off Date, Mortgage Loans secured by Multifamily Properties, Mobile Home Properties and Healthcare Properties represent approximately 23.0%, 2.1% and 9.5%, respectively, of the Mortgage Loans by Initial Pool Balance.

   The Offered Certificates will be treated as "real estate assets," within the meaning of Section 856(c)(4)(A) of the Code, for real estate investment trusts and interest thereon will be treated as "interest on mortgages on real property," within the meaning of Section 856(c)(3)(B) of the Code, to the extent described in the Prospectus under the heading "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates --Status of Certificates." Mortgage Loans which have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. The Offered Certificates will constitute "qualified mortgages" for a REMIC, within the meaning of Section 860G(a)(3) of the Code, and "permitted assets" for a financial asset securitization investment trust, within the meaning of
Section 860L(c) of the Code.

   The Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the Offered Certificates will be required to report income on such regular interests in accordance with the accrual method of accounting. It is anticipated that the Class A-1, Class A-2, Class B, Class C and Class D Certificates will be issued at a premium and that the Class E Certificates will be issued with de minimis original issue discount for federal income tax purposes. See "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates" "--Taxation of Regular Certificates -- Premium" in the Prospectus.

   Although unclear for federal income tax purposes, it is anticipated that the Class X Certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon (assuming the Weighted Average Net Mortgage Pass-Through Rate changes in accordance with the Prepayment Assumption (as described below)), over their respective issue prices (including accrued interest, if any). Any "negative" amounts of original issue discount on the Class X Certificates attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently, but may be offset against future positive accruals of original issue discount, if any. Finally, a holder of a Class X Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate, assuming no further prepayments. In the alternative, it is possible that rules similar to the "noncontingent bond method" of the OID Regulations, as amended on June 12, 1996, may be promulgated with respect to the Certificates. See "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates" and "--Taxation of Regular Certificates -- Original Issue Discount" in the Prospectus. Under the noncontingent bond method, if the interest payable for any period is greater or less than the amount projected, the amount of income included for that period would be either increased or decreased accordingly. Any reduction in the income accrual for a period below zero

(a "Negative Adjustment") would be treated by a Certificateholder as ordinary loss to the extent of prior income accruals and may be carried forward to offset future interest accruals. At maturity, any remaining Negative Adjustment would be treated as a loss on retirement of the Certificate. The legislative history of relevant Code provisions indicates, however, that negative amount of original issue discount on an instrument such as a REMIC regular interest may not give rise to taxable losses in any accrual period prior to the instrument's disposition or retirement. Thus, it is not clear whether any losses resulting from a Negative Adjustment would be recognized currently or be carried forward until disposition or retirement of the debt obligation.

   For purposes of accruing original issue discount, determining whether such original issue discount is de minimis and amortizing any premium, the Prepayment Assumption will be 0% CPR, with all ARD Loans prepaying on their related Anticipated Repayment Dates. See "Prepayment and Yield Considerations -- Yield on the Class X Certificates" herein. No representation is made as to the rate, if any, at which the Mortgage Loans will prepay.

   Although not free from doubt, it is anticipated that any Prepayment Premiums will be treated as ordinary income to the extent allocable to beneficial owners of the Offered Certificates as such amounts become due to such beneficial owners.

   For a discussion of the tax consequences of the ownership of Offered Certificates by any person who is not a citizen or resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof or is a foreign estate or trust, see "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates" and "--Taxation of Certain Foreign Investors -- Regular Certificates" in the Prospectus.

                             ERISA CONSIDERATIONS

   The purchase by or transfer to an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Code, or a governmental plan (as defined in Section 3(32) of ERISA) that is subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan"), or a collective investment fund in which such Plans are invested, an insurance company using the assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) or other Persons acting on behalf of any such Plan or using the assets of any such Plan to acquire the Subordinated Offered Certificates is restricted. See "Description of the Offered Certificates -- Transfer Restrictions" herein. Accordingly, except as specifically referenced herein, the following discussion does not purport to discuss the considerations under ERISA, Section 4975 of the Code or Similar Law with respect to the purchase, holding or disposition of the Subordinated Offered Certificates and for purposes of the following discussion all references to the Offered Certificates are deemed to exclude the Subordinated Offered Certificates.

   As described in the Prospectus under "Certain ERISA Considerations," ERISA and the Code impose certain duties and restrictions on Plans and certain persons who perform services for Plans. For example, unless exempted, investment by a Plan in the Offered Certificates may constitute or give rise to a prohibited transaction under ERISA or the Code. There are certain exemptions issued by the United States Department of Labor (the "Department") that may be applicable to an investment by a Plan in the Offered Certificates. The Department has granted to each of the Co-Lead Managers an administrative exemption (Deutsche Morgan Grenfell Inc. as Department Final Authorization Number 97-03E, as amended by Prohibited Transaction Exemption ("PTE") 97-34 (the "DMG Exemption") and Morgan Stanley & Co. Incorporated as PTE 90-24, as amended by PTE 92-34, (the "MSCI Exemption" and, collectively with the DMG Exemption, the "Exemption") for certain mortgage-backed and asset backed certificates underwritten in whole or in part by the Co-Lead Managers. The Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a Plan of certain certificates, such as the Offered

Certificates, underwritten by the Co-Lead Managers, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations, provided that the conditions and requirements of the Exemption are satisfied. The loans described in the Exemption include mortgage loans such as the Mortgage Loans. However, it should be noted that in issuing the Exemption, the Department may not have considered interests in pools of the exact nature as some of the Offered Certificates.

   Among the conditions that must be satisfied for the Exemption to apply to the acquisition, holding and resale of the Offered Certificates are the following:

   (1) The acquisition of Offered Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

   (2) The rights and interests evidenced by Offered Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by the other Certificates of the Trust Fund;

   (3) The Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from any of Standard & Poor's Rating Services ("S&P"), Moody's, Fitch or Duff & Phelps Credit Rating Co. ("DCR");

   (4) The Trustee must not be an affiliate of any other member of the Restricted Group (as defined below);

   (5) The sum of all payments made to and retained by the Co-Lead Managers in connection with the distribution of Offered Certificates represents not more than reasonable compensation for underwriting the Certificates. The sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund represents not more than the fair market value of such Mortgage Loans. The sum of all payments made to and retained by the Servicer and any other servicer represents not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

   (6) The Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

   The Trust Fund must also meet the following requirements:

   (a) the corpus of the Trust Fund must consist solely of assets of the type that have been included in other investment pools;

   (b) certificates in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, Fitch or DCR for at least one year prior to the Plan's acquisition of the Offered Certificates pursuant to the Exemption; and

   (c) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Offered Certificates pursuant to the Exemption.

   If all of the conditions of the Exemption are met, whether or not a Plan's assets would be deemed to include an ownership interest in the Mortgage Loans in the Mortgage Pool, the acquisition, holding and resale of the Offered Certificates by Plans would be exempt from the prohibited transaction provisions of ERISA and the Code.

   Moreover, the Exemption can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur if a Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables, loans or obligations held in the trust, provided that, among other requirements, (a) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group (as defined below) and at least fifty percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group (as defined below); (b) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust; (c) the Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisitions; and
(d) immediately after the acquisition no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

   The Exemption does not apply to the purchasing or holding of Offered Certificates by Plans sponsored by the Depositor, the Underwriters, the Trustee, the Servicer, any obligor with respect to Mortgage Loans included in the Trust Fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties (the "Restricted Group").

   The Co-Lead Managers believe that the conditions to the applicability of their respective Exemption will generally be met with respect to the Offered Certificates, other than possibly those conditions which are dependent on facts unknown to the Co-Lead Managers or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Certificates. However, before purchasing an Offered Certificate, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided by the Exemption or the availability of any other prohibited transaction exemptions, and whether the conditions of any such exemption will be applicable to the Offered Certificates. As noted above, the Department, in granting the Exemption may not have considered interests in pools of the exact nature as some of the Offered Certificates. A fiduciary of a Plan that is a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law. See "Description of the Offered Certificates -- Transfer Restrictions" herein.

   Any fiduciary of a Plan considering whether to purchase an Offered Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment. See "Certain ERISA Considerations" in the Prospectus.

   BECAUSE THE SUBORDINATED OFFERED CERTIFICATES ARE SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES, THE PURCHASE AND HOLDING OF THE SUBORDINATED OFFERED CERTIFICATES BY OR ON BEHALF OF A PLAN MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW. ACCORDINGLY, EACH PROSPECTIVE TRANSFEREE OF A SUBORDINATED OFFERED CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE WILL BE REQUIRED TO (A) DELIVER TO THE DEPOSITOR, THE CERTIFICATE REGISTRAR AND THE TRUSTEE A REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM SET FORTH AS AN EXHIBIT TO THE POOLING AND SERVICING AGREEMENT STATING THAT SUCH TRANSFEREE IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN, OTHER THAN AN INSURANCE COMPANY INVESTING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND SUBSEQUENT HOLDING OF THE OFFERED CERTIFICATE WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION RESTRICTIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PTE 95-60, OR (B) PROVIDE (I) AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR THAT THE PURCHASE OF THE SUBORDINATED OFFERED CERTIFICATE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION RESTRICTIONS OF ERISA, THE CODE OR ANY SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, OR THE FISCAL AGENT TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE

POOLING AND SERVICING AGREEMENT AND (II) SUCH OTHER OPINIONS OF COUNSEL, OFFICERS' CERTIFICATES AND AGREEMENTS AS THE CERTIFICATE REGISTRAR MAY REQUIRE IN CONNECTION WITH SUCH TRANSFER. THE PURCHASER OR TRANSFEREE OF ANY INTEREST IN A SUBORDINATED OFFERED CERTIFICATE THAT IS NOT A DEFINITIVE CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSE (A) ABOVE. THE SUBORDINATED OFFERED CERTIFICATES WILL CONTAIN A LEGEND DESCRIBING SUCH RESTRICTIONS ON TRANSFER AND THE POOLING AND SERVICING AGREEMENT WILL PROVIDE THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AB INITIO.

   The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                               LEGAL INVESTMENT

   The Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

   No representation is made as to the proper characterization of the Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. These uncertainties may adversely affect the liquidity of the Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute a legal investment or are subject to investment, capital or other restrictions.

   See "Legal Investment" in the Prospectus.

                            METHOD OF DISTRIBUTION

   Subject to the terms and conditions set forth in an Underwriting Agreement, dated March 24, 1998 (the "Underwriting Agreement"), Deutsche Morgan Grenfell Inc. ("DMG"), Morgan Stanley & Co. Incorporated ("MSC") and Llama Company, L.P. ("LCLP") have agreed to purchase and the Depositor has agreed to sell to the Underwriters the Offered Certificates. It is expected that delivery of the Offered Certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC on or about March 30, 1998, against payment therefor in immediately available funds. DMG and MSC will act as co-lead managers (each, a "Co-Lead Manager") of the offering of the Offered Certificates.

   In the Underwriting Agreement, each Underwriters have agreed to purchase Certificates as set forth below.

                               ALLOCATION TABLE

UNDERWRITER                          CLASS X      CLASS A-1     CLASS A-2      CLASS B
---------------------------------  ----------- -------------  ------------- -----------
Deutsche Morgan Grenfell Inc. ....      50%           47%           47%           50%
Morgan Stanley & Co. Incorporated       50%           47%           47%           50%
Llama Company, L.P. ..............       0%            6%            6%            0%
                                   ----------- -------------  ------------- -----------
Total ............................     100%          100%          100%          100%
                                   =========== =============  ============= ===========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

UNDERWRITER                          CLASS C      CLASS D     CLASS E
---------------------------------  ----------- -----------  -----------
Deutsche Morgan Grenfell Inc. ....      50%          50%         50%
Morgan Stanley & Co. Incorporated       50%          50%         50%
Llama Company, L.P. ..............       0%           0%          0%
                                   ----------- -----------  -----------
Total ............................     100%         100%        100%
                                   =========== ===========  ===========

   In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Offered Certificates if any are purchased. In the event of default by either Underwriter, the Underwriting Agreement provides that, in certain circumstances, the purchase commitment of the nondefaulting Underwriters may be increased or the underwriting may be terminated.

   The Underwriting Agreement provides that the obligation of each Underwriter to pay for and accept delivery of its Certificates is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the Depositor's Registration Statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the Securities and Exchange Commission.

   The distribution of the Offered Certificates by the Underwriters may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately 109.1% of the aggregate Certificate Balance of the Offered Certificates, plus accrued interest. Each Underwriter may effect such transactions by selling its Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter for whom they act as agent. In connection with the sale of the Offered Certificates, each Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting compensation. Each Underwriter and any dealers that participate with such Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

   Deutsche Morgan Grenfell Inc. is an affiliate of GACC. Morgan Stanley & Co. Incorporated is an affiliate of MSMC. Llama Company, L.P. is an affiliate of BCMC.

   The Underwriting Agreement provides that the Depositor will indemnify the Underwriters, and that under limited circumstances the Underwriters will indemnify the Depositor, against certain civil liabilities under the Securities Act of 1933, as amended, or contribute to payments to be made in respect thereof. ContiFinancial Services Corporation and SouthTrust Securities, Inc. are members of the selling group. ContiFinancial Services Corporation is an affiliate of ContiTrade, a Mortgage Loan Seller, and SouthTrust Securities, Inc. is an affiliate of SCMC, the subservicer.

   There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The primary source of ongoing information available to investors concerning the Offered Certificates will be the Trustee Reports discussed herein under "Description of the Certificates -- Reports to Certificateholders; Certain Available Information." Except as described herein under "Description of the Certificates -- Reports to Certificateholders; Certain Available Information", there can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

                                LEGAL MATTERS

   The validity of the Offered Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft, New York, New York, and for the Underwriters by Thacher Proffitt & Wood, New York, New York. In addition, certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft.

                                    RATING

   It is a condition to the issuance of the Offered Certificates that (i) the Class A-1, Class A-2 and Class X Certificates be rated "AAA" by Fitch IBCA, Inc. ("Fitch") and "Aaa" by Moody's Investors

Service, Inc. ("Moody's", and together with Fitch, the "Rating Agencies"),
(ii) the Class B Certificates be rated "AA" by Fitch and "Aa2" by Moody's,
(iii) the Class C Certificates be rated "A" by Fitch and "A2" by Moody's,
(iv) the Class D Certificates be rated "BBB" by Fitch and "Baa2" by Moody's, and (v) the Class E Certificates be rated "BBB-" by Fitch and "Baa3" by Moody's. The Rated Final Distribution Date of each Class of Offered Certificates is June 15, 2031.

   The Rating Agencies' ratings on mortgage pass-through certificates address the likelihood of the timely payment of interest and the ultimate repayment of principal by the Rated Final Distribution Date. The Rating Agencies' ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream in the Mortgage Pool is adequate to make payments required under the Certificates. Ratings on mortgage pass-through certificates do not, however, represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by mortgagors, or the degree to which such prepayments might differ from those originally anticipated. The security ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield. In addition, ratings on mortgage pass-through certificates do not address the likelihood of receipt of Prepayment Premiums, Net Default Interest or Excess Interest or the timing or frequency of the receipt thereof. In general, the ratings thus address credit risk and not prepayment risk. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class X Certificates might not fully recover their initial investment in the event of delinquencies or rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). As described herein, the amounts payable with respect to the Class X Certificates consist only of interest. If the entire pool were to prepay in the initial month, with the result that the Class X Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such holders will nevertheless have been paid, and such result is consistent with the rating received on the Class X Certificates. Accordingly, the ratings of the Class X Certificates should be evaluated independently from similar ratings on other types of securities. The ratings do not address the fact that the Pass-Through Rates of the Offered Certificates to the extent that they are based on the Weighted Average Net Mortgage Pass-Through Rate may be affected by changes thereon.

   There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned by the Rating Agencies pursuant to the Depositor's request.

   The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                           INDEX OF PRINCIPAL TERMS

 ACMs                                                      S-28
ADA                                                        S-31
Adjustment Rate                                            S-52
Advance Rate                                               S-72
Advances                                                   S-72
Allocated Loan Amount                                      S-28
Annual Debt Service                                         A-2
Anticipated Repayment Date                                S-12,  A-4
Appraisal Reduction Amount                                S-46, S-55
Appraisal Reduction Event                                  S-55
Appraised Value                                             A-2
ARD Loan                                                   S-12
ARD LTV                                                     A-3
Asset Status Report                                        S-90
Assumed Final Distribution Date                             S-3
Assumed Maturity Date                                      S-63
Assumed Scheduled Payment                                  S-47
Available Funds                                            S-44
Balloon Loans                                             S-13, S-39
Balloon Payment                                           S-13, S-39
Balloon Payments                                           S-29
Banc One                                                   S-87
BCMC                                                       S-11
CEDEL                                                      S-1, S-12
CEDEL Participants                                         S-58
Certificate Balance                                         S-3
Certificate Owners                                         S-58
Certificate Registrar                                      S-56
Certificateholder                                          S-56
Certificates                                               S-1, S-10
Class                                                       S-3
Clipper Loan                                              S-30, S-34
Code                                                       S-59
Co-Lead Manager                                           S-103
Collateral Substitution Deposit                            S-40
Collection Account                                         S-73
Collection Period                                          S-45
Comparative Financial Status Report                        S-94
Constant Prepayment Rate                                   S-62
Conti Small Loans                                          S-38
ContiTrade                                                 S-10
Controlling Class                                          S-89
Controlling Class Certificateholder                        S-90
Corrected Mortgage Loan                                    S-90
CPR                                                        S-62
Crossover Date                                             S-51
Cut-Off Date                                                S-3
Cut-Off Date Loan-to-Value Ratio                            A-2
Cut-Off Date Principal Balance                            S-12, S-27

                              S-106

DCR                                                    S-101
Debt Service Coverage Ratio                              A-2
Default Interest                                        S-45
Default Interest Distribution Account                   S-73
Default Rate                                            S-45
Defeasance Lock-Out Period                              S-40
Defeasance Option                                       S-40
Definitive Certificate                                  S-56
Delinquency                                             S-46
Delinquent Loan Status Report                           S-95
Department                                             S-100
Depositaries                                            S-57
Depositor                                                S-1
Determination Date                                      S-45
Directing Certificateholder                             S-90
Distribution Account                                    S-73
Distribution Date                                       S-3,  S-43
Distribution Date Statement                             S-93
DMG                                                    S-103
DMG Exemption                                          S-19, S-100
DSCR                                                     S-7
DTC                                                     S-1,  S-12
Due Date                                                S-46
Eligible Bank                                           S-74
ERISA                                                  S-59, S-100
Euroclear                                               S-1,  S-12
Euroclear Participants                                  S-58
Event of Default                                        S-79
Excess Cash Flow                                        S-39
Excess Interest                                        S-13, S-38,  S-45
Excess Interest Distribution Account                    S-73
Excess Prepayment Interest Shortfall                   S-17,  S-54
Excess Rate                                             S-45
Exemption                                              S-19, S-100
Final Adjustment Distribution Date                      S-51
Final Recovery Determination                            S-93
Fiscal Agent                                            S-4,  S-10
Fitch                                                   S-4, S-19, S-104
Fixed Interest Payment Adjustment                       S-52
Form 8-K                                                S-42
GAAP                                                     A-1
GACC                                                    S-10
HAP Contract                                            S-42
HCCF                                                    S-35
Healthcare Adviser                                      S-91
Healthcare Adviser Fee                                  S-92
Healthcare Adviser Standard                             S-92
Healthcare Loan                                         S-33
Healthcare Property                                     S-33
Historical Loan Modification Report                     S-95
Historical Loss Estimate Report                         S-95

                              S-107

Holders                                                S-59
Hotel Loan                                             S-33
Hotel Property                                         S-33
HUD                                                    S-42
Indirect Participants                                  S-57
Industrial Loan                                        S-33
Industrial Property                                    S-33
Initial Pool Balance                                   S-3,  S-33
Interest Accrual Amount                                S-45
Interest Accrual Period                                S-46
Interest Shortfall                                     S-46
Largest Tenant                                          A-3
LCLP                                                  S-11, S-103
Lead Warning Statement                                 S-28
Liquidation Fee                                        S-91
Liquidation Fee Rate                                   S-91
Liquidation Proceeds                                   S-91
Loan-to-Value Ratio                                     A-2
Lock Box Account                                       S-38
Lock-Out Period                                        S-39
Lower-Tier Regular Interests                           S-98
Lower-Tier REMIC                                       S-4, S-18,  S-98
LTV                                                     A-2
MAI                                                    S-37
Master Servicing Fee                                   S-87
Master Servicing Fee Rate                              S-87
Maturity Date                                           A-3
Maturity or ARD Balance                                 A-3
Mobile Home Loan                                       S-33
Mobile Home Property                                   S-33
Modeling Assumptions                                   S-63
Monthly Debt Service Payment                           S-38
Monthly Payment                                        S-45
Moody's                                                S-4, S-19, S-105
Mortgage                                               S-33
Mortgage Loan                                          S-33
Mortgage Loan Purchase Agreements                      S-35
Mortgage Loan Sellers                                  S-11
Mortgage Loans                                         S-3,  S-33
Mortgage Pass-Through Rate                             S-47
Mortgage Pool                                           S-1
Mortgage Rate                                         S-12, S-13, S-47, A-3
Mortgaged Properties                                   S-3,  S-33
Mortgaged Property                                     S-12
MSC                                                   S-103
MSCI Exemption                                        S-19, S-100
MSMC                                                   S-10
Multifamily Loan                                       S-33
Multifamily Property                                   S-33
Negative Adjustment                                   S-100

                              S-108

Net Default Interest                                    S-45
Net Mortgage Pass-Through Rate                          S-47
Net Prepayment Interest Excess                          S-54
Net Prepayment Interest Shortfall                       S-54
Net REO Proceeds                                        S-45
Note                                                    S-33
Notional Balance                                         S-3
Occupancy as of Date                                     A-3
Occupancy Percentage                                     A-3
Offered Certificates                                    S-3,  S-42
Office Loan                                             S-33
Office Property                                         S-33
Operating Statement Analysis                            S-95
Original Amortization Term                               A-4
Partial Release                                         S-40
Participants                                            S-56
Pass-Through Rate                                       S-3, S-14,  S-46
Percentage Interest                                     S-43
Permitted Investments                                   S-74
P&I Advance                                             S-71
P&I Advances                                            S-17
Plan                                                   S-59, S-100
Pool Loans                                              S-41
Pooling and Servicing Agreement                        S-10,  S-68
Prepayment Amount                                       S-52
Prepayment Assumptions                                  S-62
Prepayment Interest Excess                              S-53
Prepayment Interest Shortfall                           S-53
Prepayment Premium                                      S-39
Prepayment Provisions                                    A-3
Prime Rate                                              S-72
Principal Distribution Amount                           S-47
Principal Prepayments                                   S-45
Principal Window                                         S-6
Private Certificates                                    S-42
PRN                                                     S-35
Property Advances                                       S-72
PTE                                                    S-19, S-100
Purchase Price                                          S-81
PV Yield Loss Amount                                    S-51
Qualifying Substitute Mortgage Loan                     S-70
Rated Final Distribution Date                           S-63
Rating Agencies                                         S-4, S-19, S-105
Realized Loss                                           S-52
Record Date                                             S-43
Regular Certificates                                   S-18,  S-98
Reinvestment Yield                                      S-52
Release Date                                            S-40
Release Payment                                         S-40
Remaining Amortization Term                              A-4
REMIC                                                   S-4, S-18,  S-99

                              S-109

REMIC Regulations                                        S-98
Removed Mortgage Loan                                    S-70
REO Account                                              S-43
REO Mortgage Loan                                        S-48
REO Property                                             S-42
REO Status Report                                        S-95
REO Tax                                                  S-83
Replacement Mortgage Loan                                S-70
Repurchase Price                                         S-70
Reserve Accounts                                         S-34
Residual Certificates                                    S-18
Restricted Group                                        S-102
Retail Loan                                              S-33
Retail Property                                          S-33
Revised Rate                                             S-38
RMF                                                      S-11
RMF Trust                                               S-30,  S-34
Rules                                                    S-58
Section 42 Properties                                    S-42
Section 8                                                S-42
Self-Storage Loan                                        S-33
Self-Storage Property                                    S-33
Servicer                                                 S-4,  S-10
Servicer Remittance Date                                 S-71
Servicer's Appraisal Estimate                            S-55
Servicing Compensation                                   S-88
Servicing Fee                                           S-87,   A-3
Servicing Fee Rate                                       S-87
Servicing Standard                                       S-71
Similar Law                                             S-100
SouthTrust Capital Funding                               S-36
S&P                                                     S-101
Special Servicer                                         S-4, S-10, S-88
Special Servicing Fee                                    S-91
Specially Serviced Mortgage Loan                        S-75,  S-89
Sq. Ft.                                                   A-2
Square Feet                                               A-2
Stated Principal Balance                                 S-53
Subordinated Offered Certificates                        S-59
Substitution Shortfall Amount                            S-70
Survey LLC                                               S-35
Tax Credits                                              S-41
Terms and Conditions                                     S-58
Total Required Annual Reserves                            A-4
Total Required Annual Reserves per Unit                   A-4
Treasury Regulations                                     S-99
Trust Fund                                                S-1
Trust REMICs                                             S-4,  S-98
Trustee                                                  S-4,  S-10
Trustee Fee                                              S-86
Underwriters                                              S-1

                              S-110

Underwriting Agreement                                  S-103
Underwritten Cash Flow                                    A-1
Underwritten Cash Flow Adjustment Worksheet              S-96
Underwritten Debt Service Coverage Ratio                  A-2
Underwritten DSCR                                         A-2
Underwritten Reserves                                     A-3
Units                                                     A-3
Unscheduled Payments                                     S-45
Updated Appraisal                                        S-55
Upper-Tier Distribution Account                          S-73
Upper-Tier REMIC                                         S-4, S-18, S-98
Variable Interest Payment Adjustment                     S-52
Voting Rights                                            S-81
Watch List                                               S-95
Weighted Average Net Mortgage Pass-Through Rate          S-46
Weighted Average Pass-Through Rate                       S-46
Weighted Avg. Life                                        S-6
Workout Fee                                              S-91
Workout Fee Rate                                         S-91
Yield Maintenance Calculation Type 1                      A-3
Yield Maintenance Calculation Type 2                      A-3
Zoning Laws                                              S-30

                                                                       ANNEX A

                CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

GENERAL

   The schedule and tables appearing in this Annex A set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. Such information is presented, where applicable, as of the Cut-Off Date. The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. Such information and operating statements were generally unaudited and have not been independently verified by the Depositor or the Underwriters or any of their respective affiliates or any other person. The sum of the amounts in any column of any of the tables of this Annex A may not equal the indicated total under such column due to rounding.

   Net income for a Mortgaged Property as determined in accordance with generally accepted accounting principles ("GAAP") would not be the same as the stated Underwritten Cash Flow for such Mortgaged Property as set forth in the following schedule or tables. In addition, Underwritten Cash Flow is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. No representation is made as to the future net cash flow of the Mortgaged Properties, nor is the Underwritten Cash Flow set forth herein with respect to any Mortgaged Property intended to represent such future net cash flow.

   In the schedule and tables set forth in this Annex A, with respect to Mortgage Loans evidenced by one Note, but secured by multiple Mortgaged Properties, for certain purposes, including Underwritten Cash Flow, separate amounts for each such related Mortgaged Property are shown where available. Cross collateralized Mortgage Loans are not grouped together on Annex A; instead, references are made under the heading "Crossed Loan Group" with respect to the other Mortgage Loans with which they are crossed. However, certain information, such as on DSCR and Loan-to-Value Ratio, is presented on an aggregate basis.

Definitions

   For purposes of the Prospectus Supplement, including the schedule and tables in this Annex A, the indicated terms shall have the following meanings, modified accordingly, by reference to the "Certain Loan Payment Terms" below and footnotes to the schedules that follow:

     1. "Underwritten Cash Flow", with respect to any Mortgaged Property, means an estimate of cash flow available for debt service in a typical year of stable, normal operations. In general, it is the estimated revenue derived from the use and operation of such Mortgaged Property less the sum of (a) estimated operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising), (b) fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and (c) capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Cash Flow generally does not reflect interest expense and non-cash items such as depreciation and amortization.

     In determining Underwritten Cash Flow for a Mortgaged Property, the Mortgage Loan Sellers generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers; in some cases the appraisal and/or local market information was the primary basis for the determination. From that information, the Mortgage Loan Sellers calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of a Mortgaged Property of which the applicable Mortgage Loan Seller was aware (e.g., newly signed leases, expirations of "free rent" periods and market rent and market vacancy data), and estimated capital expenditures, leasing commission and tenant improvement reserves. In certain cases, the applicable Mortgage Loan Seller's estimate of Underwritten Cash Flow reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease in the estimate of Underwritten Cash Flow derived therefrom) based upon the Mortgage Loan Seller's own analysis of such operating statements and the assumptions applied by the respective borrowers in preparing such statements and information. In certain instances, for example, property management fees and other expenses may have been included in the calculation of Underwritten Cash Flow even though such expense may not have been reflected in actual historic operating statements. In some cases, the information was annualized, (excluding certain items deemed not appropriate to be annualized) before using it as a basis for the determination of Underwritten Cash Flow. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by any Mortgage Loan Seller in determining the presented operating information.

     2. "Annual Debt Service" means, for any Mortgage Loan 12 times the Monthly Payment in effect as of the Cut-Off Date or, for any Mortgage Loans that pay interest only for a period of time, 12 times the Monthly Payment in effect once the amortization commences.

     3. "Debt Service Coverage Ratio," "Underwritten Debt Service Coverage Ratio" or "Underwritten DSCR" means, with respect to any Mortgage Loan, or with respect to a Mortgage Loan evidenced by one Note, but secured by multiple Mortgaged Properties, (a) the Underwritten Cash Flow for the Mortgaged Property or Properties divided by (b) the Annual Debt Service for such Mortgage Loan. With respect to Cross-Collateralized Loans, the Underwritten DSCR set forth in Annex A is based upon the combined Underwritten DSCR and Annual Debt Service for the Cross-Collateralized Loan on an aggregate basis.

     In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. The Underwritten DSCRs are presented herein for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan. Accordingly, no assurance can be given, and no representation is made, that the Underwritten DSCR accurately reflects that ability.

     4. "Appraised Value" means, for any Mortgaged Property, the appraiser's adjusted value as stated in the most recent third party appraisal or market analysis available to the Depositor. No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale.

     5. "Cut-Off Date Loan-to-Value Ratio," "Loan-to-Value Ratio" or "LTV" means, with respect to any Mortgage Loan, or with respect to a Mortgage Loan evidenced by one Note, but secured by multiple Mortgaged Properties,
    (a) the Cut-Off Date Principal Balance of such Mortgage Loan divided (b) by the Appraised Value of the Mortgaged Property or Mortgaged Properties.

     6. "Square Feet" or "Sq. Ft." means, in the case of a Mortgaged Property operated as a retail center, office or medical office complex, industrial/warehouse facility, self-storage facility, combination retail office facility, the square footage of the net rentable or leaseable area.

      7. "Units" means: (i) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment; (ii) in the case of a Mortgaged Property operated as a self-storage facility, the number of self-storage units; (iii) in the case of a Mortgaged Property operated as a skilled nursing or congregate care facility, the number of beds; (iv) in case of a Mortgaged Property constituting a mobile home park, the number of pads; and (v) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms.

     8. "Occupancy Percentage" means the percentage of Square Feet or Units, as the case may be, of the Mortgaged Property that was occupied or leased as of a specified date (identified on this Annex A as the "Occupancy as of Date"), as specified by the borrower or as derived from the Mortgaged Property's rent rolls or, with respect to certain skilled nursing, congregate care and assisted living facilities, census reports, operating statements or appraisals or as determined by a site inspection of the Mortgaged Property. Information in this Annex A concerning the "Largest Tenant" is presented as of the same date as of which the Occupancy Percentage is specified.

     9. "Maturity or ARD Balance" means, with respect to any Balloon Loan or ARD Loan, the principal amount that will be due at maturity or on the Anticipated Repayment Date for such Balloon Loan based on the Maturity Assumptions and a 0% CPR.

     10. "Maturity Date" or "ARD LTV" means, with respect to any Balloon Loan or ARD Loan, the Maturity Balance for such Balloon Loan or ARD Balance divided by the Appraised Value of the related Mortgaged property.

     11. "Mortgage Rate" means, with respect to any Mortgage Loan, the Mortgage Rate in effect as of the Cut-Off Date.

     12. "Underwritten Reserves" as used herein with respect to any Mortgaged Property means an estimate, determined by the related Mortgage Loan Seller prior to the Closing Date, of replacement reserves of capital expenditures and tenant improvement and leasing commissions.

     13. "Servicing Fee" for each Mortgage Loan includes the compensation payable in respect of the servicing of such Mortgage Loan, the compensation payable to the Trustee and the compensation payable to the Healthcare Adviser.

     14. "Prepayment Provisions" for each Mortgage Loan are: "LO" means the duration of lockout period; "Def" means the duration of any defeasance period; "YM1" means the greater of the applicable yield maintenance charge and one percent of the outstanding principal balance at such time; "YM" means the yield maintenance charge and " less than YM3", " less than YM2" and " less than YM1" means the lesser of the applicable yield maintenance charge and the indicated percent of the outstanding principal balance at such time. The number following the "/" is the number of periods for which the related call protection provision is in effect.

     15. "Yield Maintenance Calculation Type 1" means a yield maintenance premium equal to the present value of the remaining monthly payments to the maturity or ARD date as applicable (assuming no prepayment has been made) and discount the monthly payments by the applicable Treasury Yield plus the applicable spread as shown.

     16. "Yield Maintenance Calculation Type 2" means a yield maintenance equal to the present value of a stream of Yield Loss Amounts (generally, either to the remaining term to maturity, the weighted average life or to a stated date) discounted by the applicable Treasury Yield plus any spread as shown in this take. The "Yield Loss Amount" means 1/12 of the product of (1) the principal amount of the prepayment and (2) the difference between (a) the Mortgage Rate and (b) the sum of the applicable Treasury Yield and the spread as shown in this table.

      17. "Original Amortization Term" means, with respect to any Mortgage Loan, the number of principal and interest payments from the date of origination until the Mortgage Loan is amortized to a zero balance under the actual amortization terms of the Mortgage Loan.

     18. "Remaining Amortization Term" means, with respect to any Mortgage Loan, the number of principal and interest payments from the Cut-Off Date until the Mortgage Loan is amortized to a zero balance under the actual amortization terms of the Mortgage Loan.

     19. "Total Required Annual Reserves" and "Total Required Annual Reserves per Unit" shown for hospitality Mortgage Loans, are based on the applicable percentages of underwritten total revenue. Reserve amounts will vary according to actual total revenue.

Certain Loan Payment Terms:

   The indicated Mortgage Loans have the following payment terms:

Split Amortization Loans

   Loan #2727: Payments of principal and interest are due beginning 2/1/98 in the amount of $129,418.76 per month through 1/1/2005. Beginning with the 2/1/2005 payment, payments increase to $153,365.01 per month through 1/1/2010 (the "Anticipated Repayment Date"). If the loan is not paid in full at that time, the payment amount beginning 2/1/2010 changes to $137,947.02 per month, allocated according to the terms of the Note (2/1/2010 is the start of the hyperamortization period). These payments will continue until the loan is paid in full.

   Loan #TA1093: Payments of principal and interest are due beginning 3/1/98 in the amount of $50,217.87 per month through 2/1/02. Beginning with the 3/1/02 payment, payments of principal and interest are reduced to $37,246.01 per month through 2/1/08 (the Anticipated Repayment Date).

Interest Only Loans

   Loan #MS3. The Mortgage Loan requires monthly payments of interest only from January1, 1998 through December 1, 1999. Commencing on January 1, 2000 and through maturity, Monthly Payments of principal and interest in the amount of $155,343.49 are required.

   Loan #TA0289. The Mortgage Loan requires monthly payments of interest only from January 1, 1998 through December 1, 1999. Commencing on January 1, 2000 and through maturity, Monthly Payments of principal and interest in the amount of $436,803.88 are required.

   Loan #97-61HSPA. The Mortgage Loan requires monthly payments of interest only from April 1, 1998 through March 1, 1999. Commencing on April 1, 1999 and through maturity, Monthly Payments of principal and interest in the amount of $144,929.55 are required.

   Loan #97-61HSPB. The Mortgage Loan requires monthly payments of interest only from April 1, 1998 through March 1, 1999. Commencing on April 1, 1999 and through maturity, Monthly Payments of principal and interest in the amount of $74,701.10 are required.

   Loan #97-61HSPC. The Mortgage Loan requires monthly payments of interest only from April 1, 1998 through March 1, 1999. Commencing on April 1, 1999 and through maturity, Monthly Payments of principal and interest in the amount of $78,781.41 are required.

   Loan #97-61HSPD. The Mortgage Loan requires monthly payments of interest only from April 1, 1998 through March 1, 1999. Commencing on April 1, 1999 and through maturity, Monthly Payments of principal and interest in the amount of $69,286.84 are required.

   Loan #97-61HSPE. The Mortgage Loan requires monthly payments of interest only from April 1, 1998 through March 1, 1999. Commencing on April 1, 1999 and through maturity, Monthly Payments of principal and interest in the amount of $59,949.20 are required.

    Loan #97-60C. The Mortgage Loan requires monthly payments of interest only from March 1, 1998 through February 1, 1999. Commencing on March 1, 1999 and through maturity, Monthly Payments of principal and interest in the amount of $98,628.98 are required.

Lockout/Prepayment

   Loan #1006-I, II, III & IV. After the lockout period, the borrower under the Mortgage Loan is permitted to partially prepay a total of 25% of the loan amount without penalty or yield maintenance over a maximum of three separate payments. The remaining 75% of the loan amount may be prepaid in whole only with a penalty equal to the greater of yield maintenance or 1% of the outstanding balance.

Earnout Loans

   Loan No. DMV001. The Mortgage Loan requires $150,000 of the Cut-Off Date Principal Balance to be reserved in an earn out escrow which is eligible to be drawn upon by the borrower upon achievement of certain debt service coverage ratios. The related Loan Documents do not provide that the escrow be applied to principal, if the draw requirements are not met.

   Loan No. TSAR01. The Mortgage Loan requires $500,000 of the Cut-Off Date Principal Balance to be reserved in an earn out escrow which is eligible to be drawn upon by the borrower's achievement of certain debt service coverage ratios. The earn out escrow will be used to partially prepay the Mortgage Loan (including a prepayment premium of 1% of the amount prepaid) to the extent that the Mortgaged Property does not satisfy the draw requirements after 12 months.

Certain Other Terms

   Loan Nos. MS22, MS23, MS27, MS30, MS31 and MS40: Future subordinate financing secured by the related Mortgaged Property is permitted, subject to the following conditions:

     (a) the combined LTV is no greater than 70%;

     (b) the combined DSCR is at least 1.45x;

     (c) subordinate debt may be used only for related property operating expenses or related property capital improvements; and

     (d) subordinate debt maturity date must extend beyond the maturity date of the Mortgage Loans.

   Loan No. Conti9761-HSP(C): Future subordinate financing secured by the related Mortgaged Property is permitted, subject to the following conditions:

     (a) subordinate debt to be used for construction of additional rooms and meeting space;

     (b) subordinate debt will not exceed the greater of (i) cost as set forth in a development budget, (ii) $7,000,000 and (iii) $85,000 or $60,000 per newly constructed 2-bedroom or 1-bedroom suite, respectively.

   A second mortgage and a pledge of partnership interests as security is permitted subject to standstill provisions.

   Loan No. Conti97-60C: Future subordinate unsecured financing is permitted subject to the following conditions:

     (a) Subordinate debt will not exceed the lesser of (i) $350,000, and (ii) actual tenant improvement costs for the related restaurant space only.

   Loan Nos. PCAR01, JFFR01, YVMF01, BWA001, HVFR01, SHA002, SHA003, ITUR01, TCAR01, SPUR01, EDFR01, EDFR02, MSMF01, HIFH01, TSAR01, SOA001, HLA001, FSUR01, SCA001 and PVE001: Future subordinate financing secured by the related Mortgaged Property is permitted, subject to the following conditions: (a) no default then exists; (b) the proceeds of such financing will be used solely to enhance or maintain the value of the Mortgaged Property; (c) the achievement of certain loan to value and debt service coverage ratios; (d) the execution and delivery by the holder of such subordinate financing of an acceptable subordination and standstill agreement; (e) the delivery to lender of a satisfactory "down-date" endorsement to the lender's title insurance policy; (f) the receipt by lender of confirmation from the Rating Agencies that the subordinate financing will not result in a negative rating action with respect to the Mortgaged Property. (This requirement is not set forth in Loan Nos. FSUR01, SCA001 and PVE001.); (g) the receipt by lender of all requested legal opinions; and (h) reimbursement from the Related Borrower of all costs and expenses.

   Loan Number 2600. The mortgaged property is encumbered by a second mortgage from the Florida Housing Finance Agency in the amount of $1,880,900 and bears interest at the rate of 9% however the maximum annual pay rate is 3%. Annual payments are based upon the actual cash flow of the property.

   Loan Number 2391. The mortgaged property is encumbered by a second mortgage from the City of Chelsea, Massachusetts in the amount of $446,666.65 and bears interest at the rate of 3%. Interest does not accrue until January 2001 at which time monthly payments will begin.

   Loan Nos. HCC002, HCC003, HCC005, HCC008, HCC009, HCC011, HCC013, and HCC015: These Mortgage Loans constitute a group of 8 Healthcare Loans, representing 3.0% of the Initial Pool Balance in the aggregate, which are cross-collateralized and cross-defaulted, and, if considered as a single mortgage loan, would constitute the third largest mortgage loan included in the Mortgage Pool.


LOAN     CONTROL  LOAN
SELLER    NUMBER  NUMBER        PROPERTY NAME                                     ADDRESS
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
MS        1     MS1           Hancock Village Apartments                        224 Independence Drive
GACC      2     TA0289        Aggregate Loan Level Information                  Various
GACC      2A    TA02891       Chocolate Works Apartments                        231 North 3rd Street
GACC      2B    TA02892       The Clinton Apartments                            1025 Clinton Street
GACC      2C    TA02893       Portico Row                                       924 Spruce Street
GACC      2D    TA02894       Roberts/Quay Apartments                           1035 Spruce Street
GACC      2E    TA02895       Locust Point                                      2429 Locust Street
GACC      2F    TA02896       The Lofts at Logan View                           1666 Callowhill Street
GACC      2G    TA02897       Lowertown Commons                                 300 East 4th Street
GACC      2H    TA02898       Metropolitan Apartment Building                   117-123 North 15th Street
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GACC      2J    TA02899       Old City Hall                                     423 Walnut Street
GACC      2K    TA028910      Old Quaker Building                               3514 Lancaster Avenue
GACC      2L    TA028911      Packard Motor Car Building                        317 North Broad Street
GACC      2M    TA028912      Parkside Apartments                               250 East 5th Street
GACC      2N    TA028913      Peach Alley Court                                 155 South Poplar Street
GACC      2P    TA028914      The Regal Apartments                              651 Wells Street
GACC      2Q    TA028915      Shadyside Commons Apartments                      401 Amberson Avenue
GACC      2R    TA028916      Sharples Works Apartments                         300 East Evans Street
GACC      2S    TA028917      The Shoe Factory Apartments                       201 North Chestnut Street
GACC      2T    TA028918      The Touraine Apartments                           1520 Spruce Street
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GACC      2U    TA028919      Trinity Row Apartments                            2027-2029-2031 Arch Street
GACC      2V    TA028920      Waterfront I Apartments                           33 South Letitia Street
GACC      2W    TA028921      Waterfront II Apartments                          106 South Front Street
GACC      3     GA0178        Aggregate Loan Level Information                  Various
GACC      3A    GA01781       #158 Atlanta                                      8457 Roswell Road
GACC      3B    GA01782       #226 Atlanta                                      1515 Mt. Zion Road
GACC      3C    GA01783       #70 Durham                                        5311 Apex Highway
GACC      3D    GA01784       #71 Chapel Hill                                   5502 Chapel Hill Blvd.
GACC      3E    GA01785       #72 Durham                                        3472 Hillsborough Road
GACC      3F    GA01786       #74 Raleigh                                       4615 West Beryl Road
-----------------------------------------------------------------------------------------------------------------------------------
GACC      3G    GA01787       #156 Atlanta                                      4141 Snapfinger Woods Drive
GACC      3H    GA01788       #215 Midland                                      1010 North Loop 250 West
GACC      3J    GA01789       #200 Arlington                                    3654 West Pioneer Parkway
GACC      3K    GA017810      #75 Raleigh                                       7012 Glenwood Avenue
GACC      3L    GA017811      #222 Oklahoma City                                7800 North Broadway
GACC      3M    GA017812      #152 Atlanta                                      2960 South Cobb
GACC      3N    GA017813      #154 Stone Mountain                               1440 North Hairston Road
GACC      3P    GA017814      #77 Winston-Salem                                 2115 Silas Creek Parkway
GACC      3Q    GA017815      #172 Bedford                                      1320 Norwood Drive
GACC      3R    GA017816      #153 Atlanta                                      3751 Longmire Way
-----------------------------------------------------------------------------------------------------------------------------------
GACC      3S    GA017817      #78 Wilmington                                    426 South College Road
GACC      3T    GA017818      #168 Arlington                                    3208 East Park Row
GACC      3U    GA017819      #207 El Paso                                      5717 Will Ruth Avenue
GACC      3V    GA017820      #76 Winston-Salem                                 3125 University Boulevard
GACC      3W    GA017821      #175 Carrolton                                    2000 Country Club Drive
GACC      3X    GA017822      #171 Arlington                                    2306 North Collins Street
GACC      3Y    GA017823      #202 Grand Prairie                                914 North Beltline Road
GACC      3Z    GA017824      #213 San Angelo                                   3120 Knickerbocker Road
GACC     3AA    GA017825      #225 Greenville                                   2815 White Horse Road
GACC     3BB    GA017826      #73 Greensboro                                    3730 West Wenddover Avenue
-----------------------------------------------------------------------------------------------------------------------------------
GACC     3CC    GA017827      #151 Jonesboro                                    7469 Tara Boulevard
GACC     3DD    GA017828      #185 Longview                                     1311 Northwest Loop 281
GACC     3EE    GA017829      #155 Norcross                                     6046 Financial Drive
GACC     3FF    GA017830      #204 Abilene                                      2826 South Clack Street
GACC     3GG    GA017831      #190 Meridian                                     2316 Highway 19 North
GACC     3HH    GA017832      #169 Arlington                                    3016 South Cooper Street
GACC     3JJ    GA017833      #192 Taxarkana                                    1808 Hampton Road
GACC     3KK    GA017834      #150 Albany                                       1604 Camp Lane
GACC     3LL    GA017835      #189 Meridian                                     3415 Highway 45 North
GACC     3MM    GA017836      #170 Arlington                                    2331 South Collins
-----------------------------------------------------------------------------------------------------------------------------------
GACC     3NN    GA017837      #159 Fort Worth                                   5513 East lancaster
GACC     3PP    GA017838      #176 Lewisville                                   1303 South Stemmons
GACC     3QQ    GA017839      #166 Savannah                                     218 Eisenhower Drive
GACC     3RR    GA017840      #224 Greenville                                   1412 Poinsett Highway
GACC     3SS    GA017841      #162 Augusta                                      3121 Washington Road
GACC     3TT    GA017842      #163 Columbus                                     4155 Milgen Road
GACC     3UU    GA017843      #188 Tyler                                        2215 West Southwest Loop 323
GACC     3VV    GA017844      #161 Augusta                                      1881 Gordon Highway
GACC     3WW    GA017845      #201 Fort Worth                                   4917 E. California Parkway, Southwest
GACC     3XX    GA017846      #173 Mesquite                                     3229 Highway 80
-----------------------------------------------------------------------------------------------------------------------------------
GACC     3YY    GA017847      #211 Amarillo                                     6715 Wolflin Road
GACC     3ZZ    GA017848      #193 Fort Smith                                   4011 Midland Boulevard
GACC     3AAA   GA017849      #164 Macon                                        2990 Pio Nono Avenue
GACC     3BBB   GA017850      #210 Amarillo                                     831 North Forest
GACC     3CCC   GA017851      #223 Midwest City                                 5604 Tinker Diagonal
GACC     3DDD   GA017852      #212 Amarillo                                     4000 I-40 East
GACC     3EEE   GA017853      #230 Springfield                                  3194 South Cambell Avenue
GACC     3FFF   GA017854      #195 Nacogdoches                                  5121 North Street
GACC     3GGG   GA017855      #165 Savannah                                     9303 Abercorn Extension
GACC     3HHH   GA017856      #214 Las Cruces                                   2305 East Lohman Avenue
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GACC     3JJJ   GA017857      #186 Longview                                     1005 West Cotton Street
GACC     3KKK   GA017858      #206 Abilene                                      818 South Clack Street
GACC     3LLL   GA017859      #196 Lufkin                                       1513 Denman Street
GACC     3MMM   GA017860      #208 El Paso                                      4701 Osborne Drive
GACC     3NNN   GA017861      #191 Texarkana                                    3107 South Lake Drive
GACC     3PPP   GA017862      #216 Odessa                                       3233
GACC     3QQQ   GA017863      #167 Warner-Robins                                95 Green Street
GACC     3RRR   GA017864      #194 Fort Smith                                   5808 Highway 271 South
GACC     3SSS   GA017865      #205 Abilene                                      1850 North Clack
GACC     3TTT   GA017866      #209 Amarillo                                     8400 canyon Drive
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GACC     3UUU   GA017867      #217 Clovis                                       1510 West 7th Street
GACC     3VVV   GA017868      #203 Lubbock                                      132 Slaton Highway
GACC      4     GA0177        Equitable Plaza                                   3435 Wilshire Boulevard
MS        5     MS2           Elm Ridge Center                                  3600 West Ridge Rd.
GACC      6     GA0084        Plaza Centro I                                    State Rd #30 & Rafael Cordero Avenue
GACC      7     TA0977        110 Fifth Avenue                                  110 Fifth Avenue
MS        8     MS3           Meadowglen Apartments                             3609 Pleasantdale Road
GACC      9     TA1578        Sun Harbor Budget Suites                          2219 North Rancho Drive
Conti     10    ST001         Perdido Beach Resort                              27200 Perdido Beach Blvd.
Conti     11    MP-1022       Brea Union Plaza                                  Imperial Highway at Kraemer Blvd.
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Conti     12    9510172       Hyatt Arlington                                   1325 Wilson Boulevard
BCMC      13    2727          One Alewife Place                                 35 Cambidge Park Drive
Conti     14    9761-HSP(A)   Homewood Suites- San Jose                         10 W. Trimble Road
Conti     15    97-27C        Foxdale Manor Apartments                          1250 Foxdale Loop
GACC      16    TA2206        641 Avenue of the Americas                        641 Avenue of the Americas
BCMC      17    2831          MetroNorth Business Center                        74-110 Commerce Way
GACC      18    TA1369        Gertz Plaza                                       162-10 Jamaica Avenue & 163-25Archer Avenue
BCMC      19    2638          Aggregate Loan Level Information                  Various
BCMC     19A    26381         Springdale Manor                                  331, 335-363 Bolivar Street
BCMC     19B    26382         333 Bolivar Street Office Building                333 Bolivar Street
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Conti     20    A970027       Southwestern Bell Call Center                     1801 Valley View Lane
Conti     21    9810050       Consolidated Wash Depot Car Washes                A Consolidation of Nine Car Wash Properties
Conti    21A    9810050A      Sonny's Car Wash - Hollywood                      1214 N. State Road 7
Conti    21B    9810050B      Sonny's Car Wash - Lauderhill                     1890 N.W. 40th Avenue
Conti    21C    9810050C      Sonny's Car Wash - Lighthouse Point               5190 N. Federal Highway
Conti    21D    9810050D      Sonny's Car Wash - Malden                         339-435 Eastern Avenue
Conti    21E    9810050E      Sonny's Car Wash - Nashua                         204 Daniel Webster Highway
Conti    21F    9810050F      Sonny's Car Wash - Lake Margaret/Orlando          5699 Lake Margaret Dr.
Conti    21G    9810050G      Sonny's Car Wash - Raleigh/Orlando                6475 Raleigh Street
Conti    21H    9810050H      Sonny's Car Wash - Pompano Beach                  1500 S. Federal Highway
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Conti    21J    9810050I      Sonny's Car Wash - Reading                        374 Main Street
Conti    21K    9510228       Best Western Creekside Inn                        3400 El Camino Real
Conti    21L    25012         The Imeson Center                                 One Imeson Park Boulevard,  Building 100
Conti    21M    MP-1041       Alameda Market Square                             12031-12093  West Alameda Parkway
Conti     25    MP-1042       Wadsworth Market Square                           8031 Wadsworth Blvd.
Conti     26    97-60C        Homewood Suites- San Antonio                      432 West Market Street
GACC      27    TA2719        Isles of Vero Beach                               1700 Waterford Road
RMF       28    TSAR01        Trolley Station Shopping Center                   2650 Thousand Oaks Blvd.
RMF       29    VDC001        Las Villas De Carlsbad                            1088 Laguna Drive
GACC      30    TA1632        Aggregate Loan Level Information                  Various
-----------------------------------------------------------------------------------------------------------------------------------
GACC     30A    TA16321       Harvard House Apartments                          14570-14610 Greenfield
GACC     30B    TA16322       West Broghram Apartments                          23230 Fenkell
GACC     30C    TA16323       15097-15101 Greenfield                            15097-15101 Greenfield
GACC     30D    TA16324       14897-14941 Greenfield                            14897-14941 Greenfield
GACC     30E    TA16325       16501-16561 Greenfield                            16501-16561 Greenfield
GACC     30F    TA16326       Covington Terrace                                 17500-17550 2nd,398-420 Whitmore,387-409 Covington
GACC     30G    TA16327       Whitmore Plaza                                    300 Whitmore
GACC     30H    TA16328       Slattor Building                                  653-681-701 Whitmore
GACC     30J    TA16329       Blair House                                       831-841 Merton
GACC     30K    TA163210      Merton Manor                                      361 Merton Road
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GACC     30L    TA163211      Balmoral/Fairlane                                 361-381 Covington
GACC     30M    TA163212      Our Place Apartments                              13600, 13620, 13640 LaSalle
GACC     30N    TA163213      Tyler Place Apartments                            20830 Joy Road
GACC     30P    TA163214      Parkway Apartments                                641-711 Covington
GACC     30Q    TA163215      James Couzens                                     18637-18719 James Couzens
GACC     30R    TA163216      Claridge House Apartments                         1514 Washington Boulevard
MS        31    MS4           Harbor Place Shopping Center                      100 East Imperial Highway
MS        32    MS5           Shadowbrook Apartments                            1034-1060 S. Winchester Blvd.
MS        33    MS6           Tiburon Lodge                                     1651 Tiburon Boulevard
Conti     34    9761-HSP(C)   Homewood Suites- Kissimmee                        3100 Parkway Blvd.
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Conti     35    MP-1013       Homebase, Brea Union Plaza                        2455 E. Imperial Highway
Conti     36    28001         Topflight Industrial Airpark                      18450 Showalter Road
RMF       37    HCC011        Easthaven Care Center                             Lake Forest Boulevard
Conti     38    A970044       Gateway Center                                    128 N. Fair Avenue
Conti     39    9761-HSP(B)   Homewood Suites- Jacksonville                     8737 Baymeadows Road
MS        40    MS7           Collegiate Village Inn Apartments                 11850 University Boulevard
Conti     41    MP-1043       Havana Market Square                              1155 South Havana Street
RMF       42    WMAR01        Wal-Mart Supercenter                              768 Jefferson Avenue
RMF       43    SCA001        Stonecourt Apartments                             6980 Roswell Road
Conti     44    9761-HSP(D)   Homewood Suites- Seattle/Tukwila                  6955 Fort Dent Way
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GACC      45    TA1564        Embarcadero Business Park                         1900-2000 Embarcadero
RMF       46    HCC005        Rivermont Convalescent and Nursing Center         210 East 10th Street
Conti     47    MP-1015       Rusty Leaf Plaza Shopping Center                  2512 - 2642 E. Chapman Ave.
Conti     48    A970030       Quince Diamond Executive Center                   555 Quince Orchard Road
RMF       49    HCC002        Sycamore View Nursing Home                        Dovecreast Road
Conti     50    A970009       Old Town Center                                   5770 US Highway 192
GACC      51    TA1355        Park Heights Apartments                           5553 Wissahickon Avenue
Conti     52    97C-080137    Kendall Club Apartments                           9956 North Kendall Drive
RMF       53    HCC003        Woodland Village Care Center                      5301 Tullis Drive
BCMC      55    2307          1400 Worcester Street                             1400 Worcester Street (Route 9)
Conti     56    97-L022       1443 Park Avenue                                  1443 Park Avenue, 105, 111, 113  East 106th Street
BCMC      57    1006-I        Aggregate Loan Level Information                  Various
BCMC     57A    1006-IA       Town Center East                                  403-431 Town Center Blvd.
BCMC     57B    1006-IB       Town Center Post Office                           555 Memorial Dr.
BCMC     57C    1006-IC       Highlands Post Office                             Lancshire Rd.
BCMC     57D    1006-ID       Town Center West                                  301-313 Town Center Blvd.
BCMC     57E    1006-IE       All-In-One-Convenience                            Bella Vista Way
BCMC     57F    1006-IF       Hospitality Center                                2829 Bella Vista Way
BCMC     57G    1006-IG       Sugar Creek Center                                10-44 Sugar Creek Center
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BCMC     57H    1006-IH       A.G. Edwards and Sons                             10 Riordan Road
BCMC     57J    1006-II       Cunningham Corner                                 4-27 Cunningham Corner
BCMC     57K    1006-IJ       Central Station Convenience                       1806 Forest Hills Blvd.
MS        58    MS8           Wright State Housing                              2030 Village Drive/2160 Zink Road
Conti     59    97C-080131    IGEN Building                                     16020 Industrial Drive
Conti     60    PMC01005      Lakeridge Tennis Club                             6000 Plumas Street
GACC      61    TA2947        Wyngate Apartments                                2504 Larkin Road
RMF       62    HCC013        Fentress County Nursing Home                      208 Duncan Street North
Conti     63    A970020       Evergreen Square                                  Buckeystown Pike
Conti     64    9761-HSP(E)   Homewood Suites- Savannah                         5820 White Bluff Road
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RMF       65    LCC001        Life Care Centers of Scottsdale                   9494 East Becker Lane
MS        66    MS9           Village Park                                      3900 West Prospect Rd.
MS        67    MS10          Park City West                                    10550 State Road 84
RMF       68    SHA003        Squire Hill Apartments, Phase I - Charlottesville 1000 Old Brook Road
GACC      69    TA1402        Old Lyme Marketplace                              90 Halls Road (Route 1)
Conti     70    97C-080133    Fulton Loft Office Building                       600 West Fulton Street
MS        72    MS11          The Inn at Morgan Hill                            16115 Condit Road
Conti     73    NYU108        Lane Hill                                         50 St. Andrews Place
MS        74    MS12          Imperial Estates                                  5601 North State Road 7
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MS        75    MS13          Lawrence Square Manor Apts.                       3760 & 3765 Tamarack Lane
RMF       76    HIFH01        Holiday Inn I -65/Oxmoor Road                     260 Oxmoor Road
GACC      77    TA1178        St. Albans Retail Center                          1400 McCorkle Avenue
RMF       78    SOA001        Stanford Oaks Apartments                          2035 Idlewood Road
RMF       79    PCAR01        Park Centre Commons                               3500 S.W. College Road
RMF       80    SHA002        Squire Hill Apartments - Harrisonburg             1405 Devon Lane
MS        81    MS14          Hacienda Heights Shopping Center                  3127- 3139 Hacienda Blvd.
Conti     82    9510148       Oak Grove Institute Foundation                    24275 Jefferson Avenue
Conti     83    A970018       Raintree Village                                  2519-2567 S. Shields St.
GACC      84    TA1093        Mohawk Apartments                                 369,373,&379 Washington Ave. & 76,80,84 St.James Pl
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BCMC      85    1004          Aggregate Loan Level Information                  Various
BCMC     85A    1004A         Branson Executive Office Park I                   1394 State Highway 248
BCMC     85B    1004B         Branson Executive Office Park II                  1440 State Highway 248
BCMC     85C    1004C         The Station Retail Center                         1494 Highway 248
BCMC     85D    1004D         McGuffey's Restaurant                             1464 Highway 248
BCMC     85E    1004E         Corporate Woods                                   1756 Bee Creek Road
BCMC     85F    1004F         802 South Highway 13                              802 South Highway 13
BCMC     85G    1004G         610 North Ridgeview Drive                         610 North Ridgeview Drive
BCMC     85H    1004H         Springfield Probation and Parole Office Building  2872 South Meadowbrook
BCMC     85J    1004I         Branson Probation/Parole Building                 225 Church Road
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Conti     87    MP-1048       Jewell Market Square                              1937 South Wadsworth Blvd.
GACC      88    TA0826        Technical Career Institute                        320 West 31st Street
GACC      89    TA2720        Vineyard Place                                    4017 SE Vineyard Road
MS        90    MS16          820 Business Park                                 2700-3156 S. E. Loop 820
Conti     91    9754-KMJ      K-Mart- Jackson                                   3555 O'Neil Drive
BCMC      92    2397          Office Court at Walton Point                      482-490 Norristown Road
Conti     93    97-36C        Ramada Inn - Kansas City                          7301 NW Tiffany Springs Rd.
MS        95    MS17          1700 DeAnza                                       1700 DeAnza Boulevard
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MS        96    MS18          Kessler Hills Shopping Center                     1050 N. Westmoreland Rd.
Conti     97    MP-1044       Leetsdale Market Square                           890 South Monaco Street Parkway
MS        98    MS19          100 Dorset Street                                 100 Dorset St.
Conti     99    97C-070126    Princeton Square Apartments                       13300 Princeton Avenue
Conti    100    9410235       Combest Self Storage Consolidation                A Consolidation of Five Self-Storage Properties
Conti    100A   9410235A      Lockup Self Storage                               11702 Beechnut Street
Conti    100B   9410235B      Allspace Self Storage                             1920 South FM 2818
Conti    100C   9410235C      Garth Road Self Storage                           3412 Garth Road
Conti    100D   9410235D      Storage Station - La Porte                        10610 Fairmont Parkway
Conti    100E   9410235E      Stow Away Self Storage                            2150 Wirt Road
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GACC     101    TA0696        Aggregate Loan Level Information                  Various
GACC     101A   TA06961       Best Western Choice Lodge                         24415 Russell Road
GACC     101B   TA06962       Plaza by the Green                                24415 Russell Road
GACC     102    TA1197        30-60/68 Whitestone Expressway                    30-60/68 Whitestone Expressway& 131-23/35 31st Av
Conti    103    A970025       Peter Harris Plaza Consolidation                  Includes Four Individual Properties
Conti    103A   A970025A      Peter Harris Plaza I - Dewitt                     6870 East Genessee Street
Conti    103B   A970025B      Peter Harris Plaza - East Greenbush               574 Columbia Turnpike
Conti    103C   A970025C      Peter Harris Plaza III - Bethlehem                417 Kenwood Avenue
Conti    103D   A970025D      Peter Harris Plaza IV - Greece                    2695 West Ridge Rd.
MS       104    MS20          Branson Towers Inn                                236 Shepherd of the Hills Exp.
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MS       105    MS21          Sea Venture                                       100 Ocean View Avenue
GACC     106    TA1398        Hollis Gardens                                    102-01-65 185th Street
Conti    107    97C090152     Park Place                                        2000 Mountain View Drive
Conti    108    9510198SN     Phoenix West Plaza                                4344 W. Indian School Road
Conti    109    NY97003       Surrey Carlton Apts.                              45 Ewing Place
GACC     110    BL9702        Woodlake I Apartments                             121 West Esplanade Avenue
MS       111    MS22          Hampton Inn, Rockford                             615 Clark Dr
Conti    112    97-H008       Southport Manor Convalescent Center               930 Mill Hill Terrace
Conti    113    A970037       Fremont Village Square                            3601 Fremont Avenue
RMF      114    CLP001        Clipper Home of Portsmouth                        188 Jones Avenue
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RMF      115    SPUR01        South Pointe @  Town Lake Shopping Center         1105 Parkside Lane
Conti    116    MP-1045       Pecos Market Place                                1574 West 84th Ave.
RMF      117    AVA002        The Bethany Health Care Center                    421 Ocala Drive
Conti    118    HCCA1880      Holiday Inn - Lawton                              3134 NW Cache Road
MS       119    MS23          Hampton Inn, Madison                              4820 Hays Rd
GACC     120    TA1866        Sharp Medical Office                              25485 Medical Center Drive
Conti    121    A960018       Duke Tower Residential Suites                     807 West Trinity Ave.
Conti    122    97-L037       K-Mart,  Des Moines                               2535 Hubbel Ave.
MS       123    MS24          Carefree Cove                                     3273 Northwest 37th Street
GACC     124    TA1809        LCA Intimates                                     6100 South Malt Avenue
-----------------------------------------------------------------------------------------------------------------------------------
GACC     125    TA1565        Sierra Fountain Apartments                        1325 North Sierra Bonita Avenue
RMF      126    HCC009        Heritgage Manor of Springfield                    West Grand Street
Conti    127    9510211SN     Auto Care Plaza                                   23041-23071 Antonio Parkway
Conti    128    97C-100155    Wing Park Shopping Center                         551-589 N. McLean Blvd., et al
Conti    129    A970075       Jefferson Smurfit Office Building                 401 Alton Street
BCMC     130    2655          Park Central Shopping Center                      3220 South Clack Street
MS       131    MS25          North Main Place                                  2645 North Main Place
RMF      132    AVA001        The Trevecca Health Care Center                   329 Murfreesboro Road
Conti    133    97-42-HBS     Hannaford Brothers Supermarket                    3001 Polo Parkway
BCMC     134    2610          Wichita Square Shopping Center                    3916 Kemp Boulevard
-----------------------------------------------------------------------------------------------------------------------------------
GACC     135    TA1532        Gladstone Apts. (Howard Gardens)                  500, 510, 520, 530, 540, 550 E. Gladstone Street
RMF      136    HCC015        Belen Health Care Center                          1831 Sosimo Padilla Boulevard
GACC     137    TA1649        Shalamar Apartments                               1640 Aquarena Springs Drive
Conti    138    A970048       Capitol Steps Apartments                          1633 Bellevue Avenue
MS       139    MS26          LeMans Village                                    5026 Dierker Road
MS       140    MS27          Hampton Inn, Green Bay                            2840 Ramada Way
Conti    141    9510239       Pacific Belgrave                                  6001-6021 Pacific Boulevard
Conti    142    9510164       Pacific Randolph                                  6041-6081 Pacific Blvd.
Conti    143    97C-080018    The Deerhaven/Sunset Consolidation                Comprised of Two Hospitality Properties
Conti    143A   97C-080018A   The Larchwood and Deerhaven Inns                  740 & 750 Crocker Avenue
-----------------------------------------------------------------------------------------------------------------------------------
Conti    143B   97C-080018B   The Sunset Motel                                  133 Asilomar Boulevard
GACC     144    TA1942        Aggregate Loan Level Information                  Various
GACC     144A   TA19421       KANDR Building                                    22 IBM Road
GACC     144B   TA19422       Hark II and Hark III                              1440 Route 9
GACC     145    TA1484        275-277 Forest Avenue                             275-277 Forest Avenue
Conti    146    NYU107        The Waterview                                     28 Lamartine Terrace
RMF      147    CAN003        Cresthaven Nursing Residence                      4400 Gulf Street
BCMC     148    2600          Springbrook Commons Apartments                    5500 North Haverhill Road
BCMC     150    2639          Stonebridge Apartments                            38-48 Dean Street
-----------------------------------------------------------------------------------------------------------------------------------
GACC     151    TA0394        Michael's Plaza Shopping Ctr.                     301 Blanding Boulevard
GACC     152    TA2328        Holiday Inn Express                               341 South Road
BCMC     153    2511          The Willard Building                              1266 Furnace Brook Parkway
RMF      154    MSMF01        Madison Station Apartments, Inc.                  1011 Stephens St.
RMF      155    CLP004        Langdon Place of Nashua                           319 East Dunstable Road
GACC     156    TA0179        Clear Creek Office Park                           4251 Kipling Street
BCMC     157    1006-II       Aggregate Loan Level Information                  Various
BCMC     157A   1006-II1      Cordoba Center                                    110 - 132 Cordorba Center Drive
BCMC     157B   1006-II2      Ponderosa Center                                  100-120 Ponderosa Lane
BCMC     157C   1006-II3      DeSoto Center                                     101-110 Catella - 101-121 DeSota Drive
-----------------------------------------------------------------------------------------------------------------------------------
BCMC     157D   1006-II4      Old Lot Sales Building                            110 Cooper Circle
BCMC     158    2746          Lake Place Shopping Center                        333 South State Street
RMF      159    TCAR01        Taylorville  Corners                              641 Bear Creek Road
GACC     160    TA2073        McKendree Parking Center                          140 6th Avenue North
RMF      161    CLP005        Clipper Home of Rochester                         62 Rochester Hill Road
MS       162    MS28          Hickory Hills                                     1600 West Josephine
GACC     163    TA2404        The Trend Companies                               3721, 3722, & 3801 Catalina Street
GACC     164    TA1534        Peck Road Apartments                              4164 - 4242 Peck Road & 11618 - 11639 Basye Street
Conti    165    28002         Tucker Street Warehouse                           10726 Tucker Street
RMF      166    CAN006        Oakwood Manor                                     225 South Main Street
-----------------------------------------------------------------------------------------------------------------------------------
RMF      167    PVE001        Parc View Estates                                 1055 Holcomb Road
BCMC     168    2594          Northstar Center                                  429 Edwards Access Road
GACC     169    TA1618        Pottsgrove Townhomes                              201 Jay Street
Conti    170    97C-03121     Rosemeade Park Shopping Center                    2515 E. Rosemeade Parkway
RMF      171    MTV001        Mountview Retirement Residence                    2640 Honolulu Avenue
RMF      172    BLR001        Chatsworth Health Care Center                     Hospital Road
RMF      173    BLR002        Fairburn Health Care Center                       178 West Campbellton Road
MS       174    MS29          Extra Space Self Storage                          32455 W. Eight Mile Rd.
RMF      175    CLP002        Clipper Home of Wolfeboro                         39 Clipper Drive
Conti    176    97-3C         Hotel Colonial America                            6483 Richmond Road
-----------------------------------------------------------------------------------------------------------------------------------
RMF      177    HCC008        Standing Stone Health Care Center                 410 West Crawford Avenue
BCMC     179    2601          Metropolitan Center North                         1753, 1755, 1759 Euclid Avenue
Conti    180    26585         Baychester Shopping Center                        1197-1215 East 233rd Street
Conti    181    97C-090144    Kedzie Plaza South                                4754-70 South Kedzie Avenue, 3201-43 W.47th Place
BCMC     182    2571          Borders Books and Music                           162 East Main Street
BCMC     183    2697          189 Dean Street                                   189 Dean Street
GACC     184    TA1521        Pacific Plaza                                     2380-2396 Crenshaw Boulevard
MS       185    MS31          Hampton Inn, LaCrosse                             2110  Rose Street
MS       186    MS30          Hampton Inn, Milwaukee                            5601 N. Lovers Lane Rd
-----------------------------------------------------------------------------------------------------------------------------------
GACC     187    TA0542        Sunset Colony Mobile Home Park                    2400 West Broward Boulevard
RMF      188    JFFR01        Just For Feet - Shafer Plaza                      8373 Westheimer
Conti    189    97-H013       Santa Fe Trail Health Care Center                 Highway 13 South
Conti    190    9410243       The Vault                                         35 South Dove Street
Conti    191    97C-070125    Vallejo Village Shopping Center                   1601 Marine World Parkway
GACC     192    TA2107        Fairmont Square Office Bldg.                      3875 North 44th Street
MS       193    MS32          Comfort Suites - Atlanta                          4820 Massachusetts Boulevard
RMF      194    YVMF01        Yorkshire Village Duplexes and Townhomes          SEC N. Frankford Ave. and Ershine St.
BCMC     195    2793          Souderton Square Shopping Center                  Rt 113 & 309
BCMC     196    2794          Morrisville Square Shopping Center                330-344 West Trenton Avenue
-----------------------------------------------------------------------------------------------------------------------------------
GACC     197    TA1012        Salem Industrial Park                             7 Industrial Way
Conti    198    25018         Abba Apartments                                   720 Carrollwood Village Drive
GACC     199    TA0746        Best Western Cottonwood Inn                       993 South Main Street
Conti    200    97C-0999      Summertree Shopping Center                        12300 Inwood Road
BCMC     201    2391          253 Williams Street                               253 Williams Street
Conti    202    A960040       International Plaza Shopping Center               5979 Buford Highway
MS       203    MS33          Arbor Glen Apartments                             2727 Godby Road
Conti    204    9510192       Avalon Apartments                                 2920 South Chautauqua Avenue
RMF      205    CLP006        Clipper Home of North Conway                      1251 White Mountain Highway
GACC     206    TA1790        95th Street & 1st Avenue                          335-37 East 95th Street & 1841-45 First Avenue
-----------------------------------------------------------------------------------------------------------------------------------
BCMC     207    2403          Mitsubishi                                        300 Third Avenue
Conti    208    97-H012       Red Rocks Care Center                             3720 Church Rock Road
Conti    209    A960038       Montefiore Medical Center                         1500 Blondell Avenue
BCMC     211    1006-IV       Aggregate Loan Level Information                  Various
BCMC     211A   1006-IV1      Chota Center                                      142 - 144 Chota Road
BCMC     211B   1006-IV2      Tennessee Mountain Market                         200 Chota Road
BCMC     211C   1006-IV3      Village Square                                    202 - 228 Chota Road
BCMC     211D   1006-IV4      Mialaquo Center                                   200 Mailaquo Center
Conti    212    9510221SN     Veterans Road Apartments                          91 Veterans Road
-----------------------------------------------------------------------------------------------------------------------------------
MS       213    MS34          Genesis Square                                    1285-1295 Broadway
Conti    214    A970066       Folsom @12th Street                               1585 Folsom St./329-333 12th St.
Conti    215    9410239       A Storage Inn #1 & #4                             Consolidation of Two Self-Storage Properties
Conti    215A   9410239A      A Storage Inn # 1                                 1709 Gause Blvd. West
Conti    215B   9410239B      A Storage Inn # 4                                 2355 East Gause Blvd.
BCMC     216    2675          Chart House Office Building                       115 South Acacia Ave.
Conti    217    9510195SN     Tunkhannock Village Center                        Route 29
GACC     218    TA0809        577 Broadway                                      577 Broadway
BCMC     219    2289          Groton Townhouse Apartments                       52 Litton Avenue
GACC     220    TA1745        Pompano Plaza                                     401-435 North Federal Highway
-----------------------------------------------------------------------------------------------------------------------------------
RMF      221    DMV001        Des Moines Vista Retirement Center                21202 Pacific Highway South
Conti    222    97-H025       Cascade Terrace Nursing Home                      5601 Southeast 122nd Street
Conti    223    HCCA2035      Ramada Inn-Cocoa, FL                              900 Friday Road
Conti    224    MP-1050       Gerbes Shopping Center                            3805 Truman Blvd
Conti    225    9410249       Budget Self Storage- Marlow                       5061 Beech Place
BCMC     226    2437          260 Second Street                                 260 Second Street
Conti    227    96-L014       Springhill Shopping Center                        25 South Main Street
BCMC     228    2795          Doubletree/Blockbuster Center                     698 North Delsea Drive
RMF      229    HLA001        Hidden Lake Townhomes                             4241 Hendrix Drive
Conti    230    A970063       Governor's Plaza                                  600-624 Pennsylvania Street
-----------------------------------------------------------------------------------------------------------------------------------
Conti    231    HCCA1975      Ramada Inn-Florence                               7915 U.S. 42
BCMC     232    2158          Regency Plaza                                     6710 West Central Avenue
Conti    233    9410222       Atlantic Mini Storage - San Pablo                 13951 Beach Boulevard
Conti    234    9410227       Arizona Storage Inns                              20001 North 35th Avenue
GACC     235    TA2144        239 Washington Street                             239 Washington Street
MS       236    MS35          Mini U Storage                                    3900 E. 45th Ave.
Conti    237    MP-1049       Table Mesa Center                                 3600 Table Mesa Drive
Conti    238    2255-09144CM1 Pine Ridge Apartments                             40 Sitterly Road
MS       239    MS36          Aggregate Loan Level Information                  Various
MS       239A   MS36A         United Plumbing - 582 Quaker Hwy.                 582 Quaker Highway
-----------------------------------------------------------------------------------------------------------------------------------
MS       239B   MS36B         United Plumbing - 361 Jefferson Blvd.             361 Jefferson Boulevard
Conti    240    97-L018       9300 East Hampton Drive                           9300 East Hampton Drive
GACC     241    TA1394        4906 El Camino Real                               4906 El Camino Real
Conti    242    A960047       Coit Medical Building                             1630 & 1640 Coit Road
Conti    243    A960033       Commercial Point                                  3601 W. Commercial Blvd.
Conti    245    9610072       Blue Valley Mobile Home Park                      South Eisenman Road
Conti    246    MP-1047       Southgate Plaza Shopping Center                   2012  South Ohio Street
GACC     247    TA1029        Guy Brewer Plaza                                  92-19 to 92-45 Guy Brewer Blvd.,
                                                                                a/k/a 163-05 Archer Av
BCMC     248    2528          West Crest Apartments                             1370 Calle Jules
-----------------------------------------------------------------------------------------------------------------------------------
MS       249    MS38          Oak Harbor Best Western                           33175 State Route 20
Conti    250    9510147       Pico Blvd                                         10510-10526 West Pico Blvd
Conti    251    90145         Terrace Club Apartments                           7402 Heritage Hill Drive
BCMC     252    2516          Granite Mall                                      485 Granite Street
GACC     253    TA1951        Cal-Abco Building                                 2975 Bowers Avenue
RMF      254    CAN002        Renaissance Care Center                           Highway 51 Blacks Hill Drive
RMF      255    FRH001        Forest Hills Care Center                          71-44 Yellowstone Boulevard
Conti    256    97-L019       Airborne Complex/Jo-Ann Fabrics Center            732-736 Vestal Parkway East
RMF      257    BWA001        Bremner Woods Apartments Phase I                  4501 Sprenkle Lane
Conti    258    9410252       Sun City RV & Mini Storage                        18900 North 107th Avenue
-----------------------------------------------------------------------------------------------------------------------------------
Conti    259    9410209       Commerce Freeway Center                           7250 Bandini Blvd
Conti    260    97-H009       Crowne Health Care of Greenville                  408 Country Club Drive
Conti    261    9510150       Holiday Inn Express - Greenfield                  2070 N. State Street
Conti    262    9410241       A Storage Inn #3 & #5                             Consolidation of Two Self-Storage Properties
Conti    262A   9410241A      A Storage Inn #3                                  14500 Chef Menteur Highway
Conti    262B   9410241B      A Storage Inn #5                                  2500 Archbishop Hannan Blvd.
BCMC     263    2385          428 Hudson River Road                             428 Hudson River Road
BCMC     264    2157          Colonial Village Shopping Center                  4400 Heatherdowns Boulevard
MS       265    MS39          AAA County Line Self Storage                      1400 E. County Line Rd.
Conti    266    9410219       Tanglewood Self Storage                           9910 Slaughter Creek Drive
-----------------------------------------------------------------------------------------------------------------------------------
RMF      267    EDFR02        Eckerd Drugs Store                                7941 Tara Boulevard
RMF      268    CLP003        Goodwin's of Exeter                               8 Hampton Road
Conti    269    9410216       Security Public Storage - Pittsburg               701 Bliss Avenue
Conti    270    97C-0128      Briarwood Apartments                              7413-7437 Southwest Highway
GACC     271    TA1335        Tower Apartments                                  1150 South Highway 395
MS       272    MS40          Super 8, Appleton                                 3624  W.College Avenue
Conti    273    MP-1046       Capitol Hill Center                               1155 East 9th Avenue
Conti    274    9510181       Holly-Norm Plaza                                  5065 Hollywood Boulevard
GACC     275    TA2143        84 Washington Street                              82-84 Washington Street
Conti    276    HCCA1800      River Valley Motor Inn                            1611 Highway 71 West
-----------------------------------------------------------------------------------------------------------------------------------
GACC     277    TA1050        392-94 West Broadway                              392-94 West Broadway
Conti    278    9510170       Woodstone Plaza                                   18907-18919 Nordhoff Street
GACC     279    TA2477        Rancho Mission Plaza                              10415-10497 San Diego Mission Road
Conti    280    9410232       Secure Self Storage-Livonia                       12851 Inkster Rd.
Conti    281    9410251       Crocker's Lockers                                 455 Herman Avenue
Conti    282    A970024       Montefiore Medical Center                         1516-1518 Jarret Place
Conti    283    1022          Checkered Flag Car Wash                           5289 Alton Parkway
Conti    284    HCCA2049      Super 8 - Nampa                                   624 Nampa Blvd.
Conti    285    NYU106        Setre Corp.                                       170-190 Jericho Turnpike
GACC     286    TA1533        Park Alamitas Apartments                          1415 Alamitas Avenue
-----------------------------------------------------------------------------------------------------------------------------------
GACC     287    TA1043        October Hills                                     905 Burnside Avenue
Conti    288    97-S020       One Elliot Place                                  One Elliot Place
Conti    289    NYU115        Quaker Villa Shopping Center                      301-399 West Broad Street
Conti    290    97-H006       The Pointe Assisted Living Facilities             5890 Southwest 8th Street
BCMC     291    1755          Ruffin Road Office Park                           3625 & 3665 Ruffin Road
Conti    292    97-S075       South Towne Business Park #4                      135 South State
Conti    293    HCCA2050      Super 8 - Winnemucca                              1157 Winnemucca Boulevard
Conti    294    A970049       Oswego Midtown Center                             First & Cayuga Streets
GACC     295    TA0999        Grand Concourse Apartments                        3175 Grand Concourse at 206th Street
GACC     296    TA1666        Coral Reef Motel                                  400 Park Street
-----------------------------------------------------------------------------------------------------------------------------------
MS       297    MS41          All Storage                                       400 Cove Terrace
Conti    298    9410250       Stonebrook Self-Storage                           8680 Stonebrook Parkway
Conti    299    NYU109        Inwood Properties                                 Comprised of Three Individual Properties
Conti    299A   NYU109A       10 Vermilyea                                      10 Vermilyea Avenue
Conti    299B   NYU109B       17-19 Vermilyea                                   17-19 Vermilyea Avenue
Conti    299C   NYU109C       530 Isham Street                                  530 Isham Street
Conti    300    9510158       Sam Sung Plaza                                    655/661 Keeaumoku Street
Conti    301    A970023       Pacific Sales                                     29900 Hawthorne Blvd.
Conti    302    HCCA2048      Super 8 - Clearfield                              572 North Main Street
GACC     303    TA1024        Silk Greenhouse Building                          340-350 South Federal Highway
-----------------------------------------------------------------------------------------------------------------------------------
Conti    304    NYU117        Kensington Apartments                             17-25 Kensington Avenue
Conti    305    97-L023       K-Mart - Toledo                                   2244 South Reynolds Road
Conti    306    2243-09108    Airborne Freight                                  33 Sharpe Drive
Conti    307    9410217       Newport Business Plaza                            2925 SE Ferry Slip Road
Conti    308    9510149       Aldine Westfield Road                             16723 and 16727 Aldine Westfield Road
Conti    309    HCCA2046      Super 8 - Ankeny                                  206 SE Delaware Avenue
Conti    310    MM005         Lake Worth Village                                4551 Boat Club Road
Conti    311    PMC1003       Edwards Cinema                                    7986 Haven Avenue
Conti    312    9410233       Secure Self Storage-Waterford                     4303 Highland Road
Conti    313    HCCA1925      Econo Lodge- Warrensville                         4353 Northfield Road
-----------------------------------------------------------------------------------------------------------------------------------
Conti    314    97-S088       Westador Shopping Center                          1020 FM 1960 West
Conti    315    26583         845 Gerard Ave.                                   845 Gerard Ave.
Conti    316    MM002         Normandy Manor Apartments                         3013 Northridge Street
Conti    317    9510205       Payless Foods Supermarket                         12301 Norwalk Blvd.
Conti    318    NYU111        39 Queens Boulevard                               39-07 - 39-19 Queens Boulevard
BCMC     319    1001          Moberly Center I & II                             1720-1806Moberly Lane
Conti    320    97-L026       Pier 1 Imports- Larchmont                         1329 Boston Post Road
Conti    321    9510202       Phoenix School                                    650 Willard Drive
Conti    322    MM004         Garden Gate Apartments                            2101 Mustang Road
BCMC     323    2658          Abbott Point Apartments                           204 E. Point Lane
-----------------------------------------------------------------------------------------------------------------------------------
BCMC     324    2785          Old Montecito Firehouse                           1486 East Valley Road
Conti    325    9510171       Town & Country Adult Living                       53 Mountain Avenue
Conti    326    NYU113        Sono Court                                        38-48 & 50 North Main Street
Conti    327    9510190SN     Federal Way Self Storage                          31031 21st Place SW
RMF      328    ITUR01        The Crossing at Indian Trail                      2040 Beaver Ruin Road
Conti    329    97-S067       Chateau Royale Apartments                         1211 East Gadsden Street
Conti    330    97-H010       Fountain Retirement Hotel                         12030 113th Street
Conti    331    A970034       537 Sweeten Creek Industrial Park                 537 Sweeten Creek Industrial Park
Conti    332    97C-0116      53rd Street                                       4630 West 53rd Street
Conti    333    28000         Newington Warehouse                               7234 Fullerton Road
-----------------------------------------------------------------------------------------------------------------------------------
Conti    334    HCCA2047      Super 8 - Boone                                   1715 South Story Street
Conti    335    97099964      Morrow I Office Building                          235 NE Loop 820
Conti    336    NYU110        Jubilee Supermarket                               396 Kenmore Avenue
RMF      337    EDFR01        Eckerd Drugs Store                                1733 Powder Springs Road
RMF      338    FSUR01        Franklin Station                                  1166 Franklin Road
Conti    339    97-S036       Manassas Industrial Park                          9091-9107 Euclid Ave.
RMF      340    HVFR01        Hollywood Video Store - Jacksonville              7121 Merrill Road
Conti    341    97060017      Meadowbrook MHP                                   460 Highway 142 East
Conti    342    97-S039       Suitland Shopping Center                          4805 - 4823  Silver Hill Road
Conti    343    9610066       Youngstown Mobile Home Park                       999 Balmer Road
-----------------------------------------------------------------------------------------------------------------------------------
Conti    344    NYU114        723 St. Nicholas Avenue                           723 St. Nicholas Avenue
Conti    345    97-S093       Patuxent Self Storage                             21502 Great Mills Road
Conti    346    9410223       Okie Storage                                      6015 South Blackwelder
Conti    347    97-S079       Lake Pointe Apartments                            746-748 North 1060 West
Conti    348    97-S035       Scoville Street                                   5610-5700 Scoville Street
BCMC     349    1006-III      Aggregate Loan Level Information                  Various
BCMC     349A   1006-III1     La Plaza Building                                 110 La Plaza West
BCMC     349B   1006-III2     La Plaza Texaco & Convenience Store               140 La Plaza West
Conti    350    97-S038       Suitland Plaza Shopping Center                    4907-4939 Suitland Road
Conti    351    PMC01000      Mimi's Cafe                                       7450 W. Bell Road
-----------------------------------------------------------------------------------------------------------------------------------
Conti    352    26582         3810 Bailey Avenue                                3810 Bailey Avenue
Conti    353    HCCA2045      Super 8 - Abilene                                 2207 North Buckeye Avenue
Conti    354    97-S037       Plaza 28                                          9091-9093 Mathis Avenue
Conti    355    9410230       U-Stor-It Warehouse                               1520 West Broadway Road
Conti    356    9610073       Green River Mobile Home Park                      2415 Caroline Street
Conti    357    97-S051       Camelot Apartments                                3600 - 3606 Spring Garden Street
Conti    358    97-S052       Gilbert Apartments                                4020 Gilbert Ave.
Conti    359    97-S021       House of Carpets & Interiors                      4517 E. Independence Blvd.
Conti    360    97-S087       West Hill Mobile Manor                            2424 South 260th Street
Conti    361    97-S069       Windcrest Apartments                              5005 Manor Road
-----------------------------------------------------------------------------------------------------------------------------------
Conti    362    97-S074       Western Community Bank                            975 South State Road
Conti    363    97-S056       D'Orleans Apartments                              1717-1745 Commonwealth
Conti    364    97-S064       Andrews Avenue                                    2285 Andrews Avenue
Conti    365    97060028      Orange County NECA                                180 South Anita Drive
Conti    366    97-S047       19 Norwich Street                                 19-21 Norwich Street
Conti    367    97-S078       North Meadow Office Building                      475 West 1400 North
Conti    368    97-S072       1615-1619 Pitkin Avenue                           1615-1619 Pitkin Avenue
Conti    369    97-S045       260 Hawthorne Street                              260 Hawthorne Street
Conti    370    97-S043       96 Stedman Street                                 96 Stedman Street
Conti    371    97-S040       Hughes Industrial Center                          9101-9105 Ellis Road
-----------------------------------------------------------------------------------------------------------------------------------
Conti    372    97-S073       Canyon Place Apartments                           6730-6740 SW Canyon Road
Conti    373    97-S077       Executive Warehouse & Storage                     1365-1375 West 1400 North
Conti    374    97-S070       The Retreat Apartments                            4400 Avenue A
Conti    375    97-H007       Nursing Love and Care, Inc.                       1045 West 23rd Street
Conti    376    97-S025       Maple Leaf Office Complex                         2310 First Street
Conti    377    97-S044       223 Islip Avenue                                  223 Islip Avenue
Conti    378    97-S089       3-3A Rose Street                                  3-3A Rose Street
Conti    379    97-S055       Sands Chiropractic                                1701 NE 28th Street


                                                                                                               ORIGINAL
                                                             PROPERTY                   CROSSED                PRINCIPAL
CITY                    STATE                 ZIP CODE         TYPE                   LOAN GROUP                BALANCE
---------------------------------------------------------------------------------------------------------------------------
Brookline               Massachusetts         02167         Multifamily                                       63,187,490
Various                 Various               Various         Various                                         61,500,000
Philadelphia            Pennsylvania          19106         Multifamily
Philadelphia            Pennsylvania          19107         Multifamily
Philadelphia            Pennsylvania          19107         Multifamily
Philadelphia            Pennsylvania          19107         Multifamily
Philadelphia            Pennsylvania          19103         Multifamily
Philadelphia            Pennsylvania          19130         Multifamily
St. Paul                Minnesota             55101         Multifamily
Philadelphia            Pennsylvania          19102         Multifamily
---------------------------------------------------------------------------------------------------------------------------
Harrisburg              Pennsylvania          17101         Multifamily
Philadelphia            Pennsylvania          19104         Multifamily
Philadelphia            Pennsylvania          19107         Multifamily
St. Paul                Minnesota             55101         Multifamily
Elizabethtown           Pennsylvania          17022         Multifamily
Chicago                 Illinois              60607         Multifamily
Pittsburgh              Pennsylvania          15232         Multifamily
West Chester            Pennsylvania          19380         Multifamily
Palmyra                 Pennsylvania          17078         Multifamily
Philadelphia            Pennsylvania          19102         Multifamily
---------------------------------------------------------------------------------------------------------------------------
Philadelphia            Pennsylvania          19103         Multifamily
Philadelphia            Pennsylvania          19106         Multifamily
Philadelphia            Pennsylvania          19106         Multifamily
Various                 Various               Various         Various                                         52,150,000
Atlanta                 Georgia               30350        Self-Storage
Morrow                  Georgia               30260        Self-Storage
Durham                  North Carolina        27713        Self-Storage
Chapel Hill             North Carolina        27707        Self-Storage
Durham                  North Carolina        27705        Self-Storage
Raleigh                 North Carolina        27606        Self-Storage
---------------------------------------------------------------------------------------------------------------------------
Atlanta                 Georgia               30035        Self-Storage
Midland                 Texas                 79703        Self-Storage
Arlington               Texas                 76013        Self-Storage
Raleigh                 North Carolina        27612        Self-Storage
Oklahoma City           Oklahoma              73116        Self-Storage
Smyra                   Georgia               30080        Self-Storage
Stone Moutain           Georgia               30083        Self-Storage
Winston-Salem           North Carolina        27103        Self-Storage
Bedford                 Texas                 76022        Self-Storage
Atlanta                 Georgia               30340        Self-Storage
---------------------------------------------------------------------------------------------------------------------------
Wilmington              North Carolina        28403        Self-Storage
Arlington               Texas                 76010        Self-Storage
El Paso                 Texas                 79924        Self-Storage
Winston-Salem           North Carolina        27105        Self-Storage
Carrolton               Texas                 75006        Self-Storage
Arlington               Texas                 76011        Self-Storage
Grand Prairie           Texas                 75050        Self-Storage
San Angelo              Texas                 76901        Self-Storage
Greenville              South Carolina        29611        Self-Storage
Greensboro              North Carolina        27407        Self-Storage
---------------------------------------------------------------------------------------------------------------------------
Jonesboro               Georgia               30236        Self-Storage
Longview                Texas                 75605        Self-Storage
Norcross                Georgia               30071        Self-Storage
Abilene                 Texas                 79605        Self-Storage
Meridian                Mississippi           39307        Self-Storage
Arlington               Texas                 76015        Self-Storage
Texarkana               Texas                 75503        Self-Storage
Albany                  Georgia               31707        Self-Storage
Meridian                Mississippi           39301        Self-Storage
Arlington               Texas                 76014        Self-Storage
---------------------------------------------------------------------------------------------------------------------------
Fort Worth              Texas                 76112        Self-Storage
Lewisville              Texas                 75067        Self-Storage
Savannah                Georgia               31406        Self-Storage
Greenville              South Carolina        29609        Self-Storage
Augusta                 Georgia               30907        Self-Storage
Columbus                Georgia               31907        Self-Storage
Tyler                   Texas                 75701        Self-Storage
Augusta                 Georgia               30904        Self-Storage
Fort Worth              Texas                 76119        Self-Storage
Mesquite                Texas                 75150        Self-Storage
---------------------------------------------------------------------------------------------------------------------------
Amarillo                Texas                 79106        Self-Storage
Fort Smith              Arkansas              72904        Self-Storage
Macon                   Georgia               31206        Self-Storage
Amarillo                Texas                 79106        Self-Storage
Midwest City            Oklahoma              73110        Self-Storage
Amarillo                Texas                 79104        Self-Storage
Springfield             Missouri              65807        Self-Storage
Nacogdoches             Texas                 75961        Self-Storage
Savannah                Georgia               31406        Self-Storage
Las Cruces              New Mexico            88001        Self-Storage
---------------------------------------------------------------------------------------------------------------------------
Longview                Texas                 75604        Self-Storage
Abilene                 Texas                 79605        Self-Storage
Lufkin                  Texas                 75901        Self-Storage
El Paso                 Texas                 79922        Self-Storage
Texarkana               Texas                 75501        Self-Storage
Odessa                  Texas                 79761        Self-Storage
Warner-Robins           Georgia               31093        Self-Storage
Fort Smith              Arkansas              72908        Self-Storage
Abilene                 Texas                 79603        Self-Storage
Amarillo                Texas                 79109        Self-Storage
---------------------------------------------------------------------------------------------------------------------------
Clovis                  New Mexico            88101        Self-Storage
Lubbock                 Texas                 79404        Self-Storage
Los Angeles             California            90005           Office                                          30,500,000
Greece                  New York              14626       Anchored Retail                                     30,000,000
Caguas                  Puerto Rico           00625       Anchored Retail                                     28,000,000
New York                New York              10022           Office                                          23,500,000
Doraville               Georgia               30340         Multifamily                                       23,000,000
Las Vegas               Nevada                89130         Hospitality                                       22,500,000
Orange Beach            Alabama               36561         Hospitality                                       22,500,000
Brea                    California            92821       Anchored Retail                                     20,000,000
---------------------------------------------------------------------------------------------------------------------------
Arlington               Virginia              22209         Hospitality                                       19,500,000
Cambridge               Massachusetts         02140           Office                                          19,200,000
San Jose                California            95131         Hospitality     9761-HSP(A), (B), (C), (D), (E)   18,470,000
San Jose                California            95122         Multifamily                                       18,500,000
New York                New York              10011           Office                                          17,200,000
Woburn                  Massachusetts         01801         Industrial                                        16,950,000
Jamaica                 New York              11432           Office                TA1369 & TA1029           16,500,000
Various                 Various               Various         Various                                         16,365,000
Canton                  Massachusetts         02021         Multifamily
Canton                  Massachusetts         02021           Office
---------------------------------------------------------------------------------------------------------------------------
Farmers Branch          Texas                 75234           Office                                          15,500,000
Various                 Various               Various         Various                                         14,850,000
Hollywood               Florida               33021       Special Purpose
Lauderhill              Florida               33313       Special Purpose
Lighthouse Point        Florida               33064       Special Purpose
Malden                  Massachusetts         02148       Special Purpose
Nashua                  New Hampshire         03060       Special Purpose
Orlando                 Florida               32822       Special Purpose
Orlando                 Florida               32835       Special Purpose
Pompano Beach           Florida               33062       Special Purpose
---------------------------------------------------------------------------------------------------------------------------
Reading                 Massachusetts         01867       Special Purpose
Palo Alto               California            94306         Hospitality                                       14,000,000
Jacksonville            Florida               32218         Industrial                                        13,500,000
Lakewood                Colorado              80228       Anchored Retail                                     13,380,000
Arvada                  Colorado              80003       Anchored Retail                                     13,280,000
San Antonio             Texas                 78205         Hospitality                                       12,750,000
Vero Beach              Florida               32966       Assisted Living                                     12,750,000
Memphis                 Tennessee             38118       Anchored Retail                                     12,300,000
Carlsbad                California            92008       Assisted Living                                     12,000,000
Various                 Various               Various         Various                                         11,635,000
---------------------------------------------------------------------------------------------------------------------------
Detroit                 Michigan              48227         Multifamily
Detroit                 Michigan              48223         Multifamily
Detroit                 Michigan              48227         Multifamily
Detroit                 Michigan              48227         Multifamily
Detroit                 Michigan              48227         Multifamily
Detroit                 Michigan              48226         Multifamily
Detroit                 Michigan              48226         Multifamily
Detroit                 Michigan              48226         Multifamily
Detroit                 Michigan              48226         Multifamily
Detroit                 Michigan              48226         Multifamily
---------------------------------------------------------------------------------------------------------------------------
Detroit                 Michigan              48226         Multifamily
Detroit                 Michigan              48238         Multifamily
Detroit                 Michigan              48228         Multifamily
Detroit                 Michigan              48226         Multifamily
Detroit                 Michigan              48235         Multifamily
Detroit                 Michigan              48226         Multifamily
Fullerton               California            92835       Anchored Retail                                     11,450,000
San Jose                California            95128         Multifamily                                       11,000,000
Tiburon                 California            94920         Hospitality                                       10,850,000
Kissimmee               Florida               34747         Hospitality     9761-HSP(A), (B), (C), (D), (E)   10,040,000
---------------------------------------------------------------------------------------------------------------------------
Brea                    California            92821       Anchored Retail                                     10,000,000
Hagerstown              Maryland              21742         Industrial                                        10,000,000
New Orleans             Louisiana             70127       Skilled Nursing          HCC001 to HCC016            9,920,000
Yakima                  Washington            98901       Anchored Retail                                      9,700,000
Jacksonville            Florida               32256         Hospitality     9761-HSP(A), (B), (C), (D), (E)    9,520,000
Orlando                 Florida               32817         Multifamily                                        9,300,000
Aurora                  Colorado              80012       Anchored Retail                                      9,160,000
Cookeville              Tennessee             38501       Anchored Retail                                      9,200,000
Atlanta                 Georgia               30328         Multifamily                                        8,900,000
Seattle/Tukwila         Washington            98188         Hospitality     9761-HSP(A), (B), (C), (D), (E)    8,830,000
---------------------------------------------------------------------------------------------------------------------------
Oakland                 California            94606           Office                                           8,800,000
South Pittsburg         Tennessee             37380       Skilled Nursing          HCC001 to HCC016            8,800,000
Orange                  California            92869       Anchored Retail                                      8,500,000
Gaithersburg            Maryland              20878           Office                                           8,500,000
Memphis                 Tennessee             38134       Skilled Nursing          HCC001 to HCC016            8,400,000
Kissimmee               Florida               34746       Special Purpose                                      8,375,000
Philidelphia            Pennsylvania          19144         Multifamily                                        8,200,000
Miami                   Florida               33176         Multifamily                                        8,200,000
New Orleans             Louisiana             70131       Skilled Nursing          HCC001 to HCC016            8,160,000
Natick                  Massachusetts         01760      Unanchored Retail                                     8,000,000
New York                New York              10029           Office                                           8,000,000
Various                 Various               Various         Various      1006-I, 1006-II, 1006III, 1006IV    7,960,000
Bella Vista             Arkansas              72715      Unanchored Retail
Bella Vista             Arkansas              72714       Special Purpose
Bella Vista             Arkansas              72715       Special Purpose
Bella Vista             Arkansas              72714      Unanchored Retail
Bella Vista             Arkansas              72715      Unanchored Retail
Bella Vista             Arkansas              72715      Unanchored Retail
Bella Vista             Arkansas              72715       Anchored Retail
---------------------------------------------------------------------------------------------------------------------------
Bella Vista             Arkansas              72715      Unanchored Retail
Bella Vista             Arkansas              72715      Unanchored Retail
Bella Vista             Arkansas              72715      Unanchored Retail
Fairborn                Ohio                  45324         Multifamily                                        7,800,000
Gaithersburg            Maryland              20877         Industrial                                         7,800,000
Reno                    Nevada                89509       Special Purpose                                      7,800,000
Lexington               Kentucky              40503         Multifamily                                        7,750,000
Jamestown               Tennessee             38556       Skilled Nursing          HCC001 to HCC016            7,760,000
Frederick               Maryland              21704      Unanchored Retail                                     7,750,000
Savannah                Georgia               31405         Hospitality       9761-HSP(A) to 9761-HSP(E)       7,640,000
---------------------------------------------------------------------------------------------------------------------------
Scottsdale              Arizona               85260       Skilled Nursing                                      7,500,000
Fort Lauderdale         Florida               33309      Mobile Home Park                                      7,420,000
Fort Lauderdale         Florida               33324      Mobile Home Park                                      7,300,000
Charlottesville         Virginia              22901         Multifamily                                        7,250,000
Old Lyme Marketplace    Connecticut           06371       Anchored Retail                                      7,200,000
Chicago                 Illinois              60661           Office                                           7,200,000
Morgan Hill             California            95037         Hospitality                                        7,000,000
Yonkers                 New York              10705         Multifamily                                        7,000,000
Fort Lauderdale         Florida               33319      Mobile Home Park                                      6,940,000
---------------------------------------------------------------------------------------------------------------------------
Santa Clara             California            95051         Multifamily                                        6,700,000
Homewood                Alabama               35209         Hospitality                                        6,500,000
St. Albans              West Virginia         25711       Anchored Retail                                      6,400,000
Atlanta                 Georgia               30084         Multifamily                                        6,200,000
Ocala                   Florida               34474       Anchored Retail                                      6,000,000
Harrisonburg            Virginia              22801         Multifamily                                        6,000,000
Hacienda Heights        California            90010       Anchored Retail                                      6,000,000
Murrieta                California            92562       Skilled Nursing                                      6,000,000
Fort Collins            Colorado              80526      Unanchored Retail                                     5,950,000
New York                New York              11238         Multifamily                                        5,900,000
---------------------------------------------------------------------------------------------------------------------------
Various                 Various               Various         Various                                          5,710,000
Branson                 Missouri              65616           Office
Branson                 Missouri              65616           Office
Branson                 Missouri              65616      Unanchored Retail
Branson                 Missouri              65616       Special Purpose
Branson                 Missouri              65616           Office
Lexington               Missouri              64067           Office
Warrensburg             Missouri              64093           Office
Springfield             Missouri              65807           Office
Branson                 Missouri              65616           Office
---------------------------------------------------------------------------------------------------------------------------
Lakewood                Colorado              80227       Anchored Retail                                      5,610,000
New York                New York              10001           Office                                           5,500,000
Milwaukie               Oregon                97267       Assisted Living                                      5,500,000
Fort Worth              Texas                 76140         Industrial                                         5,500,000
Blackman Township       Michigan              49202       Anchored Retail                                      5,500,000
Whitpain Township       Pennsylvania          19422           Office                                           5,500,000
Kansas City             Missouri              64153         Hospitality                                        5,500,000
San Mateo               California            94402         Multifamily                                        5,400,000
---------------------------------------------------------------------------------------------------------------------------
Dallas                  Texas                 75211       Anchored Retail                                      5,400,000
Denver                  Colorado              80224       Anchored Retail                                      5,370,000
South Burlington        Vermont               05403       Anchored Retail                                      5,300,000
Taylor                  Michigan              48180         Multifamily                                        5,300,000
Various                 Various               Various         Various                                          5,245,000
Houston                 Texas                 77072        Self-Storage
Bryan                   Texas                 77807        Self-Storage
Baytown                 Texas                 77521        Self-Storage
La Porte                Texas                 77571        Self-Storage
Houston                 Texas                 77055        Self-Storage
---------------------------------------------------------------------------------------------------------------------------
Various                 Various               Various         Various                                          5,200,000
Kent                    Washington            98032         Hospitality
Kent                    Washington            98032          Mixed Use
New York                New York              11354           Office                                           5,200,000
Various                 Various               Various         Various                                          5,200,000
Dewitt                  New York              13066      Unanchored Retail
East Greenbush          New York              12061      Unanchored Retail
Delmar                  New York              12054      Unanchored Retail
Greece                  New York              14622      Unanchored Retail
Branson                 Missouri              65616         Hospitality                                        5,200,000
---------------------------------------------------------------------------------------------------------------------------
Pismo Beach             California            93449         Hospitality                                        5,100,000
Hollis                  New York              11423         Multifamily                                        5,000,000
Colchester              Vermont               05446           Office                                           5,000,000
Phoenix                 Arizona               85031       Anchored Retail                                      5,000,000
Spring Valley           New York              10977         Multifamily                                        5,000,000
Kenner                  Louisiana             70065         Multifamily                                        5,000,000
Rockford                Illinois              61107         Hospitality                                        4,900,000
Southport               Connecticut           06490       Skilled Nursing                                      4,900,000
Seattle                 Washington            98103          Mixed Use                                         4,835,000
Portsmouth              New Hampshire         03801       Skilled Nursing          CLP001 to CLP006            4,840,000
---------------------------------------------------------------------------------------------------------------------------
Woodstock               Georgia               31089      Unanchored Retail                                     4,800,000
Federal Heights         Colorado              80221       Anchored Retail                                      4,660,000
Nashville               Tennessee             37211       Skilled Nursing          AVA001 and AVA002           4,628,000
Lawton                  Oklahoma              73505         Hospitality                                        4,600,000
Madison                 Wisconsin             53704         Hospitality                                        4,600,000
Murrieta                California            92562           Office                                           4,550,000
Durham                  North Carolina        27701         Hospitality                                        4,600,000
Des Moines              Iowa                  50317       Anchored Retail                                      4,500,000
Lauderdale Lakes        Florida               33309      Mobile Home Park                                      4,400,000
Commerce                California            90040         Industrial                                         4,390,000
---------------------------------------------------------------------------------------------------------------------------
Los Angeles             California            90046         Multifamily                                        4,340,000
Springfield             Missouri              65802       Skilled Nursing          HCC001 to HCC016            4,320,000
Rancho Santa Margarita  California            92688      Unanchored Retail                                     4,317,000
Elgin                   Illinois              60123      Unanchored Retail                                     4,300,000
Alton                   Illinois              62002           Office                                           4,300,000
Abilene                 Texas                 79606      Unanchored Retail                                     4,275,000
High Point              North Carolina        27265       Anchored Retail                                      4,250,000
Nashville               Tennessee             37210       Skilled Nursing          AVA001 and AVA002           4,200,000
Richmond                Virginia              23235       Anchored Retail                                      4,165,000
Wichita Falls           Texas                 76308      Unanchored Retail                                     4,125,000
---------------------------------------------------------------------------------------------------------------------------
Azusa                   California            91702         Multifamily                                        4,107,000
Belen                   New Mexico            87002       Skilled Nursing          HCC001 to HCC016            4,016,100
San Marcos              Texas                 78666         Multifamily                                        4,000,000
Seattle                 Washington            98122          Mixed Use                                         4,000,000
Columbus                Ohio                  43202         Multifamily                                        4,000,000
Green Bay               Wisconsin             54304         Hospitality                                        4,000,000
Huntington Park         California            90255      Unanchored Retail         9510239 & 9510164           4,000,000
Huntington Park         California            90255      Unanchored Retail         9510239 & 9510164           4,000,000
Various                 Various               Various         Various                                          3,975,000
Pacific Grove           California            93950         Hospitality
---------------------------------------------------------------------------------------------------------------------------
Pacific Grove           California            93950         Hospitality
Various                 Various               Various         Various                                          3,900,000
Poughkeepsie            New York              12601           Office
Wappinger               New York              12590           Office
Paramus                 New Jersey            07652           Office                                           3,900,000
Yonkers                 New York              10701         Multifamily                                        3,900,000
Groves                  Texas                 77619       Skilled Nursing       CAN002, CAN003, CAN006         3,900,000
West Palm Beach         Florida               33407         Multifamily                                        3,850,000
Norwood                 Massachusetts         02062         Multifamily                                        3,835,000
---------------------------------------------------------------------------------------------------------------------------
Orange Park             Florida               32073       Anchored Retail                                      3,830,000
Poughkeepsie            New York              12601         Hospitality                                        3,800,000
Quincy                  Massachusetts         02169           Office                                           3,800,000
Smyrna                  Georgia               30080         Multifamily                                        3,800,000
Nashua                  New Hampshire         03602       Assisted Living          CLP001 to CLP006            3,800,000
Wheat Ridge             Colorado              80033           Office                                           3,750,000
Various                 Various               Various         Various      1006-I, 1006-II, 1006-III, 1006-IV  3,697,000
Hot Springs             Arkansas              71909      Unanchored Retail
Hot Springs             Arkansas              71909      Unanchored Retail
Hot Springs             Arkansas              71909      Unanchored Retail
---------------------------------------------------------------------------------------------------------------------------
Hot Springs             Arkansas              71909           Office
Lake Oswego             Oregon                97034      Unanchored Retail                                     3,690,000
Tuscaloosa              Alabama               35405       Anchored Retail                                      3,700,000
Nashville               Tennessee             37203       Special Purpose                                      3,650,000
Rochester               New Hampshire         03867       Skilled Nursing          CLP001 to CLP006            3,640,000
Lakeland                Florida               33803      Mobile Home Park                                      3,600,000
Los Alamitos            California            90720         Industrial                                         3,600,000
El Monte                California            91732         Multifamily             TA1534 & TA1533            3,600,000
Beltsville              Maryland              20705         Industrial                                         3,596,851
Vidor                   Texas                 77662       Skilled Nursing       CAN002, CAN003, CAN006         3,600,000
---------------------------------------------------------------------------------------------------------------------------
Atlanta                 Georgia               30344         Multifamily                                        3,600,000
Edwards                 Colorado              81632      Unanchored Retail                                     3,500,000
West Pottsgrove         Pennsylvania          19464         Multifamily                                        3,500,000
Carrollton              Texas                 75007      Unanchored Retail                                     3,500,000
Montrose                California            91020       Assisted Living                                      3,500,000
Chatsworth              Georgia               30705       Skilled Nursing                                      3,450,000
Fairburn                Georgia               30213       Skilled Nursing                                      3,450,000
Livonia                 Michigan              48152        Self-Storage                                        3,412,500
Wolfeboro               New Hampshire         03894       Skilled Nursing          CLP001 to CLP006            3,440,000
Williamsburg            Virginia              23188         Hospitality                                        3,300,000
---------------------------------------------------------------------------------------------------------------------------
Monterey                Tennessee             38574       Skilled Nursing          HCC001 to HCC016            3,285,900
San Diego               California            92105      Unanchored Retail                                     3,250,000
Bronx                   New York              10466       Anchored Retail                                      3,250,000
Chicago                 Illinois              60632      Unanchored Retail                                     3,250,000
Mount Kisco             New York              10549       Anchored Retail                                      3,225,000
Norwood                 Massachusetts         02062         Industrial                                         3,200,000
Torrance                California            90501      Unanchored Retail                                     3,200,000
LaCrosse                Wisconsin             54603         Hospitality                                        3,200,000
Milwaukee               Wisconsin             53225         Hospitality                                        3,200,000
---------------------------------------------------------------------------------------------------------------------------
Ft. Lauderdale          Florida               33312      Mobile Home Park                                      3,140,000
Houston                 Texas                 77063       Anchored Retail                                      3,150,000
Lexington               Missouri              64067       Skilled Nursing                                      3,100,000
Alexandria              Virginia              22314        Self-Storage                                        3,100,000
Vallejo                 California            94589      Unanchored Retail                                     3,080,000
Phoenix                 Arizona               85018           Office                                           3,069,000
College Park            Georgia               30337         Hospitality                                        3,050,000
Lubbock                 Texas                 79416         Multifamily                                        3,040,000
Souderton               Pennsylvania          18964      Unanchored Retail                                     3,000,000
Morrisville             Pennsylvania          19067      Unanchored Retail                                     3,000,000
---------------------------------------------------------------------------------------------------------------------------
Salem                   New Hampshire         03079         Industrial                                         3,000,000
Gretna                  Louisiana             70056         Multifamily                                        3,000,000
Cottonwood              Arizona               86326         Hospitality                                        3,000,000
Dallas                  Texas                 75244      Unanchored Retail                                     3,000,000
Chelsea                 Massachusetts         02150         Industrial                                         2,950,000
Doraville               Georgia               30340      Unanchored Retail                                     3,000,000
College Park            Georgia               30349         Multifamily                                        2,900,000
Norman                  Oklahoma              73072         Multifamily                                        2,900,000
North Conway            New Hampshire         03860       Skilled Nursing          CLP001 to CLP006            2,920,000
New York                New York              10128         Multifamily                                        2,800,000
---------------------------------------------------------------------------------------------------------------------------
Waltham                 Massachusetts         02154           Office                                           2,800,000
Gallup                  New Mexico            87301       Skilled Nursing                                      2,800,000
Bronx                   New York              10461           Office                                           2,800,000
Various                 Various               Various         Various      1006-I, 1006-II, 1006III, 1006IV    2,720,000
Tellico Village         Tennessee             37774           Office
Tellico Village         Tennessee             37774      Unanchored Retail
Tellico Village         Tennessee             37774      Unanchored Retail
Tellico Village         Tennessee             37774       Anchored Retail
Winthrop                Massachusetts         02152         Multifamily                                        2,700,000
---------------------------------------------------------------------------------------------------------------------------
Chula Vista             California            91911      Unanchored Retail                                     2,656,000
San Francisco           California            94103          Mixed Use                                         2,650,000
Various                 Various               Various         Various                                          2,605,000
Slidell                 Louisiana             70460        Self-Storage
Slidell                 Louisiana             70461        Self-Storage
Solana Beach            California            92075           Office                                           2,600,000
Tunkhannock             Pennsylvania          18657       Anchored Retail                                      2,600,000
New York                New York              10012          Mixed Use                                         2,600,000
Groton                  Connecticut           06340         Multifamily                                        2,575,000
Pompano Beach           Florida               33062      Unanchored Retail                                     2,500,000
---------------------------------------------------------------------------------------------------------------------------
Sea Tac                 Washington            98198       Assisted Living                                      2,500,000
Portland                Oregon                97238       Skilled Nursing                                      2,500,000
Cocoa                   Florida               32926         Hospitality                                        2,460,000
Jefferson City          Missouri              65109       Anchored Retail          MP-1050 & MP-1047           2,410,000
Temple Hills            Maryland              20748        Self-Storage                                        2,400,000
Chelsa                  Massachusetts         02150         Industrial                                         2,400,000
Hellertown              Pennsylvania          18055       Anchored Retail                                      2,400,000
Glassboro,              New Jersey            08028      Unanchored Retail                                     2,362,500
Forest Park             Georgia               30297         Multifamily                                        2,350,000
Denver                  Colorado              80203         Multifamily                                        2,320,000
---------------------------------------------------------------------------------------------------------------------------
Florence                Kentucky              41042         Hospitality                                        2,300,000
Toledo                  Ohio                  43617      Unanchored Retail                                     2,296,030
Jacksonville            Florida               32224        Self-Storage                                        2,300,000
Phoenix                 Arizona               85027        Self-Storage                                        2,250,000
Jersey City             New Jersey            07303           Office                                           2,230,000
Denver                  Colorado              80216        Self-Storage                                        2,210,000
Boulder                 Colorado              80303       Anchored Retail                                      2,210,000
Half Moon               New York              12065         Multifamily                                        2,205,000
Various                 Various               Various         Various                                          2,200,000
Uxbridge                Massachusetts         01569         Industrial
---------------------------------------------------------------------------------------------------------------------------
Warwick                 Rhode Island          02886         Industrial
Capitol Heights         Maryland              20743         Industrial                                         2,200,000
Los Altos               California            94022           Office                                           2,175,000
Plano                   Texas                 75075           Office                                           2,175,000
Ft. Lauderdale          Florida               33309         Industrial                                         2,180,000
Boise                   Idaho                 83705      Mobile Home Park                                      2,150,000
Salina                  Kansas                67401       Anchored Retail          MP-1050 & MP-1047           2,130,000
Jamaica                 New York              11433      Unanchored Retail          TA1369 & TA1029            2,100,000
Vista                   California            92084         Multifamily                                        2,100,000
---------------------------------------------------------------------------------------------------------------------------
Oak Harbor              Washington            98277         Hospitality                                        2,100,000
Los Angeles             California            90064          Mixed Use                                         2,100,000
Temple Terrace          Florida               33637         Multifamily                                        2,080,000
Braintree               Massachusetts         02184      Unanchored Retail                                     2,000,000
Santa Clara             California            95051           Office                                           2,000,000
Gainesville             Texas                 76240       Skilled Nursing       CAN002, CAN003, CAN006         2,000,000
Forest Hills            New York              11375       Skilled Nursing                                      2,000,000
Vestal                  New York              13850      Unanchored Retail                                     2,000,000
Richmond                Virginia              23228         Multifamily                                        2,000,000
Sun City                Arizona               85373        Self-Storage                                        2,000,000
---------------------------------------------------------------------------------------------------------------------------
Commerce                California            90040         Industrial                                         2,000,000
Greenville              Alabama               36037       Skilled Nursing                                      2,000,000
Greenfield              Indiana               46140         Hospitality                                        1,950,000
Various                 Various               Various         Various                                          1,910,000
New Orleans             Louisiana             70129        Self-Storage
Meraux                  Louisiana             70075        Self-Storage
Half Moon               New York              12188         Industrial                                         1,910,000
Toledo                  Ohio                  43617      Unanchored Retail                                     1,900,000
Littleton               Colorado              80126        Self-Storage                                        1,885,000
Austin                  Texas                 78748        Self-Storage                                        1,875,000
---------------------------------------------------------------------------------------------------------------------------
Jonesboro               Georgia               30274       Anchored Retail                                      1,870,000
Exeter                  New Hampshire         03833       Skilled Nursing          CLP001 to CLP006            1,860,000
Pittsburg               California            94565        Self-Storage                                        1,825,000
Worth                   Illinois              60482         Multifamily                                        1,824,000
Hermiston               Oregon                97838         Multifamily                                        1,800,000
Grand Chute             Wisconsin             54914         Hospitality                                        1,800,000
Denver                  Colorado              80218       Anchored Retail                                      1,790,000
Hollywood               California            90038      Unanchored Retail                                     1,775,000
Hoboken                 New Jersey            07030           Office                                           1,750,000
LaGrange                Texas                 78945         Hospitality                                        1,760,000
---------------------------------------------------------------------------------------------------------------------------
New York                New York              10012          Mixed Use                                         1,750,000
Northridge              California            91324           Office                                           1,750,000
San Diego               California            92108      Unanchored Retail                                     1,730,000
Livonia                 Michigan              48150        Self-Storage                                        1,700,000
Watsonville             California            95076        Self-Storage                                        1,700,000
Bronx                   New York              10461           Office                                           1,700,000
Irvine                  California            92714       Special Purpose                                      1,660,000
Nampa                   Idaho                 83687         Hospitality                                        1,650,000
Syosset                 New York              11791          Mixed Use                                         1,650,000
Monrovia                California            91016         Multifamily             TA1534 & TA1533            1,628,000
---------------------------------------------------------------------------------------------------------------------------
East Hartford           Connecticut           06108         Multifamily                                        1,600,000
Fairfield               Connecticut           06430           Office                                           1,600,000
Quakertown              Pennsylvania          18951       Anchored Retail                                      1,600,000
West Miami              Florida               33144       Assisted Living                                      1,580,000
San Diego               California            92123           Office                                           1,560,000
Lindon                  Utah                  84042      Unanchored Retail                                     1,550,000
Winnemucca              Nevada                89446         Hospitality                                        1,550,000
Oswego                  New York              13126       Anchored Retail                                      1,550,000
New York                New York              10458         Multifamily                                        1,530,000
Alameda                 California            94501         Hospitality                                        1,500,000
---------------------------------------------------------------------------------------------------------------------------
Copperas Cove           Texas                 76522        Self-Storage                                        1,500,000
Frisco                  Texas                 75034        Self-Storage                                        1,500,000
Various                 Various               Various         Various                                          1,500,000
New York                New York              10034         Multifamily
New York                New York              10034         Multifamily
New York                New York              10034         Multifamily
Honolulu                Hawaii                96814          Mixed Use                                         1,500,000
Rolling Hills Estates   California            90274      Unanchored Retail                                     1,500,000
Clearfield              Utah                  84015         Hospitality                                        1,400,000
Deerfield Beach         Florida               33441      Unanchored Retail                                     1,400,000
---------------------------------------------------------------------------------------------------------------------------
Jersey City             New Jersey            07304         Multifamily                                        1,400,000
Toledo                  Ohio                  43614       Anchored Retail                                      1,400,000
Cranston                Rhode Island          02920         Industrial                                         1,375,000
Newport                 Oregon                97365         Industrial                                         1,370,000
Houston                 Texas                 77032         Industrial                                         1,350,000
Ankeny                  Iowa                  50021         Hospitality                                        1,340,000
Lake Worth              Texas                 76135       Assisted Living                                      1,330,000
Rancho Cucamonga        California            91730      Unanchored Retail                                     1,330,000
Waterford               Michigan              48328        Self-Storage                                        1,300,000
Warrensville Heights    Ohio                  44128         Hospitality                                        1,300,000
---------------------------------------------------------------------------------------------------------------------------
Houston                 Texas                 77090      Unanchored Retail                                     1,300,000
Bronx                   New York              10451         Multifamily                                        1,300,000
Sherman                 Texas                 75090         Multifamily                                        1,300,000
Norwalk                 California            90650      Unanchored Retail                                     1,280,000
Long Island City        New York              11104      Unanchored Retail                                     1,275,000
Bentonville             Arkansas              72712           Office                                           1,246,000
Mamaroneck              New York              10538       Anchored Retail                                      1,250,000
Folsom                  California            95630       Special Purpose                                      1,225,000
Alvin                   Texas                 77511         Multifamily                                        1,225,000
East Lansing            Michigan              48823         Multifamily                                        1,200,000
---------------------------------------------------------------------------------------------------------------------------
Montecito               California            93108           Office                                           1,200,000
Mount Kisco             New York              10549       Assisted Living                                      1,200,000
South Norwalk           Connecticut           06854          Mixed Use                                         1,200,000
Federal Way             Washington            98023        Self-Storage                                        1,200,000
Norcross                Georgia               30093      Unanchored Retail                                     1,200,000
Pensacola               Florida               32501         Multifamily                                        1,175,000
Youngtown               Arizona               85363       Assisted Living                                      1,150,000
Asheville               North Carolina        28803         Industrial                                         1,070,000
Chicago                 Illinois              60632         Industrial                                         1,070,000
Springfield             Virginia              22150         Industrial                                         1,067,600
---------------------------------------------------------------------------------------------------------------------------
Boone                   Iowa                  50036         Hospitality                                        1,030,000
Hurst                   Texas                 76053           Office                                           1,000,000
Buffalo                 New York              14223       Anchored Retail                                      1,000,000
Marietta                Georgia               30064       Anchored Retail                                      1,000,000
Marietta                Georgia               30067      Unanchored Retail                                     1,000,000
Manassas                Virginia              20110         Industrial                                           975,000
Jacksonville            Florida               32277       Anchored Retail                                        975,000
Covington               Georgia               30014      Mobile Home Park                                        966,000
Suitland                Maryland              20746      Unanchored Retail         97-S039 & 97-S038             960,000
Porter                  New York              14174      Mobile Home Park                                        950,000
---------------------------------------------------------------------------------------------------------------------------
New York                New York              10031         Multifamily                                          925,000
Lexington Park          Maryland              20653        Self-Storage                                          850,000
Oklahoma City           Oklahoma              73159        Self-Storage                                          850,000
Orem                    Utah                  84057         Multifamily                                          830,000
Baileys Crossroads      Virginia              22041         Industrial                                           830,000
Various                 Various               Various         Various      1006-I, 1006-II, 1006III, 1006IV      823,000
Hot Springs Village     Arkansas              71909      Unanchored Retail
Hot Springs Village     Arkansas              71909      Unanchored Retail
Suitland                Maryland              20746      Unanchored Retail         97-S039 & 97-S038             810,000
Glendale                Arizona               85308      Unanchored Retail                                       800,000
---------------------------------------------------------------------------------------------------------------------------
Bronx                   New York              10463         Multifamily                                          800,000
Abilene                 Kansas                67410         Hospitality                                          770,000
Manassas                Virginia              20110      Unanchored Retail                                       770,000
Mesa                    Arizona               85202        Self-Storage                                          750,000
Dickinson               Texas                 77539      Mobile Home Park                                        695,000
Philadelphia            Pennsylvania          19104         Multifamily                                          650,000
Dallas                  Texas                 75219         Multifamily                                          625,000
Charlotte               North Carolina        28205      Unanchored Retail                                       615,000
Kent                    Washington            98032      Mobile Home Park                                        575,000
Austin                  Texas                 78723         Multifamily                                          574,000
---------------------------------------------------------------------------------------------------------------------------
Pleasant Grove          Utah                  84062      Unanchored Retail         97-S074, 97-S078              550,000
Houston                 Texas                 77006         Multifamily                                          540,000
Bronx                   New York              10468         Multifamily                                          500,000
Orange                  California            92868           Office                                             500,000
Worcester               Massachusetts         01608           Office                                             475,000
Orem                    Utah                  84057           Office               97-S074, 97-S078              475,000
Brooklyn                New York              11212      Unanchored Retail                                       430,000
Brooklyn                New York              11225         Multifamily                                          410,000
Lowell                  Massachusetts         01851         Industrial                                           360,000
Melbourne               Florida               32904         Industrial                                           345,000
----------------------------------------------------------------------------------------------------------------------------
Portland                Oregon                97225         Multifamily                                          340,000
Orem                    Utah                  84057        Self-Storage                                          300,000
Austin                  Texas                 78751         Multifamily                                          275,000
Hialeah                 Florida               33010       Assisted Living                                        265,000
Tillamook               Oregon                97141           Office                                             260,000
Islip                   New York              11751      Unanchored Retail                                       234,500
Dover                   New Hampshire         03820         Multifamily                                          178,000
Pompano Beach           Florida               33064           Office                                             150,000


                  % OF AGGREGATE
  CUT-OFF DATE     CUT-OFF DATE                               SERVICING     ORIGINAL         REMAINING       ORIGINAL
    PRINCIPAL       PRINCIPAL        INTEREST        MORTGAGE    FEE         TERM TO          TERM TO      AMORTIZATION
     BALANCE         BALANCE      ACCRUAL METHOD       RATE     RATE     MATURITY OR ARD  MATURITY OR ARD      TERM
-------------------------------------------------------------------------------------------------------------------------
   63,109,462          3.40         Actual/360         6.760   0.02250         120              119            373
   61,500,000          3.32           30/360           7.461   0.02250         120              117            336








-------------------------------------------------------------------------------------------------------------------------










-------------------------------------------------------------------------------------------------------------------------



   52,061,172          2.81         Actual/360         7.472   0.02250         120              118            376






-------------------------------------------------------------------------------------------------------------------------










-------------------------------------------------------------------------------------------------------------------------










-------------------------------------------------------------------------------------------------------------------------










-------------------------------------------------------------------------------------------------------------------------










-------------------------------------------------------------------------------------------------------------------------










-------------------------------------------------------------------------------------------------------------------------










-------------------------------------------------------------------------------------------------------------------------


   30,429,599          1.64           30/360           7.350   0.02250         120              117            360
   29,965,579          1.62         Actual/360         7.625   0.11000         120              119            376
   27,955,965          1.51           30/360           7.225   0.02250         120              118            360
   23,417,541          1.26           30/360           7.843   0.02250         120              115            360
   23,000,000          1.24         Actual/360         7.150   0.11000         120              117            375
   22,425,612          1.21           30/360           7.750   0.02250         119              116            300
   22,386,920          1.21         Actual/360         8.540   0.14250         240              237            240
   19,968,453          1.08           30/360           7.210   0.09750         240              238            360
-------------------------------------------------------------------------------------------------------------------------
   19,406,230          1.05         Actual/360         8.875   0.09750         300              295            300
   19,169,231          1.03           30/360           7.130   0.03500         144              142            360
   18,470,000          1.00           30/360           8.040   0.09750         120              120            288
   18,429,585          0.99         Actual/360         7.660   0.09750         120              115            360
   17,187,107          0.93           30/360           7.450   0.02250         120              119            360
   16,950,000          0.91           30/360           7.140   0.03500         120              120            324
   16,487,755          0.89           30/360           7.500   0.02250         119              118            360
   16,338,514          0.88           30/360           7.080   0.03500         120              118            360


-------------------------------------------------------------------------------------------------------------------------
   15,436,550          0.83           30/360           8.000   0.09750         120              114            360
   14,587,046          0.79           30/360           9.750   0.09750         180              173            180








-------------------------------------------------------------------------------------------------------------------------

   13,953,219          0.75         Actual/360         8.130   0.09750         120              117            300
   13,438,883          0.72           30/360           9.000   0.09750          60               55            300
   13,335,747          0.72         Actual/360         7.470   0.09750         180              176            360
   13,236,077          0.71         Actual/360         7.470   0.09750         180              176            360
   12,750,000          0.69           30/360           7.870   0.09750         120              119            288
   12,719,170          0.69           30/360           7.150   0.02250         120              118            300
   12,258,387          0.66         Actual/360         8.310   0.06750         180              175            360
   11,937,167          0.64         Actual/360         8.310   0.28250         300              295            300
   11,616,538          0.63           30/360           7.180   0.02250         180              178            360
-------------------------------------------------------------------------------------------------------------------------










-------------------------------------------------------------------------------------------------------------------------






   11,416,416          0.62         Actual/360         7.600   0.02250         120              116            376
   10,979,428          0.59         Actual/360         6.890   0.02250         120              118            373
   10,816,809          0.58         Actual/360         8.220   0.02250         180              177            311
   10,040,000          0.54           30/360           8.040   0.09750         120              120            288
-------------------------------------------------------------------------------------------------------------------------
    9,987,302          0.54         Actual/360         7.060   0.09750         300              299            360
    9,954,489          0.54         Actual/360         8.000   0.09750         120              116            300
    9,898,453          0.53         Actual/360         8.260   0.27250         180              177            360
    9,684,970          0.52           30/360           7.300   0.09750         120              118            360
    9,520,000          0.51           30/360           8.040   0.09750         120              120            288
    9,256,343          0.50         Actual/360         7.370   0.02250         120              116            309
    9,129,704          0.49         Actual/360         7.470   0.09750         180              176            360
    9,122,871          0.49         Actual/360         8.350   0.06750         193              188            240
    8,868,778          0.48         Actual/365         8.310   0.06750         120              114            360
    8,830,000          0.48           30/360           8.040   0.09750         120              120            288
-------------------------------------------------------------------------------------------------------------------------
    8,800,000          0.47           30/360           7.040   0.02250         120              120            360
    8,780,886          0.47         Actual/360         8.260   0.27250         180              177            360
    8,487,914          0.46           30/360           7.730   0.09750         240              238            360
    8,477,247          0.46           30/360           8.063   0.09750         120              116            360
    8,381,755          0.45         Actual/360         8.260   0.27250         180              177            360
    8,327,355          0.45           30/360           9.300   0.09750         120              112            324
    8,187,117          0.44           30/360           7.230   0.02250         120              118            360
    8,173,567          0.44         Actual/360         7.625   0.09750         120              116            360
    8,142,276          0.44         Actual/360         8.260   0.27250         180              177            360
    7,983,324          0.43           30/360           7.860   0.03500         120              117            360
    7,959,882          0.43           30/360           8.375   0.09750         120              115            300
    7,948,840          0.43           30/360           7.800   0.03500         120              118            360







-------------------------------------------------------------------------------------------------------------------------



    7,778,721          0.42         Actual/360         7.960   0.02250         120              116            378
    7,774,370          0.42         Actual/360         8.250   0.09750         120              117            300
    7,772,678          0.42         Actual/360         8.750   0.09750         120              118            240
    7,737,408          0.42           30/360           7.060   0.02250         120              118            360
    7,734,537          0.42         Actual/360         8.260   0.27250         120              117            300
    7,718,275          0.42           30/360           8.000   0.09750         180              174            360
    7,640,000          0.41           30/360           8.040   0.09750         120              120            288
-------------------------------------------------------------------------------------------------------------------------
    7,484,433          0.40         Actual/360         8.541   0.28250         180              177            360
    7,407,772          0.40         Actual/360         7.680   0.02250         120              118            377
    7,287,970          0.39         Actual/360         7.680   0.02250         120              118            377
    7,226,803          0.39         Actual/360         7.670   0.06750         180              176            360
    7,188,665          0.39           30/360           7.220   0.02250         120              118            360
    7,162,166          0.39           30/360           8.086   0.09750         120              115            300
    6,982,686          0.38         Actual/360         7.560   0.02250         120              118            309
    6,968,694          0.38         Actual/360         8.125   0.09750         180              176            300
    6,928,563          0.37         Actual/360         7.680   0.02250         120              118            377
-------------------------------------------------------------------------------------------------------------------------
    6,687,984          0.36         Actual/360         7.150   0.02250         120              118            374
    6,483,862          0.35         Actual/360         8.000   0.06750         120              118            300
    6,400,000          0.35           30/360           7.710   0.02250         120              120            360
    6,174,569          0.33           30/360           7.990   0.06750         120              114            360
    5,984,328          0.32         Actual/360         7.570   0.06750          84               82            300
    5,980,802          0.32         Actual/360         7.670   0.06750         180              176            360
    5,950,563          0.32         Actual/360         8.120   0.02250         240              235            246
    5,950,561          0.32           30/360           8.350   0.11750         120              115            240
    5,929,973          0.32           30/360           8.050   0.09750         180              175            360
    5,886,215          0.32           30/360           7.410   0.02250         120              119            210
-------------------------------------------------------------------------------------------------------------------------
    5,702,558          0.31           30/360           8.160   0.03500         120              118            360









-------------------------------------------------------------------------------------------------------------------------
    5,591,445          0.30         Actual/360         7.470   0.09750         180              176            360
    5,492,519          0.30           30/360           7.950   0.02250         120              118            360
    5,486,701          0.30           30/360           7.150   0.02250         120              118            300
    5,486,276          0.30         Actual/360         7.495   0.02250         120              118            309
    5,485,651          0.30         Actual/360         7.580   0.09750         120              118            300
    5,485,120          0.30           30/360           8.010   0.03500         120              116            360
    5,478,421          0.30           30/360           8.490   0.09750         120              116            300
    5,389,770          0.29         Actual/360         6.810   0.02250         120              118            373
-------------------------------------------------------------------------------------------------------------------------
    5,384,034          0.29         Actual/360         7.560   0.02250         120              116            376
    5,352,239          0.29         Actual/360         7.470   0.09750         180              176            360
    5,290,941          0.29         Actual/360         7.450   0.02250         120              118            376
    5,280,184          0.28         Actual/360         7.330   0.09750         120              117            300
    5,231,589          0.28         Actual/360         7.750   0.09750         120              118            300





-------------------------------------------------------------------------------------------------------------------------
    5,189,970          0.28           30/360           8.550   0.02250         120              118            300


    5,192,156          0.28           30/360           7.435   0.02250          84               82            360
    5,177,909          0.28           30/360           8.000   0.09750         120              116            300




    5,174,373          0.28         Actual/360         8.190   0.02250         120              115            311
-------------------------------------------------------------------------------------------------------------------------
    5,088,018          0.27         Actual/360         7.940   0.02250         120              118            310
    4,996,100          0.27           30/360           7.250   0.02250         120              119            360
    4,990,781          0.27         Actual/360         7.500   0.09750         120              118            360
    4,987,693          0.27         Actual/360         7.500   0.14250         120              117            360
    4,956,956          0.27         Actual/360         8.125   0.09750         240              235            240
    4,952,767          0.27           30/360           7.090   0.02250         120              117            180
    4,880,948          0.26         Actual/360         7.360   0.11000         120              118            245
    4,873,824          0.26           30/360           9.125   0.11750         120              114            300
    4,821,862          0.26           30/360           7.850   0.09750         180              177            324
    4,788,063          0.26         Actual/360         9.140   0.37880          36               24            300
-------------------------------------------------------------------------------------------------------------------------
    4,782,819          0.26         Actual/360         7.640   0.06750         120              117            300
    4,644,587          0.25         Actual/360         7.470   0.09750         180              176            360
    4,616,083          0.25         Actual/360         7.690   0.27250         108              106            300
    4,588,744          0.25         Actual/360         8.125   0.09750         120              118            300
    4,582,114          0.25         Actual/360         7.360   0.11000         120              118            245
    4,546,300          0.25           30/360           7.040   0.02250         120              119            360
    4,494,343          0.24           30/360           9.250   0.09750         120              105            240
    4,486,742          0.24         Actual/360         7.200   0.09750         288              286            288
    4,392,749          0.24         Actual/360         7.680   0.02250         120              118            377
    4,380,029          0.24           30/360           7.431   0.02250         120              117            360
-------------------------------------------------------------------------------------------------------------------------
    4,333,089          0.23           30/360           7.162   0.02250         120              118            360
    4,310,617          0.23         Actual/360         8.260   0.27250         180              177            360
    4,303,646          0.23         Actual/360         7.875   0.14250         120              116            360
    4,292,947          0.23         Actual/360         7.375   0.09750         120              119            300
    4,292,202          0.23         Actual/360         7.625   0.09750         180              178            360
    4,275,000          0.23           30/360           7.410   0.03500         120              120            360
    4,242,816          0.23         Actual/360         7.520   0.02250         180              178            376
    4,189,185          0.23         Actual/360         7.690   0.27250         108              106            300
    4,145,452          0.22         Actual/360         7.780   0.09750         240              236            300
    4,125,000          0.22           30/360           7.160   0.03500         120              120            360
-------------------------------------------------------------------------------------------------------------------------
    4,100,909          0.22           30/360           7.520   0.02250         180              178            360
    4,002,922          0.22         Actual/360         8.260   0.27250          60               57            300
    3,993,870          0.22           30/360           7.355   0.02250         120              118            360
    3,993,293          0.22           30/360           6.900   0.09750         180              178            360
    3,989,353          0.22         Actual/360         7.020   0.02250         120              118            308
    3,984,447          0.21         Actual/360         7.360   0.11000         120              118            245
    3,983,007          0.21           30/360           8.000   0.09750         120              116            300
    3,983,007          0.21           30/360           8.000   0.09750         120              116            300
    3,966,070          0.21         Actual/360         8.875   0.09750         120              118            300

-------------------------------------------------------------------------------------------------------------------------

    3,896,936          0.21           30/360           7.214   0.02250         120              119            360


    3,894,199          0.21           30/360           7.505   0.02250         120              118            360
    3,882,558          0.21         Actual/360         8.125   0.09750         180              176            300
    3,880,941          0.21         Actual/360         9.110   0.29250         120              114            300
    3,841,251          0.21           30/360           7.540   0.03500         172              170            300
    3,828,793          0.21           30/360           7.080   0.03500         120              118            360
-------------------------------------------------------------------------------------------------------------------------
    3,818,233          0.21           30/360           8.500   0.02250         120              115            360
    3,800,000          0.20           30/360           7.180   0.02250         120              120            300
    3,794,182          0.20           30/360           7.360   0.03500         120              118            360
    3,792,994          0.20         Actual/360         7.500   0.06750         120              118            360
    3,759,223          0.20         Actual/360         9.140   0.37880          36               24            300
    3,742,937          0.20           30/360           8.360   0.02250         120              117            360
    3,691,817          0.20           30/360           7.800   0.03500         120              118            360



-------------------------------------------------------------------------------------------------------------------------

    3,686,056          0.20           30/360           7.900   0.03500         120              119            300
    3,682,444          0.20         Actual/360         7.530   0.06750         216              214            216
    3,645,700          0.20           30/360           7.340   0.02250         120              119            299
    3,600,940          0.19         Actual/360         9.140   0.37880          36               24            300
    3,593,757          0.19         Actual/360         7.360   0.02250         120              118            375
    3,593,443          0.19           30/360           7.430   0.02250         240              239            240
    3,591,967          0.19           30/360           7.520   0.02250         180              177            360
    3,583,721          0.19         Actual/360         7.500   0.09750         120              117            300
    3,582,407          0.19         Actual/360         9.110   0.29250         120              114            300
-------------------------------------------------------------------------------------------------------------------------
    3,570,786          0.19           30/360           8.370   0.06750         144              136            300
    3,500,000          0.19           30/360           7.430   0.03500         120              120            300
    3,497,162          0.19           30/360           7.055   0.02250         120              119            360
    3,488,572          0.19         Actual/360         8.295   0.09750         120              117            300
    3,480,771          0.19         Actual/360         7.990   0.27250         300              295            300
    3,421,604          0.18         Actual/360         8.506   0.28250         240              235            240
    3,421,604          0.18         Actual/360         8.506   0.28250         240              235            240
    3,403,768          0.18         Actual/360         7.310   0.02250         120              118            309
    3,403,086          0.18         Actual/360         9.140   0.37880          36               24            300
    3,292,729          0.18         Actual/360         9.050   0.09750         120              118            300
-------------------------------------------------------------------------------------------------------------------------
    3,275,118          0.18         Actual/360         8.260   0.27250          60               57            300
    3,250,000          0.18           30/360           7.750   0.03500         120              120            240
    3,241,264          0.17         Actual/360         7.330   0.09750         180              178            300
    3,238,745          0.17         Actual/360         7.875   0.09750         120              117            300
    3,219,943          0.17           30/360           7.240   0.03500         120              118            360
    3,200,000          0.17           30/360           7.540   0.03500         120              120            300
    3,195,302          0.17           30/360           7.570   0.02250         120              118            360
    3,187,558          0.17         Actual/360         7.360   0.11000         120              118            245
    3,187,558          0.17         Actual/360         7.360   0.11000         120              118            245
-------------------------------------------------------------------------------------------------------------------------
    3,137,716          0.17           30/360           7.600   0.02250         120              119            360
    3,129,039          0.17         Actual/360         7.800   0.06750         101               97            252
    3,086,049          0.17         Actual/360         8.080   0.11750         120              116            300
    3,079,636          0.17           30/360           8.350   0.09750         120              116            240
    3,076,237          0.17         Actual/360         7.625   0.09750         120              119            360
    3,064,282          0.17           30/360           7.340   0.02250         120              118            360
    3,042,883          0.16         Actual/360         7.990   0.02250         120              118            310
    3,034,541          0.16         Actual/360         7.700   0.06750         120              118            360
    3,000,000          0.16         Actual/360         7.130   0.03500         120              120            360
    3,000,000          0.16         Actual/360         7.130   0.03500         120              120            360
-------------------------------------------------------------------------------------------------------------------------
    2,997,776          0.16           30/360           7.505   0.02250         120              119            360
    2,994,280          0.16         Actual/360         7.250   0.09750         120              118            360
    2,988,995          0.16         Actual/360         8.890   0.02250         120              116            313
    2,986,583          0.16         Actual/360         8.125   0.09750         120              116            300
    2,950,000          0.16           30/360           7.160   0.03500         180              180            360
    2,946,349          0.16           30/360           9.375   0.09750         120              108            240
    2,892,152          0.16         Actual/360         8.000   0.11000          84               80            378
    2,890,903          0.16         Actual/360         7.790   0.09750         120              116            360
    2,888,666          0.16         Actual/360         9.140   0.37880          36               24            300
    2,800,000          0.15           30/360           7.200   0.02250         120              120            360
-------------------------------------------------------------------------------------------------------------------------
    2,793,814          0.15           30/360           7.570   0.03500          82               79            360
    2,792,983          0.15         Actual/360         7.920   0.11750         120              118            300
    2,734,302          0.15           30/360           9.500   0.09750         180              171            180
    2,716,187          0.15           30/360           7.800   0.03500         120              118            360




    2,691,818          0.15         Actual/360         8.000   0.14250          60               56            360
-------------------------------------------------------------------------------------------------------------------------
    2,647,870          0.14         Actual/360         8.150   0.02250         120              115            379
    2,643,743          0.14           30/360           7.300   0.09750         120              118            300
    2,598,485          0.14         Actual/360         7.938   0.09750         180              178            300


    2,594,130          0.14           30/360           7.580   0.03500         120              118            300
    2,591,790          0.14         Actual/360         7.750   0.14250         120              116            360
    2,591,251          0.14           30/360           7.640   0.02250         119              116            300
    2,566,596          0.14           30/360           7.830   0.03500         120              117            300
    2,496,351          0.13           30/360           7.600   0.02250         120              118            360
-------------------------------------------------------------------------------------------------------------------------
    2,490,099          0.13         Actual/360         9.000   0.29250         120              116            300
    2,489,389          0.13         Actual/360         8.500   0.11750         120              116            300
    2,454,768          0.13         Actual/360         9.375   0.09750         120              118            300
    2,402,029          0.13         Actual/360         7.470   0.09750         180              176            360
    2,391,601          0.13         Actual/360         7.800   0.09750         120              117            300
    2,391,035          0.13           30/360           7.250   0.03500         120              118            240
    2,388,604          0.13           30/360           8.710   0.09750         120              115            300
    2,362,500          0.13         Actual/360         7.130   0.03500         120              120            360
    2,341,929          0.13           30/360           7.950   0.06750         120              115            360
    2,314,478          0.12           30/360           7.250   0.09750         120              118            300
-------------------------------------------------------------------------------------------------------------------------
    2,291,745          0.12         Actual/360         8.500   0.09750         240              238            240
    2,291,627          0.12           30/360           8.200   0.03500         120              116            300
    2,280,793          0.12           30/360           8.500   0.09750         180              177            180
    2,243,678          0.12           30/360           8.750   0.09750         120              117            300
    2,230,000          0.12           30/360           7.490   0.02250         120              120            360
    2,204,345          0.12         Actual/360         7.310   0.02250         120              118            309
    2,202,691          0.12         Actual/360         7.470   0.09750         180              176            360
    2,198,179          0.12         Actual/360         7.875   0.09750         120              116            360
    2,195,187          0.12         Actual/360         8.470   0.10750         180              178            312

-------------------------------------------------------------------------------------------------------------------------

    2,188,806          0.12         Actual/360         8.500   0.09750         120              115            300
    2,173,297          0.12           30/360           7.230   0.02250         120              119            360
    2,166,047          0.12           30/360           8.750   0.09750         120              113            360
    2,161,965          0.12           30/360           9.000   0.09750         120              111            300
    2,140,919          0.12           30/360           8.036   0.09750         120              116            300
    2,122,955          0.11         Actual/360         7.470   0.09750         180              176            360
    2,097,737          0.11           30/360           7.850   0.02250         119              118            300
    2,095,026          0.11           30/360           7.280   0.03500         120              118            300
-------------------------------------------------------------------------------------------------------------------------
    2,094,938          0.11         Actual/360         7.750   0.02250         120              118            310
    2,093,977          0.11           30/360           8.625   0.09750          84               81            300
    2,072,539          0.11         Actual/360         7.625   0.09750         120              117            300
    2,000,000          0.11           30/360           7.250   0.03500         120              120            300
    1,998,328          0.11           30/360           6.900   0.02250          60               59            360
    1,996,869          0.11         Actual/360         8.710   0.28250         116              114            300
    1,995,555          0.11         Actual/360         7.930   0.27250         239              238            240
    1,994,961          0.11         Actual/360         7.875   0.09750         120              118            300
    1,993,601          0.11         Actual/360         7.670   0.06750         180              176            360
    1,993,034          0.11         Actual/360         7.834   0.09750         120              117            300
-------------------------------------------------------------------------------------------------------------------------
    1,993,004          0.11           30/360           9.188   0.09750         120              116            300
    1,990,757          0.11         Actual/360         7.890   0.11750         120              116            300
    1,939,366          0.10           30/360           9.000   0.09750         120              114            300
    1,905,223          0.10         Actual/360         7.938   0.09750         180              178            300


    1,901,444          0.10           30/360           7.670   0.03500         120              116            300
    1,889,974          0.10           30/360           8.060   0.03500         120              115            300
    1,880,177          0.10         Actual/360         7.310   0.02250         120              118            309
    1,868,235          0.10           30/360           9.000   0.09750         120              116            300
-------------------------------------------------------------------------------------------------------------------------
    1,862,615          0.10         Actual/360         7.530   0.06750         240              238            240
    1,840,041          0.10         Actual/360         9.140   0.37880          36               24            300
    1,816,203          0.10         Actual/360         8.859   0.09750         120              115            300
    1,813,804          0.10         Actual/360         7.875   0.09750         120              115            300
    1,797,075          0.10           30/360           7.060   0.02250         120              118            360
    1,793,001          0.10         Actual/360         7.360   0.11000         120              118            245
    1,784,080          0.10         Actual/360         7.470   0.09750         180              176            360
    1,767,685          0.10           30/360           8.188   0.09750         120              116            300
    1,750,000          0.09           30/360           7.490   0.02250         120              120            360
    1,749,071          0.09         Actual/360         9.250   0.09750         120              116            240
-------------------------------------------------------------------------------------------------------------------------
    1,748,037          0.09           30/360           7.600   0.02250         120              119            300
    1,743,046          0.09           30/360           8.412   0.09750         120              116            300
    1,727,434          0.09           30/360           7.520   0.02250          84               82            360
    1,695,717          0.09         Actual/360         7.875   0.09750         120              118            300
    1,693,670          0.09         Actual/360         8.125   0.09750         240              238            240
    1,690,033          0.09           30/360           7.875   0.09750         180              178            180
    1,647,055          0.09         Actual/360         9.625   0.09750         180              177            180
    1,646,379          0.09         Actual/360         8.125   0.09750         120              119            240
    1,644,385          0.09         Actual/360         8.000   0.09750         120              117            300
    1,624,367          0.09           30/360           7.520   0.02250         180              177            360
-------------------------------------------------------------------------------------------------------------------------
    1,597,608          0.09           30/360           7.480   0.02250         120              118            360
    1,595,596          0.09           30/360           8.875   0.09750         120              117            300
    1,594,555          0.09         Actual/360         8.000   0.09750         120              117            300
    1,574,735          0.08         Actual/360         8.150   0.11750         120              117            300
    1,556,633          0.08           30/360           7.860   0.03500         120              118            300
    1,548,481          0.08           30/360           8.430   0.09750         120              119            300
    1,546,679          0.08         Actual/360         8.500   0.09750         120              119            240
    1,542,688          0.08           30/360           8.750   0.09750         120              115            300
    1,526,529          0.08           30/360           7.550   0.02250         120              118            300
    1,497,418          0.08           30/360           7.890   0.02250         180              179            240
-------------------------------------------------------------------------------------------------------------------------
    1,496,444          0.08         Actual/360         7.880   0.02250         180              178            310
    1,494,275          0.08         Actual/360         7.875   0.09750         120              118            240
    1,493,173          0.08         Actual/360         8.000   0.09750         120              116            300



    1,488,442          0.08         Actual/360         9.063   0.09750         120              115            240
    1,474,376          0.08           30/360           7.750   0.09750          84               80            144
    1,397,000          0.08         Actual/360         8.500   0.09750         120              119            240
    1,396,899          0.08           30/360           7.700   0.02250         120              118            300
-------------------------------------------------------------------------------------------------------------------------
    1,394,590          0.08         Actual/360         7.750   0.09750         240              238            240
    1,394,487          0.08         Actual/360         7.560   0.09750         120              118            240
    1,367,169          0.07         Actual/360         7.750   0.09750         120              115            300
    1,359,365          0.07         Actual/360         9.000   0.09750         180              175            240
    1,339,249          0.07           30/360           8.625   0.09750         120              115            240
    1,337,129          0.07         Actual/360         8.500   0.09750         120              119            240
    1,323,947          0.07         Actual/360         8.000   0.11750         120              116            300
    1,321,016          0.07         Actual/360         8.500   0.09750         180              176            240
    1,296,725          0.07         Actual/360         7.875   0.09750         120              118            300
    1,295,555          0.07         Actual/360         9.000   0.09750         240              238            240
-------------------------------------------------------------------------------------------------------------------------
    1,295,251          0.07         Actual/360         8.320   0.09750         240              238            240
    1,294,983          0.07         Actual/360         7.762   0.09750         120              118            240
    1,293,979          0.07         Actual/360         7.875   0.09750         120              116            300
    1,275,588          0.07         Actual/360         7.750   0.09750         180              179            180
    1,268,389          0.07         Actual/360         8.375   0.09750         180              175            300
    1,243,475          0.07           30/360           8.000   0.03500         120              117            360
    1,245,516          0.07         Actual/360         7.625   0.09750         120              117            300
    1,220,354          0.07         Actual/360         7.938   0.09750         180              178            240
    1,219,327          0.07         Actual/360         7.875   0.09750         180              176            300
    1,200,000          0.06           30/360           7.220   0.03500         120              120            300
-------------------------------------------------------------------------------------------------------------------------
    1,200,000          0.06           30/360           7.520   0.03500         120              120            300
    1,196,057          0.06         Actual/360         8.250   0.11750         120              117            300
    1,195,771          0.06         Actual/360         7.750   0.09750         120              117            300
    1,193,539          0.06         Actual/360         8.125   0.14250         120              115            300
    1,192,389          0.06         Actual/360         8.610   0.06750         120              115            270
    1,170,402          0.06           30/360           8.506   0.09750         60               56             300
    1,145,866          0.06         Actual/360         7.610   0.11750         120              117            300
    1,066,466          0.06           30/360           8.250   0.09750         84               82             240
    1,065,130          0.06         Actual/360         8.000   0.09750         120              116            300
    1,061,959          0.06         Actual/360         8.250   0.09750         120              115            300
-------------------------------------------------------------------------------------------------------------------------
    1,027,793          0.06         Actual/360         8.500   0.09750         120              119            240
     997,924           0.05           30/360           8.100   0.09750         120              118            300
     996,537           0.05         Actual/360         7.875   0.09750         120              117            300
     994,792           0.05         Actual/360         7.530   0.06750         204              202            204
     993,658           0.05         Actual/360         8.610   0.06750         120              115            270
     971,568           0.05           30/360           9.150   0.09750         120              116            300
     969,466           0.05         Actual/360         7.660   0.06750         180              178            180
     965,208           0.05           30/360           9.500   0.09750         120              119            300
     955,743           0.05           30/360           9.125   0.09750         120              115            300
     945,394           0.05         Actual/360         8.820   0.09750         120              115            300
-------------------------------------------------------------------------------------------------------------------------
     920,563           0.05         Actual/360         7.625   0.09750         120              116            300
     848,055           0.05         Actual/360         8.710   0.09750         120              118            300
     846,691           0.05         Actual/360         9.125   0.09750         120              116            300
     828,354           0.04           30/360           8.380   0.09750         120              118            300
     826,319           0.04           30/360           9.125   0.09750         120              115            300
     821,846           0.04           30/360           7.800   0.03500         120              118            360


     806,408           0.04           30/360           9.125   0.09750         120              115            300
     795,961           0.04         Actual/360         8.500   0.09750         120              117            240
-------------------------------------------------------------------------------------------------------------------------
     794,915           0.04         Actual/360         7.562   0.09750         180              178            180
     768,350           0.04         Actual/360         8.500   0.09750         120              119            240
     767,290           0.04           30/360           9.150   0.09750         120              116            300
     747,741           0.04         Actual/360         8.875   0.09750         120              117            300
     691,485           0.04         Actual/360         8.540   0.09750         84               79             300
     645,137           0.03           30/360           9.125   0.09750         120              115            240
     621,592           0.03           30/360           9.000   0.09750         120              114            300
     612,437           0.03           30/360           9.500   0.09750         240              235            300
     573,200           0.03           30/360           8.090   0.09750         120              117            300
     571,347           0.03           30/360           8.875   0.09750         120              115            300
-------------------------------------------------------------------------------------------------------------------------
     548,472           0.03           30/360           8.820   0.09750         120              117            300
     537,605           0.03           30/360           9.125   0.09750         120              115            300
     497,038           0.03         Actual/360         8.500   0.09750         180              178            180
     494,388           0.03           30/360           8.450   0.09750         120              116            180
     473,914           0.03         Actual/360         8.720   0.09750         120              118            300
     473,681           0.03           30/360           8.820   0.09750         120              117            300
     427,594           0.02           30/360           9.625   0.09750         240              236            240
     406,475           0.02           30/360           9.500   0.09750         240              234            240
     358,468           0.02           30/360           9.375   0.09750         120              115            300
     342,690           0.02           30/360          10.000   0.09750         240              235            240
-------------------------------------------------------------------------------------------------------------------------
     338,363           0.02           30/360           8.625   0.09750         120              115            300
     299,167           0.02           30/360           8.820   0.09750         120              117            300
     272,645           0.01         Actual/360         8.500   0.09750         180              177            180
     263,676           0.01         Actual/360         8.590   0.11750         240              237            240
     259,769           0.01           30/360           9.030   0.09750         120              119            300
     230,875           0.01           30/360           9.500   0.09750         180              174            180
     177,591           0.01         Actual/360         8.680   0.09750         120              118            300
     149,134           0.01           30/360           9.375   0.09750         240              236            240

1,816,541,155

   REMAINING
  AMORTIZATION     ORIGINATION    MATURITY  AMORTIZATION    BALLOON OR ARD                         PREPAYMENT
      TERM             DATE         DATE        TYPE            BALANCE                            PROVISION
-----------------------------------------------------------------------------------------------------------------------------------
       372             1/9/98      2/1/08       Hyper         54,729,623      LO/25_Def/89_0/6
       336           11/20/97     12/1/07       Hyper         54,480,338      LO/60_Def/57_0/3








-----------------------------------------------------------------------------------------------------------------------------------










-----------------------------------------------------------------------------------------------------------------------------------



       374           12/22/97      1/1/08       Hyper         46,023,562      LO/26_Def/88_0/6






-----------------------------------------------------------------------------------------------------------------------------------










-----------------------------------------------------------------------------------------------------------------------------------










-----------------------------------------------------------------------------------------------------------------------------------










-----------------------------------------------------------------------------------------------------------------------------------










-----------------------------------------------------------------------------------------------------------------------------------










-----------------------------------------------------------------------------------------------------------------------------------










-----------------------------------------------------------------------------------------------------------------------------------


       357           11/26/97     12/1/07       Hyper         26,384,269      LO/48_Def/66_0%/6
       375            1/23/98      2/1/08      Balloon        26,572,240      LO/60_YM1/57_0/3
       358            12/8/97      1/1/08       Hyper         24,153,123      LO/36_Def/81_0/3
       355             9/9/97     10/1/07       Hyper         20,548,027      LO/60_>YM1%/55_0%5
       375            12/1/97     12/1/07      Balloon        20,887,893      LO/48_YM1/69_0/3
       297           10/29/97     11/1/07       Hyper         18,108,174      LO/36_Def/81_0/2
       237           11/20/97     12/1/17       Full               0          LO/120_YM1/114_0/6
       358            12/2/97      1/1/18      Balloon        11,595,596      LO/60_YM1/120_0/60
-----------------------------------------------------------------------------------------------------------------------------------
       295            9/30/97     10/1/22       Full               0          LO/120_YM1/60_0/120
       358           12/24/97      1/1/10       Hyper         14,002,901      LO/84_YM/54_0/6
       288            2/27/98      3/1/08       Hyper         15,128,934      LO/12_YM1/48_5/12_4/12_3/12_2/12_1/6_0/6
       355            9/30/97     10/1/07      Balloon        16,149,933      LO/36_YM/78_0/6
       359            1/27/98      2/1/08       Hyper         14,912,249      LO/36_DEF/24_/5%/12_4%/12_3%_12_2%/12_1%/9_0%3
       324            2/26/98      3/1/08       Hyper         13,935,343      LO/48_YM/66_0/6
       359           12/15/97      1/1/08       Hyper         14,346,875      LO/35_Def/81_0%/3
       358           12/22/97      1/1/08       Hyper         14,069,512      LO/60_YM/54_0/6


-----------------------------------------------------------------------------------------------------------------------------------
       354            8/20/97      9/1/07       Hyper         13,597,329      LO/30_Def/84_0/6
       173             7/2/97      8/1/12       Full               0          LO/60_YM/60_4/12_3/12_2/12_1/12_0/12








-----------------------------------------------------------------------------------------------------------------------------------

       297           11/14/97     12/1/07      Balloon        11,376,241      LO/60_YM1/54_0/6
       295            9/30/97     10/1/02      Balloon        12,591,780      LO/24_3/12_2/12_1/6_0/6
       356           10/30/97     11/1/12      Balloon        10,121,673      LO/28_Def/32_3/12_1/12_0/96
       356           10/30/97     11/1/12      Balloon        10,046,024      LO/28_Def/32_3/12_1/12_0/96
       288            1/30/97      2/1/08       Hyper         10,432,329      LO/12_YM/48_5/12_4/12_3/12_2/12_1/6_0/6
       298           12/30/97      1/1/08       Hyper         10,067,736      LO/36_Def/81_0%/3
       355            9/12/97     10/1/12       Hyper          9,583,068      LO/60_YM/60_2/12_1.5/12_1/12_.5/12_0/12
       295            9/27/97     10/1/22       Full               0          YM1/156_5/12_4.5/12_4/12_3.5/12_3/12_2.5/12_2/12_1.5/
                                                                              12_1/12_.5/24_0/12
       358            12/5/97      1/1/13       Hyper          8,671,765      LO/36_Def/141_0%/3
-----------------------------------------------------------------------------------------------------------------------------------










-----------------------------------------------------------------------------------------------------------------------------------






       372            10/8/97     11/1/07      Balloon        10,137,650      LO/60_YM1/57_0/3
       371           12/31/97      1/1/08      Balloon         9,562,341      LO/60_YM1/57_0/3
       308            11/6/97     12/1/12      Balloon         7,309,353      LO/90_YM1/84_0/6
       288            2/27/98      3/1/08       Hyper          8,223,849      LO/12_YM1/48_5/12_4/12_3/12_2/12_1/6_0/6
-----------------------------------------------------------------------------------------------------------------------------------
       359            1/30/98      2/1/23      Balloon         3,401,997      LO/120_YM1/168_0/12
       296           10/16/97     11/1/07      Balloon         8,099,208      LO/60_YM1/54_0/6
       357           11/24/97     12/1/12       Hyper          7,738,033      LO/84_Def/90_0/6
       358           12/29/97      1/1/08       Hyper          8,381,609      LO/26_Def/88_0/6
       288            2/27/98      3/1/08       Hyper          7,797,913      LO/12_YM1/48_5/12_4/12_3/12_2/12_1/6_0/6
       305           10/24/97     11/1/07      Balloon         7,521,882      LO/60_YM1/57_0/3
       356           10/30/97     11/1/12      Balloon         6,929,335      LO/28_Def/32_3/12_1/12_0/96
       235            10/1/97     11/1/13      Balloon         3,177,821      LO/60_YM/60_2/12_1.5/12_1/12_.5/12_0/25
       354            7/24/97     7/31/07      Balloon         7,868,487      LO/60_2/12_1.5/12_1/12_.5/12_0/12
       288            2/27/98      3/1/08       Hyper          7,232,728      LO/12_YM1/48_5/12_4/12_3/12_2/12_1/6_0/6
-----------------------------------------------------------------------------------------------------------------------------------
       360            2/12/98      3/1/08       Hyper          7,558,580      LO/60_Def/57_0%/3
       357           11/24/97     12/1/12       Hyper          6,864,384      LO/84_Def/90_0/6
       358           12/31/97      1/1/18      Balloon         5,068,787      LO/84_YM1/144_0/12
       356            10/6/97     11/1/07       Hyper          7,466,166      LO/28_Def/86_0/6
       357           11/24/97     12/1/12       Hyper          6,552,366      LO/84_Def/90_0/6
       316            5/29/97     6/15/07       Hyper          7,234,182      LO/32_Def/82_0/6
       358           12/30/97      1/1/08       Hyper          7,074,222      LO/36_Def/81_0%/3
       356           10/14/97     11/1/07      Balloon         7,152,937      LO/60_YM1/54_0/6
       357           11/24/97     12/1/12       Hyper          6,365,155      LO/84_Def/90_0/6
       357           11/12/97     12/1/07       Hyper          6,997,573      LO/60_YM/54_0/6
       295            9/15/97     10/1/07      Balloon         6,521,789      LO/60_YM1/54_0/6
       358           12/31/97      1/1/08      Balloon         6,953,785      LO/60_YM1/54_0%/6







-----------------------------------------------------------------------------------------------------------------------------------



       374           10/27/97     11/1/07      Balloon         6,966,771      LO/60_YM1/57_0/3
       297           11/26/97     12/1/07      Balloon         6,357,221      LO/60_YM1/54_0/6
       238           12/29/97      1/1/08       Hyper          5,519,707      LO/60_YM1/54_0/6
       358           12/23/97      1/1/08       Hyper          6,659,816      LO/36_Def/81_0%/3
       297           11/24/97     12/1/07      Balloon         6,344,376      LO/84_Def/30_0/6
       354            8/25/97      9/1/12       Hyper          5,950,571      LO/30_Def/144_0/6
       288            2/27/98      3/1/08       Hyper          6,257,989      LO/12_YM1/48_5/12_4/12_3/12_2/12_1/6_0/6
-----------------------------------------------------------------------------------------------------------------------------------
       357           11/14/97     12/1/12      Balloon         5,904,499      YM1/180
       375            12/9/97      1/1/08      Balloon         6,582,266      LO/36_YM1/81_0/3
       375            12/9/97      1/1/08      Balloon         6,475,815      LO/36_YM1/81_0/3
       356           10/24/97     11/1/12       Hyper          5,524,555      LO/60_YM/60_4/12_3/12_2/12_1/12_0/12
       358           12/11/97      1/1/08       Hyper          6,210,094      LO/26_Def/91_0/3
       295            9/18/97     10/1/07      Balloon         5,827,630      LO/60_YM1/54_0/6
       307           12/17/97      1/1/08      Balloon         5,693,701      LO/72_YM1/42_0/6
       296           10/20/97     11/1/12      Balloon         4,498,834      LO/96_YM1/60_0/24
       375            12/9/97      1/1/08      Balloon         6,156,459      LO/36_YM1/81_0/3
-----------------------------------------------------------------------------------------------------------------------------------
       372           12/12/97      1/1/08      Balloon         5,864,415      LO/60_YM1/54_0/6
       298           12/19/97      1/1/08       Hyper          5,264,474      LO/60_3/12_2/12_1/24_0/12
       360             2/3/98      3/1/08       Hyper          5,580,279      LO/36_Def/81_0%/3
       354            8/25/97      9/1/07       Hyper          5,437,811      YM1/84_3/12_2/12_1/6_0/6
       298           12/30/97      1/1/05       Hyper          5,264,263      LO/60_2/12_1/9_0/3
       356           10/24/97     11/1/12       Hyper          4,572,047      LO/60_YM/60_4/12_3/12_2/12_1/12_0/12
       241            9/16/97     10/1/17       Full               0          LO/108_YM1/126_0/6
       235             9/4/97     10/1/07      Balloon         4,180,803      7/12_6/12_5/12_4/12_3/12_2/12_1/12_0/36
       355            9/12/97     10/1/12       Hyper          4,576,390      LO/29_Def/145_0/6
       209            1/30/98      2/1/08       Hyper          4,639,593      LO/36_Def/81_0%/3
-----------------------------------------------------------------------------------------------------------------------------------
       358           12/10/97      1/1/08      Balloon         5,025,440      LO/60_>YM1/54_0%/6









-----------------------------------------------------------------------------------------------------------------------------------
       356           10/30/97     11/1/12      Balloon         4,243,839      LO/28_Def/32_3/12_1/12_0/96
       358           12/19/97      1/1/08       Hyper          4,819,875      LO/36_Def/78_0%/6
       298           12/31/97      1/1/08       Hyper          4,342,945      LO/36_Def/81_0%/3
       307           12/30/97      1/1/08      Balloon         4,464,980      LO/60_YM1/57_0/3
       298           12/16/97      1/1/08      Balloon         4,406,124      LO/60_YM1/54_0/6
       356           10/22/97     11/1/07      Balloon         4,825,852      LO/60_YM/54_0/6
       296            10/2/97     11/1/07      Balloon         4,496,294      LO/60_YM1/54_0/6
       371           12/17/97      1/1/08      Balloon         4,684,166      LO/60_YM1/57_0/3
-----------------------------------------------------------------------------------------------------------------------------------
       372           10/31/97     11/1/07      Balloon         4,776,323      LO/60_YM1/57_0/3
       356           10/30/97     11/1/12      Balloon         4,062,286      LO/28_Def/32_3/12_1/12_0/96
       374           12/30/97      1/1/08      Balloon         4,674,783      LO/60_YM1/57_0/3
       297           11/26/97     12/1/07      Balloon         4,217,422      LO/60_YM1/54_0/6
       298           12/12/97      1/1/08      Balloon         4,220,712      LO/60_YM1/54_0/6





-----------------------------------------------------------------------------------------------------------------------------------
       298            12/4/97      1/1/08       Hyper          4,257,197      LO/60_Def/57_0%/3


       358           12/18/97      1/1/05       Hyper          4,770,857      LO/36_Def/48
       296           10/13/97     11/1/07       Hyper          4,199,692      LO/28_Def/86_0/6




       306            9/29/97     10/1/07      Balloon         4,308,814      LO/60_YM1/54_0/6
-----------------------------------------------------------------------------------------------------------------------------------
       308           12/18/97      1/1/08      Balloon         4,194,698      LO/60_YM1/57_0/3
       359            1/14/98      2/1/08       Hyper          4,315,518      LO/48_Def/69_0%/3
       358            12/8/97      1/1/08      Balloon         4,349,656      LO/60_YM1/54_0/6
       357           11/17/97     12/1/07      Balloon         4,349,659      LO/60_YM1/54_0/6
       235            9/17/97     10/1/17       Full               0          LO/120_YM1/60_0/60
       177           11/25/97     12/1/07       Hyper          2,277,468      LO/36_Def/84
       243            12/4/97      1/1/08      Balloon         3,377,369      LO/48_YM1/69_0/3
       294            8/15/97      9/1/07      Balloon         4,065,794      LO/60_YM1/54_0/6
       321            11/5/97     12/1/12       Hyper          3,349,308      LO/27_Def/147_0/6
       288            2/11/97     2/20/00      Balloon         4,673,363      LO/36
-----------------------------------------------------------------------------------------------------------------------------------
       297            11/6/97     12/1/07       Hyper          3,851,469      LO/36_YM/48_3/12_2/12_1/6_0/6
       356           10/30/97     11/1/12      Balloon         3,525,185      LO/28_Def/32_3/12_1/12_0/96
       298           12/30/97      1/1/07       Hyper          3,854,017      LO/36_Def/66_0/6
       298           12/16/97      1/1/08      Balloon         3,737,434      LO/60_YM1/54_0/6
       243            12/4/97      1/1/08      Balloon         3,170,590      LO/48_YM1/69_0/3
       359             1/7/98      2/1/08       Hyper          3,908,130      LO/60_Def/54_0%/6
       225           11/21/96     12/1/06       Hyper          3,290,555      LO/39_Def/75_0/6
       286           12/22/97      1/1/22       Full               0          LO/26_Def/256_0/6
       375            12/9/97      1/1/08      Balloon         3,903,230      LO/36_YM1/81_0/3
       357           10/24/97     12/1/07       Hyper          3,804,486      LO/60_Def/58_0%/2
-----------------------------------------------------------------------------------------------------------------------------------
       358           12/11/97      1/1/08       Hyper          3,738,328      LO/36_Def/81_0%/3
       357           11/24/97     12/1/12       Hyper          3,369,788      LO/84_Def/90_0/6
       356           10/28/97     11/1/07      Balloon         3,785,844      LO/60_YM1/54_0/6
       299             1/8/98      2/1/08      Balloon         3,425,867      LO/60_YM1/54_0/6
       358           12/29/97      1/1/13       Hyper          3,271,321      LO/26_Def/148_0/6
       360            2/24/98      3/1/08       Hyper          3,703,093      LO/60_YM/54_0/6
       374           12/23/97      1/1/13      Balloon         3,326,368      LO/89_YM1/88_0/3
       298           12/30/97      1/1/07       Hyper          3,497,596      LO/36_Def/66_0/6
       296           10/15/97     11/1/17      Balloon         1,574,884      LO/120_YM1/114_0/6
       360            2/24/98      3/1/08       Hyper          3,552,970      LO/60_YM/54_0/6
-----------------------------------------------------------------------------------------------------------------------------------
       358           11/24/97      1/1/13       Hyper          3,100,041      LO/60_Def/117_0%/3
       297           11/24/97     12/1/02      Balloon         3,727,730      LO/54_0/6
       358            12/5/97      1/1/08       Hyper          3,460,621      LO/36_Def/81_0%/3
       358           12/23/97      1/1/13       Hyper          2,949,242      LO/26_Def/148_0/6
       306            12/5/97      1/1/08      Balloon         3,200,589      LO/60_YM1/57_0/3
       243            12/4/97      1/1/08      Balloon         2,757,035      LO/48_YM1/69_0/3
       296           10/15/97     11/1/07      Balloon         3,230,532      LO/60_YM1/54_0/6
       296           10/15/97     11/1/07      Balloon         3,230,532      LO/60_YM1/54_0/6
       298            12/4/97      1/1/08      Balloon         3,288,772      LO/60_YM1/54_0/6

-----------------------------------------------------------------------------------------------------------------------------------

       359            1/30/98      2/1/08       Hyper          3,363,339      LO/60_Def/57_0%/3


       358           12/22/97      1/1/08       Hyper          3,385,377      LO/36_Def/81_0%/3
       296           10/20/97     11/1/12      Balloon         2,506,491      LO/96_YM1/60_0/24
       294             8/4/97     8/20/07      Balloon         3,340,223      YM/36_5/12_4/12_2/12_1.5/12_1/12_.5/12_0/12
       298           12/30/97      5/1/12      Balloon         2,505,814      LO/120_YM/40_0/12
       358           12/22/97      1/1/08       Hyper          3,297,072      LO/60_YM/54_0/6
-----------------------------------------------------------------------------------------------------------------------------------
       355             9/2/97     10/1/07       Hyper          3,393,478      LO/60_Def/58_0%/2
       300            2/10/98      3/1/08       Hyper          3,003,067      LO/36_Def/81_0%3
       358           12/23/97      1/1/08      Balloon         3,287,958      LO/60_YM/54_0/6
       358           12/19/97      1/1/08       Hyper          3,305,738      LO/36_YM/48_<YM3/12_<YM2/12_<YM1/6_0/6
       288            2/11/97     2/20/00      Balloon         3,669,169      LO/36
       357            11/6/97     12/1/07       Hyper          3,313,572      LO/48_Def/69_0%/3
       358           12/31/97      1/1/08      Balloon         3,229,667      LO/60_YM1/54_0%/6



-----------------------------------------------------------------------------------------------------------------------------------

       299            1/26/98      2/1/08       Hyper          2,972,562      LO/60_YM/54_0/6
       214           12/29/97      1/1/16       Full               0          LO/60_YM/120_2/12_1/12_0/12
       298             1/8/98      2/1/08       Hyper          2,891,669      LO/48_Def/69_0%/3
       288            2/11/97     2/20/00      Balloon         3,514,678      LO/36
       373           12/30/97      1/1/08      Balloon         3,168,096      LO/60_YM1/57_0/3
       239            1/21/98      2/1/18       Full               0          LO/84_Def/153_0%/3
       357           11/14/97     12/1/12       Hyper          2,717,348      LO/60_Def/117_0%/3
       297           11/21/97     12/1/07      Balloon         2,875,341      LO/60_YM1/54_0/6
       294             8/4/97     8/20/07      Balloon         3,083,282      YM/36_5/12_4/12_2/12_1.5/12_1/12_.5/12_0/12
-----------------------------------------------------------------------------------------------------------------------------------
       292            6/27/97      7/1/09      Balloon         2,720,874      LO/24_YM1/84_2.5/12_1.5/12_1/6_0/6
       300            2/20/98      3/1/08       Hyper          2,784,881      LO/60_YM/54_0/6
       359            1/29/98      2/1/08       Hyper          3,007,308      LO/36_Def/81_0%3
       297           11/10/97     12/1/07      Balloon         2,855,780      LO/36_YM1/78_0/6
       295            9/16/97     10/1/22       Full               0          YM1/156_5/12_4.5/12_4/12_3.5/12_3/12_2.5/12_2/
                                                                              12_1.5/12_1/12_.5/24_0/12
       235            9/29/97     10/1/17       Full               0          LO/84_5/12_4.5/12_4/12_3.5/12_3/12_2.5/12_2/
                                                                              12_1.5/12_1/12_.5/36_0/12
       235            9/29/97     10/1/17       Full               0          LO/84_5/12_4.5/12_4/12_3.5/12_3/12_2.5/12_2/
                                                                              12_1.5/12_1/12_.5/36_0/12
       307            12/3/97      1/1/08      Balloon         2,754,914      LO/36_YM1/81_0/3
       288            2/11/97     2/20/00      Balloon         3,321,564      LO/36
       298           12/15/97      1/1/08      Balloon         2,741,332      LO/36_YM/78_0/6
-----------------------------------------------------------------------------------------------------------------------------------
       297           11/24/97     12/1/02      Balloon         3,049,961      LO/54_0/6
       240            2/12/98      3/1/08      Balloon         2,223,205      LO/60_YM/54_0/6
       298           12/23/97      1/1/13      Balloon         2,017,786      LO/96_YM1/60_0/24
       297           11/13/97     12/1/07      Balloon         2,623,817      LO/60_YM1/54_0/6
       358           12/22/97      1/1/08      Balloon         2,782,876      LO/60_YM/54_0/6
       300            2/20/98      3/1/08       Hyper          2,553,683      LO/48_2/12_1/12_0/48
       358           12/23/97      1/1/08       Hyper          2,781,706      LO/60_Def/57_0%/3
       243            12/4/97      1/1/08      Balloon         2,205,629      LO/48_YM1/69_0/3
       243            12/4/97      1/1/08      Balloon         2,205,629      LO/48_YM1/69_0/3
-----------------------------------------------------------------------------------------------------------------------------------
       359           12/17/97      2/1/08       Hyper          2,731,333      LO/60_Def/56_0%/4
       248            10/3/97      4/1/06       Hyper          2,449,395      LO/12_YM/72_2/12_1/5
       296           10/31/97     11/1/07      Balloon         2,515,856      LO/36_4/12_3/12_2/12_1/12_0/36
       236           10/21/97     11/1/07      Balloon         2,160,082      LO/60_YM1/54_0/6
       359             1/5/98      2/1/08      Balloon         2,686,706      LO/60_YM1/54_0/6
       358           12/31/97      1/1/08       Hyper          2,654,266      LO/36_Def/81_0%/3
       308           12/23/97      1/1/08      Balloon         2,512,209      LO/36_4/12_3/12_2/12_1/42_0/6
       358           12/30/97      1/1/08       Hyper          2,656,102      YM1/84_3/12_2/12_1/6_0/6
       360            2/20/98      3/1/08       Hyper          2,626,315      LO/60_YM/54_0/6
       360            2/20/98      3/1/08       Hyper          2,626,315      LO/60_YM/54_0/6
-----------------------------------------------------------------------------------------------------------------------------------
       359            1/15/98      2/1/08       Hyper          2,604,136      LO/36_Def/81_0%/3
       358           12/19/97      1/1/08       Hyper          2,595,228      LO/26_Def/88_0/6
       309            10/2/97     11/1/07       Hyper          2,533,630      LO/60_Def/54_0%/6
       296           10/26/97     11/1/07      Balloon         2,437,462      LO/60_YM1/54_0/6
       360            2/19/98      3/1/13       Hyper          2,197,014      LO/60_YM/114_0/6
       228            2/11/97      3/1/07       Hyper          2,153,571      LO/36_Def/78_0/6
       374            10/2/97     11/1/04      Balloon         2,712,394      LO/30_YM1/51_0/3
       356           10/24/97     11/1/07      Balloon         2,538,646      LO/60_YM1/54_0/6
       288            2/11/97     2/20/00      Balloon         2,819,467      LO/36
       360             2/6/98      3/1/08       Hyper          2,413,931      LO/48_Def/69_0%/3
-----------------------------------------------------------------------------------------------------------------------------------
       357           11/13/97     10/1/04       Hyper          2,580,832      LO/60_YM/16_0/6
       298           12/23/97      1/1/08      Balloon         2,263,138      LO/36_4/12_3/12_2/12_1/12_0/36
       171             5/2/97      6/1/12       Full               0          LO/33_Def/141_0/6
       358           12/31/97      1/1/08      Balloon         2,376,167      LO/60_YM1/54_0%6




       356           10/10/97     11/1/02      Balloon         2,569,466      LO/18_1/6_0/36
-----------------------------------------------------------------------------------------------------------------------------------
       374            9/30/97     10/1/07      Balloon         2,383,424      LO/60_YM1/57_0/3
       298           12/29/97      1/1/08       Hyper          2,101,144      LO/26_Def/88_0/6
       298           12/30/97      1/1/13      Balloon         1,660,961      LO/60_YM1/60_0/60


       298           12/19/97      1/1/08       Hyper          2,077,073      LO/24_YM/90_0/6
       356           10/22/97     11/1/07      Balloon         2,274,096      LO/60_YM1/54_0/6
       297            11/7/97     11/1/07       Hyper          2,086,536      LO/60_Def/53_0%/6
       297           11/14/97     12/1/07      Balloon         2,070,610      LO/60_YM/54_0/6
       358           12/31/97      1/1/08       Hyper          2,174,623      LO/36_Def/81_0%/3
-----------------------------------------------------------------------------------------------------------------------------------
       296            10/3/97     10/3/07      Balloon         2,079,481      YM1/60_2/12_1.5/12_1/12_.5/12_0/12
       296           10/31/97     11/1/07      Balloon         2,050,095      5/36_4/24_0/60
       298           12/30/97      1/1/08      Balloon         2,058,497      LO/60_3/12_2/12_1/30_0/6
       356           10/30/97     11/1/12      Balloon         1,823,110      LO/28_Def/32_3/12_1/12_0/96
       297           11/21/97     12/1/07      Balloon         1,933,827      LO/60_YM1/54_0/6
       238           12/18/97      1/1/08       Hyper          1,615,746      LO/60_YM/54_0/6
       295            9/19/97     10/1/07      Balloon         1,972,370      LO/12_YM1/102_0/6
       360            2/20/98      3/1/08       Hyper          2,068,223      LO/60_YM/54_0/6
       355            9/22/97     10/1/07       Hyper          2,059,400      LO/36_YM1/48_3/12_2/12_1/6_0/6
       298           12/30/97      1/1/08       Hyper          1,836,981      LO/26_Def/88_0/6
-----------------------------------------------------------------------------------------------------------------------------------
       238           12/30/97      1/1/18       Full               0          LO/120_YM1/114_0/6
       293           10/14/97     11/1/07      Balloon         1,866,493      LO/60_YM/54_0/6
       177           11/12/97     12/1/12       Full               0          YM1/156_0/24
       297            11/7/97     12/1/07      Balloon         1,850,844      YM1/36_3/12_2/12_1/24_0/36
       360             2/6/98      3/1/08       Hyper          1,935,102      LO/36_Def/81_0%/3
       307            12/3/97      1/1/08      Balloon         1,784,135      LO/36_YM1/81_0/3
       356           10/30/97     11/1/12      Balloon         1,671,816      LO/28_Def/32_3/12_1/12_0/96
       356           10/14/97     11/1/07      Balloon         1,933,700      LO/60_YM1/54_0/6
       310           12/19/97      1/1/13      Balloon         1,499,881      LO/60_YM1/117_0/3

-----------------------------------------------------------------------------------------------------------------------------------

       295            9/23/97     10/1/07      Balloon         1,804,086      LO/60_YM1/54_0/6
       359            1/29/98      2/1/08       Hyper          1,876,394      LO/60_Def/57_0%/3
       353             7/3/97      8/1/07       Hyper          1,936,237      LO/31_Def/83_0/6
       291            5/19/97      6/1/07       Hyper          1,803,715      LO/33_Def/81_0/6
       296           10/23/97     11/1/07      Balloon         1,737,998      LO/60_YM1/54_0/6
       356           10/30/97     11/1/12      Balloon         1,611,298      LO/28_Def/32_3/12_1/12_0/96
       299           12/15/97      1/1/08       Hyper          1,694,441      LO/35_Def/81_0%/3
       298           12/15/97      1/1/08      Balloon         1,664,149      LO/60_YM/54_0/6
-----------------------------------------------------------------------------------------------------------------------------------
       308           12/17/97      1/1/08      Balloon         1,717,716      LO/60_YM1/57_0/3
       297            11/7/97     12/1/04      Balloon         1,871,201      LO/36_YM1/42_0/6
       297            11/6/97     12/1/07      Balloon         1,668,307      LO/60_YM1/54_0/6
       300             2/6/98      3/1/08      Balloon         1,583,604      LO/60_YM/54_0/6
       359             1/7/98      2/1/03       Hyper          1,880,606      LO/36_Def/21_0%/3
       298           11/21/97     8/20/07      Balloon         1,669,638      YM/36_5/12_4/12_2/12_1.5/12_1/12_.5/12_0/8
       239           12/29/97      1/1/18       Full               0          LO/84_Def/152_0/3
       298            12/3/97      1/1/08      Balloon         1,614,655      LO/48_YM1/66_0/6
       356           10/24/97     11/1/12       Hyper          1,524,017      LO/60_YM/60_4/12_3/12_2/12_1/12_0/12
       297           11/11/97     12/1/07      Balloon         1,612,946      LO/60_YM1/54_0/6
-----------------------------------------------------------------------------------------------------------------------------------
       296           10/23/97     11/1/07      Balloon         1,661,851      LO/60_YM1/48_0/12
       296            10/7/97     11/1/07      Balloon         1,615,283      LO/36_4/12_3/12_2/12_1/12_0/36
       294            8/21/97      9/1/07      Balloon         1,613,415      LO/48_YM1/66_0/6
       298           12/30/97      1/1/13      Balloon         1,217,825      LO/60_YM1/60_0/60


       296           10/21/97     11/1/07      Balloon         1,529,478      LO/60_YM/54_0/6
       295            9/23/97     10/1/07      Balloon         1,536,838      LO/60_YM/54_0/6
       307            12/3/97      1/1/08      Balloon         1,521,762      LO/36_YM1/81_0/3
       296            10/9/97     11/1/07      Balloon         1,551,361      LO/60_YM1/54_0/6
-----------------------------------------------------------------------------------------------------------------------------------
       238           12/19/97      1/1/18       Full               0          LO/60_YM/120_4/12_3/12_2/12_1/12_0/12
       288            2/11/97     2/20/00      Balloon         1,795,962      LO/36
       295            9/17/97     10/1/07      Balloon         1,509,382      YM1/114_0/6
       295            9/30/97     10/1/07      Balloon         1,472,570      LO/60_YM1/54_0/6
       358           12/24/97      1/1/08       Hyper          1,546,796      LO/60_Def/57_0%/3
       243            12/4/97      1/1/08      Balloon         1,240,665      LO/48_YM1/69_0/3
       356           10/30/97     11/1/12      Balloon         1,354,096      LO/28_Def/32_3/12_1/12_0/96
       296           10/24/97     11/1/07      Balloon         1,440,334      LO/60_YM1/54_0/6
       360             2/6/98      3/1/08       Hyper          1,518,577      LO/36_Def/81_0%/3
       236           10/21/97     11/1/07      Balloon         1,263,598      LO/60_YM1/54_0/6
-----------------------------------------------------------------------------------------------------------------------------------
       299            1/21/98      2/1/08       Hyper          1,398,771      LO/36_Def/81_0%/3
       296           10/22/97     11/1/07      Balloon         1,427,931      LO/60_YM1/54_0/6
       358           12/15/97      1/1/05       Hyper          1,589,192      LO/48_Def/33_0%/3
       298           12/10/97      1/1/08      Balloon         1,372,457      LO/60_YM1/54_0/6
       238           12/22/97      1/1/18       Full               0          LO/36_YM1/84_5/12_4/12_3/12_2/12_1/12_0/60
       178           12/31/97      1/1/13       Full               0          LO/71_5/12_4/12_3/12_2/12_1/54_0/7
       177           11/18/97     12/1/12       Full               0          LO/96_YM1/78_0/6
       239             1/8/98      2/1/08      Balloon         1,145,877      LO/60_YM1/54_0/6
       297           11/21/97     12/1/07      Balloon         1,336,368      LO/60_YM1/54_0/6
       357           11/14/97     12/1/12       Hyper          1,228,845      LO/60_Def/117_0%/3
-----------------------------------------------------------------------------------------------------------------------------------
       358           12/30/97      1/1/08       Hyper          1,388,107      LO/60_Def/57_0%/3
       297            11/6/97     12/1/07      Balloon         1,320,011      YM1/114_0/6
       297           11/20/97     12/1/07      Balloon         1,295,873      LO/60_YM1/54_0/6
       297           11/26/97     12/1/07      Balloon         1,284,536      LO/60_YM1/54_0/6
       298            12/3/97      1/1/08      Balloon         1,255,401      LO/60_YM/54_0/6
       299            1/15/98      2/1/08      Balloon         1,265,294      YM1/114_0/6
       239             1/8/98      2/1/08      Balloon         1,088,753      LO/60_YM1/54_0/6
       295             9/3/97     10/1/07       Hyper          1,275,026      LO/29_Def/85_0/6
       298           12/11/97      1/1/08       Hyper          1,221,304      LO/48_Def/69_0%/3
       239            1/29/98      2/1/13       Hyper           615,330       LO/48_Def/129-0%/3
-----------------------------------------------------------------------------------------------------------------------------------
       308           12/12/97      1/1/13      Balloon          992,144       LO/78_YM1/96_0/6
       238            12/4/97      1/1/08      Balloon         1,033,658      YM1/114_0/6
       296           10/27/97     11/1/07      Balloon         1,214,881      LO/60_YM1/54_0/6



       235             9/9/97     10/1/07      Balloon         1,071,179      LO/60_YM1/54_0/6
       140           10/30/97     11/1/04       Hyper           795,352       LO/28_Def/50_0/6
       239             1/9/98      2/1/08      Balloon          983,390       LO/60_YM1/54_0/6
       298           12/31/97      1/1/08       Hyper          1,121,966      LO/36_Def/81_0%/3
-----------------------------------------------------------------------------------------------------------------------------------
       238           12/10/97      1/1/18       Full               0          LO/120_YM1/60_0/60
       238            12/4/97      1/1/08      Balloon          955,175       LO/60_YM1/54_0/6
       295            9/25/97     10/1/07      Balloon         1,106,481      LO/60_YM1/54_0/6
       235            9/18/97     10/1/12      Balloon          597,574       LO/60_YM1/114_0/6
       235             9/9/97     10/1/07      Balloon          948,426       LO/60_YM1/54_0/6
       239             1/8/98      2/1/08      Balloon          941,246       LO/60_YM1/54_0/6
       296           10/29/97     11/1/07      Balloon         1,077,194      LO/60_YM1/54_0/6
       236           10/27/97     11/1/12      Balloon          565,917       LO/60_YM1/114_0/6
       298           12/10/97      1/1/08      Balloon         1,049,527      LO/60_YM1/54_0/6
       238           12/22/97      1/1/18       Full               0          LO/120_YM1/114_0/6
-----------------------------------------------------------------------------------------------------------------------------------
       238            12/4/97      1/1/18       Full               0          YM1/234_0/6
       238           12/11/97      1/1/08      Balloon          892,660       LO/60_YM1/54_0/6
       296           10/16/97     11/1/07      Balloon         1,049,529      LO/60_YM1/54_0/6
       179            1/13/98      2/1/13       Full               0          LO/96_YM1/60_0/24
       295            9/30/97     10/1/12      Balloon          827,995       LO/96_YM1/60_0/24
       357           11/26/97     12/1/07      Balloon         1,093,049      LO/60_YM1/54_0%/6
       297           11/26/97     12/1/07      Balloon         1,002,588      LO/27_Def/87_0/6
       238           12/15/97      1/1/13      Balloon          506,737       LO/96_YM1/60_0/24
       296           10/24/97     11/1/12      Balloon          778,976       LO/96_YM1/60_0/24
       300            2/13/98      3/1/08      Balloon          949,382       LO/60_YM/54_0/6
-----------------------------------------------------------------------------------------------------------------------------------
       300            2/13/98      3/1/08      Balloon          957,121       LO/60_YM/54_0/6
       297           11/17/97     12/1/07      Balloon          978,034       LO/60_YM1/54_0/6
       297           11/25/97     12/1/07      Balloon          965,654       LO/60_YM1/54_0/6
       295            9/29/97     10/1/07      Balloon          974,986       LO/60_YM1/54_0/6
       265            9/30/97     10/1/07       Hyper           926,318       LO/60_2/12_1.5/12_1/12_.5/12_0/12
       296           10/23/97     11/1/02      Balloon         1,090,318      YM1/54_0/6
       297            11/7/97     12/1/07      Balloon          922,015       LO/36_4/12_3/12_2/12_1/12_0/36
       238           12/11/97      1/1/05       Hyper           870,720       LO/26_Def/9_YM1/43_0/6
       296           10/30/97     11/1/07      Balloon          866,615       LO/60_YM1/54_0/6
       295            9/30/97     10/1/07      Balloon          870,126       LO/60_YM1/54_0/6
-----------------------------------------------------------------------------------------------------------------------------------
       239             1/8/98      2/1/08      Balloon          723,495       LO/60_YM1/54_0/6
       298            12/2/97      1/1/08      Balloon          809,678       LO/60_5/12_4/12_3/12_2/12_1/6_0/6
       297           11/26/97     12/1/07      Balloon          807,329       LO/60_YM1/54_0/6
       202           12/19/97      1/1/15       Full               0          LO/60_YM/84_4/12_3/12_2/12_1/12_0/12
       265            9/30/97     10/1/07       Hyper           771,932       LO/60_2/12_1.5/12_1/12_.5/12_0/12
       296           10/14/97     11/1/07      Balloon          809,467       YM1/114_0/6
       178           12/16/97      1/1/13       Full               0          LO/60_YM/60_2.5/12_2/12_1.5/12_1/12_.5/6_0/6
       299             1/9/98      2/1/08      Balloon          808,247       LO/60_4/12_3/12_2/12_1/18_0/6
       295            9/30/97     10/1/07      Balloon          796,564       YM1/114_0/6
       295             9/3/97     10/1/07      Balloon          784,991       LO/60_YM1/54_0/6
-----------------------------------------------------------------------------------------------------------------------------------
       296           10/30/97     11/1/07      Balloon          741,916       LO/60_YM1/54_0/6
       298           12/29/97      1/1/08      Balloon          700,543       YM1/114_0/6
       296            10/3/97     11/1/07      Balloon          707,309       LO/60_YM1/54_0/6
       298           12/11/97      1/1/08      Balloon          676,718       YM1/114_0/6
       295            9/30/97     10/1/07      Balloon          688,696       YM1/114_0/6
       358           12/31/97      1/1/08      Balloon          718,966       LO/60_YM1/54_0%/6


       295            9/30/97     10/1/07      Balloon          672,101       YM1/114_0/6
       237           11/12/97     12/1/07      Balloon          561,938       LO/24_YM1/90_0/6
-----------------------------------------------------------------------------------------------------------------------------------
       178            12/7/97      1/1/13       Full               0          LO/96_YM1/78_0/6
       239             1/8/98      2/1/08      Balloon          540,865       LO/60_YM1/54_0/6
       296           10/14/97     11/1/07      Balloon          639,271       YM1/114_0/6
       297            11/7/97     12/1/07      Balloon          620,523       LO/60_YM1/54_0/6
       295            9/10/97     10/1/04      Balloon          619,692       LO/48_YM1/30_0/6
       235            9/19/97     10/1/07      Balloon          463,323       YM1/114_0/6
       294            8/21/97      9/1/07      Balloon          517,120       YM1/114_0/6
       295             9/3/97     10/1/17      Balloon          255,846       YM/120_5/12_4/12_3/12_2/12_1/12_0/60
       297           11/18/97     12/1/07      Balloon          465,448       YM1/114_0/6
       295            9/12/97     10/1/07      Balloon          473,554       YM1/114_0/6
-----------------------------------------------------------------------------------------------------------------------------------
       297           11/25/97     12/1/07      Balloon          453,172       YM1/114_0/6
       295             9/8/97     10/1/07      Balloon          448,067       YM1/114_0/6
       178            12/4/97      1/1/13       Full               0          YM1/120_5/12_4/12_3/12_2/12_1/6_0/6
       176            10/6/97     11/1/07      Balloon          239,554       LO/48_5/12_4/12_3/12_2/12_1/18_0/6
       298           12/29/97      1/1/08      Balloon          391,572       YM1/114_0/6
       297           11/25/97     12/1/07      Balloon          391,376       YM1/114_0/6
       236           10/14/97     11/1/17       Full               0          YM/120_5/12_4/12_3/12_2/12_1/12_0/60
       234           8/21/97       9/1/17       Full               0          YM/120_5/12_4/12_3/12_2/12_1/12_0/60
       295            9/4/97      10/1/07      Balloon          300,386       YM1/114_0/6
       235           9/10/97      10/1/17       Full               0          YM/120_5/12_4/12_3/12_2/12_1/12_0/60
-----------------------------------------------------------------------------------------------------------------------------------
       295            9/29/97     10/1/07      Balloon          278,856       YM1/114_0/6
       297           11/25/97     12/1/07      Balloon          247,185       YM1/114_0/6
       177            12/1/97     12/1/12       Full               0          YM1/174_0/6
       237            11/3/97     12/1/17       Full               0          LO/120_YM1/60_0/60
       299             1/6/98      2/1/08      Balloon          215,270       YM1/114_0/6
       174            8/27/97      9/1/12       Full               0          YM1/120_5/12_4/12_3/12_2/12_1/6_0/6
       298           12/11/97      1/1/08      Balloon          146,598       YM1/114_0/6
       236           10/22/97     11/1/17       Full               0          YM1/120_5/12_4/12_3/12_2/12_1/12_0/60


YIELD MAINT.                                     UNDERWRITTEN                            CUT-OFF    SCHEDULED    SQ FT, UNIT,
 CALCULATION       ANNUAL        UNDERWRITTEN     CASH FLOW      APPRAISED    APPRAISAL    DATE   MATURITY DATE   BED, PAD
    TYPE        DEBT SERVICE      CASH FLOW          DSCR          VALUE        DATE       LTV      OR ARD LTV     OR ROOM
-----------------------------------------------------------------------------------------------------------------------------
     NAP         4,923,036        6,541,381          1.33       82,900,000    11/11/97    76.13       66.02           789
     NAP         5,241,647        6,793,864          1.30       82,600,000                74.46       65.96         1,685
                                    508,705                      5,900,000      6/6/97                                135
                                     90,698                      1,100,000     6/11/97                                 16
                                     26,207                        450,000     6/11/97                                  8
                                     90,206                      1,200,000     6/11/97                                 20
                                    663,618                      6,500,000      6/6/97                                110
                                    480,420                      5,800,000     6/10/97                                108
                                    293,111                      3,800,000      6/5/97                                115
                                    251,680                      4,000,000     6/10/97                                120
-----------------------------------------------------------------------------------------------------------------------------
                                    137,323                      1,900,000     6/11/97                                 82
                                    249,879                      3,000,000     6/11/97                                 78
                                    727,105                      8,700,000     6/10/97                                151
                                    115,783                      1,850,000      6/5/97                                 53
                                    141,486                      1,750,000     6/11/97                                 72
                                    341,097                      4,500,000     6/11/97                                 84
                                    756,855                      8,500,000     6/24/97                                148
                                    721,945                      7,500,000     6/12/97                                155
                                    106,105                      1,100,000     6/11/97                                 41
                                    866,840                     11,600,000     6/11/97                                131
-----------------------------------------------------------------------------------------------------------------------------
                                     54,096                        650,000     6/10/97                                 18
                                     96,226                      1,800,000      6/6/97                                 27
                                     74,479                      1,000,000      6/6/97                                 13
     NAP         4,363,692        6,475,863          1.48       65,500,000                79.48       70.26     1,855,972
                                    380,901                      3,790,000    12/20/97                             60,240
                                    283,702                      2,875,000    12/20/97                             64,541
                                    124,472                      1,275,000    12/20/97                             23,000
                                    202,380                      2,060,000    12/20/97                             26,800
                                    179,203                      1,910,000    12/20/97                             31,600
                                    183,151                      1,900,000    12/20/97                             28,750
-----------------------------------------------------------------------------------------------------------------------------
                                    180,164                      1,825,000    12/20/97                             36,580
                                    139,208                      1,425,000    12/20/97                             42,528
                                    128,574                      1,400,000    12/20/97                             34,064
                                    139,587                      1,375,000    12/20/97                             25,200
                                    134,392                      1,360,000    12/20/97                             35,920
                                    128,838                      1,350,000    12/20/97                             28,768
                                    132,284                      1,325,000    12/20/97                             30,117
                                    130,612                      1,300,000    12/20/97                             25,350
                                    129,090                      1,225,000    12/20/97                             29,212
                                    129,093                      1,210,000    12/20/97                             29,780
-----------------------------------------------------------------------------------------------------------------------------
                                    110,102                      1,175,000    12/20/97                             28,113
                                    117,201                      1,175,000    12/20/97                             35,586
                                    113,137                      1,150,000    12/20/97                             33,056
                                    109,672                      1,145,000    12/20/97                             21,500
                                    113,892                      1,125,000    12/20/97                             34,959
                                    117,135                      1,120,000    12/20/97                             26,098
                                    109,576                      1,100,000    12/20/97                             27,972
                                    106,214                      1,100,000    12/20/97                             38,107
                                    108,415                      1,100,000    12/20/97                             31,500
                                     97,694                      1,020,000    12/20/97                             30,600
-----------------------------------------------------------------------------------------------------------------------------
                                     93,281                      1,000,000    12/20/97                             29,182
                                     93,519                        960,000    12/20/97                             24,980
                                     94,216                        950,000    12/20/97                             34,708
                                     83,229                        925,000    12/20/97                             32,038
                                     91,101                        890,000    12/20/97                             27,880
                                     93,115                        875,000    12/20/97                             24,912
                                     86,798                        875,000    12/20/97                             28,620
                                     82,577                        865,000    12/20/97                             35,422
                                     85,296                        850,000    12/20/97                             25,080
                                     86,767                        840,000    12/20/97                             31,396
------------------------------------------------------------------------------------------------------------------------------
                                     86,129                        825,000    12/20/97                             22,104
                                     80,406                        825,000    12/20/97                             21,900
                                     81,855                        810,000    12/20/97                             21,716
                                     82,079                        800,000    12/20/97                             19,300
                                     71,060                        790,000    12/20/97                             28,138
                                     85,309                        785,000    12/20/97                             22,624
                                     80,047                        785,000    12/20/97                             28,009
                                     70,141                        725,000    12/20/97                             22,384
                                     75,872                        725,000    12/20/97                             27,132
                                     72,260                        710,000    12/20/97                             31,125
-----------------------------------------------------------------------------------------------------------------------------
                                     66,757                        640,000    12/20/97                             21,080
                                     62,312                        625,000    12/20/97                             26,580
                                     67,052                        600,000    12/20/97                             26,998
                                     58,235                        600,000    12/20/97                             23,379
                                     53,393                        575,000    12/20/97                             27,886
                                     53,545                        550,000    12/20/97                             21,860
                                     56,132                        550,000    12/20/97                             25,360
                                     50,790                        540,000    12/20/97                             17,483
                                     60,913                        535,000    12/20/97                             34,300
                                     48,058                        510,000    12/20/97                             17,380
-----------------------------------------------------------------------------------------------------------------------------
                                     44,581                        475,000    12/20/97                             24,000
                                     42,863                        440,000    12/20/97                             16,341
                                     40,952                        425,000    12/20/97                             14,362
                                     43,458                        425,000    12/20/97                             18,740
                                     39,477                        415,000    12/20/97                             19,230
                                     41,037                        410,000    12/20/97                             22,450
                                     36,574                        375,000    12/20/97                             19,940
                                     34,888                        350,000    12/20/97                             14,680
                                     30,494                        335,000    12/20/97                             17,280
                                     16,971                        225,000    12/20/97                             17,572
-----------------------------------------------------------------------------------------------------------------------------
                                     13,534                        150,000    12/20/97                             13,640
                                     10,101                        125,000    12/20/97                             16,840
     NAP         2,521,638        3,474,737          1.38       41,000,000     11/1/97    74.22       64.35       632,738
      1          2,548,058        3,145,936          1.23       37,500,000     7/28/97    79.91       70.86       443,146
     NAP         2,286,418        2,998,610          1.31       33,000,000     10/7/97    84.72       73.19       280,540
      2          2,038,436        2,649,177          1.30       29,700,000      9/1/98    78.85       69.19       166,681
      1          1,864,123        2,301,003          1.23       28,800,000    10/30/97    79.86       72.53           646
     NAP         2,039,388        3,620,886          1.78       39,600,000    10/10/97    56.63       45.73           704
      2          2,371,159        3,213,385          1.36       31,000,000     7/10/97    72.22                       345
      2          1,630,717        2,118,690          1.30       26,200,000     9/29/97    76.22       44.26       163,665
-----------------------------------------------------------------------------------------------------------------------------
      2          1,964,356        3,123,236          1.59       28,000,000     5/23/97    69.31                       303
      1          1,553,025        1,949,772          1.26       25,725,000    11/26/97    74.52       54.43       136,420
      1          1,739,155        2,291,473          1.32       23,780,000    10/24/97    79.63       63.62           140
      2          1,593,715        1,921,408          1.21       26,300,000      8/1/97    70.07       61.41           287
     NAP         1,436,119        1,874,650          1.31       23,600,000     11/1/97    72.83       63.19       157,552
      1          1,417,631        1,814,451          1.28       22,600,000      1/6/98    75.00       61.66       511,537
     NAP         1,384,445        1,775,583          1.29       22,000,000     9/29/97    74.94       65.21       410,011
      1          1,317,089        1,733,273          1.32       21,260,000                76.85       66.18           228
                                  1,667,311                     20,600,000    10/21/97                                227
                                     65,962                        660,000    10/31/97                             10,000
-----------------------------------------------------------------------------------------------------------------------------
     NAP         1,364,802        1,960,587          1.44       24,900,000      6/4/97     61.99       54.61      208,593
      2          1,887,784        2,984,369          1.58       18,920,000                 77.10                   73,254
                                    311,222                      2,210,000     4/24/97                              5,665
                                    153,459                      1,060,000     4/24/97                              3,650
                                    232,570                      1,910,000     4/24/97                              4,823
                                    663,611                      3,500,000      5/5/97                             18,860
                                    471,890                      2,550,000      5/5/97                             11,125
                                    279,428                      2,000,000      5/1/97                              9,165
                                    368,983                      2,300,000      5/1/97                              9,187
                                     65,472                      1,670,000     4/24/97                              4,579
-----------------------------------------------------------------------------------------------------------------------------
                                    437,734                      1,720,000      5/5/97                              6,200
      2          1,324,351        1,649,286          1.25       19,500,000     10/1/97    71.55       58.34           136
     NAP         1,359,498        1,974,379          1.45       29,500,000      6/1/97    45.56       42.68     1,675,056
     NAP         1,131,182        1,401,458          1.24       19,400,000     10/1/97    68.74       52.17       240,661
     NAP         1,122,728        1,295,144          1.15       17,100,000     10/1/97    77.40       58.75       141,486
      1          1,183,548        1,741,135          1.47       17,500,000     10/6/97    72.86       59.61           146
     NAP         1,096,056        1,384,408          1.26       17,600,000     12/9/97    72.27       57.20           210
      1          1,127,686        1,398,876          1.24       16,500,000      7/1/97    74.29       58.08       154,718
      1          1,152,817        1,849,800          1.60       16,000,000     8/28/97    74.61        0.00           185
     NAP          945,834         1,227,094          1.30       14,790,000                78.54       58.63           654
-----------------------------------------------------------------------------------------------------------------------------
                                    112,465                      1,280,000     11/1/97                                 62
                                     42,859                        600,000     11/1/97                                 31
                                     47,486                        630,000     11/1/97                                 33
                                     62,087                        980,000     11/1/97                                 48
                                     93,171                      1,190,000     11/1/97                                 56
                                     69,142                        740,000     11/1/97                                 24
                                    118,811                      1,360,000     11/1/97                                 52
                                     66,323                        600,000     11/1/97                                 29
                                     34,138                        660,000     11/1/97                                 28
                                     88,358                      1,060,000     11/1/97                                 46
-----------------------------------------------------------------------------------------------------------------------------
                                     63,567                        950,000     11/1/97                                 48
                                     11,378                        430,000     11/1/97                                 27
                                     72,458                        770,000     11/1/97                                 35
                                    138,773                      1,260,000     11/1/97                                 47
                                     75,146                        810,000     11/1/97                                 38
                                    130,932                      1,470,000     11/1/97                                 50
      1           970,147         1,238,024          1.28       15,000,000     2/28/98    76.11       67.58       114,702
      1           868,469         1,269,563          1.46       17,200,000    11/18/97    63.83       55.60           176
      1          1,023,953        1,448,134          1.41       15,600,000     10/1/97    69.34       46.85           102
      1           945,377         1,256,690          1.32       12,500,000    10/21/97    79.63       65.79           156
-----------------------------------------------------------------------------------------------------------------------------
      2           811,314         1,114,058          1.37       13,250,000     9/29/97    75.38       25.68       133,112
      2           935,325         1,343,684          1.44       22,200,000     8/22/97    44.84       36.48       882,575
     NAP          905,190           727,250           1.21      12,400,000     10/1/97    77.03       62.40           284
     NAP          798,005         1,069,674          1.34       13,100,000     11/1/97    73.93       63.98       113,142
      1           896,413         1,170,004          1.32       12,000,000    10/18/97    79.63       64.98           116
      1           815,301         1,123,924          1.38       13,560,000      6/5/97    68.26       55.47           308
     NAP          774,412           973,086           1.26      12,600,000     10/1/97    72.46       54.99       120,671
      1           956,072         1,015,032          1.06       11,140,000     6/26/97    81.89       28.53       199,026
     NAP          807,286           803,939           1.00      11,585,000      6/1/97    76.55       67.92           147
      1           831,442         1,100,423          1.32       11,220,000    10/23/97    79.63       64.46           106
-----------------------------------------------------------------------------------------------------------------------------
     NAP          705,399           915,995           1.30      11,250,000     9/22/97    78.22       67.19       154,174
     NAP          802,991         1,068,600          1.21       11,000,000     10/1/97    77.03       62.40           165
      2           729,331           901,298           1.24      11,000,000     9/29/97    77.16       46.08        59,301
     NAP          752,889         1,058,700          1.41       13,500,000     7/29/97    62.79       55.30       108,445
     NAP          766,491           923,700           1.21      10,500,000     10/1/97    77.03       62.40           140
     NAP          848,426         1,184,293          1.40       15,650,000     1/31/97    53.21       46.22       101,109
     NAP          669,927           839,812           1.25      10,700,000      9/1/97    76.52       66.11           255
      2           703,905           888,237           1.26      10,540,000      9/3/97    77.55       67.86           176
     NAP          744,592           545,200           1.21      10,200,000     10/1/97    77.03       62.40           186
      1           695,067           985,507           1.42      11,750,000    10/24/97    67.94       59.55        64,797
      2           764,948         1,084,354          1.42       11,750,000     7/31/97    67.74       55.50       180,024
      1           687,620         1,044,134          1.53       10,990,000                72.66       63.27       164,975
                                    214,005                      2,360,000    10/28/97                             35,743
                                     21,312                        300,000    10/28/97                              4,730
                                     61,331                        670,000    10/28/97                              6,362
                                     50,842                        700,000    10/28/97                             13,118
                                     22,724                        260,000    10/28/97                              2,880
                                      7,254                        170,000    10/28/97                              3,596
                                    476,075                      4,330,000    10/28/97                             65,997
-----------------------------------------------------------------------------------------------------------------------------
                                     30,056                        260,000    10/28/97                              3,000
                                    140,627                      1,700,000    10/28/97                             26,905
                                     19,908                        240,000    10/28/97                              2,644
      1           684,195           880,175           1.29      10,450,000     6/10/97    74.44       66.67           193
      2           745,482         1,001,764          1.34       10,000,000     9/18/97    77.74       63.57        83,541
      1           834,618         1,432,968          1.72       11,500,000     9/25/97    67.59       48.00        64,224
     NAP          622,483           890,358           1.43       8,500,000     12/9/97    91.03       78.35           312
     NAP          742,293         1,038,950          1.21        9,700,000     10/1/97    77.03       65.41           140
     NAP          682,401           980,420           1.44      11,000,000      7/1/97    70.17       54.10        91,130
      1           719,390           935,584           1.32       9,000,000    10/20/97    79.63       69.53           106
-----------------------------------------------------------------------------------------------------------------------------
      1           702,562         1,934,000          2.75       10,200,000     7/23/97    73.38       57.89           141
      1           633,592           744,612           1.18       9,260,000     11/1/97    80.00       71.08           307
      1           623,345           760,401           1.22       9,830,000     11/1/97    74.14       65.88           363
      1           625,100           940,889           1.51       9,900,000     9/19/97    73.00       55.80           262
     NAP          587,643           793,640           1.35       9,000,000     9/12/97    79.87       69.00        98,904
      2           671,779           897,160           1.34      10,205,000     8/14/97    70.18       57.11       209,055
      1           624,035         1,143,162          1.83       12,000,000    11/21/97    58.19       47.45           101
      2           661,826           821,968           1.24       9,000,000     7/22/97    77.43       49.99           110
      1           592,605           714,917           1.21       8,630,000     11/1/97    80.28       71.34           261
-----------------------------------------------------------------------------------------------------------------------------
      1           543,027           739,016           1.36       9,190,000     10/9/97    72.77       63.81           110
     NAP          607,943           775,105           1.27       9,400,000     7/21/97    68.98       56.01           193
     NAP          548,083           757,923           1.38      10,000,000     10/1/97    64.00       55.80       222,672
      1           545,402           738,326           1.35       8,100,000      8/5/97    76.23       67.13           202
     NAP          540,455           678,769           1.26       7,700,000     3/31/98    77.72       68.37        68,450
      1           517,324           734,511           1.42       7,730,000     9/19/97    77.37       59.15           219
      1           607,625           865,794           1.42       9,600,000     7/13/97    61.99        0.00        61,005
     NAP          618,014           856,188           1.39       9,900,000     4/21/97    60.11       42.23            76
     NAP          526,399           710,356           1.35       8,600,000     8/13/97    68.95       53.21       101,697
     NAP          602,614           715,463           1.19       7,450,000     11/6/97    79.01       62.28            86
-----------------------------------------------------------------------------------------------------------------------------
      1           510,439           643,324           1.26       7,565,000                75.38       66.43        74,364
                                    373,469                        675,000     10/1/97                              6,500
                                      0                          1,260,000     10/1/97                             12,419
                                      0                            700,000     9/22/97                              6,500
                                      0                          1,600,000     9/15/97                             12,000
                                    148,431                      1,800,000     10/1/97                             17,680
                                     16,379                        200,000     9/12/97                              2,942
                                     30,459                        400,000     9/11/97                              6,148
                                     30,452                        430,000     10/8/97                              4,300
                                     44,134                        500,000     10/1/97                              5,092
-----------------------------------------------------------------------------------------------------------------------------
     NAP          474,285           526,663           1.11       7,200,000     10/1/97    77.66       58.94        92,659
     NAP          481,986           688,202           1.43       7,400,000      7/2/97    74.22       65.13       117,900
     NAP          472,809           594,133           1.26       7,500,000     12/9/97    73.16       57.91           130
      1           487,520           687,298           1.41       8,820,000    10/22/97    62.20       50.62       444,000
      2           495,855           612,609           1.24       6,800,000     9/18/97    80.67       64.80       119,229
      1           484,745           624,244           1.29       7,400,000      8/6/97    74.12       65.21        55,906
      2           531,005           863,553           1.63       8,000,000     7/29/97    68.48       56.20           249
      1           422,879           666,961           1.58       8,310,000    10/10/97    64.86       56.37            43
-----------------------------------------------------------------------------------------------------------------------------
      1           455,756           582,628           1.28       6,900,000     10/8/97    78.03       69.22        99,205
     NAP          453,995           552,275           1.22       7,300,000     10/1/97    73.32       55.65        83,243
      1           442,525           604,670           1.37       7,450,000    11/20/97    71.02       62.75        57,859
      2           467,364           641,471           1.37       6,470,000     7/23/97    81.61       65.18           200
      2           479,996           717,986           1.50       6,500,000                80.49       64.93       321,075
                                    244,204                      2,040,000     8/20/97    80.49                   101,100
                                    158,918                      1,460,000     9/18/97    80.49                    60,675
                                     85,802                        800,000     8/23/97    80.49                    39,150
                                    105,537                      1,100,000     8/25/97    80.49                    45,300
                                    123,524                      1,100,000     8/20/97    80.49                    74,850
-----------------------------------------------------------------------------------------------------------------------------
     NAP          504,566           731,363           1.45       9,000,000                57.67       47.30        77,496
                                    438,654                      4,700,000     11/1/97                                 75
                                    292,709                      4,320,000     11/1/97                             40,110
     NAP          433,536           549,348           1.27       7,000,000     11/1/97    74.17       68.16        74,980
     NAP          481,613           590,561           1.23       7,000,000                73.97       60.00        85,234
                                    190,903                      2,300,000     7/15/97    73.97                    23,100
                                    182,249                      2,100,000     7/25/97    73.97                    29,000
                                     77,494                        800,000     7/25/97    73.97                    13,134
                                    139,915                      1,800,000     7/28/97    73.97                    20,000
      1           489,494         1,123,571          2.30        8,940,000      8/5/97    57.88       48.20           210
-----------------------------------------------------------------------------------------------------------------------------
      1           469,922           768,347           1.64       8,000,000      1/1/98    63.60       52.43            50
     NAP          409,306           544,091           1.33       7,200,000     12/8/97    69.39       59.94           216
      2           423,957           552,474           1.30       6,400,000     11/1/97    77.98       67.96        59,385
      2           424,007           607,080           1.43       7,150,000     7/30/97    69.76       60.83       151,334
      2           510,977           870,058           1.70       8,290,000     6/23/97    59.79                       176
     NAP          542,320           622,260           1.15       6,000,000     7/22/97    82.55       37.96           168
      1           468,668           866,985           1.85       7,000,000     11/8/97    69.73       48.25           122
      2           498,490           884,613           1.77       6,600,000      6/1/97    73.85       61.60           140
     NAP          431,757           560,398           1.30       6,600,000     10/1/97    73.06       50.75        40,762
     NAP          498,112           709,575           1.18       6,050,000     11/1/96    79.07       77.25           134
-----------------------------------------------------------------------------------------------------------------------------
      1           435,097           524,184           1.20       6,450,000    10/18/97    74.15       59.71        55,243
     NAP          393,969           461,695           1.17       7,800,000     10/1/97    59.55       45.19        96,057
     NAP          421,306           803,400           1.98       7,000,000    10/15/97    64.10       55.06           180
      2           434,901           729,465           1.68       6,900,000     6/19/97    66.50       54.17           172
      1           439,974           784,003           1.78       6,600,000    10/30/97    69.43       48.04           116
     NAP          364,723           523,440           1.44       6,330,000    11/11/97    71.82       61.74        30,836
     NAP          505,558           778,499           1.54       7,500,000      9/9/96    59.92       43.87           110
     NAP          397,974           523,128           1.31       5,950,000    11/10/97    75.41                   106,333
      1           375,715           467,826           1.25       5,470,000     11/1/97    80.31       71.36           166
     NAP          365,860           458,642           1.25       5,850,000     9/17/97    74.87       65.03       107,392
------------------------------------------------------------------------------------------------------------------------------
     NAP          352,174           430,320           1.22       5,400,000     9/29/97    80.24       69.23            73
     NAP          394,196           542,850           1.21       5,600,000     10/1/97    77.03       60.17           103
      2           379,693           491,785           1.30       5,705,000     8/10/97    75.44       66.36        32,236
      1           380,624           483,617           1.27       5,750,000    11/12/97    74.66       59.58        86,674
     NAP          369,110           548,161           1.49       5,460,000     12/1/97    78.61       59.91        55,000
      1           355,541           469,162           1.32       5,700,000    11/20/97    75.00       64.97        68,351
      1           357,298           470,929           1.32       5,450,000    10/31/97    77.85       61.03        60,753
     NAP          382,344           784,200           1.98       6,750,000    10/16/97    64.10       51.82           240
      2           382,174           399,476           1.05       4,600,000      9/2/97    90.12       34.24        57,211
      1           334,661           441,643           1.32       5,500,000    11/21/97    75.00       64.60        57,887
-----------------------------------------------------------------------------------------------------------------------------
     NAP          345,276           490,985           1.42       5,300,000     8/15/97    77.38       58.49           144
     NAP          384,165           687,950           1.21       6,600,000     10/1/97    77.03       56.48           120
     NAP          330,870           417,468           1.26       5,350,000     9/18/97    74.65       64.68           162
     NAP          316,128           464,704           1.47       6,075,000     11/7/97    65.73       48.55            62
      1           339,867           594,344           1.75       7,167,500     11/6/97    55.66       44.65           228
      1           382,586           755,639           1.98       5,900,000    11/12/97    67.53       46.73           115
      2           370,472           520,966           1.33       5,000,000     5/20/97    79.66       64.61        36,181
      2           370,472           460,590           1.33       5,000,000     5/20/97    79.66       64.61        36,138
      2           400,358           518,279           1.29       6,800,000                58.32       48.36            69
                                    391,017                      5,300,000      8/8/97                                 50
-----------------------------------------------------------------------------------------------------------------------------
                                    127,262                      1,500,000      8/8/97                                 19
     NAP          318,117           405,948           1.28       5,325,000                73.18       63.16        64,202
                                      0                          2,625,000    12/10/97                             34,502
                                    405,948                      2,700,000    12/10/97                             29,700
     NAP          327,393           433,204           1.32       5,200,000    10/21/97    74.89       65.10        44,315
      2           368,732           507,574           1.38       5,500,000     7/22/97    70.59       45.57            83
      1           400,554           725,250           1.91       4,900,000     2/21/97    72.90       68.17           138
      1           342,617           438,511           1.28       6,700,000     8/29/97    57.33       37.40           144
      1           308,649           417,945           1.35       4,830,000    10/21/97    79.27       68.26            69
-----------------------------------------------------------------------------------------------------------------------------
     NAP          353,393           441,247           1.25       5,300,000     7/18/97    72.04       64.03       101,986
     NAP          327,546           537,724           1.64       6,100,000    11/21/97    62.30       49.23           121
      1           314,482           415,674           1.32       5,240,000     10/9/97    72.41       62.75        44,997
      1           322,207           446,475           1.39       4,800,000     11/3/97    79.02       68.87           104
     NAP          391,079           516,200           1.18       4,750,000     11/1/96    79.07       77.25            82
     NAP          341,556           435,357           1.27       5,000,000     6/17/97    74.86       66.27        74,448
      1           319,363           511,910           1.53       4,930,000                72.66       65.51        79,476
                                    193,912                      1,650,000    10/27/97                             24,012
                                    177,572                      1,650,000    10/27/97                             23,525
                                    123,684                      1,400,000    10/27/97                             24,739
-----------------------------------------------------------------------------------------------------------------------------
                                     16,742                        230,000    10/27/97                              7,200
      1           338,832           453,519           1.34       4,950,000    12/11/97    74.47       60.05        50,168
      1           379,037           495,238           1.31       5,130,000     11/3/97    71.78        0.00        69,285
     NAP          319,508           423,293           1.32       5,100,000     11/4/97    71.48       56.70       174,394
     NAP          374,613           380,425           1.18       4,550,000     11/1/96    79.07       77.25            79
      1           297,930           415,060           1.39       4,700,000    10/24/97    76.46       67.41           364
     NAP          346,170           435,154           1.26       4,900,000    11/10/97    73.34        0.00        78,400
     NAP          302,652           406,512           1.30       4,800,000     8/15/97    75.62       56.61           116
      2           322,023           454,359           1.41       5,200,000      9/2/97    68.92       55.30       146,330
      1           369,742           670,550           1.91       4,700,000     2/21/97    72.90       65.60           101
-----------------------------------------------------------------------------------------------------------------------------
      1           344,082           410,349           1.19       4,900,000      5/8/97    72.87       55.53           130
      1           308,466           437,178           1.42       4,700,000    12/29/97    74.47       59.25        25,617
     NAP          280,980           372,541           1.33       4,700,000    10/27/97    74.41       63.99           116
      2           335,799           415,167           1.24       4,720,000     6/30/97    73.91       60.50        49,554
      1           327,121           955,500           2.92       8,450,000     7/25/97    41.19        0.00           131
     NAP          362,681           547,150           1.51       4,350,000     8/18/97    78.66        0.00           120
     NAP          362,681           613,700           1.69       4,300,000     8/19/97    79.57        0.00           120
      2           297,574           541,492           1.82       4,500,000    10/20/97    75.64       61.22        74,350
     NAP          354,030           419,875           1.18       4,300,000     11/1/96    79.07       77.25            87
      2           337,199           500,425           1.48       5,600,000      6/1/97    58.80       48.95           189
-----------------------------------------------------------------------------------------------------------------------------
     NAP          314,317           618,850           1.21       5,400,000     10/1/97    77.03       56.48           115
      1           320,170           485,999           1.52       5,500,000    10/16/97    59.09       40.42        69,400
      1           286,558           459,774           1.60       4,600,000    11/21/97    70.46       43.86        42,600
      2           300,728           391,295           1.30       4,100,000     9/12/97    78.99       64.00        51,765
      1           263,740           346,378           1.31       4,300,000    10/24/97    74.88       64.72        22,586
     NAP          284,772           354,771           1.25       4,000,000    12/29/97    80.00       63.84        48,750
     NAP          270,341           340,924           1.26       4,280,000     9/22/97    74.66       64.99        23,389
      1           306,069           643,321           2.10       5,000,000    10/30/97    63.75       44.11           101
      1           306,069           534,328           1.75       5,300,000    11/12/97    60.14       41.62           108
-----------------------------------------------------------------------------------------------------------------------------
     NAP          266,049           380,133           1.43       4,100,000     9/26/97    76.53       66.62           409
      1           308,021           388,436           1.26       4,200,000     8/20/97    74.50       58.32        15,200
     NAP          291,961           894,266           3.06       4,900,000      8/1/97    62.98       51.34           155
      2           319,307           579,952           1.82       6,150,000     8/22/97    50.08       35.12        69,647
      2           264,354           394,849           1.49       4,000,000     8/15/97    76.91       67.17        42,876
     NAP          253,484           315,607           1.25       4,200,000     11/1/97    72.96       63.20        41,733
     NAP          282,242           458,112           1.62       4,000,000    10/10/97    76.07       62.81            70
      2           262,872           328,860           1.25       3,800,000      8/7/97    79.86       69.90            52
      1           242,660           323,350           1.33       4,000,000      1/8/98    75.00       65.66        26,054
      1           242,660           341,979           1.41       4,300,000      1/8/98    69.77       61.08        31,230
-----------------------------------------------------------------------------------------------------------------------------
     NAP          251,841           321,506           1.28       4,100,000    11/25/97    73.12       63.52        75,563
     NAP          248,128           304,220           1.23       4,100,000     11/7/97    73.03       63.30           204
     NAP          299,404           441,521           1.47       4,000,000     7/11/97    74.72       63.34            77
      2           283,640           387,945           1.37       4,700,000      8/1/97    63.54       51.86        45,620
      1           239,333           305,451           1.28       3,950,000     9/16/97    74.68       55.62        52,153
     NAP          332,634           461,723           1.39       4,800,000    12/10/96    61.38       44.87        58,813
      1           255,350           389,258           1.52       3,900,000     9/10/97    74.16       69.55           134
      2           252,976           316,096           1.25       3,675,000      8/1/97    78.66       69.08            80
     NAP          300,514           170,250           1.18       3,650,000     11/1/96    79.07       77.25            91
     NAP          228,073           290,782           1.27       3,650,000     11/7/97    76.71       66.14            54
-----------------------------------------------------------------------------------------------------------------------------
      1           236,549           320,085           1.35       3,830,000     7/30/97    72.95       67.38        22,000
     NAP          260,073           488,934           1.88       3,800,000      8/1/97    73.50       59.56           102
     NAP          350,859           370,113           1.05       4,700,000      1/8/97    58.18                    18,450
      1           234,966           353,167           1.53       3,880,000                72.66       61.24        73,338
                                     45,839                        550,000    10/29/97                              7,902
                                     49,025                        520,000    10/29/97                              2,000
                                    112,076                      1,220,000    10/29/97                             17,283
                                    146,227                      1,590,000    10/29/97                             46,153
     NAP          240,342           297,125           1.24       3,400,000      8/1/97    79.17       75.57            61
-----------------------------------------------------------------------------------------------------------------------------
      1           237,207           313,234           1.32       3,320,000      1/1/98    79.76       71.79        24,968
     NAP          230,878           310,001           1.34       4,200,000    11/20/97    62.95       50.03        60,201
      1           242,328           305,901           1.26       3,075,000                84.50       54.01       108,493
                                    201,611                      1,900,000      9/5/97    84.50                    71,898
                                    104,290                      1,175,000      9/5/97    84.50                    36,595
      1           232,191           290,325           1.25       3,500,000     11/5/97    74.12       59.34        24,441
      2           225,927           290,313           1.28       3,450,000      9/3/97    75.12       65.92        68,095
     NAP          233,414           295,024           1.26       3,500,000     9/15/97    74.04       59.62        28,906
      1           235,022           286,231           1.22       4,200,000     6/30/97    61.11       49.30           141
     NAP          211,823           263,016           1.24       3,300,000    12/16/97    75.65       65.90        32,062
-----------------------------------------------------------------------------------------------------------------------------
      1           254,415           344,350           1.35       2,950,000      5/4/97    84.41       70.49            72
     NAP          244,038           444,262           1.82       3,300,000      7/1/97    75.44       62.12           105
     NAP          258,099           406,784           1.58       3,390,000     5/15/98    72.41       60.72           151
     NAP          203,748           243,129           1.19       3,200,000     10/1/97    73.29       56.97        56,430
      2           220,627           276,815           1.25       2,950,000    10/13/97    81.07       65.55        63,339
      1           227,628           329,101           1.45       4,050,000     9/16/97    59.04       39.89        67,738
      1           235,995           318,491           1.35       3,550,000     6/10/97    67.28       55.56        57,235
      1           191,095           269,829           1.41       3,150,000      1/8/98    75.00       65.66        12,340
      1           205,940           281,928           1.37       3,100,000     8/21/97    75.55       66.43           105
     NAP          201,229           267,282           1.33       2,900,000    11/20/97    79.81       63.34            53
-----------------------------------------------------------------------------------------------------------------------------
      2           241,641           424,858           1.76       4,000,000     8/27/97    57.29                       119
      1           216,884           299,887           1.38       3,700,000     5/29/97    61.94       50.45        44,302
      2           271,788           390,555           1.44       3,725,000     5/27/97    61.23                    97,250
      2           221,979           293,929           1.32       2,800,000     7/11/97    80.13       66.10        71,515
     NAP          186,927           236,828           1.27       2,980,000    10/17/97    74.83       64.94        18,356
      2           192,715           345,897           1.79       3,525,000    10/31/97    62.53       50.61        66,940
     NAP          186,840           224,924           1.20       3,400,000     10/1/97    64.79       49.17        42,459
      2           193,936           241,144           1.24       2,800,000      8/7/97    78.51       69.06            48
      1           212,047           272,566           1.29       2,775,000     8/28/97    79.11       54.05        93,120
                                    143,713           1.29       1,400,000     8/28/97    79.11       54.64        50,600
-----------------------------------------------------------------------------------------------------------------------------
                                    128,853           1.29       1,375,000     8/28/97    79.11       53.45        42,520
      2           214,782           275,023           1.28       2,840,000     6/23/97    77.07       63.52        78,256
     NAP          177,694           230,641           1.30       2,900,000    12/11/97    74.94       64.70        11,750
     NAP          205,329           256,087           1.25       2,900,000     4/10/97    74.69       66.77        21,630
     NAP          219,534           295,764           1.35       3,200,000      3/7/97    67.56       56.37        61,772
      2           199,744           336,490           1.68       3,800,000     5/28/97    56.34       45.74           200
     NAP          180,076           215,325           1.19       3,000,000     10/1/97    73.29       53.71        60,446
     NAP          192,000           262,075           1.29       2,800,000     9/29/97    74.94       60.52        27,377
      1           182,635           232,040           1.27       2,900,000     10/9/97    72.24       57.38            63
-----------------------------------------------------------------------------------------------------------------------------
      1           190,343           421,636           2.22       4,100,000    11/14/97    51.10       41.90            80
      2           205,044           287,003           1.40       3,000,000     3/10/97    69.80       62.37        19,550
      2           188,293           252,298           1.34       2,600,000     6/19/97    79.71       64.17            90
      1           173,474           225,540           1.30       2,700,000     10/6/97    74.07       58.65         9,914
     NAP          158,064           244,280           1.55       2,900,000     11/4/97    68.91       64.85        18,118
      1           198,722           449,200           1.91       3,650,000     3/10/97    72.90       45.74            91
     NAP          201,365         1,261,900          6.27        3,700,000     10/9/97    53.93        0.00           100
      1           185,040           236,302           1.28       2,700,000     5/30/97    73.89       59.80        46,850
      1           172,441           243,895           1.41       2,540,000     9/18/97    78.49       60.00            79
      2           184,403           259,000           1.40       2,800,000     9/27/97    71.18       57.61        74,600
-----------------------------------------------------------------------------------------------------------------------------
      2           204,498           251,663           1.23       2,800,000     2/14/97    71.18       59.35        48,430
     NAP          185,287           688,909           3.72       5,100,000      7/1/97    39.03       31.67           118
      2           196,372           261,907           1.33       2,450,000      4/4/97    79.16       65.85            63
      2           177,677           203,242           1.14       2,295,000                83.02       53.06        60,275
                                     61,938                        825,000      9/5/97     0.00                    26,000
                                    141,304                      1,470,000      9/5/97     0.00                    34,275
      1           171,919           216,949           1.26       2,600,000      8/5/97    73.13       58.83       121,400
      1           176,881           282,213           1.60       3,500,000     5/29/97    54.00       43.91        59,076
      2           164,374           309,376           1.88       3,300,000     11/4/97    56.98       46.11        45,697
      2           188,819           245,027           1.30       2,300,000     4/14/97    81.23       67.45        75,250
-----------------------------------------------------------------------------------------------------------------------------
      1           182,666           212,109           1.16       2,400,000    11/25/97    77.61        0.00        10,594
     NAP          191,423           285,700           1.18       2,350,000     11/1/96    79.07       76.42            79
      2           183,600           248,276           1.35       2,530,000     6/11/97    71.79       59.66        58,020
      2           168,782           238,250           1.41       2,300,000     8/18/97    78.86       64.02            84
     NAP          144,577           191,023           1.32       3,050,000     10/7/97    58.92       50.71           112
      1           172,164           277,551           1.61       2,900,000    11/12/97    61.83       42.78            81
     NAP          151,332           189,218           1.25       2,500,000     10/1/97    71.36       54.16        41,737
      2           167,051           230,833           1.38       2,300,000     7/14/97    76.86       62.62        14,575
     NAP          146,691           197,165           1.34       2,400,000    10/17/97    72.92       63.27        22,043
      2           195,246           299,938           1.54       2,900,000      6/4/97    60.31       43.57           118
-----------------------------------------------------------------------------------------------------------------------------
     NAP          156,557           207,894           1.33       3,400,000    12/15/97    51.41       41.14        18,000
      2           167,854           207,271           1.23       2,100,000     5/21/97    83.00       68.00        26,311
     NAP          145,441           187,121           1.29       2,325,000     11/9/97    74.30       68.35        26,623
      2           157,284           344,675           2.19       3,600,000     7/31/97    47.10       38.12        80,000
      2           173,705           219,124           1.26       2,450,000     10/2/97    69.13                    25,418
     NAP          193,484           233,179           1.21       3,000,000     9/23/97    56.33                    12,950
      2           211,195           420,069           1.99       2,420,000     9/29/97    68.06                     5,545
      1           168,574           262,621           1.56       2,650,000     9/24/97    62.13       43.24            62
      2           154,343           195,556           1.27       2,250,000     7/22/97    73.08       59.39        18,334
     NAP          136,866           165,951           1.30       2,100,000      8/5/97    75.62       58.52            32
-----------------------------------------------------------------------------------------------------------------------------
     NAP          133,986           206,946           1.54       2,300,000    10/22/97    69.46       60.35            72
      2           159,485           205,795           1.29       2,400,000     4/21/97    66.48       55.00        24,304
      2           149,666           213,180           1.42       2,400,000     7/15/97    66.44       53.99        61,005
      2           149,720           171,713           1.15       2,000,000      6/5/97    78.74       64.23            92
      1           142,752           192,100           1.35       2,570,000     7/25/97    60.57       48.85        37,861
      2           148,896           191,397           1.29       2,250,000     9/30/97    68.82       56.24        23,643
      1           162,823           235,209           1.44       2,100,000     9/25/97    73.65       51.85            50
     NAP          152,919           205,463           1.34       2,650,000     5/20/97    58.21       48.11        68,380
     NAP          136,276           173,166           1.27       2,050,000      5/8/97    74.46       59.58            66
     NAP          149,329           278,237           1.86       4,200,000    12/15/97    35.65       14.65            89
-----------------------------------------------------------------------------------------------------------------------------
      1           137,520           274,264           1.99       2,400,000    10/16/97    62.35       41.34        66,726
      2           150,418           249,132           1.66       2,350,000     9/23/97    63.59       43.99        51,115
      2           140,299           198,676           1.42       2,175,000                68.65       55.86            63
                                     75,004                        800,000     7/16/97    68.65                        21
                                     81,029                        725,000     7/16/97    68.65                        18
                                     43,459                        650,000     7/16/97    68.65                        24
      2           164,205           308,711           1.88       2,637,000     4/17/97    56.44       40.62        32,218
     NAP          192,383           238,216           1.24       2,750,000      8/7/97    53.61       28.92        40,200
      1           147,066           217,466           1.48       1,950,000     9/20/97    71.64       50.43            58
     NAP          126,344           167,197           1.32       2,200,000    12/10/97    63.50       51.00        35,200
-----------------------------------------------------------------------------------------------------------------------------
      2           139,068           173,442           1.25       2,000,000     7/30/97    69.73                        62
      2           137,070           214,091           1.56       2,300,000     8/25/97    60.63       41.53       111,761
      2           125,852           220,381           1.75       2,400,000     7/30/97    56.97       46.10        38,400
      2           149,300           191,865           1.29       2,050,000      5/6/97    66.31       29.15        88,072
      2           141,872           183,014           1.29       1,625,000      4/4/97    82.42       58.36        47,922
      1           140,763           183,871           1.31       1,800,000     9/21/97    74.28       52.29            53
      2           124,398           219,782           1.77       1,900,000      9/9/97    69.68       56.69            40
      2           139,740           181,991           1.30       1,875,000     7/25/97    70.45       30.18        25,043
      2           120,276           260,482           2.17       2,880,000     8/19/97    45.03       36.44        71,490
      2           141,647           199,654           1.41       1,980,000     8/18/97    65.43                        80
-----------------------------------------------------------------------------------------------------------------------------
      2           134,775           190,742           1.42       1,900,000     11/4/97    68.17                    34,412
      2           129,252           183,625           1.42       2,100,000     7/21/97    61.67       42.51            66
      2           120,280           178,016           1.48       2,030,000     5/19/97    63.74       51.70           100
      2           145,532           184,518           1.27       2,040,000     8/28/97    62.53                    22,184
      2           123,166           189,378           1.54       1,825,000     6/30/97    69.50       45.37        11,200
      1           109,713           144,834           1.32       1,700,000    10/28/97    73.15       64.30        27,097
     NAP          113,157           147,212           1.30       1,570,000     9/17/97    79.33       63.86         6,500
      2           123,426           154,120           1.25       1,650,000     9/17/97    73.96       30.71        11,520
      2           113,340           154,928           1.37       1,550,000     7/23/97    78.67       50.26           125
      1           103,806           304,873           2.94       4,500,000    12/18/97    26.67       21.10           172
-----------------------------------------------------------------------------------------------------------------------------
      1           106,602           142,402           1.34       1,950,000     1/12/98    61.54       49.08         6,350
      2           114,690           169,395           1.48       3,600,000      1/3/97    33.22       27.17            36
      2           109,831           146,842           1.34       2,000,000     7/23/97    59.79       48.28        22,230
      2           113,470           217,568           1.92       2,400,000      8/5/97    49.73       40.62        56,650
     NAP          122,041           197,260           1.62       1,575,000      7/9/97    75.71       58.81        22,500
      2           113,594           144,314           1.27       1,565,000     8/14/97    74.79       69.67            68
     NAP          103,966           425,922           4.10       4,400,000      7/1/97    26.04       20.95            90
      2           109,405           151,798           1.39       1,450,000     11/4/97    73.55       60.05        54,046
      2           100,080           154,593           1.54       1,570,000     6/23/97    67.84       55.20        55,000
      2           102,039           134,229           1.32       1,480,000     5/30/97    71.75       58.79        28,800
-----------------------------------------------------------------------------------------------------------------------------
      1           108,198           152,143           1.41       1,600,000     9/21/97    64.24       45.22            56
     NAP           93,414           146,692           1.57       1,750,000    10/24/97    57.02       46.27        39,171
      2            92,532           128,653           1.39       1,350,000      7/1/97    73.82       59.80        50,920
      1           105,215           134,553           1.28       1,500,000    11/25/97    66.32        0.00         9,504
     NAP          101,701           128,381           1.26       1,400,000      7/9/97    70.98       55.14        20,581
      2            99,391           138,230           1.39       1,470,000     6/12/97    66.09       55.07        31,500
      1           110,268           127,614           1.16       1,400,000     8/20/97    69.25        0.00         7,488
     NAP          101,279           149,603           1.48       1,670,000     10/8/97    57.80       48.40            78
      2            97,663           145,557           1.41       1,515,000     6/10/97    65.76       52.58        39,023
      2            95,264           127,661           1.34       1,150,000     2/14/97    82.21       68.26            90
-----------------------------------------------------------------------------------------------------------------------------
      2            83,728           171,513           2.05       1,500,000     7/31/97    61.37       49.46            40
      2            84,445           111,763           1.32       1,240,000    11/11/97    68.39       56.50        31,250
      2            87,392           116,967           1.34       1,300,000     6/19/97    65.13       54.41        48,402
      2            79,397           107,586           1.36       1,400,000     9/30/97    59.17       48.34            22
      2            84,438           118,383           1.40       1,425,000     5/20/97    57.99       48.33        23,200
      1            71,094            99,228           1.53       1,100,000                72.66       65.36        12,000
                                     66,009                        700,000    10/27/97                             10,000
                                     33,219                        400,000    10/27/97                              2,000
      2            82,404           108,247           1.41       1,170,000     6/10/97    65.76       57.44        22,440
      2            84,060           151,045           1.80       1,570,000      7/7/97    50.70       35.79         6,432
-----------------------------------------------------------------------------------------------------------------------------
      2            89,920           173,777           1.93       1,950,000     8/13/97    40.76                        57
      1            80,886           118,314           1.46       1,390,000     9/18/97    55.28       38.91            62
      2            78,493           112,259           1.43       1,216,000     6/12/97    63.10       52.57        16,516
      2            75,550           112,403           1.49       1,100,000     7/11/97    67.98       56.41        38,550
      2            68,081            91,355           1.34         950,000      8/9/97    72.79       65.23            86
      2            70,807           113,478           1.60       1,030,000     7/21/97    62.63       44.98            59
      2            62,940           101,766           1.62         900,000     7/15/97    69.07       57.46            30
      2            64,479            84,241           1.31       1,025,000     4/22/97    59.75       24.96         6,072
      2            53,667           128,439           2.39       1,450,000      9/6/97    39.53       32.10            63
      2            57,215            77,365           1.35         882,000      8/8/97    64.78       53.69            58
-----------------------------------------------------------------------------------------------------------------------------
      2            54,576           73,646           1.40          850,000     9/30/97    63.13       53.31         6,380
      2            54,936           70,146           1.28          730,000     7/18/97    73.64       61.38            15
      2            59,509           94,319           1.58        1,040,000     7/30/97    47.79                        37
     NAP           58,909           68,096           1.16          850,000      9/4/97    58.16       28.18        10,393
      2            47,229           85,049           1.80          680,000     7/14/97    69.69       57.58        22,901
      2            47,134           69,125           1.40          770,000     9/30/97    63.13       50.83         7,570
      2            48,520           70,063           1.44          640,000     8/27/97    66.81                     4,048
      2            45,861           70,114           1.53          600,000     6/26/97    67.75                        27
      2            37,369           47,799           1.28          485,000      7/2/97    73.91       61.94        10,542
      2            39,952           57,773           1.45          615,000      6/2/97    55.72                    23,400
-----------------------------------------------------------------------------------------------------------------------------
      2            33,198           40,494           1.22          498,000      8/8/97    67.94       56.00            12
      2            29,769           40,174           1.35          525,000     9/30/97    56.98       47.08        18,832
      2            32,734           62,843           1.92          625,000      8/8/97    43.62                        24
      2            28,027           43,192           1.54          400,000      6/5/97    65.92                        23
      2            26,247           36,191           1.38          475,000      7/1/97    54.69       45.32         7,414
      2            29,385           36,042           1.23          360,000     6/16/97    64.13                     4,375
      2            17,640           28,086           1.59          236,000    10/20/97    75.25       62.12             6
      2            16,632           21,916           1.32          235,000     7/23/97    63.46                     2,947


                                                       TOTAL           TOTAL
          LOAN PER                                   REQUIRED     REQUIRED ANNUAL
UNIT    SQ FT, UNIT,       OCCUPANCY     OCCUPANCY    ANNUAL        RESERVES PER
TYPE  BED, PAD OR ROOM     PERCENTAGE   AS OF DATE   RESERVES          UNIT/SQ FT          LARGEST TENANT
----------------------------------------------------------------------------------------------------------------------------------
Units     79,986.64          97.10        12/1/97     197,250         250.00
Units     36,498.52                                   491,136         291.48
Units                        96.00       11/14/97
Units                        100.00      11/14/97
Units                        100.00      11/14/97
Units                        100.00      11/14/97
Units                        95.00       11/14/97
Units                        91.00       11/14/97
Units                        93.00       11/14/97
Units                        97.00       11/14/97
----------------------------------------------------------------------------------------------------------------------------------
Units                        82.00       11/14/97
Units                        91.00       11/14/97
Units                        99.00       11/14/97
Units                        94.00       11/14/97
Units                        96.00       11/14/97
Units                        93.00       11/14/97
Units                        97.00       11/14/97
Units                        95.00       11/14/97
Units                        90.00       11/14/97
Units                        96.00       11/14/97
----------------------------------------------------------------------------------------------------------------------------------
Units                        100.00      11/14/97
Units                        94.00       11/14/97
Units                        100.00      11/14/97
Sq Ft       28.05                                     325,475          0.18
Sq Ft                        90.00        9/30/97
Sq Ft                        96.00        9/30/97
Sq Ft                        92.00        9/30/97
Sq Ft                        94.00        9/30/97
Sq Ft                        79.00        9/30/97
Sq Ft                        78.00        9/30/97
----------------------------------------------------------------------------------------------------------------------------------
Sq Ft                        98.00        9/30/97
Sq Ft                        98.00        9/30/97
Sq Ft                        93.00        9/30/97
Sq Ft                        93.00        9/30/97
Sq Ft                        98.00        9/30/97
Sq Ft                        96.00        9/30/97
Sq Ft                        87.00        9/30/97
Sq Ft                        95.00        9/30/97
Sq Ft                        91.00        9/30/97
Sq Ft                        83.00        9/30/97
----------------------------------------------------------------------------------------------------------------------------------
Sq Ft                        86.00        9/30/97
Sq Ft                        73.00        9/30/97
Sq Ft                        90.00        9/30/97
Sq Ft                        91.00        9/30/97
Sq Ft                        82.00        9/30/97
Sq Ft                        83.00        9/30/97
Sq Ft                        89.00        9/30/97
Sq Ft                        97.00        9/30/97
Sq Ft                        85.00        9/30/97
Sq Ft                        83.00        9/30/97
----------------------------------------------------------------------------------------------------------------------------------
Sq Ft                        79.00        9/30/97
Sq Ft                        98.00        9/30/97
Sq Ft                        75.00        9/30/97
Sq Ft                        92.00        9/30/97
Sq Ft                        85.00        9/30/97
Sq Ft                        90.00        9/30/97
Sq Ft                        89.00        9/30/97
Sq Ft                        91.00        9/30/97
Sq Ft                        94.00        9/30/97
Sq Ft                        62.00        9/30/97
----------------------------------------------------------------------------------------------------------------------------------
Sq Ft                        91.00        9/30/97
Sq Ft                        84.00        9/30/97
Sq Ft                        93.00        9/30/97
Sq Ft                        91.00        9/30/97
Sq Ft                        86.00        9/30/97
Sq Ft                        86.00        9/30/97
Sq Ft                        90.00        9/30/97
Sq Ft                        89.00        9/30/97
Sq Ft                        79.00        9/30/97
Sq Ft                        82.00        9/30/97
----------------------------------------------------------------------------------------------------------------------------------
Sq Ft                        78.00        9/30/97
Sq Ft                        84.00        9/30/97
Sq Ft                        76.00        9/30/97
Sq Ft                        87.00        9/30/97
Sq Ft                        78.00        9/30/97
Sq Ft                        86.00        9/30/97
Sq Ft                        81.00        9/30/97
Sq Ft                        94.00        9/30/97
Sq Ft                        71.00        9/30/97
Sq Ft                        77.00        9/30/97
----------------------------------------------------------------------------------------------------------------------------------
Sq Ft                        72.00        9/30/97
Sq Ft                        92.00        9/30/97
Sq Ft                        87.00        9/30/97
Sq Ft                        78.00        9/30/97
Sq Ft                        84.00        9/30/97
Sq Ft                        85.00        9/30/97
Sq Ft                        73.00        9/30/97
Sq Ft                        94.00        9/30/97
Sq Ft                        90.00        9/30/97
Sq Ft                        73.00        9/30/97
----------------------------------------------------------------------------------------------------------------------------------
Sq Ft                        65.00        9/30/97
Sq Ft                        67.00        9/30/97
Sq Ft       48.09            80.00        11/1/97                                      State of California
Sq Ft       67.62            99.64        1/9/98      35,452           0.08            Sam's Club
Sq Ft       99.65            99.00       11/18/97     420,000          1.50            Kmart Corporation
Sq Ft      140.49            91.00        9/9/97      50,004           0.30            Emporio Armani
Units     35,603.72          94.70        9/6/97      207,198         320.74
Rooms     31,854.56          92.00        9/22/97     176,000           250
Rooms     64,889.62          72.75        9/30/97     778,068        2,255.27
Sq Ft      122.01            98.03       11/22/97     24,550           0.15            Hughes Family Markets
----------------------------------------------------------------------------------------------------------------------------------
Rooms     64,046.96          72.70        9/30/97     590,607        1,949.20
Sq Ft      140.52            100.00      11/25/97     27,284           0.20            Genetics Institute, Inc.
Rooms    131,928.57          84.05       11/30/97     263,874        1,884.81
Units     64,214.58          95.47        9/30/97     100,450         350.00
Sq Ft      109.09            100.00      10/28/97     80,760           0.51            The LZA Group, Inc.
Sq Ft       33.14            98.00       12/31/97     102,307          0.20            Creative Office Interiors, Inc.
Sq Ft       40.21            99.00       12/12/97     253,200          0.62            Housing & Community Renewal
Units     71,660.15                                   46,900          205.70
Units                        97.00        1/23/98
Sq Ft                        100.00       3/1/98                                       Judge Rotenberg Educational Center
----------------------------------------------------------------------------------------------------------------------------------
Sq Ft       74.00            100.00       7/1/97      31,289           0.15            SBC Asset Management
Sq Ft      199.13                                     245,425          3.35
Sq Ft                         NAP         5/16/97     19,068           3.37
Sq Ft                         NAP         5/16/97     18,240           5.00
Sq Ft                         NAP                     18,416           3.82
Sq Ft                         NAP                     46,060           2.44
Sq Ft                         NAP                     35,169           3.16
Sq Ft                         NAP         5/16/97     35,734           3.90
Sq Ft                         NAP                     35,737           3.89
Sq Ft                         NAP                     18,379           4.01
----------------------------------------------------------------------------------------------------------------------------------
Sq Ft                         NAP         5/14/97     18,622           3.00
Rooms    102,597.20          92.00        9/30/97     193,592        1,423.47
Sq Ft       8.02             97.00        9/1/97      251,258          0.15            Laney & Duke
Sq Ft       55.41            100.00      10/28/97     38,506           0.16            General Services Administration
Sq Ft       93.55            92.00       10/28/97     25,467           0.18            King Soopers
Rooms     87,328.77          68.65       12/31/97     206,341        1,413.29
Beds      60,567.48          100.00       12/2/97     51,480          245.14
Sq Ft       79.23            100.00      12/31/97                                      Toys R Us
Beds      64,525.23          98.20       12/31/97
Units     17,762.29                                   164,952         252.22
----------------------------------------------------------------------------------------------------------------------------------
Units                        92.00        8/31/97
Units                        94.00        8/31/97
Units                        100.00       8/31/97
Units                        88.00        8/31/97
Units                        91.00        8/31/97
Units                        100.00       8/31/97
Units                        98.00        8/31/97
Units                        100.00       8/31/97
Units                        86.00        8/31/97
Units                        96.00        8/31/97
----------------------------------------------------------------------------------------------------------------------------------
Units                        91.00        8/31/97
Units                        78.00        8/31/97
Units                        100.00       8/31/97
Units                        98.00        8/31/97
Units                        97.00        8/31/97
Units                        100.00       8/31/97
Sq Ft       99.53            90.06        9/30/97     25,234           0.22            Lucky's Stores
Units     62,383.12          98.00        10/9/97     44,810          254.60
Rooms    106,047.16          85.80        8/31/97     147,341        1,444.52
Rooms     64,358.97          84.71       11/30/97     194,087        1,244.15
----------------------------------------------------------------------------------------------------------------------------------
Sq Ft       75.03            100.00       12/7/97     13,311           0.10            Homebase
Sq Ft       11.28            78.22        9/1/97      132,386          0.15            GSA (Interlog)
Beds      34,853.71          89.00        9/30/97
Sq Ft       85.60            95.00        11/1/97     17,000           0.15            Food Pavilion (Associated Grocers)
Rooms     82,068.97          83.70       11/30/97     158,094        1,362.88
Units     30,053.06          94.00       12/31/97     44,999          146.10
Sq Ft       75.66            93.00       10/28/97     22,927           0.19            King Soopers
Sq Ft       45.84            100.00      12/31/97                                      Wal-Mart Supercenter
Units     60,331.82          99.32       11/30/97
Rooms     83,301.89          83.55       11/30/97     148,545        1,401.37
----------------------------------------------------------------------------------------------------------------------------------
Sq Ft       57.08            97.00        12/1/97     150,000          0.97            County of Alameda-Behavorial Care Services
Beds      53,217.49          93.90        9/30/97
Sq Ft      143.13            93.00       12/23/97      8,895           0.15            Ralphs Market
Sq Ft       78.17            98.70        9/5/97      21,689           0.20            Waste Policy Institute
Beds      59,869.68          95.00        9/30/97
Sq Ft       82.36            95.00       12/31/97     20,222           0.20
Units     32,106.34          95.00        9/1/97      30,819          120.86
Units     46,440.72          94.32        10/1/97     44,000          250.00
Beds      43,775.68          84.00        9/30/97
Sq Ft      123.21            100.00      10/14/97      9,720           0.15            Milton's
Sq Ft       44.22            100.00       6/30/97     43,206           0.24            NYC Police Dept.
Sq Ft       48.18                                     206,019          1.25
Sq Ft                        93.00       11/30/97                                      Vacation Rentals
Sq Ft                        100.00      11/30/97                                      U.S.Postal Service
Sq Ft                        100.00      11/30/97                                      U.S. Postal Service
Sq Ft                        100.00      11/30/97                                      Duffer's Cafe
Sq Ft                        100.00      11/30/97                                      All-In-One-Convenience
Sq Ft                        69.00       11/30/97                                      Eye Center at Bella Vista
Sq Ft                        92.00       11/30/97                                      Consumers (Fleming Foods)
----------------------------------------------------------------------------------------------------------------------------------
Sq Ft                        100.00      11/30/97                                      A.G. Edwards
Sq Ft                        100.00      11/30/97                                      Bank of Bentonville
Sq Ft                        100.00      11/30/97                                      Grand Central Station
Units     40,304.25          99.46        7/31/97        0             0.00
Sq Ft       93.06            100.00      11/21/97     12,531           0.15            IGEN, Inc.
Sq Ft      121.02             NAP                     12,845           0.20
Units     24,799.38          96.00       12/17/97     78,000            250
Beds      55,246.70          93.00        9/30/97
Sq Ft       84.70            93.15        6/20/97     19,137           0.21            Central Tractor
Rooms     72,075.47          81.23       11/30/97     129,521        1,221.90
----------------------------------------------------------------------------------------------------------------------------------
Beds      53,081.09          96.80       11/30/97
Pads      24,129.55          84.90        12/1/97        0             0.00
Pads      20,077.05          100.00       12/1/97        0             0.00
Units     27,583.22          90.08       12/31/97
Sq Ft       72.68            99.00        11/1/97     61,857           0.63            The Great Atlantic & Pacific Tea Corp, Inc.
Sq Ft       34.26            94.66        9/8/97      31,358           0.15            A. Epstein & Sons
Rooms     69,135.50          79.87       10/31/97     132,007        1,307.00
Units     63,351.77          100.00       10/1/97     27,500          250.00
Pads      26,546.22          95.80        12/1/97        0             0.00
----------------------------------------------------------------------------------------------------------------------------------
Units     60,799.85          98.29       10/27/97     27,500          250.00
Units     33,595.14          66.00       12/31/97
Sq Ft       28.74            100.00       1/12/98     123,401          0.55            Kmart
Units     30,567.17          96.00       12/31/97
Sq Ft       87.43            90.00        1/31/98                                      PetsMart
Units     27,309.60          95.00       12/31/97
Sq Ft       97.54            97.54        1/28/98      9,151           0.15            Ralphs Grocery
Beds      78,296.85          97.40        4/21/97     19,000          250.00
Sq Ft       58.31            100.00       7/24/97     15,255           0.15            Pulse Health Club
Units     68,444.36          98.00        1/7/98      37,324            434
----------------------------------------------------------------------------------------------------------------------------------
Sq Ft       76.68                                     55,263           0.74
Sq Ft                        100.00      10/31/97                                      Kidney Center
Sq Ft                        100.00      10/31/97                                      Willis and Associates
Sq Ft                        100.00      10/31/97                                      Day Star Church
Sq Ft                        100.00      10/31/97                                      McGuffey's
Sq Ft                        100.00      10/31/97                                      State of Missouri
Sq Ft                        100.00      10/31/97                                      Office of Employment Security (State of Mo.
Sq Ft                        100.00      10/31/97                                      Board of Probation/Parole (State of Mo.)
Sq Ft                        100.00      10/31/97                                      Sringfield Probation/Parole (Missouri)
Sq Ft                        100.00      10/31/97                                      Branson Probation/Parole (State of Mo.)
----------------------------------------------------------------------------------------------------------------------------------
Sq Ft       60.34            83.61       10/28/97      9,405           0.10            King Soopers
Sq Ft       46.59            100.00      12/18/97     95,604           0.81            Technical Career Institutes
Units     42,205.39          92.00       10/16/97     49,258          378.91
Sq Ft       12.36            85.83        1/29/98     66,600           0.15            7 - Muffler Mart
Sq Ft       46.01            100.00      12/12/97     11,923           0.10            K-Mart
Sq Ft       98.11            98.00        9/30/97     86,184           1.54            Wisler Pearlstine
Rooms     22,001.69          81.60        8/31/97     207,933         835.07
Units    125,343.49          100.00      11/30/97     10,897          253.43
----------------------------------------------------------------------------------------------------------------------------------
Sq Ft       54.27            96.95        1/27/98     14,881           0.15            Winn-Dixie
Sq Ft       64.30            97.60       10/26/97     16,649           0.20            King Soopers
Sq Ft       91.45            80.67        12/7/97     29,508           0.51            Eastern Mountain Sports
Units     26,400.92          92.50       10/24/97     52,940          264.70
Sq Ft       16.29                                     48,162           0.15
Sq Ft                        68.53       12/13/97     15,165           0.15
Sq Ft                        64.52       12/16/97      9,101           0.15
Sq Ft                        83.65       12/17/97      5,873           0.15
Sq Ft                        57.00       12/17/97      6,795           0.15
Sq Ft                        58.00       12/16/97     11,228           0.15
----------------------------------------------------------------------------------------------------------------------------------
Sq Ft       66.97                                     115,272          1.54
Rooms                        77.00        11/1/97
Sq Ft                        100.00      11/20/97                                      2 Day Video
Sq Ft       69.25            86.00       10/20/97     64,579           0.86            Nexel Communications
Sq Ft       60.75                                     14,371           0.17
Sq Ft                        100.00       10/6/97      4,851           0.21            Peter Harris Clothes
Sq Ft                        100.00       10/6/97      4,350           0.15            Peter Harris Clothes
Sq Ft                        100.00       10/6/97      1,970           0.15            Peter Harris Clothes
Sq Ft                        100.00       10/6/97      3,200           0.16            Mulligan Golf
Rooms     24,639.87          67.94        6/30/97     106,260         506.00
----------------------------------------------------------------------------------------------------------------------------------
Rooms    101,760.36          82.50        11/1/97     95,369         1,907.38
Units     23,130.09          98.00        2/22/98     48,600            225
Sq Ft       84.04            100.00       12/5/97      9,600           0.16            Bombardier Capital, Ltd.
Sq Ft       32.96            96.18        11/6/97     30,267           0.20            Mega Foods
Units     28,164.52          100.00       7/17/97     45,408          258.00
Units     29,480.76          77.00        6/28/97     44,004          261.93
Rooms     40,007.77          75.70        9/30/97     93,086          763.00
Beds      34,813.03          95.00        6/19/97     35,000          250.00
Sq Ft      118.29            100.00      10/24/97      6,114           0.15            Payless
Beds      35,731.81          95.00        9/30/97
----------------------------------------------------------------------------------------------------------------------------------
Sq Ft       86.58            99.00       12/31/97                                      Towne Athletic Club
Sq Ft       48.35            84.00       10/28/97     14,409           0.15            Kroger dba King Soopers
Beds      25,644.90          97.70        9/30/97
Rooms     26,678.75          73.63       10/30/97     163,276         949.28
Rooms     39,500.98          76.00        9/30/97     87,858          757.40
Sq Ft      147.43            100.00      12/31/97        0             0.00            Sharp Medical Administrative
Rooms     40,857.66          71.48       10/31/97     64,570          587.00
Sq Ft       42.20            100.00      11/10/97     15,950           0.15            K-Mart
Pads      26,462.34          97.30        12/1/97        0             0.00
Sq Ft       40.79            100.00      10/19/97     16,095           0.15            LCA Intimates
----------------------------------------------------------------------------------------------------------------------------------
Units     59,357.38          97.00       11/27/97     18,250          250.00
Beds      41,850.65          77.00        9/30/97
Sq Ft      133.50            96.55        8/10/97      4,835           0.15            Big O Tires
Sq Ft       49.53            84.42       12/19/97     19,935           0.23            Card & Party Outlet, Ltd
Sq Ft       78.04            100.00       12/1/97     31,900           0.58            Jefferson Smurfit
Sq Ft       62.54            92.00       11/30/97     15,720           0.23            Carmike Cinema
Sq Ft       69.84            100.00      10/27/97      9,113           0.15            Carolina Thrift
Beds      17,454.94          93.00        9/30/97
Sq Ft       72.46            100.00       9/2/97       2,861           0.05            Boney Wilson & Sons, Inc.
Sq Ft       71.26            91.00       11/30/97     10,999           0.19            Hollywood Video
----------------------------------------------------------------------------------------------------------------------------------
Units     28,478.54          95.00        8/14/97     36,000            250
Beds      33,357.68          90.00        9/30/97
Units     24,653.52          91.00       11/12/97     40,500            250
Units     64,407.95          96.10        9/26/97     19,096          308.00
Units     17,497.16          97.00        9/29/97     72,732          319.00
Rooms     34,647.37          68.90        9/30/97     74,972          651.93
Sq Ft      110.09            95.84        10/1/97      7,236           0.20            Medpartners (116-119)
Sq Ft      110.22            100.00       10/1/97      7,228           0.20            Banners Central Electric
Rooms     57,479.28                                   84,616         1,226.32
Rooms                        85.90       10/31/97     65,309         1,306.18
----------------------------------------------------------------------------------------------------------------------------------
Rooms                        56.03       10/31/97     19,307         1,016.16
Sq Ft       60.70                                     14,400           0.22
Sq Ft                        100.00       10/1/97                                      Celluar One
Sq Ft                        75.00       10/27/97                                      Coldwell Banker
Sq Ft       87.88            100.00      10/22/97     21,383           0.48            Forest Healthcare Associates
Units     46,777.81          100.00      10/16/97     20,750          250.00
Beds      28,122.76          86.00       12/31/97
Units     26,675.36          97.00        8/27/97     28,800          200.00
Units     55,489.76          99.00        1/23/98     17,250          250.00
----------------------------------------------------------------------------------------------------------------------------------
Sq Ft       37.44            99.00        7/18/97     42,300           0.41            Michaels Stores, Inc.
Rooms     31,404.96          65.69        9/30/97     43,197          357.003
Sq Ft       84.32            95.00        11/1/97      9,000           0.20            John Hancock Mutual Life Insurance Company
Units     36,471.09          100.00      10/31/97
Beds      45,844.18          96.00        9/30/97
Sq Ft       50.28            95.00       10/21/97     42,119           0.57            Martin and Martin
Sq Ft       46.45                                        0             0.00
Sq Ft                        89.00       11/30/97                                      Ace/Cooper Building Material
Sq Ft                        97.00       11/30/97                                      Village Pet Clinic
Sq Ft                        97.00       11/30/97                                      Village Food Mart
----------------------------------------------------------------------------------------------------------------------------------
Sq Ft                        100.00      11/30/97                                      Village Hospitality and Guest Check In
Sq Ft       73.47            90.00        12/9/97     10,800           0.22            Scan Design Furniture, Inc.
Sq Ft       53.15            100.00       1/31/98                                      FoodWorld
Sq Ft       20.90            100.00       10/1/97     17,439           0.10
Beds      45,581.52          98.00        9/30/97
Pads      9,872.96           77.00        10/1/97     18,200           50.00
Sq Ft       45.83            100.00       11/6/97     12,544           0.16            Trend Offset Printing Services, Inc.
Units     30,965.23          98.00       10/31/97     34,800            300
Sq Ft       24.49            100.00      10/21/97     29,266           0.20            GSA
Beds      35,469.38          82.00       12/31/97
----------------------------------------------------------------------------------------------------------------------------------
Units     27,467.59          97.00       12/31/97
Sq Ft      136.63            100.00       1/7/98      10,832           0.42            Northstar Lumber
Units     30,147.95          97.00        1/13/98      6,844           59.00
Sq Ft       70.40            83.34        9/12/97     11,397           0.23            Cosmopolitan Holding
Beds      26,570.77          90.30       12/31/97
Beds      28,513.37          96.00        9/30/97
Beds      28,513.37          98.65        9/30/97
Sq Ft       45.78            88.50       10/22/97        0             0.00
Beds      39,115.93          98.00        9/30/97
Rooms     17,421.85          55.40        6/30/97     145,140         767.94
----------------------------------------------------------------------------------------------------------------------------------
Beds      28,479.29          90.70        9/30/97
Sq Ft       46.83            100.00      12/31/97     10,416           0.15            Fam Mart
Sq Ft       76.09            97.64        12/1/97     12,780           0.30            Bay City Food Corp.
Sq Ft       62.57            84.35        10/1/97     10,353           0.20            Fashion Bug
Sq Ft      142.56            100.00      10/24/97      3,388           0.15            Borders Books and Music
Sq Ft       65.64            100.00       1/1/98      80,943           1.66            Praxair, Inc.
Sq Ft      136.62            100.00       11/1/97     95,400           4.08            Little Co. Mary Hospital
Rooms     31,559.98          70.90        9/30/97     69,459          687.71
Rooms     29,514.43          68.10       10/31/97     73,704          682.44
----------------------------------------------------------------------------------------------------------------------------------
Pads      7,671.68           94.00        11/1/97     18,252           44.63
Sq Ft      205.86            100.00       8/25/97                                      Just For Feet
Beds      19,909.99          86.25       10/24/97     38,750          250.00
Sq Ft       44.22            98.10        9/12/97     10,447           0.15
Sq Ft       71.75            90.90        12/1/97     12,863           0.30            United Furniture
Sq Ft       73.43            98.00       12/31/97        0             0.00            Omega Legal Systems
Rooms     43,469.76          70.90       10/31/97     51,923          741.76
Units     58,356.55          89.00        1/27/98
Sq Ft      115.15            100.00      12/15/97      4,692           0.18            Esposito Enterprises d/b/a West Coast Video
Sq Ft       96.06            100.00       8/15/97      6,876           0.22            Burger King
----------------------------------------------------------------------------------------------------------------------------------
Sq Ft       39.67            100.00       12/1/97     15,868           0.21            Ecco USA, Inc.
Units     14,677.84          98.00        11/7/97     51,000          250.00
Rooms     38,818.12          65.00       12/31/96     59,580          773.766
Sq Ft       65.47            89.00        7/9/97      10,493           0.23            Tupinamba Restaurant
Sq Ft       56.56            100.00       9/22/97     10,431           0.20            The Restaurant Depot
Sq Ft       50.10            94.90        2/10/97     11,763           0.20            Intl Health & Sauna Club
Units     21,583.22          96.30        8/28/97     38,324          286.00
Units     36,136.29          100.00       8/31/97     24,000          300.00
Beds      31,743.58          92.00        9/30/97
Units     51,851.85          97.00        8/13/97     16,665          308.62
----------------------------------------------------------------------------------------------------------------------------------
Sq Ft      126.99            100.00       7/22/97     35,414           1.61            Mitsubishi Electric ITA
Beds      27,382.18          97.00        8/31/97     25,500          250.00
Sq Ft      148.20            100.00       2/19/97      4,428           0.24            Montefiore Medical Center
Sq Ft       37.04                                        0             0.00
Sq Ft                        100.00      11/30/97                                      Tellico POA
Sq Ft                        100.00      11/30/97                                      Tennessee Mountain Markets
Sq Ft                        75.00       11/30/97                                      Dr. John Burns, DDS
Sq Ft                        100.00      11/30/97                                      Ace Retail Center/CBM
Units     44,128.16          91.80        12/1/97     15,250          250.00
----------------------------------------------------------------------------------------------------------------------------------
Sq Ft      106.05            94.70        9/1/97       3,745           0.15            Hollywood Video
Sq Ft       43.92            100.00       12/1/97      9,030           0.15            City Lights
Sq Ft       23.95                                     16,274           0.15
Sq Ft                        69.00        8/12/97     10,785           0.15
Sq Ft                        82.65       11/18/97      5,489           0.15
Sq Ft      106.14            100.00      10/31/97     34,884           1.43            Bridge Medical, Inc.
Sq Ft       38.06            92.65        9/25/97     10,214           0.15            Weis Markets (Mr. Z's)
Sq Ft       89.64            100.00       11/6/97        0               0             Nine West Shoe Store
Units     18,202.81          86.00       10/31/97     42,300          300.00
Sq Ft       77.86            100.00      12/31/97     31,185           0.97            Bromo Distributors (Blockbuster Music)
----------------------------------------------------------------------------------------------------------------------------------
Beds      34,584.72          98.00        9/30/97
Beds      23,708.47          88.57        8/31/97     26,250          250.00
Rooms     16,256.74          60.00       11/30/97     91,885          608.51
Sq Ft       42.57            99.00       10/28/97     11,286           0.20            Dillon's # 315
Sq Ft       37.76            68.49        9/30/97      9,501           0.15
Sq Ft       35.30            99.00       11/30/97     13,548           0.20            Rudi Foods Inc.
Sq Ft       41.73            96.80       11/25/97      8,585           0.15            A & P
Sq Ft      191.45            100.00      12/15/97      2,592           0.21            Blockbuster
Units     22,304.09          96.19       12/31/97
Units     43,669.41          100.00      10/31/97     14,575          275.00
----------------------------------------------------------------------------------------------------------------------------------
Rooms     19,258.36          48.41        7/31/97     58,367          490.48
Sq Ft       51.73            100.00       10/1/97      6,636           0.15            AirTouch Cellular, Sales
Sq Ft       23.45            87.00       10/31/97     14,588           0.15
Sq Ft       31.37            88.96       10/25/97     10,727           0.15
Sq Ft      121.49            100.00      10/31/97     45,178           2.46            Rosenfield/Dentino, Inc.
Sq Ft       32.93            86.00        9/1/97         0             0.00
Sq Ft       51.88            100.00      10/28/97      4,246           0.10            King Soopers
Units     45,795.40          100.00       10/6/97     13,728          286.00
Sq Ft       23.57                                     11,438           0.12
Sq Ft       22.13            100.00       8/28/97      5,060           0.10            United Plumbing
----------------------------------------------------------------------------------------------------------------------------------
Sq Ft       25.30            100.00       8/28/97      6,378           0.15            United Plumbing
Sq Ft       27.97            100.00       9/30/97     15,651           0.20            Johnson Controls
Sq Ft      184.96            95.00        1/1/98       7,200           0.61            Los Altos Medical Clinic
Sq Ft      100.14            100.00       5/29/97      5,191           0.24            Texas Regional Heart Assoc.
Sq Ft       35.00            93.10        5/15/97      9,266           0.15            Regency Financial
Pads      10,704.60          97.00        9/5/97      10,000           50.00
Sq Ft       35.12            100.00      10/28/97     12,089           0.20            Dillon's
Sq Ft       76.62            100.00       12/3/97     28,939           1.06            Lane Bryant, Inc.
Units     33,254.38          100.00      11/30/97     17,016          270.10
----------------------------------------------------------------------------------------------------------------------------------
Rooms     26,186.73          65.00        9/30/97     52,400          655.00
Sq Ft      107.11            91.05        10/1/97      2,933           0.15
Units     23,028.21          96.51       10/17/97     22,500          250.00
Sq Ft      201.73            100.00       10/7/97      2,676           0.27            Mattress Discounters
Sq Ft      110.30            100.00       1/1/98      17,721           0.98            SV Dental
Beds      21,943.62          80.00       12/31/97
Beds      19,955.55          98.60        9/30/97
Sq Ft       42.58            97.00       11/30/97      9,370           0.20            Jo-Ann Fabrics
Units     25,235.45          97.00        1/13/98
Sq Ft       26.72            85.60        11/2/97      7,460           0.10
----------------------------------------------------------------------------------------------------------------------------------
Sq Ft       41.15            88.50        4/1/97       7,265           0.15            M & K Enterprises
Beds      16,870.82          97.61        6/30/97     29,500          250.00
Rooms     30,783.59          57.60        3/31/97     35,224          559.11
Sq Ft       31.61                                      9,041           0.15
Sq Ft                        79.83       12/10/97      3,900           0.15
Sq Ft                        88.00        9/5/97       5,141           0.15
Sq Ft       15.66            100.00       9/24/97     18,225           0.15            Hilti Inc.
Sq Ft       31.99            92.00        4/1/97       8,856           0.15            Rite Aid
Sq Ft       41.14            92.00       10/22/97        0             0.00
Sq Ft       24.83            92.20        9/30/97     11,288           0.15
----------------------------------------------------------------------------------------------------------------------------------
Sq Ft      175.82            100.00      11/25/97                                      Eckerd Drugs Store
Beds      23,291.66          95.00        9/30/97
Sq Ft       31.30            88.22        7/16/97      8,700           0.15
Units     21,592.91          92.86        9/26/97     21,588          257.00
Units     16,045.32          97.00        12/1/97     28,000            250
Rooms     22,135.81          73.80        9/30/97     36,518          450.84
Sq Ft       42.75            100.00      10/28/97      6,261           0.15            King Soopers
Sq Ft      121.28            95.00        6/30/97      3,644           0.25            Nairi (Restaurant)
Sq Ft       79.39            100.00      10/24/97     41,438           1.88            Nazza, Inc.
Rooms     14,822.64          46.17        5/31/97     38,526          326.49
----------------------------------------------------------------------------------------------------------------------------------
Sq Ft       97.11            100.00       1/21/98     14,700           0.82            Thomas Walthner
Sq Ft       66.25            100.00       7/31/97      6,841           0.26            HH Prince Aga Kahn
Sq Ft       64.89            91.00       12/15/97      4,606           0.17            McGregors' Grill and Ale House
Sq Ft       21.20            92.34       11/29/97     12,000           0.15
Sq Ft       66.63            89.21       11/20/97      4,321           0.17
Sq Ft      130.50            100.00       3/1/98       2,590           0.20            Montefiore Medical Center
Sq Ft      297.03            100.00       9/29/97      8,190           1.48
Rooms     26,554.50          73.30       11/30/97     34,089          549.82
Sq Ft       89.69            100.00       6/1/97       3,667           0.20            Concord Paper
Units     50,761.47          94.00       10/31/97      9,600            300
----------------------------------------------------------------------------------------------------------------------------------
Units     22,189.00          99.00       10/31/97     16,344            227
Sq Ft       65.65            100.00       4/21/97      3,646           0.15            Northwestern Mutual Life
Sq Ft       26.14            100.00       10/1/97      9,151           0.15            IGA
Beds      17,116.69          100.00       6/30/97     26,772          291.00
Sq Ft       41.11            90.00       11/25/97      9,465           0.25            ILA Zammit Engineering
Sq Ft       65.49            100.00      11/12/97      3,546           0.15            Utah College of Massage
Rooms     30,933.57          89.10       11/30/97     32,574          651.48
Sq Ft       22.56            95.44        7/1/97      29,403           0.43            Eckerd Drug Store
Units     23,129.23          96.00        12/1/97     22,836            346
Rooms     16,824.93          79.14        6/30/97     75,383          847.00
----------------------------------------------------------------------------------------------------------------------------------
Sq Ft       22.43            88.30       10/31/97        0             0.00
Sq Ft       29.23            99.00       11/28/97      7,667           0.15
Units     23,701.16                                   16,569          263.00
Units                        100.00       5/29/97      5,250          250.00
Units                        95.40        5/29/97      4,500          250.00
Units                        100.00       5/29/97      6,000          250.00
Sq Ft       46.20            97.66        3/1/97       4,458           0.15            Sam Sung Electric, Inc.
Sq Ft       36.68            100.00       9/17/97     19,698           0.49            Pacific Sales
Rooms     24,086.21          66.40       11/30/97     29,251          504.33
Sq Ft       39.68            100.00      10/10/97     12,427           0.35            Wallpaper Direct
----------------------------------------------------------------------------------------------------------------------------------
Units     22,493.39          100.00      11/18/97     15,500          250.00
Sq Ft       12.48            100.00       8/20/97     11,176           0.10            Kmart
Sq Ft       35.60            100.00       6/30/97      7,680           0.20            Airbone Freight Corporation
Sq Ft       15.43            95.64        7/24/97     17,614           0.20
Sq Ft       27.95            100.00       4/4/97       7,188           0.15            Kodiak Industries, Inc.
Rooms     25,228.84          83.20       11/30/97     31,990          603.58
Beds      33,098.68          85.00        9/1/97      10,000          250.00
Sq Ft       52.75            100.00       7/25/97      5,009           0.20            Edwards Cinema
Sq Ft       18.14            80.80       11/29/97     10,724           0.15
Rooms     16,194.44          53.00        6/30/97     35,393          442.41
----------------------------------------------------------------------------------------------------------------------------------
Sq Ft       37.64            100.00       11/4/97      6,882           0.20            General Furniture
Units     19,620.95          93.90       12/19/97     18,038          273.30
Units     12,939.79          91.00        7/1/97      28,600          286.00
Sq Ft       57.50            100.00       7/18/97      4,659           0.21            Payless Foods
Sq Ft      113.25            85.71        9/30/97      1,680           0.15            Food Court Corp.
Sq Ft       45.89            100.00       11/1/97      8,009           0.30            Alpha One
Sq Ft      191.62            100.00       10/7/97       975            0.15            Pier 1 Imports
Sq Ft      105.93            100.00       9/17/97      1,728           0.15
Units     9,754.61           96.80        8/21/97     37,500          300.00
Units     6,976.74           84.00        2/1/98      43,000          250.00
----------------------------------------------------------------------------------------------------------------------------------
Sq Ft      188.98            100.00       1/14/98      1,272           0.20            Easton-Satzinger Architects
Beds      33,223.81          94.44       10/31/97     18,000          500.00
Sq Ft       53.79            95.95       11/19/97      6,669           0.30
Sq Ft       21.07            90.26        1/1/98       8,498           0.15
Sq Ft       53.00            100.00      12/31/97                                      Lupitas Mexican Resturaunt
Units     17,211.79          92.65        8/1/97      17,000          250.00
Beds      12,731.85          92.00        10/1/97     16,250          180.56
Sq Ft       19.73            100.00      11/25/97      5,405           0.10            Saftey Equipment, Inc.
Sq Ft       19.37            100.00       6/23/97      5,500           0.10            Contract Systems Installations Inc.
Sq Ft       36.87            100.00       11/1/97      7,488           0.26            Springfield Auto Body
----------------------------------------------------------------------------------------------------------------------------------
Rooms     18,353.44          64.30       11/30/97     26,528          473.71
Sq Ft       25.48            99.40        11/1/97      7,834           0.20            ATI Enterprises
Sq Ft       19.57            100.00       11/2/97      7,638           0.15            Jubilee Supermarket
Sq Ft      104.67            100.00      11/25/97                                      Eckerd Drugs Store
Sq Ft       48.28            100.00      12/31/97                                      Scrub Club
Sq Ft       30.84            100.00       9/4/97       4,725           0.15            Manassas Scrap Metal
Sq Ft      129.47            100.00      12/31/97                                      Hollywood Video
Pads      12,374.46          92.31       10/12/97      7,000           89.74
Sq Ft       24.49            95.00        9/6/97       7,805           0.20            Suitland Bowl
Pads      10,504.37          100.00       1/14/97      4,500           50.00
----------------------------------------------------------------------------------------------------------------------------------
Units     23,014.08          100.00      10/31/97     10,000          250.00
Units       27.14            99.09       12/15/97      4,688           0.15
Sq Ft       17.49            90.04       12/16/97     11,132           0.23
Units     37,652.45          100.00       12/2/97      5,500          250.00
Sq Ft       35.62            100.00       9/4/97       3,480           0.15            Jack's Auto
Sq Ft       68.49                                        0             0.00
Sq Ft                        100.00      11/30/97                                      HSV Homesites/Cooper I.D.
Sq Ft                        100.00      11/30/97                                      La Plaza Texaco Convenience
Sq Ft       35.94            95.45        9/6/97       4,488           0.20            Mother's Love Child Care
Sq Ft      123.75            100.00       7/1/97        965            0.15            SWH Corporation
----------------------------------------------------------------------------------------------------------------------------------
Units     13,945.87          94.74       11/17/97     17,385          305.00
Rooms     12,392.74          53.30       11/30/97     22,814          367.97
Sq Ft       46.46            100.00       9/4/97       3,964           0.24            Maaco Auto Painting
Sq Ft       19.40            100.00       10/1/97      5,783           0.15
Pads      8,040.52           100.00       8/28/97      4,300           50.00
Units     10,934.53          94.92        8/22/97     14,750          250.00
Units     20,719.73          100.00       7/14/97      7,500          250.00
Sq Ft      100.86            100.00       4/22/97       911            0.15
Pads      9,098.42           96.82        9/6/97       3,150           50.00
Units     9,850.82           93.10        8/8/97      14,500          250.00
----------------------------------------------------------------------------------------------------------------------------------
Sq Ft       85.97            100.00       9/30/97      1,276           0.20            Western Community Bank
Units     35,840.35          93.00        8/1/97       3,750          250.00
Units     13,433.47          97.23        4/1/97       9,250          250.00
Sq Ft       47.57            100.00       7/21/97      2,702           0.26            Vanguard Integrity (Ste 102, 201 & 203)
Sq Ft       20.69            94.20       10/24/97      5,725           0.25            Eden, Tolins, & Rafferty
Sq Ft       62.57            100.00       11/6/97      1,514           0.20            Carter Construction
Sq Ft      105.63            100.00      10/14/97      1,012           0.25            Royston Antoine (Modern Threads)
Units     15,054.65          100.00       7/29/97      6,750          250.00
Sq Ft       34.00            100.00       7/14/97      2,108           0.20            R.S. Guerette Corporation
Sq Ft       14.64            92.31        8/5/97       3,510           0.15            ABC Inc.
----------------------------------------------------------------------------------------------------------------------------------
Units     28,196.92          100.00       9/1/97       3,000          250.00
Sq Ft       15.89            100.00       11/4/97      2,825           0.15
Units     11,360.23          95.83        11/1/97      6,000          250.00

Beds      11,464.16          100.00       7/2/97       5,750          250.00
Sq Ft       35.04            100.00      12/17/97      1,112           0.15            Key Title
Sq Ft       52.77            100.00       7/18/97       656            0.15            Future Unlimited, Inc.
Units     29,598.55          100.00      10/20/97      1,500          250.00
Sq Ft       50.61            100.00       8/25/97       442            0.15            Sands Chiropractic Clinic


     TENANT        SQ FT AS
   AREA LEASED       % OF       LEASE             YEAR             YEAR
    (SQ. FT.)        NSF      EXP. DATE          BUILT           RENOVATED
----------------------------------------------------------------------------
                                                  1948             1987

                                              1902 - 1919       1983 - 1984
                                                  1892             1980
                                              LATE 1800'S          1980
                                              LATE 1800'S          1980
                                                  1915             1987
                                                  1903             1985
                                                  1905             1987
                                                  1928             1985
----------------------------------------------------------------------------
                                                  1910          1983 - 1984
                                               CIRCA 1900          1987
                                              1912 - 1918          1986
                                                  1892             1986
                                                  1900             1984
                                                  1906             1984
                                                  1903             1986
                                                  1890             1986
                                                  1886             1984
                                                  1917             1984
----------------------------------------------------------------------------
                                                 1800'S            1983
                                                  1900             1981
                                                  1900             1985

                                                  1980              NAP
                                                  1980              NAP
                                                  1982              NAP
                                                  1977              NAP
                                                  1978              NAP
                                                  1978              NAP
----------------------------------------------------------------------------
                                                  1979              NAP
                                                  1980              NAP
                                                  1972              NAP
                                                  1978              NAP
                                                  1972              NAP
                                                  1977              NAP
                                                  1978              NAP
                                                  1977              NAP
                                                  1978              NAP
                                                  1978              NAP
----------------------------------------------------------------------------
                                                  1982              NAP
                                                  1978              NAP
                                                  1979              NAP
                                                  1977              NAP
                                                  1972              NAP
                                                  1978              NAP
                                                  1973              NAP
                                                  1969              NAP
                                                  1982              NAP
                                               1977, 1978           NAP
----------------------------------------------------------------------------
                                                  1973              NAP
                                               1974, 1977           NAP
                                                  1979              NAP
                                                  1979              NAP
                                                  1977              NAP
                                                  1975              NAP
                                                  1978              NAP
                                                  1978              NAP
                                               1975, 1977           NAP
                                                  1977              NAP
----------------------------------------------------------------------------
                                                  1976              NAP
                                                  1979              NAP
                                                  1976              NAP
                                                  1981              NAP
                                                  1977              NAP
                                                  1977              NAP
                                               1973, 1975           NAP
                                                  1976              NAP
                                                  1974              NAP
                                                  1972              NAP
----------------------------------------------------------------------------
                                                  1976              NAP
                                                  1974              NAP
                                                  1974              NAP
                                                  1973              NAP
                                                  1973              NAP
                                                  1980              NAP
                                                  1974              NAP
                                                  1975              NAP
                                                  1973              NAP
                                                  1977              NAP
----------------------------------------------------------------------------
                                            1972, 1973, 1975        NAP
                                                  1975              NAP
                                                  1975              NAP
                                                  1977              NAP
                                                  1973              NAP
                                                  1980              NAP
                                                  1975              NAP
                                                  1973              NAP
                                                  1970              NAP
                                                  1971              NAP
----------------------------------------------------------------------------
                                                  1971              NAP
                                                  1970              NAP
     58,992          9.32     11/19/05            1970          1988 - 1995
     131,408        29.65      6/30/11            1989              NAP
     91,742          32.7      8/31/12            1987              NAP
      8,441          5.06      1/31/03            1888             1986
                                                  1985              NAP
                                                  1997              NAP
                                                  1987              NAP
     43,255         26.43      2/14/23            1997              NAP
----------------------------------------------------------------------------
                                                  1975             1994
     136,420         100       6/30/09            1946             1982
                                                  1990             1991
                                                  1969             1978
     30,500         19.36      1/31/06            1898             1990
     125,713        24.58     11/30/07         1974-1978          Various
     123,484        30.12     10/31/05   1921, 1936, 1947,1971     1984

                                               1989-1992            NAP
     10,000          100       1/31/01            1977              NAP
----------------------------------------------------------------------------
     208,593         100       7/31/07            1986             1997
                                                                            NAP
                                                 1960's            1996
                                                 1960's             NAP
                                               1968, 1997           NAP
                                                  1965             1994
                                                  1989              NAP
                                                  1991             1995
                                               1992, 1995           NAP
                                                  1968             1997
----------------------------------------------------------------------------
                                                  1976             1988
                                                  1955             1994
    1,392,244       83.116    12/31/00            1974              NAP
     80,000         33.24      1/31/98            1978             1994
     72,473         51.22      12/1/09            1974             1996
                                                  1911          1995, 1996
                                                  1989              NAP
     45,451         29.38      9/1/18          1991-1995            NAP
                                                  1987              NAP

----------------------------------------------------------------------------
                                                  1963              NAP
                                                  1959              NAP
                                                  1960              NAP
                                               1958-1961            NAP
                                               1958-1960            NAP
                                                  1958              NAP
                                                  1935              NAP
                                                  1956              NAP
                                                  1964              NAP
                                                  1940              NAP
----------------------------------------------------------------------------
                                                  1937              NAP
                                                  1948              NAP
                                                  1969              NAP
                                                  1958              NAP
                                                  1970              NAP
                                                  1940             1968
     61,808         53.89     10/31/18            1968             1988
                                                  1978             1997
                                                  1965             1998
                                                  1990              NAP
----------------------------------------------------------------------------
     133,112         100       6/17/17            1997              NAP
     197,000        22.32      2/15/05         1941, 1953          1988
                                                  1983              NAP
     68,947         60.94      7/1/16             1996              NAP
                                                  1991              NAP
                                                  1989              NAP
     61,518         50.98      12/1/19            1971             1996
     199,026         100      10/26/13            1993              NAP
                                               Circa 1968       1996, 1997
                                                  1992              NAP
----------------------------------------------------------------------------
     19,115          12.4      6/25/03         1986, 1987          1991
                                                  1979             1985
     42,302         71.33     10/31/17            1962             1997
     60,903         56.16      7/31/98            1990              NAP
                                                  1974             1995
                                                  1986             1996
                                                  1967             1988
                                                  1970             1992
                                                  1987              NAP
     11,424         17.63      8/31/03            1962             1992
     52,144         28.97      7/1/07             1930             1947

      7,575         21.19      8/31/99            1981              NAP
      4,730          100       9/30/98            1988              NAP
      6,362          100       9/13/16            1996              NAP
      2,304         17.56      4/1/01             1971              NAP
      2,880          100       12/1/05            1974              NAP
      2,468         68.63     10/31/02            1988              NAP
     31,700         48.03     11/15/17            1997              NAP
----------------------------------------------------------------------------
      3,000          100       9/30/98            1989              NAP
      3,000         11.15      7/18/98            1986              NAP
      2,644          100      10/17/01            1991              NAP
                                                  1991              NAP
     83,541          100       2/1/05             1976          1980, 1981
                                               1979, 1995           NAP
                                                  1971              NAP
                                                  1966          1983, 1995
     40,000         43.89      2/28/00            1992             1995
                                                  1990              NAP
----------------------------------------------------------------------------
                                                  1986              NAP
                                                  1970              NAP
                                                  1970              NAP
                                                  1975              NAP
     39,684         40.12      4/30/11        1959 - 1991       1991, 1992
     70,791         33.86      8/31/07            1903             1983
                                                  1993              NAP
                                                  1979              NAP
                                                  1970              NAP
----------------------------------------------------------------------------
                                                  1970              NAP
                                                  1973              NAP
     94,500         42.44      2/28/00        1975 - 1976          1992
                                               1968, 1972          1996
     26,710         39.02     11/30/11        1995 - 1997           NAP
                                                  1975              NAP
     41,855         68.61      3/31/15            1985             1995
                                                  1989             1991
     31,375         30.85      1/31/99            1987              NAP
                                                  1905             1985
----------------------------------------------------------------------------

      3,500         53.85      2/13/02        1992 - 1994          1997
      2,840         22.87     11/30/98            1993              NAP
      2,530         38.92      3/31/01            1993              NAP
     12,000         100.00    12/31/03            1993              NAP
      9,000         50.90      6/30/98            1994              NAP
      2,942          100       6/30/98            1990             1995
      6,148          100       6/30/00            1990             1997
      4,300          100       6/30/98            1993              NAP
      5,092          100       6/30/01            1990             1995
----------------------------------------------------------------------------
     53,868         58.14      3/30/17            1973             1995
     117,900         100      12/31/03            1953             1987
                                                  1987              NAP
     22,000          4.95      9/30/00            1976              NAP
     119,229         100      11/30/18            1993              NAP
     13,078         23.39     10/31/00            1990              NAP
                                                  1973             1997
                                                  1993              NAP
----------------------------------------------------------------------------
     44,000         44.35     12/31/06            1986              NAP
     62,229         74.76      7/31/14            1973             1995
     13,042         22.54      1/31/07            1972             1997
                                                  1967             1997

                                                  1977              NAP
                                                  1994              NAP
                                                  1981             1993
                                                  1984              NAP
                                                  1973              NAP
----------------------------------------------------------------------------

                                                  1990              NAP
      5,795         14.45      3/31/01            1990              NAP
      9,360         12.48      8/31/99            1988              NAP

     16,100          69.7      12/1/07            1982             1995
     10,000         34.48      12/1/07            1960              NAP
     11,000         83.75      12/1/07            1960             1983
      6,000           30       3/1/02             1987              NAP
                                                  1993              NAP
----------------------------------------------------------------------------
                                                  1983             1993
                                                  1950          1995 - 1997
     17,700         29.81      2/28/99            1990              NAP
     66,118         43.69      1/31/07            1987              NAP
                                                  1966             1983
                                                  1987              NAP
                                                  1989             1995
                                                  1968              NAP
     13,253         32.51                         1996              NAP
                                                  1979          1985, 1986
----------------------------------------------------------------------------
     12,220         22.12      5/31/07            1997              NAP
     53,872         56.08      7/31/98            1973             1995
                                                  1981              NAP
                                               1962, 1982          1993
                                                  1988             1996
      6,798         22.05     12/31/98            1992              NAP
                                                  1972             1995
     106,333         100       8/31/22            1966             1997
                                                  1969              NAP
     107,392         100       10/6/12            1993              NAP
----------------------------------------------------------------------------
                                                  1989              NAP
                                                  1970             1989
      4,845         15.03      6/30/06            1996              NAP
     12,832         14.81      3/31/08            1959             1996
     55,000          100       1/2/08             1970              NAP
     20,514         30.01      5/31/06            1986              NAP
     24,200         39.83      6/30/12            1986             1997
                                                  1978              NAP
     57,211          100      12/12/17            1990             1995
      7,500         12.96     12/31/07            1984              NAP
----------------------------------------------------------------------------
                                                  1969              NAP
                                                  1986              NAP
                                              1964 - 1980           NAP
                                                  1997              NAP
                                                  1970              NAP
                                                  1989             1996
      5,340         14.76      4/1/02             1985              NAP
     33,978         94.02     12/31/02            1985              NAP

                                                  1973             1994
----------------------------------------------------------------------------
                                                  1940             1996

      5,500         15.94      5/31/01            1964          1995, 1996
      2,270          7.64      9/30/98        1986 - 1987       1995, 1996
      8,356         18.86      6/30/07            1972             1997
                                                  1962             1979
                                                  1962              NAP
                                              1995 - 1996           NAP
                                                  1983              NAP
----------------------------------------------------------------------------
     18,364         18.01      2/28/02            1965              NAP
                                                  1971          1990, 1996
      9,821         21.83     11/30/00            1891             1984
                                                  1974             1997
                                                  1989              NAP
     27,141         36.46     10/26/99            1982              NAP

      4,900         20.41     10/31/98            1983              NAP
      3,660         15.56      3/27/00            1978              NAP
      2,824         11.42      4/30/98            1972              NAP
----------------------------------------------------------------------------
      7,200          100      10/31/02            1970              NAP
     13,038         25.99     12/31/99         1986, 1987           NAP
     45,720         65.99      6/30/15            1995              NAP
                                                  1957             1996
                                                  1986              NAP
                                                  1970              NAP
     45,500         58.04      1/14/18      1976, 1995, 1997       1993
                                              1959 - 1964       1996 - 1997
     55,450         37.89      11/1/97      1965, 1975, 1978        NAP
                                                  1993             1995
----------------------------------------------------------------------------
                                                  1972             1996
     13,261         51.77      4/30/12         1996, 1997           NAP
                                               1971, 1972       1996 - 1997
     13,000         26.23      7/31/08            1986             1996
                                                  1974              NAP
                                                  1980              NAP
                                                  1978              NAP
                                                  1976             1986
                                                  1984             1996
                                               1985, 1986           NAP
----------------------------------------------------------------------------
                                                  1977              NAP
     61,500         88.62      5/31/08         1958, 1988          1988
     15,300         35.92     12/31/13            1958             1996
      9,000         17.39      3/31/00            1987              NAP
     22,586          100      12/31/07            1956          1996 - 1997
     48,750          100       6/24/03         1959, 1961          1985
      6,346         27.13      1/14/98            1993              NAP
                                                  1985             1996
                                                  1987             1996
----------------------------------------------------------------------------
                                                 1960'S             NAP
     15,200          100       8/31/12            1997              NAP
                                                  1969             1995
                                                  1989              NAP
      7,031          16.4      6/30/99            1988              NAP
      7,761          18.6      3/31/01         1975, 1986           NAP
                                                  1988              NAP
                                                  1980             1996
      6,114         23.47      4/30/00            1988              NAP
      4,515         14.46      3/31/07            1986              NAP
----------------------------------------------------------------------------
     29,563         39.12      3/31/00            1984              NAP
                                                  1976             1991
                                                  1984             1993
      8,315         18.23     10/31/05            1981              NAP
     52,153          100      12/31/12            1997              NAP
     10,000           17       7/31/02            1996              NAP
                                                  1973             1998
                                                  1996              NAP
                                                  1988             1996
                                                  1910             1995
----------------------------------------------------------------------------
     22,000          100       4/30/04            1967             1997
                                                  1978              NAP
     18,450          100      12/31/12            1996              NAP

      4,126         52.21      9/30/98            1988              NAP
      2,000          100       7/31/12            1988              NAP
      2,034         11.77      5/4/99             1993              NAP
     46,153          100       6/30/02            1995              NAP
                                                  1970              NAP
----------------------------------------------------------------------------
      8,050         32.24      5/24/06            1991              NAP
     33,004         54.82      9/30/07         1926, 1950          1990

                                                  1979             1990
                                                  1993              NAP
     24,441          100       9/4/03             1984              NAP
     50,875         74.71      3/18/09            1989             1995
      2,800          9.69     12/31/04            1898             1994
                                               CIRCA 1954           NAP
     10,000         31.19      1/18/06            1970             1988
----------------------------------------------------------------------------
                                                  1975              NAP
                                                  1987             1987
                                                  1975             1997
     47,190         83.63      7/1/06             1972             1993
                                                  1978              NAP
     33,545         49.52     12/31/98        1987 - 1989           NAP
     20,295         35.46      8/31/00            1970              NAP
      6,000         48.62     11/30/02            1992              NAP
                                                  1970             1997
                                               1960, 1962          1997
----------------------------------------------------------------------------
                                                  1975             1996
      7,302         16.48      9/30/01            1987              NAP
                                                  1995              NAP
                                                  1996              NAP
      5,765         31.41      1/31/01            1890             1987
                                                  1984              NAP
     42,459          100       7/1/07             1975             1995
                                                  1996              NAP

     50,600          100      11/30/22            1990              NAP
----------------------------------------------------------------------------
     42,520          100      11/30/22            1968              NAP
     44,638         57.04      9/30/00            1980              NAP
      6,200         52.77      1/1/03          1972, 1985           NAP
      6,200         28.66      6/30/07            1988              NAP
      3,630          5.88      8/31/01            1986              NAP
                                               1970, 1979          1996
     36,016         59.58      3/31/01            1972             1993
      6,391         23.34      1/31/99            1972              NAP
                                              1973 - 1986           NAP
----------------------------------------------------------------------------
                                                  1985              NAP
                                            1935, 1950, 1963       1963
                                                  1983             1995
      3,282          33.1      4/14/05         1989, 1990           NAP
      3,248         17.93      3/1/99             1984              NAP
                                                  1994              NAP
                                                  1953              NAP
     21,323         45.51      8/1/02            1950'S            1997
                                                  1975              NAP
                                                  1985              NAP
----------------------------------------------------------------------------
      5,712         11.79      7/31/99            1988              NAP
                                               1966, 1972          1994
                                                  1996              NAP

                                                  1980             1997
                                                  1995              NAP
     41,400          34.1      4/30/02            1976             1995
      6,070         10.27      2/25/01            1966              NAP
                                                  1984              NAP
                                                  1985              NAP
----------------------------------------------------------------------------
     10,594          100       2/13/17            1997              NAP
                                                  1974            1980's
                                               1978, 1982           NAP
                                                  1963             1993
                                                  1976              NAP
                                                  1985             1996
     41,737          100       6/19/01            1974             1994
      2,490         17.08      6/30/98            1990              NAP
      4,296         19.49      8/31/98            1897             1987
                                                  1981             1992
----------------------------------------------------------------------------
      5,600         31.11      3/1/02             1872            1970'S
      5,326         20.24      3/31/98            1978              NAP
      5,720         21.49      7/31/06            1981              NAP
                                               1989, 1993          1993
                                                  1984              NAP
     12,950          100      12/31/12            1931             1994
                                                  1994              NAP
                                                  1989              NAP
      6,000         32.73      8/30/98            1964             1994
                                                  1985              NAP
----------------------------------------------------------------------------
                                                  1970              NAP
      5,348         22.01     12/31/00            1985              NAP
     23,535         38.58      5/31/99            1971              NAP
                                                  1966             1985
      7,055         18.63      3/31/00            1986              NAP
      9,097         38.48      5/30/02            1997              NAP
                                                  1993              NAP
     16,000          23.4      7/14/07            1966              NAP
                                                  1928          1980 - 1990
                                                  1965          1995 - 1998
----------------------------------------------------------------------------
                                                  1978             1995
                                                1996/97             NAP

                                                  1930              NAP
                                                  1922              NAP
                                                  1920              NAP
     10,417         32.33                      1963, 1976           NAP
     40,000          99.5     12/31/05            1980             1993
                                                  1993              NAP
     22,000          62.5      9/30/11            1972             1995
----------------------------------------------------------------------------
                                                  1925             1993
     111,761         100      11/30/02            1972             1997
     38,400          100       9/30/06            1988              NAP
                                              1974 - 1976           NAP
     47,922          100       8/31/07            1990             1996
                                                  1995              NAP
                                                  1996              NAP
     25,043          100       1/31/12            1986              NAP
                                              1982 - 1997           NAP
                                                  1969             1996
----------------------------------------------------------------------------
      9,848         28.62      5/31/04            1979             1996
                                                  1927              NAP
                                                  1968          1993, 1997
     22,184          100      12/31/06            1967             1996
      3,200         28.57     11/29/01            1996              NAP
     15,000         55.36      8/30/02         1995, 1997           NAP
      6,500          100       10/1/07            1925             1997
                                                  1997              NAP
                                                  1978             1994
                                                  1967             1997
----------------------------------------------------------------------------
      3,000         47.24     11/30/02            1931             1996
                                                  1902             1995
                                                 1940s             1993
                                                  1989              NAP
      3,640         16.18     10/31/99            1987              NAP
                                                  1923             1965
                                                  1971             1997
     54,046          100      12/10/07            1985             1990
     55,000          100       3/31/08            1954             1976
     10,800          37.5     12/31/98            1973              NAP
----------------------------------------------------------------------------
                                                  1990              NAP
     19,865         50.71      8/31/04            1974             1997
     50,000         98.19      11/1/07            1977             1997
      9,504          100       4/7/15             1995              NAP
      2,925         14.21      7/31/99            1987              NAP
      7,000         22.22      5/31/02            1974              NAP
      7,488          100       3/1/12             1997              NAP
                                                  1972              NAP
     19,542         50.08      5/31/00            1953              NAP
                                                  1958              NAP
----------------------------------------------------------------------------
                                                  1920             1997
                                                  1988             1990
                                                1983, 84            NAP
                                                  1994              NAP
     11,600           50       8/31/01            1950              NAP

      8,084         80.84      3/31/02            1997              NAP
      2,000          100       5/31/17            1997              NAP
      5,000         22.28      7/1/00             1972              NAP
      6,432          100       6/30/17            1997              NAP
----------------------------------------------------------------------------
                                                  1925              NAP
                                                  1989          1994 - 1996
      7,200         43.59      6/30/00            1974              NAP
                                                  1977              NAP
                                                  1985              NAP
                                                  1925             1996
                                                  1972              NAP
                                                  1984             1997
                                                  1972              NAP
                                                  1967              NAP
----------------------------------------------------------------------------
      6,380          100       12/5/06            1996              NAP
                                                  1965              NAP
                                               Circa 1930          1997
      4,523         43.52      1/31/98            1982              NAP
      5,000         21.83      5/31/02            1894          1983 - 1985
      2,214         29.25      1/31/01            1996              NAP
      1,350         33.35      2/28/93            1980              NAP
                                                  1927              NAP
      5,163         48.98                         1985              NAP
      2,400         10.26      1/1/12             1983              NAP
----------------------------------------------------------------------------

                                                  1959              NAP
                                               1991, 1994           NAP
                                                  1972              NAP
                                                  1967             1992
      2,626         35.42      4/1/98          1973, 1997          1997
      1,400           32      10/31/99            1978              NAP
                                                  1900             1997
      2,947          100       7/25/17            1974              NAP



                      DISTRIBUTION OF AMORTIZATION TYPES

                                             PERCENTAGE OF
                                               AGGREGATE
                   NUMBER OF   CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE PRINCIPAL BALANCE
                    MORTGAGE    PRINCIPAL      PRINCIPAL     ------------------------------
AMORTIZATION TYPE    LOANS       BALANCE        BALANCE
-----------------------------------------------------------------------------------------------------------------
                                                             MINIMUM    MAXIMUM    AVERAGE
                                                            ---------  ---------  ---------
Balloon...........    214     $  787,802,921      43.37%    $177,591  $29,965,579  $3,681,322
Fully Amortizing .     35        128,117,543       7.05      149,134   22,386,920   3,660,501
Hyperamortizing ..    122        900,620,691      49.58      993,658   63,109,462   7,382,137
                   --------- --------------  ------------- --------   ----------- ----------
  Total*/Avg./Wtd.
   Avg./Min./Max.     371     $1,816,541,155     100.00%    $149,134  $63,109,462  $4,896,337
                   ========= ==============  ============= ========   =========== ==========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                        WEIGHTED
                  DEBT SERVICE COVERAGE RATIO WEIGHTED  AVERAGE     WEIGHTED
                  ---------------------------  AVERAGE  REMAINING    AVERAGE
                                    WEIGHTED   MORTGAGE  TERM TO   CUT-OFF DATE
AMORTIZATION TYPE MINIMUM  MAXIMUM  AVERAGE     RATE    MATURITY       LTV
----------------- -------  -------  --------- --------  ---------  ----------

BALLOON...........  1.00X   4.10X    1.41X    7.8998%     129.3       71.31%
FULLY AMORTIZING..  1.05    6.27     1.59     8.5208      240.2       69.22
Hyperamortizing ..  1.15    1.98     1.36     7.5749      125.0       74.17
                   ------- -------  -------- --------  --------- ------------
  Total*/Avg./Wtd.
   Avg./Min./Max.   1.00x   6.27x    1.40x    7.7826%     135.0       72.58%
                   ======= =======  ======== ========  ========= ============

------------
* Totals may not equal due to rounding.

                  DISTRIBUTION OF REMAINING AMORTIZATION TERMS

                                             PERCENTAGE OF
                                               AGGREGATE    CUT-OFF DATE PRINCIPAL BALANCE
                   NUMBER OF   CUT-OFF DATE   CUT-OFF DATE  -------------------------------
REMAINING           MORTGAGE    PRINCIPAL      PRINCIPAL
AMORTIZATION TERMS   LOANS       BALANCE        BALANCE     MINIMUM    MAXIMUM    AVERAGE
------------------ --------- --------------  ------------  --------- ----------- -----------
131 -190 ..........     14     $   33,901,288       1.87%   $  230,875 $14,587,046 $ 2,421,521
191 -250...........     55        155,854,785       8.58       149,134  22,386,920   2,833,723
251 -270...........      2          2,186,047       0.12       993,658   1,192,389   1,093,023
271 -290...........     13         92,016,761       5.07     1,840,041  18,470,000   7,078,212
291 -310...........    158        506,659,040      27.89       177,591  22,425,612   3,206,703
311 -330...........      3         30,099,217       1.66     4,821,862  16,950,000  10,033,072
331 -360...........    107        735,366,861      40.48       821,846  61,500,000   6,872,587
360 greater than =.     19        260,457,156      14.34     2,647,870  63,109,462  13,708,271
                     --------- --------------  ------------- ---------  ----------- ----------
  Total*/Avg./Wtd.
   Avg./Min./Max...    371     $1,816,541,155     100.00%    $ 149,134 $63,109,462 $ 4,896,337
                     ========= ==============  ============= ========= =========== ===========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                         WEIGHTED
                  DEBT SERVICE COVERAGE RATIO  WEIGHTED  AVERAGE     WEIGHTED
                  ---------------------------  AVERAGE   REMAINING    AVERAGE
REMAINING                           WEIGHTED   MORTGAGE  TERM TO   CUT-OFF DATE
AMORTIZATION TERMS MINIMUM  MAXIMUM  AVERAGE     RATE     MATURITY       LTV
------------------ -------  ------- ---------  --------  ---------  ----------

131 -190...........   1.05X   1.99X    1.43X    8.8352%   161.1       70.12%
191 -250...........   1.06    6.27     1.55     8.1791    169.1       67.75
251 -270...........   1.26    1.62     1.46     8.6100    115.0       73.56
271 -290...........   1.18    1.47     1.31     8.2179    106.8       78.36
291 -310...........   1.05    4.10     1.50     8.0688    131.5       68.11
311 -330...........   1.28    1.40     1.32     7.8513    126.9       68.66
331 -360...........   1.00    2.75     1.32     7.5652    138.7       74.70
360 greater than =.   1.18    1.58     1.34     7.2965    118.6       76.89
                    ------- -------  -------- --------  --------- ------------
  Total*/Avg./Wtd.
   Avg./Min./Max...   1.00x   6.27x    1.40x    7.7826%   135.0       72.58%
                    ======= =======  ======== ========  ========= ============

------------
* Totals may not equal due to rounding.

                        DISTRIBUTION OF MORTGAGE RATES

                                             PERCENTAGE OF
                                               AGGREGATE    CUT-OFF DATE PRINCIPAL BALANCE
                   NUMBER OF   CUT-OFF DATE   CUT-OFF DATE  -------------------------------
                    MORTGAGE    PRINCIPAL      PRINCIPAL
MORTGAGE RATES       LOANS       BALANCE        BALANCE     MINIMUM    MAXIMUM    AVERAGE
-----------------  --------- --------------  ------------  --------- ----------- -----------
6.751 -7.000.....      5     $   85,470,281       4.71%    $1,998,328 $63,109,462  $17,094,056
7.001 -7.250.....     39        280,447,897      15.44      1,200,000  27,955,965    7,190,972
7.251 -7.500.....     51        381,694,226      21.01      1,597,608  61,500,000    7,484,201
7.501 -7.750.....     63        283,105,906      15.58        794,915  29,965,579    4,493,745
7.751 -8.000.....     60        228,721,743      12.59        821,846  23,417,541    3,812,029
8.001 -8.250.....     35        179,137,988       9.86        573,200  18,470,000    5,118,228
8.251 -8.500.....     40        161,390,235       8.88        272,645  12,258,387    4,034,756
8.501 -8.750.....     22         69,597,855       3.83        177,591  22,386,920    3,163,539
8.751 -9.000.....     19         58,533,956       3.22        299,167  19,406,230    3,080,735
9.001 -9.250.....     23         52,251,311       2.88        259,769   4,873,824    2,271,796
9.251 -9.500.....     10         19,185,373       1.06        149,134   8,327,355    1,918,537
9.501 -9.750.....      3         16,661,695       0.92        427,594  14,587,046    5,553,898
9.751 -10.000 ...      1            342,690       0.02        342,690     342,690      342,690
                   --------- --------------  ------------- ----------  ----------- -----------
  Total*/Avg./Wtd.
   Avg./Min./Max...  371     $1,816,541,155     100.00%    $  149,134 $63,109,462  $ 4,896,337
                   ========= ==============  ============= ========== ===========  ===========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


                                                        WEIGHTED
                  DEBT SERVICE COVERAGE RATIO WEIGHTED  AVERAGE     WEIGHTED
                  ---------------------------  AVERAGE  REMAINING    AVERAGE
                                    WEIGHTED   MORTGAGE  TERM TO   CUT-OFF DATE
MORTGAGE RATES    MINIMUM  MAXIMUM  AVERAGE     RATE    MATURITY       LTV
----------------- -------  -------  --------- --------  ---------  ----------
6.751 -7.000.....   1.33X   1.58X    1.37X    6.7897%   120.2       73.18%
7.001 -7.250.....   1.15    2.94     1.32     7.1542    140.8       76.36
7.251 -7.500.....   1.11    2.10     1.37     7.4299    128.1       73.65
7.501 -7.750.....   1.16    4.10     1.39     7.6401    130.4       72.16
7.751 -8.000.....   1.05    6.27     1.48     7.9120    127.4       70.34
8.001 -8.250.....   1.15    3.06     1.42     8.1047    134.9       71.61
8.251 -8.500.....   1.00    1.92     1.31     8.3408    156.2       73.27
8.501 -8.750.....   1.22    2.75     1.59     8.5997    171.4       71.41
8.751 -9.000.....   1.29    1.62     1.46     8.9269    165.3       64.49
9.001 -9.250.....   1.18    1.91     1.45     9.1399     78.9       71.34
9.251 -9.500.....   1.05    1.58     1.37     9.3747    129.2       58.98
9.501 -9.750.....   1.44    1.99     1.62     9.7344    175.0       75.94
9.751 -10.000 ...   1.45    1.45     1.45    10.0000    235.0       55.72
                  ------- -------  -------- --------  --------- ------------
  Total*/Avg./Wtd.
   Avg./Min./Max... 1.00x   6.27x    1.40x    7.7826%   135.0       72.58%
                  ======= =======  ======== ========  ========= ============

------------
* Totals may not equal due to rounding.

                  DISTRIBUTION OF SPECIFIC PROPERTY TYPES(1)

                                             PERCENTAGE OF
                                               AGGREGATE    CUT-OFF DATE PRINCIPAL BALANCE
                   NUMBER OF   CUT-OFF DATE   CUT-OFF DATE  -------------------------------
                    MORTGAGE    PRINCIPAL      PRINCIPAL
PROPERTY TYPE        LOANS       BALANCE        BALANCE     MINIMUM    MAXIMUM    AVERAGE
-----------------  --------- --------------  ------------  --------- ----------- -----------
Multifamily..............    109     $  418,200,760      23.02%   $  107,712 $63,109,462  $3,836,704
Anchored Retail..........     47        295,127,291      16.25       969,466  29,965,579   6,279,304
Hospitality..............     44        257,394,676      14.17       768,350  22,425,612   5,849,879
Office...................     52        238,403,474      13.12       149,134  30,429,599   4,584,682
Unanchored Retail........     67        140,301,317       7.72        60,914   7,983,324   2,094,050
Skilled Nursing Home ....     28        126,819,603       6.98     1,840,041   9,898,453   4,529,272
Industrial...............     28         96,898,812       5.33       342,690  16,950,000   3,460,672
Self-Storage.............     97         96,569,962       5.32        99,830   3,403,768     995,567
Assisted Living Facility.     11         45,377,412       2.50       263,676  12,719,170   4,125,219
Special Purpose..........     17         39,085,328       2.15       177,750   8,327,355   2,299,137
Mobile Home Park.........     11         38,064,733       2.10       573,200   7,407,772   3,460,430
Mixed Use................     10         24,297,787       1.34     1,195,771   4,821,862   2,429,779
                          --------- --------------  ------------- ---------  ----------- ----------
  Total*/Avg./Wtd. Avg./
   Min./Max..............    521     $1,816,541,155     100.00%   $   60,914 $63,109,462  $3,486,643
                          ========= ==============  ============= =========  =========== ==========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


                                                        WEIGHTED
                  DEBT SERVICE COVERAGE RATIO WEIGHTED  AVERAGE     WEIGHTED
                  --------------------------- AVERAGE  REMAINING    AVERAGE
                                    WEIGHTED  MORTGAGE  TERM TO   CUT-OFF DATE
PROPERTY TYPE     MINIMUM  MAXIMUM  AVERAGE    RATE     MATURITY       LTV
----------------- -------  -------  --------- --------  ---------  ----------
Multifamily..............   1.00X   2.94X    1.33X    7.3786%   126.2     74.40%
Anchored Retail..........   1.05    1.60     1.28     7.5631    161.5     75.65
Hospitality..............   1.25    2.30     1.53     8.1611    146.1     68.93
Office...................   1.05    1.80     1.33     7.6571    119.5     72.68
Unanchored Retail........   1.20    1.80     1.36     7.8859    125.9     71.60
Skilled Nursing Home ....   1.18    6.27     1.64     8.4413    130.7     73.66
Industrial...............   1.23    1.75     1.35     7.9599    117.4     65.87
Self-Storage.............   1.14    2.19     1.52     7.7344    124.9     74.71
Assisted Living Facility.   1.15    4.10     1.57     7.8944    170.8     69.75
Special Purpose..........   1.25    1.99     1.54     9.0857    141.7     68.99
Mobile Home Park.........   1.18    2.39     1.30     7.7595    117.2     75.77
Mixed Use................   1.26    1.88     1.39     7.7998    135.9     66.04
                          ------- -------  -------- --------  --------- --------
  Total*/Avg./Wtd. Avg./
   Min./Max..............   1.00x   6.27x    1.40x    7.7826%   135.0     72.58%
                          ======= =======  ======== ========  ========= ========

------------
(1) For Mortgage Loans secured by more than one Mortgaged Property, the Cut-Off Date Balance of such Mortgage Loan has been allocated to each such Mortgaged Property as provided in the related Mortgage Loan, or, to the extent the Mortgage Loan did not provide any such allocation, the Cut-Off Date Principal Balance of the related Mortgage Loan has been allocated pro rata, based on Underwritten Cash Flow (except with respect to 1 Mortgage Loan, where the Cut-Off Date Principal Balance was allocated based upon Appraised Value).
*      Totals may not equal due to rounding.

                     DISTRIBUTION OF YEARS OF ORIGINATION


                                             PERCENTAGE OF
                                               AGGREGATE    CUT-OFF DATE PRINCIPAL BALANCE
                   NUMBER OF   CUT-OFF DATE   CUT-OFF DATE  -------------------------------
YEAR OF             MORTGAGE    PRINCIPAL      PRINCIPAL
ORIGINATION          LOANS       BALANCE        BALANCE     MINIMUM    MAXIMUM    AVERAGE
-----------------  --------- --------------  ------------  --------- ----------- -----------
1996................      1     $    4,494,343       0.25%    $4,494,343 $ 4,494,343  $4,494,343
1997................    317      1,497,200,539      82.42        149,134  61,500,000   4,723,030
1998................     53        314,846,274      17.33        259,769  63,109,462   5,940,496
                      --------- --------------  ------------- ----------  ----------- ----------
  Total*/Avg./Wtd.
   Avg./Min./Max.  .    371     $1,816,541,155     100.00%    $  149,134 $63,109,462  $4,896,337
                      ========= ==============  ============= ==========  =========== ==========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


                                                        WEIGHTED
                  DEBT SERVICE COVERAGE RATIO WEIGHTED  AVERAGE     WEIGHTED
                  ---------------------------  AVERAGE  REMAINING    AVERAGE
YEAR OF                             WEIGHTED   MORTGAGE  TERM TO   CUT-OFF DATE
ORIGINATION       MINIMUM  MAXIMUM  AVERAGE     RATE    MATURITY       LTV
----------------- -------  -------  --------- --------  ---------  ----------
1996................   1.54X   1.54X    1.54X    9.2500%   105.0       59.92%
1997................   1.00    6.27     1.41     7.8586    136.7       72.14
1998................   1.19    2.94     1.33     7.3998    127.2       74.85
                     ------- -------  -------- --------  --------- ------------
  Total*/Avg./Wtd.
   Avg./Min./Max.  .   1.00x   6.27x    1.40x    7.7826%   135.0       72.58%
                     ======= =======  ======== ========  ========= ============

------------
* Totals may not equal due to rounding.

           DISTRIBUTION OF ANNUALIZED DEBT SERVICE COVERAGE RATIOS

                                             PERCENTAGE OF
                                               AGGREGATE    CUT-OFF DATE PRINCIPAL BALANCE
ANNUALIZED         NUMBER OF   CUT-OFF DATE   CUT-OFF DATE  -------------------------------
DEBT SERVICE        MORTGAGE    PRINCIPAL      PRINCIPAL
COVERAGE RATIOS      LOANS       BALANCE        BALANCE      MINIMUM     MAXIMUM    AVERAGE
-----------------  --------- --------------  ------------   ---------  ----------- -----------
= less than 1.00...     1     $    8,868,778       0.49%    $8,868,778 $ 8,868,778  $8,868,778
1.01-1.10..........     3         16,002,625       0.88      2,734,302   9,122,871   5,334,208
1.11-1.20..........    22         83,886,591       4.62        494,388  13,236,077   3,813,027
1.21-1.30..........   115        664,590,022      36.59        230,875  61,500,000   5,779,044
1.31-1.40..........    90        476,529,826      26.23        149,134  63,109,462   5,294,776
1.41-1.50..........    53        273,202,761      15.04        342,690  52,061,172   5,154,769
1.51-1.60..........    29        109,077,047       6.00        177,591  19,406,230   3,761,277
1.61-1.70..........    12         37,618,803       2.07        621,592   5,478,421   3,134,900
1.71-1.80..........    12         55,288,220       3.04        473,914  22,425,612   4,607,352
1.81-1.90..........     9         28,495,448       1.57      1,488,442   6,982,686   3,166,161
1.91-2.00..........    11         27,654,530       1.52        272,645   4,616,083   2,514,048
2.01-2.20..........     4          7,100,563       0.39        920,563   3,187,558   1,775,141
2.21-2.40..........     3          7,842,511       0.43        573,200   5,174,373   2,614,170
2.41-2.80..........     1          7,484,433       0.41      7,484,433   7,484,433   7,484,433
2.81-3.00..........     2          4,680,771       0.26      1,200,000   3,480,771   2,340,385
3.01 greater than =     4          8,218,227       0.45      1,145,866   3,086,049   2,054,557
                    --------- --------------  ------------- ----------  ----------- ----------
 Total*/Avg./
  Wtd. Avg./
  Min./Max. .......    371     $1,816,541,155     100.00%    $  149,134 $63,109,462  $4,896,337
                    =========  ==============  ============= ========== ===========  ==========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


                                                        WEIGHTED
                  DEBT SERVICE COVERAGE RATIO WEIGHTED  AVERAGE     WEIGHTED
ANNUALIZED        ---------------------------  AVERAGE  REMAINING    AVERAGE
DEBT SERVICE                        WEIGHTED   MORTGAGE  TERM TO   CUT-OFF DATE
COVERAGE RATIOS   MINIMUM  MAXIMUM  AVERAGE     RATE    MATURITY       LTV
----------------- -------  -------  --------- --------  ---------  ----------
= LESS THAN 1.00... 1.00X   1.00X    1.00X    8.3100%   114.0       76.55%
1.01-1.10.......... 1.05    1.06     1.06     8.3988    197.5       79.97
1.11-1.20.......... 1.11    1.20     1.17     7.9463    121.6       76.50
1.21-1.30.......... 1.21    1.30     1.26     7.6673    134.1       75.20
1.31-1.40.......... 1.31    1.40     1.34     7.6268    131.1       74.39
1.41-1.50.......... 1.41    1.50     1.45     7.8389    127.3       69.10
1.51-1.60.......... 1.51    1.60     1.56     8.3980    184.5       70.36
1.61-1.70.......... 1.61    1.70     1.65     8.0598    143.7       66.47
1.71-1.80.......... 1.72    1.80     1.77     7.9430    121.7       61.49
1.81-1.90.......... 1.82    1.88     1.84     7.7780    120.7       63.03
1.91-2.00.......... 1.91    1.99     1.95     8.2479    121.7       66.25
2.01-2.20.......... 2.05    2.19     2.13     7.6114    117.7       56.05
2.21-2.40.......... 2.22    2.39     2.29     8.0652    115.9       54.73
2.41-2.80.......... 2.75    2.75     2.75     8.5410    177.0       73.38
2.81-3.00.......... 2.92    2.94     2.93     7.7926    250.1       37.47
3.01 greater than = 3.06    6.27     4.14     7.9320    145.8       49.83
                   ------  -------  -------- --------  --------- ------------
 Total*/Avg./
  Wtd. Avg./
  Min./Max. ....... 1.00x   6.27x    1.40x    7.7826%   135.0       72.58%
                   ======= =======  ======== ========  ========= ============

------------
* Totals may not equal due to rounding.

                  DISTRIBUTION OF REMAINING TERM TO MATURITY

                                             PERCENTAGE OF
                                               AGGREGATE    CUT-OFF DATE PRINCIPAL BALANCE
                   NUMBER OF   CUT-OFF DATE   CUT-OFF DATE  -------------------------------
REMAINING           MORTGAGE    PRINCIPAL      PRINCIPAL
TERM TO MATURITY     LOANS       BALANCE        BALANCE     MINIMUM    MAXIMUM    AVERAGE
-----------------  --------- --------------  ------------  --------- ----------- -----------
= less than 70 ..     12     $   46,857,490       2.58%   $ 1,170,402 $13,438,883 $ 3,904,791
71 -90...........      9         23,916,188       1.32        691,485   5,984,328   2,657,354
91 -100..........      1          3,129,039       0.17      3,129,039   3,129,039   3,129,039
101 -110.........      4         16,245,959       0.89      2,946,349   4,616,083   4,061,490
111 -115.........     43        163,193,672       8.98        338,363  23,417,541   3,795,202
116 -120.........    213      1,126,043,264      61.99        177,591  63,109,462   5,286,588
121 -140.........      1          3,570,786       0.20      3,570,786   3,570,786   3,570,786
141 -150.........      1         19,169,231       1.06     19,169,231  19,169,231  19,169,231
151 -170.........      1          3,841,251       0.21      3,841,251   3,841,251   3,841,251
171 -190.........     57        266,234,930      14.66        230,875  14,587,046   4,670,788
191 -250.........     24         95,041,133       5.23        149,134  22,386,920   3,960,047
251 -310.........      5         49,298,211       2.71      3,480,771  19,406,230   9,859,642
                    -------- --------------  ------------- ----------  ----------- ----------
  Total*/Avg./Wtd.
   Avg./ Min./Max.   371     $1,816,541,155     100.00%   $   149,134 $63,109,462 $ 4,896,337
                    ======== ==============  ============= ==========  =========== ==========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


                                                        WEIGHTED
                  DEBT SERVICE COVERAGE RATIO WEIGHTED  AVERAGE     WEIGHTED
                  ---------------------------  AVERAGE  REMAINING    AVERAGE
REMAINING                           WEIGHTED   MORTGAGE  TERM TO   CUT-OFF DATE
TERM TO MATURITY  MINIMUM  MAXIMUM  AVERAGE     RATE    MATURITY       LTV
----------------  -------  -------  --------- --------  ---------  ----------
= LESS THAN 70...   1.18X   1.55X    1.28X    8.7863%    42.1       68.61%
 71 - 90.........   1.24    1.52     1.33     7.7509     81.1       73.21
 91 -100.........   1.26    1.26     1.26     7.8000     97.0       74.50
101 -110.........   1.39    1.98     1.75     8.4272    106.1       62.45
111 -115.........   1.00    2.30     1.41     8.3027    114.5       69.70
116 -120.........   1.15    4.10     1.39     7.5847    117.9       73.18
121 -140.........   1.19    1.19     1.19     8.3700    136.0       72.87
141 -150.........   1.26    1.26     1.26     7.1300    142.0       74.52
151 -170.........   1.28    1.28     1.28     7.5400    170.0       57.33
171 -190.........   1.05    2.75     1.35     7.9882    176.7       73.58
191 -250.........   1.05    6.27     1.46     7.9856    235.8       72.36
251 -310.........   1.31    2.92     1.62     8.1556    295.0       70.39
                  ------- -------  -------- --------  --------- ------------
  Total*/Avg./Wtd.
   Avg./ Min./Max.  1.00x   6.27x    1.40x    7.7826%   135.0       72.58%
                  ======= =======  ======== ========  ========= ============

------------
* Totals may not equal due to rounding.

              DISTRIBUTION OF CUT-OFF DATE LOAN TO VALUE RATIOS

                                             PERCENTAGE OF
                                               AGGREGATE    CUT-OFF DATE PRINCIPAL BALANCE
CUT-OFF DATE        NUMBER OF  CUT-OFF DATE   CUT-OFF DATE  -------------------------------
LOAN-TO-VALUE        MORTGAGE    PRINCIPAL      PRINCIPAL
RATIOS                LOANS       BALANCE        BALANCE     MINIMUM    MAXIMUM     AVERAGE
------------------  ---------  -------------  ------------  --------- ----------- -----------
25.01 -30.00......      2     $    2,345,866       0.13%    $1,145,866 $ 1,200,000  $1,172,933
30.01 -50.00......     13         37,882,154       2.09        272,645  13,438,883   2,914,012
50.01 -60.00......     41        120,527,725       6.64        259,769  22,425,612   2,939,701
60.01 -65.00......     44        134,273,603       7.39        149,134  15,436,550   3,051,673
65.01 -70.00......     51        171,507,649       9.44        263,676  19,406,230   3,362,895
70.01 -75.00......    108        589,843,393      32.47        358,468  61,500,000   5,461,513
75.01 -80.00......     92        657,069,467      36.17        177,591  63,109,462   7,142,059
80.01 -85.00......     18         91,208,437       5.02        945,394  27,955,965   5,067,135
85.01 -95.00......      2         11,882,859       0.65      4,145,452   7,737,408   5,941,430
                   ---------  --------------  ------------- ----------  ----------- ----------
  Total*/Avg./Wtd.
   Avg./ Min./Max.    371     $1,816,541,155     100.00%    $  149,134 $63,109,462  $4,896,337
                   =========  ==============  ============= ==========  =========== ==========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                        WEIGHTED
                  DEBT SERVICE COVERAGE RATIO WEIGHTED  AVERAGE     WEIGHTED
CUT-OFF DATE      ---------------------------  AVERAGE  REMAINING    AVERAGE
LOAN-TO-VALUE                       WEIGHTED   MORTGAGE  TERM TO   CUT-OFF DATE
RATIOS            MINIMUM  MAXIMUM  AVERAGE     RATE    MATURITY       LTV
-------------     -------  -------  --------- --------  ---------  ----------
25.01 -30.00.........   2.94X   4.10X    3.51X    7.4105%   118.5       26.36%
30.01 -50.00.........   1.44    3.72     1.82     8.3480    116.0       43.85
50.01 -60.00.........   1.05    6.27     1.68     8.1494    131.9       56.84
60.01 -65.00.........   1.20    3.06     1.55     7.7996    124.8       62.67
65.01 -70.00.........   1.16    1.99     1.48     8.0671    154.9       68.47
70.01 -75.00.........   1.19    2.75     1.36     7.7106    134.0       73.42
75.01 -80.00.........   1.00    1.82     1.31     7.6945    135.1       77.93
80.01 -85.00.........   1.06    1.50     1.26     7.6736    127.6       82.47
85.01 -95.00.........   1.05    1.43     1.30     7.3112    159.2       90.71
                      ------- -------  -------- --------  --------- ------------
  Total*/Avg./Wtd.
   Avg./ Min./Max. ..   1.00x   6.27x    1.40x    7.7826%   135.0       72.58%
                      ======= =======  ======== ========  ========= ============

------------
* Totals may not equal due to rounding.

               DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCES


                                                             PERCENTAGE OF
                                                               AGGREGATE    CUT-OFF DATE PRINCIPAL BALANCE
                                   NUMBER OF   CUT-OFF DATE   CUT-OFF DATE  -------------------------------
 CUT-OFF DATE                       MORTGAGE    PRINCIPAL      PRINCIPAL
 PRINCIPAL BALANCES                  LOANS       BALANCE        BALANCE     MINIMUM    MAXIMUM    AVERAGE
 ------------------                --------- --------------  ------------  --------- ----------- -----------
= less than $999,999.00..........     45     $   28,829,529       1.59%   $   149,134 $   997,924 $   640,656
   999,999.01 - 1,999,999.99 ....     82        126,497,227       6.96      1,027,793   1,998,328   1,542,649
 2,000,000.00 - 2,999,999.99 ....     54        133,367,908       7.34      2,000,000   2,997,776   2,469,776
 3,000,000.00 - 3,999,999.99 ....     58        204,203,497      11.24      3,000,000   3,993,870   3,520,750
 4,000,000.00 - 4,999,999.99 ....     31        140,377,287       7.73      4,002,922   4,996,100   4,528,300
 5,000,000.00 - 5,999,999.99 ....     25        137,642,316       7.58      5,088,018   5,984,328   5,505,693
 6,000,000.00 - 6,999,999.99 ....      7         46,626,359       2.57      6,174,569   6,982,686   6,660,908
 7,000,000.00 - 7,999,999.99 ....     16        121,805,845       6.71      7,162,166   7,983,324   7,612,865
 8,000,000.00 - 8,999,999.99 ....     11         93,456,894       5.14      8,142,276   8,868,778   8,496,081
 9,000,000.00 - 9,999,999.99 ....      8         76,554,132       4.21      9,122,871   9,987,302   9,569,267
10,000,000.00 -11,999,999.99 ....      6         66,806,360       3.68     10,040,000  11,937,167  11,134,393
12,000,000.00 -13,999,999.99 ....      7         91,691,482       5.05     12,258,387  13,953,219  13,098,783
14,000,000.00 -16,999,999.99 ....      5         79,799,865       4.39     14,587,046  16,950,000  15,959,973
17,000,000.00 -39,999,999.99 ....     13        292,211,822      16.09     17,187,107  30,429,599  22,477,832
40,000,000.00 -65,000,000.00 ....      3        176,670,634       9.73     52,061,172  63,109,462  58,890,211
                                  --------- --------------  ------------- ----------  ----------- ----------
  Total*/Avg./Wtd. Avg./
   Min./Max......................    371     $1,816,541,155     100.00%   $   149,134 $63,109,462 $ 4,896,337
                                  ========= ==============  ============= ==========  =========== ==========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


                                                                        WEIGHTED
                                  DEBT SERVICE COVERAGE RATIO WEIGHTED  AVERAGE     WEIGHTED
                                  ---------------------------  AVERAGE  REMAINING    AVERAGE
CUT-OFF DATE                                        WEIGHTED   MORTGAGE  TERM TO   CUT-OFF DATE
PRINCIPAL BALANCES                 MINIMUM  MAXIMUM  AVERAGE     RATE    MATURITY       LTV
------------------                -------  -------  --------- --------  ---------  ----------
= LESS THAN $999,999.00...........   1.16X   2.39X    1.47X    8.6585%   133.5       63.51%
   999,999.01 - 1,999,999.99......   1.14    6.27     1.59     8.0800    132.1       66.23
 2,000,000.00 - 2,999,999.99 .....   1.05    2.22     1.37     7.9947    122.2       71.99
 3,000,000.00 - 3,999,999.99 .....   1.18    3.06     1.48     7.8202    128.0       71.51
 4,000,000.00 - 4,999,999.99 .....   1.05    1.98     1.41     7.7276    135.9       73.20
 5,000,000.00 - 5,999,999.99 .....   1.11    2.30     1.39     7.7600    129.2       71.54
 6,000,000.00 - 6,999,999.99 .....   1.21    1.83     1.38     7.7422    126.4       71.13
 7,000,000.00 - 7,999,999.99 .....   1.18    2.75     1.47     7.9569    128.0       74.75
 8,000,000.00 - 8,999,999.99 .....   1.00    1.41     1.25     8.0099    144.0       73.94
 9,000,000.00 - 9,999,999.99 .....   1.06    1.44     1.30     7.7297    164.2       71.53
10,000,000.00 -11,999,999.99 .....   1.28    1.60     1.40     7.7037    169.6       73.68
12,000,000.00 -13,999,999.99 .....   1.15    1.47     1.29     7.9182    133.2       68.82
14,000,000.00 -16,999,999.99 .....   1.28    1.58     1.38     7.8456    127.7       73.23
17,000,000.00 -39,999,999.99 .....   1.21    1.78     1.35     7.6582    148.2       74.95
40,000,000.00 -65,000,000.00 .....   1.30    1.48     1.36     7.2138    118.0       76.54
                                  ------- -------  -------- --------  --------- ------------
  Total*/Avg./Wtd. Avg./
   Min./Max.......................   1.00x   6.27x    1.40x    7.7826%   135.0       72.58%
                                  ======= =======  ======== ========  ========= ============

------------
* Totals may not equal due to rounding.

                      DISTRIBUTION OF PROPERTY BY STATE

                                               PERCENTAGE OF
                                                 AGGREGATE
                     NUMBER OF   CUT-OFF DATE   CUT-OFF DATE    CUT-OFF DATE PRINCIPAL BALANCE
                     MORTGAGED    PRINCIPAL      PRINCIPAL   -----------------------------------
PROPERTY STATE      PROPERTIES     BALANCE        BALANCE      MINIMUM     MAXIMUM     AVERAGE
------------------  ---------- --------------  ------------- ----------  ----------- ----------
California ........      56     $  303,807,858      16.72    $   494,388 $30,429,599 $ 5,425,140
New York...........      49        189,911,727      10.45        230,875  29,965,579   3,875,750
Massachusetts .....      19        153,316,040       8.44        358,468  63,109,462   8,069,265
Florida............      34        143,255,877       7.89        149,134  13,438,883   4,213,408
Texas..............      67        117,276,326       6.46         99,830  15,436,550   1,750,393
Georgia ...........      34         97,658,251       5.38        289,506  23,000,000   2,872,302
Pennsylvania ......      27         85,106,381       4.69        237,024   8,187,117   3,152,088
Colorado...........      14         74,848,481       4.12      1,784,080  13,335,747   5,346,320
Tennessee .........      13         64,720,707       3.56        381,464  12,258,387   4,978,516
Virginia...........      11         48,752,389       2.68        767,290  19,406,230   4,432,035
Maryland...........      10         44,698,713       2.46        806,408   9,954,489   4,469,871
Washington ........      10         38,871,873       2.14        573,200   9,684,970   3,887,187
Alabama ...........       4         34,543,983       1.90      1,990,757  22,386,920   8,635,996
Nevada ............       3         31,744,969       1.75      1,546,679  22,425,612  10,581,656
Louisiana..........       8         30,491,484       1.68        580,615   9,898,453   3,811,435
Michigan ..........      22         29,978,582       1.65        107,712   5,485,651   1,362,663
Illinois ..........       8         29,830,907       1.64      1,065,130   7,162,166   3,728,863
Puerto Rico........       1         27,955,965       1.54     27,955,965  27,955,965  27,955,965
Missouri...........      15         26,583,313       1.46        150,762   5,478,421   1,772,221
New Hampshire .....       9         25,823,694       1.42        177,591   4,788,063   2,869,299
Arizona ...........       9         25,451,684       1.40        747,741   7,484,433   2,827,965
North Carolina  ...      13         21,077,871       1.16        612,437   4,494,343   1,621,375
Connecticut........       6         19,018,060       1.05      1.195,771   7,188,665   3,169,677
Ohio...............       6         18,639,717       1.03      1,295,555   7,778,721   3,106,620
Wisconsin .........       5         16,734,678       0.92      1,793,001   4,582,114   3,346,936
Oregon ............       7         15,416,719       0.85        259,769   5,486,701   2,202,388
Arkansas...........      19         14,474,667       0.80         60,914   3,242,448     761,825
New Jersey ........       5         11,631,289       0.64      1,394,590   3,894,199   2,326,258
Vermont ...........       2         10,281,722       0.57      4,990,781   5,290,941   5,140,861
Kentucky ..........       2         10,029,153       0.55      2,291,745   7,737,408   5,014,576
Oklahoma ..........       5          9,843,750       0.54        449,234   4,588,744   1,968,750
New Mexico ........       4          7,315,019       0.40        119,796   4,002,922   1,828,755
Iowa...............       3          6,851,663       0.38      1,027,793   4,486,742   2,283,888
West Virginia .....       1          6,400,000       0.35      6,400,000   6,400,000   6,400,000
Utah...............       6          5,095,155       0.28        299,167   1,548,481     849,192
Idaho..............       2          3,787,298       0.21      1,646,379   2,140,919   1,893,649
Minnesota .........       2          3,698,139       0.20      1,047,173   2,650,966   1,849,070
Kansas.............       2          2,891,305       0.16        768,350   2,122,955   1,445,653
Rhode Island ......       2          2,442,810       0.13      1,075,642   1,367,169   1,221,405
Indiana............       1          1,939,366       0.11      1,939,366   1,939,366   1,939,366
Hawaii.............       1          1,488,442       0.08      1,488,442   1,488,442   1,488,442
South Carolina  ...       2          1,487,462       0.08        628,927     858,535     743,731
Mississippi........       2          1,367,666       0.08        668,859     698,808     683,833
                    ---------- --------------  ------------- ----------  ----------- ----------
  Total*/Avg./Wtd.
   Avg./Min./Max.       521     $1,816,514,155     100.00    $    60,914 $63,109,462 $ 3,486,643
                    ========== ==============  ============= ==========  =========== ==========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                      DEBT SERVICE COVERAGE              WEIGHTED
                              RATIO            WEIGHTED  AVERAGE     WEIGHTED
                    --------------------------  AVERAGE  REMAINING    AVERAGE
                                     WEIGHTED  MORTGAGE  TERM TO   CUT-OFF DATE
PROPERTY STATE      MINIMUM  MAXIMUM  AVERAGE    RATE    MATURITY      LTV
------------------  ------- -------  -------- --------  --------- ------------
California ........   1.16x   2.92x    1.38x    7.6688%   152.4       71.72
New York...........   1.05    6.27     1.37     7.7465    128.0       73.19
Massachusetts .....   1.24    1.80     1.33     7.1429    123.0       75.22
Florida............   1.15    1.58     1.33     8.0778    116.0       70.97
Texas..............   1.24    1.99     1.46     7.9246    119.0       72.30
Georgia ...........   1.00    1.69     1.33     7.8119    127.7       77.14
Pennsylvania ......   1.25    1.60     1.31     7.5007    117.2       74.07
Colorado...........   1.11    1.88     1.26     7.5431    165.4       71.55
Tennessee .........   1.06    1.98     1.32     8.1335    149.5       74.94
Virginia...........   1.05    1.82     1.50     8.3853    216.3       70.77
Maryland...........   1.25    1.44     1.39     8.0869    126.3       65.06
Washington ........   1.30    2.39     1.44     7.8323    131.7       70.29
Alabama ...........   1.27    3.72     1.47     8.2935    205.2       69.65
Nevada ............   1.44    1.78     1.75     8.0314    116.6       60.14
Louisiana..........   1.14    1.26     1.20     7.9232    161.6       78.54
Michigan ..........   1.24    2.94     1.51     7.3653    141.2       73.84
Illinois ..........   1.27    1.85     1.44     7.6951    125.6       73.81
Puerto Rico........   1.31    1.31     1.31     7.2250    118.0       84.72
Missouri...........   1.19    3.06     1.74     8.1673    131.6       69.26
New Hampshire .....   1.18    1.59     1.23     9.0030     49.3       78.17
Arizona ...........   1.25    4.10     1.92     8.1631    134.6       70.20
North Carolina  ...   1.31    1.54     1.45     7.9591    128.9       74.11
Connecticut........   1.22    1.77     1.45     7.9845    116.7       72.54
Ohio...............   1.29    1.75     1.46     7.8408    125.0       65.15
Wisconsin .........   1.61    2.10     1.86     7.3600    118.0       65.31
Oregon ............   1.22    1.82     1.38     7.7640    122.9       71.15
Arkansas...........   1.32    1.53     1.51     7.7998    117.9       73.06
New Jersey ........   1.25    1.41     1.32     7.4531    133.5       73.99
Vermont ...........   1.30    1.37     1.34     7.4743    118.0       74.40
Kentucky ..........   1.43    1.76     1.51     7.3891    145.4       83.32
Oklahoma ..........   1.25    1.68     1.49     8.0120    117.2       71.95
New Mexico ........   1.21    1.88     1.48     8.0743     84.6       75.86
Iowa...............   1.31    1.41     1.33     7.6487    228.4       73.51
West Virginia .....   1.38    1.38     1.38     7.7100    120.0       64.00
Utah...............   1.29    1.48     1.38     8.5422    118.3       66.19
Idaho..............   1.56    1.68     1.63     8.0747    117.3       58.86
Minnesota .........   1.30    1.30     1.30     7.4610    117.0       74.46
Kansas.............   1.19    1.46     1.26     7.7437    160.9       68.50
Rhode Island ......   1.29    1.75     1.55     8.0670    142.7       66.72
Indiana............   1.33    1.33     1.33     9.0000    114.0       79.16
Hawaii.............   1.88    1.88     1.88     9.0625    115.0       56.44
South Carolina  ...   1.48    1.48     1.48     7.4720    118.0       79.48
Mississippi........   1.48    1.48     1.48     7.4720    118.0       79.48
                    ------- -------  -------- --------  --------- ------------
  Total*/Avg./Wtd.
   Avg./Min./Max.     1.00x   6.27x    1.40x    7.7826%   135.0       72.58
                    ======= =======  ======== ========  ========= ============

------------
* Totals may not equal due to rounding.

               PREPAYMENT LOCK-OUT/PREPAYMENT PREMIUM ANALYSIS
       PERCENTAGE OF MORTGAGE LOANS BY OUTSTANDING PRINCIPAL BALANCE**

                           MONTH 1  MONTH 13   MONTH 25  MONTH 37   MONTH 49  MONTH 61
                        --------- ---------  --------- ---------  --------- ---------
Locked out ............    95.55%    91.52%     74.07%    57.68%     50.96%    11.72%
Defeasance ............     0.00      0.00      16.09     27.50      30.36     33.21
Greater of 1% or Yield
 Maintenance ..........     3.36      6.52       6.83      9.33      12.05     31.62
Yield Maintenance  ....     0.62      1.50       1.66      2.82       3.76     11.50
                        --------- ---------  --------- ---------  --------- ---------
Sub-Total* ............    99.54%    99.54%     98.64%    97.32%     97.13%    88.05%
Percentage Penalties
 5% or Greater ........     0.46%     0.46%      0.46%     0.53%      0.02%     4.86%
 4% -4.99% ............     0.00      0.00       0.00      1.13       0.67      0.08
 3% -3.99% ............     0.00      0.00       0.75      0.12       0.98      3.94
 2% -2.99%                  0.00      0.00       0.00      0.75       0.30      2.63
 1% -1.99% ............     0.00      0.00       0.00      0.00       0.75      0.30
 Less than 1% .........     0.00      0.00       0.00      0.00       0.00      0.00
FR (Open)..............     0.00      0.00       0.15      0.15       0.15      0.14
                        --------- ---------  --------- ---------  --------- ---------
  Total* ..............   100.00%   100.00%    100.00%   100.00%    100.00%   100.00%
Balance of Mortgage
 Loans (mm) ...........  $1,816.54 $1,796.37  $1,753.80 $1,728.55  $1,701.25 $1,647.11
% of Cut-Off Date
 Balance Outstanding  .   100.00%    98.89%     96.55%    95.16%     93.65%    90.67%

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                         MONTH 73  MONTH 85   MONTH 97  MONTH 109 MONTH 121  MONTH 133 MONTH 145
                        --------- ---------  --------- ---------  --------- ---------  ---------
Locked out ............     11.21%      6.18%     4.11%      3.80%    0.00%      0.00%     0.00%
Defeasance ............     33.29      36.44     36.56      34.53    24.52      24.80     26.51
Greater of 1% or Yield
 Maintenance ..........     32.01      31.96     33.98      33.87    38.39      38.30     40.27
Yield Maintenance  ....     11.46      11.87     11.81      11.86     7.20       7.10      2.66
                        --------- ---------  --------- ---------  --------- ---------  ---------
Sub-Total* ............     87.97%     86.45%    86.46%     84.05%   70.11%     70.20%    69.44%
Percentage Penalties
 5% or Greater ........      0.08%      0.36%     0.00%      0.00%    0.85%      0.00%     0.00%
 4% -4.99% ............      4.85       0.07      0.35       0.34     5.73       0.82      0.14
 3% -3.99% ............      0.08       6.09      0.07       0.00     1.35       6.80      0.82
 2% -2.99%                   0.50       0.24      6.09       0.26     5.02       0.11      6.82
 1% -1.99% ............      6.20       2.01      0.92       6.17     1.05       5.08      5.42
 Less than 1% .........      0.00       0.00      1.33       0.00     0.00       0.00      0.00
FR (Open)..............      0.32       4.78      4.79       9.17    15.90      16.98     17.36
                        --------- ---------  --------- ---------  --------- ---------  ---------
  Total* ..............    100.00%    100.00%   100.00%    100.00%  100.00%    100.00%   100.00%
Balance of Mortgage
 Loans (mm) ........... $1,615.95  $1,561.07 $1,524.66  $1,470.23  $348.54    $334.76    $303.29
% of Cut-Off Date
 Balance Outstanding  .     88.96%     85.94%    83.93%     80.94%   19.19%     18.43%    16.70%

------------

    * Totals may not equal due to rounding.

   ** Table calculated using Maturity Assumptions and assuming no prepayments of principal.

                DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION
    BANC ONE MORTGAGE CAPITAL MARKETS, LLC AS SERVICER AND SPECIAL SERVICER
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1998-C1

                          ABN AMRO ACCT: 99-9999-99-9


ABN AMRO                                       Statement Date:         04/15/98
LaSalle National Bank                          Payment Date:           04/15/98
                                               Prior Payment:                NA
Administrator:                                 Record Date:            03/31/98
  Ryan Kutty  (800) 246-5761
  135 S. LaSalle Street Suite 1625             WAC:
  Chicago, IL   60603                          WAMM:






                                                                        NUMBER OF PAGES
                                                                        ---------------

                                Table Of Contents                               1
                                REMIC Certificate Report                        1
                                Other Related Information                       1
                                Asset Backed Facts Sheets                       1
                                Delinquency Loan Detail                         1
                                Mortgage Loan Characteristics                   2
                                Loan Level Listing                              1
                                                                               ---

                                TOTAL PAGES INCLUDED  IN THIS PACKAGE           8
                                                                               ---

                                Specially Serviced Loan Detail              Appendix A
                                Modified Loan Detail                        Appendix B
                                Realized Loss Detail                        Appendix C



                        INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES

                                LaSalle Web Site                                www.lnbabs.com
                                Servicer Website                                www.servicer.com
                                LaSalle Bulletin Board                          (714) 282-3990
                                LaSalle ASAP Fax System                         (312) 904-2200
                                Bloomberg                                       User Terminal

                                ASAP #:
                                Monthly Data File Name:



                DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION
    BANC ONE MORTGAGE CAPITAL MARKETS, LLC AS SERVICER AND SPECIAL SERVICER
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1998-C1

                          ABN AMRO ACCT: 99-9999-99-9


ABN AMRO                                       Statement Date:         04/15/98
LaSalle National Bank                          Payment Date:           04/15/98
                                               Prior Payment:                NA
Administrator:                                 Record Date:            03/31/98
  Ryan Kutty  (800) 246-5761
  135 S. LaSalle Street Suite 1625             WAC:
  Chicago, IL   60603                          WAMM:

===================================================================================================================================
                ORIGINAL      OPENING    PRINCIPAL     PRINCIPAL      NEGATIVE     CLOSING     INTEREST    INTEREST    PASS-THROUGH
     CLASS   FACE VALUE (1)   BALANCE     PAYMENT     ADJ. OR LOSS  AMORTIZATION   BALANCE     PAYMENT    ADJUSTMENT     RATE (2)
     CUSIP     Per $1,000    Per $1,000  Per $1,000    Per $1,000    Per $1,000   Per $1,000  Per $1,000  Per $1,000  Next Rate (3)
===================================================================================================================================
A-1

-----------------------------------------------------------------------------------------------------------------------------------
A-2

-----------------------------------------------------------------------------------------------------------------------------------
X-1

-----------------------------------------------------------------------------------------------------------------------------------
X-2

-----------------------------------------------------------------------------------------------------------------------------------
B

-----------------------------------------------------------------------------------------------------------------------------------
C

-----------------------------------------------------------------------------------------------------------------------------------
D

-----------------------------------------------------------------------------------------------------------------------------------
E

-----------------------------------------------------------------------------------------------------------------------------------
E-IO

-----------------------------------------------------------------------------------------------------------------------------------
F

-----------------------------------------------------------------------------------------------------------------------------------
G

-----------------------------------------------------------------------------------------------------------------------------------
PP

-----------------------------------------------------------------------------------------------------------------------------------
TA

-----------------------------------------------------------------------------------------------------------------------------------
R-IV

-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
                  0.00          0.00        0.00         0.00           0.00          0.00        0.00       0.00
===================================================================================================================================
                                                                        Total P&I Payment         0.00
                                                                        ==============================

Notes:

(1) N denotes notional balance not included in total
(2) Interest Paid minus Interest Adjustment minus Deferred
    Interest equals Accrual
(3) Estimated

                DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION
    BANC ONE MORTGAGE CAPITAL MARKETS, LLC AS SERVICER AND SPECIAL SERVICER
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1998-C1

                          ABN AMRO ACCT: 99-9999-99-9


ABN AMRO                                       Statement Date:         04/15/98
LaSalle National Bank                          Payment Date:           04/15/98
                                               Prior Payment:                NA
Administrator:                                 Record Date:            03/31/98
  Ryan Kutty  (800) 246-5761
  135 S. LaSalle Street Suite 1625
  Chicago, IL   60603

===================================================================================================================================
                 ACCRUED                     EXCESS                INTEREST         PRIOR           ENDING               ACTUAL
               CERTIFICATE   DEFERRED      PREPAYMENT             REDUCTION         UNPAID          UNPAID            DISTRIBUTION
     CLASS       INTEREST    INTEREST   INT. SHORTFALLS            AMOUNTS         INTEREST        INTEREST           OF INTEREST
===================================================================================================================================











===================================================================================================================================
                                                 COLLATERAL INFORMATION
-----------------------------------------------------------------------------------------------------------------------------------

 Component                                                        Sub-Pool I     Sub-Pool II    Sub-Pool III            Pool Total
===================================================================================================================================

Beginning Loan Count:
Ending Loan Count:

Beginning Scheduled Balance of the Mortgage Loans:
Ending Scheduled Balance of the Mortgage Loans:

Weighted Average Remaining Term to Maturity

                DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION
    BANC ONE MORTGAGE CAPITAL MARKETS, LLC AS SERVICER AND SPECIAL SERVICER
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1998-C1

                          ABN AMRO ACCT: 99-9999-99-9


ABN AMRO                                       Statement Date:         04/15/98
LaSalle National Bank                          Payment Date:           04/15/98
                                               Prior Payment:                NA
Administrator:                                 Record Date:            03/31/98
  Ryan Kutty  (800) 246-5761
  135 S. LaSalle Street Suite 1625
  Chicago, IL   60603

======================================================================================================================
Distribution  Delinq 1 Month  Delinq 2 Months Delinq 3+ Months Foreclosure/Bankruptcy      REO         Modifications
             ---------------------------------------------------------------------------------------------------------
     Date     #      Balance   #      Balance   #     Balance       #     Balance     #      Balance   #      Balance
----------------------------------------------------------------------------------------------------------------------
04/15/98      0       0        0       0        0      0            0      0          0       0        0       0
              0.00%   0.000%   0.00%   0.000%   0.00%  0.000%       0.00%  0.000%     0.00%   0.000%   0.00%   0.000%
----------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------


=======================================================================================================================

                    [RESTUBBED TABLE CONTINUED FROM ABOVE]


===============================================
Distribution   Prepayments   Curr Weighted Avg.
             ----------------------------------
     Date     #     Balance   Coupon   Remit
-----------------------------------------------
04/15/98      0      0
              0.00%  0.000%
-----------------------------------------------


-----------------------------------------------


-----------------------------------------------


-----------------------------------------------


-----------------------------------------------


-----------------------------------------------


-----------------------------------------------


-----------------------------------------------


-----------------------------------------------


-----------------------------------------------


-----------------------------------------------


-----------------------------------------------


-----------------------------------------------


-----------------------------------------------


-----------------------------------------------


===============================================


Note: Foreclosure and REO Totals are Included in the Appropriate Delinquency Aging Category

                DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION
    BANC ONE MORTGAGE CAPITAL MARKETS, LLC AS SERVICER AND SPECIAL SERVICER
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1998-C1

                          ABN AMRO ACCT: 99-9999-99-9


ABN AMRO                                       Statement Date:         04/15/98
LaSalle National Bank                          Payment Date:           04/15/98
                                               Prior Payment:                NA
Administrator:                                 Record Date:            03/31/98
  Ryan Kutty  (800) 246-5761
  135 S. LaSalle Street Suite 1625
  Chicago, IL   60603


                             DELINQUENT LOAN DETAIL

===================================================================================================================================
                 Paid                Outstanding    Out. Property                      Special
Disclosure Doc   Thru   Current P&I      P&I          Protection        Advance        Servicer     Foreclosure  Bankruptcy   REO
  Control #      Date     Advance     Advances**       Advances     Description (1) Transfer Date       Date        Date      Date
===================================================================================================================================






























===================================================================================================================================
A.  P&I Advance - Loan in Grace Period
B.  P&I Advance - Late Payment but < one month delinq
1.  P&I Advance - Loan delinquent 1 month
2.  P&I Advance - Loan delinquent 2 months
3.  P&I Advance - Loan delinquent 3 months or More
4.  Matured Balloon/Assumed Scheduled Payment
===================================================================================================================================

**  Outstanding P&I Advances include the current period P&I Advance

                DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION
    BANC ONE MORTGAGE CAPITAL MARKETS, LLC AS SERVICER AND SPECIAL SERVICER
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1998-C1

                          ABN AMRO ACCT: 99-9999-99-9


ABN AMRO                                       Statement Date:         04/15/98
LaSalle National Bank                          Payment Date:           04/15/98
                                               Prior Payment:                NA
Administrator:                                 Record Date:            03/31/98
  Ryan Kutty  (800) 246-5761
  135 S. LaSalle Street Suite 1625
  Chicago, IL   60603


                       DISTRIBUTION OF PRINCIPAL BALANCES
-------------------------------------------------------------------------------
         (2) Current Scheduled            Number    (2) Scheduled     Based on
               Balances                  of Loans      Balance         Balance
===============================================================================
                $0 to          $500,000
          $500,000 to        $1,000,000
        $1,000,000 to        $1,500,000
        $1,500,000 to        $2,000,000
        $2,000,000 to        $2,500,000
        $2,500,000 to        $3,000,000
        $3,000,000 to        $3,500,000
        $3,500,000 to        $4,000,000
        $4,000,000 to        $5,000,000
        $5,000,000 to        $6,000,000
        $6,000,000 to        $7,000,000
        $7,000,000 to        $8,000,000
        $8,000,000 to        $9,000,000
        $9,000,000 to       $10,000,000
       $10,000,000 to       $11,000,000
       $11,000,000 to       $12,000,000
       $12,000,000 to       $13,000,000
       $13,000,000 to       $14,000,000
       $14,000,000 to       $15,000,000
       $15,000,000  &       Above
===============================================================================
                 Total                      0                     0     0.00%
-------------------------------------------------------------------------------
                       Average Scheduled Balance is                           0
                       Maximum  Scheduled Balance is                          0
                       Minimum  Scheduled Balance is                          0




                 DISTRIBUTION OF PROPERTY TYPES
-----------------------------------------------------------------
                        Number     (2) Scheduled     Based on
    Property Types     of Loans       Balance         Balance
=================================================================













=================================================================
        Total              0                     0     0.00%
-----------------------------------------------------------------


            DISTRIBUTION OF MORTGAGE INTEREST RATES
-----------------------------------------------------------------
   Current Mortgage     Number     (2) Scheduled     Based on
    Interest Rate      of Loans       Balance         Balance
=================================================================
7.000% or less
7.000% to 7.125%
7.125% to 7.375%
7.375% to 7.625%
7.625% to 7.875%
7.875% to 8.125%
8.125% to 8.375%
8.375% to 8.625%
8.625% to 8.875%
8.875% to 9.125%
9.125% to 9.375%
9.375% to 9.625%
9.625% to 9.875%
9.875% to 10.125%
10.125% & Above
=================================================================
        Total                  0                 0     0.00%
-----------------------------------------------------------------
        W/Avg Mortgage Interest Rate is                0.0000%
        Minimum Mortgage Interest Rate is              0.0000%
        Maximum Mortgage Interest Rate is              0.0000%




                    GEOGRAPHIC DISTRIBUTION
----------------------------------------------------------------------
                               Number     (2) Scheduled    Based on
     Geographic Location      of Loans       Balance        Balance
======================================================================

































======================================================================
        Total                  0                 0           0.00%
----------------------------------------------------------------------

                DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION
    BANC ONE MORTGAGE CAPITAL MARKETS, LLC AS SERVICER AND SPECIAL SERVICER
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1998-C1

                          ABN AMRO ACCT: 99-9999-99-9


ABN AMRO                                       Statement Date:         04/15/98
LaSalle National Bank                          Payment Date:           04/15/98
                                               Prior Payment:                NA
Administrator:                                 Record Date:            03/31/98
  Ryan Kutty  (800) 246-5761
  135 S. LaSalle Street Suite 1625
  Chicago, IL   60603



                                 LOAN SEASONING
-----------------------------------------------------------------------------
                                     Number    (2) Scheduled     Based on
       Number of Years              of Loans      Balance         Balance
=============================================================================











=============================================================================

-----------------------------------------------------------------------------
                                            Weighted Average Seasoning is 0.0



                        DISTRIBUTION OF AMORTIZATION TYPE
------------------------------------------------------------------------------
                                      Number    (2) Scheduled     Based on
       Amortization Type             of Loans      Balance         Balance
==============================================================================





==============================================================================
             Total                     0              0             0.00%
------------------------------------------------------------------------------




                  DISTRIBUTION OF REMAINING TERM
                        FULLY AMORTIZING
-----------------------------------------------------------------
   Fully Amortizing     Number     (2) Scheduled     Based on
    Mortgage Loans     of Loans       Balance         Balance
=================================================================
60 months or less
61 to 120 months
121 to 180 months
181 to 240 months
241 to 360 months
=================================================================
      Total                0              0             0.00%
-----------------------------------------------------------------
                    Weighted Average Months to Maturity is 0



                 DISTRIBUTION OF REMAINING TERM
                         BALLOON LOANS
-----------------------------------------------------------------
   Balloon            Number     (2) Scheduled     Based on
 Mortgage Loan       of Loans       Balance         Balance
=================================================================
12 months or less
13 to 24 months
25 to 36 months
37 to 48 months
49 to 60 months
61 to 120 months
121 to 180 months
181 to 240 months
=================================================================
        Total            0              0            0.00%
-----------------------------------------------------------------
                 Weighted Average Months to Maturity is 0



                      DISTRIBUTION OF DSCR
----------------------------------------------------------------------
      Debt Service        Number     (2) Scheduled    Based on
     Coverage Ratio(1)   of Loans       Balance        Balance
======================================================================
0.500 or less
0.500 to 0.625
0.625 to 0.750
0.750 to 0.875
0.875 to 1.000
1.125 to 1.250
1.250 to 1.375
1.375 to 1.500
1.500 to 1.625
1.625 to 1.750
1.750 to 1.875
1.875 to 2.000
2.000 to 2.125
2.125 & above
   Unknown
======================================================================
    Total                  0              0              0.00%
----------------------------------------------------------------------
Weighted Average Debt Service Coverage Ratio is          0.000


                              NOI AGING
----------------------------------------------------------------------
                               Number     (2) Scheduled    Based on
          NOI Date            of Loans       Balance        Balance
======================================================================
       1 year or less
        1 to 2 years
       2 Years or More
           Unknown
======================================================================
            Total              0              0               0.00%
----------------------------------------------------------------------

(1) Debt Service Coverage Ratios are calculated as described in the prospectus, values are updated periodically as new NOI figures became available from borrowers on an asset level. Neither the Trustee, Servicer, Special Servicer or Underwriter makes any representation as to the accuracy of the data provided by the borrower for this calculation.

                DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION
    BANC ONE MORTGAGE CAPITAL MARKETS, LLC AS SERVICER AND SPECIAL SERVICER
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1998-C1

                          ABN AMRO ACCT: 99-9999-99-9


ABN AMRO                                       Statement Date:         04/15/98
LaSalle National Bank                          Payment Date:           04/15/98
                                               Prior Payment:                NA
Administrator:                                 Record Date:            03/31/98
  Ryan Kutty  (800) 246-5761
  135 S. LaSalle Street Suite 1625
  Chicago, IL   60603


                               LOAN LEVEL DETAIL

===================================================================================================================================
            Appraisal    Property                          Operating    Ending                                               Loan
Disclosure  Reduction      Type   Maturity                 Statement  Principal   Note  Scheduled               Prepayment  Status
Control #    Amounts       Code     Date      DSCR   NOI     Date      Balance    Rate     P&I      Prepayment     Date    Code (1)
===================================================================================================================================































===================================================================================================================================

* NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

-------------------------------------------------------------------------------
(1)   Legend:

      A. P&I Adv - in Grace Period
      B. P&I Adv - < one month delinq
      1. P&I Adv - delinquent 1 month
      2. P&I Adv - delinquent 2 months
      3. P&I Adv - delinquent 3+ months
      4. Mat. Balloon/Assumed P&I
      5. Prepaid in Full
      6. Specially Serviced
      7. Foreclosure
      8. Bankruptcy
      9. REO
      10. DPO
      11. Modification
===============================================================================

                DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION
    BANC ONE MORTGAGE CAPITAL MARKETS, LLC AS SERVICER AND SPECIAL SERVICER
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1998-C1

                          ABN AMRO ACCT: 99-9999-99-9


ABN AMRO                                       Statement Date:         04/15/98
LaSalle National Bank                          Payment Date:           04/15/98
                                               Prior Payment:                NA
Administrator:                                 Record Date:            03/31/98
  Ryan Kutty  (800) 246-5761
  135 S. LaSalle Street Suite 1625
  Chicago, IL   60603

                         SPECIALLY SERVICED LOAN DETAIL

===================================================================================================================================
               Beginning                                               Specially
Disclosure     Scheduled      Interest     Maturity     Property        Serviced
Control #       Balance         Rate         Date         Type       Status Code (1)                Comments
===================================================================================================================================






























===================================================================================================================================

(1) Legend:
    1) Request for waiver of Prepayment Penalty
    2) Payment default
    3) Request for Loan Modification or Workout
    4) Loan with Borrower Bankruptcy
    5) Loan in Process of Foreclosure
    6) Loan now REO Property
    7) Loans Paid Off
    8) Loans Returned to Master Servicer
===============================================================================
                                                                     APPENDIX A

                DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION
    BANC ONE MORTGAGE CAPITAL MARKETS, LLC AS SERVICER AND SPECIAL SERVICER
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1998-C1

                          ABN AMRO ACCT: 99-9999-99-9


ABN AMRO                                       Statement Date:         04/15/98
LaSalle National Bank                          Payment Date:           04/15/98
                                               Prior Payment:                NA
Administrator:                                 Record Date:            03/31/98
  Ryan Kutty  (800) 246-5761
  135 S. LaSalle Street Suite 1625
  Chicago, IL   60603

                              MODIFIED LOAN DETAIL
===============================================================================
Disclosure    Modification                Modification
Control #         Date                    Description
-------------------------------------------------------------------------------
































===============================================================================
                                                                     APPENDIX B

                DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION
    BANC ONE MORTGAGE CAPITAL MARKETS, LLC AS SERVICER AND SPECIAL SERVICER
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1998-C1

                          ABN AMRO ACCT: 99-9999-99-9


ABN AMRO                                       Statement Date:         04/15/98
LaSalle National Bank                          Payment Date:           04/15/98
                                               Prior Payment:                NA
Administrator:                                 Record Date:            03/31/98
  Ryan Kutty  (800) 246-5761
  135 S. LaSalle Street Suite 1625
  Chicago, IL   60603

                              REALIZED LOSS DETAIL

===================================================================================================================================
                                               Beginning            Gross Proceeds  Aggregate      Net      Net Proceeds
  Dist.      Disclosure  Appraisal  Appraisal  Scheduled   Gross       as a % of   Liquidation  Liquidation   as a % of    Realized
   Date      Control #      Date      Value     Balance   Proceeds Sched Principal  Expenses *    Proceeds  Sched. Balance   Loss
-----------------------------------------------------------------------------------------------------------------------------------






























-----------------------------------------------------------------------------------------------------------------------------------
CURRENT TOTAL                             0.00            0.00                        0.00          0.00                      0.00
CUMULATIVE                                0.00            0.00                        0.00          0.00                      0.00
===================================================================================================================================

                                                                     APPENDIX C

* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

                                                                        ANNEX C
-------------------------------------------------------------------------------
DEUTSCHE MORGAN GRENFELL
-------------------------------------------------------------------------------


                                 CMBS NEW ISSUE
                                   TERM SHEET

                       ----------------------------------
                          PRICING DATE: MARCH 24, 1998
                       ----------------------------------

                                 $1,580,338,000
                                 (APPROXIMATE)
                DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION
                                  AS DEPOSITOR

                           CONTITRADE SERVICES L.L.C.
                      GERMAN AMERICAN CAPITAL CORPORATION
                      MORGAN STANLEY MORTGAGE CAPITAL INC.
              BOSTON CAPITAL MORTGAGE COMPANY LIMITED PARTNERSHIP
                          RED MOUNTAIN FUNDING, L.L.C.

                            AS MORTGAGE LOAN SELLERS

                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1998-C1

DEUTSCHE MORGAN GRENFELL                             MORGAN STANLEY DEAN WITTER

                              LLAMA COMPANY, L.P.
                   and solely as members of the selling group

CONTIFINANCIAL SERVICES CORPORATION                 SOUTHTRUST SECURITIES, INC.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

                      STRUCTURAL AND COLLATERAL TERM SHEET

                         $1,580,388,000 (APPROXIMATE)            MARCH 24, 1998
                DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1998-C1

APPROX. SECURITIES STRUCTURE - SUBJECT TO CHANGE
------------------------------------------------------------------
                        APPROX.   EXPECTED
                          FACE/    CREDIT   EXPECTED EXPECTED
           EXPECTED     NOTIONAL   SUPPORT  WEIGHTED PRINCIPAL
            RATING       AMOUNT   (% OF     AVERAGE   PAYMENT
 CLASS  (FITCH/MOODY'S)   ($MM)     IPB)    LIFE(A)  WINDOW(A)
------------------------------------------------------------------
PUBLICLY OFFERED CLASSES
 X      AAA/Aaa        $ 1,816.5
 A-1    AAA/Aaa            382.9   32.00%      5.5    4/98 -  9/07
 A-2    AAA/Aaa            852.4   32.00%      9.7    9/07 -  2/08
 B      AA/Aa2             109.0   26.00%      9.9    2/08 -  2/08
 C      A/A2               109.0   20.00%      9.9    2/08 -  3/08
 D      BBB/Baa2            99.9   14.50%     11.9    3/08 -  7/12
 E      BBB-/Baa3           27.2   13.00%     14.5    7/12 - 11/12
------------------------------------------------------------------
PRIVATELY PLACED CLASSES (144A):  NOT OFFERED
 F      BB+/NR              45.4   10.50%     14.6   11/12 - 11/12
 G      BB/NR               45.4    8.00%     14.7   11/12 - 12/12
 H      BB-/NR              18.2    7.00%     14.7   12/12 - 12/12
 J      B+/NR               22.7    5.75%     14.8   12/12 -  1/13
 K      B/NR                22.7    4.50%     14.9    1/13 -  8/13
 L      B-/NR               40.9    2.25%     17.4    8/13 - 10/17
 M      NR/NR              40.9     0.00%     21.3   10/17 -  2/23
  TOTAL SECURITIES:     $1,816.5
------------------------------------------------------------------
(a)  Calculated at 0% CPR and no balloon extension.
(b)  Notional amount.

KEY FEATURES:
-------------
Co-Lead Managers:      Deutsche Morgan Grenfell and Morgan Stanley Dean Witter
Co-Manager:            Llama Company, L.P.
Mortgage Loan Sellers: ContiTrade Services, L.L.C. - $682,577,438 (37.6%)
                       German American Capital Corporation - $452,581,252 (24.9%)
                       Morgan Stanley Mortgage Capital Inc. - $299,073,774 (16.5%)
                       Red Mountain Funding, L.L.C. - $221,744,773 (12.2%)
                       Boston Capital Mortgage Company L.P. - $160,563,918 (8.8%)
Master Servicer:       Banc One Mortgage Capital Markets, LLC
Special Servicer:      Banc One Mortgage Capital Markets, LLC
Purchaser of Classes   Banc One Mortgage Capital Markets, LLC
K, L and M
Trustee:               LaSalle National Bank
Pricing:               On or about March 24rd
Closing:               On or about March 30th
Settlement:            All classes will settle plus accrued from March 1
Cut-Off Date:          March 1, 1998
Distribution Date:     15th of each month, or following business day
                       (commencing April 1998)
ERISA Eligible:        Classes A-1, A-2 and X are ERISA eligible subject to
                       certain conditions for eligibility
Representations &
Warranties:            Provided by applicable Mortgage Loan Sellers
Structure:             Sequential pay
Interest Accrual
Period:                Prior calendar month
Day Count:             30/360
Tax Treatment:         REMIC
Rated Final
Distribution Date:     June 15, 2031
Clean up Call:         1.0%
Minimum
Denominations:         Classes A-1, A-2, B, C, D and E: $50,000 & $1
                       Class X: $1,000,000 Notional Amount & $1

-------------------------------------------------------------------------------
COLLATERAL FACTS
----------------
CUT-OFF DATE BALANCE:                         $1,816,541,155
NUMBER OF MORTGAGE LOANS:                                371
NUMBER OF MORTGAGE PROPERTIES:                           521
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE:           $4,896,337
WEIGHTED AVERAGE MORTGAGE RATE:
                                                        7.78%
WEIGHTED AVERAGE DSCR:                                  1.40x
WEIGHTED AVERAGE CUT-OFF DATE LTV RATIO:
                                                        72.6%
WEIGHTED AVERAGE REMAINING TERM TO MATURITY:         135 mos.

              OVERVIEW OF PREPAYMENT RESTRICTIONS

PREPAYMENT RESTRICTION                       % OF INITIAL POOL BALANCE
----------------------------------------------------------------------

LOCKOUT PERIOD WITH YIELD MAINTENANCE                 43.06%
LOCKOUT PERIOD WITH DEFEASANCE                        35.13
LOCKOUT PERIOD WITH YIELD
MAINTENANCE AND PREPAYMENT PREMIUM                     7.79
LOCKOUT PERIOD WITH DEFEASANCE AND
PREPAYMENT PREMIUM                                     4.24
LOCKOUT PERIOD WITH PREPAYMENT PREMIUM                 3.76
YIELD MAINTENANCE WITH PREPAYMENT PREMIUM              2.28
YIELD MAINTENANCE ONLY                                 1.70
LOCKOUT PERIOD ONLY                                    1.52
OTHER (A)                                              0.52
                                                     ------
      TOTAL                                          100.00%

(a) Includes Mortgage Loans with other types and combinations of prepayment restrictions.

SELECTED LOAN DATA:
-------------------
                                     CUT-OFF DATE PRINCIPAL
                                             BALANCE
                                         (AS OF MARCH 1,
                                            1998)(B)
                     NUMBER OF       ------------------------
GEOGRAPHIC           MORTGAGED                       % BY
DISTRIBUTION         PROPERTIES       (BALANCE)     BALANCE
----------------    -----------    --------------- ----------
CALIFORNIA               56          $303,807,858     16.72%
NEW YORK                 49           189,911,727     10.45
MASSACHUSETTS            19           153,316,040      8.44
FLORIDA                  34           143,255,877      7.89
TEXAS                    67           117,276,326      6.46
OTHER                   296           908,973,328     50.04
                        ---           -----------     -----
  TOTAL                 521        $1,816,541,155    100.00%


                                       CUT-OFF DATE PRINCIPAL
                                              BALANCE
                                      (AS OF MARCH 1, 1998)(B)
                        NUMBER OF   ---------------------------
                        MORTGAGE                       % BY
PROPERTY TYPE          PROPERTIES      (BALANCE)      BALANCE
------------------    -------------- -------------- ------------
MULTIFAMILY                109        $418,200,760      23.02%
ANCHORED RETAIL             47         295,127,291      16.25
HOSPITALITY                 44         257,394,676      14.17
OFFICE                      52         238,403,474      13.12
UNANCHORED RETAIL           67         140,301,317       7.72
NURSING HOME, SKILLED       28         126,819,603       6.98
INDUSTRIAL                  28          96,898,812       5.33
SELF STORAGE                97          96,569,962       5.32
ASSISTED LIVING             11          45,377,412       2.50
SPECIAL PURPOSE             17          39,085,328       2.15
MOBILE HOME PARK            11          38,064,733       2.10
MIXED USE                   10          24,297,787       1.34
                           ---      --------------       ----
  TOTAL                    521      $1,816,541,155     100.00%

(b)  Column totals may not add due to rounding.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

                        STRUCTURAL AND COLLATERAL TERM SHEET

-------------------------------------------------------------------------------
                              SECURITIES STRUCTURE
-------------------------------------------------------------------------------

                              APPROX.                                                                WEIGHTED
               RATING           SIZE       CREDIT                         COUPON                   AVERAGE LIFE      PRINCIPAL
  CLASS    (FITCH/MOODY'S)     ($MM)      SUPPORT         PRICE        DESCRIPTION      DELIVERY    (YRS.) (A)   PAYMENT WINDOW (A)
-----------------------------------------------------------------------------------------------------------------------------------
PUBLICLY OFFERED CLASSES:
    X         AAA /Aaa      $ 1,816.5 (b)                             Variable IO(d)    DTC (e)
   A-1        AAA /Aaa          382.9      32.00%                          Fixed        DTC (e)         5.5         4/98 - 9/07
   A-2        AAA /Aaa          852.4      32.00%                          Fixed        DTC (e)         9.7         9/07 - 2/08
    B          AA/Aa2           109.0      26.00%                          Fixed        DTC (e)         9.9         2/08 - 2/08
    C           A/A2            109.0      20.00%                          Fixed        DTC (e)         9.9         2/08 - 3/08
    D         BBB /Baa2         99.9       14.50%                          Fixed        DTC (e)        11.9         3/08 - 7/12
    E         BBB-/Baa3         27.2       13.00%                          Fixed (c)    DTC (e)        14.5         7/12 - 11/12
-----------------------------------------------------------------------------------------------------------------------------------
PRIVATELY PLACED CLASSES:  NOT OFFERED
    F           BB+/NR          45.4       10.50%                          Fixed (c)                   14.6        11/12 - 11/12
    G           BB/NR           45.4        8.00%                          Fixed (c)                   14.7        11/12 - 12/12
    H           BB-/NR          18.2        7.00%                          Fixed (c)                   14.7        12/12 - 12/12
    J           B+/NR           22.7        5.75%                          Fixed (c)                   14.8        12/12 - 1/13
    K           B/NR            22.7        4.50%                          Fixed (c)                   14.9         1/13 - 8/13
    L           B-/NR           40.9        2.25%                          Fixed (c)                   17.4         8/13 - 10/17
    M           NR/NR           40.9        0.00%                          Fixed (c)                   21.3        10/17 - 2/23
-----------------------------------------------------------------------------------------------------------------------------------

(a)  Calculated at 0% CPR and no balloon extension.
(b)  Notional amount.
(c) The coupon is fixed, provided that the coupon will not exceed the Weighted Average Net Mortgage Pass-Through Rate in effect from time to time on the mortgage loans.
(d) The Class X coupon is calculated as the Weighted Average Net Mortgage Pass-Through Rate less the Weighted Average Pass-Through Rate.
(e)  Delivery shall be DTC, Euroclear and Cedel.

-------------------------------------------------------------------------------
                              STRUCTURAL OVERVIEW
-------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
       APPROXIMATE PERCENT                                                    FITCH'S         MOODY'S         APPROXIMATE CREDIT
            OF TOTAL                                                           RATING         RATING               SUPPORT
-----------------------------------------------------------------------------------------------------------------------------------
                                                                             Class A-1      Class A-2
                                                                              (21.1%)        (46.9%)
             68.00%                                                           AAA/Aaa        AAA/Aaa                 32.00%
                                                    ----------------------------------------------------
              6.00%                                                              AA            Aa2                   26.00%
              6.00%                        CLASS                                 A              A2                   20.00%
              5.50%                          X                                  BBB            Baa2                  14.50%
              1.50%                       AAA/AAA                               BBB-           Baa3                  13.00%
              2.50%                                                             BB+         Not rated                10.50%
              2.50%                                                              BB         Not rated                 8.00%
              1.00%                                                             BB-         Not rated                 7.00%
              1.25%                                                              B+         Not rated                 5.75%
              1.25%                                                              B          Not rated                 4.50%
              2.25%                                                              B-         Not rated                 2.25%
              2.25%                                                           Unrated       Not rated                 0.00%

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

                        STRUCTURAL AND COLLATERAL TERM SHEET

-------------------------------------------------------------------------------
                          STRUCTURAL OVERVIEW - CONT.
-------------------------------------------------------------------------------

o    The Mortgage Pool will be comprised of one Loan Group

o Principal will be allocated sequentially to A-1, A-2, B, C, D, E, F, G, H, J, K, L and M Certificates (If all classes other than classes A-1 and A-2 have been reduced to zero, principal will be allocated to Class A-1 and A-2 pro-rata)

o Class X will receive interest payments pro-rata (based on interest entitlements) with the Class A Certificates each month

o Each of the Classes will be subordinate to earlier alphabetically lettered classes (except Class X) (Losses will be allocated in reverse alphabetical order to Classes with certificate balances and pro-rata to Classes A-1 and A-2)

o The servicer will cover net prepayment interest shortfalls, up to the Master Servicing Fee. Net shortfalls (after application of prepayment interest excesses) will be allocated based on interest entitlements to Certificates

o    All classes will pay interest on a 30/360 basis

o Shortfalls resulting from servicer modifications or special servicer compensation will be allocated in reverse alphabetical order to Classes with certificate balances


-------------------------------------------------------------------------------
                             MORTGAGE POOL OVERVIEW
-------------------------------------------------------------------------------

o The Mortgage Pool is comprised of 371 multifamily and commercial loans with an aggregate Cut-Off Date Balance of approximately $1,816,541,155

o All of the Mortgage Loans are secured by first liens on multifamily and commercial properties

o    The Pool's average Cut-Off Date Principal Balance is approximately
     $4,896,337

o    The Pool's weighted average current Debt Service Coverage Ratio is 1.40x

o The Pool's Cut-Off Date LTV is 72.6% The Pool's weighted average Mortgage Rate is approximately 7.78%

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

                        STRUCTURAL AND COLLATERAL TERM SHEET

-------------------------------------------------------------------------------
                             PREPAYMENT PROVISIONS
-------------------------------------------------------------------------------

o Approximately 100% of the Pool Balance has prepayment protection as of the Cut-Off Date

o    Approximately 95.6% of the Pool Balance is locked out as of the Cut-Off
     Date

-----------------------------------------------------------------------------------------------------------------------------------
                                          PREPAYMENT LOCK-OUT/ PREMIUM ANALYSIS
-----------------------------------------------------------------------------------------------------------------------------------
                                       PERCENTAGE OF MORTGAGE POOL BY PREPAYMENT RESTRICTION ASSUMING NO PREPAYMENT
                      -------------------------------------------------------------------------------------------------------------

      PREPAYMENT         APRIL      APRIL      APRIL      APRIL      APRIL      APRIL      APRIL      APRIL      APRIL      APRIL
     RESTRICTIONS        1998       1999       2000       2001       2002       2003       2004       2005       2006        2007
-----------------------------------------------------------------------------------------------------------------------------------
Locked Out               95.55%     91.52%     74.07%     57.68%     50.96%     11.72%     11.21%      6.18%      4.11%      3.80%
Defeasance                0.00%      0.00%     16.09%     27.50%     30.36%     33.21%     33.29%     36.44%     36.56%     34.53%
Greater of 1% or          3.36%      6.52%      6.83%      9.33%     12.05%     31.62%     32.01%     31.96%     33.98%     33.87%
Yield Maintenance
Yield Maintenance         0.62%      1.50%      1.66%      2.82%      3.76%     11.50%     11.46%     11.87%     11.81%     11.86%
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL                 99.54%     99.54%     98.64%     97.32%     97.13%     88.05%     87.97%     86.45%     86.46%     84.05%
5.00 or Greater           0.46%      0.46%      0.46%      0.53%      0.02%      4.86%      0.08%      0.36%      0.00%      0.00%
4.00 - 4.99%              0.00%      0.00%      0.00%      1.13%      0.67%      0.08%      4.85%      0.07%      0.35%      0.34%
3.00 - 3.99%              0.00%      0.00%      0.75%      0.12%      0.98%      3.94%      0.08%      6.09%      0.07%      0.00%
2.00 - 2.99%              0.00%      0.00%      0.00%      0.75%      0.30%      2.63%      0.50%      0.24%      6.09%      0.26%
1.00 - 1.99%              0.00%      0.00%      0.00%      0.00%      0.75%      0.30%      6.20%      2.01%      0.92%      6.17%
 <1%                      0.00%      0.00%      0.00%      0.00%      0.00%      0.00%      0.00%      0.00%      1.33%      0.00%
Open                      0.00%      0.00%      0.15%      0.15%      0.15%      0.14%      0.32%      4.78%      4.79%      9.17%
-----------------------------------------------------------------------------------------------------------------------------------
TOTALS                  100.00%    100.00%    100.00%    100.00%    100.00%    100.00%    100.00%    100.00%    100.00%    100.00%
Mortgage Pool Balance $1,816.54  $1,796.37  $1,753.80  $1,728.55  $1,701.25  $1,647.11  $1,615.95  $1,561.07  $1,524.66  $1,470.23
($ million)
% of Initial Pool       100.00%     98.89%     96.55%     95.16%     93.65%     90.67%     88.96%     85.94%     83.93%     80.94%
Balance
-----------------------------------------------------------------------------------------------------------------------------------
                                          PREPAYMENT LOCK-OUT/ PREMIUM ANALYSIS
-----------------------------------------------------------------------------------------------------------------------------------
                                       PERCENTAGE OF MORTGAGE POOL BY PREPAYMENT RESTRICTION ASSUMING NO PREPAYMENT
                      -------------------------------------------------------------------------------------------------------------

      PREPAYMENT         APRIL      APRIL      APRIL
     RESTRICTIONS        2008       2009       2010
-----------------------------------------------------------------------------------------------------------------------------------
Locked Out                0.00%      0.00%      0.00%
Defeasance               24.52%     24.80%     26.51%
Greater of 1% or         38.39%     38.30%     40.27%
Yield Maintenance
Yield Maintenance         7.20%      7.10%      2.66%
-----------------------------------------------------------------------------------------------------------------------------------
Subtotal                 70.11%     70.20%     69.44%

5.00 or Greater           0.85%      0.00%      0.00%
4.00 - 4.99%              5.73%      0.82%      0.14%
3.00 - 3.99%              1.35%      6.80%      0.82%
2.00 - 2.99%              5.02%      0.11%      6.82%
1.00 - 1.99%              1.05%      5.08%      5.42%
 <1%                      0.00%      0.00%      0.00%
Open                     15.90%     16.98%     17.36%
-----------------------------------------------------------------------------------------------------------------------------------
TOTALS                  100.00%    100.00%    100.00%
Mortgage Pool Balance   348.54    $334.76    $303.29
($ million)
% of Initial Pool       19.19%     18.43%     16.70%
Balance
-----------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                       ALLOCATION OF PREPAYMENT PENALTIES
-------------------------------------------------------------------------------

ALLOCATION OF PREPAYMENT PREMIUMS
---------------------------------

All Prepayment Premiums are distributed to Certificateholders on the Distribution Date following the one-month collection period in which the prepayment occurred. All Prepayment Premiums will be allocated (i) to an amount equal to, and pro rata on the basis of, the "PV Yield Loss Amount" for the Class X Certificates and for Class A-1 and A-2 to the extent they receive principal; (ii) sequentially to the holders of the remaining Classes of Offered Certificates in an amount up to the corresponding "PV Yield Loss Amount" for such class of Offered Certificates; and (iii) to the extent there are any excess amounts, to Class X.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

                        STRUCTURAL AND COLLATERAL TERM SHEET

-------------------------------------------------------------------------------
                 DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCE
-------------------------------------------------------------------------------

                                                                                   WEIGHTED
                                                      PERCENTAGE                   AVERAGE      WEIGHTED      WEIGHTED
                                                     OF AGGREGATE     AVERAGE        DEBT        AVERAGE      AVERAGE      WEIGHTED
                            NUMBER OF  CUT-OFF DATE  CUT-OFF DATE  CUT-OFF DATE    SERVICE      MORTGAGE     REMAINING     AVERAGE
  RANGE OF CUT-OFF DATE     MORTGAGE     PRINCIPAL     PRINCIPAL     PRINCIPAL     COVERAGE     INTEREST      TERM TO      CURRENT
    PRINCIPAL BALANCE         LOANS       BALANCE     BALANCE (A)     BALANCE       RATIO         RATE        MATURITY       LTV
----------------------------------------------------------------------------------------------------------------------------------
        < $999,999               45      $28,829,529      1.59%    $   640,656       1.47x       8.6585%        133.5        63.51%
  1,000,000 - 1,999,999          82      126,497,227      6.96       1,542,649       1.59        8.0800         132.1        66.23
  2,000,000 - 2,999,999          54      133,367,908      7.34       2,469,776       1.37        7.9947         122.2        71.99
  3,000,000 - 3,999,999          58      204,203,497     11.24       3,520,750       1.48        7.8202         128.0        71.51
  4,000,000 - 4,999,999          31      140,377,287      7.73       4,528,300       1.41        7.7276         135.9        73.20
  5,000,000 - 5,999,999          25      137,642,316      7.58       5,505,693       1.39        7.7600         129.2        71.54
  6,000,000 - 6,999,999           7       46,626,359      2.57       6,660,908       1.38        7.7422         126.4        71.13
  7,000,000 - 7,999,999          16      121,805,845      6.71       7,612,865       1.47        7.9569         128.0        74.75
  8,000,000 - 8,999,999          11       93,456,894      5.14       8,496,081       1.25        8.0099         144.0        73.94
  9,000,000 - 9,999,999           8       76,554,132      4.21       9,569,267       1.30        7.7297         164.2        71.53
 10,000,000 - 11,999,999          6       66,806,360      3.68      11,134,393       1.40        7.7037         169.6        73.68
 12,000,000 - 13,999,999          7       91,691,482      5.05      13,098,783       1.29        7.9182         133.2        68.82
 14,000,000 - 16,999,999          5       79,799,865      4.39      15,959,973       1.38        7.8456         127.7        73.23
17,000,000 - 39,999,999.99       13      292,211,822     16.09      22,477,832       1.35        7.6582         148.2        74.95
       > 40,000,000               3      176,670,634      9.73      58,890,211       1.36        7.2138         118.0        76.54
                                  -      -----------      ----      ----------      ------       ------        ------        -----
          TOTAL                 371   $1,816,541,155    100.00%    $ 4,896,337       1.40x       7.7826%        135.0        72.58%

(a)   Column totals may not add due to rounding.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

                        STRUCTURAL AND COLLATERAL TERM SHEET

-------------------------------------------------------------------------------
           GEOGRAPHIC DISTRIBUTION BY CUT-OFF DATE PRINCIPAL BALANCE
-------------------------------------------------------------------------------

                                                   PERCENTAGE                   WEIGHTED      WEIGHTED      WEIGHTED
                                                  OF AGGREGATE     AVERAGE       AVERAGE       AVERAGE       AVERAGE      WEIGHTED
                       NUMBER OF   CUT-OFF DATE   CUT-OFF DATE  CUT-OFF DATE  DEBT SERVICE    MORTGAGE      REMAINING     AVERAGE
                       MORTGAGE      PRINCIPAL      PRINCIPAL     PRINCIPAL     COVERAGE      INTEREST       TERM TO      CURRENT
PROPERTY STATE           LOANS      BALANCE (B)    BALANCE (A)     BALANCE        RATIO         RATE        MATURITY        LTV
----------------------------------------------------------------------------------------------------------------------------------
California                56      $303,807,858       16.72%      $5,425,140       1.38x        7.6688%        152.4        71.72%
New York                  49       189,911,727        10.45       3,875,750       1.37         7.7465         128.0        73.19
Massachusetts             19       153,316,040        8.44        8,069,265       1.33         7.1429         123.0        75.22
Florida                   34       143,255,877        7.89        4,213,408       1.33         8.0778         116.0        70.97
Texas                     67       117,276,326        6.46        1,750,393       1.46         7.9246         119.0        72.30
Georgia                   34        97,658,251        5.38        2,872,302       1.33         7.8119         127.7        77.14
Pennsylvania              27        85,106,381        4.69        3,152,088       1.31         7.5007         117.2        74.07
Colorado                  14        74,848,481        4.12        5,346,320       1.26         7.5431         165.4        71.55
Tennessee                 13        64,720,707        3.56        4,978,516       1.32         8.1335         149.5        74.94
Virginia                  11        48,752,389        2.68        4,432,035       1.50         8.3853         216.3        70.77
Maryland                  10        44,698,713        2.46        4,469,871       1.39         8.0869         126.3        65.06
Washington                10        38,871,873        2.14        3,887,187       1.44         7.8323         131.7        70.29
Alabama                    4        34,543,983        1.90        8,635,996       1.47         8.2935         205.2        69.65
Nevada                     3        31,744,969        1.75       10,581,656       1.75         8.0314         116.6        60.14
Louisiana                  8        30,491,484        1.68        3,811,435       1.20         7.9231         161.6        78.54
Michigan                  22        29,978,582        1.65        1,362,663       1.51         7.3653         141.2        73.84
Illinois                   8        29,830,907        1.64        3,728,863       1.44         7.6951         125.6        73.81
Puerto Rico                1        27,955,965        1.54       27,955,965       1.31         7.2250         118.0        84.72
Missouri                  15        26,583,313        1.46        1,772,221       1.74         8.1673         131.6        69.26
New Hampshire              9        25,823,694        1.42        2,869,299       1.23         9.0030          49.3        78.17
Arizona                    9        25,451,684        1.40        2,827,965       1.92         8.1631         134.6        70.20
North Carolina            13        21,077,871        1.16        1,621,375       1.45         7.9591         128.9        74.11
Connecticut                6        19,018,060        1.05        3,169,677       1.45         7.9845         116.7        72.54
Ohio                       6        18,639,717        1.03        3,106,620       1.46         7.8408         125.0        65.15
Wisconsin                  5        16,734,678        0.92        3,346,936       1.86         7.3600         118.0        65.31
Oregon                     7        15,416,719        0.85        2,202,388       1.38         7.7640         122.9        71.15
Arkansas                  19        14,474,667        0.80          761,825       1.51         7.7998         117.9        73.06
New Jersey                 5        11,631,289        0.64        2,326,258       1.32         7.4531         133.5        73.99
Vermont                    2        10,281,722        0.57        5,140,861       1.34         7.4743         118.0        74.40
Kentucky                   2        10,029,153        0.55        5,014,576       1.51         7.3891         145.4        83.32
Oklahoma                   5         9,843,750        0.54        1,968,750       1.49         8.0120         117.2        71.95
New Mexico                 4         7,315,019        0.40        1,828,755       1.48         8.0743          84.6        75.86
Iowa                       3         6,851,663        0.38        2,283,888       1.33         7.6487         228.4        73.51
West Virginia              1         6,400,000        0.35        6,400,000       1.38         7.7100         120.0        64.00
Utah                       6         5,095,155        0.28          849,192       1.38         8.5422         118.3        66.19
Idaho                      2         3,787,298        0.21        1,893,649       1.63         8.0747         117.3        58.86
Minnesota                  2         3,698,139        0.20        1,849,070       1.30         7.4610         117.0        74.46
Kansas                     2         2,891,305        0.16        1,445,653       1.26         7.7437         160.9        68.50
Rhode Island               2         2,442,810        0.13        1,221,405       1.55         8.0670         142.7        66.72
Indiana                    1         1,939,366        0.11        1,939,366       1.33         9.0000         114.0        79.16
Hawaii                     1         1,488,442        0.08        1,488,442       1.88         9.0625         115.0        56.44
South Carolina             2         1,487,462        0.08          743,731       1.48         7.4720         118.0        79.48
Mississippi                2         1,367,666        0.08          683,833       1.48         7.4720         118.0        79.48
                           -         ---------        ----       ----------       ----         ------         -----        -----
TOTAL                     521   $1,816,541,155      100.00%    $  3,486,643       1.40X        7.7826%        135.0        72.58%

(a)  Column totals may not sum due to rounding.
(b) For purposes of describing geographic concentration, loans secured by multiple properties are allocated a Cut-off Date Principal Balance based on the Allocated Principal Amounts.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

                        STRUCTURAL AND COLLATERAL TERM SHEET

-------------------------------------------------------------------------------
           GEOGRAPHIC DISTRIBUTION BY CUT-OFF DATE PRINCIPAL BALANCE
-------------------------------------------------------------------------------

CA  16.72     CO   4.12     NV   1.75     NC   1.16     VT   0.57     ID   0.21
NY  10.45     TN   3.56     LA   1.68     CT   1.05     KY   0.55     MN   0.20
MA   8.44     VA   2.68     MI   1.65     OH   1.03     OK   0.54     KS   0.16
FL   7.89     MD   2.46     IL   1.64     WI   0.92     NM   0.40     RI   0.13
TX   6.46     WA   2.14     MO   1.46     OR   0.85     IA   0.38     IN   0.11
GA   5.38     AL   1.90     NH   1.42     AR   0.80     WV   0.35     MS   0.08
PA   4.69     NE   1.75     AZ   1.40     NJ   0.64     UT   0.28     SC   0.08

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

                      STRUCTURAL AND COLLATERAL TERM SHEET

-------------------------------------------------------------------------------
          PROPERTY TYPE DISTRIBUTION BY CUT-OFF DATE PRINCIPAL BALANCE
-------------------------------------------------------------------------------

                                               PERCENTAGE OF                    WEIGHTED                     WEIGHTED
                       NUMBER                    AGGREGATE       AVERAGE      AVERAGE DEBT     WEIGHTED      AVERAGE     WEIGHTED
                         OF      CUT-OFF DATE   CUT-OFF DATE  CUT-OFF DATE      SERVICE        AVERAGE      REMAINING     AVERAGE
                     MORTGAGE     PRINCIPAL      PRINCIPAL      PRINCIPAL       COVERAGE       MORTGAGE      TERMS TO     CURRENT
PROPERTY TYPE        PROPERTIES    BALANCE      BALANCE (A)      BALANCE         RATIO           RATE        MATURITY       LTV
-----------------------------------------------------------------------------------------------------------------------------------
Multifamily             109     $418,200,760       23.02%      $3,836,704         1.33x         7.3786%       126.2        74.40%
Anchored Retail          47      295,127,291       16.25        6,279,304         1.28          7.5631        161.5        75.65
Hospitality              44      257,394,676       14.17        5,849,879         1.53          8.1611        146.1        68.93
Office                   52      238,403,474       13.12        4,584,682         1.33          7.6571        119.5        72.68
Unanchored Retail        67      140,301,317        7.72        2,094,050         1.36          7.8859        125.9        71.60
Nursing Home, Skilled    28      126,819,603        6.98        4,529,272         1.64          8.4413        130.7        73.66
Industrial               28       96,898,812        5.33        3,460,672         1.35          7.9599        117.4        65.87
Self-Storage             97       96,569,962        5.32          995,567         1.52          7.7344        124.9        74.71
Assisted  Living         11       45,377,412        2.50        4,125,219         1.57          7.8944        170.8        69.75
Facility
Special Purpose          17       39,085,328        2.15        2,299,137         1.54          9.0857        141.7        68.99
Mobile Home Park         11       38,064,733        2.10        3,460,430         1.30          7.7595        117.2        75.77
Mixed Use                10       24,297,787        1.34        2,429,779         1.39          7.7998        135.9        66.04
                         --       ----------        ----        ---------         ----          ------        -----        -----
TOTAL                   521    $1,816,541,155      100.00%    $  3,486,643        1.40x         7.7826%       135.0        72.58%


(a)  Column totals may not sum due to rounding.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

                        STRUCTURAL AND COLLATERAL TERM SHEET

-------------------------------------------------------------------------------
                          DEBT SERVICE COVERAGE RATIO
-------------------------------------------------------------------------------

o    Weighted Average Current Debt Service Coverage Ratio: 1.40x
o    94% of the Portfolio has Debt Service Coverage Ratio greater than 1.20x

                                                                                   WEIGHTED
                                                     PERCENTAGE                    AVERAGE                    WEIGHTED
                                                    OF AGGREGATE      AVERAGE        DEBT        WEIGHTED      AVERAGE    WEIGHTED
      RANGE OF         NUMBER OF    CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE   SERVICE       AVERAGE      REMAINING   AVERAGE
    DEBT SERVICE        MORTGAGE      PRINCIPAL       PRINCIPAL      PRINCIPAL     COVERAGE      MORTGAGE      TERM TO     CURRENT
   COVERAGE RATIOS       LOANS         BALANCE         BALANCE      BALANCE (A)      RATIO         RATE       MATURITY       LTV
---------------------- ----------- ---------------- -------------- --------------- ----------- ------------- ------------ ---------
         <= 1.00            1      $     8,868,778       0.49%     $  8,868,778        1.00x      8.3100%       114.0       76.55%
     1.01 - 1.10            3           16,002,625       0.88         5,334,208        1.06       8.3988        197.5       79.97
     1.11 - 1.20           22           83,886,591       4.62         3,813,027        1.17       7.9463        121.6       76.50
     1.21 - 1.30          115          664,590,022      36.59         5,779,044        1.26       7.6673        134.1       75.20
     1.31 - 1.40           90          476,529,826      26.23         5,294,776        1.34       7.6268        131.1       74.39
     1.41 - 1.50           53          273,202,761      15.04         5,154,769        1.45       7.8389        127.3       69.10
     1.51 - 1.60           29          109,077,047       6.00         3,761,277        1.56       8.3980        184.5       70.36
     1.61 - 1.70           12           37,618,803       2.07         3,134,900        1.65       8.0598        143.7       66.47
     1.71 - 1.80           12           55,288,220       3.04         4,607,352        1.77       7.9430        121.7       61.49
     1.81 - 1.90            9           28,495,448       1.57         3,166,161        1.84       7.7780        120.7       63.03
     1.91 - 2.00           11           27,654,530       1.52         2,514,048        1.95       8.2479        121.7       66.25
     2.01 - 2.20            4            7,100,563       0.39         1,775,141        2.13       7.6114        117.7       56.05
     2.21 - 2.40            3            7,842,511       0.43         2,614,170        2.29       8.0652        115.9       54.73
     2.41 - 2.80            1            7,484,433       0.41         7,484,433        2.75       8.5410        177.0       73.38
     2.81 - 3.00            2            4,680,771       0.26         2,340,385        2.93       7.7926        250.1       37.47
       3.01 >=              4            8,218,227       0.45         2,054,557        4.14       7.9320        145.8       49.83
                       ------            ---------   ---------      ------------    --------    ---------     --------     -------
          TOTAL           371       $1,816,541,155     100.00%     $  4,896,337        1.40x      7.7826%       135.0       72.58%

(a)   Column totals may not add due to rounding

-------------------------------------------------------------------------------
                        CUT-OFF DATE LOAN TO VALUE RATIO
-------------------------------------------------------------------------------

o    Weighted Average Current Loan to Value Ratio: 72.6%

                                                                                  WEIGHTED
                                                    PERCENTAGE                    AVERAGE                     WEIGHTED
                                                   OF AGGREGATE      AVERAGE        DEBT                       AVERAGE    WEIGHTED
                      NUMBER OF    CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE   SERVICE       WEIGHTED      REMAINING    AVERAGE
  RANGE OF CURRENT     MORTGAGE      PRINCIPAL       PRINCIPAL      PRINCIPAL     COVERAGE       AVERAGE       TERM TO     CURRENT
LOAN-TO-VALUE RATIOS    LOANS         BALANCE       BALANCE (A)      BALANCE        RATIO     MORTGAGE RATE   MATURITY       LTV
--------------------- ----------- ---------------- -------------- --------------- ----------- -------------- ----------- ---------
25.00% - 30.00%            2       $    2,345,866       0.13%      $1,172,933        3.51x         7.4105        118.5     26.36%
 30.01 - 50.00            13           37,882,154       2.09        2,914,012        1.82          8.3480        116.0     43.85
 50.01 - 60.00            41          120,527,725       6.64        2,939,701        1.68          8.1494        131.9     56.84
 60.01 - 65.00            44          134,273,603       7.39        3,051,673        1.55          7.7996        124.8     62.67
 65.01 - 70.00            51          171,507,649       9.44        3,362,895        1.48          8.0671        154.9     68.47
 70.01 - 75.00           108          589,843,393      32.47        5,461,513        1.36          7.7106        134.0     73.42
 75.01 - 80.00            92          657,069,467      36.17        7,142,059        1.31          7.6945        135.1     77.93
 80.01 - 85.00            18           91,208,437       5.02        5,067,135        1.26          7.6736        127.6     82.47
 85.01 - 95.00             2           11,882,859       0.65        5,941,430        1.30          7.3112        159.2     90.71
                         ---           ----------       ----        ---------        ----          ------        -----     -----
  TOTAL                  371       $1,816,541,155     100.00%      $4,896,337        1.40x         7.7826        135.0     72.58%

(a)   Column totals may not add due to rounding.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

                        STRUCTURAL AND COLLATERAL TERM SHEET

-------------------------------------------------------------------------------
                    REMAINING AMORTIZATION TERM (IN MONTHS)
-------------------------------------------------------------------------------

                                                                                   WEIGHTED
                                                     PERCENTAGE                    AVERAGE                    WEIGHTED
                                                    OF AGGREGATE      AVERAGE       DEBT         WEIGHTED      AVERAGE    WEIGHTED
                       NUMBER OF    CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE   SERVICE       AVERAGE      REMAINING   AVERAGE
      RANGE OF          MORTGAGE      PRINCIPAL       PRINCIPAL      PRINCIPAL     COVERAGE      MORTGAGE      TERM TO     CURRENT
 AMORTIZATION TERMS      LOANS         BALANCE       BALANCE (A)      BALANCE        RATIO         RATE       MATURITY       LTV
---------------------- ----------- ---------------- -------------- --------------- ----------- ------------- ------------ ---------
       131-190              14         $33,901,288       1.87%       $2,421,521       1.43  x    8.8352%        161.1       70.12%
       191-250              55         155,854,785       8.58         2,833,723       1.55        8.1791        169.1       67.75
       251-270               2           2,186,047       0.12         1,093,023       1.46        8.6100        115.0       73.56
       271-290              13          92,016,761       5.07         7,078,212       1.31        8.2179        106.8       78.36
       291-310             158         506,659,040      27.89         3,206,703       1.50        8.0688        131.5       68.11
       311-330               3          30,099,217       1.66        10,033,072       1.32        7.8513        126.9       68.66
       331-360             107         735,366,861      40.48         6,872,587       1.32        7.5652        138.7       74.70
        361>=               19         260,457,156      14.34        13,708,271       1.34        7.2965        118.6       76.89
                          ----         -----------      -----        ----------       ----        ------        -----       -----
     TOTAL                 371      $1,816,541,155     100.00%       $4,896,337      1.40x        7.7826%       135.0       72.58%

(a)  Column totals may not add due to rounding.

-------------------------------------------------------------------------------
                             CURRENT MORTGAGE RATES
-------------------------------------------------------------------------------

                                                                                   WEIGHTED
                                                     PERCENTAGE                    AVERAGE                    WEIGHTED
                                                    OF AGGREGATE      AVERAGE      DEBT          WEIGHTED      AVERAGE    WEIGHTED
                       NUMBER OF    CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE   SERVICE       AVERAGE      REMAINING   AVERAGE
      RANGE OF          MORTGAGE      PRINCIPAL       PRINCIPAL      PRINCIPAL     COVERAGE      MORTGAGE      TERM TO     CURRENT
   MORTGAGE RATES        LOANS         BALANCE       BALANCE (A)      BALANCE        RATIO         RATE       MATURITY       LTV
---------------------- ----------- ---------------- -------------- --------------- ----------- ------------- ------------ ---------
      < 7.000 %              5         $85,470,281        4.71%     $17,094,056      1.37x        6.7897%       120.2        73.18%
    7.001 - 7.250           39         280,447,897       15.44        7,190,972      1.32         7.1542        140.8        76.36
    7.251 - 7.500           51         381,694,226       21.01        7,484,201      1.37         7.4299        128.1        73.65
    7.501 - 7.750           63         283,105,906       15.58        4,493,745      1.39         7.6401        130.4        72.16
    7.751 - 8.000           60         228,721,743       12.59        3,812,029      1.48         7.9120        127.4        70.34
    8.001 - 8.250           35         179,137,988        9.86        5,118,228      1.42         8.1047        134.9        71.61
    8.251 - 8.500           40         161,390,235        8.88        4,034,756      1.31         8.3408        156.2        73.27
    8.501 - 8.750           22          69,597,855        3.83        3,163,539      1.59         8.5997        171.4        71.41
    8.751 - 9.000           19          58,533,956        3.22        3,080,735      1.46         8.9269        165.3        64.49
    9.001 - 9.250           23          52,251,311        2.88        2,271,796      1.45         9.1399         78.9        71.34
    9.251 - 9.500           10          19,185,373        1.06        1,918,537      1.37         9.3747        129.2        58.98
    9.501 - 9.750            3          16,661,695        0.92        5,553,898      1.62         9.7344        175.0        75.94
       > 9.751               1            342,690         0.02          342,690      1.45        10.0000        235.0        55.72
                         -----     ---------------  ---------------------------      ----        -------     --------        -----
     TOTAL                 371      $1,816,541,155      100.00%    $  4,896,337      1.40x       7.7826%        135.0        72.58%

(a)  Column totals may not add due to rounding.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

                        STRUCTURAL AND COLLATERAL TERM SHEET

-------------------------------------------------------------------------------
                               AMORTIZATION TYPES
-------------------------------------------------------------------------------

                                               PERCENTAGE OF                    WEIGHTED                     WEIGHTED
                       NUMBER                    AGGREGATE       AVERAGE      AVERAGE DEBT     WEIGHTED      AVERAGE     WEIGHTED
                        OF      CUT-OFF DATE   CUT-OFF DATE  CUT-OFF DATE      SERVICE        AVERAGE      REMAINING     AVERAGE
                     MORTGAGE     PRINCIPAL      PRINCIPAL      PRINCIPAL       COVERAGE       MORTGAGE      TERMS TO     CURRENT
AMORTIZATION TYPE      LOANS       BALANCE      BALANCE (A)      BALANCE         RATIO           RATE        MATURITY       LTV
-----------------------------------------------------------------------------------------------------------------------------------
Balloon                  214     $  787,802,921      43.37%   $  3,681,322        1.41x         7.8998%       129.3         71.31%
Fully Amortizing          35        128,117,543       7.05       3,660,501        1.59          8.5208        240.2         69.22
Hyper Amortizing         122        900,620,691      49.58       7,382,137        1.36          7.5749        125.0         74.17
                     -------   ----------------  ---------       ---------        ----          ------        -----         -----
     TOTAL               371     $1,816,541,155     100.00%   $  4,896,337        1.40x         7.7826%       135.0         72.58%

(a)  Column totals may not add due to rounding.

-------------------------------------------------------------------------------
                     REMAINING TERM TO MATURITY (IN MONTHS)
-------------------------------------------------------------------------------

                                                                                   WEIGHTED
                                                     PERCENTAGE                    AVERAGE                    WEIGHTED
                                                    OF AGGREGATE      AVERAGE      DEBT          WEIGHTED      AVERAGE    WEIGHTED
                       NUMBER OF    CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE   SERVICE       AVERAGE      REMAINING   AVERAGE
 RANGE OF REMAINING     MORTGAGE      PRINCIPAL       PRINCIPAL      PRINCIPAL     COVERAGE      MORTGAGE      TERM TO     CURRENT
  TERM TO MATURITY       LOANS         BALANCE       BALANCE (A)      BALANCE        RATIO         RATE       MATURITY       LTV
---------------------- ----------- ---------------- -------------- --------------- ----------- ------------- ------------ ---------
        =<70                12        $ 46,857,490       2.58%       $ 3,904,791      1.28x       8.7863%         42.1       68.61%
       71 - 90               9          23,916,188       1.32          2,657,354      1.33        7.7509          81.1       73.21
      91 - 100               1           3,129,039       0.17          3,129,039      1.26        7.8000          97.0       74.50
      101 - 110              4          16,245,959       0.89          4,061,490      1.75        8.4272         106.1       62.45
      111- 115              43         163,193,672       8.98          3,795,202      1.41        8.3027         114.5       69.70
      116 - 120            213       1,126,043,264      61.99          5,286,588      1.39        7.5847         117.9       73.18
      121 - 140              1           3,570,786       0.20          3,570,786      1.19        8.3700         136.0       72.87
      141 - 150              1          19,169,231       1.06         19,169,231      1.26        7.1300         142.0       74.52
      151 - 170              1           3,841,251       0.21          3,841,251      1.28        7.5400         170.0       57.33
       171-190              57         266,234,930      14.66          4,670,788      1.35        7.9882         176.7       73.58
      191 - 250             24          95,041,133       5.23          3,960,047      1.46        7.9856         235.8       72.36
       251-310               5          49,298,211       2.71          9,859,642      1.62        8.1556         295.0       70.39
                       -------          ----------  ---------      -------------   -------     ---------     ---------    --------
     TOTAL                 371      $1,816,541,155     100.00%       $ 4,896,337      1.40x       7.7826%        135.0       72.58%

(a)   Column totals may not add due to rounding.

-------------------------------------------------------------------------------
                              YEAR OF ORIGINATION
-------------------------------------------------------------------------------

                                                                                   WEIGHTED
                                                     PERCENTAGE                    AVERAGE                    WEIGHTED
                                                    OF AGGREGATE      AVERAGE       DEBT         WEIGHTED      AVERAGE    WEIGHTED
                       NUMBER OF    CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE   SERVICE       AVERAGE      REMAINING   AVERAGE
                        MORTGAGE      PRINCIPAL       PRINCIPAL      PRINCIPAL     COVERAGE      MORTGAGE      TERM TO     CURRENT
 YEAR OF ORIGINATION     LOANS         BALANCE       BALANCE (A)      BALANCE        RATIO         RATE       MATURITY       LTV
---------------------- ----------- ---------------- -------------- --------------- ----------- ------------- ------------ ---------
        1998                53     $ 314,846,274       17.33%       $5,940,496          1.33x     7.3998%        127.2       74.85%
        1997               317     1,497,200,539        82.42        4,723,030          1.41      7.8586         136.7       72.14
        1996                 1         4,494,343         0.25        4,494,343          1.54      9.2500         105.0       59.92
                             -         ---------         ----      -----------      --------   ---------     ---------    --------
     TOTAL                 371    $1,816,541,155       100.00%      $4,896,337          1.40x     7.7826%        135.0       72.58%

(a)  Column totals may not add due to rounding.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

                        STRUCTURAL AND COLLATERAL TERM SHEET

-------------------------------------------------------------------------------
                     OVERVIEW OF SOURCES OF MORTGAGE LOANS
-------------------------------------------------------------------------------

o ContiTrade Mortgage Loans, which represent 37.6% of the Initial Pool Balance, are currently held by ContiTrade Services L.L.C. ("ContiTrade"). All of the ContiTrade Loans were originated by ContiTrade or its affiliates.

o GACC Mortgage Loans, which represent 24.9% of the Initial Pool Balance, are currently held by German American Capital Corporation ("GACC"). All of the GACC Mortgage Loans were originated by GACC or its affiliates.

o MSMC Mortgage Loans, which represent 16.5% of the Initial Pool Balance, are currently held by Morgan Stanley Mortgage Capital Inc. ("MSMC"). All of the MSMC Mortgage Loans were originated by MSMC or its affiliates.

o RMF Mortgage Loans, which represent 12.2% of the Initial Pool Balance, are currently held by Red Mountain Funding, L.L.C. ("RMF"). All of the RMF Loans were originated by RMF or its affiliates.

o BCMC Mortgage Loans, which represent 8.8% of the Initial Pool Balance, are currently held Boston Capital Mortgage Company Limited Partnership ("BCMC"). All of the BCMC Loans were originated by BCMC or purchased from Llama Capital Services, L.L.C.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

                        STRUCTURAL AND COLLATERAL TERM SHEET

DEUTSCHE MORGAN GRENFELL INC.
31 WEST 52ND STREET
NEW YORK, NY  10019

REAL ESTATE FINANCE                      MORTGAGE TRADING AND ANALYTICS
-------------------                      ------------------------------
Steve Stuart     Phone: (212) 469-8444   John Cutting     Phone: (212) 469-7730
Director         Fax:   (212) 469-8518   Director         Fax:   (212) 469-7558

Joel Horne       Phone: (212) 469-7602   Laurence Lee     Phone: (212) 469-8676
Director         Fax:   (212) 469-8518   Director         Fax:   (212) 469-7558

Eric Schwartz    Phone: (212) 469-4542   Adam Behlman     Phone: (212) 469-8575
Director         Fax:   (212) 469-8518   Vice President   Fax:   (212) 469-7558

Kenneth Gilison  Phone: (212) 469-6791   Scott Waynebern  Phone: (212) 469-7730
Vice President   Fax:   (212) 469-8518   Associate        Fax:   (212) 469-7558

Greg Hartch      Phone: (212) 469-2748   Jerry Wong       Phone: (212) 469-8494
Vice President   Fax:   (212) 469-8518   Associate        Fax:   (212) 469-7558

Michelle Huang   Phone: (212) 469-8939
Associate        Fax:   (212) 469-8518

Lee McGill       Phone: (212) 469-3619
Associate        Fax:   (212) 469-8518

Janet Whang      Phone: (212) 469-3672
Associate        Fax:   (212) 469-8518


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

                        STRUCTURAL AND COLLATERAL TERM SHEET

MORGAN STANLEY DEAN WITTER
1585 BROADWAY
NEW YORK, NY 10036

REAL ESTATE FINANCE                        MORTGAGE TRADING AND ANALYTICS
-------------------                        ------------------------------
Russ Rahbany       Phone: (212) 761-7468   Louis Colosimo     Phone: (212) 761-2022
Principal          Fax:   (212) 761-0524   Managing Director  Fax:   (212) 761-0711

Pamela Hudson      Phone: (212) 761-4357   Tom Jackivicz      Phone: (212) 761-2020
Vice President     Fax:   (212) 761-0511   Vice President     Fax:   (212) 761-0711

Alexander Gilbert  Phone: (212) 761-7484   Sunil Madan        Phone: (212) 761-2016
Associate          Fax:   (212) 761-0525   Associate          Fax:   (212) 761-0711

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

                        STRUCTURAL AND COLLATERAL TERM SHEET

LLAMA COMPANY
ONE MCILROY PLAZA, SUITE 302
FAYETTEVILLE, ARKANSAS 72701

MORTGAGE TRADING AND ANALYTICS
------------------------------
S. Michael Lucash        Phone:   (501) 444-4005
Managing Director        Fax:     (501) 444-4018

Stephen Mansfield        Phone:   (501) 444-4067
Director                 Fax:     (501) 444-4050

Marsha Dunbar            Phone:   (501) 444-4054
Vice President           Fax:     (501) 444-4050

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

                        STRUCTURAL AND COLLATERAL TERM SHEET

SOUTHTRUST CAPITAL FUNDING                 SOUTHTRUST SECURITIES, INC.
420 NORTH 20TH STREET                      112 20TH STREET NORTH, 7TH FLOOR
BIRMINGHAM, ALABAMA 35203                  BIRMINGHAM, ALABAMA 35203

REAL ESTATE CAPITAL MARKETS                INSTITUTIONAL SALES & TRADING
---------------------------                -----------------------------
Lawrence Katz      Phone: (205) 254-5956   Jim Hudgins            Phone: (205) 254-5357
Managing Director  Fax:   (205) 254-4705   Senior Vice President  Fax:   (205) 254-5188

                                           Bart Singleton         Phone: (205) 254-5691
                                           Group Vice President   Fax:   (205) 254-5441

                                           Rick Botthof           Phone: (205) 254-5842
                                           Asst. Vice President   Fax:   (205) 254-5144

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

                        STRUCTURAL AND COLLATERAL TERM SHEET

CONTIFINANCIAL SERVICES CORPORATION
277 PARK AVENUE, 38TH FLOOR
NEW YORK, NEW YORK 10172

REAL ESTATE CAPITAL MARKETS           SALES & TRADING
---------------------------           ---------------
Steve Wendel  Phone: (212) 207-2838   John Banu          Phone: (212) 207-2840
Director      Fax:   (212) 207-5251   Managing Director  Fax:   (212) 207-2868

Sue Valenti   Phone: (212) 672-2950
Director      Fax:   (212) 953-0406

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

               DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION
                      MORTGAGE PASS-THROUGH CERTIFICATES

   The mortgage pass-through certificates offered hereby (the "Offered Certificates") and by the supplements hereto (each, a "Prospectus Supplement") will be offered from time to time in series. The Offered Certificates of any series, together with any other mortgage pass-through certificates of such series, are collectively referred to herein as the "Certificates".

   Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any series, the "Trust Fund") to be formed by Deutsche Mortgage & Asset Receiving Corporation (the "Depositor") and including a segregated pool (a "Mortgage Asset Pool") of various types of multifamily and commercial mortgage loans ("Mortgage Loans"), mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or a combination of Mortgage Loans and MBS (collectively, "Mortgage Assets"). The Mortgage Loans in (and the mortgage loans underlying the MBS in) any Trust Fund will be secured by first or junior liens on, or security interests in, one or more of the following types of real property: (i) Multifamily Properties (as defined herein) units and mobile home parks; and (ii) commercial properties consisting of office buildings, Retail Properties (as defined herein), hotels and motels, health care-related facilities, recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, restaurants, mixed use properties (that is, any combination of the foregoing), and unimproved land. To the extent described in the Prospectus Supplement, Retail Properties and Multifamily Properties will represent security for a material concentration of the Mortgage Loans in (or the mortgage loans underlying the MBS in) any Trust Fund, based on principal balance at the time such Trust Fund is formed. If so specified in the related Prospectus Supplement, the Trust Fund for a series of Certificates may also include letters of credit, surety bonds, insurance policies, guarantees, reserve funds, guaranteed investment contracts, interest rate exchange agreements or interest rate cap or floor agreements designed to reduce the effects of interest rate fluctuations on the Mortgage Assets. See "Description of the Trust Funds", "Description of the Certificates" and "Description of Credit Support".

   The yield on each class of Certificates of a series will be affected by, among other things, the rate of payment of principal (including prepayments) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. See "Yield and Maturity Considerations". A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates--Termination; Retirement of the Certificates".
                                                (cover continued on next page)

                              ----------

PROCEEDS OF THE ASSETS IN THE RELATED TRUST FUND WILL BE THE SOLE SOURCE OF PAYMENTS ON THE OFFERED CERTIFICATES. THE OFFERED CERTIFICATES WILL NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, DEUTSCHE BANK AG OR ANY OF THEIR AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE ASSETS WILL BE GUARANTEED OR INSURED BY THE DEPOSITOR OR ANY OF ITS AFFILIATES OR, UNLESS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION APPEARING ON PAGE 9 HEREIN UNDER THE CAPTION "RISK FACTORS" AND SUCH INFORMATION AS MAY BE SET FORTH UNDER THE CAPTION "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.

                              ----------

   The Offered Certificates of any series may be offered through one or more different methods, including offerings through underwriters, as described under "Method of Distribution" and in the related Prospectus Supplement.

   There will be no secondary market for the Offered Certificates of any series prior to the offering thereof. There can be no assurance that a secondary market for any Offered Certificates will develop or, if it does develop, that it will continue. Unless otherwise provided in the related Prospectus Supplement, the Certificates will not be listed on any securities exchange.

   Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the Offered Certificates of any series unless accompanied by the Prospectus Supplement for such series.

                              ----------

The date of this Prospectus is March 16, 1998

(cover continued)

   As described in the related Prospectus Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that: (i) provide for the accrual of interest thereon based on a fixed, variable or adjustable interest rate; (ii) are senior or subordinate to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (iii) are entitled to distributions of principal, with disproportionate, nominal or no distributions of interest; (iv) are entitled to distributions of interest, with disproportionate, nominal or no distributions of principal; (v) provide for distributions of interest thereon or principal thereof that commence only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; or (vii) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology. Distributions in respect of the Certificates of each series will be made on a monthly, quarterly, semi-annual, annual or other periodic basis as specified in the related Prospectus Supplement. See "Description of the Certificates".

   If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" (each, a "REMIC") for federal income tax purposes. If applicable, the Prospectus Supplement for a series of Certificates will specify which class or classes of such series of Certificates will be considered to be regular interests in the related REMIC and which class of Certificates or other interests will be designated as the residual interest in the related REMIC. See "Certain Federal Income Tax Consequences".

   An Index of Principal Definitions is included at the end of this Prospectus specifying the location of definitions of important or frequently used defined terms.

                            PROSPECTUS SUPPLEMENT

   As more particularly described herein, the Prospectus Supplement relating to each series of Offered Certificates will, among other things, set forth, as and to the extent appropriate: (i) a description of the class or classes of such Offered Certificates, including the payment provisions with respect to each such class, the aggregate principal amount, if any, of each such class, the rate at which interest accrues from time to time, if at all, with respect to each such class or the method of determining such rate, and whether interest with respect to each such class will accrue from time to time on its aggregate principal amount, if any, or on a specified notional amount, if at all; (ii) information with respect to any other classes of Certificates of the same series; (iii) the respective dates on which distributions are to be made; (iv) information as to the assets, including the Mortgage Assets, constituting the related Trust Fund (all such assets, with respect to the Certificates of any series, the "Trust Assets"); (v) the circumstances, if any, under which the related Trust Fund may be subject to early termination; (vi) additional information with respect to the method of distribution of such Offered Certificates; (vii) whether one or more REMIC elections will be made and the designation of the "regular interests" and "residual interests" in each REMIC to be created and the identity of the person (the "REMIC Administrator") responsible for the various tax-related duties in respect of each REMIC to be created; (viii) the initial percentage ownership interest in the related Trust Fund to be evidenced by each class of Certificates of such series; (ix) information concerning the Trustee (as defined herein) of the related Trust Fund; (x) if the related Trust Fund includes Mortgage Loans, information concerning the Master Servicer and any Special Servicer (each as defined herein) of such Mortgage Loans and the circumstances under which all or a portion, as specified, of the servicing of a Mortgage Loan would transfer from the Master Servicer to the Special Servicer; (xi) information as to the nature and extent of subordination of any class of Certificates of such series, including a class of Offered Certificates; and (xii) whether such Offered Certificates will be initially issued in definitive or book-entry form.

                            AVAILABLE INFORMATION

   The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to each series of Offered Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Web site (http:// www.sec.gov).

   No dealer, salesman, or other person has been authorized to give any information, or to make any representations, other than those contained in this Prospectus or any related Prospectus Supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the Depositor or any other person. Neither the delivery of this Prospectus or any related Prospectus Supplement nor any sale made hereunder or thereunder shall under any circumstances create an implication that there has been no change in the information herein since the date hereof or therein since the date thereof. This Prospectus and any related Prospectus Supplement are not an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make such offer or solicitation.

   The Master Servicer, the Trustee or another specified person will cause to be provided to registered holders of the Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund. If beneficial interests in a class or series of Offered Certificates are being held and transferred in book-entry format through the facilities of The Depository Trust Company ("DTC") as described herein, then unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to a nominee of DTC as the registered holder of the Offered Certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through such participating organizations to the beneficial owners of the applicable Offered Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. See "Description of the Certificates--Reports to Certificateholders" and "--Book-Entry Registration and Definitive Certificates".

   The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. The Depositor intends to make a written request to the staff of the Commission that the staff either
(i) issue an order pursuant to Section 12(h) of the Exchange Act exempting the Depositor from certain reporting requirements under the Exchange Act with respect to each Trust Fund or (ii) state that the staff will not recommend that the Commission take enforcement action if the Depositor fulfills its reporting obligations as described in its written request. If such request is granted, the Depositor will file or cause to be filed with the Commission as to each Trust Fund the periodic unaudited reports to holders of the Offered Certificates referenced in the preceding paragraph; however, because of the nature of the Trust Funds, it is unlikely that any significant additional information will be filed. In addition, because of the limited number of Certificateholders expected for each series, the Depositor anticipates that a significant portion of such reporting requirements will be permanently suspended following the first fiscal year for the related Trust Fund.

              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

   There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended, prior to the termination of an offering of Offered Certificates evidencing interests therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Such requests to the Depositor should be directed in writing to the Depositor at One International Place, Room 520, Boston, Massachusetts 02110, Attention:
Secretary, or by telephone at (617) 951-7690.

                              TABLE OF CONTENTS

                                                                                        PAGE
                                                                                      --------
PROSPECTUS SUPPLEMENT................................................................   iii
AVAILABLE INFORMATION................................................................   iii
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE....................................    iv
SUMMARY OF PROSPECTUS................................................................     1
RISK FACTORS.........................................................................     9
 Limited Liquidity of Offered Certificates...........................................     9
 Limited Assets......................................................................    10
 Credit Support Limitations..........................................................    10
 Effect of Prepayments on Average Life of Certificates...............................    11
 Effect of Prepayments on Yield of Certificates .....................................    12
 Limited Nature of Ratings...........................................................    12
 Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans ..    13
 Inclusion of Delinquent and Nonperforming Mortgage Loans in a Mortgage Asset Pool ..    16
 Termination.........................................................................    16
 Risks Associated With Multifamily Properties........................................    17
 Risks Associated With Retail Properties.............................................    17
DESCRIPTION OF THE TRUST FUNDS.......................................................    17
 General.............................................................................    17
 Mortgage Loans......................................................................    18
 MBS.................................................................................    24
 Certificate Accounts................................................................    25
 Credit Support......................................................................    25
 Cash Flow Agreements................................................................    25
YIELD AND MATURITY CONSIDERATIONS....................................................    25
 General.............................................................................    25
 Pass-Through Rate...................................................................    26
 Payment Delays......................................................................    26
 Certain Shortfalls in Collections of Interest.......................................    26
 Yield and Prepayment Considerations.................................................    26
 Weighted Average Life and Maturity..................................................    28
 Other Factors Affecting Yield, Weighted Average Life and Maturity...................    29
THE DEPOSITOR........................................................................    31
DEUTSCHE BANK AG.....................................................................    31

                                v

                                                                                        PAGE
                                                                                      --------
DESCRIPTION OF THE CERTIFICATES......................................................    31
 General.............................................................................    31
 Distributions.......................................................................    32
 Distributions of Interest on the Certificates.......................................    33
 Distributions of Principal of the Certificates......................................    34
 Distributions on the Certificates in Respect of Prepayment Premiums or in
  Respect of Equity Participations...................................................    34
 Allocation of Losses and Shortfalls.................................................    35
 Advances in Respect of Delinquencies................................................    35
 Reports to Certificateholders.......................................................    36
 Voting Rights.......................................................................    37
 Termination.........................................................................    37
 Book-Entry Registration and Definitive Certificates.................................    38
DESCRIPTION OF THE POOLING AGREEMENTS................................................    40
 General.............................................................................    40
 Assignment of Mortgage Loans; Repurchases...........................................    40
 Representations and Warranties; Repurchases.........................................    42
 Collection and Other Servicing Procedures...........................................    43
 Sub-Servicers.......................................................................    45
 Certificate Account.................................................................    45
 Modifications, Waivers and Amendments of Mortgage Loans.............................    48
 Realization Upon Defaulted Mortgage Loans...........................................    48
 Hazard Insurance Policies...........................................................    50
 Due-on-Sale and Due-on-Encumbrance Provisions.......................................    50
 Servicing Compensation and Payment of Expenses......................................    51
 Evidence as to Compliance...........................................................    51
 Certain Matters Regarding the Master Servicer, the Special Servicer,
  the REMIC Administrator and the Depositor..........................................    52
 Events of Default...................................................................    53
 Rights Upon Event of Default........................................................    54
 Amendment...........................................................................    55
 List of Certificateholders..........................................................    56
 The Trustee.........................................................................    56
 Duties of the Trustee...............................................................    56
 Certain Matters Regarding the Trustee...............................................    56
 Resignation and Removal of the Trustee..............................................    57

                                vi

                                                                                        PAGE
                                                                                      --------
DESCRIPTION OF CREDIT SUPPORT........................................................    58
 General.............................................................................    58
 Subordinate Certificates............................................................    58
 Insurance or Guarantees with Respect to Mortgage Loans..............................    58
 Letter of Credit....................................................................    59
 Certificate Insurance and Surety Bonds..............................................    59
 Reserve Funds.......................................................................    59
 Credit Support with respect to MBS..................................................    60
 Interest Rate Exchange, Cap and Floor Agreements....................................    60
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS..............................................    60
 General.............................................................................    60
 Types of Mortgage Instruments.......................................................    61
 Leases and Rents....................................................................    61
 Personalty..........................................................................    61
 Foreclosure.........................................................................    62
 Bankruptcy Laws.....................................................................    65
 Environmental Considerations........................................................    66
 Due-on-Sale and Due-on-Encumbrance Provisions.......................................    68
 Junior Liens; Rights of Holders of Senior Liens.....................................    68
 Subordinate Financing...............................................................    68
 Default Interest and Limitations on Prepayments.....................................    69
 Applicability of Usury Laws.........................................................    69
 Certain Laws and Regulations........................................................    69
 Americans with Disabilities Act.....................................................    69
 Soldiers' and Sailors' Civil Relief Act of 1940.....................................    70
 Forfeitures in Drug and RICO Proceedings............................................    70
CERTAIN FEDERAL INCOME TAX CONSEQUENCES..............................................    71
 Federal Income Tax Consequences for REMIC Certificates..............................    71
 Taxation of Regular Certificates....................................................    74
 Taxation of Residual Certificates...................................................    81
 Taxes That May Be Imposed on the REMIC Pool.........................................    88
 Liquidation of the REMIC Pool.......................................................    89
 Administrative Matters..............................................................    89
 Limitations on Deduction of Certain Expenses........................................    90
 Taxation of Certain Foreign Investors...............................................    90

                                vii

                                                                                        PAGE
                                                                                      --------
 Backup Withholding..................................................................    91
 Reporting Requirements..............................................................    92
FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC ELECTION IS
 MADE................................................................................    92
 Standard Certificates...............................................................    92
 Stripped Certificates...............................................................    95
 Reporting Requirements and Backup Withholding.......................................    98
 Taxation of Certain Foreign Investors...............................................    99
STATE AND OTHER TAX CONSEQUENCES.....................................................    100
CERTAIN ERISA CONSIDERATIONS.........................................................    100
 General.............................................................................    100
 Plan Asset Regulations..............................................................    100
 Prohibited Transaction Exemptions...................................................    102
 Tax Exempt Investors................................................................    104
LEGAL INVESTMENT.....................................................................    104
USE OF PROCEEDS......................................................................    106
METHOD OF DISTRIBUTION...............................................................    106
LEGAL MATTERS........................................................................    108
FINANCIAL INFORMATION................................................................    108
RATING...............................................................................    108
INDEX OF PRINCIPAL DEFINITIONS.......................................................    109

                            SUMMARY OF PROSPECTUS

   The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Offered Certificates of such series. An Index of Principal Definitions is included at the end of this Prospectus.

SECURITIES OFFERED ............  Mortgage pass-through certificates.

DEPOSITOR .....................  Deutsche Mortgage & Asset Receiving
                                 Corporation, a Delaware corporation. See
                                 "The Depositor".

TRUSTEE .......................  The trustee (the "Trustee") for each series of Certificates will be named in the related
                                 Prospectus Supplement. See "Description of the Pooling Agreements--The Trustee".

MASTER SERVICER ...............  If a Trust Fund includes Mortgage Loans, then the master servicer (the "Master
                                 Servicer") for the corresponding series of Certificates will be named in the related Prospectus Supplement. See "Description of the Pooling Agreements--Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor".

SPECIAL SERVICER ..............  If a Trust Fund includes Mortgage Loans, then the special servicer (the "Special
                                 Servicer") for the corresponding series of Certificates will be named, or the circumstances under which a Special Servicer may be appointed will be described, in the related Prospectus Supplement. See "Description of the Pooling
                                 Agreements--Collection and Other Servicing
                                 Procedures".

MBS ADMINISTRATOR .............  If a Trust Fund includes MBS, then the entity responsible for administering such
                                 MBS (the "MBS Administrator") will be named in the related Prospectus Supplement. If an entity other than the Trustee and the Master Servicer is the MBS Administrator, such entity will be herein referred to as the "Manager".

REMIC ADMINISTRATOR ...........  The person (the "REMIC Administrator")
                                 responsible for the various tax-related
                                 administration duties for a series of
                                 Certificates as to which one or more REMIC elections have been made, will be named in the related Prospectus Supplement. See "Description of the Pooling
                                 Agreements--Certain Matters Regarding the
                                 Master Servicer, the Special Servicer, the
                                 REMIC Administrator and the Depositor".

THE MORTGAGE ASSETS ...........  The Mortgage Assets will be the primary assets of any Trust Fund. The Mortgage
                                 Assets with respect to each series of
                                 Certificates will, in general, consist of a pool of mortgage loans ("Mortgage Loans") secured by first or junior liens on, or security interests in, one or more of the following types of real property: (i) residential properties (each, a "Multifamily Property") consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, and mobile home parks; and (ii) commercial properties ("Commercial Properties") consisting of office buildings, retail shopping facilities, such as shopping centers, malls and individual stores (each, a "Retail Property"), hotels and motels, health care-related facilities (such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and senior housing), recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, restaurants, mixed use properties (that is, any combination of the foregoing), and unimproved land. To the extent described in the Prospectus Supplement, Retail Properties and Multifamily Properties will represent security for a material concentration of the Mortgage Loans in any Trust Fund, based on principal balance at the time such Trust Fund is formed. The Mortgage Loans will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. If so specified in the related Prospectus Supplement, some Mortgage Loans may be delinquent or nonperforming as of the date the related Trust Fund is formed.

                                 As and to the extent described in the
                                 related Prospectus Supplement, a Mortgage
                                 Loan (i) may provide for no accrual of
                                 interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, (ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date, (iv) may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments and (v) may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as is specified in the related Prospectus Supplement. Each Mortgage Loan will have had an original term to maturity of not more than 40 years. No Mortgage Loan will have been originated by the Depositor. See "Description of the Trust Funds--Mortgage Loans".

                                 If any Mortgage Loan, or group of related
                                 Mortgage Loans, constitutes a concentration of credit risk, financial statements or other financial information with respect to the related Mortgaged Property or Mortgaged Properties will be included in the related Prospectus Supplement. See "Description of the Trust Funds--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements".

                                 If and to the extent specified in the
                                 related Prospectus Supplement, the Mortgage
                                 Assets with respect to a series of
                                 Certificates may also include, or consist of, mortgage participations, mortgage pass-through certificates and/or other mortgage-backed securities (collectively,
                                 "MBS"), that evidence an interest in, or are secured by a pledge of, one or more mortgage loans that conform to the descriptions of the Mortgage Loans contained herein and which may or may not be issued, insured or guaranteed by the United States or an agency or instrumentality thereof. See "Description of the Trust Funds--MBS".

THE CERTIFICATES ..............  Each series of Certificates will be issued in one or more classes pursuant to a pooling and servicing agreement or other agreement specified in the related Prospectus Supplement (in any case, a "Pooling Agreement") and will represent in the aggregate the entire beneficial ownership interest in the related Trust Fund.

                                 As described in the related Prospectus
                                 Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that, among other things:
                                 (i) are senior (collectively, "Senior
                                 Certificates") or subordinate (collectively,
                                 "Subordinate Certificates") to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (ii) are entitled to distributions of principal, with disproportionate, nominal or no distributions of interest (collectively, "Stripped Principal Certificates"); (iii) are entitled to distributions of interest, with disproportionate, nominal or no distributions of principal (collectively, "Stripped Interest Certificates"); (iv) provide for distributions of interest thereon or principal thereof that commence only after the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (v) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (vi) provide for distribu-tions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or (vii) provide for distribution based on collections on the Mortgage Assets in the related Trust Fund attributable to prepayment premiums, yield maintenance payments or equity participations.

                                 If so specified in the related Prospectus
                                 Supplement, a series of Certificates may include one or more "Controlled Amortization Classes", which will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of Certificates, a Controlled Amortization Class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the Mortgage Loans in the related Trust Fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such Certificates. Prepayment risk with respect to a given Mortgage Asset Pool does not disappear, however, and the stability afforded to a Controlled Amortization Class comes at the expense of one or more other classes of the same series, any of which other classes may also be a class of Offered Certificates. See "Risk Factors--Effect of Prepayments on Average Life of Certificates" and "--Effect of Prepayments on Yield of Certificates".

                                 Each class of Certificates, other than
                                 certain classes of Stripped Interest
                                 Certificates and certain classes of REMIC
                                 Residual Certificates (as defined herein), will have an initial stated principal amount (a "Certificate Balance"); and each class of Certificates, other than certain classes of Stripped Principal Certificates and certain classes of REMIC Residual Certificates, will accrue interest on its Certificate Balance or, in the case of certain classes of Stripped Interest Certificates, on a notional amount (a "Notional Amount"), based on a fixed, variable or adjustable interest rate (a "Pass-Through Rate"). The related Prospectus Supplement will specify the Certificate Balance, Notional Amount and/or Pass-Through Rate (or, in the case of a variable or adjustable Pass-Through Rate, the method for determining such rate), as applicable, for each class of Offered Certificates.

                                 If so specified in the related Prospectus
                                 Supplement, a class of Certificates may have two or more component parts, each having characteristics that are otherwise described herein as being attributable to separate and distinct classes.

                                 The Certificates will not be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity, unless otherwise provided in the related Prospectus Supplement. See "Risk Factors--Limited Assets".

DISTRIBUTIONS OF INTEREST ON
 THE CERTIFICATES .............  Interest on each class of Offered
                                 Certificates (other than certain classes of Stripped Principal Certificates and certain classes of REMIC Residual Certificates) of each series will accrue at the applicable Pass-Through Rate on the Certificate Balance or, in the case of certain classes of Stripped Interest Certificates, the Notional Amount thereof outstanding from time to time and will be distributed to
                                 Certificateholders as provided in the
                                 related Prospectus Supplement (each of the specified dates on which distributions are to be made, a "Distribution Date"). Distributions of interest with respect to one or more classes of Certificates (collectively, "Accrual Certificates") may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates, and interest accrued with respect to a class of Accrual Certificates prior to the occurrence of such an event will either be added to the Certificate Balance thereof or otherwise deferred as described in the related Prospectus Supplement. Distributions of interest with respect to one or more classes of Certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described herein and in the related Prospectus Supplement. See "Risk Factors--Effect of Prepayments on Average Life of Certificates" and "--Effect of Prepayments on Yield of Certificates", "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest" and "Description of the
                                 Certificates--Distributions of Interest on the Certificates".

DISTRIBUTIONS OF PRINCIPAL OF
 THE CERTIFICATES .............  Each class of Certificates of each series
                                 (other than certain classes of Stripped
                                 Interest Certificates and certain classes of REMIC Residual Certificates) will have a Certificate Balance. The Certificate Balance of a class of Certificates outstanding from time to time will represent the maximum amount that the holders thereof are then entitled to receive in respect of principal from future cash flow on the assets in the related Trust Fund. The initial aggregate Certificate Balance of all classes of a series of Certificates will not be greater than the outstanding principal balance of the related Mortgage Assets as of a specified date (the "Cut-off Date"), after application of scheduled payments due on or before such date, whether or not received. As and to the extent described in each Prospectus Supplement, distributions of principal with respect to the related series of Certificates will be made on each Distribution Date to the holders of the class or classes of Certificates of such series then entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of Certificates: (i) may be made at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (ii) may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series;
                                 (iii) may be made, subject to certain
                                 limitations, based on a specified principal payment schedule; or (iv) may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Offered Certificates will be made on a pro rata basis among all of the Certificates of such class. See "Description of the Certificates--Distributions of Principal of the Certificates".

CREDIT SUPPORT AND
 CASH FLOW AGREEMENTS .........  If so provided in the related Prospectus
                                 Supplement, partial or full protection
                                 against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates of the related series in the form of subordination of one or more other classes of Certificates of such series, which other classes may include one or more classes of Offered Certificates, or by one or more other types of credit support, which may include a letter of credit, a surety bond, an insurance policy, a guarantee, a reserve fund, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). If so provided in the related Prospectus Supplement, a Trust Fund may include: (i) guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate; or (ii) interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the Mortgage Assets or on one or more classes of Certificates (any such agreement, in the case of clause (i) or (ii), a "Cash Flow Agreement"). Certain relevant information regarding any applicable Credit Support or Cash Flow Agreement will be set forth in the Prospectus Supplement for a series of Offered Certificates. See "Risk Factors--Credit Support Limitations",
                                 "Description of the Trust Funds--Credit
                                 Support" and "--Cash Flow Agreements" and
                                 "Description of Credit Support".

ADVANCES ......................  If and to the extent provided in the related
                                 Prospectus Supplement, if a Trust Fund
                                 includes Mortgage Loans, the Master
                                 Servicer, the Special Servicer, the Trustee, any provider of Credit Support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on such Mortgage Loans. Any such advances made with respect to a particular Mortgage Loan will be reimbursable from subsequent recoveries in respect of such Mortgage Loan and otherwise to the extent described herein and in the related Prospectus Supplement. See "Description of the Certificates--Advances in Respect of Delinquencies". If and to the extent provided in the Prospectus Supplement for a series of Certificates, any entity making such advances may be entitled to receive interest thereon for a specified period during which certain or all of such advances are outstanding, payable from amounts in the related Trust Fund. See "Description of the Certificates--Advances in Respect of Delinquencies". If a Trust Fund includes MBS, any comparable advancing obligation of a party to the related Pooling Agreement, or of a party to the related MBS Agreement, will be described in the related Prospectus Supplement.

OPTIONAL TERMINATION ..........  If so specified in the related Prospectus
                                 Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount or upon a specified date, a party specified therein may be authorized or required to solicit bids for the purchase of all of the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein. See "Description of the Certificates--Termination".

CERTAIN FEDERAL INCOME TAX
 CONSEQUENCES .................  The Certificates of each series will constitute or evidence ownership of either
                                 (i) "regular interests" ("REMIC Regular
                                 Certificates") and "residual interests"
                                 ("REMIC Residual Certificates") in a Trust
                                 Fund, or a designated portion thereof,
                                 treated as a REMIC under Sections 860A
                                 through 860G of the Internal Revenue Code of 1986 (the "Code"), or (ii) interests ("Grantor Trust Certificates") in a Trust Fund treated as a grantor trust (or a partnership) under applicable provisions of the Code.

                                 Investors are advised to consult their tax advisors concerning the specific tax consequences to them of the purchase, ownership and disposition of the Offered Certificates and to review "Certain Federal Income Tax Consequences" herein and in the related Prospectus Supplement.

ERISA CONSIDERATIONS ..........  Fiduciaries of employee benefit plans and certain other retirement plans and
                                 arrangements, including individual
                                 retirement accounts, annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code, should review with their legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or
                                 Section 4975 of the Code. See "ERISA
                                 Considerations" herein and in the related
                                 Prospectus Supplement.

LEGAL INVESTMENT ..............  The Offered Certificates will constitute
                                 "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), only if so specified in the related Prospectus Supplement. Investors whose investment authority is subject to legal restrictions should consult their legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the related Prospectus Supplement.

RATING ........................  At their respective dates of issuance, each class of Offered Certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies (each, a "Rating Agency"). See "Rating" herein and in the related Prospectus Supplement.

                                 RISK FACTORS

   In considering an investment in the Offered Certificates of any series, investors should consider, among other things, the following risk factors and any other factors set forth under the heading "Risk Factors" in the related Prospectus Supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of Mortgage Loans included in a particular Trust Fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any MBS included in such Trust Fund.

LIMITED LIQUIDITY OF OFFERED CERTIFICATES

   General. The Offered Certificates of any series may have limited or no liquidity. Accordingly, an investor may be forced to bear the risk of its investment in any Offered Certificates for an indefinite period of time. Furthermore, except to the extent described herein and in the related Prospectus Supplement, Certificateholders will have no redemption rights, and the Offered Certificates of each series are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates--Termination".

   Lack of a Secondary Market. There can be no assurance that a secondary market for the Offered Certificates of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or that it will continue for as long as such Certificates remain outstanding. The Prospectus Supplement for any series of Offered Certificates may indicate that an underwriter specified therein intends to establish a secondary market in such Offered Certificates; however, no underwriter will be obligated to do so. Any such secondary market may provide less liquidity to investors than any comparable market for securities that evidence interests in single-family mortgage loans. Unless otherwise provided in the related Prospectus Supplement, the Certificates will not be listed on any securities exchange.

   Limited Nature of Ongoing Information. The primary source of ongoing information regarding the Offered Certificates of any series, including information regarding the status of the related Mortgage Assets and any Credit Support for such Certificates, will be the periodic reports to Certificateholders to be delivered pursuant to the related Pooling Agreement as described herein under the heading "Description of the Certificates--Reports to Certificateholders". There can be no assurance that any additional ongoing information regarding the Offered Certificates of any series will be available through any other source. The limited nature of such information in respect of a series of Offered Certificates may adversely affect the liquidity thereof, even if a secondary market for such Certificates does develop.

   Sensitivity to Fluctuations in Prevailing Interest Rates. Insofar as a secondary market does develop with respect to any series of Offered Certificates or class thereof, the market value of such Certificates will be affected by several factors, including the perceived liquidity thereof, the anticipated cash flow thereon (which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying Mortgage Loans) and prevailing interest rates. The price payable at any given time in respect of certain classes of Offered Certificates (in particular, a class with a relatively long average life, a Companion Class (as defined herein) or a class of Stripped Interest Certificates or Stripped Principal Certificates) may be extremely sensitive to small fluctuations in prevailing interest rates; and the relative change in price for an Offered Certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for such Offered Certificate in response to an equal but opposite movement in such rates. Accordingly, the sale of Offered Certificates by a holder in any secondary market that may develop may be at a discount from the price paid by such holder. The Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis.

LIMITED ASSETS

   Unless otherwise specified in the related Prospectus Supplement, neither the Offered Certificates of any series nor the Mortgage Assets in the related Trust Fund will be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and no Offered Certificate of any series will represent a claim against or security interest in the Trust Funds for any other series. Accordingly, if the related Trust Fund has insufficient assets to make payments on a series of Offered Certificates, no other assets will be available for payment of the deficiency, and the holders of one or more classes of such Offered Certificates will be required to bear the consequent loss. Furthermore, certain amounts on deposit from time to time in certain funds or accounts constituting part of a Trust Fund, including the Certificate Account and any accounts maintained as Credit Support, may be withdrawn under certain conditions, if and to the extent described in the related Prospectus Supplement, for purposes other than the payment of principal of or interest on the related series of Certificates. If and to the extent so provided in the Prospectus Supplement for a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, all or a portion of the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Certificates, and, thereafter, by the remaining classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

CREDIT SUPPORT LIMITATIONS

   Limitations Regarding Types of Losses Covered. The Prospectus Supplement for a series of Certificates will describe any Credit Support provided with respect thereto. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses; for example, Credit Support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any such losses not covered by Credit Support may, at least in part, be allocated to one or more classes of Offered Certificates.

   Disproportionate Benefits to Certain Classes and Series. A series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of Senior Certificates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Offered Certificates of a series are made in a specified order of priority, any related Credit Support may be exhausted before the principal of the later paid classes of Offered Certificates of such series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the Mortgage Assets may fall primarily upon those classes of Offered Certificates having a later right of payment. Moreover, if a form of Credit Support covers the Offered Certificates of more than one series and losses on the related Mortgage Assets exceed the amount of such Credit Support, it is possible that the holders of Offered Certificates of one (or more) such series will be disproportionately benefited by such Credit Support to the detriment of the holders of Offered Certificates of one (or more) other such series.

   Limitations Regarding the Amount of Credit Support. The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more other classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies and losses on the underlying Mortgage Assets and certain other factors. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "Description of the Certificates--Allocation of Losses and Shortfalls" and "Description of Credit Support". If the losses on the related Mortgage Assets do exceed such assumed levels, the holders of one or more classes of Offered Certificates will be required to bear such additional losses.

EFFECT OF PREPAYMENTS ON AVERAGE LIFE OF CERTIFICATES

   As a result of prepayments on the Mortgage Loans in any Trust Fund, the amount and timing of distributions of principal and/or interest on the Offered Certificates of the related series may be highly unpredictable. Prepayments on the Mortgage Loans in any Trust Fund will result in a faster rate of principal payments on one or more classes of the related series of Certificates than if payments on such Mortgage Loans were made as scheduled. Thus, the prepayment experience on the Mortgage Loans in a Trust Fund may affect the average life of one or more classes of Certificates of the related series, including a class of Offered Certificates. The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. For example, if prevailing interest rates fall significantly below the Mortgage Rates borne by the Mortgage Loans included in a Trust Fund, then, subject to the particular terms of the Mortgage Loans (e.g., provisions that prohibit voluntary prepayments during specified periods or impose penalties in connection therewith) and the ability of borrowers to obtain new financing, principal prepayments on such Mortgage Loans are likely to be higher than if prevailing interest rates remain at or above the rates borne by those Mortgage Loans. Conversely, if prevailing interest rates rise significantly above the Mortgage Rates borne by the Mortgage Loans included in a Trust Fund, then principal prepayments on such Mortgage Loans are likely to be lower than if prevailing interest rates remain at or below the mortgage rates borne by those Mortgage Loans. There can be no assurance as to the actual rate of prepayment on the Mortgage Loans in any Trust Fund or that such rate of prepayment will conform to any model described herein or in any Prospectus Supplement. As a result, depending on the anticipated rate of prepayment for the Mortgage Loans in any Trust Fund, the retirement of any class of Certificates of the related series could occur significantly earlier or later, and the average life thereof could be significantly shorter or longer, than expected.

   The extent to which prepayments on the Mortgage Loans in any Trust Fund ultimately affect the average life of any class of Certificates of the related series will depend on the terms and provisions of such Certificates. A class of Certificates, including a class of Offered Certificates, may provide that on any Distribution Date the holders of such Certificates are entitled to a pro rata share of the prepayments on the Mortgage Loans in the related Trust Fund that are distributable on such date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of such prepayments. A class of Certificates that entitles the holders thereof to a disproportionately large share of the prepayments on the Mortgage Loans in the related Trust Fund increases the likelihood of early retirement of such class ("Call Risk") if the rate of prepayment is relatively fast; while a class of Certificates that entitles the holders thereof to a disproportionately small share of the prepayments on the Mortgage Loans in the related Trust Fund increases the likelihood of an extended average life of such class ("Extension Risk") if the rate of prepayment is relatively slow. As and to the extent described in the related Prospectus Supplement, the respective entitlements of the various classes of Certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the Mortgage Loans in the related Trust Fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of Certificates of such series) or subject to certain contingencies (e.g., prepayment and default rates with respect to such Mortgage Loans).

   A series of Certificates may include one or more Controlled Amortization Classes, which will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of Certificates, a Controlled Amortization Class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the Mortgage Loans in the related Trust Fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such Certificates. Prepayment risk with respect to a given Mortgage Asset Pool does not disappear, however, and the stability afforded to a Controlled

Amortization Class comes at the expense of one or more Companion Classes of the same series, any of which Companion Classes may also be a class of Offered Certificates. In general, and as more specifically described in the related Prospectus Supplement, a Companion Class may entitle the holders thereof to a disproportionately large share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively fast, and/or may entitle the holders thereof to a disproportionately small share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively slow. As and to the extent described in the related Prospectus Supplement, a Companion Class absorbs some (but not all) of the Call Risk and/or Extension Risk that would otherwise belong to the related Controlled Amortization Class if all payments of principal of the Mortgage Loans in the related Trust Fund were allocated on a pro rata basis.

EFFECT OF PREPAYMENTS ON YIELD OF CERTIFICATES

   A series of Certificates may include one or more classes of Offered Certificates offered at a premium or discount. Yields on such classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the Mortgage Loans in the related Trust Fund and, where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of Stripped Interest Certificates, a holder might fail to recover its original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and the amount and timing of distributions thereon. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. See "Yield and Maturity Considerations".

LIMITED NATURE OF RATINGS

   Any rating assigned by a Rating Agency to a class of Offered Certificates will reflect only its assessment of the likelihood that holders of such Offered Certificates will receive payments to which such Certificateholders are entitled under the related Pooling Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Mortgage Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the related Trust Fund. Furthermore, such rating will not address the possibility that prepayment of the related Mortgage Loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor that purchases an Offered Certificate at a significant premium might fail to recover its initial investment under certain prepayment scenarios. Hence, a rating assigned by a Rating Agency does not guarantee or ensure the realization of any anticipated yield on a class of Offered Certificates.

   The amount, type and nature of Credit Support, if any, provided with respect to a series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of the Certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, there can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans. In other cases, such criteria may be based upon determinations of the values of the Mortgaged Properties that provide security for the Mortgage Loans. However, no assurance can be given that those values will not decline in the future. As a result, the Credit Support required in respect of the Offered Certificates of any series may be insufficient to fully protect the holders thereof from losses on the related Mortgage Asset Pool. See "Description of Credit Support" and "Rating".

CERTAIN FACTORS AFFECTING DELINQUENCY, FORECLOSURE AND LOSS OF THE MORTGAGE
LOANS

   General. The payment performance of the Offered Certificates of any series will be directly related to the payment performance of the underlying Mortgage Loans. Set forth below is a discussion of certain factors that will affect the full and timely payment of the Mortgage Loans in any Trust Fund. In addition, a description of certain material considerations associated with investments in mortgage loans is included herein under "Certain Legal Aspects of Mortgage Loans".

   The Offered Certificates will be directly or indirectly backed by mortgage loans secured by multifamily and/or commercial properties. Mortgage loans made on the security of multifamily or commercial property may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event thereof, than loans made on the security of an owner-occupied single-family property. See "Description of the Trust Funds--Mortgage Loans--Default and Loss Considerations with Respect to the Mortgage Loans". The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower; thus, the value of an income-producing property is directly related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. A number of the Mortgage Loans may be secured by liens on owner-occupied Mortgaged Properties or on Mortgaged Properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants. Furthermore, the value of any Mortgaged Property may be adversely affected by factors generally incident to interests in real property, including changes in general or local economic conditions and/or specific industry segments; declines in real estate values; declines in rental or occupancy rates; increases in interest rates, real estate tax rates and other operating expenses; changes in governmental rules, regulations and fiscal policies, including environmental legislation; natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots; and other circumstances, conditions or events beyond the control of a Master Servicer or a Special Servicer. Additional considerations may be presented by the type and use of a particular Mortgaged Property. For instance, Mortgaged Properties that operate as hospitals and nursing homes are subject to significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator, and the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

   In addition, the concentration of default, foreclosure and loss risks in individual Mortgage Loans in a particular Trust Fund will generally be greater than for pools of single-family loans because Mortgage Loans in a Trust Fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

   Limited Recourse Nature of the Mortgage Loans. It is anticipated that some or all of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any such Mortgage Loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the Mortgage Loan. However, even with respect to those Mortgage Loans that provide for recourse against the borrower and its assets generally, there can be no assurance that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted Mortgage Loan in excess of the liquidation value of the related Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Anti-Deficiency Legislation".

   Limitations on Enforceability of Cross-Collateralization. A Mortgage Pool may include groups of Mortgage Loans which are cross-collateralized and cross-defaulted. These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective Mortgage Loans in a cross-collateralized group, and the cash flows generated thereby, are available to support debt service on, and ultimate repayment of, the aggregate indebtedness evidenced by those Mortgage Loans. These arrangements thus seek to reduce the risk that the inability of one or more of the Mortgaged Properties securing any such group of Mortgage Loans to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

   There may not be complete identity of ownership of the Mortgaged Properties securing a group of cross-collateralized Mortgage Loans. In such an instance, creditors of one or more of the related borrowers could challenge the cross-collateralization arrangement as a fraudulent conveyance. Generally, under federal and state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and was then insolvent or was rendered insolvent by such obligation or transfer. Accordingly, a creditor seeking ownership of a Mortgaged Property subject to such cross-collateralization to repay such creditor's claim against the related borrower could assert (i) that such borrower was insolvent at the time the cross-collateralized Mortgage Loans were made and (ii) that such borrower did not, when it allowed its property to be encumbered by a lien securing the indebtedness represented by the other Mortgage Loans in the group of cross-collateralized Mortgage Loans, receive fair consideration or reasonably equivalent value for, in effect, "guaranteeing" the performance of the other borrowers. Although the borrower making such "guarantee" will be receiving "guarantees" from each of the other borrowers in return, there can be no assurance that such exchanged "guarantees" would be found to constitute fair consideration or be of reasonably equivalent value, and no unqualified legal opinion to that effect will be obtained.

   The cross-collateralized Mortgage Loans constituting any group thereof may be secured by mortgage liens on Mortgaged Properties located in different states. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such Mortgage Loan to foreclose on the related Mortgaged Properties in a particular order rather than simultaneously in order to ensure that the lien of the related Mortgages is not impaired or released.

   Increased Risk of Default Associated With Balloon Payments. Certain of the Mortgage Loans included in a Trust Fund may be nonamortizing or only partially amortizing over their terms to maturity and, thus, will require substantial payments of principal and interest (that is, balloon payments) at their stated maturity. Mortgage Loans of this type involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Mortgaged Property, the financial condition and operating history of the borrower and the related Mortgaged Property, tax laws, rent control laws (with respect to certain residential properties), Medicaid and Medicare reimbursement rates (with respect to hospitals and nursing homes), prevailing general economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally. Neither the Depositor nor any of its affiliates will be required to refinance any Mortgage Loan.

   If and to the extent described herein and in the related Prospectus Supplement, in order to maximize recoveries on defaulted Mortgage Loans, the Master Servicer or the Special Servicer will be permitted (within prescribed limits) to extend and modify Mortgage Loans that are in default or as to which a payment default is imminent. See "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans". While the Master Servicer or the Special Servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery than liquidation, taking into account the time value of money, there can be no assurance that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected Mortgage Loans.

   Lender Difficulty in Collecting Rents Upon the Default and/or Bankruptcy of Borrower. Each Mortgage Loan included in any Trust Fund secured by Mortgaged Property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related Mortgaged Property, and the income derived therefrom, as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents".

   Limitations on Enforceability of Due-on-Sale and Debt-Acceleration Clauses. Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the Mortgage Loan if the borrower sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Mortgages also may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or nonmonetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

   Risk of Liability Arising From Environmental Conditions. Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage. See "Certain Legal Aspects of Mortgage Loans--Environmental Considerations".

   Lack of Insurance Coverage for Certain Special Hazard Losses. Unless otherwise specified in a Prospectus Supplement, the Master Servicer and Special Servicer for the related Trust Fund will be required to cause the borrower on each Mortgage Loan in such Trust Fund to maintain such insurance coverage in respect of the related Mortgaged Property as is required under the related Mortgage, including hazard insurance; provided that, as and to the extent described herein and in the related Prospectus Supplement, each of the Master Servicer and the Special Servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any Mortgaged Property through acquisition of a blanket policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related Mortgage specifically requires the mortgagor to insure against physical damage arising from such causes, then, to the extent any consequent losses are not covered by Credit Support, such losses may be borne, at least in part, by the holders of one or more classes of Offered Certificates of the related series. See "Description of the Pooling Agreements--Hazard Insurance Policies".

   Risks of Geographic Concentration. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The Mortgage Loans securing certain series of Certificates may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration.

INCLUSION OF DELINQUENT AND NONPERFORMING MORTGAGE LOANS IN A MORTGAGE ASSET
POOL

   If so provided in the related Prospectus Supplement, the Trust Fund for a particular series of Certificates may include Mortgage Loans that are past due or are nonperforming. However, Mortgage Loans which are seriously delinquent loans (that is, loans more than 60 days delinquent or as to which foreclosure has been commenced) will not constitute a material concentration of the Mortgage Loans in any Trust Fund, based on principal balance at the time such Trust Fund is formed. If so specified in the related Prospectus Supplement, the servicing of such Mortgage Loans will be performed by the Special Servicer; however, the same entity may act as both Master Servicer and Special Servicer. Credit Support provided with respect to a particular series of Certificates may not cover all losses related to such delinquent or nonperforming Mortgage Loans, and investors should consider the risk that the inclusion of such Mortgage Loans in the Trust Fund may adversely affect the rate of defaults and prepayments in respect of the subject Mortgage Asset Pool and the yield on the Offered Certificates of such series. See "Description of the Trust Funds--Mortgage Loans--General".

TERMINATION

   If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount or upon a specified date, a party designated therein may be authorized or required to solicit bids for the purchase of all the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein. The solicitation of bids will be conducted in a commercially reasonable manner and, generally, assets will be sold at their fair market value. In addition, if so specified in the related Prospectus Supplement, upon the reduction of the aggregate principal balance of some or all of the Mortgage Assets by a specified percentage, a party or parties designated therein may be authorized to purchase such Mortgage Assets, generally at a price equal to, in the case of any Mortgage Asset, the unpaid principal balance thereof plus accrued interest (or, in some cases, at fair market value). However, circumstances may arise in which such fair market value may be less than the unpaid balance of the related Mortgage Assets, together with interest thereon, sold and therefore, as a result of such a sale or purchase, the Certificateholders of one or more Classes of Certificates may receive an amount less than the Certificate Balance of, and accrued unpaid interest on, their Certificates. See "Description of the Certificates--Termination."

RISKS ASSOCIATED WITH MULTIFAMILY PROPERTIES

   Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

   In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or in increases determined through mediation or binding arbitration. In many cases, the rent control laws do not permit vacancy decontrol. Local authority to impose rent control is pre-empted by state law in certain states, and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its Mortgage Loan from its net operating income or the proceeds of a sale of refinancing or the related Mortgaged Property.

RISKS ASSOCIATED WITH RETAIL PROPERTIES

   The correlation between the success of tenant businesses and property value is more direct with respect to Retail Properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Retail Properties that are not "anchored" have traditionally been perceived to be more risky than "anchored" Retail Proeprties. See "Mortgage Loans -- Mortgage Loans Secured by Retail Properties" herein. Furthermore, there is a greater correlation between the success of tenant businesses and property value when the property is a single tenant Retail Property.

   Unlike office or hotel properties, Retail Properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, shopping through electronic media, telemarketing and outlet centers all compete with more traditional Retail Properties for consumer dollars. Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at the Retail Properties included in the Mortgage Pool.

                        DESCRIPTION OF THE TRUST FUNDS

GENERAL

   The primary assets of each Trust Fund will consist of (i) various types of multifamily or commercial mortgage loans ("Mortgage Loans"), (ii) mortgage participations, pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans or (iii) a combination of Mortgage Loans and MBS (collectively, "Mortgage Assets"). Each Trust Fund will be established by the Depositor. Each Mortgage Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS. The Mortgage Assets will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "--Mortgage Loans", unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular Trust Fund.

MORTGAGE LOANS

   General. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create first or junior liens on fee or leasehold estates in properties (each, a "Mortgaged Property") consisting of one or more of the following types of real property: (i) residential properties ("Multifamily Properties") consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, and mobile home parks; and (ii) commercial properties ("Commercial Properties") consisting of office buildings, retail shopping facilities, such as shopping centers, malls and individual stores (each, a "Retail Property"), hotels or motels, health care-related facilities (such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and senior housing), recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, restaurants, mixed use properties (that is, any combination of the foregoing), and unimproved land. However, neither restaurants nor health care-related facilities will represent security for a material concentration of the Mortgage Loans in any Trust Fund, based on principal balance at the time such Trust Fund is formed. The Multifamily Properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations ("Cooperatives"). Unless otherwise specified in the related Prospectus Supplement, each Mortgage will create a first priority mortgage lien on a fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related Prospectus Supplement, the term of any such leasehold will exceed the term of the Mortgage Note by at least ten years. Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor.

   If so provided in the related Prospectus Supplement, Mortgage Assets for a series of Certificates may include Mortgage Loans secured by junior liens, and the loans secured by the related senior liens ("Senior Liens") may not be included in the Mortgage Pool. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Senior Liens to satisfy fully both the Senior Liens and the Mortgage Loan. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of the Senior Liens will be satisfied in full out of proceeds of the liquidation of the related Mortgage Property, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. If the Master Servicer were to foreclose on any Mortgage Loan, it would do so subject to any related Senior Liens. In order for the debt related to such Mortgage Loan to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and any Senior Liens or purchase the Mortgaged Property subject to such Senior Liens. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the Certificates of the related series bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment is not obtained and satisfied. Moreover, deficiency judgments may not be available in certain jurisdic-tions, or the particular Mortgage Loan may be a nonrecourse loan, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure repayment of the Mortgage Loan.

   If so specified in the related Prospectus Supplement, the Mortgage Assets for a particular series of Certificates may include Mortgage Loans that are delinquent or nonperforming as of the date such Certificates are issued. In that case, the related Prospectus Supplement will set forth, as to each such Mortgage Loan, available information as to the period of such delinquency or nonperformance, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt. However, Mortgage Loans which are seriously delinquent loans (that is, loans more than 60 days delinquent or as to which foreclosure has been commenced) will not constitute a material concentration of the Mortgage Loans in any Trust Fund, based on principal balance at the time such Trust Fund is formed.

   Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, as noted above, some or all of the Mortgage Loans included in a particular Trust Fund may be nonrecourse loans.

   Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. Unless otherwise defined in the related Prospectus Supplement, the "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of (i) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (ii) the annualized scheduled payments of principal and/or interest on the Mortgage Loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related Prospectus Supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than (i) noncash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on the related Mortgage Loan or on any other loans that are secured by such Mortgaged Property. The Net Operating Income of a Mortgaged Property will generally fluctuate over time and may or may not be sufficient to cover debt service on the related Mortgage Loan at any given time. As the primary source of the operating revenues of a nonowner occupied, income-producing property, rental income (and, with respect to a Mortgage Loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial facilities. Commercial Properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a Mortgaged Property may depend substantially on the financial condition of the borrower or a tenant, and Mortgage Loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on Multifamily Properties or on multi-tenant Commercial Properties.

   Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of such "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

   Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. Unless otherwise defined in the related Prospectus Supplement, the "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the Mortgage Loan and any other loans senior thereto that are secured by the related Mortgaged Property to (ii) the Value of the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, the "Value" of a Mortgaged Property will be its fair market value as determined by an appraisal of such property conducted by or on behalf of the Originator in connection with the origination of such loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus (a) the greater the incentive of the borrower to perform under the terms of the related Mortgage Loan (in order to protect such equity) and (b) the greater the cushion provided to the lender against loss on liquidation following a default.

   Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of Mortgage Loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

   Although there may be multiple methods for determining the value of a Mortgaged Property, value will in all cases be affected by property performance. As a result, if a Mortgage Loan defaults because the income generated by the related Mortgaged Property is insufficient to cover operating costs and expenses and pay debt service, then the value of the Mortgaged Property will reflect such and a liquidation loss may occur.

   While the Depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of such factors will in fact have been prudently considered by the Originators of the Mortgage Loans, or that, for a particular Mortgage Loan, they are complete or relevant. See "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--General" and "--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Increased Risk of Default Associated With Balloon Payments".

   Payment Provisions of the Mortgage Loans. All of the Mortgage Loans will
(i) have had original terms to maturity of not more than 40 years and (ii) provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually. A Mortgage Loan (i) may provide for no accrual of interest or for accrual of interest thereon at a Mortgage Rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, (ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date, and (iv) may prohibit over its term or for a certain period prepayments (the period of such prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance payment (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related Prospectus Supplement. A Mortgage Loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of such Mortgaged Property or the benefit, if any, resulting from the refinancing of the Mortgage Loan (any such provision, an "Equity Participation"), as described in the related Prospectus Supplement.

   Mortgage Loan Information in Prospectus Supplements. Each Prospectus Supplement will contain certain information pertaining to the Mortgage Loans in the related Trust Fund, which, to the extent then applicable, will generally include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans, (ii) the type or types of property that provide security for repayment of the Mortgage Loans, (iii) the earliest and latest origination date and maturity date of the Mortgage Loans, (iv) the original and remaining terms to maturity of the Mortgage Loans, or the respective ranges thereof, and the weighted average original and remaining terms to maturity of the Mortgage Loans, (v) the Loan-to-Value Ratios of the Mortgage Loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Loan-to-Value Ratios, (vi) the Mortgage Rates borne by the Mortgage Loans, or the range thereof, and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of the ARM Loan, (viii) information regarding the payment characteristics of the Mortgage Loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums, (ix) the Debt Service Coverage Ratios of the Mortgage Loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Debt Service Coverage Ratios, and (x) the geographic distribution of the Mortgaged Properties on a state-by-state basis. In appropriate cases, the related Prospectus Supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If the Depositor is unable to provide the specific information described above at the time Offered Certificates of a series are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of those Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days following such issuance.

   If any Mortgage Loan, or group of related Mortgage Loans, constitutes a concentration of credit risk, financial statements or other financial information with respect to the related Mortgaged Property or Mortgaged Properties will be included in the related Prospectus Supplement.

   If and to the extent available and relevant to an investment decision in the Offered Certificates of the related series, information regarding the prepayment experience of a Master Servicer's multifamily and/or commercial mortgage loan servicing portfolio will be included in the related

Prospectus Supplement. However, many servicers do not maintain records regarding such matters or, at least, not in a format that can be readily aggregated. In addition, the relevant characteristics of a Master Servicer's servicing portfolio may be so materially different from those of the related Mortgage Asset Pool that such prepayment experience would not be meaningful to an investor. For example, differences in geographic dispersion, property type and/or loan terms (e.g., mortgage rates, terms to maturity and/or prepayment restrictions) between the two pools of loans could render the Master Servicer's prepayment experience irrelevant. Because of the nature of the assets to be serviced and administered by a Special Servicer, no comparable prepayment information will be presented with respect to the Special Servicer's multifamily and/or commercial mortgage loan servicing portfolio.

   Mortgage Loans Secured by Multifamily Properties. Significant factors determining the value and successful operation of a multifamily property are the location of the property, the number of competing residential developments in the local market (such as apartment buildings, manufactured housing communities and site-built single family homes), the physical attributes of the multifamily apartment building (such as its age and appearance) and state and local regulations affecting such property. In addition, the successful operation of an apartment building will depend upon other factors, such as its reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides.

   Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosures of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statues for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

   In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not permit vacancy decontrol. Local authority to impose rent control is pre-empted by state law in certain states, and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its Mortgage Loan from its net operating income or the proceeds of a sale or refinancing of the related Mortgaged Property.

   Adverse economic conditions, either local or national, may limit the amount of rent that can be charge and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base or factory closings and national and local politics, including current or future rent stabilization and rent control laws and agreements. In addition, the level of mortgage interest rates may encourage tenants to purchase single-family housing. The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments.

   Mortgage Loans Secured by Retail Properties. Significant factors determining the value of Retail Properties are the quality of the tenants as well as fundamental aspects of real estate such as location and market demographics. The correlation between the success of tenant businesses and property value is more direct with respect to Retail Properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Whether a Retail Property is "anchored" or "unanchored" is also an important distinction. Retail Properties that are anchored have traditionally been perceived to be less risky. While there is no strict definition of an anchor, it is generally understood that a retail anchor tenant is proportionately large in size and is vital in attracting customers to the property. Furthermore, there is a greater correlation between the success of tenant businesses and property value when the property is a single tenant Retail Property.

   Unlike office or hotel Properties, Retail Properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, shopping through electronic media, telemarketing and outlet centers all compete with more traditional Retail Properties for consumer dollars. Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at the Retail Properties included in the Mortgage Pool.

   Multifamily Properties. 21.8% of the Mortgage Loans, based on Initial Pool Balance, are secured by Multifamily Properties. See Annex A hereto for additional information.

   Significant factors determining the value and successful operation of a Multifamily Property are the location of the property, the number of competing residential developments in the local market (such as apartment buildings, manufactured housing communities and site-built single family homes), the physical attributes of the Multifamily Property (such as its age and appearance) and state and local regulations affecting such property. In addition, the successful operation of a Multifamily Property will depend upon other factors, such as its reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides. Adverse economic conditions, either local or national, may limit the amount of rent that can be charged and may result in a reduction in timely rent payments or a reduction in occupancy levels.

   Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

   In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not permit vacancy decontrol. Local authority to impose rent control is pre-empted by state law in certain states, and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its Multifamily Loan from its net operating income or the proceeds of a sale or refinancing of the related Multifamily Property.

   The rent limitations imposed on Section 42 Properties (as defined herein) may adversely affect the ability of the applicable borrowers to increase rents to maintain such Multifamily Properties in proper condition during periods of rapid inflation or declining market value of such

Multifamily Properties. In addition, the income restrictions on tenants imposed by Section 42 of the Code may reduce the number of eligible tenants in such Multifamily Properties and result in a reduction in occupancy rates applicable thereto.

MBS

   MBS may include (i) private-label (that is, not issued, insured or guaranteed by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or (ii) certificates issued and/or insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA"), the Governmental National Mortgage Association ("GNMA") or the Federal Agricultural Mortgage Corporation ("FAMC"), provided that, unless otherwise specified in the related Prospectus Supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the Mortgage Loans contained herein.

   Except in the case of a pro rata mortgage participation in a single mortgage loan or a pool of mortgage loans, each MBS included in a Mortgage Asset Pool: (a) either will (i) have been previously registered under the Securities Act of 1933, as amended, (ii) be exempt from such registration requirements or (iii) have been held for at least the holding period specified in Rule 144(k) under the Securities Act of 1933, as amended; and
(b) either (i) will have been acquired (other than from the Depositor or an affiliate thereof) in bona fide secondary market transactions or (ii) if so specified in the related Prospectus Supplement, may be derived from the Depositor's (or an affiliate's) unsold allotments from the Depositor (or an affiliate's) previous offerings.

   Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will be parties to the MBS Agreement, generally together with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

   The MBS may have been issued in one or more classes with characteristics similar to the classes of Certificates described herein. Distributions in respect of the MBS will be made by the MBS Issuer, the MBS Servicer or the MBS Trustee on the dates specified in the related Prospectus Supplement. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

   Reserve funds, subordination or other credit support similar to that described for the Certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

   The Prospectus Supplement for a series of Certificates that evidence interests in MBS will specify: (i) the aggregate approximate initial and outstanding principal amount(s) and type of the MBS to be included in the Trust Fund, (ii) the original and remaining term(s) to stated maturity of the MBS, if applicable, (iii) the pass-through or bond rate(s) of the MBS or the formula for determining such rate(s), (iv) the payment characteristics of the MBS, (v) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, of each of the MBS, (vi) a description of the related credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the MBS, (ix) the type of mortgage loans underlying the MBS and, to the extent appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements", and (x) the characteristics of any cash flow agreements that relate to the MBS.

   The Depositor will provide the same information regarding the MBS in any Trust Fund in its reports filed under the Exchange Act with respect to such Trust Fund as was provided by the related MBS Issuer in its own such reports if such MBS was publicly offered or the reports the related MBS Issuer provides the related MBS Trustee if such MBS was privately issued.

CERTIFICATE ACCOUNTS

   Each Trust Fund will include one or more accounts (collectively, the "Certificate Account") established and maintained on behalf of the Certificateholders into which all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund will be deposited to the extent described herein and in the related Prospectus Supplement. See "Description of the Pooling Agreements--Certificate Account".

CREDIT SUPPORT

   If so provided in the Prospectus Supplement for a series of Certificates, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates of such series in the form of subordination of one or more other classes of Certificates of such series or by one or more other types of Credit Support, which may include a letter of credit, a surety bond, an insurance policy, a guarantee, a reserve fund, or any combination thereof. The amount and types of such Credit Support, the identity of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the Prospectus Supplement for a series of Certificates. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support".

CASH FLOW AGREEMENTS

   If so provided in the Prospectus Supplement for a series of Certificates, the related Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate. The Trust Fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the Mortgage Assets on one or more classes of Certificates. The principal terms of any such Cash Flow Agreement, including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the related Prospectus Supplement. The related Prospectus Supplement will also identify the obligor under the Cash Flow Agreement.

                      YIELD AND MATURITY CONSIDERATIONS

GENERAL

   The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate and the amount and timing of distributions on the Certificate. See "Risk Factors--Effect of Prepayments on Average Life of Certificates". The following discussion contemplates a Trust Fund that consists solely of Mortgage Loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of Certificates as will the characteristics and behavior of comparable Mortgage Loans, the effect may differ due to the payment characteristics of the MBS. If a Trust Fund includes MBS, the related Prospectus Supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the Offered Certificates of the related series.

PASS-THROUGH RATE

   The Certificates of any class within a series may have a fixed, variable or adjustable Pass-Through Rate, which may or may not be based upon the interest rates borne by the Mortgage Loans in the related Trust Fund. The Prospectus Supplement with respect to any series of Certificates will specify the Pass-Through Rate for each class of Offered Certificates of such series or, in the case of a class of Offered Certificates with a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Loan on the Pass-Through Rate of one or more classes of Offered Certificates; and whether the distributions of interest on the Offered Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

PAYMENT DELAYS

   With respect to any series of Certificates, a period of time will elapse between the date upon which payments on the Mortgage Loans in the related Trust Fund are due and the Distribution Date on which such payments are passed through to Certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such Mortgage Loans were distributed to Certificateholders on the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

   When a principal prepayment in full or in part is made on a Mortgage Loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of Certificates and distributable thereon on any Distribution Date will generally correspond to interest accrued on the Mortgage Loans to their respective Due Dates during the related Due Period. A "Due Period" will be a specified time period (generally corresponding in length to the period between Distribution Dates) and all scheduled payments on the Mortgage Loans in the related Trust Fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related Master Servicer, Special Servicer or other specified person, be distributed to the holders of the Certificates of such series on the next succeeding Distribution Date. Consequently, if a prepayment on any Mortgage Loan is distributable to Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon to the Due Date for such Mortgage Loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the Certificates of the related series. If and to the extent that any such shortfall is allocated to a class of Offered Certificates, the yield thereon will be adversely affected. The Prospectus Supplement for each series of Certificates will describe the manner in which any such shortfalls will be allocated among the classes of such Certificates. The related Prospectus Supplement will also describe any amounts available to offset such shortfalls.

YIELD AND PREPAYMENT CONSIDERATIONS

   A Certificate's yield to maturity will be affected by the rate of principal payments on the Mortgage Loans in the related Trust Fund and the allocation thereof to reduce the principal balance (or notional amount, if applicable) of such Certificate. The rate of principal payments on the Mortgage Loans in any Trust Fund will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, may change periodically to accommodate adjustments to the Mortgage Rates thereon), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the related Mortgaged Properties, or purchases of Mortgage Loans out of the related Trust Fund). Because the rate of principal prepayments on the Mortgage Loans in any Trust Fund will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate.

   The extent to which the yield to maturity of a class of Offered Certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in the related Trust Fund are in turn distributed on such Certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the Notional Amount thereof). An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans in the related Trust Fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In addition, if an investor purchases an Offered Certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of such investor's Offered Certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, any consequent adverse effects on such investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

   In general, the Notional Amount of a class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal the Certificate Balances of one or more of the other classes of Certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be inversely related to the rate at which payments and other collections of principal are received on such Mortgage Assets or distributions are made in reduction of the Certificate Balances of such classes of Certificates, as the case may be.

   Consistent with the foregoing, if a class of Certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the Mortgage Loans in the related Trust Fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on such Mortgage Loans will negatively affect the yield to investors in Stripped Interest Certificates. If the Offered Certificates of a series include any such Certificates, the related Prospectus Supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such Certificates. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

   The extent of prepayments of principal of the Mortgage Loans in any Trust Fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the Mortgaged Properties are located, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. In general, those factors which increase the attractiveness of selling a Mortgaged Property or refinancing a Mortgage Loan or which enhance a borrower's ability to do so, as well as those factors which increase the likelihood of default under a Mortgage Loan, would be expected to cause the rate of prepayment in respect of any Mortgage Asset Pool to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment of any Mortgage Asset Pool to slow.

   The rate of principal payments on the Mortgage Loans in any Trust Fund may also be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition (in the case of a Lock-out Period) or a disincentive (in the case of a Prepayment Premium) to a borrower's voluntarily prepaying its Mortgage Loan, thereby slowing the rate of prepayments.

   The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the Mortgage Rates on such ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan. Therefore, as prevailing market interest rates decline, prepayment speeds would be expected to accelerate.

   Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. The Depositor makes no representation as to the particular factors that will affect the prepayment of the Mortgage Loans in any Trust Fund, as to the relative importance of such factors, as to the percentage of the principal balance of such Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment on such Mortgage Loans.

WEIGHTED AVERAGE LIFE AND MATURITY

   The rate at which principal payments are received on the Mortgage Loans in any Trust Fund will affect the ultimate maturity and the weighted average life of one or more classes of the Certificates of such series. Unless otherwise specified in the related Prospectus Supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor.

   The weighted average life and maturity of a class of Certificates of any series will be influenced by the rate at which principal on the related Mortgage Loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments by borrowers and also prepayments resulting from liquidations of Mortgage Loans due to default, casualties or condemnations affecting the related Mortgaged Properties and purchases of Mortgage Loans out of the related Trust Fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

   Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. Thus, it is unlikely that the prepayment experience of the Mortgage Loans included in any Trust Fund will conform to any particular level of CPR or SPA.

   The Prospectus Supplement with respect to each series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such series with a Certificate Balance, and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates, based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the related Mortgage Loans are made at rates corresponding to various percentages of CPR or

SPA, or at such other rates specified in such Prospectus Supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the Certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the Certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

   Balloon Payments; Extensions of Maturity. Some or all of the Mortgage Loans included in a particular Trust Fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a possibility that Mortgage Loans that require balloon payments may default at maturity, or that the maturity of such a Mortgage Loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Master Servicer or the Special Servicer, to the extent and under the circumstances set forth herein and in the related Prospectus Supplement, may be authorized to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan may delay distributions of principal on a class of Offered Certificates and thereby extend the weighted average life of such Certificates and, if such Certificates were purchased at a discount, reduce the yield thereon.

   Negative Amortization. The weighted average life of a class of Certificates can be affected by Mortgage Loans that permit negative amortization to occur (that is, Mortgage Loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues thereon, with the unpaid portion of such interest being added to the related principal balance). Negative amortization on one or more Mortgage Loans in any Trust Fund may result in negative amortization on the Offered Certificates of the related series. The related Prospectus Supplement will describe, if applicable, the manner in which negative amortization in respect of the Mortgage Loans in any Trust Fund is allocated among the respective classes of Certificates of the related series. The portion of any Mortgage Loan negative amortization allocated to a class of Certificates may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the Certificate Balance thereof. In addition, an ARM Loan that permits negative amortization would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of Mortgage Loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of Certificates of the related series. Accordingly, the weighted average lives of Mortgage Loans that permit negative amortization (and that of the classes of Certificates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such Mortgage Loans) may increase as a result of such feature.

   Negative amortization may occur in respect of an ARM Loan that (i) limits the amount by which its scheduled payment may adjust in response to a change in its Mortgage Rate, (ii) provides that its scheduled payment will adjust less frequently than its Mortgage Rate or (iii) provides for constant scheduled payments notwithstanding adjustments to its Mortgage Rate. Accordingly, during a period of declining interest rates, the scheduled payment on such a Mortgage Loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate, thereby resulting in the accelerated amortization of such Mortgage Loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such Mortgage Loan and, correspondingly, the weighted average lives of those classes of Certificates entitled to a portion of the principal payments on such Mortgage Loan.

   The extent to which the yield on any Offered Certificate will be affected by the inclusion in the related Trust Fund of Mortgage Loans that permit negative amortization, will depend upon (i) whether such Offered Certificate was purchased at a premium or a discount and (ii) the extent to which the payment characteristics of such Mortgage Loans delay or accelerate the distributions of principal on such Certificate (or, in the case of a Stripped Interest Certificate, delay or accelerate the reduction of the notional amount thereof). See "--Yield and Prepayment Considerations" above.

   Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the Mortgage Loans that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average lives of those Mortgage Loans and, accordingly, the weighted average lives of and yields on the Certificates of the related series. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average lives of and yields on the Certificates of the related series.

   Losses and Shortfalls on the Mortgage Assets. The yield to holders of the Offered Certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the Mortgage Loans in the related Trust Fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of Certificates that is required to bear the effects thereof.

   The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may be effected by (i) a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of Certificates and/or (ii) establishing a priority of payments among such classes of Certificates.

   The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the Mortgage Loans in the related Trust Fund.

   Additional Certificate Amortization. In addition to entitling the holders thereof to a specified portion (which may during specified periods range from none to all) of the principal payments received on the Mortgage Assets in the related Trust Fund, one or more classes of Certificates of any series, including one or more classes of Offered Certificates of such series, may provide for distributions of principal thereof from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (ii) Excess Funds or (iii) any other amounts described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the Certificates of any series on any Distribution Date that represent (i) interest received or advanced on the Mortgage Assets in the related Trust Fund that is in excess of the interest currently accrued on the Certificates of such series, or (ii) Prepayment Premiums, payments from Equity Participations or any other amounts received on the Mortgage Assets in the related Trust Fund that do not constitute interest thereon or principal thereof.

   The amortization of any class of Certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such Certificates and, if such Certificates were purchased at a premium, reduce the yield thereon. The related Prospectus Supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of Certificates out of such sources is likely to have any material effect on the rate at which such Certificates are amortized and the consequent yield with respect thereto.

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
                                THE DEPOSITOR

   The Depositor is a special purpose corporation incorporated in the State of Delaware on March 22, 1996, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The Depositor is not an affiliate of Deutsche Bank AG. The principal executive offices of the Depositor are located at One International Place, Room 520, Boston, Massachusetts 02110. Its telephone number is (617) 951-7690. The Depositor's capitalization is nominal. All of the shares of capital stock of the Depositor are held by The Deutsche Mortgage & Asset Receiving Trust, a Massachusetts charitable lead trust (the "DMARC Trust") formed by J H Management Corporation and J H Holdings Corporation, both of which are Massachusetts corporations. J H Holdings Corporation is the trustee of the DMARC Trust, which holds no assets other than the stock of the Depositor. All of the stock of J H Holdings Corporation and of J H Management Corporation is held by the 1960 Trust, an independent charitable organization qualified under Section 501(c)(3) of the Code, and operated for the benefit of a Massachusetts charitable institution.

   None of the Depositor, J H Management Corporation, Deutsche Bank A.G. or any of their respective affiliates will insure or guarantee distributions on the Certificates of any series.

                               DEUTSCHE BANK AG

   It is anticipated that the assets conveyed to the Trust Fund by the Depositor will have been acquired by the Depositor from Deutsche Bank AG or an affiliate thereof. Deutsche Bank AG is the largest banking institution in the Federal Republic of Germany and one of the largest in the world. It is the parent company of a group (the "Deutsche Bank Group") consisting of commercial banks, investment banking and fund management companies, mortgage banks and property finance companies, installment financing and leasing companies, insurance companies, research and consultancy companies and other domestic and foreign companies. The Deutsche Bank Group employs over 74,000 staff members at more than 2,400 branches and offices around the world.

                       DESCRIPTION OF THE CERTIFICATES

GENERAL

   Each series of Certificates will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Pooling Agreement. As described in the related Prospectus Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that, among other things: (i) provide for the accrual of interest on the Certificate Balance or Notional Amount thereof at a fixed, variable or adjustable rate; (ii) constitute Senior Certificates or Subordinate Certificates; (iii) constitute Stripped Interest Certificates or Stripped Principal Certificates; (iv) provide for distributions of interest thereon or principal thereof that commence only after the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (v) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (vi) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or (vii) provide for distributions based on collections on the Mortgage Assets in the related Trust Fund attributable to Prepayment Premiums and Equity Participations.

   If so specified in the related Prospectus Supplement, a class of Certificates may have two or more component parts, each having characteristics that are otherwise described herein as being attributable to separate and distinct classes. For example, a class of Certificates may have a Certificate Balance on which it accrues interest at a fixed, variable or adjustable rate. Such class

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of Certificates may also have certain characteristics attributable to
Stripped Interest Certificates insofar as it may also entitle the holders thereof to distributions of interest accrued on a Notional Amount at a different fixed, variable or adjustable rate. In addition, a class of Certificates may accrue interest on one portion of its Certificate Balance at one fixed, variable or adjustable rate and on another portion of its Certificate Balance at a different fixed, variable or adjustable rate.

   Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of Stripped Interest Certificates or REMIC Residual Certificates, notional amounts or percentage interests, specified in the related Prospectus Supplement. As provided in the related Prospectus Supplement, one or more classes of Offered Certificates of any series may be issued in fully registered, definitive form (such Certificates, "Definitive Certificates") or may be offered in book-entry format (such Certificates, "Book-Entry Certificates") through the facilities of DTC. The Offered Certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related Prospectus Supplement, at the location specified in the related Prospectus Supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. If so specified in the related Prospectus Supplement, arrangements may be made for clearance and settlement through CEDEL, S.A. or the Euroclear System, if they are participants in DTC.

DISTRIBUTIONS

   Distributions on the Certificates of each series will be made on each Distribution Date from the Available Distribution Amount for such series and such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the "Available Distribution Amount" for any series of Certificates and any Distribution Date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the Mortgage Assets and any other assets included in the related Trust Fund that are available for distribution to the holders of Certificates of such series on such date. The particular components of the Available Distribution Amount for any series and Distribution Date will be more specifically described in the related Prospectus Supplement. In general, the Distribution Date for a series of Certificates will be the 25th day of each month (or, if any such 25th day is not a business day, the next succeeding business day), commencing in the month immediately following the month in which such series of Certificates is issued.

   Except as otherwise specified in the related Prospectus Supplement, distributions on the Certificates of each series (other than the final distribution in retirement of any such Certificate) will be made to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date (the "Determination Date") specified in the related Prospectus Supplement. All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class in proportion to the respective Percentage Interests evidenced thereby unless otherwise specified in the related Prospectus Supplement. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, such Certificateholder holds Certificates in the requisite amount or denomination specified therein), or by check mailed to the address of such Certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of such Certificates at the location specified in the notice to

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Certificateholders of such final distribution. The undivided percentage interest (the "Percentage Interest") represented by an Offered Certificate of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such Certificate by the initial Certificate Balance or Notional Amount of such class.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

   Each class of Certificates of each series (other than certain classes of Stripped Principal Certificates and certain classes of REMIC Residual Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which in each case may be fixed, variable or adjustable. The related Prospectus Supplement will specify the Pass-Through Rate or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate, for each class of Offered Certificates. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

   Distributions of interest in respect of any class of Certificates (other than a class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and other than any class of Stripped Principal Certificates or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of that portion, if any, of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each Distribution Date or otherwise deferred as described in the related Prospectus Supplement. With respect to each class of Certificates (other than certain classes of Stripped Interest Certificates and certain classes of REMIC Residual Certificates), the "Accrued Certificate Interest" for each Distribution Date will be equal to interest at the applicable Pass-Through Rate accrued for a specified period (generally the most recently ended calendar month) on the outstanding Certificate Balance of such class of Certificates immediately prior to such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the Accrued Certificate Interest for each Distribution Date on a class of Stripped Interest Certificates will be similarly calculated except that it will accrue on a Notional Amount that is either (i) based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal to the Certificate Balances of one or more other classes of Certificates of the same series. Reference to a Notional Amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related Prospectus Supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) one or more classes of the Certificates of a series may be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest", exceed the amount of any sums that are applied to offset the amount of such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of Certificates of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk

Factors--Effect of Prepayments on Average Life of Certificates" and "--Effect of Prepayments on Yield of Certificates" and "Yield and Maturity
Considerations--Certain Shortfalls in Collections of Interest".

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

   Each class of Certificates of each series (other than certain classes of Stripped Interest Certificates and certain classes of REMIC Residual Certificates) will have a Certificate Balance, which, at any time, will equal the then maximum amount that the holders of Certificates of such class will be entitled to receive as principal out of the future cash flow on the Mortgage Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a class of Certificates will be reduced by distributions of principal made thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, further by any losses incurred in respect of the related Mortgage Assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of Certificates may be increased as a result of any deferred interest on or in respect of the related Mortgage Assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the Distribution Date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). The initial aggregate Certificate Balance of all classes of a series of Certificates will not be greater than the aggregate outstanding principal balance of the related Mortgage Assets as of a specified date (the "Cut-off Date"), after application of scheduled payments due on or before such date, whether or not received. The initial Certificate Balance of each class of a series of Certificates will be specified in the related Prospectus Supplement. As and to the extent described in the related Prospectus Supplement, distributions of principal with respect to a series of Certificates will be made on each Distribution Date to the holders of the class or classes of Certificates of such series entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of Certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates (each such class, a "Controlled Amortization Class") may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more other classes of Certificates (each such class, a "Companion Class") may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Offered Certificates will be made on a pro rata basis among all of the Certificates of such class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

   If so provided in the related Prospectus Supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the Mortgage Assets in any Trust Fund will be distributed on each Distribution Date to the holders of the class of Certificates of the related series entitled thereto in accordance with the provisions described in such Prospectus Supplement. Alternatively, such items may be retained by the Depositor or any of its affiliates or by any other specified person and/or may be excluded as Trust Assets.

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
ALLOCATION OF LOSSES AND SHORTFALLS

   The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may be effected by (i) a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of Certificates and/or (ii) establishing a priority of payments among such classes of Certificates. See "Description of Credit Support".

ADVANCES IN RESPECT OF DELINQUENCIES

   If and to the extent provided in the related Prospectus Supplement, if a Trust Fund includes Mortgage Loans, the Master Servicer, the Special Servicer, the Trustee, any provider of Credit Support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of Certificates for such Distribution Date, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such Mortgage Loans during the related Due Period and were delinquent on the related Determination Date.

   Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the Mortgage Loans (including amounts drawn under any fund or instrument constituting Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and such other specific sources as may be identified in the related Prospectus Supplement, including, in the case of a series that includes one or more classes of Subordinate Certificates, if so identified, collections on other Mortgage Assets in the related Trust Fund that would otherwise be distributable to the holders of one or more classes of such Subordinate Certificates. No advance will be required to be made by a Master Servicer, Special Servicer or Trustee if, in the judgment of the Master Servicer, Special Servicer or Trustee, as the case may be, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a "Nonrecoverable Advance"); and, if previously made by a Master Servicer, Special Servicer or Trustee, a Nonrecoverable Advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related series of Certificateholders.

   If advances have been made by a Master Servicer, Special Servicer, Trustee or other entity from excess funds in a Certificate Account, such Master Servicer, Special Servicer, Trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on or prior to any future Distribution Date to the extent that funds in such Certificate Account on such Distribution Date are less than payments required to be made to the related series of Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligation of a Master Servicer, Special Servicer, Trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

   If and to the extent so provided in the related Prospectus Supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a specified period during which such advances are outstanding at the rate specified in such Prospectus Supplement, and such entity will be entitled to payment of such interest periodically from general collections on the Mortgage Loans in the related Trust Fund prior to any payment to the related series of Certificateholders or as otherwise provided in the related Pooling Agreement and described in such Prospectus Supplement.

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   The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any comparable advancing obligation of a party to the related Pooling Agreement or of a party to the related MBS Agreement.

REPORTS TO CERTIFICATEHOLDERS

   On each Distribution Date, together with the distribution to the holders of each class of the Offered Certificates of a series, a Master Servicer, Manager or Trustee, as provided in the related Prospectus Supplement, will forward to each such holder, a statement (a "Distribution Date Statement") that, unless otherwise provided in the related Prospectus Supplement, will set forth, among other things, in each case to the extent applicable:

   (i) the amount of such distribution to holders of such class of Offered Certificates that was applied to reduce the Certificate Balance thereof;

   (ii) the amount of such distribution to holders of such class of Offered Certificates that was applied to pay Accrued Certificate Interest;

   (iii) the amount, if any, of such distribution to holders of such class of Offered Certificates that was allocable to (A) Prepayment Premiums and (B) payments on account of Equity Participations;

   (iv) the amount, if any, by which such distribution is less than the amounts to which holders of such class of Offered Certificates are entitled;

   (v) if the related Trust Fund includes Mortgage Loans, the aggregate amount of advances included in such distribution;

   (vi) if the related Trust Fund includes Mortgage Loans, the amount of servicing compensation received by the related Master Servicer (and, if payable directly out of the related Trust Fund, by any Special Servicer and any Sub-Servicer) and, if the related Trust Fund includes MBS, the amount of administrative compensation received by the MBS Administrator;

   (vii) information regarding the aggregate principal balance of the related Mortgage Assets on or about such Distribution Date;

   (viii) if the related Trust Fund includes Mortgage Loans, information regarding the number and aggregate principal balance of such Mortgage Loans that are delinquent;

   (ix) if the related Trust Fund includes Mortgage Loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such Mortgage Loans during the related Prepayment Period (that is, the specified period, generally corresponding in length to the period between Distribution Dates, during which prepayments and other unscheduled collections on the Mortgage Loans in the related Trust Fund must be received in order to be distributed on a particular Distribution Date);

   (x) the Certificate Balance or Notional Amount, as the case may be, of such class of Certificates at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance or Notional Amount due to the allocation of any losses in respect of the related Mortgage Assets, any increase in such Certificate Balance or Notional Amount due to the allocation of any negative amortization in respect of the related Mortgage Assets and any increase in the Certificate Balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to such balance;

   (xi) if such class of Offered Certificates has a variable Pass-Through Rate or an adjustable Pass-Through Rate, the Pass-Through Rate applicable thereto for such Distribution Date and, if determinable, for the next succeeding Distribution Date;

   (xii) the amount deposited in or withdrawn from any reserve fund on such Distribution Date, and the amount remaining on deposit in such reserve fund as of the close of business on such Distribution Date;

   (xiii) if the related Trust Fund includes one or more instruments of Credit Support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each such instrument as of the close of business on such Distribution Date; and

   (xiv) the amount of Credit Support being afforded by any classes of Subordinate Certificates.

   In the case of information furnished pursuant to subclauses (i)-(iii) above, the amounts will be expressed as a dollar amount per specified denomination of the relevant class of Offered Certificates or as a percentage. The Prospectus Supplement for each series of Certificates may describe additional information to be included in reports to the holders of the Offered Certificates of such series.

   Within a reasonable period of time after the end of each calendar year, the Master Servicer, Manager or Trustee for a series of Certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an Offered Certificate of such series a statement containing the information set forth in subclauses
(i)-(iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, "-Book-Entry Registration and Definitive Certificates" below.

   If the Trust Fund for a series of Certificates includes MBS, the ability of the related Master Servicer, Manager or Trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related Prospectus Supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the Offered Certificates of that series in connection with distributions made to them. The Depositor will provide the same information with respect to any MBSs in its own reports that were publicly offered and the reports the related MBS Issuer provides to the Trustee if privately issued.

VOTING RIGHTS

   The voting rights evidenced by each series of Certificates (as to such series, the "Voting Rights") will be allocated among the respective classes of such series in the manner described in the related Prospectus Supplement.

   Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the related Pooling Agreement and as otherwise specified in the related Prospectus Supplement. See "Description of the Pooling Agreements--Amendment". The holders of specified amounts of Certificates of a particular series will have the right to act as a group to remove the related Trustee and also upon the occurrence of certain events which if continuing would constitute an Event of Default on the part of the related Master Servicer, Special Servicer or REMIC Administrator. See "Description of the Pooling Agreements--Events of Default", "--Rights Upon Event of Default" and "--Resignation and Removal of the Trustee".

TERMINATION

   The obligations created by the Pooling Agreement for each series of Certificates will terminate following (i) the final payment or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan subject thereto and (ii) the payment (or provision for payment) to the Certificateholders of that series of all amounts required to be paid to them pursuant to such Pooling Agreement. Written notice of termination of a Pooling Agreement will be given to each Certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the Certificates of such series at the location to be specified in the notice of termination.

   If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein.

   In addition, if so provided in the related Prospectus Supplement upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount or upon a specified date, a party designated therein may be authorized or required to solicit bids for the purchase of all the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein. The solicitation of bids will be conducted in a commercially reasonable manner and, generally, assets will be sold at their fair market value. Circumstances may arise in which such fair market value may be less than the unpaid balance of the Mortgage Loans sold and therefore, as a result of such a sale, the Certificateholders of one or more Classes of Certificates may receive an amount less than the Certificate Balance of, and accrued unpaid interest on, their Certificates.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

   If so provided in the Prospectus Supplement for a series of Certificates, one or more classes of the Offered Certificates of such series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global Certificates registered in the name of The Depository Trust Company ("DTC") or its nominee. If so provided in the Prospectus Supplement, arrangements may be made for clearance and settlement through the Euroclear System or CEDEL, S.A., if they are participants in DTC.

   DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("DTC Participants") and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. DTC Participants that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of DTC Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with a DTC Participant that maintains as account with DTC. The rules applicable to DTC and DTC Participants are on file with the Commission.

   Purchases of Book-Entry Certificates under the DTC system must be made by or through, and will be recorded on the records of, the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Certificates will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of such Certificates. The beneficial ownership interest of the owner of a Book-Entry Certificate (a "Certificate Owner") may only be transferred by compliance with the rules, regulations and procedures of such Financial Intermediaries and DTC Participants.

   DTC has no knowledge of the actual Certificate Owners; DTC's records reflect only the identity of the DTC Participants to whose accounts such Certificates are credited, which may or may not be the Certificate Owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

   Conveyance of notices and other communications by DTC to DTC Participants and by DTC Participants to Financial Intermediaries and Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

   Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit DTC Participants' accounts on the related Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by DTC Participants to Financial Intermediaries and Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of each such DTC Participant (and not of DTC, the Depositor or any Trustee, Master Servicer, Special Servicer or Manager), subject to any statutory or regulatory requirements as may be in effect from time to time. Accordingly, under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

   Unless otherwise provided in the related Prospectus Supplement, the only "Certificateholder" (as such term is used in the related Pooling Agreement) of Book-Entry Certificates will be the nominee of DTC, and the Certificate Owners will not be recognized as Certificateholders under the Pooling Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the related Pooling Agreement only indirectly through the DTC Participants who in turn will exercise their rights through DTC. The Depositor has been informed that DTC will take action permitted to be taken by a Certificateholder under a Pooling Agreement only at the direction of one or more DTC Participants to whose account with DTC interests in the Book-Entry Certificates are credited. DTC may take conflicting actions with respect to the Book-Entry Certificates to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Certificates.

   Because DTC can act only on behalf of DTC Participants, who in turn act on behalf of Financial Intermediaries and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

   Unless otherwise specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC with respect to such Certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all DTC Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the Trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as "Certificateholders" under and within the meaning of the related Pooling Agreement.

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
                    DESCRIPTION OF THE POOLING AGREEMENTS

GENERAL

   The Certificates of each series will be issued pursuant to a Pooling Agreement. In general, the parties to a Pooling Agreement will include the Depositor, the Trustee, the Master Servicer, the Special Servicer and, if one or more REMIC elections have been made with respect to the Trust Fund, the REMIC Administrator. However, a Pooling Agreement that relates to a Trust Fund that includes MBS may include a Manager as a party, but may not include a Master Servicer, Special Servicer or other servicer as a party. All parties to each Pooling Agreement under which Certificates of a series are issued will be identified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Mortgage Asset Seller or an affiliate thereof may perform the functions of Master Servicer, Special Servicer, Manager or REMIC Administrator. If so specified in the related Prospectus Supplement, the Master Servicer may also perform the duties of Special Servicer, and the Master Servicer, the Special Servicer or the Trustee may also perform the duties of REMIC Administrator. Any party to a Pooling Agreement or any affiliate thereof may own Certificates issued thereunder; however, except in limited circumstances (including with respect to required consents to certain amendments to a Pooling Agreement), Certificates issued thereunder that are held by the Master Servicer or Special Servicer for the related Series will not be allocated Voting Rights.

   A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which Certificates that evidence interests in Mortgage Loans will be issued. The Prospectus Supplement for a series of Certificates will describe any provision of the related Pooling Agreement that materially differs from the description thereof contained in this Prospectus and, if the related Trust Fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of Certificates and the description of such provisions in the related Prospectus Supplement. The Depositor will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to it at its principal executive offices specified herein under "The Depositor".

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

   At the time of issuance of any series of Certificates, the Depositor will assign (or cause to be assigned) to the designated Trustee the Mortgage Loans to be included in the related Trust Fund, together with, unless otherwise specified in the related Prospectus Supplement, all principal and interest to be received on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The Trustee will, concurrently with such assignment, deliver the Certificates to or at the direction of the Depositor in exchange for the Mortgage Loans and the other assets to be included in the Trust Fund for such series. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Pooling Agreement. Such schedule generally will include detailed information that pertains to each Mortgage Loan included in the related Trust Fund, which information will typically include the address of the related Mortgaged Property and type of such property; the Mortgage Rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the amortization term; and the original and outstanding principal balance.

   In addition, unless otherwise specified in the related Prospectus Supplement, the Depositor will, as to each Mortgage Loan to be included in a Trust Fund, deliver, or cause to be delivered,

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
to the related Trustee (or to a custodian appointed by the Trustee as described below) the Mortgage Note endorsed, without recourse, either in blank or to the order of such Trustee (or its nominee), the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office), an assignment of the Mortgage in blank or to the Trustee (or its nominee) in recordable form, together with any intervening assignments of the Mortgage with evidence of recording thereon (except for any such assignment not returned from the public recording office), and, if applicable, any riders or modifications to such Mortgage Note and Mortgage, together with certain other documents at such times as set forth in the related Pooling Agreement. Such assignments may be blanket assignments covering Mortgages on Mortgaged Properties located in the same county, if permitted by law. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers, or causes to be delivered, to the related Trustee (or such custodian) a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the Depositor cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because of a delay caused by the public recording office, the Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) a true and correct photocopy of such Mortgage or assignment as submitted for recording. The Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) such Mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office. If the Depositor cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because such Mortgage or assignment has been lost, the Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) a true and correct photocopy of such Mortgage or assignment with evidence of recording thereon. Unless otherwise specified in the related Prospectus Supplement, assignments of Mortgage to the Trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such Mortgage Loan.

   The Trustee (or a custodian appointed by the Trustee) for a series of Certificates will be required to review the Mortgage Loan documents delivered to it within a specified period of days after receipt thereof, and the Trustee (or such custodian) will hold such documents in trust for the benefit of the Certificateholders of such series. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the Certificateholders of the related series, the Trustee (or such custodian) will be required to notify the Master Servicer, the Special Servicer and the Depositor, and one of such persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then, except as otherwise specified below or in the related Prospectus Supplement, the Mortgage Asset Seller will be obligated to repurchase the related Mortgage Loan from the Trustee at a price generally equal to the unpaid principal balance thereof, together with accrued but unpaid interest through a date on or about the date of purchase, or at such other price as will be specified in the related Prospectus Supplement (in any event, the "Purchase Price"). If so provided in the Prospectus Supplement for a series of Certificates, a Mortgage Asset Seller, in lieu of repurchasing a Mortgage Loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or

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
substitution obligation will constitute the sole remedy to holders of the Certificates of any series or to the related Trustee on their behalf for missing or defective Mortgage Loan documentation, and neither the Depositor nor, unless it is the Mortgage Asset Seller, the Master Servicer or the Special Servicer will be obligated to purchase or replace a Mortgage Loan if a Mortgage Asset Seller defaults on its obligation to do so.

   The Trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the Mortgage Loans in any Trust Fund and to maintain possession of and, if applicable, to review the documents relating to such Mortgage Loans, in any case as the agent of the Trustee. The identity of any such custodian to be appointed on the date of initial issuance of the Certificates will be set forth in the related Prospectus Supplement.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

   Unless otherwise provided in the Prospectus Supplement for a series of Certificates, the Depositor will, with respect to each Mortgage Loan in the related Trust Fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making such representations and warranties, the "Warranting Party") covering, by way of example: (i) the accuracy of the information set forth for such Mortgage Loan on the schedule of Mortgage Loans appearing as an exhibit to the related Pooling Agreement;
(ii) the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage; (iii) the Warranting Party's title to the Mortgage Loan and the authority of the Warranting Party to sell the Mortgage Loan; and (iv) the payment status of the Mortgage Loan. It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the Master Servicer, the Special Servicer or another person acceptable to the Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related Prospectus Supplement.

   Unless otherwise provided in the related Prospectus Supplement, each Pooling Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the interests of the Certificateholders of the related series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related Prospectus Supplement, it will be obligated to repurchase such Mortgage Loan from the Trustee at the applicable Purchase Price. If so provided in the Prospectus Supplement for a series of Certificates, a Warranting Party, in lieu of repurchasing a Mortgage Loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the Certificates of any series or to the related Trustee on their behalf for a breach of representation and warranty by a Warranting Party, and neither the Depositor nor the Master Servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a Mortgage Loan if a Warranting Party defaults on its obligation to do so.

   In some cases, representations and warranties will have been made in respect of a Mortgage Loan as of a date prior to the date upon which the related series of Certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties made in respect of such Mortgage Loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the Mortgage Loans in any Trust Fund were made will be specified in the related Prospectus Supplement.

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COLLECTION AND OTHER SERVICING PROCEDURES

   Unless otherwise specified in the related Prospectus Supplement, the Master Servicer and the Special Servicer for any Mortgage Pool, directly or through Sub-Servicers, will each be obligated under the related Pooling Agreement to service and administer the Mortgage Loans in such Mortgage Pool for the benefit of the related Certificateholders, in accordance with applicable law and further in accordance with the terms of such Pooling Agreement, such Mortgage Loans and any instrument of Credit Support included in the related Trust Fund. Subject to the foregoing, the Master Servicer and the Special Servicer will each have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

   As part of its servicing duties, each of the Master Servicer and the Special Servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such Mortgage Loans and held for its own account, provided (i) such procedures are consistent with the terms of the related Pooling Agreement and (ii) do not impair recovery under any instrument of Credit Support included in the related Trust Fund. Consistent with the foregoing, the Master Servicer and the Special Servicer will each be permitted, in its discretion, unless otherwise specified in the related Prospectus Supplement, to waive any Prepayment Premium, late payment charge or other charge in connection with any Mortgage Loan.

   The Master Servicer and the Special Servicer for any Trust Fund, either separately or jointly, directly or through Sub-Servicers, will also be required to perform as to the Mortgage Loans in such Trust Fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of such Trust Fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to such Mortgage Loans. The related Prospectus Supplement will specify when and the extent to which servicing of a Mortgage Loan is to be transferred from the Master Servicer to the Special Servicer. In general, and subject to the discussion in the related Prospectus Supplement, a Special Servicer will be responsible for the servicing and administration of: (i) Mortgage Loans that are delinquent in respect of a specified number of scheduled payments; (ii) Mortgage Loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a specified number of days; and (iii) REO Properties. If so specified in the related Prospectus Supplement, a Pooling Agreement also may provide that if a default on a Mortgage Loan has occurred or, in the judgment of the related Master Servicer, a payment default is reasonably foreseeable, the related Master Servicer may elect to transfer the servicing thereof, in whole or in part, to the related Special Servicer. Unless otherwise provided in the related Prospectus Supplement, when the circumstances no longer warrant a Special Servicer's continuing to service a particular Mortgage Loan (e.g., the related borrower is paying in accordance with the forbearance arrangement entered into between the Special Servicer and such borrower), the Master Servicer will resume the servicing duties with respect thereto. If and to the extent provided in the related Pooling Agreement and described in the related Prospectus Supplement, a Special Servicer may perform certain limited duties in respect of Mortgage Loans for which the Master Servicer is primarily responsible (including, if so specified, performing property inspections and evaluating financial statements); and a Master Servicer may perform certain limited duties in respect of any Mortgage Loan for which the Special Servicer is primarily responsible (including, if so specified, continuing to

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
receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), making certain calculations with respect to such Mortgage Loan and making remittances and preparing certain reports to the Trustee and/or Certificateholders with respect to such Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of Credit Support. See "Description of Credit Support".

   A mortgagor's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make Mortgage Loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related Mortgaged Property. In general, the related Special Servicer will be required to monitor any Mortgage Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the Mortgagor if cure is likely, inspect the related Mortgaged Property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before the Special Servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the Special Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders of the related series may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the mortgagor, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a mortgagor files a bankruptcy petition, the Special Servicer may not be permitted to accelerate the maturity of the Mortgage Loan or to foreclose on the related Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws."

   Mortgagors may, from time to time, request partial releases of the Mortgaged Properties, easements, consents to alteration or demolition and other similar matters. In general, the Master Servicer may approve such a request if it has determined, exercising its business judgment in accordance with the applicable servicing standard, that such approval will not adversely affect the security for, or the timely and full collectability of, the related Mortgage Loan. Any fee collected by the Master Servicer for processing such request will be retained by the Master Servicer as additional servicing compensation.

   In the case of Mortgage Loans secured by junior liens on the related Mortgaged Properties, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be required to file (or cause to be filed) of record a request for notice of any action by a superior lienholder under the Senior Lien for the protection of the related Trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer also will be required to notify any superior lienholder in writing of the existence of the Mortgage Loan and request notification of any action (as described below) to be taken against the mortgagor or the Mortgaged Property by the superior lienholder. If the Master Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related Senior Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related Mortgaged Property sold or foreclosed, then, unless otherwise specified in the related Prospectus Supplement, the Master Servicer and the Special Servicer will each be required to take, on behalf of the related Trust Fund, whatever actions are necessary to protect the interests of the related Certificateholders and/or to preserve the security of the related Mortgage Loan, subject to the application of the REMIC Provisions. Unless otherwise specified in

                               44
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the related Prospectus Supplement, the Master Servicer or Special Servicer,
as applicable, will be required to advance the necessary funds to cure the default or reinstate the Senior Lien, if such advance is in the best interests of the related Certificateholders and the Master Servicer or Special Servicer, as applicable, determines such advances are recoverable out of payments on or proceeds of the related Mortgage Loan.

SUB-SERVICERS

   A Master Servicer or Special Servicer may delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more third-party servicers (each, a "Sub-Servicer"); provided that, unless otherwise specified in the related Prospectus Supplement, such Master Servicer or Special Servicer will remain obligated under the related Pooling Agreement. Unless otherwise provided in the related Prospectus Supplement, each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") must provide for servicing of the applicable Mortgage Loans consistent with the related Pooling Agreement. The Master Servicer and Special Servicer in respect of any Mortgage Asset Pool will each be required to monitor the performance of Sub-Servicers retained by it and will have the right to remove a Sub-Servicer retained by it at any time it considers such removal to be in the best interests of Certificateholders.

   Unless otherwise provided in the related Prospectus Supplement, a Master Servicer or Special Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's or Special Servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the Master Servicer or Special Servicer, as the case may be, that retained it for certain expenditures which it makes, generally to the same extent such Master Servicer or Special Servicer would be reimbursed under a Pooling Agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses".

CERTIFICATE ACCOUNT

   General. The Master Servicer, the Trustee and/or the Special Servicer will, as to each Trust Fund that includes Mortgage Loans, establish and maintain or cause to be established and maintained the corresponding Certificate Account, which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of Certificates of the related series. A Certificate Account may be maintained as an interest-bearing or a noninterest-bearing account and the funds held therein may be invested pending each succeeding Distribution Date in United States government securities and other investment grade obligations that are acceptable to each Rating Agency that has rated any one or more classes of Certificates of the related series ("Permitted Investments"). Such Permitted Investments include federal funds, uncertificated certificates of deposit, time deposits, bankers' acceptances and repurchase agreements, certain United States dollar-denominated commercial paper, units of money market funds that maintain a constant net asset value and any other obligations or security acceptable to each Rating Agency. Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in a Certificate Account will be paid to the related Master Servicer, Trustee or Special Servicer as additional compensation. A Certificate Account may be maintained with the related Master Servicer, Special Servicer, Trustee or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable Rating Agency standards. If permitted by the applicable Rating Agency or Agencies, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related Master Servicer or Special Servicer or serviced by either on behalf of others.

   Deposits. Unless otherwise provided in the related Pooling Agreement and described in the related Prospectus Supplement, the following payments and collections received or made by the

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Master Servicer, the Trustee or the Special Servicer subsequent to the
Cut-off Date (other than payments due on or before the Cut-off Date) are to be deposited in the Certificate Account for each Trust Fund that includes Mortgage Loans, within a certain period following receipt (in the case of collections on or in respect of the Mortgage Loans) or otherwise as provided in the related Pooling Agreement:

   (i) all payments on account of principal, including principal prepayments, on the Mortgage Loans;

   (ii) all payments on account of interest on the Mortgage Loans, including any default interest collected, in each case net of any portion thereof retained by the Master Servicer or the Special Servicer as its servicing compensation or as compensation to the Trustee;

   (iii) all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower) ("Insurance Proceeds" and "Condemnation Proceeds", respectively) and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, by foreclosure or otherwise (such amounts, together with those amounts listed in clause (vii) below, "Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the Trust Fund through foreclosure or otherwise;

   (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates;

   (v) any advances made with respect to delinquent scheduled payments of principal and interest on the Mortgage Loans;

   (vi) any amounts paid under any Cash Flow Agreement;

   (vii) all proceeds of the purchase of any Mortgage Loan, or property acquired in respect thereof, by the Depositor, any Mortgage Asset Seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases", all proceeds of the purchase of any defaulted Mortgage Loan as described under "--Realization Upon Defaulted Mortgage Loans", and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates--Termination; Retirement of Certificates";

   (viii) to the extent that any such item does not constitute additional servicing compensation to the Master Servicer or the Special Servicer and is not otherwise retained by the Depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the Mortgage Loans;

   (ix) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy as described under "--Hazard Insurance Policies";

   (x) any amount required to be deposited by the Master Servicer, the Special Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer, the Special Servicer or the Trustee, as the case may be, of funds held in the Certificate Account; and

   (xi) any other amounts received on or in respect of the Mortgage Loans required to be deposited in the Certificate Account as provided in the related Pooling Agreement and described in the related Prospectus Supplement.

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
   Withdrawals. Unless otherwise provided in the related Pooling Agreement and described in the related Prospectus Supplement, a Master Servicer, Trustee or Special Servicer may make withdrawals from the Certificate Account for each Trust Fund that includes Mortgage Loans for any of the following purposes:

   (i) to make distributions to the Certificateholders on each Distribution
Date;

   (ii) to pay the Master Servicer or the Special Servicer any servicing fees not previously retained thereby, such payment to be made out of payments and other collections of interest on the particular Mortgage Loans as to which such fees were earned;

   (iii) to reimburse the Master Servicer, the Special Servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to Mortgage Loans in the Trust Fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent late payments collected on the particular Mortgage Loans, Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such advances were made or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans and properties, or if in the judgment of the Master Servicer, the Special Servicer or such other person, as applicable, such advances and/or expenses will not be recoverable from such amounts, such reimbursement to be made from amounts collected on other Mortgage Loans in the same Trust Fund or, if and to the extent so provided by the related Pooling Agreement and described in the related Prospectus Supplement, only from that portion of amounts collected on such other Mortgage Loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

   (iv) if and to the extent described in the related Prospectus Supplement, to pay the Master Servicer, the Special Servicer or any other specified person interest accrued on the advances and servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

   (v) to pay for costs and expenses incurred by the Trust Fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted Mortgage Loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such Mortgaged Properties, as described under "--Realization Upon Defaulted Mortgage Loans";

   (vi) to reimburse the Master Servicer, the Special Servicer, the REMIC Administrator, the Depositor, the Trustee, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor" and "--Certain Matters Regarding the Trustee";

   (vii) if and to the extent described in the related Prospectus Supplement, to pay the fees of the Trustee, the REMIC Administrator and any provider of Credit Support;

   (viii) if and to the extent described in the related Prospectus Supplement, to reimburse prior draws on any form of Credit Support;

   (ix) to pay the Master Servicer, the Special Servicer or the Trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

   (x) to pay any servicing expenses not otherwise required to be advanced by the Master Servicer, the Special Servicer or any other specified person;

   (xi) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Certain Federal Income Tax
Consequences--REMICs--Prohibited Transactions Tax and Other Taxes";

   (xii) to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of Certificateholders;

   (xiii) to make any other withdrawals permitted by the related Pooling Agreement and described in the related Prospectus Supplement; and

   (xiv) to clear and terminate the Certificate Account upon the termination of the Trust Fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

   The Master Servicer and the Special Servicer may each agree to modify, waive or amend any term of any Mortgage Loan serviced by it in a manner consistent with the applicable Servicing Standard; provided that, unless otherwise set forth in the related Prospectus Supplement, the modification, waiver or amendment (i) will not affect the amount or timing of any scheduled payments of principal or interest on the Mortgage Loan, (ii) will not, in the judgment of the Master Servicer or the Special Servicer, as the case may be, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon and (iii) will not adversely affect the coverage under any applicable instrument of Credit Support. Unless otherwise provided in the related Prospectus Supplement, the Special Servicer also may agree to any other modification, waiver or amendment if, in its judgment, (i) a material default on the Mortgage Loan has occurred or a payment default is imminent, (ii) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Mortgage Loan, taking into account the time value of money, than would liquidation and
(iii) such modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of Credit Support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

   If a default on a Mortgage Loan has occurred or, in the Special Servicer's judgment, a payment default is imminent, the Special Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. Unless otherwise specified in the related Prospectus Supplement, the Special Servicer may not, however, acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the related series of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund) and either:

     (i) such report indicates that (a) the Mortgaged Property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

     (ii) the Special Servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See "Certain Legal Aspects of Mortgage Loans--Environmental Considerations".

   A Pooling Agreement may grant to the Master Servicer, the Special Servicer, a provider of Credit Support and/or the holder or holders of certain classes of the related series of Certificates a right of first refusal to purchase from the Trust Fund, at a predetermined price (which, if less than the Purchase Price, will be specified in the related Prospectus Supplement), any Mortgage Loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related Prospectus Supplement, the Special Servicer may offer to sell any defaulted Mortgage Loan if and when the Special Servicer determines, consistent with its normal servicing procedures, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related Mortgaged Property. In the absence of any such sale, the Special Servicer will generally be required to proceed against the related Mortgaged Property, subject to the discussion above.

   Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Special Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within two years of acquisition, unless (i) the Internal Revenue Service (the "IRS") grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund for more than two years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Special Servicer will also be required to ensure that the Mortgaged Property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the Trust Fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B), and that the Trust Fund does not derive any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2), with respect to such property. If the Trust Fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage such Mortgaged Property as required under the related Pooling Agreement.

   If Liquidation Proceeds collected with respect to a defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the Special Servicer and/or the Master Servicer in connection with such Mortgage Loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting Credit Support, the Trust Fund will realize a loss in the amount of such shortfall. The Special Servicer and/or the Master Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, any and all amounts that represent unpaid servicing compensation in respect of the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan. In addition, if and to the extent set forth in the related Prospectus Supplement, amounts otherwise distributable on the Certificates may be further reduced by interest payable to the Master Servicer and/or Special Servicer on such servicing expenses and advances.

   If any Mortgaged Property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, neither the Special Servicer nor the Master Servicer will be required to expend its own funds to effect such restoration unless (and to the extent not otherwise provided in the related Prospectus Supplement) it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Special Servicer or the Master

Servicer, as the case may be, for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and/or amounts drawn on any instrument or fund constituting Credit Support.

HAZARD INSURANCE POLICIES

   Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will require the Master Servicer (or the Special Servicer with respect to Mortgage Loans serviced thereby) to use reasonable efforts to cause each Mortgage Loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related Mortgage or, if the Mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, such coverage as is consistent with the Master Servicer's (or Special Servicer's) normal servicing procedures. Unless otherwise specified in the related Prospectus Supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such Mortgage Loan and the replacement cost of the related Mortgaged Property. The ability of a Master Servicer (or Special Servicer) to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a Master Servicer (or Special Servicer) under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the Master Servicer's (or Special Servicer's) normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related Certificate Account. The Pooling Agreement may provide that the Master Servicer (or Special Servicer) may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on the Mortgage Loans in a Trust Fund. If such blanket policy contains a deductible clause, the Master Servicer (or Special Servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all additional sums that would have been deposited therein under an individual policy but were not because of such deductible clause.

   In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin and domestic animals. Accordingly, a Mortgaged Property may not be insured for losses arising from any such cause unless the related Mortgage specifically requires, or permits the holder thereof to require, such coverage.

   The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

   Certain of the Mortgage Loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the Mortgage Loan upon any sale or other transfer of the related

Mortgaged Property made without the lender's consent. Certain of the Mortgage Loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the Mortgage Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer (or Special Servicer) will determine whether to exercise any right the Trustee may have under any such provision in a manner consistent with the Master Servicer's (or Special Servicer's) normal servicing procedures. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or Special Servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

   Unless otherwise specified in the related Prospectus Supplement, a Master Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a specified portion of the interest payments on each Mortgage Loan in the related Trust Fund, including Mortgage Loans serviced by the related Special Servicer. If and to the extent described in the related Prospectus Supplement, a Special Servicer's primary compensation with respect to a series of Certificates may consist of any or all of the following components: (i) a specified portion of the interest payments on each Mortgage Loan in the related Trust Fund, whether or not serviced by it; (ii) an additional specified portion of the interest payments on each Mortgage Loan then currently serviced by it; and
(iii) subject to any specified limitations, a fixed percentage of some or all of the collections and proceeds received with respect to each Mortgage Loan which was at any time serviced by it, including Mortgage Loans for which servicing was returned to the Master Servicer. Insofar as any portion of the Master Servicer's or Special Servicer's compensation consists of a specified portion of the interest payments on a Mortgage Loan, such compensation will generally be based on a percentage of the principal balance of such Mortgage Loan outstanding from time to time and, accordingly, will decrease with the amortization of the Mortgage Loan. As additional compensation, a Master Servicer or Special Servicer may be entitled to retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the related Certificate Account. A more detailed description of each Master Servicer's and Special Servicer's compensation will be provided in the related Prospectus Supplement. Any Sub-Servicer will receive as its sub-servicing compensation a portion of the servicing compensation to be paid to the Master Servicer or Special Servicer that retained such Sub-Servicer.

   In addition to amounts payable to any Sub-Servicer, a Master Servicer or Special Servicer may be required, to the extent provided in the related Prospectus Supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related Trust Fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the Trustee and any custodians appointed thereby and payment of expenses incurred in connection with distributions and reports to Certificateholders. Certain other expenses, including certain expenses related to Mortgage Loan defaults and liquidations and, to the extent so provided in the related Prospectus Supplement, interest on such expenses at the rate specified therein, may be required to be borne by the Trust Fund.

EVIDENCE AS TO COMPLIANCE

   Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, there will be furnished to the related Trustee a report of a firm of independent certified public accountants stating that
(i) it has obtained a letter of representation regarding certain matters from the management of the Master

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
Servicer which includes an assertion that the Master Servicer has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the Master Servicer's servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such standards require it to report. In rendering its report such firm may rely, as to the matters relating to the direct servicing of commercial and multifamily mortgage loans by Sub-Servicers, upon comparable reports of firms of independent public accountants rendered on the basis of examinations conducted in accordance the same standards (rendered within one year of such report) with respect to those Sub-Servicers. The Prospectus Supplement may provide that additional reports of independent certified public accountants relating to the servicing of mortgage loans may be required to be delivered to the Trustee.

   Each Pooling Agreement will also provide that, on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, the Master Servicer and Special Servicer shall each deliver to the related Trustee an annual statement signed by one or more officers of the Master Servicer or the Special Servicer, as the case may be, to the effect that, to the best knowledge of each such officer, the Master Servicer or the Special Servicer, as the case may be, has fulfilled in all material respects its obligations under the Pooling Agreement throughout the preceding year or, if there has been a material default in the fulfillment of any such obligation, such statement shall specify each such known default and the nature and status thereof. Such statement may be provided as a single form making the required statements as to more than one Pooling Agreement.

   Unless otherwise specified in the related Prospectus Supplement, copies of the annual accountants' statement and the annual statement of officers of a Master Servicer or Special Servicer may be obtained by Certificateholders upon written request to the Trustee.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE REMIC ADMINISTRATOR AND THE DEPOSITOR

   Unless otherwise specified in the Prospectus Supplement for a series of Certificates, the related Pooling Agreement will permit the Master Servicer, the Special Servicer and any REMIC Administrator to resign from its obligations thereunder only upon (a) the appointment of, and the acceptance of such appointment by, a successor thereto and receipt by the Trustee of written confirmation from each applicable Rating Agency that such resignation and appointment will not have an adverse effect on the rating assigned by such Rating Agency to any class of Certificates of such series or (b) a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master Servicer, Special Servicer or REMIC Administrator, as the case may be, under the Pooling Agreement. The Master Servicer and Special Servicer for each Trust Fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling Agreement.

   Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will further provide that none of the Master Servicer, the Special Servicer, the REMIC Administrator, the Depositor or any director, officer, employee or agent of any of them will be under any liability to the related Trust Fund or Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment; provided, however, that none of the Master Servicer, the Special Servicer, the REMIC Administrator, the Depositor or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will further provide that the Master Servicer, the Special Servicer, the REMIC Administrator, the Depositor and any director, officer, employee or agent of any of them will be entitled to indemnification by the related Trust Fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling Agreement or the related series of Certificates; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under such Pooling Agreement, or by reason of reckless disregard of such obligations or duties. In addition, each Pooling Agreement will provide that none of the Master Servicer, the Special Servicer, the REMIC Administrator or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement and that in its opinion may involve it in any expense or liability. However, each of the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling Agreement and the interests of the related series of Certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of Certificateholders, and the Master Servicer, the Special Servicer, the REMIC Administrator or the Depositor, as the case may be, will be entitled to charge the related Certificate Account therefor.

   Any person into which the Master Servicer, the Special Servicer, the REMIC Administrator or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer, the REMIC Administrator or the Depositor is a party, or any person succeeding to the business of the Master Servicer, the Special Servicer, the REMIC Administrator or the Depositor, will be the successor of the Master Servicer, the Special Servicer, the REMIC Administrator or the Depositor, as the case may be, under the related Pooling Agreement.

   Unless otherwise specified in the related Prospectus Supplement, a REMIC Administrator will be entitled to perform any of its duties under the related Pooling Agreement either directly or by or through agents or attorneys, and the REMIC Administrator will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

EVENTS OF DEFAULT

   Unless otherwise provided in the Prospectus Supplement for a series of Certificates, "Events of Default" under the related Pooling Agreement will include, without limitation, (i) any failure by the Master Servicer to distribute or cause to be distributed to the Certificateholders of such series, or to remit to the Trustee for distribution to such Certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice thereof has been given to the Master Servicer by any other party to the related Pooling Agreement, or to the Master Servicer, with a copy to each other party to the related Pooling Agreement, by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series; (ii) any failure by the Special Servicer to remit to the Master Servicer or the Trustee, as applicable, any amount required to be so remitted, which failure continues unremedied for five days after written notice thereof has been given to the Special Servicer by any other party to the related Pooling Agreement, or to the Special Servicer, with a copy to each other party to the related Pooling Agreement, by the Certificateholders entitled to not less than 25% (or such other percentage specified in the related

                               53
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Prospectus Supplement) of the Voting Rights of such series; (iii) any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the related Pooling Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling
Agreement, by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series; (iv) any failure by a REMIC Administrator (if other than the Trustee) duly to observe or perform in any material respect any of its covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the REMIC Administrator by any other party to the related Pooling Agreement, or to the REMIC Administrator, with a copy to each other party to the related Pooling Agreement, by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series; and (v) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the Master Servicer, the Special Servicer or the REMIC Administrator (if other than the Trustee), and certain actions by or on behalf of the Master Servicer, the Special Servicer or the REMIC Administrator (if other than the Trustee) indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, when a single entity acts as Master Servicer, Special Servicer and REMIC Administrator, or in any two of the foregoing capacities, for any Trust Fund, an Event of Default in one capacity will constitute an Event of Default in each capacity.

RIGHTS UPON EVENT OF DEFAULT

   If an Event of Default occurs with respect to the Master Servicer, the Special Servicer or a REMIC Administrator under a Pooling Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the Depositor or the Trustee will be authorized, and at the direction of Certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, the Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Master Servicer, Special Servicer or REMIC Administrator, as applicable, under the Pooling Agreement, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master Servicer, Special Servicer or REMIC Administrator, as applicable, under the Pooling Agreement (except that if the defaulting party is required to make advances thereunder regarding delinquent Mortgage Loans, but the Trustee is prohibited by law from obligating itself to make such advances, or if the related Prospectus Supplement so specifies, the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, if the Trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that (unless otherwise provided in the related Prospectus Supplement) is acceptable to each applicable Rating Agency to act as successor to the Master Servicer, Special Servicer or REMIC Administrator, as the case may be, under the Pooling Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity.

   If the same entity is acting as both Trustee and REMIC Administrator, it may be removed in both such capacities as described under "-Resignation and Removal of the Trustee" below.

   No Certificateholder will have any right under a Pooling Agreement to institute any proceeding with respect to such Pooling Agreement unless such holder previously has given to

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the Trustee written notice of default and the continuance thereof and unless the holders of Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for sixty days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Pooling Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

   Except as otherwise specified in the related Prospectus Supplement, each Pooling Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates covered by such Pooling Agreement, (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error, (iii) to change the timing and/or nature of deposits in the Certificate Account, provided that (A) such change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel, and (B) such change would not adversely affect the then-current rating of any rated classes of Certificates, as evidenced by a letter from each applicable Rating Agency, (iv) if a REMIC election has been made with respect to the related Trust Fund, to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualification of the Trust Fund (or any designated portion thereof) as a REMIC or to avoid or minimize the risk of imposition of any tax on the related Trust Fund, provided that the Trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of Certificates covered by the Pooling Agreement, or (B) to restrict the transfer of the REMIC Residual Certificates, provided that the Depositor has determined that the then-current ratings of the classes of the Certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable Rating Agency, and that any such amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-permitted transferee (See "Certain Federal Income Tax Consequences--REMICs--Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations" herein), (v) to make any other provisions with respect to matters or questions arising under such Pooling Agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any Certificateholder, or (vi) to amend specified provisions that are not material to holders of any class of Certificates offered hereunder.

   The Pooling Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each class affected thereby evidencing, in each case, not less than 66-2/3% (or such other percentage specified in the related Prospectus Supplement) of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling Agreement or of modifying in any manner the rights of the holders of Certificates covered by such Pooling Agreement, except that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on a Certificate of any class without the consent of the holder of such Certificate or (ii) reduce the aforesaid percentage of Certificates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all Certificates of such class covered by such Pooling Agreement then outstanding.

   Notwithstanding the foregoing, if a REMIC election has been made with respect to the related Trust Fund, the Trustee will not be required to consent to any amendment to a Pooling Agreement

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without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the related Trust Fund or cause such Trust Fund (or any designated portion thereof) to fail to qualify as a REMIC.

LIST OF CERTIFICATEHOLDERS

   Unless otherwise specified in the related Prospectus Supplement, upon written request of three or more Certificateholders of record made for purposes of communicating with other holders of Certificates of the same series with respect to their rights under the related Pooling Agreement, the Trustee or other specified person will afford such Certificateholders access during normal business hours to the most recent list of Certificateholders of that series held by such person. If such list is as of a date more than 90 days prior to the date of receipt of such Certificateholders' request, then such person, if not the registrar for such series of Certificates, will be required to request from such registrar a current list and to afford such requesting Certificateholders access thereto promptly upon receipt.

THE TRUSTEE

   The Trustee under each Pooling Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company that serves as Trustee may have typical banking relationships with the Depositor and its affiliates and with any Master Servicer, Special Servicer or REMIC Administrator and its affiliates.

DUTIES OF THE TRUSTEE

   The Trustee for each series of Certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, such Certificates or any underlying Mortgage Asset or related document and will not be accountable for the use or application by or on behalf of any Master Servicer or Special Servicer of any funds paid to the Master Servicer or Special Servicer in respect of the Certificates or the underlying Mortgage Assets. If no Event of Default has occurred and is continuing, the Trustee for each series of Certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a Trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

   As and to the extent described in the related Prospectus Supplement, the fees and normal disbursements of any Trustee may be the expense of the related Master Servicer or other specified person or may be required to be borne by the related Trust Fund.

   Unless otherwise specified in the related Prospectus Supplement, the Trustee for each series of Certificates will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the Trustee in connection with the Trustee's acceptance or administration of its trusts under the related Pooling Agreement; provided, however, that such indemnification will not extend to any loss liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties.

   Unless otherwise specified in the related Prospectus Supplement, the Trustee for each series of Certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of this duties thereunder either directly or by or through agents or attorneys, and the Trustee will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

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RESIGNATION AND REMOVAL OF THE TRUSTEE

   The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee. The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling Agreement or if the Trustee becomes insolvent. Upon becoming aware of such circumstances, the Depositor will be obligated to appoint a successor Trustee. The Trustee may also be removed at any time by the holders of Certificates of the applicable series evidencing not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee. Notwithstanding anything herein to the contrary, if any entity is acting as both Trustee and REMIC Administrator, then any resignation or removal of such entity as the Trustee will also constitute the resignation or removal of such entity as REMIC Administrator, and the successor trustee will serve as successor to the REMIC Administrator as well.

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                        DESCRIPTION OF CREDIT SUPPORT

GENERAL

   Credit Support may be provided with respect to one or more classes of the Certificates of any series or with respect to the related Mortgage Assets. Credit Support may be in the form of a letter of credit, the subordination of one or more classes of Certificates, the use of a surety bond, an insurance policy or a guarantee, the establishment of one or more reserve funds, or any combination of the foregoing. If and to the extent so provided in the related Prospectus Supplement, any of the foregoing forms of Credit Support may provide credit enhancement for more than one series of Certificates.

   The Credit Support may not provide protection against all risks of loss and will not guarantee payment to Certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related Credit Support or that are of a type not covered by such Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers the Offered Certificates of more than one series and losses on the related Mortgage Assets exceed the amount of such Credit Support, it is possible that the holders of Offered Certificates of one (or more) such series will be disproportionately benefited by such Credit Support to the detriment of the holders of Offered Certificates of one (or more) other such series.

   If Credit Support is provided with respect to one or more classes of Certificates of a series, or with respect to the related Mortgage Assets, the related Prospectus Supplement will include a description of (i) the nature and amount of coverage under such Credit Support, (ii) any conditions to payment thereunder not otherwise described herein, (iii) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and
(iv) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor, if any, under any instrument of Credit Support. See "Risk Factors--Credit Support Limitations".

SUBORDINATE CERTIFICATES

   If so specified in the related Prospectus Supplement, one or more classes of Certificates of a series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which such subordination will be available.

   If the Mortgage Assets in any Trust Fund are divided into separate groups, each supporting a separate class or classes of Certificates of the related series, Credit Support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

   If so provided in the Prospectus Supplement for a series of Certificates, Mortgage Loans included in the related Trust Fund will be covered for certain default risks by insurance policies or guarantees. The related Prospectus Supplement will describe the nature of such default risks and the extent of such coverage.

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LETTER OF CREDIT

   If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or other financial institution specified in such Prospectus Supplement (the "Letter of Credit Bank"). Under a letter of credit, the Letter of Credit Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of some or all of the related Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the Letter of Credit Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund.

CERTIFICATE INSURANCE AND SURETY BONDS

   If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. The related Prospectus Supplement will describe any limitations on the draws that may be made under any such instrument.

RESERVE FUNDS

   If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts specified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, the reserve fund for a series may also be funded over time by a specified amount of certain collections received on the related Mortgage Assets.

   Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement.

   If so specified in the related Prospectus Supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

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CREDIT SUPPORT WITH RESPECT TO MBS

   If so provided in the Prospectus Supplement for a series of Certificates, any MBS included in the related Trust Fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify, as to each such form of Credit Support, the information indicated above with respect thereto, to the extent such information is material and available.

INTEREST RATE EXCHANGE, CAP AND FLOOR AGREEMENTS

   If so specified in the Prospectus Supplement for a series of Certificates, the related Trust Fund may include interest rate exchange agreements or interest rate cap or floor agreements. These types of agreements may be used to limit the exposure of the Trust Fund or investors in the Certificates to fluctuations in interest rates and to situations where interest rates become higher or lower than specified thresholds. Generally, an interest rate exchange agreement is a contract between two parties to pay and receive, with a set frequency, interest payments determined by applying the differential between two interest rates to an agreed-upon notional principal. Generally, an interest rate cap agreement is a contract pursuant to which one party agrees to reimburse another party for a floating rate interest payment obligation, to the extent that the rate payable at any time exceeds a specified cap. Generally, an interest rate floor agreement is a contract pursuant to which one party agrees to reimburse another party in the event that amounts owing to the latter party under a floating rate interest payment obligation are payable at a rate which is less than a specified floor. The specific provisions of these types of agreements will be described in the related Prospectus Supplement.

                   CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

   The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the Mortgage Loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those jurisdictions. See "Description of the Trust Funds--Mortgage Loans". If a significant percentage of Mortgage Loans (or mortgage loans underlying
MBS), by balance, are secured by properties in a particular jurisdiction, relevant local laws, to the extent they vary materially from this discussion, will be discussed in the Prospectus Supplement. For purposes of the following discussion, "Mortgage Loan" includes a mortgage loan underlying an MBS.

GENERAL

   Each Mortgage Loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

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TYPES OF MORTGAGE INSTRUMENTS

   There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

   Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

   In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code ("UCC"); in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, Mortgage Loans secured by hotels or motels may be included in a Trust Fund even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates (in light of certain revisions to the Bankruptcy Code which are effective for all bankruptcy cases commenced on or after October 22, 1994) constitute "cash collateral" and therefore cannot be used by the bankruptcy debtor without a hearing or lender's consent and unless the lender's interest in the room rates is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief). See "--Bankruptcy Laws".

PERSONALTY

   In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges

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personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, Mortgage Loans secured in part by personal property may be included in a Trust Fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

   General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

   Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

   A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

   Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

   Equitable and Other Limitations on Enforceability of Certain
Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

   In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

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   Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

   Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the Mortgage Loan documents. (The Mortgage Loans, however, may be nonrecourse. See "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Limited Recourse Nature of the Mortgage Loans".) Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

   The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

   Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the

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property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

   The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

   Anti-Deficiency Legislation. Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure the Mortgage Loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

   Leasehold Considerations. Mortgage Loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease. Certain Mortgage Loans, however, may be secured by ground leases which do not contain these provisions.

   Cooperative Shares. Mortgage Loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate

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of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

   Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

   Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

   Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

   Federal bankruptcy law may also have the effect of interfering with or affecting the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. Recent amendments to the Bankruptcy code, however, may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of "cash collateral" as noted previously in the section entitled "--Leases and Rents", the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of

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certain states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

   If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy case relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (i) assume the lease and retain it or assign it to a third party or (ii) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved by the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

ENVIRONMENTAL CONSIDERATIONS

   General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

   Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien".

   CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator", however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest". This is the so called "secured creditor exemption".

   The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "Act") amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property

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of the borrower. The Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

   Certain Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

   In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

   Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

   Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. Such costs may jeopardize the borrower's ability to meet its loan obligations.

   Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the Trust Fund and occasion a loss to the Certificateholders.

   To reduce the likelihood of such a loss, unless otherwise specified in the related Prospectus Supplement, the Pooling Agreement will provide that neither the Master Servicer nor the Special Servicer, acting on behalf of the Trustee, may acquire title to a Mortgaged Property or take over its operation unless the Special Servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans".

   If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

   In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

   Environmental Site Assessments. In most cases, an environmental site assessment of each Mortgaged Property will have been performed in connection with the origination of the related

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Mortgage Loan or at some time prior to the issuance of the related
Certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

   Certain of the Mortgage Loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act") generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. Accordingly, a Master Servicer may nevertheless have the right to accelerate the maturity of a Mortgage Loan that contains a "due-on-sale" provision upon transfer of an interest in the property, without regard to the Master Servicer's ability to demonstrate that a sale threatens its legitimate security interest.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

   If so provided in the related Prospectus Supplement, Mortgage Assets for a series of Certificates may include Mortgage Loans secured by junior liens, and the loans secured by the related Senior Liens may not be included in the Mortgage Pool. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Senior Liens to satisfy fully both the Senior Liens and the Mortgage Loan. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of the Senior Liens will be satisfied in full out of proceeds of the liquidation of the related Mortgage Property, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the Certificates of the related series bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions or the Mortgage Loan may be nonrecourse.

SUBORDINATE FINANCING

   The terms of certain of the Mortgage Loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may

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lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

   Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

   Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

   No Mortgage Loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such Mortgage Loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

CERTAIN LAWS AND REGULATIONS

   The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related Mortgage Loan.

AMERICANS WITH DISABILITIES ACT

   Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a

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commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

   Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a Master Servicer or Special Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer or Special Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

   Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

   A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

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                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

   The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of Treasury (the "Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Certificates.

   For purposes of this discussion, (i) references to the Mortgage Loans include references to the mortgage loans underlying MBS included in the Mortgage Assets and (ii) where the applicable Prospectus Supplement provides for a fixed retained yield with respect to the Mortgage Loans underlying a series of Certificates, references to the Mortgage Loans will be deemed to refer to that portion of the Mortgage Loans held by the Trust Fund which does not include the Retained Interest. References to a "holder" or "Certificateholder" in this discussion generally mean the beneficial owner of a Certificate.

            FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

 General

   With respect to a particular series of Certificates, an election may be made to treat the Trust Fund or one or more segregated pools of assets therein as one or more REMICs within the meaning of Code Section 860D. A Trust Fund or a portion thereof as to which a REMIC election will be made will be referred to as a "REMIC Pool". For purposes of this discussion, Certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more Classes of "Regular Certificates" and one Class of "Residual Certificates" in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft, counsel to the Depositor, has advised the Depositor that in the firm's opinion, assuming (i) the making of such an election, (ii) compliance with the Pooling Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC. In such case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The Prospectus Supplement for each series of Certificates will indicate whether one or more REMIC elections with respect to the related Trust Fund will be made, in which event references to "REMIC" or "REMIC Pool" herein shall be deemed to refer to each such REMIC Pool. If so specified in the applicable Prospectus Supplement, the portion of a Trust Fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See "--Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made".

 Status of REMIC Certificates

   REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will

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not qualify for such treatment. REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(A), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code
Section 856(c)(5)(A), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of REMIC Certificates qualify for such treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. In addition, if the assets of the REMIC include Buy-Down Mortgage Loans, it is possible that the percentage of such assets constituting "loans . . . secured by an interest in real property which is . . . residential real property" for purposes of Code Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related Buy-Down Funds. REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(4)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1). The Small Business Job Protection Act of 1996 (the "SBJPA of 1996") repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former Code Section 593(d) for taxable years beginning after December 31, 1995. The requirement in the SBJPA of 1996 that such institutions must "recapture" a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under Code Section 7701(a)(19)(C)(v), but only if such loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the Mortgage Loans of any Series meeting this requirement, and no representation is made in this regard.

 Qualification as a REMIC

   In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments". The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each Series will contain a provision designed to meet this requirement. See "Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations".

   A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the Mortgage Loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general, (i) the fair

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market value of the real property security (including buildings and structural components thereof) is at least 80% of the principal balance of the related Mortgage Loan or mortgage loan underlying the Mortgage Certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security) or (ii) substantially all the proceeds of the Mortgage Loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the Mortgage Loan or underlying mortgage loan. If the Mortgage Loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (i) of the preceding sentence as of the date of the last such modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period thereafter or (ii) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery). A Mortgage Loan that is "defective" as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period.

   Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the Mortgage Loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the Internal Revenue Service (the "Service").

   In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that series will constitute a single class of residual interests on which distributions are made pro rata.

   If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986 Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

 General

   In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto. Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by such Regular Certificateholders.

 Original Issue Discount

   Accrual Certificates and principal-only Certificates will be, and other Classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any Class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations issued on February 2, 1994, as amended on June 14, 1996 (the "OID Regulations") under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent such issues are not addressed in such regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

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
   Each Regular Certificate (except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot ("Random Lot Certificates")) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price". The issue price of a Class of Regular Certificates offered pursuant to this Prospectus generally is the first price at which a substantial amount of Regular Certificates of that Class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that Class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if such interest distributions constitute "qualified stated interest". Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any Class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable Prospectus Supplement, because the underlying Mortgage Loans provide for remedies in the event of default, the Depositor intends to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon. Likewise, the Depositor intends to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

   Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "Election to Treat All Interest Under the Constant Yield Method".

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
   A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. The Depositor will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on
(i) the yield to maturity of the Regular Certificate at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

   Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the Mortgage Loans with respect to a Series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain Classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Certificates.

   In the case of a Random Lot Certificate, the Depositor intends to determine the yield to maturity of such Certificate based upon the anticipated payment characteristics of the Class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire Class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate (or portion of such unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to such Certificate (or to such portion) will accrue at the time of such distribution, and (b) the accrual of original issue discount allocable to each remaining Certificate of such Class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on such Class and the adjusted issue price of such Class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The Depositor believes that the foregoing treatment is consistent

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with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the Class as a whole. Investors are advised to consult their tax advisors as to this treatment.

 Acquisition Premium

   A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading "Election to Treat All Interest Under the Constant Yield Method".

 Variable Rate Regular Certificates

   Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates", (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate", or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate". A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where such rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. Such rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or
(ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A Class of Regular Certificates may be issued under this Prospectus that does not have a variable rate under the OID Regulations, for example, a Class that bears different rates at different times during the period it is outstanding such that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that such a Class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

   Under the REMIC Regulations, a Regular Certificate (i) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of such a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the Mortgage Loans, including such a rate that is subject to one or more caps or floors, or (ii) bearing one or more such variable rates for one or more periods or one or more

                               77
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fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable Prospectus Supplement, the Depositor intends to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

   The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "Original Issue Discount" with the yield to maturity and future payments on such Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class. Unless otherwise specified in the applicable Prospectus Supplement, the Depositor intends to treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

   Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, the Depositor intends to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on Mortgage Loans or Mortgage Certificates having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on such Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate Mortgage Loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate Mortgage Loans. In the case of adjustable rate Mortgage Loans, the applicable index used to compute interest on the Mortgage Loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual Pass-Through Rate on the Regular Certificates.

 Deferred Interest

   Under the OID Regulations, all interest on a Regular Certificate as to which there may be Deferred Interest is includible in the stated redemption price at maturity thereof. Accordingly, any Deferred Interest that accrues with respect to a Class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such Deferred Interest are made.

 Market Discount

   A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (i) is exceeded by the then-current principal amount of the Regular Certificate or (ii) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of such Regular Certificate at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate or
(ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining

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interest as of the end of such period, or in the case of a Regular
Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which such election may be deemed to be made.

   Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

 Premium

   A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a "capital asset" within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under "Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

 Election to Treat All Interest Under the Constant Yield Method

   A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) "interest" includes stated interest, original issue

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discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Service. Investors should consult their own tax advisors regarding the advisability of making such an election.

 Sale or Exchange of Regular Certificates

   If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

   Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the long-term capital gain holding period (currently more than one year). Such gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of such transaction, (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to the Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code
Section 582(c). Capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate (28%) than ordinary income of such taxpayers (39.6%) for property held for more than one year but not more than 18 months, and a still lower maximum rate (20%) for property held for more than 18 months. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

 Treatment of Losses

   Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in

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distributions attributable to defaults or delinquencies on the Mortgage Loans allocable to a particular class of Regular Certificates, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained during the taxable year on account of any such Regular Certificates becoming wholly or partially worthless, and that, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of such Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at such time as the principal balance of any class or subclass of such Regular Certificates is reduced to reflect losses resulting from any liquidated Mortgage Loans. The Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all Mortgage Loans remaining in the Trust Fund have been liquidated or such class of Regular Certificates has been otherwise retired. The Service could also assert that losses on the Regular Certificates are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the Class. Holders of Regular Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

TAXATION OF RESIDUAL CERTIFICATES

 Taxation of REMIC Income

   Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

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The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC Pool and realized losses on the Mortgage Loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Certificates of any class of the related series outstanding.

   The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the Mortgage Loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (ii) the discount on the Mortgage Loans which is includible in income may exceed the deduction allowed upon such distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate Mortgage Loans, interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "Limitations on Offset or Exemption of REMIC Income". The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a series of Certificates, may have a significant adverse effect upon the Residual Certificateholder's after-tax rate of return. In addition, a Residual Certificateholder's taxable income during certain periods may exceed the income reflected by such Residual Certificateholder for such periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Certificates.

 Basis and Losses

   The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder

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and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom such loss was disallowed and may be used by such Residual Certificateholder only to offset any income generated by the same REMIC Pool.

   A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. Such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described above under "Taxation of REMIC Income", the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

   A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the Service may provide future guidance on the proper tax treatment of payments made by a transferor of such a residual interest to induce the transferee to acquire the interest, and Residual Certificateholders should consult their own tax advisors in this regard.

   Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the Mortgage Loans, the Residual Certificateholder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See "Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of Mortgage Loans to the REMIC Pool and "Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

 Treatment of Certain Items of REMIC Income and Expense

   Although the Depositor intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method that it will use for reporting income with respect to the Mortgage Loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certificateholders or differences in capital gain versus ordinary income.

   Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Certificates as described above under "Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates", without regard to the de minimis rule described therein, and "--Premium".

   Deferred Interest. Any Deferred Interest that accrues with respect to any adjustable rate Mortgage Loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the Deferred Interest that accrues with respect to Regular Certificates as described above under "Taxation of Regular Certificates--Deferred Interest".

   Market Discount. The REMIC Pool will have market discount income in respect of Mortgage Loans if, in general, the basis of the REMIC Pool allocable to such Mortgage Loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in such Mortgage Loans is generally the fair market value of the Mortgage Loans immediately after the transfer thereof to the REMIC Pool.

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The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value thereof at the Closing Date, in the case of a retained Class). In respect of Mortgage Loans that have market discount to which Code
Section 1276 applies, the accrued portion of such market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under "Taxation of Regular Certificates--Market Discount".

   Premium. Generally, if the basis of the REMIC Pool in the Mortgage Loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such Mortgage Loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool's basis in Mortgage Loans is the fair market value of the Mortgage Loans, based on the aggregate of the issue prices (or the fair market value of retained Classes) of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "Taxation of Regular Certificates--Premium", a REMIC Pool that holds a Mortgage Loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the Mortgage Loans are individuals, Code
Section 171 will not be available for premium on Mortgage Loans (including underlying mortgage loans) originated on or prior to September 27, 1985. Premium with respect to such Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the Service may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

 Limitations on Offset or Exemption of REMIC Income

   A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certificateholder will be subject to special treatment. That portion, referred to as the "excess inclusion", is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of (i) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of such Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certificates diminishes.

   The portion of a Residual Certificateholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Certificateholder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Certificateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certificateholder's excess inclusions will be treated as unrelated business taxable income of such Residual Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under "Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors"), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "Taxation of Certain Foreign Investors--Residual Certificates" below. Finally, if a real estate

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investment trust or a regulated investment company owns a Residual
Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons. The SBJPA of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to Residual Certificates continuously held by thrift institutions since November 1, 1995.

   In addition, the SBJPA of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Certificateholder. First, alternative minimum taxable income for a Residual Certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1996, unless a Residual Certificateholder elects to have such rules apply only to taxable years beginning after August 20, 1996.

 Tax-Related Restrictions on Transfer of Residual Certificates

   Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of
(i) the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

   In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder's taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

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   For taxable years beginning on or after January 1, 1998, if an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

   For these purposes, (i) "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section
521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511,
(ii) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity, and (iii) an "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

   The Pooling Agreement with respect to a series of Certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (i) the proposed transferee provides to the transferor and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing such Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof), and (ii) the transferor provides a statement in writing to the Depositor and the Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Service and to the requesting party within 60 days of the request, and the Depositor or the Trustee may charge a fee for computing and providing such information.

   Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined below under "Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "Disqualified Organizations". The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due. The Pooling Agreement with respect to each series of Certificates will require the transferee of a Residual Certificate to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "Disqualified Organizations". The transferor must have no actual knowledge or reason to know that such statements are false.

   Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer,
(i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

   The Prospectus Supplement relating to a series of Certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States fiduciaries have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

 Sale or Exchange of a Residual Certificate

   Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "Taxation of Residual Certificates--Basis and Losses") of such Residual Certificateholder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certificateholder's Residual Certificate, in which case,

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if the Residual Certificateholder has an adjusted basis in such Residual
Certificateholder's Residual Certificate remaining when its interest in the REMIC Pool terminates, and if such Residual Certificateholder holds such Residual Certificate as a capital asset under Code Section 1221, then such Residual Certificateholder will recognize a capital loss at that time in the amount of such remaining adjusted basis.

   Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code
Section 582(c).

   The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

 Mark to Market Regulations

   The Service has issued regulations (the "Mark to Market Regulations") under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market. The Mark to Market Regulations apply to all Residual Certificates acquired on or after January 4, 1995.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

 Prohibited Transactions

   Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Certificates is

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outstanding). The REMIC Regulations indicate that the modification of a
Mortgage Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan.

 Contributions to the REMIC Pool After the Startup Day

   In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Certificateholder, (iii) in the nature of a guarantee,
(iv) made to facilitate a qualified liquidation or clean-up call and (v) as otherwise permitted in Treasury regulations yet to be issued.

 Net Income from Foreclosure Property

   The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period ending with the third calendar year following the year of acquisition of such property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

   It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable Prospectus Supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a Mortgage Loan. In addition, unless otherwise disclosed in the applicable Prospectus Supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

LIQUIDATION OF THE REMIC POOL

   If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

ADMINISTRATIVE MATTERS

   The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as "tax matters person", as defined in

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applicable Treasury regulations, with respect to the REMIC Pool. Each
Residual Certificateholder will be deemed, by acceptance of such Residual Certificates, to have agreed (i) to the appointment of the tax matters person as provided in the preceding sentence and (ii) to the irrevocable designation of the Master Servicer as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

   An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (subject to adjustments for inflation) or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where such Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, such allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single Class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable Prospectus Supplement, all such expenses will be allocable to the Residual Certificates.

TAXATION OF CERTAIN FOREIGN INVESTORS

 Regular Certificates

   Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (ii) provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. If such statement, or any other required statement, is not provided, 30% withholding will apply unless

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reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person" means any person who is not a U.S. Person.

   The IRS recently issued final regulations (the "New Regulations") which would provide alternative methods of satisfying the beneficial ownership certification requirement described above. The New Regulations are effective January 1, 1999, although valid withholding certificates that are held on December 31, 1998, remain valid until the earlier of December 31, 1999 or the due date of expiration of the certificate under the rules as currently in effect. The New Regulations would require, in the case of Regular Certificates held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in the New Regulations.

 Residual Certificates

   The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as "portfolio interest", subject to the conditions described in "Regular Certificates" above, but only to the extent that (i) the Mortgage Loans (including mortgage loans underlying MBS) were issued after July 18, 1984 and (ii) the Trust Fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion". See "Taxation of Residual Certificates--Limitations on Offset or Exemption of REMIC Income". If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential". Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

BACKUP WITHHOLDING

   Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 31% on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular

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Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Regular Certificate, or such Certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the Service or allowed as a credit against the Regular Certificateholder's federal income tax liability. The New Regulations change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

REPORTING REQUIREMENTS

   Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Service Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request such information from the nominee.

   The Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

   Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the Service concerning Code Section 67 expenses (see "Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "Status of REMIC Certificates".

             FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS
                      TO WHICH NO REMIC ELECTION IS MADE

STANDARD CERTIFICATES

 General

   In the event that no election is made to treat a Trust Fund (or a segregated pool of assets therein) with respect to a series of Certificates that are not designated as "Stripped Certificates", as described below, as a REMIC (Certificates of such a series hereinafter referred to as "Standard Certificates"), the Trust Fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the Mortgage Loans underlying the Standard Certificates, the holder of each such Standard Certificate (a "Standard Certificateholder") in such series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata

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undivided interest in each of the Mortgage Loans, subject to the discussion below under "Recharacterization of Servicing Fees". Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans represented by its Standard Certificate, including interest at the coupon rate on such Mortgage Loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the Master Servicer, in accordance with such Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the Trust Fund in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that Trust Fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all such administrative and other expenses of the Trust Fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (subject to adjustments for inflation), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. As a result, such investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard Certificates with respect to interest at the pass-through rate on such Standard Certificates. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the Mortgage Loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "Stripped Certificates" and "Recharacterization of Servicing Fees", respectively.

 Tax Status

   Standard Certificates will have the following status for federal income tax purposes:

   1. A Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Loans represented by that Standard Certificate is of the type described in such section of the Code.

   2. A Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code
Section 856(c)(5)(A) to the extent that the assets of the related Trust Fund consist of qualified assets, and interest income on such assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section 856(c)(3)(B).

   3. A Standard Certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust Fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

 Premium and Discount

   Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

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   Premium. The treatment of premium incurred upon the purchase of a Standard
Certificate will be determined generally as described above under "Certain Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Treatment of Certain Items of REMIC Income and
Expense--Premium".

   Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the Mortgage Loans.

   Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Loans (i.e., points) will be includible by such holder.

   Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Loans will be determined and will be reported as ordinary income generally in the manner described above under "Certain Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount", except that the ratable accrual methods described therein will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the Mortgage Loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual.

 Recharacterization of Servicing Fees

   If the servicing fee paid to the Master Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to Certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Loans would be increased. Service guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the Mortgage Loans to be treated under the "stripped bond" rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

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   Accordingly, if the Service's approach is upheld, a servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such Mortgage Loans as "stripped coupons" and "stripped bonds". Subject to the de minimis rule discussed below under "--Stripped Certificates", each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to the holder thereof. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the Mortgage Loans the ownership of which is attributed to the Master Servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

 Sale or Exchange of Standard Certificates

   Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any Mortgage Loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (i) if a Standard Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate (28%) than ordinary income of such taxpayers (39.6%) for property held for more than one year but not more than 18 months, and a still lower maximum rate (20%) for property held for more than 18 months. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

STRIPPED CERTIFICATES

 General

   Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal

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payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, Certificates that are subject to those rules will be referred to as "Stripped Certificates". Stripped Certificates include "Stripped Interest Certificates" and "Stripped Principal Certificates" (as defined in this Prospectus) as to which no REMIC election is made.

   The Certificates will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the Mortgage Loans, (ii) the Master Servicer is treated as having an ownership interest in the Mortgage Loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Loans (see "Standard Certificates--Recharacterization of Servicing Fees" above) and
(iii) Certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the Mortgage Loans.

   In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Certificate's allocable share of the servicing fees paid to the Master Servicer, to the extent that such fees represent reasonable compensation for services rendered. See discussion above under "Standard Certificates--Recharacterization of Servicing Fees". Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "Standard Certificates--General", subject to the limitation described therein.

   Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certificates are issued with respect to a Mortgage Pool containing variable-rate Mortgage Loans, the Depositor has been advised by counsel that (i) the Trust Fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below under "Taxation of Stripped Certificates--Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Pooling Agreement requires that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

   Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of such a Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further, these final regulations provide that the purchaser of such a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Certificate was treated

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as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Loans. Any such market discount would be reportable as described under "Certain Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.

 Status of Stripped Certificates

   No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the Mortgage Loans. Although the issue is not free from doubt, counsel has advised the Depositor that Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(A), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the Mortgage Loans and interest on such Mortgage Loans qualify for such treatment.

 Taxation of Stripped Certificates

   Original Issue Discount. Except as described above under "General", each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described above under "Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates". However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described above under "General", the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to such Stripped Certificateholder, presumably under the Prepayment Assumption.

   If the Mortgage Loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by such Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Certificate to recognize an ordinary loss equal to such portion of unrecoverable basis.

   As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the Mortgage Loans are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the

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Stripped Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

   Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in such Stripped Certificate, as described above under "Certain Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Sale or Exchange of Regular Certificates". To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

   Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

   Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to principal on each Mortgage Loan and a second installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to interest on each Mortgage Loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan or (iii) a separate installment obligation for each Mortgage Loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each Mortgage Loan to the extent that such Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each such Mortgage Loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

   Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

   The Trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during such year, such information (prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable such Certificateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on Certificates held by

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persons other than Certificateholders exempted from the reporting requirements. The amounts required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable Prospectus Supplement, such reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The Trustee will also file such original issue discount information with the Service. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described above under "Certain Federal Income Tax Consequences for REMIC Certificates--Backup Withholding".

TAXATION OF CERTAIN FOREIGN INVESTORS

   To the extent that a Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on original issue discount recognized by the Standard Certificateholder or Stripped Certificateholders on the sale or exchange of such a Certificate also will be subject to federal income tax at the same rate.

   Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under "Certain Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign Investors--Regular Certificates".

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                       STATE AND OTHER TAX CONSEQUENCES

   In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

                         CERTAIN ERISA CONSIDERATIONS

GENERAL

   Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), impose certain fiduciary requirements and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA Plans") and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general and separate accounts in which such ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code and on Individual Retirement Accounts described in Section 408 of the Code (collectively, "Tax Favored Plans").

   Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

   ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons ("parties in interest" within the meaning of ERISA and "disqualified persons" within the meaning of the Code; collectively, "Parties in Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available with respect to any such transaction. Pursuant to Section 4975 of the Code, certain Parties in Interest to a prohibited transaction may be subject to a nondeductible 15% per annum excise tax on the amount involved in such transaction, which excise tax increases to 100% if the Party in Interest involved in the transaction does not correct such transaction during the taxable period. In addition, such Party in Interest may be subject to a penalty imposed pursuant to
Section 502(i) of ERISA. The United States Department of Labor ("DOL") and participants, beneficiaries and fiduciaries of ERISA Plans may generally enforce violations of ERISA, including the prohibited transaction provisions. If the prohibited transaction amounts to a breach of fiduciary responsibility under ERISA, a 20% civil penalty may be imposed on the fiduciary or other person participating in the breach.

PLAN ASSET REGULATIONS

   Certain transactions involving the Trust Fund, including a Plan's investment in Offered Certificates, might be deemed to constitute prohibited transactions under ERISA and the Code if the underlying Mortgage Assets and other assets included in a related Trust Fund are deemed to be assets of such Plan. Section 2510.3-101 of the DOL regulations (the "Plan Asset Regulations") defines the term "Plan Assets" for purposes of applying the general fiduciary responsibility

                               100
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provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the Plan Asset Regulations, generally, when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Plans and certain employee benefit plans not subject to ERISA) is not "significant", both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. Equity participation in a Trust Fund will be significant on any date if immediately after the most recent acquisition of any Certificate, 25% or more of any class of Certificates is held by benefit plan investors.

   The prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may apply to a Trust Fund and cause the Depositor, the Master Servicer, any Special Servicer, any Sub-Servicer, any Manager, the Trustee, the obligor under any credit enhancement mechanism or certain affiliates thereof to be considered or become Parties in Interest with respect to an investing Plan (or of a Plan holding an interest in an investing entity). If so, the acquisition or holding of Certificates by or on behalf of the investing Plan could also give rise to a prohibited transaction under ERISA and the Code, unless some statutory or administrative exemption is available. Certificates acquired by a Plan may be assets of that Plan. Under the Plan Asset Regulations, the Trust Fund, including the Mortgage Asset Loans and the other assets held in the Trust Fund, may also be deemed to be Plan Assets of each Plan that acquires Certificates. Special caution should be exercised before Plan Assets are used to acquire a Certificate in such circumstances, especially if, with respect to such assets, the Depositor, the Master Servicer, any Special Servicer, any Sub-Servicer, any Manager, the Trustee, the obligor under any credit enhancement mechanism or an affiliate thereof either (i) has investment discretion with respect to the investment of Plan Assets; or (ii) has authority or responsibility to give (or regularly gives) investment advice with respect to Plan Assets for a fee pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan Assets.

   Any person who has discretionary authority or control respecting the management or disposition of Plan Assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Mortgage Assets and other assets included in a Trust Fund constitute Plan Assets, then any party exercising management or discretionary control regarding those assets, such as the Master Servicer, any Special Servicer, any Sub-Servicer, the Trustee, the obligor under any credit enhancement mechanism, or certain affiliates thereof may be deemed to be a Plan "fiduciary" and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the Mortgage Assets and other assets included in a Trust Fund constitute Plan Assets, the purchase of Certificates by a Plan, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA or the Code.

   The Plan Asset Regulations provide that where a Plan acquires a "guaranteed governmental mortgage pool certificate", the Plan's assets include such certificate but do not solely by reason of the Plan's holdings of such certificate include any of the mortgages underlying such certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" FHLMC Certificates, GNMA Certificates and FNMA Certificates, but do not include FAMC Certificates. Accordingly, even if such MBS (other than FAMC Certificates) included in a Trust Fund were deemed to be assets of Plan investors, the mortgages underlying such MBS (other than FAMC Certificates) would not be treated as assets of such Plans. Private label mortgage participations, mortgage pass-through certificates, FAMC Certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations. Potential Plan investors should consult their counsel and review the ERISA discussion in the related Prospectus Supplement before purchasing any such Certificates.

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PROHIBITED TRANSACTION EXEMPTIONS

   The DOL granted an individual exemption, DOL exemption application number E-0003 (the "Exemption"), to Deutsche Bank AG, New York Branch ("DBNY") and Deutsche Morgan Grenfell Inc. ("DMG") which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to
Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage pass-through certificates underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations," the term "Underwriter" shall include (a) DBNY and DMG, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with DBNY and DMG and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of Certificates.

   The Exemption sets forth six general conditions which must be satisfied for the Exemption to apply. First, the acquisition of Certificates by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Exemption only applies to Certificates evidencing rights and interests that are not subordinated to the rights and interests evidenced by other Certificates of the same trust. Third, the Certificates at the time of acquisition by a Plan or with Plan Assets must be rated in one of the three highest generic rating categories by Standard & Poor's Ratings Services, a division of McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc. (collectively, the "Exemption Rating Agencies"). Fourth, the Trustee cannot be an affiliate of any member of the "Restricted Group" which consists of any Underwriter, the Depositor, the Trustee, the Master Servicer, any Sub-Servicer and any obligor with respect to assets included in the Trust Fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust Fund as of the date of initial issuance of the Certificates. Fifth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the assets to the related Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer and any Sub-Servicer must represent not more than reasonable compensation for such person's services under the related Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the Exemption states that the investing Plan or Plan Asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

   The Exemption also requires that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) Certificates evidencing interests in such other investment pools must have been rated in one of the three highest categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of Certificates by or on behalf of a Plan or with Plan Assets; and (iii) Certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of Certificates by or on behalf of a Plan or with Plan Assets.

   A fiduciary of a Plan or any person investing Plan Assets intending to purchase a Certificate must make its own determination that the conditions set forth above will be satisfied with respect to such Certificate.

   If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A)

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through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Certificates by a Plan or with Plan Assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the Certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

   If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with (1) the direct or indirect sale, exchange or transfer of Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the Certificates is (a) a mortgagor with respect to 5% or less of the fair market value of the Trust Fund Assets or (b) an affiliate of such a person,
(2) the direct or indirect acquisition or disposition in the secondary market of Certificates by a Plan and (3) the holding of Certificates by a Plan or with Plan Assets.

   Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Trust Fund. The Depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Certificates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of
Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the Trust Fund, provided that the general conditions of the Exemption are satisfied.

   The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by
Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Certificates.

   Because the exemptive relief afforded by the Exemption (or any similar exemption that might be available) will not apply to the purchase, sale or holding of certain Certificates, such as Subordinate Certificates, Residual Certificates or any Certificates which are not rated in one of the three highest generic rating categories by the Exemption Rating Agencies, transfers of such Certificates to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person investing Plan Assets to effect such acquisition will not be registered by the Trustee unless the transferee provides the Depositor, the Trustee and the Master Servicer with an opinion of counsel satisfactory to the Depositor, the Trustee and the Master Servicer, which opinion will not be at the expense of the Depositor, the Trustee or the Master Servicer, that the purchase of such Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or
Section 4975 of the Code and will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Agreement.

   In lieu of such opinion of counsel, the transferee may provide a certification substantially to the effect that the purchase of Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or
Section 4975 of the Code, will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Agreement and the following conditions are satisfied: (i) the transferee is an insurance company and the source of funds used to purchase such Certificates is an "insurance company general account" (as such term is defined in PTCE 95-60); (ii) the conditions set forth in PTCE 95-60 Part I and III have been satisfied; and (iii) there is no Plan with respect to which the amount of such general account's reserves and liabilities for contracts held by or on behalf of such Plan and all other Plans maintained by the same employer (or any "affiliate" thereof, as defined in PTCE 95-60) or by the same employee organization exceed 10% of the total of all reserves and liabilities of such general account (as determined under PTCE 95-60) as of the date of the acquisition of such Certificates.

   The purchaser or any transferee of any interest in a Class B Certificate [or Class R Certificate] that is not a definitive certificate, by the act of purchasing such Certificate, shall be deemed to represent that it is not a Plan or directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan. The Class B Certificates [and Class R Certificates] will contain a legend describing such restrictions on transfer and the Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void.

   There can be no assurance that any DOL exemption will apply with respect to any particular Plan that acquires the Certificates or, even if all the conditions specified therein were satisfied, that any such exemption would apply to all transactions involving the Trust Fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the Certificates. Neither the Depositor, the Trustee, the Master Servicer nor any of their respective affiliates will make any representation to the effect that the Certificates satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the Certificates are an appropriate investment for Plans generally or any particular Plan.

   BEFORE PURCHASING A CERTIFICATE (OTHER THAN A SUBORDINATE CERTIFICATE, RESIDUAL CERTIFICATE OR ANY CERTIFICATE WHICH IS NOT RATED IN ONE OF THE THREE HIGHEST GENERIC RATING CATEGORIES BY THE EXEMPTION RATING AGENCIES), A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT (A) ALL THE SPECIFIC AND GENERAL CONDITIONS SET FORTH IN THE EXEMPTION OR ONE OF THE CLASS EXEMPTIONS WOULD BE SATISFIED AND (B) IN THE CASE OF A CERTIFICATE PURCHASED UNDER THE EXEMPTION, THE CERTIFICATE CONSTITUTES A "CERTIFICATE" FOR PURPOSES OF THE EXEMPTION. IN ADDITION, A PLAN FIDUCIARY SHOULD CONSIDER ITS GENERAL FIDUCIARY OBLIGATIONS UNDER ERISA IN DETERMINING WHETHER TO PURCHASE A CERTIFICATE ON BEHALF OF A PLAN.

TAX EXEMPT INVESTORS

   A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a "Tax Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Limitations on Offset or Exemption of REMIC Income".

                               LEGAL INVESTMENT

   If so specified in the related Prospectus Supplement, the Offered Certificates will constitute "mortgage related securities" for purposes of SMMEA. Generally, only classes of Offered Certificates that (i) are rated in one of the two highest rating categories by one or more Rating Agencies and
(ii) are part of a series evidencing interests in a Trust Fund consisting of loans secured by first liens on real property and originated by certain types of Originators specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. As "mortgage related securities," such classes will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, Offered Certificates satisfying the rating and qualified Originator requirements for "mortgage related securities," but evidencing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of Offered Certificates. Accordingly, the investors affected by any such state legislation, when and if enacted, will be authorized to invest in Offered Certificates qualifying as "mortgage related securities" only to the extent provided in such legislation.

   SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5), certain "Type IV securities," defined in 12 C.F.R.
Section 1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of Offered Certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. Federal credit unions should review National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. Section 703.140.

   All depository institutions considering an investment in the Offered Certificates should review the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992, as revised April 15, 1994 (the "Policy Statement") of the Federal Financial Institutions Examination Council (the "FFIEC"). The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the Office of Thrift Supervision, and by the NCUA (with certain modifications), prohibits depository institutions from investing in certain "high-risk mortgage securities" (including securities such as certain series or classes of the Offered Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions. On September 29, 1997, the FFIEC released for public comment a proposed "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1997 Statement"), which would replace the Policy Statement. As proposed, the 1997 Statement would delete the specific "high-risk mortgage securities" tests, and substitute general guidelines which depository institutions should follow in managing risks (including market, credit, liquidity, operational (transactional), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

   Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Offered Certificates, as certain series or classes may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

   The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any Offered Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

   Except as to the status of certain classes of Offered Certificates as "mortgage related securities," no representation is made as to the proper characterization of the Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

   Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Offered Certificates of any class constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                               USE OF PROCEEDS

   The net proceeds to be received from the sale of the Certificates of any series will be applied by the Depositor to the purchase of Trust Assets or will be used by the Depositor to cover expenses related thereto. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                            METHOD OF DISTRIBUTION

   The Certificates offered hereby and by the related Prospectus Supplements will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the Depositor from such sale.

   The Depositor intends that Offered Certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the Offered Certificates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

     1. By negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related Prospectus Supplement;

     2. By placements by the Depositor with institutional investors through dealers; and

     3. By direct placements by the Depositor with institutional investors.

   In addition, if specified in the related Prospectus Supplement, the Offered Certificates of a series may be offered in whole or in part to the seller of the related Mortgage Assets that would comprise the Trust Fund for such Certificates.

   If underwriters are used in a sale of any Offered Certificates (other than in connection with an underwriting on a best efforts basis), such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of Offered Certificates of a particular series will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

   In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of the Offered Certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Offered Certificates may be deemed to be underwriters in connection with such Certificates, and any discounts or commissions received by them from the Depositor and any profit on the resale of Offered Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

   It is anticipated that the underwriting agreement pertaining to the sale of the Offered Certificates of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Depositor will indemnify the several underwriters and the underwriters will indemnify the Depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect thereof.

   The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such series.

   The Depositor anticipates that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of Offered Certificates. Holders of Offered Certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

   As to any series of Certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any unrated class may be initially retained by the Depositor, and may be sold by the Depositor at any time to one or institutional investors.

   If and to the extent required by applicable law or regulation, this Prospectus will be used by the Underwriter in connection with offers and sales related to market-making transactions in the Offered Certificates with respect to which the Underwriter acts as principal. The Underwriter may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sales.

                                LEGAL MATTERS

   Unless otherwise specified in the related Prospectus Supplement, certain legal matters in connection with the Certificates of each series, including certain federal income tax consequences, will be passed upon for the Depositor by Cadwalader, Wickersham & Taft.

                            FINANCIAL INFORMATION

   A new Trust Fund will be formed with respect to each series of Certificates, and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

                                    RATING

   It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

   Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, Certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest Certificates might, in extreme cases fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of such certificates or the suitability of such certificates to the investor.

   A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                        INDEX OF PRINCIPAL DEFINITIONS

 1986 Act ............................ 74
Act .................................  66
ADA .................................  69
ARM Loans ...........................  21
Book-Entry Certificates .............  32
capital asset .......................  79
CERCLA ..............................  66
Certificate Account .................  25
Certificate Owner ...................  38
Code ................................  71
Commercial Properties ...............  18
Commission ..........................  3
Companion Class .....................  34
Condemnation Proceeds ...............  46
Controlled Amortization Class  ......  34
Cooperatives ........................  18
CPR .................................  28
Crime Control Act ...................  70
Cut-off Date ........................  34
DBNY ................................  102
Definitive Certificates .............  32
Depositor ...........................  1
Determination Date ..................  26, 32
Deutsche Bank Group .................  31
Disqualified Organization ...........  86
Disqualified Organizations ..........  87
Distribution Date Statement .........  36
DMARC Trust .........................  31
DMG .................................  102
DOL .................................  100
DTC .................................  4, 38
DTC Participants ....................  38
Due Dates ...........................  20
Equity Participation ................  21
ERISA ...............................  100
ERISA Plans .........................  100
Exchange Act ........................  4
Exemption ...........................  102
Exemption Rating Agencies ...........  102
FAMC ................................  24
FHLMC ...............................  24
Financial Intermediary ..............  38
FNMA ................................  24
Foreign Investors ...................  86
Garn Act ............................  68
GNMA ................................  24
Insurance Proceeds ..................  46
IRS .................................  49
Letter of Credit Bank ...............  59
Lock-out Date .......................  21
Lock-out Period .....................  21
Mark to Market Regulations ..........  88
Market Discount .....................  78, 79
MBS .................................  1, 17
MBS Agreement .......................  24
MBS Issuer ..........................  24
MBS Servicer ........................  24
MBS Trustee .........................  24
Mortgage Asset Pool .................  1
Mortgage Asset Seller ...............  17
Mortgage Assets .....................  1, 17
Mortgage Loans ......................  1, 17
Mortgage Notes ......................  18
Mortgaged Property ..................  18
Mortgages ...........................  18
Multifamily Properties ..............  18
Multifamily Property ................  2
Net Leases ..........................  20
Nonrecoverable Advance ..............  35
Non-U.S. Person .....................  91
Offered Certificates ................  1
OID Regulations .....................  74
original issue discount .............  74
Original Issue Discount .............  78, 79
Originator ..........................  18
Parties in Interest .................  100
Pass-Through Entity .................  85, 86
Percentage Interest .................  33
Permitted Investments ...............  45
Plan Asset Regulations ..............  100
Prepayment Assumption ...............  75
Prepayment Interest Shortfall  ......  26
Prepayment Premium ..................  21
Prospectus Supplement ...............  1
Purchase Price ......................  41
Random Lot Certificates .............  75
Rating Agency .......................  8
Record Date .........................  32
Regular Certificateholder ...........  74
Regular Certificates ................  71, 91

                               109

Related Proceeds ....................  35
Relief Act ..........................  70
REMIC ...............................  2, 71
REMIC Administrator .................  3
REMIC Certificates ..................  71
REMIC Pool ..........................  71
REMIC Regulations ...................  71
REO Property ........................  43
Residual Certificateholders .........  81
Residual Certificates ...............  71
Retail Property .....................  2, 18
RICO ................................  70
Senior Liens ........................  18
Service .............................  73
SMMEA ...............................  8
SPA .................................  28
Standard Certificateholder ..........  92
Startup Day .........................  72
stripped bond .......................  94
stripped bonds ......................  95
Stripped Certificateholder ..........  97
                                       92, 93,
Stripped Certificates ...............  95, 96
stripped coupons ....................  95
Stripped Interest Certificates  .....  96
Stripped Principal Certificates  ....  96
Sub-Servicer ........................  45
Sub-Servicing Agreement .............  45
Tax Exempt Investor .................  104
Tax Favored Plans ...................  100
Title V .............................  69
Treasury ............................  71
Trust Assets ........................  3
Trust Fund ..........................  1
UBTI ................................  104
UCC .................................  61
U.S. Person .........................  87
Voting Rights .......................  37
Warranting Party ....................  42

   This diskette contains two spreadsheet files that can be put on a user-specified hard drive or network drive. These two files are "DMARC981.xls" and "DMARC981.wk4." The file "DMARC981.xls" is a Microsoft Excel(1), Version 5.0 spreadsheet, and the file "DMARC981.wk4" is a Lotus 123(1), Version 4.1 spreadsheet. Each file provides, in electronic format, certain loan level information shown in ANNEX A of the Prospectus Supplement.

   Open either file as you would normally open any spreadsheet in either Microsoft Excel or Lotus 123. After either file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the ANNEX A data, see the worksheet labeled "DMARC981."
------------
(1) Microsoft Excel and Lotus 123 are registered trademarks of Microsoft Corporation and Lotus Development Corporation, respectively.

   NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR OR BY THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SINCE THE DATE OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.

                              TABLE OF CONTENTS
                            PROSPECTUS SUPPLEMENT

                                                 PAGE
                                              ---------
Executive Summary ...........................     S-6
Summary of Prospectus Supplement ............    S-10
Risk Factors ................................    S-21
Description of the Mortgage Pool ............    S-33
Description of the Offered Certificates  ....    S-42
Prepayment and Yield Considerations  ........    S-60
The Pooling and Servicing Agreement..........    S-68
Certain Legal Aspects of the Mortgage Loans .    S-97
Use of Proceeds .............................    S-98
Certain Federal Income Tax Consequences .....    S-98
ERISA Considerations.........................   S-100
Legal Investment ............................   S-103
Method of Distribution ......................   S-103
Legal Matters ...............................   S-104
Rating ......................................   S-104
Index of Principal Terms ....................   S-106
Annex A -Certain Characteristics of the
 Mortgage Loans .............................     A-1
Annex B -Form of Trustee Reports ............     B-1
Annex C -Structural and Collateral Term
 Sheet.......................................     C-1
                  PROSPECTUS
Prospectus Supplement .......................     iii
Available Information .......................     iii
Incorporation of Certain Information by
 Reference ..................................      iv
Summary of Prospectus .......................       1
Risk Factors ................................       9
Description of the Trust Funds ..............      17
Yield and Maturity Considerations ...........      25
The Depositor ...............................      31
Deutsche Bank AG ............................      31
Description of the Certificates .............      31
Description of the Pooling Agreements  ......      40
Description of Credit Support ...............      58
Certain Legal Aspects of Mortgage Loans  ....      60
Certain Federal Income Tax Consequences .....      71
Federal Income Tax Consequences for
 Certificates as to which No Remic Elections
 is Made.....................................      92
State and Other Tax Consequences ............     100
Certain ERISA Considerations ................     100
Legal Investment ............................     104
Use of Proceeds .............................     106
Method of Distribution ......................     106
Legal Matters ...............................     108
Financial Information .......................     108
Rating ......................................     108
Index of Principal Definitions ..............     109

                                $1,580,388,000

                                (APPROXIMATE)

                             DEUTSCHE MORTGAGE &
                         ASSET RECEIVING CORPORATION

                             COMMERCIAL MORTGAGE
                                 PASS-THROUGH
                                CERTIFICATES,
                                SERIES 1998-C1

                            PROSPECTUS SUPPLEMENT

                           DEUTSCHE MORGAN GRENFELL
                          MORGAN STANLEY DEAN WITTER
                             LLAMA COMPANY, L.P.

                  and solely as members of the selling group

                     CONTIFINANCIAL SERVICES CORPORATION
                         SOUTHTRUST SECURITIES, INC.

                                MARCH 24, 1998